As filed with the Securities and Exchange Commission on July 10, 2017

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE GOLDMAN SACHS GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of

incorporation or organization)

13-4019460

(I.R.S. Employer Identification Number)

200 West Street

New York, NY 10282

(212) 902-1000

(Address, including zip code, and telephone number,

including area code, of Registrant’s principal executive offices)

GOLDMAN SACHS CAPITAL I

GOLDMAN SACHS CAPITAL II

GOLDMAN SACHS CAPITAL III

GOLDMAN SACHS CAPITAL VI

GOLDMAN SACHS CAPITAL VII

GS FINANCE CORP.

(Exact name of each Registrant as specified in its charter)

Delaware

(State or other jurisdiction of

incorporation or organization)

20-6109925, 20-6109972, 34-2036412

34-2036414, 82-6291478, 26-0785112

(I.R.S. Employer Identification Number)

c/o The Goldman Sachs Group, Inc.

200 West Street

New York, NY 10282

(212) 902-1000

(Address, including zip code, and telephone number,

including area code, of each Registrant’s principal executive offices)

Kenneth L. Josselyn

The Goldman Sachs Group, Inc.

200 West Street

New York, New York 10282

(212) 902-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David B. Harms Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004 (212) 558-4000	William R. Massey Sidley Austin LLP 787 Seventh Avenue New York, New York 10019 (212) 839-5300

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/ Proposed maximum offering price per unit/ Proposed maximum aggregate offering price	Amount of registration fee
Debt Securities of The Goldman Sachs Group, Inc.
Warrants of The Goldman Sachs Group, Inc.
Purchase Contracts of The Goldman Sachs Group, Inc.
Prepaid Purchase Contracts of The Goldman Sachs Group, Inc. issued under the Senior Debt Indenture dated as of July 16, 2008
Units of The Goldman Sachs Group, Inc.(4)
Preferred Stock of The Goldman Sachs Group, Inc.
Depositary Shares of The Goldman Sachs Group, Inc.(5)
Capital Securities of Goldman Sachs Capital VI and Goldman Sachs Capital VII (collectively, the “Issuer Trusts”)	(1)(2)	$4,229,515(1)(2)(3)
Debt Securities of GS Finance Corp.
Warrants of GS Finance Corp.
Units of GS Finance Corp.(6)
The Goldman Sachs Group, Inc. Guarantees with respect to Capital Securities or securities of other issuers(7)
The Goldman Sachs Group, Inc. Guarantees with respect to deposit obligations of Goldman Sachs Bank USA or its successor or any other banking subsidiary of The Goldman Sachs Group, Inc.(8)
The Goldman Sachs Group, Inc. Guarantees with respect to notes and deposit notes of Goldman Sachs Bank USA or its successor or any other banking subsidiary of The Goldman Sachs Group, Inc.(9)
Common Stock of The Goldman Sachs Group, Inc., par value $0.01 per share

(1)	An unspecified aggregate initial offering price or number of the securities of each identified class is being registered and may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.
(2)

This Registration Statement also includes an indeterminate amount of securities of the classes specified in the table above that may be reoffered and resold on an ongoing basis after their initial sale in market-making transactions by affiliates of the Registrants. These securities consist of an indeterminate amount of such securities that are initially being registered, and will initially be offered and sold, under this Registration Statement and an indeterminate amount of such securities that were initially registered, and were initially offered and sold, under registration statements previously filed by the Registrants. In addition, this Registration Statement includes the following securities that may be reoffered and resold on an ongoing basis in market-making transactions by affiliates of the Registrants that were initially sold on the identified registration statements: $1,269,631,000 6.345% Capital Securities of Goldman Sachs Capital I Securities fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. (initially offered and sold on Registration Statement No. 333-112367), 766,738 Floating Rate Normal Automatic Preferred Enhanced Capital Securities of Goldman Sachs Capital II (formerly known as Goldman Sachs Capital IV) fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. (initially offered and sold on Registration Statement No. 333-130074) and 161,494 Floating Rate Normal Automatic Preferred Enhanced Capital Securities of Goldman Sachs Capital III (formerly known as Goldman Sachs Capital V) fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. (initially offered and sold on Registration Statement No. 333-130074) and the guarantees related to the foregoing. All market-making reoffers and resales of securities described in this footnote that are made pursuant to a registration statement after the effectiveness of this Registration Statement are being made solely pursuant to this Registration Statement. Pursuant to Rule 457(q) under the Securities Act, no separate registration fee will be paid with respect to any of such securities that may be reoffered or resold after their initial sale in market-making transactions.
(3)	Pursuant to Rules 456(b) and 457(r) under the Securities Act, The Goldman Sachs Group, Inc. is deferring payment of the filing fees relating to the securities that are registered and available for sale under this Registration Statement, except for (i) $3,070,515 of filing fees previously paid with respect to $26,718,123,664 in aggregate initial offering price of securities that were registered on a previously filed registration statement (No. 333-198735) but not sold and are being carried forward to this Registration Statement as described in the Note below and (ii) $1,159,000 of filing fees that have been paid on the date of this Registration Statement pursuant to Rule 457(o) with respect to $10,000,000,000 in aggregate initial offering price of securities that are available for sale in future offerings. The filing fees specified above have been paid in advance of any future offerings of securities registered under this Registration Statement.
(4)	Each unit of The Goldman Sachs Group, Inc. will be issued under a unit agreement or indenture and will represent an interest in one or more debt securities, warrants, purchase contracts, shares of preferred stock, depositary shares or common stock of The Goldman Sachs Group, Inc., as well as debt or equity securities of third parties, in any combination, which may or may not be separable from one another.
(5)	Each depositary share of The Goldman Sachs Group, Inc. will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock of The Goldman Sachs Group, Inc. and will be evidenced by a depositary receipt.
(6)	Each unit of GS Finance Corp. will be issued under a unit agreement or indenture and will represent an interest in (i) one or more debt securities and warrants of GS Finance Corp. or (ii) any of the foregoing and debt or equity securities of The Goldman Sachs Group, Inc., which may or may not be separable from one another.
(7)	The Goldman Sachs Group, Inc. is also registering the guarantees and other obligations that it may have with respect to capital securities to be issued by any of the Issuer Trusts, or with respect to securities to be issued by GS Finance Corp. or similar securities that may be issued by similar entities formed in the future. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee will be paid in respect of any such guarantees or any other obligations.
(8)	The Goldman Sachs Group, Inc. is also registering guarantees and other obligations that it may have with respect to certain certificates of deposit to be issued at any time and from time to time by Goldman Sachs Bank USA, a New York State-chartered bank and a banking subsidiary of The Goldman Sachs Group, Inc. (“GS Bank”), or by any successor to GS Bank or by any other banking subsidiary of The Goldman Sachs Group, Inc., in each case whether now or hereafter formed. No separate registration fee will be paid in respect of any such guarantees or other obligations.
(9)	The Goldman Sachs Group, Inc. is also registering guarantees and other obligations that it may have with respect to notes and deposit notes to be issued at any time and from time to time by GS Bank, or by any successor to GS Bank or by any other banking subsidiary of The Goldman Sachs Group, Inc., in each case whether now or hereafter formed. No separate registration fee will be paid in respect of any such guarantee or other obligations.

Note:	Pursuant to Rule 415(a)(6) under the Securities Act, the Registrants are carrying forward to this Registration Statement $26,718,123,664 in aggregate initial offering price of securities that were previously registered on Registration Statement No. 333-198735 of the Registrants and filing fees of $3,070,515 that were previously paid in connection with those securities pursuant to Rule 457(o).

Explanatory Note

The seven prospectuses contained herein relate to the following:

•	with respect to the first prospectus, the initial offering of debt securities, warrants, purchase contracts, units, preferred stock and depositary shares (or securities convertible into common stock) of The Goldman Sachs Group, Inc. on a continuous or delayed basis, at unspecified aggregate initial public offering prices;

•	with respect to the second prospectus, the initial offering of debt securities, warrants and units of GS Finance Corp. (including guarantees thereof by The Goldman Sachs Group, Inc.) on a continuous or delayed basis, at unspecified aggregate initial public offering prices;

•	with respect to the third prospectus, the initial offering of guarantees by The Goldman Sachs Group, Inc. of certificates of deposit issued or to be issued at any time and from time to time in the past or in the future by Goldman Sachs Bank USA, or by any successor to Goldman Sachs Bank USA or by any other banking subsidiary of The Goldman Sachs Group, Inc., in each case whether now or hereafter formed, on a continuous or delayed basis, at unspecified aggregate initial public offering prices of the certificates of deposit covered by such guarantees;

•	with respect to the fourth prospectus, the initial offering of guarantees by The Goldman Sachs Group, Inc. of notes and deposit notes issued or to be issued at any time and from time to time in the past or in the future by Goldman Sachs Bank USA, or by any successor to Goldman Sachs Bank USA or by any other banking subsidiary of The Goldman Sachs Group, Inc., in each case whether now or hereafter formed, on a continuous or delayed basis, at unspecified aggregate initial public offering prices of the notes or deposit notes covered by such guarantees;

•	with respect to the fifth prospectus, the initial offering of capital securities of the Issuer Trusts (including guarantees with respect thereto by The Goldman Sachs Group, Inc.) on a continuous or delayed basis, at unspecified aggregate initial public offering prices;

•	with respect to the sixth prospectus, the reoffer and resale on an ongoing basis in market-making transactions by affiliates of the Registrants of 6.345% Capital Securities of Goldman Sachs Capital I Securities fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. (initially offered and sold on Registration Statement No. 333-112367) at prevailing market prices less such affiliate’s customary bid and ask spreads;

•	with respect to the seventh prospectus, the reoffer and resale on an ongoing basis in market-making transactions by affiliates of the Registrants of Floating Rate Normal Automatic Preferred Enhanced Capital Securities of Goldman Sachs Capital II (formerly known as Goldman Sachs Capital IV) fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. (initially offered and sold on Registration Statement No. 333-130074) and Floating Rate Normal Automatic Preferred Enhanced Capital Securities of Goldman Sachs Capital III (formerly known as Goldman Sachs Capital V) fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. (initially offered and sold on Registration Statement No. 333-130074) at prevailing market prices less such affiliate’s customary bid and ask spreads; and

•	with respect to the first five prospectuses, market-making transactions that may occur on a continuous or delayed basis in (1) the securities described above after they are initially offered and sold and (2) in securities of one or more of the same classes that were initially registered under registration statements previously filed by the Registrants and were initially offered and sold prior to the date of the first five prospectuses (but are now registered hereunder with respect to ongoing market-making transactions).

When the applicable prospectus is delivered to an investor or otherwise applies with respect to an initial offering described above, the investor will be informed of that fact in the confirmation of sale. If the investor is not so informed in the confirmation of sale, then the applicable prospectus is being delivered or otherwise applies with respect to a market-making transaction.

The Goldman Sachs Group, Inc. Debt Securities Warrants Purchase Contracts Units Preferred Stock Depositary Shares

The Goldman Sachs Group, Inc. from time to time may offer to sell debt securities, warrants, purchase contracts and preferred stock, either separately or represented by depositary shares, as well as units comprised of these securities or securities of third parties. The debt securities, warrants, purchase contracts and preferred stock may be convertible into or exercisable or exchangeable for common or preferred stock or other securities of The Goldman Sachs Group, Inc. or debt or equity securities of one or more other entities. The common stock of The Goldman Sachs Group, Inc. is listed on the New York Stock Exchange and trades under the ticker symbol “GS”.

The Goldman Sachs Group, Inc. may offer and sell these securities to or through one or more underwriters, dealers and agents, including the firm named below, or directly to purchasers, on a continuous or delayed basis.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in the applicable prospectus supplement to this prospectus.

These securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Goldman Sachs may use this prospectus in the initial sale of these securities. In addition, Goldman Sachs & Co. LLC or any other affiliate of Goldman Sachs may use this prospectus in a market-making transaction in any of these or similar securities after its initial sale. Unless Goldman Sachs or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Goldman Sachs & Co. LLC

Prospectus dated July 10, 2017.

AVAILABLE INFORMATION

The Goldman Sachs Group, Inc. is required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed.

We have filed a registration statement on Form S-3 with the SEC relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of The Goldman Sachs Group, Inc., please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the applicable contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.

The SEC’s rules allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to any of the SEC filings referenced in the list below. Any information referred to in this way in this prospectus or the applicable prospectus supplement is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

The Goldman Sachs Group, Inc. incorporates by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(1)	Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (File No. 001-14965);

(2)	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017 (File No. 001-14965);

(3)	Current Reports on Form 8-K, dated December 31, 2016 and filed on January 6, 2017, dated and filed on January 18, 2017, dated and filed on January 19, 2017, dated January 17, 2017 and filed on January 20, 2017, dated January 22, 2017 and filed on January 24, 2017, dated and filed on January 26, 2017, dated and filed on February 16, 2017, dated March 1, 2017 and filed on March 7, 2017, dated March 11, 2017 and filed on March 13, 2017, dated and filed on March 27, 2017, dated and filed on April 18, 2017, dated and filed on April 26, 2017, dated and filed on April 28, 2017, dated and filed on May 23, 2017, dated and filed on June 5, 2017 and dated and filed on June 28, 2017 (File No. 001-14965);

(4)	All documents filed by The Goldman Sachs Group, Inc. under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) on or after the date of this prospectus and before the termination of the offering of securities under this prospectus; and

(5)	Solely with regard to the securities covered by this prospectus that were initially offered and sold under previously filed registration statements of The Goldman Sachs Group, Inc. and that from time to time may be reoffered and resold in market-making transactions under this prospectus, the information in the prospectus supplements relating to those securities that were previously filed by The Goldman Sachs Group, Inc. in connection with their initial offer and sale (except to the extent that any such information has been modified or superseded by other information included or incorporated by reference in this prospectus).

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from Investor Relations, 200 West Street, New York, New York 10282, telephone (212) 902-0300.

When we refer to “Goldman Sachs” or the “Firm” in this prospectus, we mean The Goldman Sachs Group, Inc., together with its consolidated subsidiaries and affiliates. References to “The Goldman Sachs Group, Inc.”, “we”, “our” or “us” refer only to The Goldman Sachs Group, Inc. and not to its consolidated subsidiaries.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference into this prospectus as further described above under “Available Information”. This summary does not contain all the information that you should consider before investing in the securities being offered by this prospectus. You should carefully read the entire prospectus, the documents incorporated by reference into this prospectus, the applicable prospectus supplement, if applicable, and the prospectus supplement relating to the securities that you propose to buy, especially any description of investment risks that we may include in the applicable prospectus supplement.

The Goldman Sachs Group, Inc.

The Goldman Sachs Group, Inc. is a leading global investment banking, securities and investment management firm that provides a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and individuals. Founded in 1869, the Firm is headquartered in New York and maintains offices in all major financial centers around the world. The Firm’s principal executive offices are located at 200 West Street, New York, New York 10282, telephone (212) 902-1000. The Goldman Sachs Group, Inc. is a bank holding company and a financial holding company regulated by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”). The Firm’s U.S. depository institution subsidiary, Goldman Sachs Bank USA, is a New York State-chartered bank.

The Securities We Are Offering

We may offer any of the following securities from time to time:

•	debt securities;

•	warrants;

•	purchase contracts;

•	units, comprised of one or more debt securities, warrants, purchase contracts, shares of preferred stock and depositary shares described in this prospectus, as well as debt or equity securities of third parties, in any combination; and

•	preferred stock, either directly or represented by depositary shares.

When we use the term “security” or “securities” in this prospectus, we mean any of the securities we may offer with this prospectus, unless we say otherwise. This prospectus, including the following summary, describes the general terms that may apply to the securities; the specific terms of any particular securities that we may offer will be described in the applicable prospectus supplement to this prospectus and may differ from the general terms described herein.

Debt Securities

The debt securities may be senior or subordinated in right of payment. For any particular debt securities we offer, the applicable prospectus supplement will describe the title and series of the debt securities, the aggregate principal amount and the original issue price; the ranking, whether senior or subordinated; the stated maturity; the redemption terms, if any; the rate or manner of calculating the rate and the payment dates for interest, if any; the amount or manner of calculating the amount payable at maturity and whether that amount may be paid by delivering cash, securities or other property; the terms on which the debt securities may be convertible into or exercisable or exchangeable for common stock or other securities of The Goldman Sachs Group, Inc. or any other entity, if any;

and any other specific terms. We will issue the senior and subordinated debt securities under separate debt indentures (as described in “Description of Debt Securities We May Offer — The Senior Debt Indentures and the Subordinated Debt Indenture”), each between us and The Bank of New York Mellon, as trustee.

Warrants

We may offer two types of warrants:

•	warrants to purchase our debt securities; and

•	warrants to purchase or sell, or whose cash value is determined by reference to the performance, level or value of, one or more of the following:

•	securities of one or more issuers, including our common or preferred stock or other securities described in this prospectus or debt or equity securities of third parties;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance;

•	one or more indices; and/or

•	one or more baskets of the items described above.

For any particular warrants we offer, the applicable prospectus supplement will describe the underlying property; the expiration date; the exercise price or the manner of determining the exercise price; the amount and kind, or the manner of determining the amount and kind, of property to be delivered by you or us upon exercise; and any other specific terms. We may issue the warrants under the warrant indenture between us and The Bank of New York Mellon, as trustee, or under warrant agreements between us and one or more warrant agents.

Purchase Contracts

We may offer purchase contracts for the purchase or sale of, or whose cash value is determined by reference to the performance, level or value of, one or more of the following:

•	securities of one or more issuers, including our common or preferred stock or other securities described in this prospectus and debt or equity securities of third parties;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance;

•	one or more indices; and/or

•	one or more baskets of the items described above.

For any particular purchase contracts we offer, the applicable prospectus supplement will describe the underlying property; the settlement date; the purchase price or manner of determining the purchase price and whether it must be paid when the purchase contract is issued or at a later date; the amount and kind, or the manner of determining the amount and kind, of property to be delivered at settlement; whether the holder will pledge property to secure the performance of any obligations the holder may have under the purchase contract; and any other specific terms. We may issue purchase contracts under a debt indenture described above or a unit agreement described below.

Units

We may offer units, comprised of one or more debt securities, warrants, purchase contracts, shares of preferred stock and depositary shares described in this prospectus, as well as debt or equity securities of third parties, in any combination. For any particular units we offer, the applicable prospectus supplement will describe the particular securities comprising each unit; the terms on which those securities will be separable, if any; whether the holder will pledge property to secure the performance of any obligations the holder may have under the unit; and any other specific terms of the units. We may issue the units under unit agreements between us and one or more unit agents.

Preferred Stock and Depositary Shares

We may offer our preferred stock, par value $0.01 per share, in one or more series. For any particular series we offer, the applicable prospectus supplement will describe the specific designation; the aggregate number of shares offered; the rate and periods, or manner of calculating the rate and periods, for dividends, if any; the stated value and liquidation preference amount, if any; the voting rights, if any; the terms on which the series will be convertible into or exercisable or exchangeable for our common stock, preferred stock of another series or other securities described in this prospectus, debt or equity securities of third parties or property, if any; the redemption terms, if any; and any other specific terms. We may also offer depositary shares, each of which would represent an interest in a fractional share or multiple shares of our preferred stock. We may issue the depositary shares under deposit agreements between us and one or more depositaries.

Form of Securities

We will issue the securities in book-entry form through one or more depositaries, such as The Depository Trust Company, Euroclear or Clearstream, named in the applicable prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the applicable depositary, unless otherwise stated. We will issue the securities only in registered form, without coupons.

Payment Currencies

Amounts payable in respect of the securities, including the original issue price, will be payable in U.S. dollars, unless the applicable prospectus supplement says otherwise.

Listing

If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so.

Use of Proceeds

We intend to use the net proceeds from the sales of the securities to provide additional funds for our operations and for other general corporate purposes.

Manner of Offering

The securities will be offered in connection with their initial issuance or in market-making transactions by our affiliates after initial issuance. Those offered in market-making transactions may be securities that we will not issue until after the date of this prospectus as well as securities that we have previously issued.

When we issue new securities, we may offer them for sale to or through underwriters, dealers and agents, including our affiliates, or directly to purchasers. The applicable prospectus supplement will include any required information about the firms we use and the discounts or commissions we may pay them for their services.

Our affiliates that we refer to above may include, among others, Goldman Sachs & Co. LLC (“GS&Co.”), for offers and sales in the United States, and Goldman Sachs International, Goldman Sachs (Asia) L.L.C. and Goldman Sachs (Singapore) Pte. for offers and sales outside the United States.

Conflicts of Interest

GS&Co. is an affiliate of The Goldman Sachs Group, Inc. and, as such, will have a “conflict of interest” in any offering of the securities within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. Consequently, any offering of the securities will be conducted in compliance with the provisions of Rule 5121. GS&Co. will not be permitted to sell securities in any offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

Risks and Considerations Relating to the Securities

There are a number of risks and considerations that you should take into account prior to investing in the securities. Please read “Risks Relating to Regulatory Resolution Strategies and Long-Term Debt Requirements”, “Considerations Relating to Floating Rate Debt Securities”, “Considerations Relating to Indexed Securities”, “Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency” and “United States Taxation — Taxation of Debt Securities — Foreign Account Tax Compliance Act (“FATCA”) Withholding” for more information.

For a discussion of important business and financial risks relating to The Goldman Sachs Group, Inc., please see “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated in this prospectus by reference (and in any of our annual or quarterly reports for a subsequent fiscal period that are so incorporated).

RISKS RELATING TO REGULATORY RESOLUTION STRATEGIES AND

LONG-TERM DEBT REQUIREMENTS

Please note that in this section entitled “Risks Relating to Regulatory Resolution Strategies and Long-Term Debt Requirements”, references to “Group Inc.”, “we” and “our” refer only to The Goldman Sachs Group, Inc. and not to its consolidated subsidiaries. References to our “debt securities”, including “fixed rate debt securities”, “floating rate debt securities” and “indexed debt securities”, are explained below under “Description of Debt Securities We May Offer”.

The application of regulatory resolution strategies could increase the risk of loss for holders of our debt securities in the event of the resolution of Group Inc.

Your ability to recover the full amount that would otherwise be payable on our debt securities in a proceeding under the U.S. Bankruptcy Code may be impaired by the exercise by the FDIC of its powers under the “orderly liquidation authority” under Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”). In addition, the single point of entry strategy described below is intended to impose losses at the top-tier holding company level in the resolution of a global systemically important bank (“G-SIB”) such as Group Inc.

Title II of the Dodd-Frank Act created a new resolution regime known as the “orderly liquidation authority” to which financial companies, including bank holding companies such as Group Inc., can be subjected. Under the orderly liquidation authority, the FDIC may be appointed as receiver for a financial company for purposes of liquidating the entity if, upon the recommendation of applicable regulators, the Secretary of the Treasury determines, among other things, that the entity is in severe financial distress, that the entity’s failure would have serious adverse effects on the U.S. financial system and that resolution under the orderly liquidation authority would avoid or mitigate those effects. Absent such determinations, Group Inc., as a U.S. bank holding company, would remain subject to the U.S. Bankruptcy Code.

If the FDIC is appointed as receiver under the orderly liquidation authority, then the orderly liquidation authority, rather than the U.S. Bankruptcy Code, would determine the powers of the receiver and the rights and obligations of creditors and other parties who have transacted with Group Inc. There are substantial differences between the rights available to creditors in the orderly liquidation authority and in the U.S. Bankruptcy Code, including the right of the FDIC under the orderly liquidation authority to disregard the strict priority of creditor claims in some circumstances (which would otherwise be respected by a bankruptcy court) and the use of an administrative claims procedure to determine creditors’ claims (as opposed to the judicial procedure utilized in bankruptcy proceedings). In certain circumstances under the orderly liquidation authority, the FDIC could elevate the priority of claims that it determines necessary to facilitate a smooth and orderly liquidation without the need to obtain creditors’ consent or prior court review. In addition, the FDIC has the right to transfer claims to a third party or “bridge” entity under the orderly liquidation authority.

The FDIC has announced that a single point of entry strategy may be a desirable strategy to resolve a large financial institution such as Group Inc. in a manner that would, among other things, impose losses on shareholders, debt holders (including, in our case, holders of our debt securities) and other creditors of the top-tier holding company (in our case, Group Inc.), while permitting the holding company’s subsidiaries to continue to operate. In addition, the Federal Reserve Board has adopted requirements that U.S. G-SIBs, including Group Inc., maintain minimum amounts of long-term debt and total loss-absorbing capacity to facilitate the application of the single point of entry resolution strategy. It is possible that the application of the single point of entry strategy under the orderly liquidation authority—in which Group Inc. would be the only legal entity to enter resolution proceedings—would result in greater losses to holders of our debt securities (including holders of our fixed rate, floating rate and indexed debt securities), than the losses that would result from the application of a bankruptcy proceeding or a different resolution strategy, such as a multiple point of entry resolution strategy for Group Inc. and certain of its material subsidiaries. Assuming Group Inc. entered resolution proceedings and that support from Group Inc. to its subsidiaries was sufficient to enable the subsidiaries to remain solvent, losses at the subsidiary level would be transferred to Group Inc. and ultimately borne by Group Inc.’s security holders, third-party creditors of Group Inc.’s subsidiaries would receive full recoveries on their claims, and Group Inc.’s security holders (including holders of our debt securities and other unsecured creditors) could face significant losses. In that case, Group Inc.’s security holders would face losses while the third-party creditors of Group Inc.’s subsidiaries would incur no losses because the subsidiaries would continue to operate and would not enter resolution or bankruptcy proceedings. In addition, holders of our eligible LTD (defined below) and holders of our other debt securities could face losses ahead of our other similarly situated creditors in a resolution under the orderly liquidation authority if the FDIC exercised its right, described above, to disregard the strict priority of creditor claims.

The orderly liquidation authority also provides the FDIC with authority to cause creditors and shareholders of a financial company such as Group Inc. in receivership to bear losses before taxpayers are exposed to such losses, and amounts owed to the U.S. government would generally receive a statutory payment priority over the claims of private creditors, including senior creditors. In addition, under the orderly liquidation authority, claims of creditors (including holders of our debt securities) could be satisfied through the issuance of equity or other securities in a bridge entity to which Group Inc.’s assets are transferred. If such a securities-for-claims exchange were implemented, there can be no assurance that the value of the securities of the bridge entity would be sufficient to repay or satisfy all or any part of the creditor claims for which the securities were exchanged. While the FDIC has issued regulations to implement the orderly liquidation authority, not all aspects of how the FDIC might exercise this authority are known and additional rulemaking is likely.

The application of Group Inc.’s preferred resolution strategy could increase the losses incurred by holders of our debt securities.

As required by the Dodd-Frank Act and regulations issued by the Federal Reserve Board and the FDIC, we are required to provide to the Federal Reserve Board and the FDIC a plan for our rapid and orderly resolution in the event of material financial distress affecting the firm or the failure of Group Inc. In our resolution plan, Group Inc. would be resolved under the U.S. Bankruptcy Code. In connection with the submission of our 2017 resolution plan, which is a variant of the single point of entry strategy, we established intercompany arrangements with certain major subsidiaries to facilitate the implementation of our preferred resolution strategy, in which those subsidiaries would be recapitalized and receive liquidity, including through the forgiveness of intercompany loans, the extension of the maturities of intercompany loans and the making of additional intercompany loans.

To implement these arrangements, Group Inc. has transferred a substantial portion of its Global Core Liquid Assets (“GCLA”) and intercompany loans, and agreed to transfer periodically when exceeding certain thresholds additional GCLA and intercompany loans, to Goldman Sachs Funding LLC, a wholly owned direct subsidiary of Group Inc. (“Funding IHC”). Funding IHC is obligated to provide capital and liquidity support to certain major subsidiaries in the event of our material financial distress or failure. Group Inc.’s and Funding IHC’s obligations are governed by a support agreement and secured pursuant to a related security agreement. For more information regarding our GCLA, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Risk Management — Liquidity Risk Management” in Part I, Item 2 of our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017, which is incorporated by reference into this prospectus.

Under the support agreement, Funding IHC has provided Group Inc. with a committed line of credit that allows Group Inc. to draw funds necessary to service its cash needs, and has also issued an unsecured subordinated funding note to Group Inc. in exchange for the transfers described above. Accordingly, Group Inc. is expected to continue to have access to the funds necessary to service its debt, pay dividends, repurchase common stock, and satisfy its other obligations. If, however, our projected liquidity resources deteriorate so severely that resolution may be imminent, the committed line of credit will automatically terminate, the subordinated funding note will automatically be forgiven, all intercompany loans by Group Inc. to the major subsidiaries will be contributed to Funding IHC or their maturities will be extended to five years and Group Inc. will be obligated to transfer substantially all of its remaining intercompany receivables and GCLA (other than an amount to fund anticipated bankruptcy expenses) to Funding IHC. Such actions would materially and adversely affect Group Inc.’s liquidity. As a result, during a period of severe stress, Group Inc. might commence bankruptcy proceedings at an earlier time than it otherwise would if the support agreement and related intercompany arrangements had not been implemented.

If our preferred strategy were successful, creditors of some or all of Group Inc.’s major subsidiaries would receive full recoveries on their claims, while holders of Group Inc.’s debt securities (including holders of our fixed rate, floating rate and indexed debt securities) could face significant losses. In that case, holders of Group Inc.’s debt securities could face losses while the third-party creditors of Group Inc.’s major subsidiaries would incur no losses because those subsidiaries would continue to operate and not enter resolution or bankruptcy proceedings. As part of the strategy, Group Inc. could also seek to elevate the priority of its guarantee obligations relating to its major subsidiaries’ derivatives contracts so that cross-default and early termination rights would be stayed under the ISDA Resolution Stay Protocol, which would result in holders of our eligible LTD (defined below) and holders of our other debt securities incurring losses ahead of the beneficiaries of those guarantee obligations. It is also possible that holders of our eligible LTD and holders of our other debt securities could incur losses ahead of other similarly situated creditors. If Group Inc.’s preferred resolution strategy were not successful, Group Inc.’s financial condition would be adversely impacted and holders of our debt securities may as a consequence be in a worse position than if the strategy had not been implemented. In all cases, any payments to holders of our debt securities are dependent on our ability to make such payments and are therefore subject to our credit risk.

The ultimate impact of the Federal Reserve Board’s rules requiring U.S. G-SIBs to maintain minimum amounts of long-term debt meeting specified eligibility requirements is uncertain.

On December 15, 2016, the Federal Reserve Board adopted rules (the “TLAC Rules”) that require the eight U.S. G-SIBs, including Group Inc., among other things, to maintain minimum amounts of long-term debt—i.e., debt having a maturity greater than one year from issuance—satisfying certain eligibility criteria (“eligible LTD”) commencing January 1, 2019. The TLAC Rules disqualify from eligible LTD, among other instruments, senior debt securities that permit acceleration for reasons other than insolvency or payment default, as well as debt securities defined as structured notes in the TLAC Rules (e.g., many of our indexed debt securities) and debt securities not governed by U.S. law. Senior debt securities issued prior to December 31, 2016 that would otherwise be ineligible because (i) they contain otherwise impermissible acceleration clauses or (ii) they are not governed by U.S. law are grandfathered by the TLAC Rules and are considered eligible LTD. In order to comply with the TLAC Rules, we have modified the 2008 indenture (as defined below in “Description of Debt Securities We May Offer — The Senior Debt Indentures and the Subordinated Debt Indenture”) under which our senior debt securities may be issued to provide that, for any such securities issued on or after January 1, 2017, acceleration will only be permitted due to specified payment defaults and insolvency events, unless the applicable prospectus supplement says otherwise. We have also modified the subordinated debt indenture under which our subordinated debt securities may be issued to provide that, for any such securities issued after July 7, 2017, acceleration will only be permitted due to specified insolvency events, unless the applicable prospectus supplement says otherwise.

Senior debt securities issued on or after January 1, 2017 under the 2008 indenture will provide only limited acceleration and enforcement rights.

As discussed above, the TLAC Rules disqualify from eligible LTD, among other instruments, senior debt securities issued on or after December 31, 2016 that permit acceleration for reasons other than insolvency or payment default. As a result of the TLAC Rules, we have modified the 2008 indenture under which our senior debt securities may be issued to provide that, for any such debt securities issued on or after January 1, 2017, the only events of default will be payment defaults that continue for a 30-day grace period and insolvency events as specified herein, unless the applicable prospectus supplement says otherwise. Any other default under or breach of the indenture or any securities will not give rise to an event of default, whether after notice, the passage of time or otherwise. As a consequence, if any such other default or breach occurs, neither the trustee nor the holders of any securities issued on or after January 1, 2017 will be entitled to accelerate the maturity of any securities — that is, they will not be entitled to declare the principal of any securities to be immediately due and payable because of such other default or breach (other than any securities whose terms specify otherwise, as described in the applicable prospectus supplement). These other defaults and breaches would include, among others, any breach of the covenants described below under “— Mergers and Similar Transactions”. In addition, if any such other default or breach occurs, neither the trustee nor the holders of any securities will be entitled to enforce or seek any remedy under the 2008 indenture or the securities, except as described below under “— Default, Remedies and Waiver of Default” in respect of certain covenant breaches.

The limitations on events of default, acceleration rights and other remedies described in the prior paragraph do not apply with regard to any securities issued under the 1999 indenture or to any securities issued prior to January 1, 2017 under the 2008 indenture. Therefore, if certain defaults or breaches occur, holders of securities issued before January 1, 2017 may be able to accelerate their securities so that such securities become immediately due and payable while you, as a holder of securities issued on or after January 1, 2017, may not be able to do so. In such an event, our obligation to repay the accelerated securities in full could adversely affect our ability to make timely payments on your securities thereafter. These limitations on your rights and remedies could adversely affect the market value of your securities, especially during times of financial stress for us or our industry.

Please see “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default” below for an explanation of the terms “1999 indenture”, “2008 indenture”, “event of default” and “covenant breach”, as well as for information regarding acceleration rights and remedies.

Subordinated debt securities issued under the subordinated debt indenture provide even more limited acceleration and enforcement rights.

For any subordinated debt securities issued under the subordinated debt indenture, unless the applicable prospectus supplement says otherwise, events of default, acceleration rights and other remedies will also be limited as described below in “Description of Debt Securities We May Offer — Subordination Provisions”. These limitations are greater than those described in the prior paragraph with regard to senior debt securities. For example, the maturity of the subordinated debt securities would be accelerated only upon insolvency events as specified herein, unless the applicable prospectus supplement says otherwise. There will be no right of acceleration of the payment of principal of the subordinated debt securities upon a default in the payment of principal, interest or any other amount (including upon redemption) on the subordinated debt securities. Therefore, if certain payment defaults occur, holders of senior debt securities may be able to accelerate their securities so that such securities become immediately due and payable while you, as a holder of subordinated debt securities, may not be able to do so. In such an event, our obligation to repay the accelerated securities in full could adversely affect our ability to make timely payments on your securities thereafter.

Holders of our senior debt securities issued on or after January 1, 2017 under the 2008 indenture and holders of our subordinated debt securities issued after July 7, 2017 under the subordinated debt indenture could be at greater risk for being structurally subordinated if Group Inc. sells or transfers its assets substantially as an entirety to one or more of its subsidiaries.

With respect to any securities issued on or after January 1, 2017 under the 2008 indenture and any securities issued after July 7, 2017 under the subordinated debt indenture, we may sell or transfer our assets substantially as an entirety, in one or more transactions, to one or more entities, provided that the assets of Group, Inc. and its direct or indirect subsidiaries in which it owns a majority of the combined voting power, taken together, are not sold or transferred substantially as an entirety to one or more entities that are not such subsidiaries. If we sell or transfer our assets substantially as an entirety to our subsidiaries, third-party creditors of our subsidiaries would have additional assets from which to recover on their claims while holders of our securities issued on or after January 1, 2017 under the 2008 indenture and any securities issued after July 7, 2017 under the subordinated debt indenture would be structurally subordinated to creditors of our subsidiaries with respect to such assets.

Please see “Description of Debt Securities We May Offer — Mergers and Similar Transactions” below for more information.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities to provide additional funds for our operations and for other general corporate purposes.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

Please note that in this section entitled “Description of Debt Securities We May Offer”, references to “The Goldman Sachs Group, Inc.”, “we”, “our” and “us” refer only to The Goldman Sachs Group, Inc. and not to its consolidated subsidiaries. Also, in this section, references to “holders” mean those who own debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should read the section below entitled “Legal Ownership and Book-Entry Issuance”.

Debt Securities May Be Senior or Subordinated

We may issue senior or subordinated debt securities. Neither the senior debt securities nor the subordinated debt securities will be secured by any property or assets of The Goldman Sachs Group, Inc. or its subsidiaries. Thus, by owning a debt security, you are one of our unsecured creditors.

The senior debt securities will constitute part of our senior debt, will be issued under one of our senior debt indentures (as described in “— The Senior Debt Indentures and the Subordinated Debt Indenture” below) and will rank equally with all of our other unsecured and unsubordinated debt.

The subordinated debt securities will constitute part of our subordinated debt, will be issued under our subordinated debt indenture described below and will be subordinate in right of payment to all of our “senior debt”, as defined in the subordinated debt indenture. The prospectus supplement for any series of subordinated debt securities or the information incorporated in this prospectus by reference will indicate the approximate amount of senior debt outstanding as of the end of our most recent fiscal year.

None of the indentures limit our ability to incur additional senior debt.

When we refer to “debt securities” in this prospectus, we mean both the senior debt securities and the subordinated debt securities.

The Senior Debt Indentures and the Subordinated Debt Indenture

The senior debt securities are governed by documents called the “senior debt indentures” (the Indenture dated as of May 19, 1999 between us and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, which we refer to as the “1999 indenture”, and the Senior Debt Indenture dated as of July 16, 2008 between us and The Bank of New York Mellon, as trustee, which we refer to as the “2008 indenture”), and the subordinated debt securities are governed by the “subordinated debt indenture” (the Subordinated Debt Indenture dated as of February 20, 2004 between us and The Bank of New York Mellon, as trustee, and together with the senior debt indentures, the “debt indentures”), in each case, as amended or supplemented from time to time. The debt indentures are substantially identical, except for our covenant described below under “— Restriction on Liens”, which is included only in the two senior debt indentures; the provisions relating to subordination, which are included only in the subordinated debt indenture; certain provisions described below under “— Modification of the Debt Indentures and Waiver of Covenants”, which vary substantially between the two senior debt indentures; and the provisions relating to events of default and rights and remedies available upon any default or breach, which vary substantially between the two senior debt indentures and between them and the subordinated debt indenture.

Whether securities have been issued before or after January 1, 2017 under the 2008 indenture or July 7, 2017 under the subordinated debt indenture will be determined by us by reference to the time of the original issuance of the series of which such securities are a part. For this and other purposes, “series” means securities with the same CUSIP number. Unless otherwise provided in your pricing or prospectus supplement, all securities issued under the 2008 indenture on or after January 1, 2017 will be subject to the provisions of the fourth supplemental indenture to the 2008 indenture dated December 31, 2016, and all securities issued under the subordinated debt indenture after July 7, 2017 will be subject to the provisions of the tenth supplemental indenture to the subordinated debt indenture, dated July 7, 2017.

The trustee under each debt indenture has two main roles:

•	First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe below under “— Default, Remedies and Waiver of Default”.

•	Second, the trustee performs administrative duties for us, such as sending you interest payments and notices.

See “— Our Relationship With the Trustee” below for more information about the trustee.

When we refer to the “indenture”, the “debt indenture” or the “trustee” with respect to any debt securities, we mean the debt indenture under which those debt securities are issued and the trustee under that debt indenture.

We May Issue Many Debt Securities or Series of Debt Securities

We may issue many distinct debt securities or series of debt securities under any of our three debt indentures. This section summarizes terms of the debt securities that apply generally to all debt securities and series of debt securities. The provisions of each debt indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under that debt indenture, but also to “reopen” previously issued debt securities and issue additional debt securities as the same series, with the same CUSIP number, stated maturity, interest payment dates, if any, and other terms, except for the date of issuance and issue price. We will describe the specific terms of your debt securities in the applicable prospectus supplement accompanying this prospectus. Those terms may vary from the terms described here.

As you read this section, please remember that the specific terms of your debt security as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your debt security.

When we refer to “debt securities” or a “series of debt securities”, we mean, respectively, debt securities or a series of debt securities issued under the applicable debt indenture. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the debt security you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

Amounts That We May Issue

None of the debt indentures limits the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series of debt securities. We may issue debt securities and other securities at any time without your consent and without notifying you.

The debt indentures and the debt securities do not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the debt securities, except as described below under “— Restriction on Liens”.

Principal Amount, Stated Maturity and Maturity

Unless otherwise stated, the principal amount of a debt security means the principal amount payable at its stated maturity, unless such amount is not determinable, in which case the principal amount of a debt security is its face amount. Any debt securities owned by us or any of our affiliates are not deemed to be outstanding.

The term “stated maturity” with respect to any debt security means the day on which the principal amount of your debt security is scheduled to become due. The principal of your debt security may become due sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of your debt security. The day on which the principal of your debt security actually becomes due, whether at the stated maturity or otherwise, is called the “maturity” of the principal. You will receive the principal amount of your debt security at maturity (plus accrued and unpaid interest, if any), unless your prospectus supplement specifies another amount.

We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment. When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

We Are a Holding Company

Because our assets consist principally of interests in the subsidiaries through which we conduct our businesses, our right to participate as an equity holder in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or otherwise, and thus the ability of our security holders to benefit from the distribution, is junior to creditors of the subsidiary, except to the extent that any claims we may have as a creditor of the subsidiary are recognized. Many of our subsidiaries, including our broker-dealer, bank and insurance subsidiaries, are subject to laws that restrict dividend payments or authorize regulatory bodies to block or reduce the flow of funds from those subsidiaries to us. Restrictions or regulatory action of that kind could impede access to funds that we need to make payments on our obligations, including debt obligations. Because some of our subsidiaries, including from time to time some of our principal operating subsidiaries, are partnerships in which we are a general partner or the sole limited partner, we may be liable for their obligations. We also guarantee many of the obligations of our subsidiaries. Any liability we may have for our subsidiaries’ obligations could reduce our assets that are available to satisfy our direct creditors, including investors in our securities.

This Section Is Only a Summary

The debt indentures and their associated documents contain the full legal text of the matters described in this section and in your prospectus supplement. We have filed copies of the debt indentures with the SEC as exhibits to our registration statement, of which this prospectus is a part. See “Available Information” above for information on how to obtain copies of them.

This section and your prospectus supplement summarize all the material terms of the debt indentures, where applicable, and your debt security. They do not, however, describe every aspect of the debt indentures and your debt security. For example, in this section and your prospectus supplement, we use terms that have been given special meaning in the debt indentures, but we describe the meaning for only the more important of those terms. Your prospectus supplement will have a more detailed description of the specific terms of your debt security.

Governing Law

The debt indentures are, and the debt securities will be, governed by New York law.

Currency of Debt Securities

Amounts that become due and payable on your debt security in cash will be payable in a currency, composite currency, basket of currencies or currency unit or units specified in your prospectus supplement. We refer to this currency, composite currency, basket of currencies or currency unit or units as a “specified currency”. The specified currency for your debt security will be U.S. dollars, unless your prospectus supplement states otherwise. Some debt securities may have different specified currencies for principal and interest. You will have to pay for your debt securities by delivering the requisite amount of the specified currency for the principal to GS&Co. or another firm that we name in your prospectus supplement, unless other arrangements have been made between you and us or you and GS&Co. We will make payments on your debt securities in the specified currency, except as described below in “— Payment Mechanics for Debt Securities”. See “Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency” below for more information about risks of investing in debt securities of this kind.

Form of Debt Securities

We will issue each debt security in global — i.e., book-entry — form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearing system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under “Legal Ownership and Book-Entry Issuance”.

In addition, we will generally issue each debt security in registered form, without coupons.

Types of Debt Securities

We may issue any of the three types of senior debt securities or subordinated debt securities described below. A debt security may have elements of each of the three types of debt securities described below. For example, a debt security may bear interest at a fixed rate for some periods and at a floating rate in others. Similarly, a debt security may provide for a payment of principal at maturity linked to an index and also bear interest at a fixed or floating rate.

Fixed Rate Debt Securities

A debt security of this type will bear interest at a fixed rate described in the applicable prospectus supplement. This type includes zero coupon debt securities, which bear no interest and are instead issued at a price lower than the principal amount. See “— Original Issue Discount Debt Securities” below for more information about zero coupon and other original issue discount debt securities.

Each fixed rate debt security, except any zero coupon debt security, will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a fixed rate debt security at the fixed rate per annum stated in the applicable prospectus supplement, until the principal is paid or made available for payment or the debt security is converted or exchanged. Interest due on each interest payment date and at maturity will be calculated as described below under “— Calculations of Interest on Debt Securities”. We will pay interest on each interest payment date and at maturity as described below under “— Payment Mechanics for Debt Securities”.

If your debt security is a zero coupon debt security, the applicable prospectus supplement may specify the original issue discount and the information necessary to determine the accreted value. The accreted value will be (1) as of any date prior to the stated maturity, an amount equal to the sum of (A) the original issue price of your debt security and (B) the portion of the excess of the principal amount of your debt security over the original issue price that shall have been accreted from the original issue price on a daily basis and compounded annually on a date specified in the applicable prospectus supplement, up to and including the stated maturity, at a rate that will be specified in the applicable prospectus supplement from the original issue date, computed on the basis of the day count fraction set forth in your prospectus supplement; and (2) as of any date on or after the stated maturity, the principal amount of your debt security.

Floating Rate Debt Securities

A debt security of this type will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. If your debt security is a floating rate debt security, the formula and any adjustments that apply to the interest rate will be specified in your prospectus supplement.

Interest due on each interest payment date and at maturity will be calculated as described below under “— Calculations of Interest on Debt Securities”. We will pay interest on each interest payment date and at maturity as described below under “— Payment Mechanics for Debt Securities”.

Indexed Debt Securities

A debt security of this type provides that the principal amount payable at its maturity, and/or the amount of interest payable on an interest payment date, will be determined by reference to:

•	securities of one or more issuers;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance;

•	one or more indices; and/or

•	one or more baskets of the items described above.

An indexed debt security may provide either for cash settlement or for physical settlement by delivery of the underlying security or another property of the type listed above. An indexed debt security may also provide that the form of settlement may be determined at our option or at the holder’s option. Some indexed debt securities may be convertible, exercisable or exchangeable, at our option or the holder’s option, into or for securities of The Goldman Sachs Group, Inc. or an issuer other than The Goldman Sachs Group, Inc.

An indexed debt security may bear interest at a fixed or floating rate, if specified in your prospectus supplement. Unless otherwise indicated in your prospectus supplement, indexed debt securities that bear interest at a fixed rate will bear interest as described above under “— Fixed Rate Debt Securities” and indexed debt securities that bear interest at a floating rate will bear interest as described above under “— Floating Rate Debt Securities”.

If you purchase an indexed debt security, your prospectus supplement will include information about the relevant index or indices, about how amounts that are to become payable will be determined by reference to the price or value of that index or indices and about the terms on which the security may be settled physically or in cash. Your prospectus supplement will also identify the calculation agent that will calculate the amounts payable with respect to the indexed debt security and will have sole discretion in doing so. The calculation agent may be GS&Co. or another of our affiliates. See “Considerations Relating to Indexed Securities” for more information about risks of investing in debt securities of this type.

Original Issue Discount Debt Securities

A fixed rate debt security, a floating rate debt security or an indexed debt security may be an original issue discount debt security. A debt security of this type is issued at a price lower than its principal amount and may provide that, upon redemption or acceleration of its maturity, an amount less than its principal amount may be payable. An original issue discount debt security may be a zero coupon debt security. A debt security issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount debt security, regardless of the amount payable upon redemption or acceleration of maturity. See “United States Taxation — Taxation of Debt Securities — United States Holders — Original Issue Discount” below for a brief description of the U.S. federal income tax consequences of owning an original issue discount debt security.

Information in Your Prospectus Supplement

Your prospectus supplement will describe the specific terms of your debt security, which will include some or all of the following:

•	whether it is a senior debt security or a subordinated debt security and, if it is a senior debt security, under which senior debt indenture it will be issued;

•	the aggregate principal amount of your debt security or the debt securities of the same series, as applicable;

•	the stated maturity;

•	the specified currency or currencies for principal and interest and, if the specified currency is not U.S. dollars, certain other terms relating to your debt security;

•	the issue price at which we originally issue your debt security, expressed as a percentage of the principal amount, and the original issue date;

•	whether your debt security is a fixed rate debt security, a floating rate debt security or an indexed debt security or any combination thereof;

•	if your debt security is a fixed rate debt security, a rate per annum at which your debt security will bear interest, if any, the applicable business day convention, the day count convention for computing interest payable for an interest period and the interest payment dates;

•	if your debt security is a floating rate debt security, the interest rate basis; any applicable index currency or index maturity, spread or spread multiplier or initial base rate, maximum rate or minimum rate; the interest reset, determination, calculation and payment dates; the day count convention used to calculate interest payments for any period; the business day convention; and the calculation agent;

•	if your debt security is an indexed debt security, the principal amount, if any, we will pay you at maturity, the amount of interest, if any, we will pay you on an interest payment date or the formula we will use to calculate these amounts, if any, and the terms on which your debt security will be exchangeable for or payable in cash, securities or other property;

•	if your debt security may be converted into or exercised or exchanged for common stock or preferred stock or other securities of The Goldman Sachs Group, Inc. or debt or equity securities of one or more third parties, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common stock or preferred stock or other securities issuable upon conversion, exercise or exchange may be adjusted;

•	if your debt security is also an original issue discount debt security, the yield to maturity;

•	if applicable, the circumstances under which your debt security may be redeemed at our option or repaid at the holder’s option before the stated maturity, including any redemption commencement date, repayment date(s), redemption price(s) and redemption period(s);

•	the authorized denominations, if other than $1,000 and integral multiples of $1,000 in excess thereof;

•	the depositary for your debt security, if other than DTC, and any circumstances under which the holder may request securities in non-global form, if we choose not to issue your debt security in book-entry form only;

•	if applicable, the circumstances under which we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes and under which we can redeem the debt securities if we have to pay additional amounts;

•	the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for your debt security, as applicable; and

•	any other terms of your debt security, which could be different from those described in this prospectus.

Market-Making Transactions. If you purchase your debt security — or any of our other securities we describe in this prospectus — in a market-making transaction, you will receive information about the issue price you pay and your trade and settlement dates in a separate confirmation of sale. A market-making transaction is one in which GS&Co. or another of our affiliates resells a security that it has previously acquired from another holder. A market-making transaction in a particular security occurs after the original issuance and sale of the security. See “Plan of Distribution” below.

Calculations of Interest on Debt Securities

Interest Rates and Interest. Fixed rate debt securities will have the interest rate stated in the applicable prospectus supplement.

For each floating rate debt security, the calculation agent will determine, on the corresponding interest calculation or interest determination date, as described in the applicable prospectus supplement, the interest rate that takes effect on each interest reset date. Upon the request of the holder of any floating rate debt security, the calculation agent will provide for that debt security the interest rate then in effect — and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error. In determining the base rate that applies to a floating rate debt security during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the applicable prospectus supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant floating rate debt securities and its affiliates, and they may include affiliates of The Goldman Sachs Group, Inc.

The references below to provisions of the 2006 ISDA Definitions, refer to the referenced provisions as published by the International Swaps and Derivatives Association, without regard to any subsequent amendments or supplements (the “2006 ISDA Definitions”).

The calculation agent (in the case of floating rate debt securities) or the paying agent, which may be the indenture trustee (in the case of fixed rate debt securities) will calculate the amount of interest that has accrued during each interest period — i.e., the period from and including the original issue date, or the last date to which interest has been paid (which may be an interest payment date, depending on the business day convention that applies to your debt securities), to but excluding the next date to which interest will be paid (which may be an interest payment date, depending on the business day convention that applies to your debt securities, as described under “— Business Day Conventions” below). For each interest period, the agent will calculate the amount of accrued interest by multiplying the principal amount or face amount of the debt security, as applicable, by an accrued interest factor for the interest period. The accrued interest factor will be determined by multiplying the per annum fixed rate or floating rate, as applicable, by a factor resulting from the day count convention specified in your prospectus supplement, which may include the following:

•	If “1/1 (ISDA)” or “1/1” is specified, the factor will be equal to 1, as described in Section 4.16(a) of the 2006 ISDA Definitions.

•	If “Actual/Actual”, “Actual/Actual (ISDA)”, “Act/Act” or “Act/Act (ISDA)” is specified, the factor will be equal to the actual number of days in the interest period divided by 365 (or, if any portion of that interest period falls in a leap year, the sum of (1) the actual number of days in that portion of the interest period falling in a leap year divided by 366 and (2) the actual number of days in that portion of the interest period falling in a non-leap year divided by 365), as described in Section 4.16(b) of the 2006 ISDA Definitions.

•	If “Actual/Actual (ICMA)” or “Act/Act (ICMA)” is specified, the factor will be equal to the number of days in the interest period, including February 29 in a leap year, divided by the product of (1) the actual number of days in such interest period and (2) the number of interest periods in the year, as described in Section 4.16(c) of the 2006 ISDA Definitions.

•	If “Actual/365 (Fixed)”, “Act/365 (Fixed)”, “A/365 (Fixed)” or “A/365F” is specified, the factor will be equal to the actual number of days in the interest period divided by 365, as described in Section 4.16(d) of the 2006 ISDA Definitions.

•	If “Actual/360 (ISDA)”, “Act/360 (ISDA)”, “A/360 (ISDA)”, “Actual/360”, “Act/360” or “A/360” is specified, the factor will be equal to the actual number of days in the interest period divided by 360, as described in Section 4.16(e) of the 2006 ISDA Definitions.

•	If “30/360 (ISDA)”, “360/360 (ISDA)”, “Bond Basis (ISDA)”, “30/360”, “360/360” or “Bond Basis” is specified, the factor will be equal to the number of days in the interest period in respect of which payment is being made divided by 360, calculated on a formula basis as follows, as described in Section 4.16(f) of the 2006 ISDA Definitions:

[360 × (Y2 – Y1)] + [30 × (M2 – M1)] + (D2 –D1) 360

where:

“Y1” is the year, expressed as a number, in which the first day of the interest period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the interest period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the interest period falls;

M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the interest period falls;

“D1” is the first calendar day, expressed as a number, of the interest period, unless such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the interest period, unless such number would be 31 and D1 is greater than 29, in which case D2 will be 30.

•	If “30E/360” or “Eurobond Basis” is specified, the factor will be equal to the number of days in the interest period in respect of which payment is being made divided by 360, calculated on a formula basis as follows, as described in Section 4.16(g) of the 2006 ISDA Definitions:

[360 × (Y2 – Y1)] + [30 × (M2 –M1)] + (D2 – D1) 360

where:

“Y1” is the year, expressed as a number, in which the first day of the interest period falls;

Y2” is the year, expressed as a number, in which the day immediately following the last day included in the interest period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the interest period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the interest period falls;

“D1” is the first calendar day, expressed as a number, of the interest period, unless such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the interest period, unless such number would be 31, in which case D2 will be 30.

•	If “30E/360 (ISDA)” is specified, the factor will be equal to the number of days in the interest period in respect of which payment is being made divided by 360, calculated on a formula basis as follows, as described in Section 4.16(h) of the 2006 ISDA Definitions:

[360 × (Y2 – Y1)] + [30 × (M2 –M1)] + (D2 – D1) 360

where:

“Y1” is the year, expressed as a number, in which the first day of the interest period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the interest period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the interest period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the interest period falls;

“D1” is the first calendar day, expressed as a number, of the interest period, unless (i) that day is the last day of February or (ii) such number would be 31, in which cases D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the interest period, unless (i) that day is the last day of February, but not the stated maturity date or (ii) such number would be 31, in which cases D2 will be 30.

All percentages resulting from any calculation relating to any debt security will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or .0987654) and 9.876545% (or .09876545) being rounded up to 9.87655% (or .0987655). All amounts used in or resulting from any calculation relating to any debt security will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

Interest Reset Dates and Determining the New Rate. The rate of interest on floating rate debt securities will be reset daily, weekly, monthly, quarterly, semi-annually or annually, depending on your rate and the terms of your debt security. The date on which the interest rate resets and the new interest rate becomes effective is called the interest reset date. Interest reset dates are subject to adjustment, as described below under “— Business Day Conventions”.

The interest rate that takes effect on a particular interest reset date will be determined by the calculation agent for certain base rates by reference to a particular date called an interest determination date and, in any event, no later than the business day prior to the interest reset date. The calculation agent need not wait until the business day prior to the reset date to determine the interest rate if the rate information it needs to make the determination is available from the relevant sources sooner. The base rate in effect from and including the original issue date to but excluding the first interest reset date will be the initial base rate, which will be specified in your prospectus supplement. For floating rate debt securities that reset daily or weekly, the base rate in effect for each day following the fifth business day before an interest payment date to, but excluding, the interest payment date, and for each day following the fifth business day before the maturity to, but excluding, the maturity, will be the base rate in effect on that fifth business day.

Unless otherwise specified in your prospectus supplement, for floating rate debt securities for which the base rate is LIBOR, the interest determination date relating to a particular interest reset date will be the second London business day preceding the interest reset date.

Interest Payment Dates. Subject to any applicable business day convention as described under “— Business Day Conventions” below, interest on your debt securities will be paid on the interest payment dates. The interest payment dates will be specified in your prospectus supplement. If debt securities are originally issued after the regular record date and before the date that would otherwise be the first interest payment date, the first interest payment date will be the date that would otherwise be the second interest payment date. We have defined the term “regular record date” under “— Payment Mechanics for Debt Securities”.

Business Day Conventions. If your prospectus supplement specifies that one of the following business day conventions is applicable to your debt security, the interest payment dates, interest reset dates and interest periods for your debt securities will be affected (and, consequently, may be adjusted) as described below, except that any payment due at maturity (including any interest payment) will not be affected as described below:

•	“Following business day convention” means, for any relevant date other than the maturity, if such date would otherwise fall on a day that is not a business day, then such date will be postponed to the next day that is a business day.

•	“Modified following business day convention” means, for any relevant date other than the maturity, if such date would otherwise fall on a day that is not a business day, then such date will be postponed to the next day that is a business day, except that, if the next business day falls in the next calendar month, then such date will be advanced to the immediately preceding day that is a business day.

•	“Following unadjusted business day convention” means, for any interest payment date, other than the maturity, that falls on a day that is not a business day, any payment due on such interest payment date will be postponed to the next day that is a business day; provided that interest due with respect to such interest payment date shall not accrue from and including such interest payment date to and including the date of payment of such interest as so postponed. Interest reset dates and interest periods also are not adjusted for non-business days.

•	“Modified following unadjusted business day convention” means, for any interest payment date, other than the maturity, that falls on a day that is not a business day, any payment due on such interest payment date will be postponed to the next day that is a business day; provided that interest due with respect to such interest payment date shall not accrue from and including such interest payment date to and including the date of payment of such interest as so postponed, and provided further that, if such day would fall in the next succeeding calendar month, the date of payment with respect to such interest payment date will be advanced to the business day immediately preceding such interest payment date. Interest reset dates and interest periods also are not adjusted for non-business days.

In all cases, if the stated maturity or any earlier redemption date or repayment date with respect to any debt security falls on a day that is not a business day, any payment of principal, premium, if any, and interest otherwise due on such day will be made on the next succeeding business day, and no interest on such payment shall accrue for the period from and after such stated maturity, redemption date or repayment date, as the case may be.

Business Days. One or more of the following business day definitions may apply to any debt security, as specified in your prospectus supplement:

“London business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in London generally are authorized or obligated by law, regulation or executive order to close and, in the case of any debt security for which LIBOR is an interest rate basis, is also a day on which dealings in the applicable index currency are transacted in the London interbank market.

“New York business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close.

Additional business days or alternative business day definitions not specified above may apply to any debt security and, if applicable, will be described in your prospectus supplement.

Calculation Agent. Calculations relating to interest on floating rate debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. That institution may include any affiliate of ours, such as GS&Co. The prospectus supplement for a particular floating rate debt security or series of debt securities will name the institution that we have appointed to act as the calculation agent for that debt security as of its original issue date. Unless otherwise specified in the applicable prospectus supplement, we have initially appointed GS&Co. as calculation agent for all the floating rate debt securities that we may issue hereunder. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

Redemption and Repayment

Unless otherwise indicated in your prospectus supplement, your debt security will not be entitled to the benefit of any sinking fund — that is, we will not deposit money on a regular basis into any separate custodial account to repay your debt securities. In addition, we will not be entitled to redeem your debt security before its stated maturity unless your prospectus supplement specifies a redemption commencement date. You will not be entitled to require us to buy your debt security from you, before its stated maturity, unless your prospectus supplement specifies one or more repayment dates.

If your prospectus supplement specifies a redemption commencement date or a repayment date, it may also specify one or more redemption prices or repayment prices, which may be expressed as a percentage of the principal amount of your debt security. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities during those periods will apply.

If your prospectus supplement specifies a repayment date, your debt security will be repayable at the holder’s option on the specified repayment date at the specified repayment price, together with interest accrued to but excluding the repayment date.

If a debt security represented by a global debt security is subject to repayment at the holder’s option, the depositary or its nominee, as the holder, will be the only person that can exercise the right to repayment. Any indirect owners who own beneficial interests in the global debt security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.

Tax redemption. If your prospectus supplement specifies that we will pay additional amounts with respect to your debt securities, as described below under “— Payment of Additional Amounts”, we will be entitled, at our option, to redeem the outstanding debt securities in whole and not in part if at any time we become obligated to pay additional amounts on your debt securities on the next date on which payments are made, but only if our obligation results from a change in the laws or regulations of any U.S. taxing authority (as defined below in “— Payment of Additional Amounts”), or from a change in any official interpretation or application of those laws or regulations, that becomes effective or is announced on or after the date of your prospectus supplement, unless another date is specified.

If we redeem your debt securities because we have become obligated to pay additional amounts, we will do so at a redemption price equal to 100% of the principal amount of the debt securities redeemed plus accrued interest to the redemption date.

If we become entitled to redeem your debt securities because we have become obligated to pay additional amounts, we may do so at any time on a redemption date of our choice. However, we must give the holders of the debt securities being redeemed notice of the redemption not less than 30 days or more than 60 days before the redemption date and not more than 90 days before the next date on which we would be obligated to pay additional amounts. In addition, our obligation to pay additional amounts must remain in effect when we give the notice of redemption. We will give the notice in the manner described below under “ — Notices”.

Optional redemption. If your prospectus supplement specifies that redemption at our option is applicable to your debt securities and that a make-whole redemption applies, and unless your prospectus supplement specifies different terms relating to redemption at our option or notice periods:

(1)	we may redeem your debt securities in whole at any time or in part from time to time, prior to a specified final redemption date, upon not less than 30 days’ nor more than 60 days’ prior written notice, at a redemption price equal to the greater of (A) 100% of the principal amount of the debt securities to be redeemed or (B) as determined by the quotation agent described below, the sum of the present values of the remaining scheduled payments of principal and interest on the debt securities to be redeemed, not including any portion of these payments of interest accrued as of the date on which the debt securities are to be redeemed, discounted to the date on which the debt securities are to be redeemed on a semi-annual basis, applying the 30/360 (ISDA) day count convention described above, at the treasury rate (as described below) plus a spread to be specified in the prospectus supplement, plus, in each case, accrued and unpaid interest to but excluding the redemption date; and

(2)	we may redeem your debt securities in whole at any time or in part from time to time, on or after the specified final redemption date, upon not less than 30 days’ nor more than 60 days’ prior written notice, at a redemption price equal to 100% of the principal amount of the debt securities being redeemed plus accrued and unpaid interest to but excluding the redemption date.

If your prospectus supplement specifies that redemption at our option is applicable to your debt securities but does not specify that a make-whole redemption applies, and unless your prospectus supplement specifies different terms relating to redemption at our option or notice periods, we may redeem your debt securities in whole at any time or in part from time to time, upon not less than 30 days’ nor more than 60 days’ prior written notice, at a redemption price equal to 100% of the principal amount of the debt securities being redeemed plus accrued and unpaid interest to but excluding the redemption date.

The “treasury rate” will be:

•

the yield, under the heading which represents the average for the week immediately prior to the date of calculation, appearing in the most recently published statistical release appearing on the website of the Board of Governors of the Federal Reserve System or in another recognized electronic source, in each case as determined by the quotation agent in its sole discretion, and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity, for the maturity most closely corresponding to the remaining term of the debt securities to be redeemed, or if no maturity is within three months before or after this time period, yields for the two published maturities most closely corresponding to this time period will be determined and the treasury rate will be interpolated or extrapolated from those yields on a straight-line basis, rounding to the nearest month; or

•	if the release or any successor release is not published during the week preceding the calculation date or does not contain such yields, the annual rate equal to the semi-annual equivalent yield to maturity of the comparable treasury issue (as described below), calculated using a price for the comparable treasury issue, expressed as a percentage of its principal amount, equal to the comparable treasury price (as described below) for the redemption date.

The treasury rate will be calculated on the third business day preceding the redemption date.

Unless otherwise specified in your prospectus supplement, we will initially appoint GS&Co. or its successor to act as our quotation agent. However, if GS&Co. ceases to be a primary U.S. Government securities dealer in New York City, we will appoint another primary U.S. Government securities dealer as our quotation agent.

The “comparable treasury issue”, with respect to any redemption date, means the United States Treasury security selected by the quotation agent as being the most recently issued United States Treasury note or bond as displayed by Bloomberg L.P. (or any successor service) on screens PX1 through PX8 (or any other screens as may replace such screens on such service) that has a remaining term comparable to the remaining term of the debt securities to be redeemed.

The “comparable treasury price”, with respect to any redemption date, will be (1) the average of five reference treasury dealer quotations (as described below) for such redemption date, after excluding the highest and lowest of such reference treasury dealer quotations, or (2) if the quotation agent obtains fewer than five such reference treasury dealer quotations, the average of all such quotations.

The “reference treasury dealer quotations”, with respect to each reference treasury dealer (as described below) and any redemption date, means the average, as determined by the quotation agent, of the bid and ask prices for the comparable treasury issue, expressed in each case as a percentage of its principal amount, quoted in writing to the quotation agent by such reference treasury dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

The “reference treasury dealer” will be (1) the quotation agent or (2) any other primary U.S. Government securities dealer selected by the quotation agent after consultation with us.

If we exercise an option to redeem any debt security, we will give to the holder written notice of the principal amount of the debt security to be redeemed, not less than 30 days nor more than 60 days before the applicable redemption date, unless your prospectus supplement provides a different notice period. We will give the notice in the manner described below in “— Notices”.

Street name and other indirect owners should contact their banks or brokers for information about how to exercise a repayment right in a timely manner.

We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

Mergers and Similar Transactions

We are generally permitted to merge or consolidate with another corporation or other entity. We are also permitted to sell our assets substantially as an entirety to another corporation or other entity. With regard to any series of debt securities, however, we may not take any of these actions unless all the following conditions are met:

•	If the successor entity in the transaction is not The Goldman Sachs Group, Inc., the successor entity must be organized as a corporation, partnership or trust and must expressly assume our obligations under the debt securities of that series and the underlying debt indenture with respect to that series. The successor entity may be organized under the laws of any jurisdiction, whether in the United States or elsewhere.

•	Immediately after the transaction, no default under the debt securities of that series has occurred and is continuing. For this purpose, “default under the debt securities of that series” means an event of default (or, with respect to any series of securities issued on or after January 1, 2017 under the 2008 indenture, a covenant breach) with respect to that series or any event that would be an event of default (or covenant breach) with respect to that series if the requirements for giving us default (or breach) notice and for our default (or breach) having to continue for a specific period of time were disregarded. We describe these matters below under “— Default, Remedies and Waiver of Default”.

If the conditions described above are satisfied with respect to the debt securities of any series, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell our assets substantially as an entirety to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of The Goldman Sachs Group, Inc. but in which we do not merge or consolidate and any transaction in which we sell less than substantially all our assets.

Also, if we merge, consolidate or sell our assets substantially as an entirety and the successor is a non-U.S. entity, neither we nor any successor would have any obligation to compensate you for any resulting adverse tax consequences relating to your debt securities.

Notwithstanding the foregoing and for the avoidance of doubt, with regard to any securities of any series issued on or after January 1, 2017 under the 2008 indenture or any securities of any series issued after July 7, 2017 under the subordinated debt indenture, we may sell or transfer our assets substantially as an entirety, in one or more transactions, to one or more entities, provided that the assets of The Goldman Sachs Group, Inc. and its direct or indirect subsidiaries in which it owns a majority of the combined voting power, taken together, are not sold or transferred substantially as an entirety to one or more entities that are not such subsidiaries.

Subordination Provisions

Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on those securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our “senior debt”, including all debt securities we have issued and will issue under either of the senior debt indentures and all warrants we will issue under the warrant indenture.

The ninth supplemental subordinated debt indenture to our subordinated debt indenture, which is applicable to all of our subordinated debt securities issued in or after 2015, defines “senior debt” as (i) all indebtedness and obligations of, or guaranteed or assumed by, The Goldman Sachs Group, Inc. that are for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, whether existing now or in the future, (ii) obligations of The Goldman Sachs Group, Inc. that are similar to those in clause (i) above and arise from off-balance sheet guarantees and direct credit substitutes, and (iii) all obligations of The Goldman Sachs Group, Inc.

associated with derivative products such as interest rate and foreign exchange contracts, commodity contracts and similar arrangements, and, in each case, all amendments, renewals, extensions, modifications and refundings of any indebtedness or obligations of that kind. Senior debt excludes the subordinated debt securities and any other indebtedness or obligations specifically designated as being subordinate, or not superior, in right of payment to the subordinated debt securities.

For purposes of our subordinated debt securities issued prior to 2015, “senior debt” is defined as all indebtedness and obligations of, or guaranteed or assumed by, The Goldman Sachs Group, Inc. for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, whether existing now or in the future, and all amendments, renewals, extensions, modifications and refundings of any indebtedness or obligations of that kind. Senior debt excludes the subordinated debt securities and any other indebtedness or obligations specifically designated as being subordinate, or not superior, in right of payment to the subordinated debt securities.

We may modify the subordination provisions, including the definition of senior debt, with respect to one or more series of subordinated debt securities. For a description of these modifications, see the applicable prospectus supplement.

The subordinated debt indenture provides that, unless all principal of and any premium or interest on the senior debt has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

•	in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets;

•	(a) in the event and during the continuation of any default in the payment of principal, premium or interest on any senior debt beyond any applicable grace period or (b) in the event that any event of default with respect to any senior debt has occurred and is continuing, permitting the holders of that senior debt (or a trustee) to accelerate the maturity of that senior debt, whether or not the maturity is in fact accelerated (unless, in the case of (a) or (b), the payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded) or (c) in the event that any judicial proceeding is pending with respect to a payment default or event of default described in (a) or (b); or

•	in the event that any subordinated debt securities have been declared due and payable before their stated maturity.

Holders of the subordinated debt securities may be fully subordinated to interests held by the U.S. government or other creditors in the event that we enter into a receivership, insolvency, liquidation or similar proceeding.

If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior debt.

Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior debt have been fully satisfied.

The subordinated debt indenture allows the holders of senior debt to obtain a court order requiring us and any holder of subordinated debt securities to comply with the subordination provisions.

The subordinated debt securities also have limited acceleration rights. In future subordinated debt securities issuances, unless otherwise provided in your prospectus supplement, there will not be any events of default except in the event of our bankruptcy, insolvency, receivership or reorganization. Therefore, the maturity of the subordinated debt securities would be accelerated only upon our bankruptcy, receivership, insolvency, or reorganization. Unless otherwise provided in your prospectus supplement, there will be no right of acceleration of the payment of principal of the subordinated debt securities upon a default in the payment of principal, interest or any other amount (including upon redemption) on the subordinated debt securities or in the performance of any of our covenants or agreements contained in the subordinated debt securities or in our subordinated debt indenture. No such payment or performance default will result in an event of default under the subordinated debt securities or permit any holders or the trustee to take action to enforce the subordinated debt securities or the subordinated debt indenture, except that a holder will be entitled at any time to bring a lawsuit for the payment of money due on the subordinated debt securities of such holder.

Restriction on Liens

In each of the senior debt indentures, we promise, with respect to each series of senior debt securities, not to create, assume, incur or guarantee any debt for borrowed money that is secured by a lien on the voting or profit participating equity ownership interests that we or any of our subsidiaries own in GS&Co., or in any subsidiary that beneficially owns or holds, directly or indirectly, those interests in GS&Co., unless we also secure the senior debt securities of that series on an equal or priority basis with the other secured debt. Our promise, however, is subject to an important exception: we may secure debt for borrowed money with liens on those interests without securing the senior debt securities of any series if our board of directors determines that the liens do not materially detract from or interfere with the value or control of those interests, as of the date of the determination.

The subordinated debt indenture does not include the promise described in the preceding paragraph.

Except as noted above, none of the indentures restrict our ability to put liens on our interests in our subsidiaries other than GS&Co., nor do the indentures restrict our ability to sell or otherwise dispose of our interests in any of our subsidiaries, including GS&Co. In addition, the restriction on liens in each of the senior debt indentures applies only to liens that secure debt for borrowed money. For example, liens imposed by operation of law, such as liens to secure statutory obligations for taxes or workers’ compensation benefits, or liens we create to secure obligations to pay legal judgments or surety bonds, would not be covered by this restriction.

Defeasance and Covenant Defeasance

Unless we say otherwise in the applicable prospectus supplement, the provisions for full defeasance and covenant defeasance described below apply to each senior debt security, but not to subordinated debt securities. In general, we expect these provisions to apply to each senior debt security that has a specified currency of U.S. dollars and is not an indexed debt security.

Full Defeasance. If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from all payment and other obligations on any senior debt securities. This is called full defeasance. For us to do so, each of the following must occur:

•	We must deposit in trust for the benefit of all holders of those senior debt securities money or a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on those senior debt securities on their various due dates;

•

There must be a change in current U.S. federal tax law or an Internal Revenue Service ruling that lets us make the above deposit without causing the holders to be taxed on those senior debt securities any differently than if we did not make the deposit and just repaid those senior debt securities ourselves. Under current federal tax law, the deposit and our legal release from your senior debt security would be treated as though we took back your senior debt security and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on your senior debt security; and

•	We must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above.

If we ever fully defeased your senior debt security, you would have to rely solely on the trust deposit for payments on your senior debt security. You would not be able to look to us for payment in the event of any shortfall.

Covenant Defeasance. Under current U.S. federal tax law, we can make the same type of deposit described above and be released from the restriction on liens described under “— Restriction on Liens” above and any other restrictive covenants relating to your senior debt security that may be described in your prospectus supplement. This is called covenant defeasance. In that event, you would lose the protection of those restrictive covenants. In order to achieve covenant defeasance for any senior debt securities, we must do both of the following:

•	We must deposit in trust for the benefit of the holders of those senior debt securities money or a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on those senior debt securities on their various due dates; and

•	We must deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing the holders to be taxed on those senior debt securities any differently than if we did not make the deposit and just repaid those senior debt securities ourselves.

If we accomplish covenant defeasance with regard to your senior debt security, the following provisions of the applicable senior debt indenture and your senior debt security would no longer apply:

•	Our promise not to create liens on our voting or profit participating equity ownership interests in GS&Co. described above under “— Restriction on Liens”;

•	Any additional covenants that your prospectus supplement may state are applicable to your senior debt security; and

•	Any events of default or covenant breaches resulting from a breach of the covenants referred to in the two prior bullets (see “— Default, Remedies and Waiver of Default — Events of Default” and “— Covenant Breaches” below).

Any right we have to redeem will survive covenant defeasance with regard to those senior debt securities.

If we accomplish covenant defeasance on your senior debt security, you can still look to us for repayment of your senior debt security in the event of any shortfall in the trust deposit. You should note, however, that if one of the remaining events of default occurred, such as our bankruptcy, and your senior debt security became immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Default, Remedies and Waiver of Default

You will have special rights if an event of default or a covenant breach with respect to your debt securities occurs and is continuing, as described in this subsection.

For securities issued under the 2008 indenture on or after January 1, 2017, and solely for the purposes of this section entitled “— Default, Remedies and Waiver of Default”, the term “series” refers to debt securities with the same CUSIP number.

Events of Default

Securities Issued on or After January 1, 2017 Under the 2008 Indenture

Unless your prospectus supplement says otherwise, when we refer to an event of default with respect to the debt securities of any series issued on or after January 1, 2017 under the 2008 indenture, we mean any of the following:

•	We do not pay the principal or any premium on any debt security of that series within 30 days after the due date;

•	We do not pay interest on any debt security of that series within 30 days after the due date;

•	We file for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to The Goldman Sachs Group, Inc. occur. Those events must arise under U.S. federal or state law, unless we merge, consolidate or sell our assets as described above and the successor firm is a non-U.S. entity. If that happens, then those events must arise under U.S. federal or state law or the law of the jurisdiction in which the successor firm is legally organized; or

•	If the applicable prospectus supplement states that any additional event of default applies to the series, that event of default occurs.

For securities issued under the 2008 indenture on or after January 1, 2017, no other defaults under or breaches of the 2008 indenture or any securities will result in an event of default, whether after notice, the passage of time or otherwise. However, certain events may give rise to a covenant breach, as described below under “— Covenant Breaches”.

We may change, eliminate or add to the events of default with respect to any particular series or any particular debt security or debt securities within a series, as indicated in the applicable prospectus supplement.

Securities Issued Under the 1999 Indenture or Issued Before January 1, 2017 Under the 2008 Indenture

Unless your prospectus supplement says otherwise, when we refer to an event of default with respect to the debt securities of any series issued under the 1999 indenture or issued before January 1, 2017 under the 2008 indenture, we mean any of the following:

•	We do not pay the principal or any premium on any debt security of that series on the due date;

•	We do not pay interest on any debt security of that series within 30 days after the due date;

•	We do not deposit a sinking fund payment with regard to any debt security of that series on the due date, but only if the payment is required under provisions described in the applicable prospectus supplement;

•

We remain in breach of our covenant described above under “— Restriction on Liens” or any other covenant we make in the debt indenture for the benefit of that series, for 60 days after we receive a notice of default stating that we are in breach and requiring us to remedy the breach. The notice must be sent by the trustee or the holders of at least 10% in principal amount of that series of debt securities then outstanding;

•	We file for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to The Goldman Sachs Group, Inc. occur. Those events must arise under U.S. federal or state law, unless we merge, consolidate or sell our assets as described above and the successor firm is a non-U.S. entity. If that happens, then those events must arise under U.S. federal or state law or the law of the jurisdiction in which the successor firm is legally organized; or

•	If the applicable prospectus supplement states that any additional event of default applies to the series, that event of default occurs.

We may change, eliminate or add to the events of default with respect to any particular series or any particular debt security or debt securities within a series, as indicated in the applicable prospectus supplement.

Securities Issued Under the Subordinated Debt Indenture

Unless your prospectus supplement says otherwise, when we refer to an event of default with respect to any series of subordinated debt securities issued under the subordinated debt indenture, we mean any of the following:

•	We file for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to The Goldman Sachs Group, Inc. occur. Those events must arise under U.S. federal or state law, unless we merge, consolidate or sell our assets as described above and the successor firm is a non-U.S. entity. If that happens, then those events must arise under U.S. federal or state law or the law of the jurisdiction in which the successor firm is legally organized; or

•	If the applicable prospectus supplement states that any additional event of default applies to the series, that event of default occurs.

For subordinated debt securities, no other defaults under or breaches of the subordinated debt indenture or any securities will result in an event of default or covenant breach, whether after notice, the passage of time or otherwise.

We may change, eliminate, or add to the events of default with respect to any particular series or any particular debt security or debt securities within a series, as indicated in the applicable prospectus supplement.

Covenant Breaches

Unless your prospectus supplement says otherwise, when we refer to a covenant breach with respect to the debt securities of any series issued on or after January 1, 2017 under the 2008 indenture, we mean the following:

•	We do not deposit a sinking fund payment with regard to any debt security of that series on the due date, but only if the payment is required under provisions described in the applicable prospectus supplement; or

•	We remain in breach of any covenant we make in the debt indenture for the benefit of that series, for 60 days after we receive a notice of covenant breach stating that we are in breach and requiring us to remedy the breach. The notice must be sent by the trustee or the holders of at least 10% in principal amount of that series of debt securities then outstanding.

We may change the definition of covenant breach with respect to any particular series or any particular debt security or debt securities within a series, as indicated in the applicable prospectus supplement. A covenant breach shall not be an event of default with respect to any security.

Remedies If an Event of Default or Covenant Breach Occurs

Except as otherwise specified in the applicable prospectus supplement, if an event of default has occurred with respect to any series of debt securities and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of all debt securities of that series then outstanding may declare the entire principal amount of the debt securities of that series to be due immediately. Except as otherwise specified in the applicable prospectus supplement, if the event of default occurs because of events in bankruptcy, insolvency or reorganization relating to The Goldman Sachs Group, Inc., the entire principal amount of the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder.

Each of the situations described above is called an acceleration of the stated maturity of the affected series of debt securities. Except as otherwise specified in the applicable prospectus supplement, if the stated maturity of any series is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in principal amount of the debt securities of that series may cancel the acceleration for the entire series.

For debt securities issued on or after January 1, 2017 under the 2008 indenture, acceleration will not be permitted for reasons other than a specified payment default or insolvency event that constitutes an event of default in respect of such securities. Neither the trustee nor any holders of such securities will have any enforcement right or other remedy in respect of covenant breaches (including breaches of the covenant described above under “— Mergers and Similar Transactions”) except as described below.

For subordinated debt securities, acceleration will not be permitted for reasons other than a specified insolvency event that constitutes an event of default in respect of such securities; neither the trustee nor any holders of such securities will have any enforcement right or other remedy in respect of any other defaults under or breach of the subordinated debt indenture or any securities except as described below. In addition, all the remedies available upon the occurrence of an event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described above under “— Subordination Provisions”.

If an event of default (or, with respect to securities issued on or after January 1, 2017 under the 2008 indenture, a covenant breach) occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the relevant debt indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

Except as described in the prior paragraph, the trustee is not required to take any action under the relevant debt indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This is called an indemnity. If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of all debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee with respect to that series. These majority holders may also direct the trustee in performing any other action under the applicable debt indenture with respect to the debt securities of that series.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to any debt security, all of the following must occur:

•	The holder of your debt security must give the trustee written notice that an event of default (or, with respect to securities issued on or after January 1, 2017 under the 2008 indenture, a covenant breach) has occurred, and the event of default (or covenant breach) must not have been cured or waived;

•	The holders of not less than 25% in principal amount of all debt securities of your series must make a written request that the trustee take action because of the default (or breach), and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;

•	The trustee must not have taken action for 60 days after the above steps have been taken; and

•	During those 60 days, the holders of a majority in principal amount of the debt securities of your series must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of the debt securities of your series.

You are entitled at any time, however, to bring a lawsuit for the payment of money due on your debt security on or after its stated maturity (or, if your debt security is redeemable, on or after its redemption date).

Waiver of Default

The holders of not less than a majority in principal amount of the debt securities of any series may waive a default for all debt securities of that series. If this happens, the default will be treated as if it has not occurred. No one can waive a payment default on your debt security, however, without the approval of the particular holder of that debt security. For the purpose of this paragraph, the term “default” means any event which is, or after notice or lapse of time or both would become, an event of default or covenant breach in respect of the relevant securities.

We Will Give the Trustee Information About Defaults Annually

We will furnish to each trustee every year a written statement of two of our officers certifying that to their knowledge we are in compliance with the applicable debt indenture and the debt securities issued under it, or else specifying any default under the relevant debt indenture. For the purpose of this paragraph, the term “default” means any event which is, or after notice or lapse of time or both would become, an event of default or covenant breach in respect of the relevant securities.

Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the stated maturity of a series of debt securities. Book-entry and other indirect owners are described below under “Legal Ownership and Book-Entry Issuance”.

Modification of the Debt Indentures and Waiver of Covenants

There are four types of changes we can make to our debt indentures and the debt securities or series of debt securities issued under a particular debt indenture.

Changes Requiring Each Holder’s Approval

First, there are changes that cannot be made without the approval of the holder of each debt security affected by the change under the applicable debt indenture. Here is a list of those types of changes:

•	change the stated maturity for any principal or interest payment on a debt security;

•	reduce the principal amount, the amount payable on acceleration of the stated maturity after a default, the interest rate or the redemption price for a debt security;

•	permit redemption of a debt security if not previously permitted;

•	impair any right a holder may have to require repayment of its debt security;

•	impair any right that a holder of an indexed or any other debt security may have to convert the debt security for or into securities;

•	change the currency of any payment on a debt security;

•	change the place of payment on a debt security;

•	impair a holder’s right to sue for payment of any amount due on its debt security;

•	reduce the percentage in principal amount of the debt securities of any one or more affected series, taken separately or together, as applicable, and whether comprising the same or different series or less than all of the debt securities of a series, the approval of whose holders is needed to change the debt indenture or those debt securities;

•	reduce the percentage in principal amount of the debt securities of any one or more affected series, taken separately or together, as applicable, and whether comprising the same or different series or less than all of the debt securities of a series, the consent of whose holders is needed to waive our compliance with the applicable debt indenture or to waive defaults; and

•	change the provisions of the applicable debt indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected debt security.

Changes Not Requiring Approval

The second type of change does not require any approval by holders of the debt securities affected. These changes are limited to clarifications and changes that would not adversely affect any debt securities of any series in any material respect. Nor do we need any approval to make changes that affect only debt securities to be issued under the applicable debt indenture after the changes take effect.

We may also make changes or obtain waivers that do not adversely affect a particular debt security, even if they affect other debt securities. In those cases, we do not need to obtain the approval of the holder of the unaffected debt security; we need only obtain any required approvals from the holders of the affected debt securities.

Modification of Subordination Provisions

We may not amend the subordinated debt indenture to alter the subordination of any outstanding subordinated debt securities without the written consent of each holder of senior debt then outstanding who would be adversely affected. In addition, we may not modify the subordination provisions of the subordinated debt indenture in a manner that would adversely affect the subordinated debt securities of any one or more series then outstanding in any material respect, without the consent of the holders of a majority in aggregate principal amount of all affected series then outstanding, voting together as one class (and also of any affected series that by its terms is entitled to vote separately as a series as described below).

Changes Requiring Majority Approval

Any other change to the 1999 indenture or the subordinated debt indenture and the debt securities issued under either such debt indenture would require the following approval:

•	If the change affects only the debt securities of a particular series it must be approved by the holders of a majority in principal amount of the debt securities of that series.

•	If the change affects the debt securities of more than one series of debt securities issued under the same debt indenture, it must be approved by the holders of a majority in principal amount of all such series affected by the change, with the debt securities of all the affected series voting together as one class for this purpose (and of any affected series that by its terms is entitled to vote separately as a class as described below).

On the other hand, any other change to the 2008 indenture and the debt securities issued under that debt indenture would require the following approval:

•	If the change affects only particular debt securities within a series, it must be approved by the holders of a majority in principal amount of such particular debt securities.

•	If the change affects multiple debt securities of one or more series, it must be approved by the holders of a majority in principal amount of all debt securities affected by the change, with all such affected debt securities voting together as one class for this purpose (and by the holders of a majority in principal amount of any affected debt securities that by their terms are entitled to vote separately as described below).

In each case, the required approval must be given by written consent.

This would mean that modification of terms with respect to certain securities of a series issued under the 2008 indenture could be effectuated without obtaining the consent of the holders of a majority in principal amount of other securities of such series that are not affected by such modification.

The same majority approval would be required for us to obtain a waiver of any of our covenants in any debt indenture. Our covenants include the promises we make about merging and putting liens on our interests in GS&Co., which we describe above under “— Mergers and Similar Transactions” and “— Restriction on Liens”, and which, in the latter case, are only for the benefit of the holders of our senior debt securities. If the holders approve a waiver of a covenant, we will not have to comply with it. The holders, however, cannot approve a waiver of any provision in a particular debt security, or in the applicable debt indenture as it affects that debt security, that we cannot change without the approval of the holder of that debt security as described above in “— Changes Requiring Each Holder’s Approval”, unless that holder approves the waiver.

Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change a debt indenture or any debt securities or request a waiver.

Special Rules for Action by Holders

When holders take any action under any of our debt indentures, such as giving a notice of default, notice of covenant breach, declaring an acceleration, approving any change or waiver or giving the trustee an instruction, we will apply the following rules.

Only Outstanding Debt Securities Are Eligible

Only holders of outstanding debt securities or the outstanding debt securities of the applicable series, as applicable, will be eligible to participate in any action by holders of such debt securities or the debt securities of that series. Also, we will count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met. For these purposes, a debt security will not be “outstanding” if:

•	it has been surrendered for cancellation;

•	we have deposited or set aside, in trust for its holder, money for its payment or redemption;

•	we have fully defeased it as described above under “— Defeasance and Covenant Defeasance — Full Defeasance”; or

•	we or one of our affiliates, such as GS&Co., is the owner.

Special Class Voting Rights

We may issue particular debt securities or a particular series of debt securities, as applicable, that are entitled, by their terms, to vote separately on matters (for example, modification or waiver of provisions in the applicable debt indenture) that would otherwise require a vote of all affected debt securities or all affected series voting together as a single class. Any such debt securities or series of debt securities would be entitled to vote together with all other affected debt securities or affected series voting together as one class, and would also be entitled to vote separately as a class only. In some cases, other parties may be entitled to exercise these special voting rights on behalf of the holders of the relevant debt securities or the relevant series. For debt securities or series of debt securities that have these rights, the rights will be described in the applicable prospectus supplement. For debt securities or series of debt securities that do not have these special rights, voting will occur as described in the preceding section, but subject to any separate voting rights of any other debt securities or series of debt securities having special rights.

We may issue series having these or other special voting rights without obtaining the consent of or giving notice to holders of outstanding debt securities or series.

Eligible Principal Amount of Some Debt Securities

In some situations, we may follow special rules in calculating the principal amount of debt securities that are to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity.

For any debt security of the kind described below, we will decide how much principal amount to attribute to the debt security as follows:

•	For an original issue discount debt security, we will use the principal amount that would be due and payable on the action date if the maturity of the debt security were accelerated to that date because of a default;

•	For a debt security whose principal amount is not known, we will use any amount that we indicate in the prospectus supplement for that debt security. The principal amount of a debt security may not be known, for example, because it is based on an index that changes from time to time and the principal amount is not to be determined until a later date; or

•	For debt securities with a principal amount denominated in one or more non-U.S. dollar currencies or currency units, we will use the U.S. dollar equivalent, which we will determine.

Determining Record Dates for Action by Holders

We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under a particular debt indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.

Form, Exchange and Transfer of Debt Securities

If any debt securities cease to be issued in registered global form, they will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	unless we indicate otherwise in your prospectus supplement, in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Holders may exchange their debt securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. You may not exchange your debt securities for securities of a different series or having different terms, unless your prospectus supplement says you may.

Holders may exchange or transfer their debt securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated debt securities at that office. We have appointed the trustee to act as our agent for registering debt securities in the names of holders and transferring and replacing debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any debt securities.

If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the debt securities of any series are redeemable and we redeem less than all those debt securities, we may block the transfer or exchange of those debt securities during the period beginning 15 calendar days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any debt security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

If a debt security is issued as a global debt security, only the depositary — e.g., DTC, Euroclear or Clearstream — will be entitled to transfer and exchange the debt security as described in this subsection, since the depositary will be the sole holder of the debt security.

The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and kind. If a debt security is convertible, exercisable or exchangeable into or for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of conversion, exercise or exchange will be described in the applicable prospectus supplement.

Payment of Additional Amounts

We intend to make all payments on the debt securities without deducting U.S. withholding taxes unless the law requires us to deduct withholding taxes. The remainder of this subsection does not apply unless the relevant prospectus supplement specifies that this subsection entitled “— Payment of Additional Amounts” is applicable to your debt securities.

If we are required by law to deduct U.S. withholding taxes on payments to non-U.S. investors and if so specified in your prospectus supplement, we will pay additional amounts on those payments to the extent described in this subsection.

We will pay additional amounts on a debt security only if the beneficial owner of the debt security is a United States alien. The term “United States alien” means any person who, for U.S. federal income tax purposes, is:

•	a nonresident alien individual;

•	a foreign corporation;

•	a foreign partnership one or more of the members of which is, for U.S. federal income tax purposes, a foreign corporation, a nonresident alien individual or a nonresident alien fiduciary of a foreign estate or trust; or

•	a nonresident alien fiduciary of an estate or trust that is not subject to U.S. federal income tax on a net income basis on income or gain from a debt security.

If the beneficial owner of a debt security is a United States alien, we will pay all additional amounts that may be necessary so that every net payment of interest or principal on that debt security will not be less than the amount provided for in that debt security. By net payment, we mean the amount we or our paying agent pays after deducting or withholding an amount for or on account of any present or future tax, assessment or other governmental charge imposed with respect to that payment by a U.S. taxing authority.

Our obligation to pay additional amounts is subject to several important exceptions, however. We will not pay additional amounts for or on account of any of the following:

•	any tax, assessment or other governmental charge imposed solely because at any time there is or was a connection between the beneficial owner — or between a fiduciary, settlor, beneficiary, shareholder or member of the beneficial owner, if the beneficial owner is an estate, trust, partnership or corporation — and the United States (other than the mere receipt of a payment or the ownership or holding of a debt security), including because the beneficial owner — or the fiduciary, settlor, beneficiary, shareholder or member — at any time, for U.S. federal income tax purposes:

•	is or was a citizen or resident or is or was treated as a resident of the United States;

•	is or was present in the United States;

•	is or was engaged in a trade or business in the United States;

•	has or had a permanent establishment in the United States;

•	is or was a personal holding company, a passive foreign investment company or a controlled foreign corporation;

•	is or was a corporation that accumulates earnings to avoid U.S. federal income tax; or

•	is or was the owner or deemed owner of ten percent or more of the total combined voting power of all classes of the stock of The Goldman Sachs Group, Inc., entitled to vote;

•	any tax, assessment or other governmental charge imposed solely because of a change in applicable law or regulation, or in any official interpretation or application of applicable law or regulation, that becomes effective more than 15 days after the day on which the payment becomes due or is duly provided for, whichever occurs later;

•	any estate, inheritance, gift, sales, excise, transfer, wealth or personal property tax, or any similar tax, assessment or other governmental charge;

•	any tax, assessment or other governmental charge imposed solely because the beneficial holder or any other person fails to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with the United States of the holder or any beneficial owner of the debt security, if compliance is required by statute or by regulation of the U.S. Treasury department or by an applicable income tax treaty to which the United States is a party, as a precondition to exemption from such tax, assessment or other governmental charge;

•	any tax, assessment or other governmental charge that can be paid other than by deduction or withholding from a payment on the debt securities;

•	any tax, assessment or other governmental charge imposed solely because the payment is to be made by a particular paying agent (including The Goldman Sachs Group, Inc.) and would not be imposed if made by another paying agent;

•	any tax, assessment or other governmental charge imposed solely because the holder (1) is a bank purchasing the debt security in the ordinary course of its lending business or (2) is a bank that is neither (A) buying the debt security for investment purposes only nor (B) buying the debt security for resale to a third party that either is not a bank or holding the debt security for investment purposes only; or

•	any combination of the taxes, assessments or other governmental charges described above.

In addition, we will not pay additional amounts with respect to any payment of principal, or interest to any United States alien who is a fiduciary or a partnership, or who is not the sole beneficial owner of the payment, to the extent that we would not have to pay additional amounts to any beneficiary or settlor of the fiduciary or any member of the partnership, or to any beneficial owner of the payment, if that person or entity were treated as the beneficial owner of the debt security for these purposes.

In addition, any amounts to be paid on the debt securities will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code, and no additional amounts will be required to be paid on account of any such deduction or withholding.

When we refer to a “U.S. taxing authority” in this subsection and “— Redemption and Repayment” above, we mean the United States of America or any state, other jurisdiction or taxing authority in the United States. When we refer to the “United States”, we mean the United States of America, including the states and the District of Columbia, together with the territories, possessions and all those areas subject to the jurisdiction of the United States of America.

When we refer to any payment of interest or principal on a debt security in this subsection, this includes any additional amount that may be payable as described above in respect of that payment.

Payment Mechanics for Debt Securities

Who Receives Payment?

If interest is due on a debt security on an interest payment date, we will pay the interest to the person in whose name the debt security is registered at the close of business on the regular record date relating to the interest payment date as described below under “— Payment and Record Dates for Interest”. If interest is due at maturity but on a day that is not an interest payment date, we will pay the interest to the person entitled to receive the principal of the debt security. If principal or another amount besides interest is due on a debt security at maturity, we will pay the amount to the holder of the debt security against surrender of the debt security at a proper place of payment or, in the case of a global debt security, in accordance with the applicable policies of the depositary, DTC, Euroclear or Clearstream, as applicable.

Payment and Record Dates for Interest

The dates on which interest will be payable will be specified in your prospectus supplement. Unless we specify otherwise in the applicable prospectus supplement, the regular record date relating to an interest payment date for any fixed rate debt security or floating rate debt security will be the 15th calendar day before that interest payment date. These record dates will apply regardless of whether a particular record date is a “business day”, as defined below. For the purpose of determining the holder at the close of business on a regular record date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day.

Notwithstanding the foregoing, and unless specified otherwise in your prospectus supplement, the regular record date relating to an interest payment date for any debt security in book-entry or global form will be the day immediately prior to the day on which the interest payment is to be made (as such payment day may be adjusted under the applicable business day convention). This prior day will be the record date whether or not it is a business day.

Unless we specify otherwise in this prospectus or in the applicable prospectus supplement, the term “days” refers to calendar days.

How We Will Make Payments Due in U.S. Dollars

We will follow the practice described in this subsection when paying amounts due in U.S. dollars. Payments of amounts due in other currencies will be made as described in the next subsection.

Payments on Global Debt Securities. We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described below in the section entitled “Legal Ownership and Book-Entry Issuance — What Is a Global Security?”.

Payments on Non-Global Debt Securities. We will make payments on a debt security in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the relevant regular record date. We will make all other payments by check or via wire transfer at the paying agent described below, against surrender of the debt security. All payments by check will be made in next-day funds — i.e., funds that become available on the day after the check is cashed or wire transfer is completed.

Alternatively, if a non-global debt security has a principal amount of at least $1,000,000 (or the equivalent in another currency) and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.

How We Will Make Payments Due in Other Currencies

We will follow the practice described in this subsection when paying amounts that are due in a specified currency other than U.S. dollars.

Payments on Global Debt Securities. We will make payments on a global debt security in the applicable specified currency in accordance with the applicable policies as in effect from time to time of the depositary, which will be DTC, Euroclear or Clearstream. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities in global form.

Indirect owners of a global debt security denominated in a currency other than U.S. dollars should consult their banks or brokers for information on how to request payment in the specified currency in cases where holders have a right to do so.

Payments on Non-Global Debt Securities. Except as described in the last paragraph under this heading, we will make payments on debt securities in non-global form in the applicable specified currency. We will make these payments by wire transfer of immediately available funds to any account that is maintained in the applicable specified currency at a bank designated by the holder and is acceptable to us and the trustee. To designate an account for wire payment, the holder must give the paying agent appropriate wire instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant regular record date. In the case of any other payment, the payment will be made only after the debt security is surrendered to the paying agent. Any instructions, once properly given, will remain in effect unless and until new instructions are properly given in the manner described above.

If a holder fails to give instructions as described above, we will notify the holder at the address in the trustee’s records and will make the payment within five business days after the holder provides appropriate instructions. Any late payment made in these circumstances will be treated under the applicable debt indenture as if made on the due date, and no interest will accrue on the late payment from the due date to the date paid.

Although a payment on a debt security in non-global form may be due in a specified currency other than U.S. dollars, we will make the payment in U.S. dollars if your prospectus supplement specifies that holders may ask us to do so and you make such a request. To request U.S. dollar payment in these circumstances, the holder must provide appropriate written notice to the trustee at least five business days before the next due date for which payment in U.S. dollars is requested. In the case of any interest payment due on an interest payment date, the request must be made by the person or entity who is the holder on the relevant regular record date. Any request, once properly made, will remain in effect unless and until revoked by notice properly given in the manner described above.

Book-entry and other indirect owners of a debt security with a specified currency other than U.S. dollars should contact their banks or brokers for information about how to receive payments in the specified currency or in U.S. dollars.

Conversion to U.S. Dollars. Unless otherwise indicated in your prospectus supplement, holders are not entitled to receive payments in U.S. dollars of an amount due in another currency, either on a global debt security or a non-global debt security.

If your prospectus supplement specifies that holders may request that we make payments in U.S. dollars of an amount due in another currency, the exchange rate agent described below will calculate the U.S. dollar amount the holder receives in the exchange rate agent’s discretion. A holder that requests payment in U.S. dollars will bear all associated foreign currency exchange costs, which will be deducted from the payment.

When the Specified Currency Is Not Available. If we are obligated to make any payment in a specified currency other than U.S. dollars, and the specified currency or any successor currency is not available to us due to circumstances beyond our control — such as the imposition of exchange controls or a disruption in the currency markets — we will be entitled to satisfy our obligation to make the payment in that specified currency by making the payment in U.S. dollars, on the basis of the exchange rate determined by the exchange rate agent described below, in its discretion.

The foregoing will apply to any debt security, whether in global or non-global form, and to any payment, including a payment at maturity. Any payment made under the circumstances and in a manner described above will not result in a default under any debt security or the applicable debt indenture.

Exchange Rate Agent. If we issue a debt security in a specified currency other than U.S. dollars, we will appoint a financial institution to act as the exchange rate agent and will name the institution initially appointed when the debt security is originally issued in the applicable prospectus supplement. We may select GS&Co. or another of our affiliates to perform this role. We may change the exchange rate agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change.

All determinations made by the exchange rate agent will be in its sole discretion unless we state in the applicable prospectus supplement that any determination requires our approval. In the absence of manifest error, those determinations will be conclusive for all purposes and binding on you and us, without any liability on the part of the exchange rate agent.

Payment When Offices Are Closed

Unless specified otherwise in the applicable prospectus supplement, if any payment is due on a debt security on a day that is not a business day, we will make the payment on the next business day. Payments postponed to the next business day in this situation will be treated under the applicable debt indenture as if they were made on the original due date. Postponement of this kind will not result in a default under any debt security or the applicable debt indenture, and, unless otherwise specified on the applicable prospectus supplement, no interest will accrue on the postponed amount from the original due date to the next business day. The term business day has a special meaning, which we describe above under “— Payment and Record Dates for Interest”.

Paying Agent

We may appoint one or more financial institutions to act as our paying agents, at whose designated offices debt securities in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. Initially, we have appointed the trustee, at its corporate trust office in New York City, as the paying agent. We must notify the trustee of changes in the paying agents.

Unclaimed Payments

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Notices

Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

Our Relationship With the Trustee

The Bank of New York Mellon has provided commercial banking and other services for us and our affiliates in the past and may do so in the future. Among other things, The Bank of New York Mellon provides us with a line of credit, holds debt securities issued by us and serves as trustee or agent with regard to other debt obligations and warrants of The Goldman Sachs Group, Inc. or its subsidiaries.

The Bank of New York Mellon is initially serving as the trustee for the senior debt securities and subordinated debt securities and the warrants issued under our warrant indenture. Consequently, if an actual or potential event of default or covenant breach occurs with respect to any of these securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign under one or more of the indentures, and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default or covenant breach means an event that would be an event of default or covenant breach if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

In addition, affiliates of the trustee have underwritten our securities from time to time in the past and may underwrite our securities from time to time in the future. The trustee may have to resign if a default occurs with respect to the debt securities within one year after any offering of our securities underwritten by an affiliate of the trustee, such as BNY Mellon Capital Markets, LLC, since the trustee would likely be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939. In that event, except in very limited circumstances, the trustee would be required to resign as trustee under one or more of the indentures and we would be required to appoint a successor trustee, unless the default is cured or waived within 90 days. In addition, the trustee can resign for any reason with 60 days notice, and we would be required to appoint a successor trustee. If the trustee resigns following a default or for any other reason, it may be difficult to identify and appoint a qualified successor trustee. The trustee will remain the trustee under the indenture until a successor is appointed. During the period of time until a successor is appointed, the trustee will have both (a) duties to noteholders under the indenture and (b) a conflicting interest under the indenture for purposes of the Trust Indenture Act.

Under the indentures, we are required to file with the trustee any information, documents and other reports, or summaries thereof, as may be required under the Trust Indenture Act, at the times and in the manner provided under the Trust Indenture Act. However, in case of documents filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, any such filing with the trustee need not be made until the 15th day after such filing is actually made with the SEC.

DESCRIPTION OF WARRANTS WE MAY OFFER

Please note that in this section entitled “Description of Warrants We May Offer”, references to The Goldman Sachs Group, Inc., “we”, “our” and “us” refer only to The Goldman Sachs Group, Inc. and not to its consolidated subsidiaries. Also, in this section, references to “holders” mean those who own warrants registered in their own names, on the books that we or the applicable trustee or warrant agent maintain for this purpose, and not those who own beneficial interests in warrants registered in street name or in warrants issued in book-entry form through one or more depositaries. Owners of beneficial interests in the warrants should read the section below entitled “Legal Ownership and Book-Entry Issuance”.

We May Issue Many Series of Warrants

We may issue warrants that are debt warrants or universal warrants. We may offer warrants separately or together with our debt securities. We may also offer warrants together with other warrants, purchase contracts and debt securities in the form of units, as summarized below in “Description of Units We May Offer”.

We have no restrictions on the number of warrants or number of distinct series of warrants we may issue. We will issue each series of warrants under either a warrant indenture or a warrant agreement. This section summarizes terms to be included in the warrant indenture and warrant agreements and terms of the warrants that apply generally to the warrants. We will describe the specific terms of your warrant in the applicable prospectus supplement. Those terms may vary from the terms described here.

As you read this section, please remember that the specific terms of your warrant as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your warrant.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable indenture or warrant agreement. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the warrant you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

Debt Warrants

We may issue warrants for the purchase of our debt securities on terms to be determined at the time of sale. We refer to this type of warrant as a “debt warrant”.

Universal Warrants

We may also issue warrants, on terms to be determined at the time of sale, for the purchase or sale of, or whose cash value is determined by reference to the performance, level or value of, one or more of the following:

•	securities of one or more issuers, including our common stock or preferred stock or other securities described in this prospectus or debt or equity securities of third parties;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance;

•	one or more indices; and/or

•	one or more baskets of the items described above.

We refer to this type of warrant as a “universal warrant”. We refer to each property described above as a “warrant property”.

We may satisfy our obligations, if any, and the holder of a universal warrant may satisfy its obligations, if any, with respect to any universal warrants by delivering:

•	the warrant property;

•	the cash value of the warrant property; or

•	the cash value of the warrants determined by reference to the performance, level or value of the warrant property.

The applicable prospectus supplement will describe what we may deliver to satisfy our obligations, if any, and what the holder of a universal warrant may deliver to satisfy its obligations, if any, with respect to any universal warrants.

General Terms of Warrants

Your prospectus supplement may contain, where applicable, the following information about your warrants:

•	the title and series of, the aggregate number of, and the original issue price of, the warrants;

•	the currency with which the warrants may be purchased;

•	the indenture or warrant agreement under which we will issue the warrants;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants will be issued in global or non-global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any debt security or purchase contract included in that unit;

•	the identities of the trustee or warrant agent, any depositaries and any paying, transfer, calculation or other agents for the warrants;

•	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed;

•	whether the warrants are to be sold separately or with other securities, as part of units or otherwise; and

•	any other terms of the warrants.

If we issue warrants as part of a unit, the applicable prospectus supplement will specify whether the warrants will be separable from the other securities in the unit before the warrants’ expiration date. A warrant issued in a unit in the United States may not be so separated before the 91st day after the unit is issued.

No holder of a warrant will have any rights of a holder of the warrant property deliverable under the warrant.

An investment in a warrant may involve special risks, including risks associated with indexed securities and currency-related risks if the warrant or the warrant property is linked to an index or is payable in or otherwise linked to a non-U.S. dollar currency. We describe some of these risks below under “Considerations Relating to

Indexed Securities” and “Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency”.

Because we are a holding company, our ability to perform our obligations on the warrants will depend in part on our ability to participate in distributions of assets from our subsidiaries. We discuss these matters above under “Description of Debt Securities We May Offer — We Are a Holding Company”.

Our affiliates may resell warrants in market-making transactions after their initial issuance. We discuss these transactions above under “Description of Debt Securities We May Offer — Information in Your Prospectus Supplement — Market-Making Transactions”.

Additional Terms of Warrants

Debt Warrants

If you purchase debt warrants, your prospectus supplement may contain, where applicable, the following additional information about your warrants:

•	the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the debt warrants;

•	the exercise price and whether the exercise price may be paid in cash, by the exchange of any debt warrants or other securities or both and the method of exercising the debt warrants; and

•	the designation, terms and amount of debt securities, if any, to be issued together with each of the debt warrants and the date, if any, after which the debt warrants and debt securities will be separately transferable.

Universal Warrants

If you purchase universal warrants, your prospectus supplement may contain, where applicable, the following additional information about your warrants:

•	whether the universal warrants are put warrants or call warrants, including in either case warrants that may be settled by means of net cash settlement or cashless exercise, or any other type of warrants;

•	the money or warrant property, and the amount or method of determining the amount of money or warrant property, payable or deliverable upon exercise of each universal warrant;

•	the price at which and the currency with which the warrant property may be purchased or sold by or on behalf of the holder of each universal warrant upon the exercise of that warrant, or the method of determining that price;

•	whether the exercise price may be paid in cash, by the exchange of any universal warrants or other securities or both, and the method of exercising the universal warrants; and

•	whether the exercise of the universal warrants is to be settled in cash or by delivery of the warrant property or both and whether settlement will occur on a net basis or a gross basis.

General Provisions of Warrant Indenture

We may issue universal warrants under the warrant indenture. Warrants of this kind will not be secured by any property or assets of The Goldman Sachs Group, Inc. or its subsidiaries. Thus, by owning a warrant issued under the indenture, you hold one of our unsecured obligations.

The warrants issued under the indenture will be contractual obligations of The Goldman Sachs Group, Inc. and will rank equally with all of our other unsecured contractual obligations and unsecured and unsubordinated debt. The indenture does not limit our ability to incur additional contractual obligations or debt.

The indenture is a contract between us and The Bank of New York Mellon, which will initially act as trustee. The trustee has two main roles:

•	First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe below under “— Default, Remedies and Waiver of Default”.

•	Second, the trustee performs administrative duties for us, such as sending you payments and notices.

See “— Our Relationship With the Trustee” below for more information about the trustee.

We May Issue Many Series of Warrants Under the Indenture

We do not have any restrictions on the number of distinct series of warrants that we may issue under the warrant indenture. This section summarizes terms of the warrants that apply generally to all series. The provisions of the indenture allow us not only to issue warrants with terms different from those of warrants previously issued under the indenture, but also to “reopen” a previously issued series of warrants and issue additional warrants of that series.

Amounts That We May Issue

The warrant indenture does not limit the aggregate number of warrants that we may issue or the number of series or the aggregate amount of any particular series. We may issue warrants and other securities at any time without your consent and without notifying you.

The indenture and the warrants do not limit our ability to incur other contractual obligations or indebtedness or to issue other securities. Also, the terms of the warrants do not impose financial or similar restrictions on us except as described below under “— Restriction on Liens”.

Expiration Date and Payment or Settlement Date

The term “expiration date” with respect to any warrant means the date on which the right to exercise the warrant expires. The term “payment or settlement date” with respect to any warrant means the date when any money or warrant property with respect to that warrant becomes payable or deliverable upon exercise or redemption of that warrant in accordance with its terms.

This Section Is Only a Summary

The warrant indenture and its associated documents, including your warrant, contain the full legal text of the matters described in this section and your prospectus supplement. We have filed a copy of the indenture with the SEC as an exhibit to our registration statement. See “Available Information” above for information on how to obtain a copy of it.

This section and your prospectus supplement summarize all the material terms of the indenture and your warrant. They do not, however, describe every aspect of the indenture and your warrant. For example, in this section and your prospectus supplement, we use terms that have been given special meaning in the indenture, but we describe the meaning for only the more important of those terms.

Governing Law

The warrant indenture and the warrants will be governed by New York law.

Currency of Warrants

Amounts that become due and payable on your warrant may be payable in a currency, composite currency, basket of currencies or currency unit or units specified in your prospectus supplement. We refer to this currency, composite currency, basket of currencies or currency unit or units as a “specified currency”. The specified currency for your warrant will be U.S. dollars, unless your prospectus supplement states otherwise. You will have to pay for your warrant by delivering the requisite amount of the specified currency to GS&Co. or another firm that we name in your prospectus supplement, unless other arrangements have been made between you and us or you and that firm. We will make payments on your warrants in the specified currency, except as described below in “— Payment Mechanics for Warrants”. See “Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency” below for more information about risks of investing in warrants of this kind.

Mergers and Similar Transactions

We are generally permitted to merge or consolidate with another corporation or other entity. We are also permitted to sell our assets substantially as an entirety to another corporation or other entity. With regard to any warrant, however, we may not take any of these actions unless all the following conditions are met:

•	If the successor entity in the transaction is not The Goldman Sachs Group, Inc., the successor entity must be organized as a corporation, partnership or trust and must expressly assume our obligations under that warrant and the indenture. The successor entity may be organized under the laws of any jurisdiction, whether in the United States or elsewhere.

•	Immediately after the transaction, no default under the warrant has occurred and is continuing. For this purpose, “default under the warrant” means an event of default with respect to that warrant or any event that would be an event of default with respect to that warrant if the requirements for giving us default notice and for our default having to continue for a specific period of time were disregarded. We describe these matters below under “— Default, Remedies and Waiver of Default”.

If the conditions described above are satisfied with respect to any warrant, we will not need to obtain the approval of the holder of that warrant in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell our assets substantially as an entirety to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of The Goldman Sachs Group, Inc. but in which we do not merge or consolidate and any transaction in which we sell less than substantially all our assets.

Also, if we merge, consolidate or sell our assets substantially as an entirety and the successor is a non-U.S. entity, neither we nor any successor would have any obligation to compensate you for any resulting adverse tax consequences relating to your warrants.

Restriction on Liens

In the warrant indenture, we promise, with respect to each series of warrants, not to create or guarantee any debt for borrowed money that is secured by a lien on the voting or profit participating equity ownership interests that we or any of our subsidiaries own in GS&Co., or in any subsidiary that beneficially owns or holds, directly or indirectly, those interests in GS&Co., unless we also secure the warrants of that series on an equal or priority basis with the secured debt. Our promise, however, is subject to an important exception: we may secure debt for borrowed money with liens on those interests without securing the warrants of any series if our board of directors determines that the liens do not materially detract from or interfere with the value or control of those interests as of the date of the determination.

Except as noted above, the indenture does not restrict our ability to put liens on our interests in our subsidiaries other than GS&Co., nor does the indenture restrict our ability to sell or otherwise dispose of our interests in any of our subsidiaries, including GS&Co. In addition, the restriction on liens in the indenture applies only to liens that secure debt for borrowed money. For example, liens imposed by operation of law, such as liens to secure statutory obligations for taxes or workers’ compensation benefits, or liens we create to secure obligations to pay legal judgments or surety bonds, would not be covered by this restriction.

Default, Remedies and Waiver of Default

You will have special rights if an event of default with respect to your warrant occurs and is continuing, as described in this subsection.

Events of Default. Unless your prospectus supplement says otherwise, when we refer to an event of default with respect to any warrant, we mean that, upon satisfaction by the holder of the warrant of all conditions precedent to our relevant obligation or covenant to be satisfied by the holder, any of the following occurs:

•	We do not pay any money or deliver any warrant property with respect to that warrant on the payment or settlement date in accordance with the terms of that warrant;

•	We remain in breach of our covenant described above under “— Restriction on Liens”, or any other covenant we make in the indenture for the benefit of the holder of that warrant for 60 days after we receive a notice of default stating that we are in breach and requiring us to remedy the breach. The notice must be sent by the trustee or the holders of at least 10% in number of the relevant series of warrants;

•	We file for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to The Goldman Sachs Group, Inc. occur. Those events must arise under U.S. federal or state law, unless we merge, consolidate or sell our assets as described above and the successor firm is a non-U.S. entity. If that happens, then those events must arise under U.S. federal or state law or the law of the jurisdiction in which the successor firm is legally organized; or

•	If the applicable prospectus supplement states that any additional event of default applies to the series, that event of default occurs.

If we do not pay any money or deliver any warrant property when due with respect to a particular warrant of a series, as described in the first bullet point above, that failure to make a payment or delivery will not constitute an event of default with respect to any other warrant of the same series or any other series.

Remedies If an Event of Default Occurs. If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

Except as described in the prior paragraph, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This is called an indemnity. If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in number of all warrants of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee with respect to that series. These majority holders may also direct the trustee in performing any other action under the indenture with respect to the warrants of that series.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to any warrant, all of the following must occur:

•	The holder of your warrant must give the trustee written notice that an event of default has occurred, and the event of default must not have been cured or waived;

•	The holders of not less than 25% in number of all warrants of your series must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;

•	The trustee must not have taken action for 60 days after the above steps have been taken; and

•	During those 60 days, the holders of a majority in number of the warrants of your series must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in number of the warrants of your series.

You are entitled at any time to bring a lawsuit for the payment of any money or delivery of any warrant property due on your warrant on or after its payment or settlement date.

Waiver of Default. The holders of not less than a majority in number of the warrants of any series may waive a default for all warrants of that series. If this happens, the default will be treated as if it has not occurred. No one can waive a default in payment of any money or delivery of any warrant property due on any warrant, however, without the approval of the particular holder of that warrant.

We Will Give the Trustee Information About Defaults Annually. We will furnish to the trustee every year a written statement of two of our officers certifying that to their knowledge we are in compliance with the indenture and the warrants issued under it, or else specifying any default under the indenture.

Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee. Book-entry and other indirect owners are described below under “Legal Ownership and Book-Entry Issuance”.

Modification of the Warrant Indenture and Waiver of Covenants

There are three types of changes we can make to the warrant indenture and the warrants of any series issued under that indenture.

Changes Requiring Each Holder’s Approval. First, there are changes that cannot be made without the approval of each holder of a warrant affected by the change. Here is a list of those types of changes:

•	change the exercise price of the warrant;

•	change the terms of any warrant with respect to the payment or settlement date of the warrant;

•	reduce the amount of money payable or reduce the amount or change the kind of warrant property deliverable upon the exercise of the warrant or any premium payable upon redemption of the warrant;

•	change the currency of any payment on a warrant;

•	change the place of payment on a warrant;

•	permit redemption of a warrant if not previously permitted;

•	impair a holder’s right to exercise its warrant, or sue for payment of any money payable or delivery of any warrant property deliverable with respect to its warrant on or after the payment or settlement date or, in the case of redemption, the redemption date;

•	if any warrant provides that the holder may require us to repurchase the warrant, impair the holder’s right to require repurchase of the warrant;

•	reduce the percentage in number of the warrants of any one or more affected series, taken separately or together, as applicable, the approval of whose holders is needed to change the indenture or those warrants;

•	reduce the percentage in number of the warrants of any one or more affected series, taken separately or together, as applicable, the consent of whose holders is needed to waive our compliance with the indenture or to waive defaults; and

•	change the provisions of the indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected warrant.

Changes Not Requiring Approval. The second type of change does not require any approval by holders of the warrants of an affected series. These changes are limited to clarifications and changes that would not adversely affect the warrants of that series in any material respect. Nor do we need any approval to make changes that affect only warrants to be issued under the indenture after the changes take effect.

We may also make changes or obtain waivers that do not adversely affect a particular warrant, even if they affect other warrants. In those cases, we do not need to obtain the approval of the holder of that warrant; we need only obtain any required approvals from the holders of the affected warrants.

Changes Requiring Majority Approval. Any other change to the indenture and the warrants issued under the indenture would require the following approval:

•	If the change affects only the warrants of a particular series, it must be approved by the holders of a majority in number of the warrants of that series.

•	If the change affects the warrants of more than one series issued under the indenture, it must be approved by the holders of a majority in number of all series affected by the change, with the warrants of all the affected series voting together as one class for this purpose.

In each case, the required approval must be given by written consent.

The same majority approval would be required for us to obtain a waiver of any of our covenants in the indenture. Our covenants include the promises we make about merging and putting liens on our interests in GS&Co., which we describe above under “— Mergers and Similar Transactions” and “— Restriction on Liens”. If the holders approve a waiver of a covenant, we will not have to comply with it. The holders, however, cannot approve a waiver of any provision in a particular warrant, or in the indenture as it affects that warrant, that we cannot change without the approval of the holder of that warrant as described above in “— Changes Requiring Each Holder’s Approval”, unless that holder approves the waiver.

Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the warrant indenture or any warrants or request a waiver.

Special Rules for Action by Holders

When holders take any action under the warrant indenture, such as giving a notice of default, approving any change or waiver or giving the trustee an instruction, we will apply the following rules.

Only Outstanding Warrants Are Eligible. Only holders of outstanding warrants of the applicable series will be eligible to participate in any action by holders of warrants of that series. Also, we will count only outstanding warrants in determining whether the various percentage requirements for taking action have been met. For these purposes, a warrant will not be “outstanding” if:

•	it has been surrendered for cancellation;

•	it has been called for redemption;

•	we have deposited or set aside, in trust for its holder, money or warrant property for its payment or settlement; or

•	we or one of our affiliates, such as GS&Co., is the owner.

Determining Record Dates for Action by Holders. We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under the indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global warrant may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global warrants may differ from those for other warrants.

Redemption

We will not be entitled to redeem your warrant before its expiration date unless your prospectus supplement specifies a redemption commencement date.

If your prospectus supplement specifies a redemption commencement date, it will also specify one or more redemption prices. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of warrants during those periods will apply.

If your prospectus supplement specifies a redemption commencement date, your warrant will be redeemable at our option at any time on or after that date or at a specified time or times. If we redeem your warrant, we will do so at the specified redemption price. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your warrant is redeemed.

If we exercise an option to redeem any warrant, we will give to the holder written notice of the redemption price of the warrant to be redeemed, not less than 30 days nor more than 60 days before the applicable redemption date or within any other period before the applicable redemption date specified in the applicable prospectus supplement. We will give the notice in the manner described below in “— Notices”.

We or our affiliates may purchase warrants from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Warrants that we or they purchase may, at our discretion, be held, resold or canceled.

Form, Exchange and Transfer of Warrants

We will issue each warrant in global — i.e., book-entry — form only, unless we say otherwise in the applicable prospectus supplement. Warrants in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the warrants represented by the global security. Those who own beneficial interests in a global warrant will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under “Legal Ownership and Book-Entry Issuance”.

If a warrant is issued as a registered global warrant, only the depositary — e.g., DTC, Euroclear and Clearstream — will be entitled to transfer and exchange the warrant as described in this subsection, since the depositary will be the sole holder of the warrant.

If any warrants cease to be issued in registered global form, they will be issued:

•	only in fully registered form; and

•	only in the denominations specified in your prospectus supplement.

Holders may exchange their warrants for warrants of smaller denominations or combined into fewer warrants of larger denominations, as long as the total number of warrants is not changed.

Holders may exchange or transfer their warrants at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated warrants at that office. We have appointed the trustee to act as our agent for registering warrants in the names of holders and transferring and replacing warrants. We may, without your approval, appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their warrants, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any warrants.

If we have the right to redeem, accelerate or settle any warrants before their expiration, and we exercise our right as to less than all those warrants, we may block the transfer or exchange of those warrants during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing or during any other period specified in the applicable prospectus supplement, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any warrant selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any warrant being partially settled.

If we have designated additional transfer agents for your warrant, they will be named in your prospectus supplement. We may, without your approval, appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

The rules for exchange described above apply to exchange of warrants for other warrants of the same series and kind. If a warrant is exercisable for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of exercise will be described in the applicable prospectus supplement.

Payment Mechanics for Warrants

Who Receives Payment? If money is due on a warrant at its payment or settlement date, we will pay the amount to the holder of the warrant against surrender of the warrant at a proper place of payment or, in the case of a global warrant, in accordance with the applicable policies of the depositary, Euroclear and Clearstream, as applicable.

How We Will Make Payments Due in U.S. Dollars. We will follow the practice described in this subsection when paying amounts due in U.S. dollars. Payments of amounts due in other currencies will be made as described in the next subsection.

•	Payments on Global Warrants. We will make payments on a global warrant in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global warrant. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described in the section entitled “Legal Ownership and Book-Entry Issuance — What Is a Global Security?”.

•	Payments on Non-Global Warrants. We will make payments on a warrant in non-global, registered form as follows. We will make all payments by check at the paying agent described below, against surrender of the warrant. All payments by check will be made in next-day funds — i.e., funds that become available on the day after the check is cashed.

Alternatively, if a non-global warrant has an original issue price of at least $1,000,000 (or the equivalent in another currency) and the holder asks us to do so, we will pay any amount that becomes due on the warrant by wire transfer of immediately available funds to an account at a bank in New York City, on the payment or settlement date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. Payment will be made only after the warrant is surrendered to the paying agent.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their warrants.

How We Will Make Payments Due in Other Currencies. We will follow the practice described in this subsection when paying amounts that are due in a specified currency other than U.S. dollars.

Payments on Global Warrants. We will make payments on a global warrant in the applicable specified currency in accordance with the applicable policies as in effect from time to time of the depositary, which may be DTC, Euroclear or Clearstream. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all warrants in global form.

Indirect owners of a global warrant denominated in a currency other than U.S. dollars should consult their banks or brokers for information on how to request payment in the specified currency in cases where holders have a right to do so.

Payments on Non-Global Warrants. Except as described in the last paragraph under this heading, we will make payments on warrants in non-global form in the applicable specified currency. We will make these payments by wire transfer of immediately available funds to any account that is maintained in the applicable specified currency at a bank designated by the holder and is acceptable to us and the trustee. To designate an account for wire payment, the holder must give the paying agent appropriate wire instructions at least five business days before the requested wire payment is due. The payment will be made only after the warrant is surrendered to the paying agent.

If a holder fails to give instructions as described above, we will notify the holder at the address in the trustee’s records and will make the payment within five business days after the holder provides appropriate instructions. Any late payment made in these circumstances will be treated under the indenture as if made on the payment or settlement date, and no interest will accrue on the late payment from the payment or settlement date to the date paid.

Although a payment on a warrant in non-global form may be due in a specified currency other than U.S. dollars, we will make the payment in U.S. dollars if your prospectus supplement specifies that holders may ask us to do so and you make such a request. To request U.S. dollar payment in these circumstances, the holder must provide appropriate written notice to the trustee at least five business days before the payment or settlement date for which payment in U.S. dollars is requested.

Book-entry and other indirect owners of a warrant with a specified currency other than U.S. dollars should contact their banks or brokers for information about how to receive payments in the specified currency or in U.S. dollars.

Conversion to U.S. Dollars. Unless otherwise indicated in your prospectus supplement, holders are not entitled to receive payments in U.S. dollars of an amount due in another currency, either on a global warrant or a non-global warrant.

If your prospectus supplement specifies that holders may request that we make payments in U.S. dollars of an amount due in another currency, the exchange rate agent described below will calculate the U.S. dollar amount the holder receives in the exchange rate agent’s discretion. A holder that requests payment in U.S. dollars will bear all associated currency exchange costs, which will be deducted from the payment.

When the Specified Currency Is Not Available. If we are obligated to make any payment in a specified currency other than U.S. dollars, and the specified currency or any successor currency is not available to us due to circumstances beyond our control — such as the imposition of exchange controls or a disruption in the currency markets — we will be entitled to satisfy our obligation to make the payment in that specified currency by making the payment in U.S. dollars, on the basis of the exchange rate determined by the exchange rate agent described below, in its discretion.

The foregoing will apply to any warrant, whether in global or non-global form, and to any payment, including a payment at the payment or settlement date. Any payment made under the circumstances and in a manner described above will not result in a default under any warrant or the indenture.

Exchange Rate Agent. If we issue a warrant in a specified currency other than U.S. dollars, we will appoint a financial institution to act as the exchange rate agent and will name the institution initially appointed when the warrant is originally issued in the applicable prospectus supplement. We may select GS&Co. or another of our affiliates to perform this role. We may change the exchange rate agent from time to time after the original issue date of the warrant without your consent and without notifying you of the change.

All determinations made by the exchange rate agent will be in its sole discretion unless we state in the applicable prospectus supplement that any determination requires our approval. In the absence of manifest error, those determinations will be conclusive for all purposes and binding on you and us, without any liability on the part of the exchange rate agent.

Payment When Offices Are Closed. Unless otherwise specified in the applicable prospectus supplement, if any payment or delivery of warrant property is due on a warrant on a day that is not a business day, we will make the payment or delivery on the next day that is a business day. Payments or deliveries postponed to the next business day in this situation will be treated under the indenture as if they were made on the original payment or settlement date. Postponement of this kind will not result in a default under any warrant or the indenture, and, unless otherwise specified in the applicable prospectus supplement, no interest will accrue on the postponed amount from the original payment or settlement date to the next day that is a business day.

The term “business day” means, for any warrant, a day that meets all the following applicable requirements:

•	for all warrants, is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City are authorized or obligated by law or executive order to close and that satisfies any other criteria specified in your prospectus supplement; and

•	if the warrant has a specified currency other than U.S. dollars or euros, is also a day on which banking institutions are not authorized or obligated by law, regulation or executive order to close in the principal financial center of the country issuing the specified currency.

Paying Agent. We may appoint one or more financial institutions to act as our paying agents, at whose designated offices warrants in non-global form may be surrendered for payment at their payment or settlement date. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. Initially, we have appointed the trustee, at its corporate trust office in New York City, as the paying agent. We must notify the trustee of changes in the paying agents.

Unclaimed Payments. Regardless of who acts as paying agent, all money paid or warrant property delivered by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid or redelivered to us. After that two-year period, the holder may look only to us for payment of any money or delivery of any warrant property, and not to the trustee, any other paying agent or anyone else.

Notices

Notices to be given to holders of a global warrant will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of warrants not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

Our Relationship With the Trustee

The Bank of New York Mellon has provided commercial banking and other services for us and our affiliates in the past and may do so in the future. Among other things, The Bank of New York Mellon provides us with a line of credit, holds debt securities issued by us and serves as trustee or agent with regard to other warrants and debt obligations of The Goldman Sachs Group, Inc. or its subsidiaries.

The Bank of New York Mellon is initially serving as the trustee for the warrants issued under the warrant indenture and for the senior debt securities and subordinated debt securities. Consequently, if an actual or potential event of default occurs with respect to any of these securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign under one or more of the indentures, and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

In addition, affiliates of the trustee may underwrite our warrants from time to time in the future. The trustee may have to resign if a default occurs with respect to the warrants within one year after any offering of our warrants underwritten by an affiliate of the trustee, such as BNY Mellon Capital Markets, LLC, since the trustee would likely be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939. In that event, except in very limited circumstances, the trustee would be required to resign as trustee under one or more of the indentures and we would be required to appoint a successor trustee, unless the default is cured or waived within 90 days. In addition, the trustee can resign for any reason with 60 days’ notice, and we would be required to appoint a successor trustee. If the trustee resigns following a default or for any other reason, it may be difficult to identify and appoint a qualified successor trustee. The trustee will remain the trustee under the indenture until a successor is appointed. During the period of time until a successor is appointed, the trustee will have both (a) duties to noteholders under the indenture and (b) a conflicting interest under the indenture for purposes of the Trust Indenture Act.

General Provisions of Warrant Agreements

We may issue debt warrants and some universal warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company or other financial institution as warrant agent. We may add, replace or terminate warrant agents from time to time. We may also choose to act as our own warrant agent. We will describe the warrant agreement under which we issue any warrants in the applicable prospectus supplement, and we will file that agreement with the SEC, either as an exhibit to an amendment to the registration statement of which this prospectus is a part or as an exhibit to a current report on Form 8-K. See “Available Information” above for information on how to obtain a copy of a warrant agreement when it is filed.

We may also issue universal warrants under the warrant indenture. For these warrants, the applicable provisions of the warrant indenture described above would apply instead of the provisions described in this section.

Enforcement of Rights

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. The warrant agent will not assume any obligation or relationship of agency or trust for or with any holders of those warrants. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms. No holder of any warrant will be entitled to any rights of a holder of the debt securities or warrant property purchasable upon exercise of the warrant, including any right to receive payments on those debt securities or warrant property or to enforce any covenants or rights in the relevant indenture or any other agreement.

Modifications Without Consent of Holders

We and the applicable warrant agent may amend any warrant or warrant agreement without the consent of any holder:

•	to cure any ambiguity;

•	to cure, correct or supplement any defective or inconsistent provision; or

•	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only warrants to be issued after the changes take effect. We may also make changes that do not adversely affect a particular warrant in any material respect, even if they adversely affect other warrants in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected warrant; we need only obtain any required approvals from the holders of the affected warrants.

Modifications with Consent of Holders

We may not amend any particular warrant or a warrant agreement with respect to any particular warrant unless we obtain the consent of the holder of that warrant, if the amendment would:

•	change the exercise price of the warrant;

•	change the kind or reduce the amount of the warrant property or other consideration receivable upon exercise, cancellation or expiration of the warrant;

•	shorten, advance or defer the period of time during which the holder may exercise the warrant or otherwise impair the holder’s right to exercise the warrant; or

•	reduce the percentage of outstanding, unexpired warrants of any series or class the consent of whose holders is required to amend the series or class, or the applicable warrant agreement with regard to that series or class, as described below.

Any other change to a particular warrant agreement and the warrants issued under that agreement would require the following approval:

•	If the change affects only the warrants of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding, unexpired warrants of that series.

•	If the change affects the warrants of more than one series issued under that agreement, the change must be approved by the holders of a majority of all outstanding, unexpired warrants of all series affected by the change, with the warrants of all the affected series voting together as one class for this purpose.

In each case, the required approval must be given in writing.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

The warrant agreements and any warrants issued under the warrant agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the warrants and warrant agreements. We will then be relieved of any further obligation under the warrants and warrant agreements.

The warrant agreements and any warrants issued under the warrant agreements will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries, nor will they restrict our ability to sell our assets. The warrant agreements and any warrants issued under the warrant agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

Each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.

Form, Exchange and Transfer

We will issue each warrant in global — i.e., book-entry — form only, unless we specify otherwise in the applicable prospectus supplement. Warrants in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the warrants represented by the global security. Those who own beneficial interests in a global warrant will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under “Legal Ownership and Book-Entry Issuance”.

In addition, we will issue each warrant in registered form.

If any warrants are issued in non-global form, the following will apply to them:

The warrants will be issued in fully registered form in denominations stated in the applicable prospectus supplement. Holders may exchange their warrants for warrants of smaller denominations or combined into fewer warrants of larger denominations, as long as the total number of warrants is not changed.

Holders may exchange or transfer their warrants at the office of the warrant agent. They may also replace lost, stolen, destroyed or mutilated warrants at that office. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their warrants, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any warrants.

If we have the right to redeem, accelerate or settle any warrants before their expiration, and we exercise our right as to less than all those warrants, we may block the transfer or exchange of those warrants during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any warrant selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any warrant being partially settled.

Only the depositary will be entitled to transfer or exchange a warrant in global form, since it will be the sole holder of the warrant.

Payments and Notices

In making payments and giving notices with respect to our warrants issued under warrant agreements, we will follow the procedures we plan to use with respect to our warrants issued under the warrant indenture, where applicable. We describe these procedures above under “— General Provisions of Warrant Indenture — Payment Mechanics for Warrants” and “— Notices”.

Calculation Agent

Calculations relating to warrants will be made by the calculation agent, an institution that we appoint as our agent for this purpose. That institution may include any affiliate of ours, such as GS&Co. The prospectus supplement for a particular warrant will name the institution that we have appointed to act as the calculation agent for that warrant as of its original issue date. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the warrant without your consent and without notifying you of the change.

The calculation agent’s determination of any amount of money payable or warrant property deliverable with respect to a warrant will be final and binding in the absence of manifest error.

All percentages resulting from any calculation relating to a warrant will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or .0987654) and 9.876545% (or .09876545) being rounded up to 9.87655% (or .0987655). All amounts used in or resulting from any calculation relating to a warrant will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

DESCRIPTION OF PURCHASE CONTRACTS WE MAY OFFER

Please note that in this section entitled “Description of Purchase Contracts We May Offer”, references to “The Goldman Sachs Group, Inc.”, “we”, “our” and “us” refer only to The Goldman Sachs Group, Inc. and not to its consolidated subsidiaries. Also, in this section, references to “holders” mean those who own purchase contracts registered in their own names, on the books that we or our agent maintain for this purpose, and not those who own beneficial interests in purchase contracts registered in street name or in purchase contracts issued in book-entry form through one or more depositaries. Owners of beneficial interests in the purchase contracts should read the section below entitled “Legal Ownership and Book-Entry Issuance”.

Purchase Contract Property

We may issue purchase contracts for the purchase or sale of, or whose cash value is determined by reference or linked to the performance, level or value of, one or more of the following:

•	securities of one or more issuers, including our common or preferred stock or other securities described in this prospectus or debt or equity securities of third parties;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance;

•	one or more indices; and/or

•	one or more baskets of the items described above.

We refer to each property described above as a “purchase contract property”. Each purchase contract will obligate:

•	the holder to purchase or sell, and obligate us to sell or purchase, on specified dates, one or more purchase contract properties at a specified price or prices; or

•	the holder or us to settle the purchase contract by reference to the value, performance or level of one or more purchase contract properties, on specified dates and at a specified price or prices.

Some purchase contracts may include multiple obligations to purchase or sell different purchase contract properties, and both we and the holder may be sellers or buyers under the same purchase contract. No holder of a purchase contract will have any rights of a holder of the purchase contract property purchasable under the contract, including any right to receive payments on that property.

An investment in purchase contracts may involve special risks, including risks associated with indexed securities and currency-related risks if the purchase contract or purchase contract property is linked to an index or is payable in or otherwise linked to a non-U.S. dollar currency. We describe some of these risks below under “Considerations Relating to Indexed Securities” and “Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency”.

Because we are a holding company, our ability to perform our obligations on the purchase contracts will depend in part on our ability to participate in distributions of assets from our subsidiaries. We discuss these matters above under “Description of Debt Securities We May Offer — We Are a Holding Company”.

Our affiliates may resell purchase contracts after their initial issuance in market-making transactions. We describe these transactions above under “Description of Debt Securities We May Offer — Information in Your Prospectus Supplement — Market-Making Transactions”.

We May Issue Many Series of Purchase Contracts

We have no restrictions on the number of purchase contracts or number of distinct series of purchase contracts we may issue. We may also “reopen” a previously issued series of purchase contracts and issue additional purchase contracts of that series. In addition, we may issue a purchase contract separately or as part of a unit, as described below under “Description of Units We May Offer”.

This section summarizes terms of the purchase contracts that apply generally to all purchase contracts. We describe the specific terms of your purchase contract in the prospectus supplement accompanying this prospectus. Those terms may vary from the terms described here.

As you read this section, please remember that the specific terms of your purchase contract as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your purchase contract.

When we refer to a series of purchase contracts, we mean all the purchase contracts issued as part of the same series under the applicable governing instrument. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the purchase contract you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

Prepaid Purchase Contracts; Applicability of Debt Indentures

Some purchase contracts may require the holders to satisfy their obligations under the contracts at the time the contracts are issued. We refer to those contracts as “prepaid purchase contracts”. Our obligation to settle a prepaid purchase contract on the relevant settlement date will be one of our senior debt securities or subordinated debt securities, which are described above under “Description of Debt Securities We May Offer”. Prepaid purchase contracts will be issued under the applicable debt indenture, and the provisions of that debt indenture will govern those contracts.

Non-Prepaid Purchase Contracts; No Trust Indenture Act Protection

Some purchase contracts do not require the holders to satisfy their obligations under the contracts until settlement. We refer to those contracts as “non-prepaid purchase contracts”. The holder of a non-prepaid purchase contract may remain obligated to perform under the contract for a substantial period of time.

Non-prepaid purchase contracts will be issued under a unit agreement, if they are issued in units, or under some other document, if they are not. We describe unit agreements generally under “Description of Units We May Offer” below. We will describe the particular governing document that applies to your non-prepaid purchase contracts in the applicable prospectus supplement.

Non-prepaid purchase contracts will not be senior debt securities or subordinated debt securities and will not be issued under one of our indentures. Consequently, no governing documents for non-prepaid purchase contracts will be qualified as indentures, and no third party will be required to qualify as a trustee with regard to those contracts, under the Trust Indenture Act. Holders of non-prepaid purchase contracts will not have the protection of the Trust Indenture Act with respect to those contracts.

General Terms of Purchase Contracts

Your prospectus supplement may contain, where applicable, the following information about your purchase contract:

•	whether the purchase contract obligates the holder to purchase or sell, or both purchase and sell, one or more purchase contract properties and the nature and amount of each of those properties, or the method of determining those amounts;

•	whether the purchase contract is to be prepaid or not and the governing document for the contract;

•	whether the purchase contract is to be settled by delivery, or by reference or linkage to the value, performance or level of, the purchase contract properties;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contract;

•	whether the purchase contract will be issued as part of a unit and, if so, the other securities comprising the unit and whether any unit securities will be subject to a security interest in our favor as described below; and

•	whether the purchase contract will be issued in global or non-global form.

If we issue a purchase contract as part of a unit, the accompanying prospectus supplement will state whether the contract will be separable from the other securities in the unit before the contract settlement date. A purchase contract issued in a unit in the United States may not be so separated before the 91st day after the unit is issued.

Additional Terms of Non-Prepaid Purchase Contracts

In addition to the general terms described above, a non-prepaid purchase contract may include the following additional terms.

Pledge by Holders to Secure Performance

If we say so in the applicable prospectus supplement, the holder’s obligations under the purchase contract and governing document will be secured by collateral. In that case, the holder, acting through the unit agent as its attorney-in-fact, if applicable, will pledge the items described below to a collateral agent named in the prospectus supplement, which will hold them, for our benefit, as collateral to secure the holder’s obligations. We refer to this as the “pledge” and all the items described below as the “pledged items”. The pledge will create a security interest in the holder’s entire interest in and to:

•	any other securities included in the unit, if the purchase contract is part of a unit, and/or any other property specified in the applicable prospectus supplement;

•	all additions to and substitutions for the pledged items;

•	all income, proceeds and collections received in respect of the pledged items; and

•	all powers and rights owned or acquired later with respect to the pledged items.

The collateral agent will forward all payments and proceeds from the pledged items to us, unless the payments and proceeds have been released from the pledge in accordance with the purchase contract and the governing document. We will use the payments and proceeds from the pledged items to satisfy the holder’s obligations under the purchase contract.

Settlement of Purchase Contracts That Are Part of Units

The following will apply to a non-prepaid purchase contract that is issued together with any of our debt securities as part of a unit. If the holder fails to satisfy its obligations under the purchase contract, the unit agent may apply the principal payments on the debt securities to satisfy those obligations as provided in the governing document. If the holder is permitted to settle its obligations by cash payment, the holder may be permitted to do so by delivering the debt securities in the unit to the unit agent as provided in the governing document.

Book-entry and other indirect owners should consult their banks or brokers for information on how to settle their purchase contracts.

Failure of Holder to Perform Obligations

If the holder fails to settle its obligations under a non-prepaid purchase contract as required, the holder will not receive the purchase contract property or other consideration to be delivered at settlement. Holders that fail to make timely settlement may also be obligated to pay interest or other amounts.

Assumption of Obligations by Transferee

When the holder of a non-prepaid purchase contract transfers the purchase contract to a new holder, the new holder will assume the obligations of the prior holder with respect to the purchase contract, and the prior holder will be released from those obligations. Under the non-prepaid purchase contract, we will consent to the transfer of the purchase contract, to the assumption of those obligations by the new holder and to the release of the prior holder, if the transfer is made in accordance with the provisions of the purchase contract.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

Purchase contracts that are not prepaid will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under these purchase contracts. We will then be relieved of any further obligation under these purchase contracts.

Purchase contracts that are not prepaid will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries, nor will they restrict our ability to sell our assets. These purchase contracts also will not provide for any events of default (or covenant breaches) or remedies upon the occurrence of any events of default (or covenant breaches).

Governing Law

The purchase contracts and any governing documents will be governed by New York law.

Form, Exchange and Transfer

We will issue each purchase contract in global — i.e., book-entry — form only, unless we specify otherwise in the applicable prospectus supplement. Purchase contracts in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the purchase contracts represented by the global security. Those who own beneficial interests in a purchase contract will do so through participants in the depositary’s clearing system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under “Legal Ownership and Book-Entry Issuance”.

In addition, we will issue each purchase contract in registered form.

If any purchase contracts are issued in non-global form, the following will apply to them:

•	The purchase contracts will be issued in fully registered form in denominations stated in the applicable prospectus supplement. Holders may exchange their purchase contracts for contracts of smaller denominations or combined into fewer contracts of larger denominations, as long as the total amount is not changed.

•	Holders may exchange or transfer their purchase contracts at the office of the trustee, unit agent or other agent we name in the applicable prospectus supplement. Holders may also replace lost, stolen, destroyed or mutilated purchase contracts at that office. We may appoint another entity to perform these functions or perform them ourselves.

•	Holders will not be required to pay a service charge to transfer or exchange their purchase contracts, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any purchase contracts.

•	If we have the right to redeem, accelerate or settle any purchase contracts before their maturity, and we exercise our right as to less than all those purchase contracts, we may block the transfer or exchange of those purchase contracts during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any purchase contract selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any purchase contract being partially settled.

Only the depositary will be entitled to transfer or exchange a purchase contract in global form, since it will be the sole holder of the purchase contract.

Payments and Notices

In making payments and giving notices with respect to purchase contracts, we will follow the procedures we plan to use with respect to our debt securities, when applicable. We describe these procedures above under “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities” and “Description of Debt Securities We May Offer — Notices”.

DESCRIPTION OF UNITS WE MAY OFFER

Please note that in this section entitled “Description of Units We May Offer”, references to “The Goldman Sachs Group, Inc.”, “we”, “our” and “us” refer only to The Goldman Sachs Group, Inc. and not to its consolidated subsidiaries. Also, in this section, references to “holders” mean those who own units registered in their own names, on the books that we or our agent maintain for this purpose, and not those who own beneficial interests in units registered in street name or in units issued in book-entry form through one or more depositaries. Owners of beneficial interests in the units should read the section below entitled “Legal Ownership and Book-Entry Issuance”.

We may issue units comprised of one or more debt securities, warrants, purchase contracts, shares of preferred stock and depositary shares, as well as debt or equity securities of third parties, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Debt Securities We May Offer”, “Description of Warrants We May Offer”, “Description of Purchase Contracts We May Offer” and “Description of Preferred Stock We May Offer”, will apply to the securities included in each unit, to the extent relevant.

An investment in units may involve special risks, including risks associated with indexed securities and currency-related risks if the securities comprising the units are linked to an index or are payable in or otherwise linked to a non-U.S. dollar currency. We describe some of these risks below under “Considerations Relating to Indexed Securities” and “Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency”.

Our affiliates may resell units after their initial issuance in market-making transactions. We discuss these transactions above under “Description of Debt Securities We May Offer — Information in Your Prospectus Supplement — Market-Making Transactions”.

We May Issue Many Series of Units

We may issue units in such amounts and in as many distinct series as we wish. We may also “reopen” a previously issued series of units and issue additional units of that series. This section summarizes terms of the units that apply generally to all series. We describe most of the financial and other specific terms of your series in the applicable prospectus supplement accompanying this prospectus. Those terms may vary from the terms described here.

As you read this section, please remember that the specific terms of your unit as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your unit.

When we refer to a series of units, we mean all units issued as part of the same series under the applicable unit agreement. We will identify the series of which your units are a part in your prospectus supplement. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the units you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

Unit Agreements: Prepaid, Non-Prepaid and Other

We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We may also choose to act as our own unit agent, and we may select GS&Co. or another of our affiliates to perform this role. We will identify the unit agreement under which your units will be issued and the unit agent under that agreement in your prospectus supplement.

If a unit includes one or more purchase contracts and all those purchase contracts are prepaid purchase contracts, we will issue the unit under a “prepaid unit agreement”. Prepaid unit agreements will reflect the fact that the holders of the related units have no further obligations under the purchase contracts included in their units. If a unit includes one or more non-prepaid purchase contracts, we will issue the unit under a “non-prepaid unit agreement”. Non-prepaid unit agreements will reflect the fact that the holders have payment or other obligations under one or more of the purchase contracts comprising their units. We may also issue units under other kinds of unit agreements, which we will describe in the applicable prospectus supplement. In some cases, we may issue units under one of our indentures.

A unit agreement may also serve as the governing document for a security included in a unit. For example, a non-prepaid purchase contract that is part of a unit may be issued under and governed by the relevant unit agreement.

In this prospectus, we refer to prepaid unit agreements, non-prepaid unit agreements and other unit agreements, generally, as “unit agreements”. We will file the unit agreement under which we issue your units with the SEC, either as an exhibit to an amendment to the registration statement of which this prospectus is a part or as an exhibit to a current report on Form 8-K. See “Available Information” above for information on how to obtain a copy of a unit agreement when it is filed.

General Provisions of a Unit Agreement

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement.

Enforcement of Rights

The unit agent under a unit agreement will act solely as our agent in connection with the units issued under that agreement. The unit agent will not assume any obligation or relationship of agency or trust for or with any holders of those units or of the securities comprising those units. The unit agent will not be obligated to take any action on behalf of those holders to enforce or protect their rights under the units or the included securities.

Except as described in the next paragraph, a holder of a unit may, without the consent of the unit agent or any other holder, enforce its rights as holder under any security included in the unit, in accordance with the terms of that security and the indenture, warrant agreement, unit agreement or trust agreement under which that security is issued. Those terms are described elsewhere in this prospectus under the sections relating to debt securities, warrants and purchase contracts.

Notwithstanding the foregoing, a unit agreement may limit or otherwise affect the ability of a holder of units issued under that agreement to enforce its rights, including any right to bring a legal action, with respect to those units or any securities, other than debt securities, prepaid purchase contracts and warrants issued under the warrant indenture, that are included in those units. Limitations of this kind will be described in the applicable prospectus supplement.

Modification Without Consent of Holders

We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

•	to cure any ambiguity;

•	to correct or supplement any defective or inconsistent provision; or

•	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

The foregoing applies also to any security issued under a unit agreement, as the governing document.

Modification With Consent of Holders

We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

•	impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right;

•	impair the right of the holder to purchase or sell, as the case may be, the purchase contract property under any non-prepaid purchase contract issued under the unit agreement, or to require delivery of or payment for that property when due; or

•	reduce the percentage of outstanding units of any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

•	If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series.

•	If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

In each case, the required approval must be given by written consent.

Unit Agreements Will Not Be Qualified Under Trust Indenture Act

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Additional Provisions of a Non-Prepaid Unit Agreement

In addition to the provisions described above, a non-prepaid unit agreement will include the following provisions.

Obligations of Unit Holder

Each holder of units issued under a non-prepaid unit agreement will:

•	be bound by the terms of each non-prepaid purchase contract included in the holder’s units and by the terms of the unit agreement with respect to those contracts; and

•	appoint the unit agent as its authorized agent to execute, deliver and perform on the holder’s behalf each non-prepaid purchase contract included in the holder’s units.

The unit agreement for a unit that includes a non-prepaid purchase contract will also include provisions regarding the holder’s pledge of collateral and special settlement provisions. These are described above under “Description of Purchase Contracts We May Offer — Additional Terms of Non-Prepaid Purchase Contracts”.

Failure of Holder to Perform Obligations

If the holder fails to settle its obligations under a non-prepaid purchase contract included in a unit as required, the holder will not receive the purchase contract property or other consideration to be delivered at settlement of the purchase contract. Holders that fail to make timely settlement may also be obligated to pay interest or other amounts.

Assumption of Obligations by Transferee

When the holder of a unit issued under a non-prepaid unit agreement transfers the unit to a new holder, the new holder will assume the obligations of the prior holder with respect to each non-prepaid purchase contract included in the unit, and the prior holder will be released from those obligations. Under the non-prepaid unit agreement, we will consent to the transfer of the unit, to the assumption of those obligations by the new holder and to the release of the prior holder, if the transfer is made in accordance with the provisions of that agreement.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default (or covenant breaches) or remedies upon the occurrence of any events of default (or covenant breaches).

Governing Law

The unit agreements and the units will be governed by New York law.

Form, Exchange and Transfer

We will issue each unit in global — i.e., book-entry — form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under “Legal Ownership and Book-Entry Issuance”.

In addition, we will issue each unit in registered form.

Each unit and all securities comprising the unit will be issued in the same form.

If we issue any units in registered, non-global form, the following will apply to them.

The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

•	Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

•	Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

•	If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Payments and Notices

In making payments and giving notices with respect to our units, we will follow the procedures we plan to use with respect to our debt securities, where applicable. We describe those procedures above under “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities” and “Description of Debt Securities We May Offer — Notices”.

DESCRIPTION OF PREFERRED STOCK WE MAY OFFER

Please note that in this section entitled “Description of Preferred Stock We May Offer”, references to “The Goldman Sachs Group, Inc.”, “we”, “our” and “us” refer only to The Goldman Sachs Group, Inc. and not to its consolidated subsidiaries. Also, in this section, references to “holders” mean those who own shares of preferred stock or depositary shares, as the case may be, registered in their own names, on the books that the registrar or we maintain for this purpose, and not those who own beneficial interests in shares registered in street name or in shares issued in book-entry form through one or more depositaries. Owners of beneficial interests in shares of preferred stock or depositary shares should read the section below entitled “Legal Ownership and Book-Entry Issuance”.

We may issue our preferred stock in one or more series, as described below. We may also “reopen” a previously issued series of preferred stock and issue additional preferred stock of that series. This section summarizes terms of the preferred stock that apply generally to all series. We describe most of the financial and other specific terms of your series in the applicable prospectus supplement accompanying this prospectus. Those terms may vary from the terms described here.

As you read this section, please remember that the specific terms of your series of preferred stock and any related depositary shares as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your series of preferred stock or any related depositary shares.

When we refer to a series of preferred stock, we mean all of the shares of preferred stock issued as part of the same series under a certificate of designations filed as part of our restated certificate of incorporation. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the preferred stock and any related depositary shares you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

Our affiliates may resell preferred stock and depositary shares after their initial issuance in market-making transactions. We describe these transactions above under “Description of Debt Securities We May Offer — Information in Your Prospectus Supplement — Market-Making Transactions”.

Our Authorized Preferred Stock

Our authorized capital stock includes 150,000,000 shares of preferred stock, par value $0.01 per share. We have 420,282 shares of non-cumulative perpetual preferred stock (designated as thirteen separate series), $25,000 liquidation preference per share (except for two series that have a liquidation preference of $100,000), issued as of the date of this prospectus. The prospectus supplement with respect to any offered preferred stock will describe any preferred stock that may be issued and outstanding as of the date of the applicable prospectus supplement.

Preferred Stock Issued in Separate Series

Our board of directors is authorized to divide the preferred stock into series and, with respect to each series, to determine the designations, the powers, preferences and rights and the qualifications, limitations and restrictions of the series, including:

•	dividend rights (which may be cumulative or non-cumulative);

•	conversion or exchange rights;

•	voting rights;

•	redemption rights and terms;

•	liquidation preferences;

•	sinking fund provisions;

•	the serial designation of the series; and

•	the number of shares constituting the series.

Subject to the rights of the holders of any series of preferred stock, the number of authorized shares of any series of preferred stock may be increased or decreased, but not below the number of shares of that series then outstanding, by resolution adopted by our board of directors and approved by the affirmative vote of the holders of a majority of the voting power of all outstanding shares of capital stock entitled to vote on the matter, voting together as a single class. No separate vote of the holders of any series of preferred stock is required for an increase or decrease in the number of authorized shares of that series.

Before we issue any series of preferred stock, our board of directors, or a committee of our board authorized to do so by our board, will adopt resolutions creating and designating the series and will file a certificate of designations stating the terms of the series with the Secretary of State of the State of Delaware. None of our stockholders will need to approve that amendment.

In addition, as described below under “— Fractional or Multiple Shares of Preferred Stock Issued as Depositary Shares”, we may, at our option, instead of offering whole individual shares of any series of preferred stock, offer depositary shares evidenced by depositary receipts, each representing a fraction of a share or some multiple of shares of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share or multiple of shares of preferred stock which each depositary share represents will be stated in the prospectus supplement relating to any series of preferred stock offered through depositary shares.

The rights of holders of preferred stock may be adversely affected by the rights of holders of preferred stock that may be issued in the future. Our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. Examples of proper corporate purposes include issuances to obtain additional financing for acquisitions and issuances to officers, directors and employees under their respective benefit plans. Shares of preferred stock we issue may have the effect of discouraging or making more difficult an acquisition of The Goldman Sachs Group, Inc. We may choose to issue preferred stock, together with our other securities described in this prospectus, in units.

Under existing interpretations of the Federal Reserve Board, if the holders of the preferred stock become entitled to vote for the election of directors because dividends on the preferred stock are in arrears, the preferred stock may then be deemed a “class of voting securities” and a holder of 25% or more of the preferred stock or a holder of 5% or more of the preferred stock that is otherwise a bank holding company may then be regulated as a “bank holding company” with respect to The Goldman Sachs Group, Inc. in accordance with the U.S. Bank Holding Company Act of 1956 (the “Bank Holding Company Act”). In addition, at such time:

•	any bank holding company or foreign bank with a U.S. presence generally would be required to obtain the approval of the Federal Reserve Board under the Bank Holding Company Act to acquire or retain 5% or more of the preferred stock; and

•	any person other than a bank holding company may be required to obtain the approval of the Federal Reserve Board under the U.S. Change in Bank Control Act of 1978 to acquire or retain 10% or more of the preferred stock.

The right of The Goldman Sachs Group, Inc. to redeem any of the preferred stock is subject to any limitations established by the Federal Reserve Board. Currently, The Goldman Sachs Group, Inc. may not

redeem preferred stock without having received the prior approval of the Federal Reserve Board under the capital rules applicable to it. The factors the Federal Reserve Board currently considers in evaluating a proposed redemption by a bank holding company include, among other things, the capital plans and stress tests submitted by the bank holding company, the bank holding company’s ability to meet and exceed minimum regulatory capital ratios under stressed scenarios, its expected sources and uses of capital over the planning horizon (generally a period of two years) under baseline and stressed scenarios, and any potential impact of changes to its business plan and activities on its capital adequacy and liquidity, although the Federal Reserve Board may change these factors at any time.

Preferred stock will be fully paid and non-assessable when issued, which means that its holders will have paid their purchase price in full and that we may not ask them to surrender additional funds. Holders of preferred stock will not have preemptive or subscription rights to acquire more stock of The Goldman Sachs Group, Inc.

The transfer agent, registrar, dividend disbursing agent, calculation agent (if any) and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to that series, and The Goldman Sachs Group, Inc. may replace any or all of such agents and the registrar at any time without consent of the holders of preferred stock.

Rank

Shares of each series of preferred stock will rank equally with each other series of preferred stock and senior to our common stock with respect to dividends and distributions of assets. In addition, we will generally be able to pay dividends and distributions of assets to holders of our preferred stock only if we have satisfied our obligations on our indebtedness then due and payable.

Dividends

Holders of each series of preferred stock will be entitled to receive cash dividends when, as and if declared by our board of directors, from funds legally available for the payment of dividends. The rates and dates of payment of dividends for each series of preferred stock will be stated in the applicable prospectus supplement. Dividends will be payable to holders of record of preferred stock as they appear on our books on the record dates fixed by our board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative, as set forth in the applicable prospectus supplement.

Redemption

If specified in an applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option or the holder’s, and may be redeemed mandatorily.

Any restriction on the repurchase or redemption by us of our preferred stock, including while there is an arrearage in the payment of dividends, will be described in the applicable prospectus supplement.

Any partial redemptions of our preferred stock will be made in a way that our board of directors decides is equitable.

Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of our preferred stock called for redemption and all rights of holders of these shares will terminate except for the right to receive the redemption price.

Conversion or Exchange Rights

The prospectus supplement relating to any series of preferred stock that is convertible, exercisable or exchangeable will state the terms on which shares of that series are convertible into or exercisable or exchangeable for shares of common stock, another series of preferred stock or other securities of The Goldman Sachs Group, Inc. or debt or equity securities of third parties.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of The Goldman Sachs Group, Inc., holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount described in the applicable prospectus supplement, plus an amount equal to any accrued and unpaid dividends. These distributions will be made before any distribution is made on any securities ranking junior to the preferred stock with respect to liquidation, including our common stock. If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of that series and the other securities will share in any distribution of our available assets on a ratable basis in proportion to the full liquidation preferences (which includes declared and unpaid dividends in the case of non-cumulative stock and unpaid, accrued, cumulative dividends, whether or not declared, in the case of cumulative stock) of each security. Holders of our preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference.

Voting Rights

The holders of preferred stock of each series will have no voting rights, except:

•	as stated in the applicable prospectus supplement and in the certificate of designations establishing the series; or

•	as required by applicable law.

Mergers and Similar Transactions Permitted; No Restrictive Covenants

The terms of the preferred stock will not include any restrictions on our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. The terms of the preferred stock also will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries.

Because we are a holding company, our ability to make payments on the preferred stock will depend in part on our ability to participate in distributions of assets from our subsidiaries. We discuss these matters above under “Description of Debt Securities We May Offer — We Are a Holding Company”.

Governing Law

The preferred stock will be governed by Delaware law.

Fractional or Multiple Shares of Preferred Stock Issued as Depositary Shares

We may choose to offer fractional shares or some multiple of shares of our preferred stock, rather than whole individual shares. If we decide to do so, we will issue the preferred stock in the form of depositary shares. Each depositary share would represent a fraction or multiple of a share of the preferred stock and would be evidenced by a depositary receipt. We will issue depositary shares under a deposit agreement between a depositary, which we will appoint in our discretion, and us.

Deposit Agreement

We will deposit the shares of preferred stock to be represented by depositary shares under a deposit agreement. The parties to the deposit agreement will be:

•	The Goldman Sachs Group, Inc.;

•	a bank or other financial institution selected by us and named in the applicable prospectus supplement, as preferred stock depositary; and

•	the holders from time to time of depositary receipts issued under that depositary agreement.

Each holder of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including, where applicable, dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction or multiple of a share of preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. The depositary receipts will be distributed to those persons purchasing the fractional or multiple shares of preferred stock. A depositary receipt may evidence any number of whole depositary shares.

For each outstanding series of preferred stock, we have filed a deposit agreement, including the form of depositary receipt and a related letter agreement, with the SEC as an exhibit to the relevant registration statement on Form 8-A, and in the future we may file additional deposit agreements, including the form of depository receipt, with the SEC, either as an exhibit to an amendment to the registration statement of which this prospectus forms a part or as an exhibit to a registration statement on Form 8-A. See “Available Information” above for information on how to obtain copies of documents filed by us with the SEC.

Dividends and Other Distributions

The preferred stock depositary will distribute any cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to the underlying preferred stock in proportion to the number of depositary shares owned by the holders. The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the preferred stock depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares in proportion to the number of depositary shares they own.

The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the preferred stock depositary or by us on account of taxes or other governmental charges.

Redemption of Preferred Stock

If we redeem preferred stock represented by depositary shares, the preferred stock depositary will redeem the depositary shares from the proceeds it receives from the redemption, in whole or in part, of the preferred stock. The preferred stock depositary will redeem the depositary shares at a price per share equal to the applicable fraction or multiple of the redemption price per share of preferred stock. Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing the redeemed shares of preferred stock. If fewer than all the depositary shares are to be redeemed, the preferred stock depositary will select the depositary shares to be redeemed by lot or ratably.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding, and all rights of the holders of those shares will cease, except the right to receive the amount payable and any other property to which the holders were entitled upon the redemption. To receive this amount or other property, the holders must surrender the depositary receipts evidencing their depositary shares to the preferred stock depositary. Any funds that we deposit with the preferred stock depositary for any depositary shares that the holders fail to redeem will be returned to us after a period of two years from the date we deposit the funds.

Withdrawal of Preferred Stock

Unless the related depositary shares have previously been called for redemption, if the depositary shares are not issued in book-entry form, then any registered holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by those depositary receipts after surrendering the depositary receipts at the corporate trust office of the preferred stock depositary, paying any taxes, charges and fees provided for in the deposit agreement and complying with any other requirement of the deposit agreement. If the depositary shares are issued in book-entry form, only the single registered holder can make such a withdrawal. Holders of depositary shares making these withdrawals will be entitled to receive whole shares of preferred stock, but holders of whole shares of preferred stock will not be entitled to deposit that preferred stock under the deposit agreement or to receive depositary receipts for that preferred stock after withdrawal. If the depositary shares surrendered by the holder in connection with withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to that holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Voting Deposited Preferred Stock

When the preferred stock depositary receives notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice to the record holders of the depositary shares relating to the applicable series of preferred stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the preferred stock depositary to vote the amount of the preferred stock represented by the holder’s depositary shares. To the extent possible, the preferred stock depositary will vote the amount of the series of preferred stock represented by depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. If the preferred stock depositary does not receive specific instructions from the holders of any depositary shares representing a series of preferred stock, it will vote all shares of that series held by it proportionately with instructions received.

Conversion of Preferred Stock

If the prospectus supplement relating to the depositary shares says that the deposited preferred stock is convertible into or exercisable or exchangeable for common stock, preferred stock of another series or other securities of The Goldman Sachs Group, Inc. or debt or equity securities of one or more third parties, the following will apply. The depositary shares, as such, will not be convertible into or exercisable or exchangeable for any securities of The Goldman Sachs Group, Inc. or any third party. Rather, any holder of the depositary shares may surrender the related depositary receipts to the preferred stock depositary with written instructions to instruct us to cause conversion, exercise or exchange of the preferred stock represented by the depositary shares into or for whole shares of common stock, shares of another series of preferred stock or other securities of The Goldman Sachs Group, Inc. or debt or equity securities of the relevant third party, as applicable. Upon receipt of those instructions and any amounts payable by the holder in connection with the conversion, exercise or exchange, we will cause the conversion, exercise or exchange using the same procedures as those provided for conversion, exercise or exchange of the deposited preferred stock. If only some of the depositary shares are to be converted, exercised or exchanged, a new depositary receipt or receipts will be issued for any depositary shares not to be converted, exercised or exchanged.

Amendment and Termination of the Deposit Agreement

We may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time and from time to time by agreement with the preferred stock depositary. However, any amendment that imposes additional charges or materially and adversely alters any substantial existing right of the holders of depositary shares will not be effective unless the holders of at least a majority of the affected depositary shares then outstanding approve the amendment. We will make no amendment that impairs the right of any holder of depositary shares, as described above under “— Withdrawal of Preferred Stock”, to receive shares of the related series of preferred stock and any money or other property represented by those depositary shares, except in order to comply with mandatory provisions of applicable law. Holders who retain or acquire their depositary receipts after an amendment becomes effective will be deemed to have agreed to the amendment and will be bound by the amended deposit agreement.

The deposit agreement will automatically terminate if:

•	all outstanding depositary shares have been redeemed or converted or exchanged for any other securities into which they or the underlying preferred stock are convertible or exchangeable; or

•	a final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of The Goldman Sachs Group, Inc.

We may terminate the deposit agreement at any time, and the preferred stock depositary will give notice of that termination to the registered holders of all outstanding depositary receipts not less than 30 days before the termination date. In that event, the preferred stock depositary will deliver or make available for delivery to registered holders of depositary shares, upon surrender of the depositary receipts evidencing the depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by those depositary shares.

Charges of Preferred Stock Depositary; Taxes and Other Governmental Charges

We will pay the fees, charges and expenses of the preferred stock depositary provided in the deposit agreement to be payable by us. Holders of depositary receipts will pay any taxes and governmental charges and any charges provided in the deposit agreement to be payable by them, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts. If the preferred stock depositary incurs fees, charges or expenses for which it is not otherwise liable at the election of a holder of a depositary receipt or other person, that holder or other person will be liable for those fees, charges and expenses.

Resignation and Removal of Depositary

The preferred stock depositary may resign at any time by giving us notice, and we may remove or replace the preferred stock depositary at any time.

Reports to Holders

We will deliver all required reports and communications to holders of the preferred stock to the preferred stock depositary. It will forward those reports and communications to the holders of depositary shares.

Limitation on Liability of the Preferred Stock Depositary

The preferred stock depositary will not be liable if it is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The obligations of the preferred stock depositary under the deposit agreement will be limited to performance in good faith of its duties under the agreement, and it will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory and reasonable protection from expenses and liability is furnished. This is called an indemnity. The preferred stock depositary may rely upon written advice of counsel or accountants, upon information provided by holders of depositary receipts or other persons believed to be competent and upon documents believed to be genuine.

Form of Preferred Stock and Depositary Shares

We may issue preferred stock in book-entry form. Preferred stock in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the shares of preferred stock represented by the global security. Those who own beneficial interests in shares of preferred stock will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. However, beneficial owners of any preferred stock in book-entry form will have the right to obtain their shares in non-global form. We describe book-entry securities below under “Legal Ownership and Book-Entry Issuance”. All preferred stock will be issued in registered form.

We will issue depositary shares in book-entry form, to the same extent as we describe above for preferred stock. Depositary shares will be issued in registered form.

DESCRIPTION OF CAPITAL STOCK OF THE GOLDMAN SACHS GROUP, INC.

Pursuant to our restated certificate of incorporation, our authorized capital stock consists of 4,350,000,000 shares, each with a par value of $0.01 per share, of which:

•	150,000,000 shares are designated as preferred stock,

•	30,000 shares of which (designated as Floating Rate Non-Cumulative Preferred Stock, Series A) are issued, 29,999 of which are outstanding, as of the date of this prospectus with a $25,000 liquidation preference per share,

•	32,000 shares of which (designated as 6.20% Non-Cumulative Preferred Stock, Series B) are issued and outstanding as of the date of this prospectus with a $25,000 liquidation preference per share,

•	8,000 shares of which (designated as Floating Rate Non-Cumulative Preferred Stock, Series C) are issued and outstanding as of the date of this prospectus with a $25,000 liquidation preference per share,

•	54,000 shares of which (designated as Floating Rate Non-Cumulative Preferred Stock, Series D) are issued, 53,999 of which are outstanding, as of the date of this prospectus with a $25,000 liquidation preference per share,

•	7,667 of which (designated as Perpetual Non-Cumulative Preferred Stock, Series E) are issued and outstanding as of the date of this prospectus with a $100,000 liquidation preference per share,

•	1,615 of which (designated as Perpetual Non-Cumulative Preferred Stock, Series F) are issued and outstanding as of the date of this prospectus with a $100,000 liquidation preference per share,

•	34,000 of which (designated as 5.95% Non-Cumulative Preferred Stock, Series I) are issued and outstanding as of the date of this prospectus with a $25,000 liquidation preference per share,

•	40,000 of which (designated as 5.50% Fixed-to-Floating Non-Cumulative Preferred Stock, Series J) are issued and outstanding as of the date of this prospectus with a $25,000 liquidation preference per share,

•	28,000 of which (designated as 6.375% Fixed-to-Floating Non-Cumulative Preferred Stock, Series K) are issued and outstanding as of the date of this prospectus with a $25,000 liquidation preference per share,

•	52,000 of which (designated as 5.70% Fixed-to-Floating Non-Cumulative Preferred Stock, Series L) are issued and outstanding as of the date of this prospectus with a $25,000 liquidation preference per share,

•	80,000 of which (designated as 5.375% Fixed-to-Floating Non-Cumulative Preferred Stock, Series M) are issued and outstanding as of the date of this prospectus with a $25,000 liquidation preference per share,

•	27,000 of which (designated as 6.30% Non-Cumulative Preferred Stock, Series N) are issued and outstanding as of the date of this prospectus with a $25,000 liquidation preference per share, and

•	26,000 of which (designated as 5.30% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series O) are issued and outstanding as of the date of this prospectus with a $25,000 liquidation preference per share.

•	4,000,000,000 shares are designated as common stock, 393,630,833 shares of which were outstanding as of April 21, 2017; and

•	200,000,000 shares are designated as nonvoting common stock, none of which are outstanding.

All outstanding shares of common stock are validly issued, fully paid and nonassessable.

Information regarding the shareholders’ agreement containing provisions relating to the voting and disposition of certain shares of common stock held by our participating managing directors is incorporated by reference into Part III, Item 12 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated by reference into this prospectus.

Preferred Stock

Our authorized capital stock includes 150,000,000 shares of preferred stock. Our board of directors is authorized to divide the preferred stock into series and, with respect to each series, to determine the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, including the dividend rights, conversion or exchange rights, voting rights, redemption rights and terms, liquidation preferences, sinking fund provisions and the number of shares constituting the series. Our board of directors could, without shareholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power of the holders of common stock and which could have certain anti-takeover effects.

Common Stock

Each holder of common stock is entitled to one vote for each share owned of record on all matters submitted to a vote of shareholders. There are no cumulative voting rights. Accordingly, the holders of a plurality of the shares of common stock voting in a contested election of directors can elect all the directors if they choose to do so, subject to any voting rights of holders of preferred stock to elect directors. In an uncontested director election, a director must receive a majority of the votes cast for or against the director to be elected.

Subject to the preferential rights of any holders of any outstanding series of preferred stock, the holders of common stock, together with the holders of the nonvoting common stock, are entitled to such dividends and distributions, whether payable in cash or otherwise, as may be declared from time to time by our board of directors from legally available funds. Subject to the preferential rights of holders of any outstanding series of preferred stock, upon our liquidation, dissolution or winding-up and after payment of all prior claims, the holders of common stock, with the shares of the common stock and the nonvoting common stock being considered as a single class for this purpose, will be entitled to receive pro rata all our assets. Holders of common stock have no redemption or conversion rights or preemptive rights to purchase or subscribe for securities of The Goldman Sachs Group, Inc.

Nonvoting Common Stock

The nonvoting common stock has the same rights and privileges as, ranks equally and shares proportionately with, and is identical in all respects as to all matters to, the common stock, except that the nonvoting common stock has no voting rights other than those voting rights required by law.

Limitation of Liability and Indemnification Matters

Our charter provides that a director of The Goldman Sachs Group, Inc. will not be liable to The Goldman Sachs Group, Inc. or its shareholders for monetary damages for breach of fiduciary duty as a director, except in certain cases where liability is mandated by the Delaware General Corporation Law. Our by-laws provide for indemnification, to the fullest extent permitted by law, of any person made or threatened to be made a party to any action, suit or proceeding by reason of the fact that such person is or was a director or officer of The Goldman Sachs Group, Inc., or is or was a director of a subsidiary of The Goldman Sachs Group, Inc., or is or was a member of the shareholders’ committee acting under the shareholders’ agreement or, at the request of The Goldman Sachs Group, Inc., serves or served as a director or officer of or in any other capacity for, or in relation to, any other enterprise, against all expenses, liabilities, losses and claims actually incurred or suffered by such person in connection with the action, suit or proceeding. Our by-laws also provide that, to the extent authorized from time to time by our board of directors, The Goldman Sachs Group, Inc. may provide to any one or more employees and other agents of The Goldman Sachs Group, Inc. or any subsidiary or other enterprise, rights of indemnification and to receive payment or reimbursement of expenses, including attorneys’ fees, that are similar to the rights conferred by the by-laws on directors and officers of The Goldman Sachs Group, Inc. or any subsidiary or other enterprise.

Charter Provisions Approving Certain Actions

Our charter provides that our board of directors may determine to take the following actions, in its sole discretion, and The Goldman Sachs Group, Inc. and each shareholder of The Goldman Sachs Group, Inc. will, to the fullest extent permitted by law, be deemed to have approved and ratified, and waived any claim relating to, the taking of any of these actions:

•	causing The Goldman Sachs Group, Inc. to register with the SEC for resale shares of common stock held by our directors, employees and former directors and employees and our subsidiaries and affiliates and former partners and employees of The Goldman Sachs Group, L.P. and its subsidiaries and affiliates; and

•	making payments to, and other arrangements with, certain former limited partners of The Goldman Sachs Group, Inc., including managing directors who were profit participating limited partners, in order to compensate them for, or to prevent, significantly disproportionate adverse tax or other consequences arising out of our incorporation.

Section 203 of the Delaware General Corporation Law

The Goldman Sachs Group, Inc. is subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes a merger, asset sale or a transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns (or, in certain cases, within the preceding three years, did own) 15% or more of the corporation’s outstanding voting stock. Under Section 203, a business combination between The Goldman Sachs Group, Inc. and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	prior to the stockholder becoming an interested stockholder, the board of directors of The Goldman Sachs Group, Inc. must have previously approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	on consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of The Goldman Sachs Group, Inc. outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding (but not the outstanding voting stock owned by the interested stockholder), those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2⁄3% of the outstanding voting stock which is not owned by the interested stockholder.

Our board of directors has adopted a resolution providing that the shareholders’ agreement will not create an “interested stockholder”.

Certain Anti-Takeover Matters

Our charter and by-laws include a number of provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include:

Constituency Provision

In accordance with our charter, a director of The Goldman Sachs Group, Inc. may (but is not required to) in taking any action (including an action that may involve or relate to a change or potential change in control of The Goldman Sachs Group, Inc.), consider, among other things, the effects that The Goldman Sachs Group, Inc.’s actions may have on other interests or persons (including its employees, former partners of The Goldman Sachs Group, L.P. and the community) in addition to our shareholders.

Advance Notice Requirements

Our by-laws establish advance notice procedures with regard to shareholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of shareholders of The Goldman Sachs Group, Inc. These procedures provide that notice of such shareholder proposals must be timely given in writing to the Secretary of The Goldman Sachs Group, Inc. prior to the meeting at which the action is to be taken. The time periods vary depending on the nature of the proposal. The notice must contain certain information specified in the by-laws and must otherwise comply with the by-laws.

Limitation on Ability of Shareholders to Call Special Meetings

Our charter and by-laws provide procedures pursuant to which holders of record of not less than 25% of the voting power of outstanding shares of our common stock may call a special meeting of shareholders. Our by-laws impose certain procedural requirements on shareholders requesting such a meeting (including the provision of the same information required for shareholder proposals at annual meetings under our advance notice by-law provisions described above), as well as qualifications designed to prevent duplicative and unnecessary meetings.

No Written Consent of Shareholders

Our charter requires all shareholder actions to be taken by a vote of the shareholders at an annual or special meeting, and does not permit our shareholders to act by written consent without a meeting.

Blank Check Preferred Stock

Our charter provides for 150,000,000 authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable the board of directors to render more difficult or to discourage an attempt to obtain control of Goldman Sachs by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal is not in the best interests of Goldman Sachs, the board of directors could cause shares of preferred stock to be issued without shareholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquiror or insurgent shareholder or shareholder group. In this regard, the charter grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deterring or preventing a change in control of Goldman Sachs.

Listing

The common stock of The Goldman Sachs Group, Inc. is listed on the NYSE under the ticker symbol “GS”.

Transfer Agent

The transfer agent for the common stock is Computershare.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

In this section, we describe special considerations that will apply to registered securities issued in global — i.e., book-entry — form. First we describe the difference between legal ownership and indirect ownership of registered securities. Then we describe special provisions that apply to global securities.

Who Is the Legal Owner of a Registered Security?

Each debt security, warrant, purchase contract, unit, share of preferred stock and depositary share in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. We refer to those who have securities registered in their own names, on the books that we or the trustee, warrant agent or other agent maintain for this purpose, as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect owners.

Book-Entry Owners

We will issue each security in book-entry form only. This means securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Under each indenture, only the person in whose name a security is registered is recognized as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and we will make all payments on the securities, including deliveries of any property other than cash, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities.

Street Name Owners

In the future we may terminate a global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and we will make all payments on those securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

Legal Holders

Our obligations and the obligations of the trustee under any indenture and the obligations, if any, of any warrant agents and unit agents and any other third parties employed by us, the trustee or any of those agents, run only to the holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose — e.g., to amend the indenture for a series of debt securities or warrants or the warrant agreement for a series of warrants or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture — we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders.

When we refer to “you” in this prospectus, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to “your securities” in this prospectus, we mean the securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	whether and how you can instruct it to exercise any rights to purchase or sell warrant property under a warrant or purchase contract property under a purchase contract or to exchange or convert a security for or into other property;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

What Is a Global Security?

We will issue each security in book-entry form only. Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called the “depositary” for that security. A security will usually have only one depositary but it may have more.

Each series of securities will have one or more of the following as the depositaries:

•	The Depository Trust Company, New York, New York, which is known as “DTC”;

•	a financial institution holding the securities on behalf of Euroclear Bank SA/NV, which is known as “Euroclear”;

•	a financial institution holding the securities on behalf of Clearstream Banking, société anonyme, which is known as “Clearstream”; and

•	any other clearing system or financial institution named in the applicable prospectus supplement.

The depositaries named above may also be participants in one another’s clearing systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, as DTC participants. The depositary or depositaries for your securities will be named in your prospectus supplement; if none is named, the depositary will be DTC.

A global security may represent one or any other number of individual securities. Generally, all securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple securities of the same kind, such as debt securities, that have different terms and are issued at different times. We call this kind of global security a master global security. Your prospectus supplement will not indicate whether your securities are represented by a master global security.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “— Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated”. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

The depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.

Special Considerations for Global Securities

As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depositary and those of the investor’s financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•	An investor cannot cause the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•	An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above under “— Who Is the Legal Owner of a Registered Security?”;

•	An investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

•	An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	The depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time. We, the trustee and any warrant agents and unit agents will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global security. We, the trustee and any warrant agents and unit agents also do not supervise the depositary in any way;

•	The depositary will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

•	Financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated

If we issue any series of securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner’s bank, broker or other financial institution through which that owner holds its beneficial interest in the securities. For example, in the case of a global security representing preferred stock or depositary shares, a beneficial owner will be entitled to obtain a non-global security representing its interest by making a written request to the transfer agent or other agent designated by us. If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the requested certificate.

In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “— Who Is the Legal Owner of a Registered Security?”.

The special situations for termination of a global security are as follows:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 60 days;

•	if we notify the trustee, warrant agent or unit agent, as applicable, that we wish to terminate that global security; or

•	in the case of a global security representing debt securities or warrants issued under an indenture, if an event of default or covenant breach has occurred with regard to these debt securities and has not been cured or waived.

DTC’s current rules provide that it would notify its participants of a request by us to terminate a global security, but will only withdraw beneficial interests from the global security at the request of each DTC participant.

If a global security is terminated, only the depositary, and not we, the trustee for any debt securities, the warrant agent for any warrants or the unit agent for any units, is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

Considerations Relating to Euroclear and Clearstream

Euroclear and Clearstream are securities clearing systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

Euroclear and Clearstream may be depositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC.

As long as any global security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those clearing systems could change their rules and procedures at any time. We do not have control over those systems or their participants, and we do not take responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

Special Timing Considerations for Transactions in Euroclear and Clearstream

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those clearing systems only on days when those systems are open for business. These clearing systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these clearing systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

CONSIDERATIONS RELATING TO FLOATING RATE SECURITIES

Regulation and Reform of “Benchmarks”, Including LIBOR, EURIBOR and Other Interest Rate, Equity, Foreign Exchange Rate and Other Types of Benchmarks May Cause such “Benchmarks” to Perform Differently Than in the Past, or to Disappear Entirely, or Have Other Consequences Which Cannot be Predicted

The London Interbank Offered Rate (“LIBOR”), the Euro Interbank Offered Rate (“EURIBOR”) and other interest rate, equity, foreign exchange rate and other types of indices which are deemed to be “benchmarks” are the subject of recent national, international and other regulatory guidance and proposals for reform. Some of these reforms are already effective while others are still to be implemented. These reforms may cause such “benchmarks” to perform differently than in the past, or to disappear entirely, or have other consequences which cannot be predicted. Any such consequence could have a material adverse effect on any notes linked to such a “benchmark”.

Any of the international, national or other proposals for reform or the general increased regulatory scrutiny of “benchmarks” could increase the costs and risks of administering or otherwise participating in the setting of a “benchmark” and complying with any such regulations or requirements. Such factors may have the effect of discouraging market participants from continuing to administer or contribute to certain “benchmarks”, trigger changes in the rules or methodologies used in certain “benchmarks” or lead to the disappearance of certain “benchmarks”. The disappearance of a “benchmark” or changes in the manner of administration of a “benchmark” could result in discretionary valuation by the calculation agent or other consequence in relation to notes linked to such “benchmark”. Any such consequence could have a material adverse effect on the value of and return on any such notes.

CONSIDERATIONS RELATING TO INDEXED SECURITIES

We use the term “indexed securities” to mean any of the securities described in this prospectus, or any units that include securities, whose value is linked to an underlying asset or index or another property (including one or more securities or indices of securities). Indexed securities may present a high level of risk, and investors in certain indexed securities may lose their entire investment. In addition, the treatment of indexed securities for U.S. federal income tax purposes is often unclear due to the absence of any authority specifically addressing the issues presented by any particular indexed security. Thus, if you propose to invest in indexed securities, you should independently evaluate the federal income tax consequences of purchasing an indexed security that apply in your particular circumstances. You should also read “United States Taxation” below for a discussion of U.S. tax matters.

We May Engage in Hedging Activities that Could Adversely Affect an Indexed Security

In order to hedge an exposure on a particular indexed security, we may, directly or through our affiliates, enter into transactions involving the securities, commodities or currencies or other instruments or measures that underlie the index for that security, or derivative instruments, such as swaps, options or futures, on the index or any of its component items. By engaging in transactions of this kind, we could adversely affect the value of an indexed security. It is possible that we could achieve substantial returns from our hedging transactions while the value of the indexed security may decline.

We May Have Conflicts of Interest Regarding an Indexed Security

GS&Co. and our other affiliates may have conflicts of interest with respect to some indexed securities. GS&Co. and our other affiliates may engage in trading, including trading for hedging purposes, for their own accounts or for other accounts under their management, in indexed securities and in the securities, commodities or currencies or other instruments or measures on which the index is based or in other derivative instruments related to the index or its component items. These trading activities could adversely affect the value of indexed securities. We and our affiliates may also issue or underwrite securities or derivative instruments that are linked to the same index as one or more indexed securities. By introducing competing products into the marketplace in this manner, we could adversely affect the value of an indexed security.

GS&Co. or another of our affiliates may serve as calculation agent for the indexed securities and may have considerable discretion in calculating the amounts payable in respect of the securities. To the extent that GS&Co. or another of our affiliates calculates or compiles a particular index, it may also have considerable discretion in performing the calculation or compilation of the index. Exercising discretion in this manner could adversely affect the value of an indexed security based on the index or the rate of return on the security.

CONSIDERATIONS RELATING TO SECURITIES DENOMINATED OR

PAYABLE IN OR LINKED TO A NON-U.S. DOLLAR CURRENCY

If you intend to invest in a non-U.S. dollar security — e.g., a security whose principal and/or interest is payable in a currency other than U.S. dollars or that may be settled by delivery of or reference to a non-U.S. dollar currency or property denominated in or otherwise linked to a non-U.S. dollar currency — you should consult your own financial and legal advisors as to the currency risks entailed by your investment. Securities of this kind may not be an appropriate investment for investors who are unsophisticated with respect to non-U.S. dollar currency transactions.

The information in this prospectus is directed primarily to investors who are U.S. residents. Investors who are not U.S. residents should consult their own financial and legal advisors about currency-related risks particular to their investment.

An Investment in a Non-U.S. Dollar Security Involves Currency-Related Risks

An investment in a non-U.S. dollar security entails significant risks that are not associated with a similar investment in a security that is payable solely in U.S. dollars and where settlement value is not otherwise based on a non-U.S. dollar currency. These risks include the possibility of significant changes in rates of exchange between the U.S. dollar and the various non-U.S. dollar currencies or composite currencies and the possibility of the imposition or modification of foreign exchange controls or other conditions by either the United States or non-U.S. governments. These risks generally depend on factors over which we have no control, such as economic and political events and the supply of and demand for the relevant currencies in the global markets.

Changes in Currency Exchange Rates Can Be Volatile and Unpredictable

Rates of exchange between the U.S. dollar and many other currencies have been highly volatile, and this volatility may continue and perhaps spread to other currencies in the future. Fluctuations in currency exchange rates could adversely affect an investment in a security denominated in, or whose value is otherwise linked to, a specified currency other than U.S. dollars. Depreciation of the specified currency against the U.S. dollar could result in a decrease in the U.S. dollar-equivalent value of payments on the security, including the principal payable at maturity or settlement value payable upon exercise. That in turn could cause the market value of the security to fall. Depreciation of the specified currency against the U.S. dollar could result in a loss to the investor on a U.S. dollar basis.

Exchange rates are the result of the supply of, and the demand for, the relevant currencies. Changes in exchange rates result over time, and may vary considerably during the life of an investment denominated in or otherwise relating to a foreign currency, from the interaction of many factors directly or indirectly affecting economic and political conditions in the country or area of the applicable currency, including economic and political developments in other countries.

Of particular importance to potential currency exchange risk are:

•	existing and expected rates of inflation;

•	existing and expected interest rate levels;

•	the balance of payments;

•	the extent of governmental surpluses or deficits in the relevant countries; and

•	other financial, economic, military and political factors.

All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the government of the applicable country and other countries important to international trade and finance.

It has been reported that the U.K. Financial Conduct Authority and regulators from other countries, including the United States, are in the process of investigating the potential manipulation of published currency exchange rates. If such manipulation has occurred or is continuing, certain published exchange rates may have been, or may be in the future, artificially lower (or higher) than they would otherwise have been. Any such manipulation could have an adverse impact on any payments on, and the value of, an investment in a security denominated in, or whose value is otherwise linked to, a specified currency other than U.S. dollars, including the value of any such investment in the trading markets. In addition, we cannot predict whether any changes or reforms affecting the determination or publication of exchange rates or the supervision of currency trading will be implemented in connection with these investigations. Any such changes or reforms could also adversely impact any such investment.

Government Policy Can Adversely Affect Foreign Currency Exchange Rates and an Investment in a Non-U.S. Dollar Security

Foreign currency exchange rates can either float or be fixed by sovereign governments. From time to time, governments use a variety of techniques, such as intervention by a country’s central bank or imposition of regulatory controls or taxes, to affect the exchange rate of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing non-U.S. dollar securities is that their yields or payouts could be significantly and unpredictably affected by governmental actions. Even in the absence of governmental action directly affecting currency exchange rates, political or economic developments in the country issuing the specified currency for a non-U.S. dollar security or elsewhere could lead to significant and sudden changes in the exchange rate between the U.S. dollar and the specified currency. These changes could affect the value of the security as participants in the global currency markets move to buy or sell the specified currency or U.S. dollars in reaction to these developments.

Governments have imposed from time to time and may in the future impose exchange controls or other conditions, including taxes, with respect to the exchange or transfer of a specified currency that could affect exchange rates as well as the availability of a specified currency for a security at its maturity or on any other payment date. In addition, the ability of a holder to move currency freely out of the country in which payment in the currency is received or to convert the currency at a freely determined market rate could be limited by governmental actions.

Non-U.S. Dollar Securities May Permit Us to Make Payments in U.S. Dollars or Delay Payment If We Are Unable to Obtain the Specified Currency

Securities payable in a currency other than U.S. dollars may provide that, if the other currency is subject to convertibility, transferability, market disruption or other conditions affecting its availability at or about the time when a payment on the securities comes due because of circumstances beyond our control, we will be entitled to make the payment in U.S. dollars or delay making the payment. These circumstances could include the imposition of exchange controls or our inability to obtain the other currency because of a disruption in the currency markets. If we made payment in U.S. dollars, the exchange rate we would use would be determined in the manner described above under “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities — How We Will Make Payments Due in Other Currencies — When the Specified Currency Is Not Available”. A determination of this kind may be based on limited information and would involve significant discretion on the part of our exchange rate agent, which may be an affiliate of ours. As a result, the value of the payment in U.S. dollars an investor would receive on the payment date may be less than the value of the payment the investor would have received in the other currency if it had been available, or may be zero. In addition, a government may impose extraordinary taxes on transfers of a currency. If that happens we will be entitled to deduct these taxes from any payment on securities payable in that currency.

We Will Not Adjust Non-U.S. Dollar Securities to Compensate for Changes in Foreign Currency Exchange Rates

Except as described above, we will not make any adjustment or change in the terms of a non-U.S. dollar security in the event of any change in foreign currency exchange rates for the relevant currency, whether in the event of any devaluation, revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting that currency, the U.S. dollar or any other currency. Consequently, investors in non-U.S. dollar securities will bear the risk that their investment may be adversely affected by these types of events.

In a Lawsuit for Payment on a Non-U.S. Dollar Security, an Investor May Bear Foreign Currency Exchange Risk

Our debt securities, warrants, purchase contracts and units will be governed by New York law. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on a security denominated in a currency other than U.S. dollars would be required to render the judgment in the specified currency; however, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on a security denominated in a currency other than U.S. dollars, investors would bear currency exchange risk until judgment is entered, which could be a long time.

In courts outside of New York, investors may not be able to obtain judgment in a specified currency other than U.S. dollars. For example, a judgment for money in an action based on a non-U.S. dollar security in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of the currency in which any particular security is denominated into U.S. dollars will depend upon various factors, including which court renders the judgment.

Information About Foreign Currency Exchange Rates May Not Be Indicative of Future Performance

If we issue a non-U.S. dollar security, we may include in the applicable prospectus supplement a currency supplement that provides information about historical exchange rates for the relevant non-U.S. dollar currency or currencies. Any information about exchange rates that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in currency exchange rates that may occur in the future. That rate will likely differ from the exchange rate used under the terms that apply to a particular security.

Determinations Made by the Exchange Rate Agent

All determinations made by the exchange rate agent will be made in its sole discretion (except to the extent expressly provided in this prospectus or in the applicable prospectus supplement that any determination is subject to approval by The Goldman Sachs Group, Inc.). In the absence of manifest error, its determinations will be conclusive for all purposes and will bind all holders and us. The exchange rate agent will not have any liability for its determinations.

UNITED STATES TAXATION

This section describes the material United States federal income tax consequences of owning certain of the debt securities, preferred stock and depositary shares we are offering. The material United States federal income tax consequences of owning the debt securities described below under “— Taxation of Debt Securities — United States Holders — Indexed and Other Debt Securities”, of owning preferred stock that may be convertible into or exercisable or exchangeable for securities or other property or of owning warrants, purchase contracts and units will be described in the applicable prospectus supplement. This section is the opinion of Sidley Austin LLP and Sullivan & Cromwell LLP, United States tax counsel to The Goldman Sachs Group, Inc. It applies to you only if you hold your securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies;

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•	a bank;

•	a life insurance company;

•	a thrift institution;

•	a regulated investment company;

•	a tax-exempt organization;

•	a person that owns offered securities that are a hedge or that are hedged against interest rate or currency risks;

•	a person that purchases or sells the offered securities as part of a wash-sale for tax purposes;

•	a person that owns offered securities as part of a straddle or conversion transaction for tax purposes; or

•	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the securities.

Please consult your own tax advisor concerning the consequences of owning these securities in your particular circumstances under the Internal Revenue Code and the laws of any other taxing jurisdiction.

Taxation of Debt Securities

This subsection describes the material United States federal income tax consequences of owning, selling and disposing of the debt securities we are offering, other than the debt securities described below under “— United States Holders — Indexed and Other Debt Securities”, which will be described in the applicable prospectus supplement. It deals only with debt securities that are due to mature 30 years or less from the date on which they are issued. The United States federal income tax consequences of owning debt securities that are due to mature more than 30 years from their date of issue will be discussed in the applicable prospectus supplement.

The tax consequences of any particular debt security will depend on its terms, and any particular offering of debt securities may have features or terms that cause the United States federal income tax treatment of the debt securities to differ materially from the discussion below. An applicable prospectus supplement will discuss any material differences from the discussion below.

United States Holders

This subsection describes the tax consequences to a United States holder. You are a United States holder if you are a beneficial owner of a debt security and you are:

•	a citizen or resident of the United States;

•	a domestic corporation;

•	an estate whose income is subject to United States federal income tax regardless of its source; or

•	a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If you are not a United States holder, this subsection does not apply to you and you should refer to “— United States Alien Holders” below.

Payments of Interest

General

Except as described below in the case of interest on an original issue discount debt security that is not qualified stated interest, each as defined below under “— Original Issue Discount — General”, you will be taxed on any interest on your debt security, whether payable in U.S. dollars or a non-U.S. dollar currency, including a composite currency or basket of currencies other than U.S. dollars, as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

Foreign Currency Debt Securities — Cash Basis Taxpayers

If you are a taxpayer that uses the cash receipts and disbursements method of accounting for tax purposes and you receive an interest payment that is denominated in, or determined by reference to, a non-U.S. dollar currency, you must recognize income equal to the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Foreign Currency Debt Securities — Accrual Basis Taxpayers

If you are a taxpayer that uses an accrual method of accounting for tax purposes, you may determine the amount of income that you recognize with respect to an interest payment denominated in, or determined by reference to, a non-U.S. dollar currency by using one of two methods. Under the first method, you will determine the amount of income accrued based on the average exchange rate in effect during the interest accrual period or, with respect to an accrual period that spans two taxable years, that part of the period within the taxable year.

If you elect the second method, you would determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period, or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. Additionally, under this second method, if you receive a payment of interest within five business days of the last day of your accrual period or taxable year, you may instead translate the interest accrued into U.S. dollars at the exchange rate in effect on the day that you actually receive the interest payment. If you elect the second method, it will apply to all debt instruments that you hold at the beginning of the first taxable year to which the election applies and to all debt instruments that you subsequently acquire. You may not revoke this election without the consent of the United States Internal Revenue Service.

When you actually receive an interest payment, including a payment attributable to accrued but unpaid interest upon the sale or retirement of your debt security, denominated in, or determined by reference to, a non-U.S. dollar currency for which you accrued an amount of income, you will recognize ordinary income or loss measured by the difference, if any, between the exchange rate that you used to accrue interest income and the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Original Issue Discount

General

If you own a debt security, other than a short-term debt security with a term of one year or less, it will be treated as an original issue discount debt security if the amount by which the debt security’s stated redemption price at maturity exceeds its issue price is more than a de minimis amount. Generally, a debt security’s issue price will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A debt security’s stated redemption price at maturity is the total of all payments provided by the debt security that are not payments of qualified stated interest. Generally, an interest payment on a debt security is qualified stated interest if it is one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the debt security. There are special rules for variable rate debt securities that are discussed below under “— Variable Rate Debt Securities”.

In general, your debt security is not an original issue discount debt security if the amount by which its stated redemption price at maturity exceeds its issue price is less than the de minimis amount of 0.25 percent of its stated redemption price at maturity multiplied by the number of complete years to its maturity. Your debt security will have de minimis original issue discount if the amount of the excess is less than the de minimis amount. If your debt security has de minimis original issue discount, you must include the de minimis amount in income as stated principal payments are made on the debt security, unless you make the election described below under “— Election to Treat All Interest as Original Issue Discount”. You can determine the includible amount with respect to each such payment by multiplying the total amount of your debt security’s de minimis original issue discount by a fraction equal to:

•	the amount of the principal payment made

divided by:

•	the stated principal amount of the debt security.

Generally, if your original issue discount debt security matures more than one year from its date of issue, you must include original issue discount in income before you receive cash attributable to that income. The amount of original issue discount that you must include in income is calculated using a constant-yield method, and generally you will include increasingly greater amounts of original issue discount in income over the life of your debt security. More specifically, you can calculate the amount of original issue discount that you must include in income by adding the daily portions of original issue discount with respect to your original issue discount debt security for each day during the taxable year or portion of the taxable year that you hold your original issue discount debt security. You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the original issue discount allocable to that accrual period. You may select an accrual period of any length with respect to your original issue discount debt security and you may vary the length of each accrual period over the term of your original issue discount debt security. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the original issue discount debt security must occur on either the first or final day of an accrual period.

You can determine the amount of original issue discount allocable to an accrual period by:

•	multiplying your original issue discount debt security’s adjusted issue price at the beginning of the accrual period by your debt security’s yield to maturity; and then

•	subtracting from this figure the sum of the payments of qualified stated interest on your debt security allocable to the accrual period.

You must determine the original issue discount debt security’s yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your original issue discount debt security’s adjusted issue price at the beginning of any accrual period by:

•	adding your original issue discount debt security’s issue price and any accrued original issue discount for each prior accrual period; and then

•	subtracting any payments previously made on your original issue discount debt security that were not qualified stated interest payments.

If an interval between payments of qualified stated interest on your original issue discount debt security contains more than one accrual period, then, when you determine the amount of original issue discount allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of original issue discount allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

The amount of original issue discount allocable to the final accrual period is equal to the difference between:

•	the amount payable at the maturity of your debt security, other than any payment of qualified stated interest; and

•	your debt security’s adjusted issue price as of the beginning of the final accrual period.

Acquisition Premium

If you purchase your debt security for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your debt security after the purchase date but is greater than the amount of your debt security’s adjusted issue price, as determined above under “— General”, the excess is acquisition premium. If you do not make the election described below under “— Election to Treat All Interest as Original Issue Discount”, then you must reduce the daily portions of original issue discount by a fraction equal to:

•	the excess of your adjusted basis in the debt security immediately after purchase over the adjusted issue price of the debt security divided by:

•	the excess of the sum of all amounts payable, other than qualified stated interest, on the debt security after the purchase date over the debt security’s adjusted issue price.

Pre-Issuance Accrued Interest

An election may be made to decrease the issue price of your debt security by the amount of pre-issuance accrued interest if:

•	a portion of the initial purchase price of your debt security is attributable to pre-issuance accrued interest;

•	the first stated interest payment on your debt security is to be made within one year of your debt security’s issue date; and

•	the payment will equal or exceed the amount of pre-issuance accrued interest.

If this election is made, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on your debt security.

Debt Securities Subject to Contingencies Including Optional Redemption

Your debt security is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In such a case, you must determine the yield and maturity of your debt security by assuming that the payments will be made according to the payment schedule most likely to occur if:

•	the timing and amounts of the payments that comprise each payment schedule are known as of the issue date; and

•	one of such schedules is significantly more likely than not to occur.

If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, you must include income on your debt security in accordance with the general rules that govern contingent payment debt instruments. These rules will be discussed in the applicable prospectus supplement.

Notwithstanding the general rules for determining yield and maturity, if your debt security is subject to contingencies, and either you or we have an unconditional option or options that, if exercised, would require payments to be made on the debt security under an alternative payment schedule or schedules, then:

•	in the case of an option or options that we may exercise, we will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on your debt security; and

•	in the case of an option or options that you may exercise, you will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on your debt security.

If both you and we hold options described in the preceding sentence, those rules will apply to each option in the order in which they may be exercised. You may determine the yield on your debt security for the purposes of those calculations by using any date on which your debt security may be redeemed or repurchased as the maturity date and the amount payable on the date that you chose in accordance with the terms of your debt security as the principal amount payable at maturity.

If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of your debt security is repaid as a result of this change in circumstances and solely to determine the amount and accrual of original issue discount, you must redetermine the yield and maturity of your debt security by treating your debt security as having been retired and reissued on the date of the change in circumstances for an amount equal to your debt security’s adjusted issue price on that date.

Election to Treat All Interest as Original Issue Discount

You may elect to include in gross income all interest that accrues on your debt security using the constant-yield method described above under “— General”, with the modifications described below. For purposes of this election, interest will include stated interest, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium, described below under “— Debt Securities Purchased at a Premium”, or acquisition premium.

If you make this election for your debt security, then, when you apply the constant-yield method:

•	the issue price of your debt security will equal your cost;

•	the issue date of your debt security will be the date you acquired it; and

•	no payments on your debt security will be treated as payments of qualified stated interest.

Generally, this election will apply only to the debt security for which you make it; however, if the debt security has amortizable bond premium, you will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that you hold as of the beginning of the taxable year to which the election applies or thereafter. Additionally, if you make this election for a market discount debt security, as defined below under “— Market Discount”, you will be treated as having made the election discussed below under “— Market Discount” to include market discount in income currently over the life of all debt instruments having market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke any election to apply the constant-yield method to all interest on a debt security or the deemed elections with respect to amortizable bond premium or market discount debt securities without the consent of the United States Internal Revenue Service.

Variable Rate Debt Securities

Your debt security will be a variable rate debt security if:

•	your debt security’s issue price does not exceed the total non-contingent principal payments by more than the lesser of:

1.	.015 multiplied by the product of the total non-contingent principal payments and the number of complete years to maturity from the issue date; or

2.	15 percent of the total non-contingent principal payments; and

•	your debt security provides for stated interest, compounded or paid at least annually, only at:

1.	one or more qualified floating rates;

2.	a single fixed rate and one or more qualified floating rates;

3.	a single objective rate; or

4.	a single fixed rate and a single objective rate that is a qualified inverse floating rate; and

•	the value of any variable rate on any date during the term of your note is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

Your debt security will have a variable rate that is a qualified floating rate if:

•	variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your debt security is denominated; or

•	the rate is equal to such a rate either:

1.	multiplied by a fixed multiple that is greater than 0.65 but not more than 1.35; or

2.	multiplied by a fixed multiple greater than 0.65 but not more than 1.35, and then increased or decreased by a fixed rate.

If your debt security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate.

Your debt security will not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are fixed throughout the term of the debt security or are not reasonably expected to significantly affect the yield on the debt security.

Your debt security will have a variable rate that is a single objective rate if:

•	the rate is not a qualified floating rate; and

•	the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party.

Your debt security will not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your debt security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of your debt security’s term.

An objective rate as described above is a qualified inverse floating rate if:

•	the rate is equal to a fixed rate minus a qualified floating rate; and

•	the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

Your debt security will also have a single qualified floating rate or an objective rate if interest on your debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either:

•	the fixed rate and the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points; or

•	the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

In general, if your variable rate debt security provides for stated interest at a single qualified floating rate or objective rate, or one of those rates after a single fixed rate for an initial period of one year or less meeting one of the two requirements described above, all stated interest on your debt security is qualified stated interest. In this case, the amount of original issue discount, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, for any other objective rate, a fixed rate that reflects the yield reasonably expected for your debt security.

If your variable rate debt security does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate other than a single fixed rate for an initial period of one year or less meeting one of the two requirements described above, you generally must determine the interest and original issue discount accruals on your debt security by:

•	determining a fixed rate substitute for each variable rate provided under your variable rate debt security;

•	constructing the equivalent fixed rate debt instrument, using the fixed rate substitute described above;

•	determining the amount of qualified stated interest and original issue discount with respect to the equivalent fixed rate debt instrument; and

•	adjusting for actual variable rates during the applicable accrual period.

When you determine the fixed rate substitute for each variable rate provided under the variable rate debt security, you generally will use the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your debt security.

If your variable rate debt security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate other than at a single fixed rate for an initial period of one year or less meeting one of the two requirements described above, you generally must determine interest and original issue discount accruals by using the method described in the previous paragraph. However, your variable rate debt security will be treated, for purposes of the first three steps of the determination, as if your debt security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable rate debt security as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

Short-Term Debt Securities

In general, if you are an individual or other cash basis United States holder of a debt security with a fixed maturity of one year or less, a short-term debt security, you are not required to accrue original issue discount, as specially defined below for the purposes of this paragraph, for United States federal income tax purposes unless you elect to do so (although it is possible that you may be required to include any stated interest in income as you receive it). If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass-through entity, or a cash basis taxpayer who so elects, you will be required to accrue original issue discount on short-term debt securities on either a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to include original issue discount in income currently, any gain you realize on the sale or retirement of your short-term debt security will be ordinary income to the extent of the accrued original issue discount, which will be determined on a straight-line basis unless you make an election to accrue the original issue discount under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue original issue discount on your short-term debt securities, you will be required to defer deductions for interest on borrowings allocable to your short-term debt securities in an amount not exceeding the deferred income until the deferred income is realized.

When you determine the amount of original issue discount subject to these rules, you must include all interest payments on your short-term debt security, including stated interest, in your short-term debt security’s stated redemption price at maturity.

Non-U.S. Dollar Currency Original Issue Discount Debt Securities

If your original issue discount debt security is denominated in, or determined by reference to, a non-U.S. dollar currency, you must determine original issue discount for any accrual period on your original issue discount debt security in the non-U.S. dollar currency and then translate the amount of original issue discount into U.S. dollars in the same manner as stated interest accrued by an accrual basis United States holder, as described above under “— Taxation of Debt Securities — United States Holders — Payments of Interest”. You may recognize ordinary income or loss when you receive an amount attributable to original issue discount in connection with a payment of interest or the sale or retirement of your debt security.

Market Discount

You will be treated as if you purchased your debt security, other than a short-term debt security, at a market discount, and your debt security will be a market discount debt security if the difference between the debt security’s stated redemption price at maturity or, in the case of an original issue discount debt security, the debt security’s revised issue price, and the price you paid for your debt security is equal to or greater than 0.25 percent of your debt security’s stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the debt security’s maturity. To determine the revised issue price of your debt security for these purposes, you generally add any original issue discount that has accrued on your debt security to its issue price.

If your debt security’s stated redemption price at maturity or, in the case of a discount debt security, its revised issue price, exceeds the price you paid for the debt security by less than 0.25 percent multiplied by the number of complete years to the debt security’s maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.

You must treat any gain you recognize on the maturity or disposition of your market discount debt security as ordinary income to the extent of the accrued market discount on your debt security. Alternatively, you may elect to include market discount in income currently over the life of your debt security. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the United States Internal Revenue Service. If you own a market discount debt security and do not make this election, you will generally be required to defer deductions for interest on borrowings allocable to your debt security in an amount not exceeding the accrued market discount on your debt security until the maturity or disposition of your debt security.

If you own a market discount debt security, the market discount would accrue on a straight-line basis unless an election is made to accrue market discount using a constant-yield method. If you make this election, it will apply only to the debt security with respect to which it is made and you may not revoke it. You will, however, not include accrued market discount in income unless you elect to do so as described above.

Debt Securities Purchased at a Premium

If you purchase your debt security for an amount in excess of its principal amount (or, in the case of an original issue discount debt security, in excess of the sum of all amounts payable on the debt security after the acquisition date (other than payments of qualified stated interest)), you may elect to treat the excess as amortizable bond premium. If you make this election, you will reduce the amount required to be included in your income each accrual period with respect to interest on your debt security by the amount of amortizable bond premium allocable to that accrual period, based on your debt security’s yield to maturity. If the amortizable bond premium allocable to an accrual period exceeds your interest income from the debt securities for such accrual period, such excess is first allowed as a deduction to the extent of interest included in your income in respect of the debt securities in previous accrual periods and is then carried forward to your next accrual period. If the amortizable bond premium allocable and carried forward to the accrual period in which the debt securities are sold, retired or otherwise disposed of exceeds your interest income for such accrual period, you would be allowed an ordinary deduction equal to such excess. If your debt security is denominated in, or determined by reference to, a non-U.S. dollar currency, you will compute your amortizable bond premium in units of the non-U.S. dollar currency and your amortizable bond premium will reduce your interest income in units of the non-U.S. dollar currency. Gain or loss recognized that is attributable to changes in foreign currency exchange rates between the time your amortized bond premium offsets interest income and the time of the acquisition of your debt security is generally taxable as ordinary income or loss. If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke it without the consent of the United States Internal Revenue Service. See also “— Taxation of Debt Securities — United States Holders — Original Issue Discount — Election to Treat All Interest as Original Issue Discount”.

Purchase, Sale and Retirement of the Debt Securities

Your tax basis in your debt security will generally be the U.S. dollar cost, as defined below, of your debt security, adjusted by:

•	adding any original issue discount, market discount, de minimis original issue discount and de minimis market discount previously included in income with respect to your debt security; and then

•	subtracting any payments on your debt security that are not qualified stated interest payments and any amortizable bond premium to the extent that such premium either reduced interest income on your debt security or gave rise to a deduction on your debt security.

If you purchase your debt security with non-U.S. dollar currency, the U.S. dollar cost of your debt security will generally be the U.S. dollar value of the purchase price on the date of purchase. However, if you are a cash basis taxpayer, or an accrual basis taxpayer if you so elect, and your debt security is traded on an established securities market, as defined in the applicable U.S. Treasury regulations, the U.S. dollar cost of your debt security will be the U.S. dollar value of the purchase price on the settlement date of your purchase.

You will generally recognize gain or loss on the sale or retirement of your debt security equal to the difference between the amount you realize on the sale or retirement, excluding any amounts attributable to accrued but unpaid interest (which will be treated as interest payments), and your tax basis in your debt security. If your debt security is sold or retired for an amount in non-U.S. dollar currency, the amount you realize will be the U.S. dollar value of such amount on the date the note is disposed of or retired, except that in the case of a note that is traded on an established securities market, as defined in the applicable U.S. Treasury regulations, a cash basis taxpayer, or an accrual basis taxpayer that so elects, will determine the amount realized based on the U.S. dollar value of the specified currency on the settlement date of the sale.

You will recognize capital gain or loss when you sell or retire your debt security, except to the extent:

•	described above under “— Taxation of Debt Securities — United States Holders — Short-Term Debt Securities” or “— Market Discount”; or

•	attributable to changes in exchange rates as described below.

Capital gain of a non-corporate United States holder is generally taxed at preferential rates where the property is held for more than one year.

You must treat any portion of the gain or loss that you recognize on the sale or retirement of a debt security as ordinary income or loss to the extent attributable to changes in exchange rates. However, you take exchange gain or loss into account only to the extent of the total gain or loss you realize on the transaction.

Exchange of Amounts in Other Than U.S. Dollars

If you receive non-U.S. dollar currency as interest on your debt security or on the sale or retirement of your debt security, your tax basis in the non-U.S. dollar currency will equal its U.S. dollar value when the interest is received or at the time of the sale or retirement. If you purchase non-U.S. dollar currency, you generally will have a tax basis equal to the U.S. dollar value of the non-U.S. dollar currency on the date of your purchase. If you sell or dispose of a non-U.S. dollar currency, including if you use it to purchase debt securities or exchange it for U.S. dollars, any gain or loss recognized generally will be ordinary income or loss.

Indexed and Other Debt Securities

The applicable prospectus supplement will discuss the material United States federal income tax rules with respect to contingent non-U.S. dollar currency debt securities, debt securities that may be convertible into or exercisable or exchangeable for common or preferred stock or other securities of Goldman Sachs or debt or equity securities of one or more third parties, indexed debt securities (as described above under “Description of Debt Securities We May Offer — Indexed Debt Securities”), debt securities that are subject to the rules governing contingent payment debt instruments, renewable or extendible debt securities and any debt securities providing for the periodic payment of principal over the life of the debt security.

Medicare Tax

A United States holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) the United States holder’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of the United States holder’s modified gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). A United States holder’s net investment income generally includes its interest income and its net gains from the disposition of debt securities, unless such interest payments or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a United States holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the debt securities.

United States Alien Holders

This subsection describes the tax consequences to a United States alien holder. You are a United States alien holder if you are the beneficial owner of a debt security and are, for United States federal income tax purposes:

•	a nonresident alien individual;

•	a foreign corporation; or

•	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a debt security.

If you are a United States holder, this subsection does not apply to you.

This discussion assumes that the debt security is not subject to the rules of Section 871(h)(4)(A) of the Internal Revenue Code, relating to interest payments that are determined by reference to the income, profits, changes in the value of property or other attributes of the debtor or a related party. If this assumption is incorrect with respect to a particular debt security, the applicable prospectus supplement will discuss the material United States federal income tax consequences to a United States alien holder that holds such a debt security.

In addition, the discussion herein does not address the tax treatment of a debt security that is linked to the performance of a U.S. equity or an index or a basket that includes a U.S. equity. The applicable prospectus supplement will discuss the material United States federal income tax consequences to a United States alien holder that holds such a debt security.

Under United States federal income and estate tax law, and subject to the discussion of backup withholding and foreign account tax compliance below, if you are a United States alien holder of a debt security:

•	we and other U.S. payors generally will not be required to deduct United States withholding tax from payments of principal, premium, if any, and interest, including original issue discount, to you if, in the case of payments of interest:

1.	you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

2.	you are not a controlled foreign corporation that is related to us through stock ownership;

3.	you are not a bank receiving interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of your trade or business;

4.	the U.S. payor does not have actual knowledge or reason to know that you are a United States person and:

a.	you have furnished to the U.S. payor an Internal Revenue Service Form W-8BEN or W-8BEN-E or an acceptable substitute form upon which you certify, under penalties of perjury, that you are not a United States person;

b.	in the case of payments made outside the United States to you at an offshore account (generally, an account maintained by you at a bank or other financial institution at any location outside the United States), you have furnished to the U.S. payor documentation that establishes your identity and your status as the beneficial owner of the payment for United States federal income tax purposes and as a person who is not a United States person;

c.	the U.S. payor has received a withholding certificate (furnished on an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form) from a person claiming to be:

i.	a withholding foreign partnership (generally a foreign partnership that has entered into an agreement with the Internal Revenue Service to assume primary withholding responsibility with respect to distributions and guaranteed payments it makes to its partners);

ii.	a qualified intermediary (generally a non-United States financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the Internal Revenue Service); or

iii.	a U.S. branch of a non-United States bank or of a non-United States insurance company; and

the withholding foreign partnership, qualified intermediary or U.S. branch has received documentation upon which it may rely to treat the payment as made to a person who is not a United States person that is, for United States federal income tax purposes, the beneficial owner of the payments on the debt securities in accordance with U.S. Treasury regulations (or, in the case of a qualified intermediary, in accordance with its agreement with the Internal Revenue Service);

d.	the U.S. payor receives a statement from a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business:

i.	certifying to the U.S. payor under penalties of perjury that an Internal Revenue Service Form W-8BEN or W-8BEN-E or an acceptable substitute form has been received from you by it or by a similar financial institution between it and you; and

ii.	to which is attached a copy of the Internal Revenue Service Form W-8BEN or W-8BEN-E or acceptable substitute form; or

e.	the U.S. payor otherwise possesses documentation upon which it may rely to treat the payment as made to a person who is not a United States person that is, for United States federal income tax purposes, the beneficial owner of the payments on the debt securities in accordance with U.S. Treasury regulations; and

•	no deduction for any United States federal withholding tax will be made from any gain that you realize on the sale or exchange of your debt security.

Further, a debt security held by an individual who at death is not a citizen or resident of the United States will not be includible in the individual’s gross estate for United States federal estate tax purposes if:

•	the decedent did not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote at the time of death; and

•	the income on the debt security would not have been effectively connected with a U.S. trade or business of the decedent at the same time.

U.S. Treasury Regulations Requiring Disclosure of Reportable Transactions

U.S. Treasury regulations require United States taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds (a “Reportable Transaction”). Under these regulations, if the debt securities are denominated in a foreign currency, a United States holder (or a United States alien holder that holds the debt securities in connection with a U.S. trade or business) that recognizes a loss with respect to the debt securities that is characterized as an ordinary loss due to changes in currency exchange rates (under any of the rules discussed above) would be required to report the loss on Internal Revenue Service Form 8886 (Reportable Transaction Statement) if the loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of debt securities.

Backup Withholding and Information Reporting

United States Holders

In general, if you are a noncorporate United States holder, we and other payors are required to report to the United States Internal Revenue Service all payments of principal, any premium and interest on your debt security, and the accrual of original issue discount on an original issue discount debt security. In addition, we and other payors are required to report to the United States Internal Revenue Service any payment of proceeds of the sale of your debt security before maturity within the United States. Additionally, backup withholding will apply to any payments, including payments of original issue discount, if you fail to provide an accurate taxpayer identification number, or (in the case of interest payments) you are notified by the United States Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

United States Alien Holders

In general, if you are a United States alien holder, payments of principal, premium or interest, including original issue discount, made by us and other payors to you will not be subject to backup withholding and information reporting, provided that the certification requirements described above under “— Taxation of Debt Securities — United States Alien Holders” are satisfied or you otherwise establish an exemption. However, we and other payors are required to report payments of interest on your debt securities on Internal Revenue Service Form 1042-S even if the payments are not otherwise subject to information reporting requirements. In addition, payment of the proceeds from the sale of debt securities effected at a United States office of a broker will not be subject to backup withholding and information reporting provided that:

•	the broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the broker:

1.	an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form upon which you certify, under penalties of perjury, that you are not a United States person; or

2.	other documentation upon which it may rely to treat the payment as made to a person who is not a United States person that is, for United States federal income tax purposes, the beneficial owner of the payment on the debt securities in accordance with U.S. Treasury regulations; or

•	you otherwise establish an exemption.

If you fail to establish an exemption and the broker does not possess adequate documentation of your status as a person who is not a United States person, the payments may be subject to information reporting and backup withholding. However, backup withholding will not apply with respect to payments made outside the United States to an offshore account maintained by you unless the broker has actual knowledge that you are a United States person.

In general, payment of the proceeds from the sale of debt securities effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States;

•	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address; or

•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations;

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of debt securities effected at a United States office of a broker) are met or you otherwise establish an exemption.

In addition, payment of the proceeds from the sale of debt securities effected at a foreign office of a broker will be subject to information reporting if the broker is:

•	a United States person;

•	a controlled foreign corporation for United States tax purposes;

•	foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period; or

•	a foreign partnership, if at any time during its tax year:

1.	one or more of its partners are “U.S. persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership; or

2.	such foreign partnership is engaged in the conduct of a United States trade or business;

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of debt securities effected at a United States office of a broker) are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

Foreign Account Tax Compliance Act (FATCA) Withholding

A U.S. law enacted in 2010 (commonly known as “FATCA”) could impose a withholding tax of 30% on interest income (including original issue discount) and other periodic payments on debt securities paid to you or any non-U.S. person or entity that receives such income (a “non-U.S. payee”) on your behalf, unless you and each such non-U.S. payee in the payment chain comply with the applicable information reporting, account identification, withholding, certification and other FATCA-related requirements. This withholding tax could also apply to all payments made upon maturity, redemption, or sale of debt securities by a non-compliant payee. In the case of a payee that is a non-U.S. financial institution (for example, a clearing system, custodian, nominee or broker), withholding generally will not be imposed if the financial institution complies with the requirements imposed by FATCA to collect and report (to the U.S. or another relevant taxing authority) substantial information regarding such institution’s U.S. account holders (which would include some account holders that are non-U.S. entities but have U.S. owners). Other payees, including individuals, may be required to provide proof of tax residence or waivers of confidentiality laws and/or, in the case of non-U.S. entities, certification or information relating to their U.S. ownership.

Withholding may be imposed at any point in a chain of payments if the payee is not compliant. A chain may work as follows, for example: The payment is transferred through a paying agent to a clearing system, the clearing system makes a payment to each of the clearing system’s participants, and finally the clearing system participant makes a payment to a non-U.S. bank or broker through which you hold the debt securities, who credits the payment to your account. Accordingly, if you receive payments through a chain that includes one or more non-U.S. payees, such as a non-U.S. bank or broker, the payment could be subject to withholding if, for example, your non-U.S. bank or broker through which you hold the debt securities fails to comply with the FATCA requirements and is subject to withholding. This would be the case even if you would not otherwise have been directly subject to withholding.

A number of countries have entered into, and other countries are expected to enter into, agreements with the U.S. to facilitate the type of information reporting required under FATCA. While the existence of such agreements will not eliminate the risk that debt securities will be subject to the withholding described above, these agreements are expected to reduce the risk of the withholding for investors in (or investors that indirectly hold debt securities through financial institutions in) those countries.

The withholding tax described above could apply to all interest and other periodic payments on the debt securities starting July 1, 2014. In addition, the withholding tax described above could apply to payments upon the maturity, redemption or sale of debt securities on or after January 1, 2019. We will not pay any additional amounts in respect of this withholding tax, so if this withholding applies, you will receive less than the amount that you would have otherwise received. However, notes issued and outstanding as of June 30, 2014 generally should not be subject to this withholding tax, provided that after June 30, 2014 the terms of the notes are not modified in a way that would cause the notes to be treated as reissued for U.S. tax purposes.

Depending on your circumstances, you may be entitled to a refund or credit in respect of some or all of this withholding. However, even if you are entitled to have any such withholding refunded, the required procedures could be cumbersome and significantly delay your receipt of any withheld amounts. You should consult your own tax advisors regarding FATCA. You should also consult your bank or broker through which you would hold the debt securities about the likelihood that payments to it (for credit to you) may become subject to withholding in the payment chain.

In addition, your debt securities may also be subject to other U.S. withholding tax as described herein.

Taxation of Preferred Stock and Depositary Shares

This subsection describes the material United States federal income tax consequences of owning, selling and disposing of the preferred stock and depositary shares that we may offer other than preferred stock that may be convertible into or exercisable or exchangeable for securities or other property, which will be described in the applicable prospectus supplement. When we refer to preferred stock in this subsection, we mean both preferred stock and depositary shares.

United States Holders

This subsection describes the tax consequences to a United States holder. You are a United States holder if you are a beneficial owner of a share of preferred stock and you are:

•	a citizen or resident of the United States;

•	a domestic corporation;

•	an estate whose income is subject to United States federal income tax regardless of its source; or

•	a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If you are not a United States holder, this subsection does not apply to you and you should refer to “— United States Alien Holders” below.

Distributions on Preferred Stock

You will be taxed on distributions on preferred stock as dividend income to the extent paid out of our current or accumulated earnings and profits for United States federal income tax purposes. If you are a non-corporate United States holder, dividends paid to you will generally be “qualified dividends” that are taxable to you at a maximum preferential rate of 20%, provided that you hold your shares of preferred stock for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date (or, if the dividend is attributable to a period or periods aggregating over 366 days, provided that you hold your shares of preferred stock for more than 90 days during the 181-day period beginning 90 days before the ex-dividend date) and meet other holding periods requirements. If you are taxed as a corporation, except as described in the next subsection, dividends would be eligible for the 70% dividends-received deduction.

You generally will not be taxed on any portion of a distribution not paid out of our current or accumulated earnings and profits if your tax basis in the preferred stock is greater than or equal to the amount of the distribution. However, you would be required to reduce your tax basis (but not below zero) in the preferred stock by the amount of the distribution, and would recognize capital gain to the extent that the distribution exceeds your tax basis in the preferred stock. Further, if you are a corporation, you would not be entitled to a dividends-received deduction on this portion of a distribution.

Limitations on Dividends-Received Deduction

Corporate shareholders may not be entitled to take the 70% dividends-received deduction in all circumstances. Prospective corporate investors in preferred stock should consider the effect of:

•	Section 246A of the Internal Revenue Code, which reduces the dividends-received deduction allowed to a corporate shareholder that has incurred indebtedness that is “directly attributable” to an investment in portfolio stock such as preferred stock;

•	Section 246(c) of the Internal Revenue Code, which, among other things, disallows the dividends-received deduction in respect of any dividend on a share of stock that is held for less than the minimum holding period (generally at least 46 days during the 90-day period beginning on the date which is 45 days before the date on which such share becomes ex-dividend with respect to such dividend (or, if the dividend is attributable to a period or periods aggregating over 366 days, at least 91 days during the 180-day period beginning on the date which is 90 days before the date on which such share becomes ex-dividend with respect to such dividend)); and

•	Section 1059 of the Internal Revenue Code, which, under certain circumstances (including situations where preferred stock is issued at a premium), reduces the basis of stock for purposes of calculating gain or loss in a subsequent disposition by the portion of any “extraordinary dividend” (as defined below) that is eligible for the dividends-received deduction.

Extraordinary Dividends

If you are a corporate shareholder, you will be required to reduce your tax basis (but not below zero) in the preferred stock by the non-taxed portion of any “extraordinary dividend” if you have not held your stock for more than two years before the earliest of the date such dividend is declared, announced, or agreed. Generally, the non-taxed portion of an extraordinary dividend is the amount excluded from income by operation of the dividends-received deduction. An extraordinary dividend on the preferred stock generally would be a dividend that:

•	equals or exceeds 5% of the corporate shareholder’s adjusted tax basis in the preferred stock, treating all dividends having ex-dividend dates within an 85 day period as one dividend; or

•	exceeds 20% of the corporate shareholder’s adjusted tax basis in the preferred stock, treating all dividends having ex-dividend dates within a 365 day period as one dividend.

In determining whether a dividend paid on the preferred stock is an extraordinary dividend, a corporate shareholder may elect to substitute the fair market value of the stock for its tax basis for purposes of applying these tests if the fair market value as of the day before the ex-dividend date is established to the satisfaction of the Secretary of the Treasury. An extraordinary dividend also includes any amount treated as a dividend in the case of a redemption that is either non-pro rata as to all stockholders or in partial liquidation of the company, regardless of the stockholder’s holding period and regardless of the size of the dividend. Any part of the non-taxed portion of an extraordinary dividend that is not applied to reduce the corporate shareholder’s tax basis as a result of the limitation on reducing its basis below zero would be treated as capital gain and would be recognized in the taxable year in which the extraordinary dividend is received.

If you are a corporate shareholder, please consult your tax advisor with respect to the possible application of the extraordinary dividend provisions of the federal income tax law to your ownership or disposition of preferred stock in your particular circumstances.

Redemption Premium

If we may redeem your preferred stock at a redemption price in excess of its issue price, the entire amount of the excess may constitute an unreasonable redemption premium which will be treated as a constructive dividend. You generally must take this constructive dividend into account each year in the same manner as original issue discount would be taken into account if the preferred stock were treated as an original issue discount debt security for United States federal income tax purposes. See “— Taxation of Debt Securities — United States Holders — Original Issue Discount — General” above for a discussion of the special tax rules for original issue discount. A corporate shareholder would be entitled to a dividends-received deduction for any constructive dividends unless the special rules denying a dividends-received deduction described above in “— Limitations on Dividends-Received Deduction” apply. A corporate shareholder would also be required to take these constructive dividends into account when applying the extraordinary dividend rules described above. Thus, a corporate shareholder’s receipt of a constructive dividend may cause some or all stated dividends to be treated as extraordinary dividends. The applicable prospectus supplement for preferred stock that is redeemable at a price in excess of its issue price will indicate whether tax counsel believes that a shareholder must include any redemption premium in income.

Sale or Exchange of Preferred Stock Other Than by Redemption

If you sell or otherwise dispose of your preferred stock (other than by redemption), you will generally recognize capital gain or loss equal to the difference between the amount realized upon the disposition and your adjusted tax basis of the preferred stock. Capital gain of a non-corporate United States holder is generally taxed at preferential rates where the property is held for more than one year.

Redemption of Preferred Stock

If we are permitted to and redeem your preferred stock, it generally would be a taxable event. You would be treated as if you had sold your preferred stock if the redemption:

•	results in a complete termination of your stock interest in us;

•	is substantially disproportionate with respect to you; or

•	is not essentially equivalent to a dividend with respect to you.

In determining whether any of these tests has been met, shares of stock considered to be owned by you by reason of certain constructive ownership rules set forth in Section 318 of the Internal Revenue Code, as well as shares actually owned, must be taken into account.

If we redeem your preferred stock in a redemption that meets one of the tests described above, you generally would recognize taxable gain or loss equal to the sum of the amount of cash and fair market value of property (other than stock of us or a successor to us) received by you less your tax basis in the preferred stock redeemed. This gain or loss would be long-term capital gain or capital loss if you have held the preferred stock for more than one year.

If a redemption does not meet any of the tests described above, you generally would be taxed on the cash and fair market value of the property you receive as a dividend to the extent paid out of our current and accumulated earnings and profits. Any amount in excess of our current or accumulated earnings and profits would first reduce your tax basis in the preferred stock and thereafter would be treated as capital gain. If a redemption of the preferred stock is treated as a distribution that is taxable as a dividend, your basis in the redeemed preferred stock would be transferred to the remaining shares of our stock that you own, if any.

Special rules apply if we redeem preferred stock for our debt securities. We will discuss these rules in an applicable prospectus supplement if we have the option to redeem your preferred stock for our debt securities.

Medicare Tax

A United States holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) the United States holder’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of the United States holder’s modified gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). A United States holder’s net investment income generally includes its interest or dividend income and its net gains from the disposition of preferred stock, unless such interest payments or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a United States holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in preferred stock.

United States Alien Holders

This section summarizes certain United States federal income and estate tax consequences of the ownership and disposition of preferred stock by a United States alien holder. You are a United States alien holder if you are, for United States federal income tax purposes:

•	a nonresident alien individual;

•	a foreign corporation; or

•	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from preferred stock.

Dividends

Except as described below, if you are a United States alien holder of preferred stock, dividends paid to you are subject to withholding of United States federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. Even if you are eligible for a lower treaty rate, we and other payors will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend payments to you, unless you have furnished to us or another payor:

•	a valid Internal Revenue Service Form W-8BEN or W-8BEN-E or an acceptable substitute form upon which you certify, under penalties of perjury, your status as a person who is not a United States person and your entitlement to the lower treaty rate with respect to such payments; or

•	in the case of payments made outside the United States to an offshore account (generally, an account maintained by you at an office or branch of a bank or other financial institution at any location outside the United States), other documentary evidence establishing your entitlement to the lower treaty rate in accordance with U.S. Treasury regulations.

If you are eligible for a reduced rate of United States withholding tax under a tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the United States Internal Revenue Service.

If dividends paid to you are “effectively connected” with your conduct of a trade or business within the United States, and, if required by a tax treaty, the dividends are attributable to a permanent establishment that you maintain in the United States, we and other payors generally are not required to withhold tax from the dividends, provided that you have furnished to us or another payor a valid Internal Revenue Service Form W-8ECI or an acceptable substitute form upon which you represent, under penalties of perjury, that:

•	you are not a United States person; and

•	the dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income.

“Effectively connected” dividends are taxed at rates applicable to United States citizens, resident aliens and domestic United States corporations.

If you are a corporate United States alien holder, “effectively connected” dividends that you receive may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Gain on Disposition of Preferred Stock

If you are a United States alien holder, you generally will not be subject to United States federal income tax on gain that you recognize on a disposition of preferred stock unless:

•	the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States, if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis;

•	you are an individual, you hold the preferred stock as a capital asset, you are present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist; or

•	we are or have been a United States real property holding corporation for federal income tax purposes and you held, directly or indirectly, at any time during the five-year period ending on the date of disposition, more than 5% of your class of preferred stock and you are not eligible for any treaty exemption.

If you are a corporate United States alien holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

We have not been, are not and do not anticipate becoming a United States real property holding corporation for United States federal income tax purposes.

Federal Estate Taxes

Preferred stock held by a United States alien holder at the time of death will be included in the holder’s gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Backup Withholding and Information Reporting

United States Holders

In general, dividend payments, or other taxable distributions, made within the United States to you will be subject to information reporting requirements and backup withholding tax if you are a non-corporate United States person and you:

•	fail to provide an accurate taxpayer identification number;

•	are notified by the United States Internal Revenue Service that you have failed to report all interest or dividends required to be shown on your federal income tax returns; or

•	in certain circumstances, fail to comply with applicable certification requirements.

If you sell your preferred stock outside the United States through a non-U.S. office of a non-U.S. broker, and the sales proceeds are paid to you outside the United States, then U.S. backup withholding and information reporting requirements generally will not apply to that payment. However, U.S. information reporting, but not backup withholding, will apply to a payment of sales proceeds, even if that payment is made outside the United States, if you sell your preferred stock through a non-U.S. office of a broker that is:

•	a United States person;

•	a controlled foreign corporation for United States tax purposes;

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period; or

•	a foreign partnership, if at any time during its tax year:

1.	one or more of its partners are “U.S. persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership; or

2.	such foreign partnership is engaged in the conduct of a United States trade or business.

You generally may obtain a refund of any amounts withheld under the U.S. backup withholding rules that exceed your income tax liability by filing a refund claim with the United States Internal Revenue Service.

United States Alien Holders

If you are a United States alien holder, you are generally exempt from backup withholding and information reporting requirements with respect to:

•	dividend payments; and

•	the payment of the proceeds from the sale of preferred stock effected at a United States office of a broker;

as long as the income associated with such payments is otherwise exempt from United States federal income tax, and:

•	the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the payor or broker:

1.	a valid Internal Revenue Service Form W-8BEN or W-8BEN-E or an acceptable substitute form upon which you certify, under penalties of perjury, that you are not a United States person; or

2.	other documentation upon which it may rely to treat the payments as made to a non-United States person that is, for United States federal income tax purposes, the beneficial owner of the payments in accordance with U.S. Treasury regulations; or

•	you otherwise establish an exemption.

Payment of the proceeds from the sale of preferred stock effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of preferred stock that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States;

•	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address; or

•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations;

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption.

In addition, a sale of preferred stock will be subject to information reporting if it is effected at a foreign office of a broker that is:

•	a United States person;

•	a controlled foreign corporation for United States tax purposes;

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period; or

•	a foreign partnership, if at any time during its tax year:

1.	one or more of its partners are “U.S. persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership; or

2.	such foreign partnership is engaged in the conduct of a United States trade or business;

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person that is, for United States federal income tax purposes, the beneficial owner of the payments. In addition, certain foreign brokers may be required to report the amount of gross proceeds from the sale or other disposition of notes under FATCA if you are, or are presumed to be, a United States person.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the Internal Revenue Service.

Foreign Account Tax Compliance Act (FATCA) Withholding

A U.S. law enacted in 2010 (commonly known as “FATCA”) could impose a withholding tax of 30% on dividend income and other periodic payments on the preferred stock paid to you or any non-U.S. person or entity that receives such income (a “non-U.S. payee”) on your behalf, unless you and each such non-U.S. payee in the payment chain comply with the applicable information reporting, account identification, withholding, certification and other FATCA-related requirements. This withholding tax could also apply to all payments made upon maturity, redemption, or sale of the preferred stock by a non-compliant payee. In the case of a payee that is a non-U.S. financial institution (for example, a clearing system, custodian, nominee or broker), withholding generally will not be imposed if the financial institution complies with the requirements imposed by FATCA to collect and report (to the U.S. or another relevant taxing authority) substantial information regarding such institution’s U.S. account holders (which would include some account holders that are non-U.S. entities but have U.S. owners). Other payees, including individuals, may be required to provide proof of tax residence or waivers of confidentiality laws and/or, in the case of non-U.S. entities, certification or information relating to their U.S. ownership.

Withholding may be imposed at any point in a chain of payments if the payee is not compliant. A chain may work as follows, for example: The payment is transferred through a paying agent to a clearing system, the clearing system makes a payment to each of the clearing system’s participants, and finally the clearing system participant makes a payment to a non-U.S. bank or broker through which you hold the preferred stock, who credits the payment to your account. Accordingly, if you receive payments through a chain that includes one or more non-U.S. payees, such as a non-U.S. bank or broker, the payment could be subject to withholding if, for example, your non-U.S. bank or broker through which you hold the preferred stock fails to comply with the FATCA requirements and is subject to withholding. This would be the case even if you would not otherwise have been directly subject to withholding.

A number of countries have entered into, and other countries are expected to enter into, agreements with the U.S. to facilitate the type of information reporting required under FATCA. While the existence of such agreements will not eliminate the risk that the preferred stock will be subject to the withholding described above, these agreements are expected to reduce the risk of the withholding for investors in (or investors that indirectly hold the preferred stock through financial institutions in) those countries.

The withholding tax described above could apply to all dividends on the preferred stock. In addition, the withholding tax described above could apply to payments upon the maturity, redemption or sale of the preferred stock, or payments that are not treated as dividends for United States federal income tax purposes, in each case paid on or after January 1, 2019. We will not pay any additional amounts in respect of this withholding tax, so if this withholding applies, you will receive less than the amount that you would have otherwise received.

Depending on your circumstances, you may be entitled to a refund or credit in respect of some or all of this withholding. However, even if you are entitled to have any such withholding refunded, the required procedures could be cumbersome and significantly delay your receipt of any withheld amounts. You should consult your own tax advisors regarding FATCA. You should also consult your bank or broker through which you would hold the preferred stock about the likelihood that payments to it (for credit to you) may become subject to withholding in the payment chain.

In addition, your preferred stock may also be subject to other U.S. withholding tax as described herein.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

We may sell the securities from time to time in their initial offering as follows:

•	through agents;

•	to dealers or underwriters for resale;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

We may solicit offers to purchase securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. If required, the prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act of 1933 (the “Securities Act”).

From time to time, we may sell securities to one or more dealers acting as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those securities to the public.

We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we sell securities to underwriters, we may execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include any required information about underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis.

If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

We may authorize underwriters, dealers and agents to solicit from third parties offers to purchase securities under contracts providing for payment and delivery on future dates. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers’ obligations, and will include any required information about commissions we may pay for soliciting these contracts.

Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us, to indemnification by us, against certain liabilities, including liabilities under the Securities Act.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for, The Goldman Sachs Group, Inc. and its subsidiaries in the ordinary course of business. In addition, we expect to offer the securities to or through our affiliates, as underwriters, dealers or agents. Among our affiliates, GS&Co. may offer the securities for sale in the United States and Goldman Sachs International, Goldman Sachs (Asia) L.L.C. and Goldman Sachs (Singapore) Pte. may offer the securities for sale outside the United States. Our affiliates may also offer the securities in other markets through one or more selling agents, including one another.

GS&Co. is a subsidiary of The Goldman Sachs Group, Inc. and The Goldman Sachs Group, Inc. is the parent of GS&Co. FINRA Rule 5121 imposes certain requirements when a member of FINRA, such as GS&Co., distributes an affiliated company’s securities. GS&Co. has advised The Goldman Sachs Group, Inc. that each particular offering of securities in which it participates will comply with the applicable requirements of Rule 5121 or any successor FINRA rule.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Effective September 5, 2017, an amendment to Rule 15c6-1 will shorten the standard settlement cycle for such trades from three to two business days, unless the parties to any such trade expressly agree otherwise. Your prospectus supplement may provide that the original issue date for your securities may be more than three (or, after September 4, 2017, two) scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third (or, after September 4, 2017, second) business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three (or, after September 4, 2017, two) scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

Market-Making Resales by Affiliates

This prospectus may be used by GS&Co. in connection with offers and sales of the securities in market-making transactions. In a market-making transaction, GS&Co. may resell a security it acquires from other holders, after the original offering and sale of the security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, GS&Co. may act as principal or agent, including as agent for the counterparty in a transaction in which GS&Co. acts as principal, or as agent for both counterparties in a transaction in which GS&Co. does not act as principal. GS&Co. may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other affiliates of The Goldman Sachs Group, Inc. may also engage in transactions of this kind and may use this prospectus for this purpose. These affiliates may include, among others, Goldman Sachs International, Goldman Sachs (Asia) L.L.C. and Goldman Sachs (Singapore) Pte.

The securities to be sold in market-making transactions include securities to be issued after the date of this prospectus, as well as securities previously issued.

The Goldman Sachs Group, Inc. does not expect to receive any proceeds from market-making transactions. The Goldman Sachs Group, Inc. does not expect that GS&Co. or any other affiliate that engages in these transactions will pay any proceeds from its market-making resales to The Goldman Sachs Group, Inc.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless The Goldman Sachs Group, Inc. or an agent informs you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

Matters Relating to Initial Offering and Market-Making Resales

Each series of securities will be a new issue, and there will be no established trading market for any security prior to its original issue date. We may not list any particular series of securities on a securities exchange or quotation system. We have been advised by GS&Co. that it intends to make a market in the securities, and any underwriters to whom we sell securities for public offering may also make a market in those securities. However, neither GS&Co. nor any underwriter that makes a market is obligated to do so, and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for any of the securities.

Unless otherwise indicated in the applicable prospectus supplement or confirmation of sale, the purchase price of the securities will be required to be paid in immediately available funds in New York City.

In this prospectus, an offering of securities refers to the initial offering of the securities made in connection with their original issuance, and does not refer to any subsequent resales of securities in market-making transactions.

Conflicts of Interest

GS&Co. is an affiliate of The Goldman Sachs Group, Inc. and, as such, will have a “conflict of interest” in any offering of the securities within the meaning of FINRA Rule 5121. Consequently, any offering of the securities will be conducted in compliance with the provisions of Rule 5121. GS&Co. will not be permitted to sell securities in any offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

EMPLOYEE RETIREMENT INCOME SECURITY ACT

This section is only relevant to you if you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh Plan) proposing to invest in the securities.

The U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the U.S. Internal Revenue Code of 1986, as amended (the “Code”), prohibit certain transactions (“prohibited transactions”) involving the assets of an employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code (including individual retirement accounts, Keogh plans and other plans described in Section 4975(e)(1) of the Code) (a “Plan”) and certain persons who are “parties in interest” (within the meaning of ERISA) or “disqualified persons” (within the meaning of the Code) with respect to the Plan; governmental plans may be subject to similar prohibitions unless an exemption applies to the transaction. The assets of a Plan may include assets held in the general account of an insurance company that are deemed “plan assets” under ERISA or assets of certain investment vehicles in which the Plan invests. Each of The Goldman Sachs Group, Inc. and certain of its affiliates may be considered a “party in interest” or a “disqualified person” with respect to many Plans, and, accordingly, prohibited transactions may arise if the securities are acquired by or on behalf of a Plan unless those securities are acquired and held pursuant to an available exemption. In general, available exemptions are: transactions effected on behalf of that Plan by a “qualified professional asset manager” (prohibited transaction exemption 84-14) or an “in-house asset manager” (prohibited transaction exemption 96-23), transactions involving insurance company general accounts (prohibited transaction exemption 95-60), transactions involving insurance company pooled separate accounts (prohibited transaction exemption 90-1), transactions involving bank collective investment funds (prohibited transaction exemption 91-38) and transactions with service providers under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code where the Plan receives no less and pays no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code). The person making the decision on behalf of a Plan or a governmental plan shall be deemed, on behalf of itself and the plan, by purchasing and holding the securities, or exercising any rights related thereto, to represent that (a) the plan will receive no less and pay no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code) in connection with the purchase and holding of the securities, (b) none of the purchase, holding or disposition of the securities or the exercise of any rights related to the securities will result in a non-exempt prohibited transaction under ERISA or the Code (or, with respect to a governmental plan, under any similar applicable law or regulation), and (c) neither The Goldman Sachs Group, Inc. nor any of its affiliates is a “fiduciary” (within the meaning of Section 3(21) of ERISA) or, with respect to a governmental plan, under any similar applicable law or regulation) with respect to the purchaser or holder in connection with such person’s acquisition, disposition or holding of the securities, or as a result of any exercise by The Goldman Sachs Group, Inc. or any of its affiliates of any rights in connection with the securities, and neither The Goldman Sachs Group, Inc. nor any of its affiliates has provided investment advice in connection with such person’s acquisition, disposition or holding of the securities.

If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh plan) and propose to invest in the securities described in this prospectus, you should consult your legal counsel.

VALIDITY OF THE SECURITIES

The validity of the securities that may be issued after the date of this prospectus has been passed upon for The Goldman Sachs Group, Inc. by Sullivan & Cromwell LLP, New York, New York. The validity of certain debt securities that may be issued after the date of this prospectus also has been passed upon for The Goldman Sachs Group, Inc. by Sidley Austin LLP, New York, New York. The opinions of Sullivan & Cromwell LLP and Sidley Austin LLP were based on assumptions about future actions required to be taken by The Goldman Sachs Group, Inc. and the trustee in connection with the issuance and sale of the securities, about the specific terms of the securities and about other matters that may affect the validity of the securities but which could not be ascertained on the date of the relevant opinion.

Each of Sullivan & Cromwell LLP and Sidley Austin LLP has in the past represented and continues to represent Goldman Sachs on a regular basis and in a variety of matters. Sullivan & Cromwell LLP and Sidley Austin LLP also performed services for The Goldman Sachs Group, Inc. in connection with the offering of the securities described in this prospectus.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of The Goldman Sachs Group, Inc. incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The historical income statement data, balance sheet data and common share data set forth in “Selected Financial Data” as of and for the years ended December 31, 2016, December 31, 2015, December 31, 2014, December 31, 2013 and December 31, 2012 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

REVIEW OF UNAUDITED CONDENSED CONSOLIDATED FINANCIAL

STATEMENTS BY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

With respect to the unaudited condensed consolidated financial statements of The Goldman Sachs Group, Inc. for the three month periods ended March 31, 2017 and 2016, incorporated by reference in this prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated May 3, 2017 incorporated by reference in this prospectus states that they did not audit and they do not express an opinion on that unaudited condensed consolidated financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited condensed consolidated financial statements because that report is not a “report” or a “part” of the registration statements prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Securities Act of 1933.

CAUTIONARY STATEMENT PURSUANT TO THE PRIVATE

SECURITIES LITIGATION REFORM ACT OF 1995

We have included or incorporated by reference in this prospectus statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but instead represent only our belief regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. It is possible that our actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements.

Information regarding important factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements is contained under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated in this prospectus by reference (and in any of our annual reports for a subsequent fiscal year that are so incorporated). See “Available Information” above for information about how to obtain a copy of this annual report.

We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

The Goldman Sachs

Group, Inc.

Debt Securities

Warrants

Purchase Contracts

Units

Preferred Stock

Depositary Shares

Goldman Sachs & Co. LLC

GS Finance Corp. The Goldman Sachs Group, Inc. Debt Securities Warrants Units of GS Finance Corp. guaranteed as described herein by The Goldman Sachs Group, Inc.

GS Finance Corp. from time to time may offer to sell debt securities and warrants, as well as units comprised of these securities of GS Finance Corp. or securities of The Goldman Sachs Group, Inc. The securities of GS Finance Corp. offered from time to time hereunder shall be guaranteed as described herein by The Goldman Sachs Group, Inc. GS Finance Corp. is a wholly owned subsidiary of The Goldman Sachs Group, Inc. The common stock of The Goldman Sachs Group, Inc. is listed on the New York Stock Exchange and trades under the ticker symbol “GS”.

GS Finance Corp. may offer and sell these securities to or through one or more underwriters, dealers and agents, including the firm named below, or directly to purchasers, on a continuous or delayed basis.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in the applicable prospectus supplement to this prospectus.

These securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

GS Finance Corp. may use this prospectus in the initial sale of these securities. In addition, Goldman Sachs & Co. LLC or any other affiliate of GS Finance Corp. may use this prospectus in a market-making transaction in any of these or similar securities after its initial sale. Unless GS Finance Corp. or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Goldman Sachs & Co. LLC

Prospectus dated July 10, 2017.

AVAILABLE INFORMATION

The Goldman Sachs Group, Inc. is required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which The Goldman Sachs Group, Inc.’s common stock is listed.

We have filed a registration statement on Form S-3 with the SEC relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of The Goldman Sachs Group, Inc., please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the applicable contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.

The SEC’s rules allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to any of the SEC filings referenced in the list below. Any information referred to in this way in this prospectus or the applicable prospectus supplement is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

The Goldman Sachs Group, Inc. incorporates by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(1)	Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (File No. 001-14965);

(2)	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017 (File No. 001-14965);

(3)	Current Reports on Form 8-K, dated December 31, 2016 and filed on January 6, 2017, dated and filed on January 18, 2017, dated and filed on January 19, 2017, dated January 17, 2017 and filed on January 20, 2017, dated January 22, 2017 and filed on January 24, 2017, dated and filed on January 26, 2017, dated and filed on February 16, 2017, dated March 1, 2017 and filed on March 7, 2017, dated March 11, 2017 and filed on March 13, 2017, dated and filed on March 27, 2017, dated and filed on April 18, 2017, dated and filed on April 26, 2017, dated and filed on April 28, 2017, dated and filed on May 23, 2017, dated and filed on June 5, 2017 and dated and filed on June 28, 2017 (File No. 001-14965);

(4)	All documents filed by The Goldman Sachs Group, Inc. under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) on or after the date of this prospectus and before the termination of the offering of securities under this prospectus; and

(5)	Solely with regard to the securities covered by this prospectus that were initially offered and sold under previously filed registration statements of GS Finance Corp. and that from time to time may be reoffered and resold in market-making transactions under this prospectus, the information in the prospectus supplements relating to those securities that were previously filed by GS Finance Corp. in connection with their initial offer and sale (except to the extent that any such information has been modified or superseded by other information included or incorporated by reference in this prospectus).

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have

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been or may be incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from Investor Relations, 200 West Street, New York, New York 10282, telephone (212) 902-0300.

No separate financial statements of GS Finance Corp. are included in this prospectus. The Goldman Sachs Group, Inc. and GS Finance Corp. do not consider that such financial statements would be material to holders of the securities of GS Finance Corp. because GS Finance Corp. has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than issuing its debt securities, warrants or units and lending the net proceeds therefrom to The Goldman Sachs Group, Inc. and/or its subsidiaries. Furthermore, The Goldman Sachs Group, Inc.’s obligations under the related guarantees provide a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related securities of GS Finance Corp. For a more detailed discussion, see “Description of Debt Securities We May Offer”, “Description of Warrants We May Offer” and “Descriptions of Units We May Offer” below. In addition, The Goldman Sachs Group, Inc. does not expect GS Finance Corp. to file reports under the Exchange Act with the SEC.

When we refer to “Goldman Sachs” or the “Firm” in this prospectus, we mean The Goldman Sachs Group, Inc., together with its consolidated subsidiaries and affiliates.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference into this prospectus as further described above under “Available Information”. This summary does not contain all the information that you should consider before investing in the securities being offered by this prospectus. You should carefully read the entire prospectus, the documents incorporated by reference into this prospectus, the applicable prospectus supplement, if applicable, and the prospectus supplement relating to the securities that you propose to buy, especially any description of investment risks that we may include in the applicable prospectus supplement.

GS Finance Corp.

GS Finance Corp. is a Delaware corporation and a wholly owned subsidiary of The Goldman Sachs Group, Inc., created for the primary purpose of providing Goldman Sachs with financing for its operations by issuing securities to investors and lending the net proceeds therefrom to The Goldman Sachs Group, Inc. and/or its subsidiaries.

The Goldman Sachs Group, Inc.

The Goldman Sachs Group, Inc. is a leading global investment banking, securities and investment management firm that provides a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and individuals. Founded in 1869, the Firm is headquartered in New York and maintains offices in all major financial centers around the world. The Firm’s principal executive offices are located at 200 West Street, New York, New York 10282, telephone (212) 902-1000. The Goldman Sachs Group, Inc. is a bank holding company and a financial holding company regulated by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”). The Firm’s U.S. depository institution subsidiary, Goldman Sachs Bank USA, is a New York State-chartered bank.

The Goldman Sachs Group, Inc. is a Holding Company

Because the assets of The Goldman Sachs Group, Inc. consist principally of interests in the subsidiaries through which The Goldman Sachs Group, Inc. conducts its businesses, its right to participate as an equity holder in any distribution of assets of any of its subsidiaries upon the subsidiary’s liquidation or otherwise, and thus the ability of the security holders of GS Finance Corp., as the beneficiaries of the guarantee by The Goldman Sachs Group, Inc., to benefit from the distribution, is junior to creditors of the subsidiary, except to the extent that any claims The Goldman Sachs Group, Inc. may have as a creditor of the subsidiary are recognized. In addition, dividends, loans and advances to The Goldman Sachs Group, Inc. from some of its subsidiaries, including Goldman Sachs & Co. LLC (“GS&Co.”), are restricted by net capital requirements under the Securities Exchange Act of 1934 and under rules of securities exchanges and other regulatory bodies. Furthermore, because some of the subsidiaries of The Goldman Sachs Group, Inc., including from time to time some of The Goldman Sachs Group, Inc.’s principal operating subsidiaries, are partnerships in which The Goldman Sachs Group, Inc. is a general partner or the sole limited partner, The Goldman Sachs Group, Inc. may be liable for their obligations. The Goldman Sachs Group, Inc. also guarantees many of the obligations of its subsidiaries other than GS Finance Corp. Any liability The Goldman Sachs Group, Inc. may have for its subsidiaries’ obligations could reduce its assets that are available to satisfy its guarantee obligations to the investors in securities of GS Finance Corp.

The Securities We Are Offering

We may offer any of the following securities from time to time:

•	debt securities;

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•	warrants; and

•	units, comprised of (i) one or more debt securities or warrants described in this prospectus or (ii) any of the foregoing and debt or equity securities of The Goldman Sachs Group, Inc.

The securities we offer from time to time will be fully and unconditionally guaranteed by The Goldman Sachs Group, Inc.

When we use the term “security” or “securities” in this prospectus, we mean any of the securities we may offer with this prospectus, including the guarantee of The Goldman Sachs Group, Inc., unless the context requires otherwise. This prospectus, including the following summary, describes the general terms that may apply to the securities; the specific terms of any particular securities that we may offer will be described in the applicable prospectus supplement to this prospectus and may differ from the general terms described herein.

Debt Securities

The debt securities may be senior or subordinated in right of payment. For any particular debt securities we offer, the applicable prospectus supplement will describe the title and series of the debt securities, the aggregate principal amount and the original issue price; the ranking, whether senior or subordinated; the stated maturity; the redemption terms, if any; the rate or manner of calculating the rate and the payment dates for interest, if any; the amount or manner of calculating the amount payable at maturity; and any other specific terms. The senior debt securities will be issued under either of the two senior debt indentures (as described in “Description of Debt Securities We May Offer — The Senior Debt Indentures and the Subordinated Debt Indenture”) among us, The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee, and the subordinated debt securities will be issued under a subordinated debt indenture (as defined herein) to be entered into at a later date among us, The Goldman Sachs Group, Inc., as guarantor, and a bank, trust company or other financial institution, as trustee.

The payment of principal of, and any interest and premium on, the debt securities we may offer will be fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. The guarantee will remain in effect until the entire principal of, and interest and premium, if any, on the debt securities has been paid in full or discharged in accordance with the provisions of the relevant indenture, or otherwise fully defeased by us or by The Goldman Sachs Group, Inc. The guarantee of senior debt securities of GS Finance Corp. will rank equally in right of payment with all senior indebtedness of The Goldman Sachs Group, Inc., whereas the guarantee of subordinated debt securities of GS Finance Corp. will be subordinate and junior in right of payment to all senior indebtedness of The Goldman Sachs Group, Inc.

Warrants

We may offer warrants whose cash value is determined by reference to the performance, level or value of one or more of the following:

•	securities of one or more issuers, including the common or preferred stock or other securities of The Goldman Sachs Group, Inc. or debt or equity securities of third parties;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance;

•	one or more indices; and/or

•	one or more baskets of the items described above.

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For any particular warrants we offer, the applicable prospectus supplement will describe the underlying property; the expiration date; the exercise price or the manner of determining the exercise price; the amount in cash, or the manner of determining the amount in cash, to be paid by you or us upon exercise; and any other specific terms. Unless otherwise specified in the applicable prospectus supplement, the warrants will be issued under a warrant indenture (as defined herein) to be entered into among us, The Goldman Sachs Group, Inc., as guarantor, and a bank, trust company or other financial institution, as trustee.

The payment on the warrants we may offer will be fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. The guarantee will remain in effect until the entire payment, if any, on the warrants has been paid in full or discharged in accordance with the provisions of the warrant indenture.

Units

We may offer units, comprised of one or more debt securities or warrants described in this prospectus, as well as debt or equity securities of The Goldman Sachs Group, Inc. For any particular units we offer, the applicable prospectus supplement will describe the particular securities comprising each unit; the terms on which those securities will be separable, if any; whether the holder will pledge property to secure the performance of any obligations the holder may have under the unit; and any other specific terms of the units. We may issue the units under unit agreements between us and one or more unit agents.

The payment of principal of, any interest, premium, dividends, liquidation preference, sinking fund payment or any other applicable payment on our own securities included in the units we may offer will be fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. The guarantee will remain in effect until the entire applicable payment, if any, on our own securities included in the units has been paid in full or discharged in accordance with the provisions of the related debt indenture, warrant indenture or guarantee agreement or otherwise fully defeased by us or by The Goldman Sachs Group, Inc., if applicable.

References to our securities include our units, even though our units may include securities of The Goldman Sachs Group, Inc.

Form of Securities

We will issue the securities in book-entry form through one or more depositaries, such as The Depository Trust Company, Euroclear or Clearstream, named in the applicable prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the applicable depositary, unless otherwise stated. We will issue the securities only in registered form, without coupons.

Payment Currencies

Amounts payable in respect of the securities, including the original issue price, will be payable in U.S. dollars, unless the applicable prospectus supplement says otherwise.

Listing

If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so.

Use of Proceeds

We will lend the net proceeds from sales of the securities to The Goldman Sachs Group, Inc. and/or its subsidiaries. Goldman Sachs expects to use the proceeds from such loans to provide additional funds for its operations and for other general corporate purposes.

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Manner of Offering

The securities will be offered in connection with their initial issuance or in market-making transactions by our affiliates after initial issuance. Those offered in market-making transactions may be securities that we will not issue until after the date of this prospectus as well as securities that we have previously issued.

When we issue new securities, we may offer them for sale to or through underwriters, dealers and agents, including our affiliates, or directly to purchasers. The applicable prospectus supplement will include any required information about the firms we use and the discounts or commissions we may pay them for their services.

Our affiliates that we refer to above may include, among others, GS&Co., for offers and sales in the United States, and Goldman Sachs International, Goldman Sachs (Asia) L.L.C. and Goldman Sachs (Singapore) Pte., for offers and sales outside the United States.

Conflicts of Interest

GS&Co. is an affiliate of GS Finance Corp. and The Goldman Sachs Group, Inc. and, as such, will have a “conflict of interest” in any offering of the securities within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. Consequently, any offering of the securities will be conducted in compliance with the provisions of Rule 5121. GS&Co. will not be permitted to sell securities in any offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

Risks and Considerations Relating to the Securities

There are a number of risks and considerations that you should take into account prior to investing in the securities. Please read “Risks Relating to Regulatory Resolution Strategies and Long-Term Debt Requirements”, “Considerations Relating to Floating Rate Debt Securities”, “Considerations Relating to Indexed Securities”, “Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency” and “United States Taxation — Taxation of Debt Securities — Foreign Account Tax Compliance Act (“FATCA”) Withholding” for more information.

For a discussion of important business and financial risks relating to The Goldman Sachs Group, Inc., please see “Risk Factors” in Part I, Item 1A of The Goldman Sachs Group, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated in this prospectus by reference (and in any of The Goldman Sachs Group, Inc. annual or quarterly reports for a subsequent fiscal period that are so incorporated).

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RISKS RELATING TO REGULATORY RESOLUTION STRATEGIES AND LONG-TERM

DEBT REQUIREMENTS

Please note that in this section entitled “Risks Relating to Regulatory Resolution Strategies and Long-Term Debt Requirements”, references to “Group Inc.” refer only to The Goldman Sachs Group, Inc. and not to its consolidated subsidiaries and references to “we” and “our” refer only to GS Finance Corp. References to our “debt securities”, including “fixed rate debt securities”, “floating rate debt securities” and “indexed debt securities”, are explained below under “Description of Debt Securities We May Offer”.

The application of regulatory resolution strategies could increase the risk of loss for holders of our debt securities in the event of the resolution of Group Inc.

Your ability to recover from Group Inc. the full amount that would otherwise be payable under its guarantee of our debt securities in a proceeding under the U.S. Bankruptcy Code may be impaired by the exercise by the FDIC of its powers under the “orderly liquidation authority” under Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank Act). In addition, the single point of entry strategy described below is intended to impose losses at the top-tier holding company level in the resolution of a global systemically important bank (G-SIB) such as Group Inc.

Title II of the Dodd-Frank Act created a new resolution regime known as the “orderly liquidation authority” to which financial companies, including bank holding companies such as Group Inc., can be subjected. Under the orderly liquidation authority, the FDIC may be appointed as receiver for a financial company for purposes of liquidating the entity if, upon the recommendation of applicable regulators, the Secretary of the Treasury determines, among other things, that the entity is in severe financial distress, that the entity’s failure would have serious adverse effects on the U.S. financial system and that resolution under the orderly liquidation authority would avoid or mitigate those effects. Absent such determinations, Group Inc., as a U.S. bank holding company, would remain subject to the U.S. Bankruptcy Code.

If the FDIC is appointed as receiver under the orderly liquidation authority, then the orderly liquidation authority, rather than the U.S. Bankruptcy Code, would determine the powers of the receiver and the rights and obligations of creditors and other parties who have transacted with Group Inc. There are substantial differences between the rights available to creditors in the orderly liquidation authority and in the U.S. Bankruptcy Code, including the right of the FDIC under the orderly liquidation authority to disregard the strict priority of creditor claims in some circumstances (which would otherwise be respected by a bankruptcy court) and the use of an administrative claims procedure to determine creditors’ claims (as opposed to the judicial procedure utilized in bankruptcy proceedings). In certain circumstances under the orderly liquidation authority, the FDIC could elevate the priority of claims that it determines necessary to facilitate a smooth and orderly liquidation without the need to obtain creditors’ consent or prior court review. In addition, the FDIC has the right to transfer claims to a third party or “bridge” entity under the orderly liquidation authority.

The FDIC has announced that a single point of entry strategy may be a desirable strategy to resolve a large financial institution such as Group Inc. in a manner that would, among other things, impose losses on shareholders, debt holders (including, in our case, holders of our debt securities, which are guaranteed by Group Inc.) and other creditors of the top-tier holding company (in our case, Group Inc.), while permitting the holding company’s subsidiaries to continue to operate. In addition, the Board of Governors of the Federal Reserve System (Federal Reserve Board) has adopted requirements that U.S. G-SIBs, including Group Inc., maintain minimum amounts of long-term debt and total loss- absorbing capacity to facilitate the application of the single point of entry resolution strategy. It is possible that the application of the single point of entry strategy under the orderly liquidation authority — in which Group Inc. would be the only legal entity to enter resolution proceedings — would result in greater losses to holders of our debt securities, which are guaranteed by Group

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Inc. (including holders of our fixed rate, floating rate and indexed debt securities), than the losses that would result from the application of a bankruptcy proceeding or a different resolution strategy, such as a multiple point of entry resolution strategy for Group Inc. and certain of its material subsidiaries. Assuming Group Inc. entered resolution proceedings and that support from Group Inc. to its subsidiaries (other than us) was sufficient to enable those subsidiaries to remain solvent, losses at the subsidiary level (other than us) would be transferred to Group Inc. and ultimately borne by Group Inc.’s security holders, third-party creditors of Group Inc.’s subsidiaries (other than us) would receive full recoveries on their claims, and Group Inc.’s creditors (including holders of our debt securities, which are guaranteed by Group Inc.) could face significant losses. In that case, Group Inc.’s creditors would face losses while the third-party creditors of Group Inc.’s subsidiaries (other than us) would incur no losses because the subsidiaries would continue to operate and would not enter resolution or bankruptcy proceedings. In addition, holders of Group Inc.’s eligible LTD (defined below) and its other creditors (including holders of our debt securities, which are guaranteed by Group Inc.) could face losses ahead of other similarly situated creditors in a resolution under the orderly liquidation authority if the FDIC exercised its right, described above, to disregard the strict priority of creditor claims.

The orderly liquidation authority also provides the FDIC with authority to cause creditors and shareholders of a financial company such as Group Inc. in receivership to bear losses before taxpayers are exposed to such losses, and amounts owed to the U.S. government would generally receive a statutory payment priority over the claims of private creditors, including senior creditors. In addition, under the orderly liquidation authority, claims of creditors (including holders of our debt securities) could be satisfied through the issuance of equity or other securities in a bridge entity to which Group Inc.’s assets are transferred. If such a securities-for-claims exchange were implemented, there can be no assurance that the value of the securities of the bridge entity would be sufficient to repay or satisfy all or any part of the creditor claims for which the securities were exchanged. While the FDIC has issued regulations to implement the orderly liquidation authority, not all aspects of how the FDIC might exercise this authority are known and additional rulemaking is likely.

The application of Group Inc.’s preferred resolution strategy could increase the losses incurred by holders of our debt securities.

As required by the Dodd-Frank Act and regulations issued by the Federal Reserve Board and the FDIC, Group Inc. is required to provide to the Federal Reserve Board and the FDIC a plan for its rapid and orderly resolution in the event of material financial distress affecting the firm or the failure of Group Inc. In its resolution plan, Group Inc. would be resolved under the U.S. Bankruptcy Code. In connection with the submission of Group Inc.’s 2017 resolution plan, which is a variant of the single point of entry strategy, Group Inc. established intercompany arrangements with certain major subsidiaries (which does not include us) to facilitate the implementation of its preferred resolution strategy, in which those subsidiaries would be recapitalized and receive liquidity, including through the forgiveness of intercompany loans, the extension of the maturities of intercompany loans and the making of additional intercompany loans.

To implement these arrangements, Group Inc. has transferred a substantial portion of its Global Core Liquid Assets (GCLA) and intercompany loans, and agreed to transfer periodically when exceeding certain thresholds additional GCLA and intercompany loans, to Goldman Sachs Funding LLC, a wholly owned direct subsidiary of Group Inc. (Funding IHC). Funding IHC is obligated to provide capital and liquidity support to certain major subsidiaries (which does not include us) in the event of Group Inc.’s material financial distress or failure. Group Inc.’s and Funding IHC’s obligations are governed by a support agreement and secured pursuant to a related security agreement. For more information regarding Group Inc.’s GCLA, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Risk Management — Liquidity Risk Management” in Part I, Item 2 of The Goldman Sachs Group, Inc. Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017, which is incorporated by reference into this prospectus.

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Under the support agreement, Funding IHC has provided Group Inc. with a committed line of credit that allows Group Inc. to draw funds necessary to service its cash needs, and has also issued an unsecured subordinated funding note to Group Inc. in exchange for the transfers described above. Accordingly, Group Inc. is expected to continue to have access to the funds necessary to service its debt, pay dividends, repurchase common stock, and satisfy its other obligations. If, however, Group Inc.’s projected liquidity resources deteriorate so severely that resolution may be imminent, the committed line of credit will automatically terminate, the subordinated funding note will automatically be forgiven, all intercompany loans by Group Inc. to the major subsidiaries (which does not include us) will be contributed to Funding IHC or their maturities will be extended to five years and Group Inc. will be obligated to transfer substantially all of its remaining intercompany receivables and GCLA (other than an amount to fund anticipated bankruptcy expenses) to Funding IHC. Such actions would materially and adversely affect Group Inc.’s liquidity. As a result, during a period of severe stress, Group Inc. might commence bankruptcy proceedings at an earlier time than it otherwise would if the support agreement and related intercompany arrangements had not been implemented.

If Group Inc.’s preferred strategy were successful, creditors of some or all of Group Inc.’s major subsidiaries (which does not include us) would receive full recoveries on their claims because those subsidiaries would continue to operate and not enter resolution or bankruptcy proceedings, while holders of our debt securities, which are guaranteed by Group Inc., could face significant losses (including holders of our fixed rate, floating rate and indexed debt securities). In that case, holders of our debt securities could face losses while the third-party creditors of Group Inc.’s major subsidiaries (which does not include us) would incur no losses because those subsidiaries would continue to operate and not enter resolution or bankruptcy proceedings. As part of the strategy, Group Inc. could also seek to elevate the priority of its guarantee obligations relating to the derivatives contracts of its major subsidiaries (which does not include us) so that cross-default and early termination rights would be stayed under the ISDA Resolution Stay Protocol, which would result in Group Inc.’s other creditors (including holders of our debt securities, which are guaranteed by Group Inc.) incurring losses ahead of the beneficiaries of those guarantee obligations. It is also possible that Group Inc.’s other creditors (including holders of our debt securities, which are guaranteed by Group Inc.) could incur losses ahead of other similarly situated creditors. If Group Inc.’s preferred resolution strategy were not successful, Group Inc.’s financial condition would be adversely impacted and holders of our debt securities, which are guaranteed by Group Inc., may as a consequence be in a worse position than if the strategy had not been implemented. In all cases, any payments to holders of our debt securities are dependent on our ability to make such payments out of funds provided by Group Inc. and Group Inc.’s ability to make payments on its guarantee and are therefore subject to Group Inc.’s credit risk.

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USE OF PROCEEDS

We will lend the net proceeds from sales of the securities to The Goldman Sachs Group, Inc. and/or its subsidiaries. Goldman Sachs expects to use the proceeds from such loans to provide additional funds for its operations and for other general corporate purposes.

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DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

Please note that in this section entitled “Description of Debt Securities We May Offer”, references to “we”, “our” and “us” refer only to GS Finance Corp. and not to The Goldman Sachs Group, Inc., and references to “The Goldman Sachs Group, Inc.” refer only to The Goldman Sachs Group, Inc. and not to its consolidated subsidiaries. Also, in this section, references to “holders” mean those who own debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should read the section below entitled “Legal Ownership and Book-Entry Issuance”.

Debt Securities May Be Senior or Subordinated

We may issue from time to time senior or subordinated debt securities. Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets or property or assets of The Goldman Sachs Group, Inc. or its subsidiaries. Thus, by owning a debt security, you are one of our unsecured creditors.

The senior debt securities will constitute part of our senior debt, will be issued under either of the senior debt indentures (as described in “Description of Debt Securities We May Offer — The Senior Debt Indentures and the Subordinated Debt Indenture”), and will rank equally with all of our other unsecured and unsubordinated debt.

The subordinated debt securities will constitute part of our subordinated debt, will be issued under the subordinated debt indenture described below and will be subordinate in right of payment to all of our “senior indebtedness”, as defined in the subordinated debt indenture. The prospectus supplement for any series of subordinated debt securities or the information incorporated in this prospectus by reference will indicate the approximate amount of senior indebtedness outstanding as of the end of our most recent fiscal quarter.

The two senior debt indentures do not, and the subordinated debt indenture will not, limit our ability to incur additional senior indebtedness.

When we refer to “debt securities” in this prospectus, we mean both the senior debt securities and the subordinated debt securities, unless the context requires otherwise.

The Senior Debt Indentures and the Subordinated Debt Indenture

The senior debt securities and the subordinated debt securities are each governed by a document called an “indenture”. The applicable prospectus supplement will tell you whether the senior debt securities to be offered and sold will be governed by (i) the Senior Debt Indenture, dated as of December 4, 2007, among us, The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, which we refer to as the “2007 GSFC indenture”, or (ii) the Senior Debt Indenture, dated as of October 10, 2008, as supplemented by the First Supplemental Indenture, dated as of February 20, 2015, each among us, The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee, which we refer to as the “2008 GSFC indenture”. We refer to the 2007 GSFC indenture and the 2008 GSFC indenture together as the “senior debt indentures”. At a later date, we may enter into a supplemental indenture with The Goldman Sachs Group, Inc., as guarantor, and a bank, trust company or other financial institution (which may include The Bank of New York Mellon), as trustee, which will modify the 2008 GSFC indenture to provide for the issuance of subordinated debt securities of GSFC. Subordinated debt securities will be governed by the 2008 GSFC indenture, as supplemented by the supplemental indenture, which we refer to together as the “subordinated debt indenture”. We refer to the senior debt indentures and the subordinated debt indenture together as the “debt indentures”. We will file the subordinated debt indenture, when executed, with the SEC as an exhibit to an amendment to the registration statement of which this prospectus is a part. See “Available

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Information” above for information on how to obtain a copy of the subordinated debt indenture when it is filed. The debt indentures will be substantially identical, except for the covenant of The Goldman Sachs Group, Inc. described below under “— Restriction on Liens”, which will be included only in the senior debt indentures, the provisions relating to subordination, which will be included only in the subordinated debt indenture, the provisions relating to “tranches” of securities, which are included only in the 2007 GSFC indenture, certain provisions described below under “Default, Remedies and Waiver of Default — Events of Default”, which vary substantially between the two senior debt indentures and certain provisions described below under “Modification of the Debt Indentures and Waiver of Covenants”, which vary substantially between the two senior debt indentures.

The trustee under each senior debt indenture has, and under the subordinated debt indenture will have, two main roles:

•	First, the trustee can enforce your rights against us or The Goldman Sachs Group, Inc. if we or The Goldman Sachs Group, Inc. defaults. There are some limitations on the extent to which the trustee acts on your behalf, which we describe below under “— Default, Remedies and Waiver of Default”.

•	Second, the trustee performs administrative duties for us, such as sending you interest payments and notices.

See “— Our Relationship With the Trustee” below for more information about the trustee.

When we refer to the “indenture” or the “trustee” with respect to any debt securities, we mean the debt indenture under which those debt securities are issued and the trustee under that debt indenture.

We May Issue Many Debt Securities or Series of Debt Securities

We may issue many distinct debt securities or series of debt securities under any of our three debt indentures. This section summarizes terms of the debt securities that apply generally to all debt securities and series of debt securities. The provisions of each debt indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under that debt indenture, but also to “reopen” previously issued debt securities and issue additional debt securities as the same series, with the same CUSIP number, stated maturity, interest payment dates, if any, and other terms, except for the date of issuance and issue price. We will describe the specific terms of your debt securities in the applicable prospectus supplement accompanying this prospectus. Those terms may vary from the terms described here.

Under the 2007 GSFC indenture, we refer to each distinct debt security as a “tranche”, each tranche comprising a portion (or, if there is only one tranche, all) of the series to which such tranche belongs. A “tranche” under the 2007 GSFC indenture means all securities that have the same CUSIP number, stated maturity, interest payment dates, if any, and other terms, except for the date of issuance and issue price, or as may otherwise be specified in your prospectus supplement. We will determine whether a series of senior debt securities issued under the 2007 GSFC indenture is to be issued in multiple tranches at the time the series is created and, if it is, we will determine which securities will be in each tranche at the time the tranche is issued. Therefore, when we refer to “debt securities” in this prospectus, we mean the applicable tranche or tranches of senior debt securities if such debt securities are issued under the 2007 GSFC indenture or the particular debt securities or series of debt securities if such debt securities are issued under the 2008 GSFC indenture or the subordinated debt indenture, unless the context requires otherwise.

As you read this section, please remember that the specific terms of your debt security as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your debt security.

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When we refer to “debt securities” or a “series of debt securities”, we mean, respectively, debt securities or a series of debt securities issued under the applicable debt indenture. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the debt security you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

Amounts That We May Issue

None of the debt indentures limits the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series of debt securities. We may issue debt securities and other securities at any time without your consent and without notifying you.

The debt indentures and the debt securities do not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the debt securities, except for The Goldman Sachs Group, Inc. as described below under “— Restriction on Liens”.

Principal Amount, Stated Maturity and Maturity

Unless otherwise stated, the principal amount of a debt security means the principal amount payable at its stated maturity, unless such amount is not determinable, in which case the principal amount of a debt security is its face amount. Any debt securities owned by us, The Goldman Sachs Group, Inc. or any of our other affiliates are not deemed to be outstanding.

The term “stated maturity” with respect to any debt security means the day on which the principal amount of your debt security is scheduled to become due. The principal of your debt security may become due sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of your debt security. The day on which the principal of your debt security actually becomes due, whether at the stated maturity or otherwise, is called the “maturity” of the principal. You will receive the principal amount of your debt security at maturity (plus accrued and unpaid interest, if any), unless your prospectus supplement specifies another amount.

We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment. When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

This Section Is Only a Summary

The debt indentures and their associated documents, including your debt security, contain the full legal text of the matters described in this section and your prospectus supplement. We have filed copies of the senior debt indentures, including any supplemental indentures thereto, and will file a copy of the subordinated debt indenture, when executed, with the SEC as exhibits to our registration statement, of which this prospectus is a part. See “Available Information” above for information on how to obtain copies of such debt indentures.

This section and your prospectus supplement summarize all the material terms of the debt indentures, where applicable, and your debt security. They do not, however, describe every aspect of the debt indentures and your debt security. For example, in this section and your prospectus supplement, we use terms that have been given special meaning in the debt indentures, but we describe the meaning for only the more important of those terms. Your prospectus supplement will have a more detailed description of the specific terms of your debt security.

Governing Law

The senior debt indentures are, and the subordinated debt indenture and the debt securities will be, governed by New York law.

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Currency of Debt Securities

Amounts that become due and payable on your debt security in cash will be payable in a currency, composite currency, basket of currencies or currency unit or units specified in your prospectus supplement. We refer to this currency, composite currency, basket of currencies or currency unit or units as a “specified currency”. The specified currency for your debt security will be U.S. dollars, unless your prospectus supplement states otherwise. Some debt securities may have different specified currencies for principal and interest. You will have to pay for your debt securities by delivering the requisite amount of the specified currency for the principal to GS&Co. or another firm that we name in your prospectus supplement, unless other arrangements have been made between you and us or you and GS&Co. We will make payments on your debt securities in the specified currency, except as described below in “— Payment Mechanics for Debt Securities”. See “Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency” below for more information about risks of investing in debt securities of this kind.

Form of Debt Securities

We will issue each debt security in global —i.e., book-entry — form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearing system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under “Legal Ownership and Book-Entry Issuance”.

In addition, we will issue each debt security in registered form, without coupons.

Types of Debt Securities

We may issue any of the three types of senior debt securities or subordinated debt securities described below. A debt security may have elements of each of the three types of debt securities described below. For example, a debt security may bear interest at a fixed rate for some periods and at a floating rate in others. Similarly, a debt security may provide for a payment of principal at maturity linked to an index and also bear interest at a fixed or floating rate.

Fixed Rate Debt Securities

A debt security of this type will bear interest at a fixed rate described in the applicable prospectus supplement. This type includes zero coupon debt securities, which bear no interest and are instead issued at a price lower than the principal amount. See “— Original Issue Discount Debt Securities” below for more information about zero coupon and other original issue discount debt securities.

Each fixed rate debt security, except any zero coupon debt security, will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a fixed rate debt security at the fixed rate per annum stated in the applicable prospectus supplement, until the principal is paid or made available for payment or the debt security is converted or exchanged. Interest due on each interest payment date and at maturity will be calculated as described below under “— Calculations of Interest on Debt Securities”. We will pay interest on each interest payment date and at maturity as described below under “— Payment Mechanics for Debt Securities”.

If your debt security is a zero coupon debt security, the applicable prospectus supplement may specify the original issue discount and the information necessary to determine the accreted value. The accreted value will be (1) as of any date prior to the stated maturity, an amount equal to the sum of (A) the original issue price of your debt security and (B) the portion of the excess of the principal amount of your debt security over the original

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issue price that shall have been accreted from the original issue price on a daily basis and compounded annually on a date specified in the applicable prospectus supplement, up to and including the stated maturity, at a rate that will be specified in the applicable prospectus supplement from the original issue date, computed on the basis of the day count fraction set forth in your prospectus supplement; and (2) as of any date on or after the stated maturity, the principal amount of your debt security.

Floating Rate Debt Securities

A debt security of this type will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. If your debt security is a floating rate debt security, the formula and any adjustments that apply to the interest rate will be specified in your prospectus supplement.

Interest due on each interest payment date and at maturity will be calculated as described below under “— Calculations of Interest on Debt Securities”. We will pay interest on each interest payment date and at maturity as described below under “— Payment Mechanics for Debt Securities”.

Indexed Debt Securities

A debt security of this type provides that the principal amount payable at its maturity, and/or the amount of interest payable on an interest payment date, will be determined by reference to:

•	securities of one or more issuers;

•	one or more currencies;

•	one or more commodities;

•	one or more indices;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and/or

•	one or more baskets of the items described above.

Any indexed securities that we issue will be cash settled only.

An indexed debt security may bear interest at a fixed or floating rate, if specified in your prospectus supplement. Unless otherwise indicated in your prospectus supplement, indexed debt securities that bear interest at a fixed rate will bear interest as described above under “— Fixed Rate Debt Securities” and indexed debt securities that bear interest at a floating rate will bear interest as described above under “— Floating Rate Debt Securities”.

If you purchase an indexed debt security, your prospectus supplement will include information about the relevant index or indices, about how amounts that are to become payable will be determined by reference to the price or value of that index or indices and about the terms on which the security may be settled. Your prospectus supplement will also identify the calculation agent that will calculate the amounts payable with respect to the indexed debt security and will have sole discretion in doing so. The calculation agent may be GS&Co. or another of our affiliates. See “Considerations Relating to Indexed Securities” for more information about risks of investing in debt securities of this type.

Original Issue Discount Debt Securities

A fixed rate debt security, a floating rate debt security or an indexed debt security may be an original issue discount debt security. A debt security of this type is issued at a price lower than its principal amount and may

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provide that, upon redemption or acceleration of its maturity, an amount less than its principal amount may be payable. An original issue discount debt security may be a zero coupon debt security. A debt security issued at a discount to its principal may, for United States federal income tax purposes, be considered an original issue discount debt security, regardless of the amount payable upon redemption or acceleration of maturity. See “United States Taxation — Taxation of Debt Securities — United States Holders — Original Issue Discount” below for a brief description of the United States federal income tax consequences of owning an original issue discount debt security.

Information in Your Prospectus Supplement

Your prospectus supplement will describe the specific terms of your debt security, which will include some or all of the following:

•	whether it is a senior debt security or a subordinated debt security and, if it is a senior debt security, under which senior debt indenture it will be issued;

•	the aggregate principal amount of your debt security or the debt securities of the same series, as applicable;

•	the stated maturity;

•	the specified currency or currencies for principal and interest and, if the specified currency is not U.S. dollars, certain other terms relating to your debt security;

•	the issue price at which we originally issue your debt security, expressed as a percentage of the principal amount, and the original issue date;

•	whether your debt security is a fixed rate debt security, a floating rate debt security or an indexed debt security or any combination thereof;

•	if your debt security is a fixed rate debt security, a rate per annum at which your debt security will bear interest, if any, the applicable business day convention, the day count convention for computing interest payable for an interest period and the interest payment dates;

•	if your debt security is a floating rate debt security, the interest rate basis; any applicable index currency or index maturity, spread or spread multiplier or initial base rate, maximum rate or minimum rate; the interest reset, determination, calculation and payment dates; the day count convention used to calculate interest payments for any period; the business day convention; and the calculation agent;

•	if your debt security is an indexed debt security, the principal amount, if any, we will pay you at maturity, the amount of interest, if any, we will pay you on an interest payment date or the formula we will use to calculate these amounts, if any, and the terms on which your debt security will be paid;

•	if your debt security is also an original issue discount debt security, the yield to maturity;

•	if applicable, the circumstances under which your debt security may be redeemed at our option or repaid at the holder’s option before the stated maturity, including any redemption commencement date, repayment date(s), redemption price(s) and redemption period(s);

•	the authorized denominations, if other than $1,000 and integral multiples of $1,000 in excess thereof;

•	the depositary for your debt security, if other than DTC, and any circumstances under which the holder may request securities in non-global form, if we choose not to issue your debt security in book-entry form only;

•	if applicable, the circumstances under which we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes and under which we can redeem the debt securities if we have to pay additional amounts;

•	the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for your debt security, as applicable;

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•	any terms of guarantee of your debt security by The Goldman Sachs Group, Inc. that is different from or in addition to the description under “— Guarantee” below; and

•	any other terms of your debt security, which could be different from those described in this prospectus.

Market-Making Transactions. If you purchase your debt security — or any of our other securities we describe in this prospectus — in a market-making transaction, you will receive information about the issue price you pay and your trade and settlement dates in a separate confirmation of sale. A market-making transaction is one in which GS&Co. or another of our affiliates resells a security that it has previously acquired from another holder. A market-making transaction in a particular security occurs after the original issuance and sale of the security. See “Plan of Distribution” below.

Calculations of Interest on Debt Securities

Interest Rates and Interest. Fixed rate debt securities will have the interest rate stated in the applicable prospectus supplement.

For each floating rate debt security, the calculation agent will determine, on the corresponding interest calculation or interest determination date, as described in the applicable prospectus supplement, the interest rate that takes effect on each interest reset date. Upon the request of the holder of any floating rate debt security, the calculation agent will provide for that debt security the interest rate then in effect — and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error. In determining the base rate that applies to a floating rate debt security during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the applicable prospectus supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant floating rate debt securities and its affiliates, and they may include affiliates of The Goldman Sachs Group, Inc.

The references below to provisions of the 2006 ISDA Definitions refer to the referenced provisions as published by the International Swaps and Derivatives Association, without regard to any subsequent amendments or supplements (the “2006 ISDA Definitions”).

The calculation agent (in the case of floating rate debt securities) or the paying agent, which may be the indenture trustee (in the case of fixed rate debt securities) will calculate the amount of interest that has accrued during each interest period —i.e., the period from and including the original issue date, or the last date to which interest has been paid (which may be an interest payment date, depending on the business day convention that applies to your debt securities), to but excluding the next date to which interest will be paid (which may be an interest payment date, depending on the business day convention that applies to your debt securities, as described under “— Business Day Conventions” below). For each interest period, the agent will calculate the amount of accrued interest by multiplying the principal amount or face amount of the debt security, as applicable, by an accrued interest factor for the interest period. The accrued interest factor will be determined by multiplying the per annum fixed rate or floating rate, as applicable, by a factor resulting from the day count convention specified in your prospectus supplement, which may include the following:

•	If “1/1 (ISDA)” or “1/1” is specified, the factor will be equal to 1, as described in Section 4.16(a) of the 2006 ISDA Definitions.

•	If “Actual/Actual”, “Actual/Actual (ISDA)”, “Act/Act” or “Act/Act (ISDA)” is specified, the factor will be equal to the actual number of days in the interest period divided by 365 (or, if any portion of that interest period falls in a leap year, the sum of (1) the actual number of days in that portion of the interest period falling in a leap year divided by 366 and (2) the actual number of days in that portion of the interest period falling in a non-leap year divided by 365), as described in Section 4.16(b) of the 2006 ISDA Definitions.

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•	If “Actual/Actual (ICMA)” or “Act/Act (ICMA)” is specified, the factor will be equal to the number of days in the interest period, including February 29 in a leap year, divided by the product of (1) the actual number of days in such interest period and (2) the number of interest periods in the year, as described in Section 4.16(c) of the 2006 ISDA Definitions.

•	If “Actual/365 (Fixed)”, “Act/365 (Fixed)”, “A/365 (Fixed)” or “A/365F” is specified, the factor will be equal to the actual number of days in the interest period divided by 365, as described in Section 4.16(d) of the 2006 ISDA Definitions.

•	If “Actual/360 (ISDA)”, “Act/360 (ISDA)”, “A/360 (ISDA)”, “Actual/360”, “Act/360” or “A/360” is specified, the factor will be equal to the actual number of days in the interest period divided by 360, as described in Section 4.16(e) of the 2006 ISDA Definitions.

•	If “30/360 (ISDA)”, “360/360 (ISDA)”, “Bond Basis (ISDA)”, “30/360”, “360/360” or “Bond Basis” is specified, the factor will be equal to the number of days in the interest period in respect of which payment is being made divided by 360, calculated on a formula basis as follows, as described in Section 4.16(f) of the 2006 ISDA Definitions:

[360 × (Y2–Y1)] + [30 × (M2–M1)] + (D2 –D1)

360

where:

“Y1” is the year, expressed as a number, in which the first day of the interest period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the interest period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the interest period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the interest period falls;

“D1” is the first calendar day, expressed as a number, of the interest period, unless such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the interest period, unless such number would be 31 and D1 is greater than 29, in which case D2 will be 30.

•	If “30E/360” or “Eurobond Basis” is specified, the factor will be equal to the number of days in the interest period in respect of which payment is being made divided by 360, calculated on a formula basis as follows, as described in Section 4.16(g) of the 2006 ISDA Definitions:

[360 × (Y2–Y1)] + [30 × (M2–M1)] + (D2 –D1)

360

where:

“Y1” is the year, expressed as a number, in which the first day of the interest period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the interest period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the interest period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the interest period falls;

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“D1” is the first calendar day, expressed as a number, of the interest period, unless such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the interest period, such number would be 31, in which case D2 will be 30.

•	If “30E/360 (ISDA)” is specified, the factor will be equal to the number of days in the interest period in respect of which payment is being made divided by 360, calculated on a formula basis as follows, as described in Section 4.16(h) of the 2006 ISDA Definitions:

[360 × (Y2–Y1)] + [30 × (M2–M1)] + (D2 –D1)

360

where:

“Y1” is the year, expressed as a number, in which the first day of the interest period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the interest period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the interest period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the interest period falls;

“D1” is the first calendar day, expressed as a number, of the interest period, unless (i) that day is the last day of February or (ii) such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the interest period, unless (i) that day is the last day of February, but not the stated maturity date or (ii) such number would be 31, in which case D2 will be 30.

All percentages resulting from any calculation relating to any debt security will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or .0987654) and 9.876545% (or .09876545) being rounded up to 9.87655% (or .0987655). All amounts used in or resulting from any calculation relating to any debt security will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

Interest Reset Dates and Determining the New Rate. The rate of interest on floating rate debt securities will be reset daily, weekly, monthly, quarterly, semi-annually or annually, depending on your rate and the terms of your debt security. The date on which the interest rate resets and the new interest rate becomes effective is called the interest reset date. Interest reset dates are subject to adjustment, as described below under “— Business Day Conventions”.

The interest rate that takes effect on a particular interest reset date will be determined by the calculation agent for certain base rates by reference to a particular date called an interest determination date and, in any event, no later than the business day prior to the interest reset date. The calculation agent need not wait until the business day prior to the reset date to determine the interest rate if the rate information it needs to make the determination is available from the relevant sources sooner. The base rate in effect from and including the original issue date to but excluding the first interest reset date will be the initial base rate, which will be specified in your prospectus supplement. For floating rate debt securities that reset daily or weekly, the base rate in effect for each day following the fifth business day before an interest payment date to, but excluding, the interest payment date, and for each day following the fifth business day before the maturity to, but excluding, the maturity, will be the base rate in effect on that fifth business day.

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Unless otherwise specified in your prospectus supplement, for floating rate debt securities for which the base rate is LIBOR, the interest determination date relating to a particular interest reset date will be the second London business day preceding the interest reset date.

Interest Payment Dates. Subject to any applicable business day convention as described under “— Business Day Conventions” below, interest on your debt securities will be paid on the interest payment dates. The interest payment dates will be specified in your prospectus supplement. If debt securities are originally issued after the regular record date and before the date that would otherwise be the first interest payment date, the first interest payment date will be the date that would otherwise be the second interest payment date. We have defined the term “regular record date” under “— Payment Mechanics for Debt Securities”.

Business Day Conventions. If your prospectus supplement specifies that one of the following business day conventions is applicable to your debt security, the interest payment dates, interest reset dates and interest periods for your debt securities will be affected (and, consequently, may be adjusted) as described below, except that any payment due at maturity (including any interest payment) will not be affected as described below:

•	“Following business day convention” means, for any relevant date, other than the maturity, if such date would otherwise fall on a day that is not a business day, then such date will be postponed to the next day that is a business day.

•	“Modified following business day convention” means, for any relevant date, other than the maturity, if such date would otherwise fall on a day that is not a business day, then such date will be postponed to the next day that is a business day, except that, if the next business day falls in the next calendar month, then such date will be advanced to the immediately preceding day that is a business day.

•	“Following unadjusted business day convention” means, for any interest payment date, other than the maturity, that falls on a day that is not a business day, any payment due on such interest payment date will be postponed to the next day that is a business day; provided that interest due with respect to such interest payment date shall not accrue from and including such interest payment date to and including the date of payment of such interest as so postponed. Interest reset dates and interest periods also are not adjusted for non-business days.

•	“Modified following unadjusted business day convention” means, for any interest payment date, other than the maturity, that falls on a day that is not a business day, any payment due on such interest payment date will be postponed to the next day that is a business day; provided that interest due with respect to such interest payment date shall not accrue from and including such interest payment date to and including the date of payment of such interest as so postponed, and provided further that, if such day would fall in the next succeeding calendar month, the date of payment with respect to such interest payment date will be advanced to the business day immediately preceding such interest payment date. Interest reset dates and interest periods also are not adjusted for non-business days.

In all cases, if the stated maturity or any earlier redemption date or repayment date with respect to any debt security falls on a day that is not a business day, any payment of principal, premium, if any, and interest otherwise due on such day will be made on the next succeeding business day, and no interest on such payment shall accrue for the period from and after such stated maturity, redemption date or repayment date, as the case may be.

Business Days. One or more of the following business day definitions may apply to any debt security, as specified in your prospectus supplement:

“London business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in London generally are authorized or obligated by law, regulation or executive order to close and, in the case of any debt security for which LIBOR is an interest rate basis, is also a day on which dealings in the applicable index currency are transacted in the London interbank market.

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“New York business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close.

Additional business days or alternative business day definitions not specified above may apply to any debt security and, if applicable, will be described in your prospectus supplement.

Calculation Agent. Calculations relating to interest on floating rate debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. That institution may include any affiliate of ours, such as GS&Co. The prospectus supplement for a particular floating rate debt security or series of debt securities will name the institution that we have appointed to act as the calculation agent for that debt security as of its original issue date. Unless otherwise specified in the applicable prospectus supplement, we have initially appointed GS&Co. as calculation agent for all the floating rate debt securities that we may issue hereunder. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

Redemption and Repayment

Unless otherwise indicated in your prospectus supplement, your debt security will not be entitled to the benefit of any sinking fund — that is, we or The Goldman Sachs Group, Inc. will not deposit money on a regular basis into any separate custodial account to repay your debt securities. In addition, we will not be entitled to redeem your debt security before its stated maturity unless your prospectus supplement specifies a redemption commencement date. You will not be entitled to require us to buy your debt security from you, before its stated maturity, unless your prospectus supplement specifies one or more repayment dates.

If your prospectus supplement specifies a redemption commencement date or a repayment date, it may also specify one or more redemption prices or repayment prices, which may be expressed as a percentage of the principal amount of your debt security. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities during those periods will apply.

If your prospectus supplement specifies a repayment date, your debt security will be repayable at the holder’s option on the specified repayment date at the specified repayment price, together with interest accrued to but excluding the repayment date.

If a debt security represented by a global debt security is subject to repayment at the holder’s option, the depositary or its nominee, as the holder, will be the only person that can exercise the right to repayment. Any indirect owners who own beneficial interests in the global debt security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.

Tax redemption. If your prospectus supplement specifies that we will pay additional amounts with respect to your debt securities, as described below under “— Payment of Additional Amounts”, we will be entitled, at our option, to redeem the outstanding debt securities in whole and not in part if at any time we become obligated to pay additional amounts on your debt securities on the next date on which payments are made, but only if our obligation results from a change in the laws or regulations of any U.S. taxing authority (as defined below in “— Payment of Additional Amounts”), or from a change in any official interpretation or application of those laws or regulations, that becomes effective or is announced on or after the date of your prospectus supplement, unless another date is specified.

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If we redeem your debt securities because we have become obligated to pay additional amounts, we will do so at a redemption price equal to 100% of the principal amount of the debt securities redeemed plus accrued interest to the redemption date.

If we become entitled to redeem your debt securities because we have become obligated to pay additional amounts, we may do so at any time on a redemption date of our choice. However, we must give the holders of the debt securities being redeemed notice of the redemption not less than 30 days or more than 60 days before the redemption date and not more than 90 days before the next date on which we would be obligated to pay additional amounts. In addition, our obligation to pay additional amounts must remain in effect when we give the notice of redemption. We will give the notice in the manner described below under “— Notices”.

Optional redemption. If your prospectus supplement specifies that redemption at our option is applicable to your debt securities and that a make-whole redemption applies, and unless your prospectus supplement specifies different terms relating to redemption at our option or notice periods:

(1)	we may redeem your debt securities in whole at any time or in part from time to time, prior to a specified final redemption date, upon not less than 30 days’ nor more than 60 days’ prior written notice, at a redemption price equal to the greater of (A) 100% of the principal amount of the debt securities to be redeemed or (B) as determined by the quotation agent described below, the sum of the present values of the remaining scheduled payments of principal and interest on the debt securities to be redeemed, not including any portion of these payments of interest accrued as of the date on which the debt securities are to be redeemed, discounted to the date on which the debt securities are to be redeemed on a semi-annual basis, applying the 30/360 (ISDA) day count convention described above, at the treasury rate (as described below) plus a spread to be specified in the prospectus supplement, plus, in each case, accrued and unpaid interest to but excluding the redemption date; and

(2)	we may redeem your debt securities in whole at any time or in part from time to time, on or after the specified final redemption date, upon not less than 30 days’ nor more than 60 days’ prior written notice, at a redemption price equal to 100% of the principal amount of the debt securities being redeemed plus accrued and unpaid interest to but excluding the redemption date.

If your prospectus supplement specifies that redemption at our option is applicable to your debt securities but does not specify that a make-whole redemption applies, and unless your prospectus supplement specifies different terms relating to redemption at our option or notice periods, we may redeem your debt securities in whole at any time or in part from time to time, upon not less than 30 days’ nor more than 60 days’ prior written notice, at a redemption price equal to 100% of the principal amount of the debt securities being redeemed plus accrued and unpaid interest to but excluding the redemption date.

The “treasury rate” will be:

•	the yield, under the heading which represents the average for the week immediately prior to the date of calculation, appearing in the most recently published statistical release appearing on the website of the Board of Governors of the Federal Reserve System or in another recognized electronic source, in each case as determined by the quotation agent in its sole discretion and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity for the maturity most closely corresponding to the remaining term of the debt securities to be redeemed, or if no maturity is within three months before or after this time period, yields for the two published maturities most closely corresponding to this time period will be determined and the treasury rate will be interpolated or extrapolated from those yields on a straight-line basis, rounding to the nearest month; or

•	if the release or any successor release is not published during the week preceding the calculation date or does not contain such yields, the annual rate equal to the semi-annual equivalent yield to maturity of the comparable treasury issue (as described below), calculated using a price for the comparable treasury issue, expressed as a percentage of its principal amount, equal to the comparable treasury price (as described below) for the redemption date.

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The treasury rate will be calculated on the third business day preceding the redemption date.

Unless otherwise specified in your prospectus supplement, we will initially appoint GS&Co. or its successor to act as our quotation agent. However, if GS&Co. ceases to be a primary U.S. Government securities dealer in New York City, we will appoint another primary U.S. Government securities dealer as our quotation agent.

The “comparable treasury issue”, with respect to any redemption date, means the United States Treasury security selected by the quotation agent as being the most recently issued United States Treasury note or bond as displayed by Bloomberg L.P. (or any successor service) on screens PX1 through PX8 (or any other screens as may replace such screens on such service) that has a remaining term comparable to the remaining term of the debt securities to be redeemed.

The “comparable treasury price”, with respect to any redemption date, will be (1) the average of five reference treasury dealer quotations (as described below) for such redemption date, after excluding the highest and lowest of such reference treasury dealer quotations, or (2) if the quotation agent obtains fewer than five such reference treasury dealer quotations, the average of all such quotations.

The “reference treasury dealer quotations”, with respect to each reference treasury dealer (as described below) and any redemption date, means the average, as determined by the quotation agent, of the bid and ask prices for the comparable treasury issue, expressed in each case as a percentage of its principal amount, quoted in writing to the quotation agent by such reference treasury dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

The “reference treasury dealer” will be (1) the quotation agent or (2) any other primary U.S. Government securities dealer selected by the quotation agent after consultation with us.

If we exercise an option to redeem any debt security, we will give to the holder written notice of the principal amount of the debt security to be redeemed, not less than 30 days nor more than 60 days before the applicable redemption date, unless your prospectus supplement provides a different notice period. We will give the notice in the manner described below in “— Notices”.

Street name and other indirect owners should contact their banks or brokers for information about how to exercise a repayment right in a timely manner.

We, The Goldman Sachs Group, Inc. or our other affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

Mergers and Similar Transactions

If you are the holder of senior debt securities issued under the 2007 GSFC indenture, then all references to “series” under this subsection entitled “Mergers and Similar Transactions” shall also refer to any “tranche” with respect to your debt securities issued under the 2007 GSFC indenture.

We are, and The Goldman Sachs Group, Inc. is, generally permitted to merge or consolidate with another corporation or other entity. We are, and The Goldman Sachs Group, Inc. is, also permitted to sell our or its assets substantially as an entirety to another corporation or other entity. With regard to any series of debt securities, however, we or The Goldman Sachs Group, Inc. may not take any of these actions unless all the following conditions are met:

•

If the successor entity in the transaction is not GS Finance Corp. or The Goldman Sachs Group, Inc., as the case may be, the successor entity must be organized as a corporation, partnership or trust and must

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expressly assume our or The Goldman Sachs Group, Inc.’s obligations under the debt securities of that series and the underlying debt indenture with respect to that series. The successor entity may be organized under the laws of any jurisdiction, whether in the United States or elsewhere.

•	Immediately after the transaction, no default under the debt securities of that series or the related guarantees has occurred and is continuing. For this purpose, “default under the debt securities of that series or the related guarantees” means an event of default with respect to that series or the related guarantees or any event that would be an event of default with respect to that series or the related guarantees if the requirements for giving us or The Goldman Sachs Group, Inc. default notice and for our or The Goldman Sachs Group, Inc.’s default having to continue for a specific period of time were disregarded. We describe these matters below under “— Default, Remedies and Waiver of Default”. What constitutes an event of default under the 2007 GSFC debt indenture varies substantially from what constitutes an event of default under the 2008 GSFC indenture and the subordinated debt indenture.

If the conditions described above are satisfied with respect to the debt securities of any series, neither we nor The Goldman Sachs Group, Inc. will need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell our or The Goldman Sachs Group, Inc.’s assets. Also, these conditions will apply only if we or The Goldman Sachs Group, Inc. wishes to merge or consolidate with another entity or sell our or The Goldman Sachs Group, Inc.’s assets substantially as an entirety to another entity. Neither we nor The Goldman Sachs Group, Inc. will need to satisfy these conditions if we or The Goldman Sachs Group, Inc. enters into other types of transactions, including any transaction in which we or The Goldman Sachs Group, Inc. acquire the stock or assets of another entity, any transaction that involves a change of control of us or The Goldman Sachs Group, Inc. but in which we or The Goldman Sachs Group, Inc. does not merge or consolidate and any transaction in which we or The Goldman Sachs Group, Inc. sells less than substantially all our or The Goldman Sachs Group, Inc.’s assets. While we are currently a wholly owned subsidiary of The Goldman Sachs Group, Inc., there is no requirement that we remain a subsidiary.

Also, if we or The Goldman Sachs Group, Inc. merges, consolidates or sells our or The Goldman Sachs Group, Inc.’s assets substantially as an entirety and the successor is a non-U.S. entity, neither we nor The Goldman Sachs Group, Inc. nor any successor would have any obligation to compensate you for any resulting adverse tax consequences relating to your debt securities.

Subordination Provisions

Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us and The Goldman Sachs Group, Inc. from making payments on those securities. Subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our senior indebtedness, as will be defined in the subordinated debt indenture, including all debt securities we have issued and will issue under either of the senior debt indentures and all warrants that we will issue under the warrant indenture.

The subordinated debt indenture will define “senior indebtedness” as all indebtedness and obligations of, or guaranteed or assumed by, us or The Goldman Sachs Group, Inc. for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, whether existing now or in the future, and all amendments, renewals, extensions, modifications and refundings of any indebtedness or obligations of that kind. Senior debt excludes the subordinated debt securities and any other indebtedness or obligations specifically designated as being subordinate, or not superior, in right of payment to the subordinated debt securities.

We may modify the subordination provisions, including the definition of senior indebtedness, with respect to one or more series of subordinated debt securities. For a description of these modifications, see the applicable prospectus supplement.

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The subordinated debt indenture will provide that, unless all principal of and any premium or interest on the senior indebtedness of us or The Goldman Sachs Group, Inc. has been paid in full, no payment or other distribution by us or The Goldman Sachs Group, Inc. as the case may be, may be made in respect of any subordinated debt securities in the following circumstances:

•	in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or The Goldman Sachs Group, Inc. or our or its assets;

•	(a) in the event and during the continuation of any default in the payment of principal, premium or interest on any senior indebtedness of us or The Goldman Sachs Group, Inc. beyond any applicable grace period or (b) in the event that any event of default with respect to any such senior indebtedness has occurred and is continuing, permitting the holders of that senior indebtedness (or a trustee) to accelerate the maturity of that senior indebtedness, whether or not the maturity is in fact accelerated (unless, in the case of (a) or (b), the payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded) or (c) in the event that any judicial proceeding is pending with respect to a payment default or event of default described in (a) or (b); or

•	in the event that any of our subordinated debt securities or that of The Goldman Sachs Group, Inc. has been declared due and payable before their stated maturity.

If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior indebtedness.

Even if the subordination provisions will prevent us or The Goldman Sachs Group, Inc. from making any payment when due on the subordinated debt securities of any series or related guarantees, we or The Goldman Sachs Group, Inc., as the case may be, will be in default on our or its obligations under that series if we or The Goldman Sachs Group, Inc. do not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior indebtedness have been fully satisfied.

The subordinated debt indenture will allow the holders of senior indebtedness to obtain a court order requiring us or The Goldman Sachs Group, Inc. and any holder of subordinated debt securities to comply with the subordination provisions.

Restriction on Liens

If you are the holder of senior debt securities issued under the 2007 GSFC indenture, then all references to “series” under this subsection entitled “Restriction on Liens” shall also refer to any “tranche” with respect to your debt securities issued under the 2007 GSFC indenture.

In each of the senior debt indentures, The Goldman Sachs Group, Inc. promises, with respect to each series of senior debt securities, not to create, assume, incur or guarantee any debt for borrowed money that is secured by a lien on the voting or profit participating equity ownership interests that The Goldman Sachs Group, Inc. or any of its subsidiaries own in GS&Co., or in any subsidiary of The Goldman Sachs Group, Inc. that beneficially owns or holds, directly or indirectly, those interests in GS&Co., unless The Goldman Sachs Group, Inc. also secures the senior debt securities of that series on an equal or priority basis with the other secured debt. The promise of The Goldman Sachs Group, Inc., however, is subject to an important exception: it may secure debt for borrowed money with liens on those interests without securing the senior debt securities of any series if its board of directors determines that the liens do not materially detract from or interfere with the value or control of those interests, as of the date of the determination.

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The subordinated debt indenture will not include the promise described in the preceding paragraph.

Except as noted above, none of the debt indentures restricts The Goldman Sachs Group, Inc.’s ability to put liens on its interests in its subsidiaries other than GS&Co., nor do the debt indentures restrict The Goldman Sachs Group, Inc.’s ability to sell or otherwise dispose of its interests in any of its subsidiaries, including GS&Co. In addition, the restriction on liens in the senior debt indenture applies only to liens that secure debt for borrowed money. For example, liens imposed by operation of law, such as liens to secure statutory obligations for taxes or workers’ compensation benefits, or liens The Goldman Sachs Group, Inc. creates to secure obligations to pay legal judgments or surety bonds, would not be covered by this restriction.

Defeasance and Covenant Defeasance

Unless we say otherwise in the applicable prospectus supplement, the provisions for full defeasance and covenant defeasance described below apply to each senior and subordinated debt security and guarantee endorsed thereon. In general, we expect these provisions to apply to each debt security that has a specified currency of U.S. dollars and is not an indexed debt security.

Full Defeasance. If there is a change in U.S. federal tax law, as described below, we and The Goldman Sachs Group, Inc. can legally release ourselves from all payment and other obligations on any debt securities and guarantees endorsed on such debt securities. This is called full defeasance. For us and The Goldman Sachs Group, Inc. to do so, each of the following must occur:

•	We or The Goldman Sachs Group, Inc. must deposit in trust for the benefit of all holders of those debt securities (and guarantees endorsed on such debt securities) money or a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on those debt securities on their various due dates;

•	There must be a change in current U.S. federal tax law or a United States Internal Revenue Service ruling that lets us or The Goldman Sachs Group, Inc. make the above deposit without causing the holders to be taxed on those debt securities any differently than if we or The Goldman Sachs Group, Inc. did not make the deposit and just repaid those debt securities ourselves or itself. Under current federal tax law, the deposit and our and The Goldman Sachs Group, Inc.’s legal release from your debt security and guarantee on such debt security would be treated as though we and The Goldman Sachs Group, Inc. took back your debt security and guarantee on such debt security and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on your debt security and guarantee on such debt security;

•	We or The Goldman Sachs Group, Inc. must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above; and

•	In the case of the subordinated debt securities, the following requirements must also be met:

•	No event or condition may exist that, under the provisions described under “— Subordination Provisions” above, would prevent us or The Goldman Sachs Group, Inc. from making payments of principal, premium or interest on those subordinated debt securities on the date of the deposit referred to above or during the 90 days after that date; and

•	We or The Goldman Sachs Group, Inc. must deliver to the trustee an opinion of counsel to the effect that (a) the trust funds will not be subject to any rights of holders of senior indebtedness and (b) after the 90-day period referred to above, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, except that if a court were to rule under any of those laws in any case or proceeding that the trust funds remained our property, then the relevant trustee and the holders of the subordinated debt securities would be entitled to some enumerated rights as secured creditors in the trust funds.

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If we or The Goldman Sachs Group, Inc. ever fully defeased your debt security and guarantee on such debt security, you would have to rely solely on the trust deposit for payments on your debt security and guarantee on such debt security. You would not be able to look to us or The Goldman Sachs Group, Inc. for payment in the event of any shortfall.

Covenant Defeasance. Under current U.S. federal tax law, we can make the same type of deposit described above and be released from the restriction on liens (in case of The Goldman Sachs Group, Inc.) described under “— Restriction on Liens” above and any other restrictive covenants relating to your debt security and guarantee on such debt security that may be described in your prospectus supplement. This is called covenant defeasance. In that event, you would lose the protection of those restrictive covenants. In order to achieve covenant defeasance for any debt securities and guarantees endorsed on such debt securities, we or The Goldman Sachs Group, Inc. must do both of the following:

•	We or The Goldman Sachs Group, Inc. must deposit in trust for the benefit of the holders of those debt securities (and guarantees endorsed on such debt securities) money or a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on those debt securities on their various due dates; and

•	We or The Goldman Sachs Group, Inc. must deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing the holders to be taxed on those debt securities any differently than if we or The Goldman Sachs Group, Inc. did not make the deposit and just repaid those debt securities ourselves.

In addition, in order to achieve covenant defeasance for any subordinated debt securities that have the benefit of any restrictive covenants, both conditions described in the last bullet point under “— Full Defeasance” above must be satisfied. Subordinated debt securities will not have the benefit of any restrictive covenants unless the applicable prospectus supplement specifically provides that they do.

If we or The Goldman Sachs Group, Inc. accomplish covenant defeasance with regard to your debt security and the guarantee on such debt security, the following provisions of the applicable debt indenture and your debt security and guarantee on such debt security would no longer apply:

•	If your debt security is a senior debt security, the promise by The Goldman Sachs Group, Inc. not to create liens on its voting or profit participating equity ownership interests in GS&Co. described above under “— Restriction on Liens”;

•	Any additional covenants that your prospectus supplement may state are applicable to your debt security; and

•	The events of default resulting from a breach of covenants, described below in the fourth bullet point under “— Default, Remedies and Waiver of Default — Events of Default”.

Any right we have to redeem will survive covenant defeasance with regard to those debt securities.

If we or The Goldman Sachs Group, Inc. accomplish covenant defeasance on your debt security and guarantee on such debt security, you can still look to us or The Goldman Sachs Group, Inc. for repayment of your debt security or guarantee on such debt security in the event of any shortfall in the trust deposit. You should note, however, that if one of the remaining events of default occurred, such as our bankruptcy (or, in the case of the 2007 GSFC indenture only, The Goldman Sachs Group, Inc.’s bankruptcy) and your debt security became immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

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Default, Remedies and Waiver of Default

You will have special rights if an event of default with respect to your series (or your tranche, in the case of senior debt securities issued under the 2007 GSFC indenture) of debt securities occurs and is continuing, as described in this subsection.

Events of Default

Unless your prospectus supplement says otherwise, when we refer to an event of default with respect to any tranche of debt securities issued under the 2007 GSFC indenture, we mean any of the following:

•	We or The Goldman Sachs Group, Inc. does not pay the principal or any premium on any debt security of that tranche on the due date;

•	We or The Goldman Sachs Group, Inc. does not pay interest on any debt security of that tranche within 30 days after the due date;

•	We or The Goldman Sachs Group, Inc. does not deposit a sinking fund payment with regard to any debt security of that tranche on the due date, but only if the payment is required under provisions described in the applicable prospectus supplement;

•	The Goldman Sachs Group, Inc. remains in breach of its covenant described above under “— Restriction on Liens”, or we remain in breach of any other covenant we or The Goldman Sachs Group, Inc. makes in the debt indenture for the benefit of the relevant tranche, for 60 days after we and The Goldman Sachs Group, Inc. receive a notice of default stating that we or The Goldman Sachs Group, Inc. is in breach and requiring us or The Goldman Sachs Group, Inc. to remedy the breach, as applicable. The notice must be sent by the trustee or the holders of at least 10% in principal amount of the relevant tranche of debt securities then outstanding;

•	We or The Goldman Sachs Group, Inc. files for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to us or The Goldman Sachs Group, Inc. occur. Those events must arise under U.S. federal or state law, unless we or The Goldman Sachs Group, Inc. merges, consolidates or sells our or its assets as described above and the successor firm is a non-U.S. entity. If that happens, then those events must arise under U.S. federal or state law or the law of the jurisdiction in which the successor firm is legally organized;

•	Except as provided by the relevant indenture, the debt security of that tranche and the related guarantee, the guarantee ceases to be effective, or a court finds the guarantee to be unenforceable or invalid, or The Goldman Sachs Group, Inc. denies its obligations as the guarantor; or

•	If the applicable prospectus supplement states that any additional event of default applies to the tranche, that event of default occurs.

Unless your prospectus supplement says otherwise, when we refer to an event of default with respect to any series of debt securities issued under the 2008 GSFC indenture or the subordinated debt indenture, we mean any of the following:

•	We or The Goldman Sachs Group, Inc. does not pay the principal or any premium on any debt security of that series on the due date;

•	We or The Goldman Sachs Group, Inc. does not pay interest on any debt security of that series within 30 days after the due date;

•	We or The Goldman Sachs Group, Inc. does not deposit a sinking fund payment with regard to any debt security of that series on the due date, but only if the payment is required under provisions described in the applicable prospectus supplement;

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•	We remain in breach of any other covenant we make in the debt indenture for the benefit of the relevant series, for 60 days after we and The Goldman Sachs Group, Inc. receive a notice of default stating that we are in breach and requiring us to remedy the breach. The notice must be sent by the trustee or the holders of at least 10% in principal amount of the relevant series of debt securities then outstanding;

•	We file for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to us occur. Those events must arise under U.S. federal or state law, unless we merge, consolidate or sell our assets as described above and the successor firm is a non-U.S. entity. If that happens, then those events must arise under U.S. federal or state law or the law of the jurisdiction in which the successor firm is legally organized;

•	Except as provided by the relevant indenture, the debt security of that series and the related guarantee, the guarantee ceases to be effective, or a court finds the guarantee to be unenforceable or invalid, or The Goldman Sachs Group, Inc. denies its obligations as the guarantor; or

•	If the applicable prospectus supplement states that any additional event of default applies to the series, that event of default occurs.

We may change, eliminate or add to the events of default with respect to any particular tranche or series, as applicable, or any particular debt security or debt securities within a tranche or series, as applicable, as indicated in the applicable prospectus supplement.

Unless your prospectus supplement says otherwise, although certain events of bankruptcy, insolvency or reorganization relating to The Goldman Sachs Group, Inc. (the guarantor) will constitute an event of default with respect to any tranche of debt securities issued under the 2007 GSFC indenture, such events relating to The Goldman Sachs Group, Inc. will not constitute an event of default with respect to any series of debt securities issued under the 2008 GSFC indenture or the subordinated debt indenture. Similarly, unless your prospectus supplement says otherwise, although a breach of a covenant or warranty by The Goldman Sachs Group, Inc. under the 2007 GSFC indenture may constitute an event of default with respect to a tranche of debt securities issued under the 2007 indenture, any breach of a covenant or warranty by The Goldman Sachs Group, Inc. under the 2008 GSFC indenture or the subordinated debt indenture (in each case, other than the breach of any covenant or warranty that is specified therein as an event of default) will not constitute an event of default or potential event of default with respect to any series of debt securities issued under the 2008 GSFC indenture or the subordinated debt indenture, as applicable. Therefore, as described below under “Remedies If an Event of Default Occurs”, under the 2008 GSFC indenture or the subordinated debt indenture, events of bankruptcy, insolvency or reorganization relating to The Goldman Sachs Group, Inc. will not cause any of GSFC’s debt securities issued under such indentures to be automatically accelerated. In the event that The Goldman Sachs Group, Inc. becomes subject to certain events of bankruptcy, insolvency or reorganization (but GSFC does not), any series of debt securities issued under the 2008 GSFC indenture or the subordinated debt indenture will not be immediately due and repayable. In addition, under the 2008 GSFC indenture or the subordinated debt indenture, a breach of a covenant or warranty by The Goldman Sachs Group, Inc. (including, for example, a breach of The Goldman Sachs Group, Inc.’s covenants and warranties with respect to mergers and similar transactions or, in the case of the senior 2008 GSFC indenture only, restrictions on liens, described above under “Mergers and Similar Transactions” and “Restriction on Liens”, respectively) will not have the potential to cause any of GSFC’s debt securities issued under the applicable indenture to be declared due and payable immediately. Instead, under the 2008 GSFC indenture or the subordinated debt indenture, the trustee or you will need to wait until the earlier of the time that (i) GSFC itself becomes subject to certain events of bankruptcy, insolvency or reorganization or otherwise defaults on the terms of the debt securities, (ii) The Goldman Sachs Group, Inc. otherwise defaults on the terms of the debt securities and (iii) the final maturity of the debt securities. The return you receive on any series of debt securities issued under the 2008 GSFC indenture or the subordinated debt indenture may be significantly less than what you would have otherwise received had the debt securities been automatically accelerated upon certain events of bankruptcy, insolvency or reorganization relating to The Goldman Sachs

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Group, Inc. or declared due and payable immediately following the breach of a covenant or warranty by The Goldman Sachs Group, Inc.

As of December 31, 2016, GSFC had outstanding $8,800,000 aggregate principal amount of debt securities issued under the 2007 GSFC indenture that, for the reasons discussed above, could be accelerated prior to debt securities issued under the 2008 GSFC indenture or the subordinated debt indenture.

Remedies If an Event of Default Occurs

If you are the holder of a subordinated debt security, all the remedies available upon the occurrence of an event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described above under “— Subordination Provisions”.

If you are the holder of senior debt securities issued under the 2007 GSFC indenture, then all references to “series” under this subsection entitled “Remedies If an Event of Default Occurs” shall instead mean “tranche” with respect to your debt securities issued under the 2007 GSFC indenture.

Except as otherwise specified in the applicable prospectus supplement, if an event of default has occurred with respect to any series of debt securities and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of all debt securities of that series then outstanding may declare the entire principal amount of the debt securities of that series to be due immediately. Except as otherwise specified in the applicable prospectus supplement, if the event of default occurs because of events in bankruptcy, insolvency or reorganization relating to us (or, in the case of the 2007 GSFC indenture only, The Goldman Sachs Group, Inc.), the entire principal amount of the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder.

Each of the situations described above is called an acceleration of the stated maturity of the affected series of debt securities. Except as otherwise specified in the applicable prospectus supplement, if the stated maturity of any series is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in principal amount of the debt securities of that series may cancel the acceleration for the entire series.

If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the relevant debt indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

Except as described in the prior paragraph, the trustee is not required to take any action under the relevant debt indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This is called an indemnity. If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of all debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee with respect to that series. These majority holders may also direct the trustee in performing any other action under the applicable debt indenture with respect to the debt securities of that series.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to any debt security, all of the following must occur:

•	The holder of your debt security must give the trustee written notice that an event of default has occurred, and the event of default must not have been cured or waived;

•	The holders of not less than 25% in principal amount of all debt securities of your series must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;

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•	The trustee must not have taken action for 60 days after the above steps have been taken; and

•	During those 60 days, the holders of a majority in principal amount of the debt securities of your series must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of the debt securities of your series.

You are entitled at any time, however, to bring a lawsuit for the payment of money due on your debt security on or after its stated maturity (or, if your debt security is redeemable, on or after its redemption date).

Waiver of Default

The holders of not less than a majority in principal amount of the debt securities of any series (or of any tranche, in the case of senior debt securities issued under the 2007 GSFC indenture) may waive a default for all debt securities of that series (or of that tranche, in the case of senior debt securities issued under the 2007 GSFC indenture). If this happens, the default will be treated as if it has not occurred. No one can waive a payment default on your debt security, however, without the approval of the particular holder of that debt security.

We and The Goldman Sachs Group, Inc. Will Give the Trustee Information About Defaults Annually

We and The Goldman Sachs Group, Inc. will furnish to each trustee every year a written statement, respectively, of two of our or its officers certifying that to their knowledge we or The Goldman Sachs Group, Inc., as the case may be, is in compliance with the applicable debt indenture and the debt securities issued under it, or else specifying any default under the relevant debt indenture.

Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the stated maturity. Book-entry and other indirect owners are described below under “Legal Ownership and Book-Entry Issuance”.

Modification of the Debt Indentures and Waiver of Covenants

There are four types of changes we and The Goldman Sachs Group, Inc. can make to the debt indentures and the debt securities or series of debt securities and related guarantees issued under a particular debt indenture.

Changes Requiring Each Holder’s Approval

First, there are changes that cannot be made without the approval of the holder of each debt security affected by the change under the applicable debt indenture. Here is a list of those types of changes:

•	change the stated maturity for any principal or interest payment on a debt security;

•	reduce the principal amount, the amount payable on acceleration of the stated maturity after a default, the interest rate or the redemption price for a debt security;

•	permit redemption of a debt security if not previously permitted;

•	impair any right a holder may have to require repayment of its debt security;

•	change the currency of any payment on a debt security;

•	change the place of payment on a debt security;

•	impair a holder’s right to sue for payment of any amount due on its debt security;

•

reduce the percentage in principal amount of the debt securities of any one or more affected series (or affected tranche, in the case of senior debt securities issued under the 2007 GSFC indenture), taken

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separately or together, as applicable, and whether comprising the same or different series or less than all of the debt securities of a series, the approval of whose holders is needed to change the applicable debt indenture or those debt securities;

•	reduce the percentage in principal amount of the debt securities of any one or more affected series (or affected tranche, in the case of senior debt securities issued under the 2007 GSFC indenture), taken separately or together, as applicable, and whether comprising the same or different series or less than all of the debt securities of a series, the consent of whose holders is needed to waive our compliance with the applicable debt indenture or to waive defaults; and

•	change the provisions of the applicable debt indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected debt security.

Changes Not Requiring Approval

The second type of change does not require any approval by holders of the debt securities affected. These changes are limited to clarifications and changes that would not adversely affect any debt securities of any series in any material respect. Neither we nor The Goldman Sachs Group, Inc. needs any approval to make changes that affect only debt securities to be issued under the applicable indenture after the changes take effect.

We and The Goldman Sachs Group, Inc. may also make changes or obtain waivers that do not adversely affect a particular debt security, even if they affect other debt securities. In those cases, neither we nor The Goldman Sachs Group, Inc. needs to obtain the approval of the holder of the unaffected debt security; we and The Goldman Sachs Group, Inc. need only obtain any required approvals from the holders of the affected debt securities.

Modification of Subordination Provisions

The subordinated debt indenture will provide that neither we nor The Goldman Sachs Group, Inc. may amend the subordinated debt indenture to alter the subordination of any outstanding subordinated debt securities without the written consent of each holder of the then outstanding senior indebtedness of us and The Goldman Sachs Group, Inc. who would be adversely affected. In addition, the subordinated debt indenture will provide that neither we nor The Goldman Sachs Group, Inc. may modify the subordination provisions of the subordinated debt indenture in a manner that would adversely affect the subordinated debt securities of any one or more series then outstanding in any material respect, without the consent of the holders of a majority in aggregate principal amount of all affected series then outstanding, voting together as one class (and also of any affected series that by its terms is entitled to vote separately as a series, as described below).

Changes Requiring Majority Approval

Any other change to the 2007 GSFC indenture and the debt securities issued under that indenture would require the following approval:

•	If the change affects only the debt securities of a particular tranche, it must be approved by the holders of a majority in principal amount of the debt securities of that tranche.

•	If the change affects the debt securities of more than one tranche of debt securities, it must be approved by the holders of a majority in principal amount of all tranches affected by the change, with the debt securities of all the affected tranches voting together as one class for this purpose (and of any affected tranche that by its terms is entitled to vote separately as a tranche, as described below).

On the other hand, any other change to either the 2008 GSFC indenture or the subordinated debt indenture and the debt securities issued under either such debt indenture would require the following approval:

•	If the change affects only particular debt securities within a series, it must be approved by the holders of a majority in principal amount of such particular debt securities.

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•	If the change affects multiple debt securities of one or more series, it must be approved by the holders of a majority in principal amount of all debt securities affected by the change, with all such affected debt securities voting together as one class for this purpose (and by the holders of a majority in principal amount of any affected debt securities that by their terms are entitled to vote separately as described below).

In each case, the required approval must be given by written consent.

This would mean that modification of terms with respect to certain debt securities of a series could be effectuated under any debt indenture without obtaining the consent of the holders of a majority in principal amount of other securities of such series that are not affected by such modification.

The same majority approval would be required for us to obtain a waiver of any of our covenants in any debt indenture. Our covenants include the promises we and The Goldman Sachs Group, Inc. make about merging and, with respect to The Goldman Sachs Group, Inc., putting liens on our interests in GS&Co., which we describe above under “— Mergers and Similar Transactions” and “— Restriction on Liens”, and which, in the latter case, are only for the benefit of the holders of The Goldman Sachs Group, Inc.’s senior debt securities. If the holders approve a waiver of a covenant, neither we nor The Goldman Sachs Group, Inc. will have to comply with it. The holders, however, cannot approve a waiver of any provision in a particular debt security, or in the applicable debt indenture as it affects that debt security, that neither we nor The Goldman Sachs Group, Inc. can change without the approval of the holder of that debt security as described above in “— Changes Requiring Each Holder’s Approval”, unless that holder approves the waiver.

Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we and The Goldman Sachs Group, Inc. seek to change a debt indenture or any debt securities or request a waiver.

Special Rules for Action by Holders

When holders take any action under any debt indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction, we will apply the following rules.

Only Outstanding Debt Securities Are Eligible

Only holders of outstanding debt securities or the outstanding debt securities of the applicable series, as applicable, will be eligible to participate in any action by holders of such debt securities or the debt securities of that series. Also, we will count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met. For these purposes, a debt security will not be “outstanding” if:

•	it has been surrendered for cancellation;

•	we have deposited or set aside, in trust for its holder, money for its payment or redemption;

•	we have fully defeased it as described above under “— Defeasance and Covenant Defeasance — Full Defeasance”; or

•	we or one of our affiliates, such as GS&Co., is the owner.

Special Class Voting Rights

With respect to the 2007 GSFC indenture, we may issue tranches of debt securities that are entitled, by their terms, to vote separately on matters (for example, modification or waiver of provisions in the 2007 GSFC

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indenture) that would otherwise require a vote of all affected tranches, voting together as a single class. Any such tranche would be entitled to vote together with all other affected tranches, voting together as one class, and would also be entitled to vote separately, as one tranche only. In some cases, other parties may be entitled to exercise these special voting rights on behalf of the holders of the relevant tranche. For tranches of debt securities that have these rights, the rights will be described in the applicable prospectus supplement. For tranches that do not have these special rights, voting will occur as described in the preceding section, but subject to any separate voting rights of any other tranches having special rights. We may issue tranches having these or other special voting rights without obtaining the consent of or giving notice to holders of outstanding tranches.

With respect to the 2008 GSFC indenture and the subordinated debt indenture, we may issue particular debt securities or a particular series of debt securities, as applicable, that are entitled, by their terms, to vote separately on matters (for example, modification or waiver of provisions in the applicable indenture) that would otherwise require a vote of all affected debt securities or all affected series voting together as a single class. Any such debt securities or series of debt securities would be entitled to vote together with all other affected debt securities or affected series voting together as one class, and would also be entitled to vote separately as one class only. In some cases, other parties may be entitled to exercise these special voting rights on behalf of the holders of the relevant debt securities or the relevant series. For debt securities or series of debt securities that have these rights, the rights will be described in the applicable prospectus supplement. For debt securities or series of debt securities that do not have these special rights, voting will occur as described in the preceding section, but subject to any separate voting rights of any other debt securities or series of debt securities having special rights. We may issue series having these or other special voting rights without obtaining the consent of or giving notice to holders of outstanding debt securities or series.

Eligible Principal Amount of Some Debt Securities

In some situations, we may follow special rules in calculating the principal amount of debt securities that are to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity.

For any debt security of the kind described below, we will decide how much principal amount to attribute to the debt security as follows:

•	For an original issue discount debt security, we will use the principal amount that would be due and payable on the action date if the maturity of the debt security were accelerated to that date because of a default;

•	For a debt security whose principal amount is not known, we will use any amount that we indicate in the prospectus supplement for that debt security. The principal amount of a debt security may not be known, for example, because it is based on an index that changes from time to time and the principal amount is not to be determined until a later date; or

•	For debt securities with a principal amount denominated in one or more non-U.S. dollar currencies or currency units, we will use the U.S. dollar equivalent, which we will determine.

Determining Record Dates for Action by Holders

We and The Goldman Sachs Group, Inc. will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under a particular debt indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we, The Goldman Sachs Group, Inc. or the trustee set a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We, The Goldman Sachs Group, Inc. or the trustee, as applicable, may shorten or lengthen this period from time to time.

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This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.

Form, Exchange and Transfer of Debt Securities

If any debt securities cease to be issued in registered global form, they will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	unless we indicate otherwise in your prospectus supplement, in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Holders may exchange their debt securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. You may not exchange your debt securities for securities of a different series (or tranche, in the case of senior debt securities issued under the 2007 GSFC indenture) or having different terms, unless your prospectus supplement says you may.

Holders may exchange or transfer their debt securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated debt securities at that office. We have appointed the trustee to act as our agent for registering senior debt securities in the names of holders and transferring and replacing debt securities and will do the same with respect to subordinated debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any debt securities.

If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the debt securities of any series (or tranche, in the case of senior debt securities issued under the 2007 GSFC indenture) are redeemable and we redeem less than all those debt securities, we may block the transfer or exchange of those debt securities during the period beginning 15 calendar days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any debt security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

If a debt security is issued as a global debt security, only the depositary — e.g., DTC, Euroclear or Clearstream — will be entitled to transfer and exchange the debt security as described in this subsection, since the depositary will be the sole holder of the debt security.

Payment of Additional Amounts

We intend to make all payments on the debt securities without deducting U.S. withholding taxes unless the law requires us to deduct withholding taxes. The remainder of this subsection does not apply unless the relevant prospectus supplement specifies that this subsection entitled “— Payment of Additional Amounts” is applicable to your debt securities.

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If we are required by law to deduct U.S. withholding taxes on payments to non-U.S. investors and if so specified in your prospectus supplement, we will pay additional amounts on those payments to the extent described in this subsection.

We will pay additional amounts on a debt security only if the beneficial owner of the debt security is a United States alien. The term “United States alien” means any person who, for U.S. federal income tax purposes, is:

•	a nonresident alien individual;

•	a foreign corporation;

•	a foreign partnership one or more of the members of which is, for U.S. federal income tax purposes, a foreign corporation, a nonresident alien individual or a nonresident alien fiduciary of a foreign estate or trust; or

•	a nonresident alien fiduciary of an estate or trust that is not subject to U.S. federal income tax on a net income basis on income or gain from a debt security.

If the beneficial owner of a debt security is a United States alien, we will pay all additional amounts that may be necessary so that every net payment of interest or principal on that debt security will not be less than the amount provided for in that debt security. By net payment, we mean the amount we or our paying agent pays after deducting or withholding an amount for or on account of any present or future tax, assessment or other governmental charge imposed with respect to that payment by a U.S. taxing authority.

Our obligation to pay additional amounts is subject to several important exceptions, however. We will not pay additional amounts for or on account of any of the following:

•	any tax, assessment or other governmental charge imposed solely because at any time there is or was a connection between the beneficial owner — or between a fiduciary, settlor, beneficiary, shareholder or member of the beneficial owner, if the beneficial owner is an estate, trust, partnership or corporation — and the United States (other than the mere receipt of a payment or the ownership or holding of a debt security), including because the beneficial owner — or the fiduciary, settlor, beneficiary, shareholder or member — at any time, for U.S. federal income tax purposes:

•	is or was a citizen or resident or is or was treated as a resident of the United States;

•	is or was present in the United States;

•	is or was engaged in a trade or business in the United States;

•	has or had a permanent establishment in the United States;

•	is or was a personal holding company, a passive foreign investment company or a controlled foreign corporation;

•	is or was a corporation that accumulates earnings to avoid U.S. federal income tax; or

•	is or was the owner or deemed owner of ten percent or more of the total combined voting power of all classes of the stock of The Goldman Sachs Group, Inc., entitled to vote;

•	any tax, assessment or other governmental charge imposed solely because of a change in applicable law or regulation, or in any official interpretation or application of applicable law or regulation, that becomes effective more than 15 days after the day on which the payment becomes due or is duly provided for, whichever occurs later;

•	any estate, inheritance, gift, sales, excise, transfer, wealth or personal property tax, or any similar tax, assessment or other governmental charge;

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•	any tax, assessment or other governmental charge imposed solely because the beneficial holder or any other person fails to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with the United States of the holder or any beneficial owner of the debt security, if compliance is required by statute or by regulation of the U.S. Treasury department or by an applicable income tax treaty to which the United States is a party, as a precondition to exemption from such tax, assessment or other governmental charge;

•	any tax, assessment or other governmental charge that can be paid other than by deduction or withholding from a payment on the debt securities;

•	any tax, assessment or other governmental charge imposed solely because the payment is to be made by a particular paying agent (including The Goldman Sachs Group, Inc.) and would not be imposed if made by another paying agent;

•	any tax, assessment or other governmental charge imposed solely because the holder (1) is a bank purchasing the debt security in the ordinary course of its lending business or (2) is a bank that is neither (A) buying the debt security for investment purposes only nor (B) buying the debt security for resale to a third party that either is not a bank or holding the debt security for investment purposes only; or

•	any combination of the taxes, assessments or other governmental charges described above.

In addition, we will not pay additional amounts with respect to any payment of principal, or interest to any United States alien who is a fiduciary or a partnership, or who is not the sole beneficial owner of the payment, to the extent that we would not have to pay additional amounts to any beneficiary or settlor of the fiduciary or any member of the partnership, or to any beneficial owner of the payment, if that person or entity were treated as the beneficial owner of the debt security for these purposes.

In addition, any amounts to be paid on the debt securities will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code, and no additional amounts will be required to be paid on account of any such deduction or withholding.

When we refer to a “U.S. taxing authority” in this subsection and “— Redemption and Repayment” above, we mean the United States of America or any state, other jurisdiction or taxing authority in the United States. When we refer to the “United States”, we mean the United States of America, including the states and the District of Columbia, together with the territories, possessions and all those areas subject to the jurisdiction of the United States of America.

When we refer to any payment of interest or principal on a debt security in this subsection, this includes any additional amount that may be payable as described above in respect of that payment.

Payment Mechanics for Debt Securities

Who Receives Payment?

If interest is due on a debt security on an interest payment date, we or The Goldman Sachs Group, Inc. will pay the interest to the person in whose name the debt security is registered at the close of business on the regular record date relating to the interest payment date as described below under “— Payment and Record Dates for Interest”. If interest is due at maturity but on a day that is not an interest payment date, we or The Goldman Sachs Group, Inc. will pay the interest to the person entitled to receive the principal of the debt security. If principal or another amount besides interest is due on a debt security at maturity, we or The Goldman Sachs Group, Inc. will pay the amount to the holder of the debt security against surrender of the debt security at a proper place of payment or, in the case of a global debt security, in accordance with the applicable policies of the depositary, DTC, Euroclear or Clearstream, as applicable.

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Payment and Record Dates for Interest

Unless we specify otherwise in the applicable prospectus supplement, interest on any fixed rate debt security will be payable semiannually each May 15 and November 15 and at maturity, and the regular record date relating to an interest payment date for any fixed rate debt security will be the May 1 or November 1 preceding that interest payment date. Unless we specify otherwise in the applicable prospectus supplement, the regular record date relating to an interest payment date for any floating rate debt security will be the 15th calendar day before that interest payment date. These record dates will apply regardless of whether a particular record date is a “business day”, as defined below. For the purpose of determining the holder at the close of business on a regular record date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day.

Notwithstanding the foregoing, and unless specified otherwise in your prospectus supplement, the regular record date relating to an interest payment date for any debt security in book-entry or global form will be the day immediately prior to the day on which the interest payment is to be made (as such payment day may be adjusted under the applicable business day convention). This prior day will be the record date whether or not it is a business day.

Unless we specify otherwise in this prospectus or in the applicable prospectus supplement, the term “days” refers to calendar days.

How We or The Goldman Sachs Group, Inc. Will Make Payments Due in U.S. Dollars

We or The Goldman Sachs Group, Inc. will follow the practice described in this subsection when paying amounts due in U.S. dollars. Payments of amounts due in other currencies will be made as described in the next subsection.

Payments on Global Debt Securities. We or The Goldman Sachs Group, Inc. will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we or The Goldman Sachs Group, Inc. will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described below in the section entitled “Legal Ownership and Book-Entry Issuance — What Is a Global Security?”.

Payments on Non-Global Debt Securities. We or The Goldman Sachs Group, Inc. will make payments on a debt security in non-global, registered form as follows. We or The Goldman Sachs Group, Inc. will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We or The Goldman Sachs Group, Inc. will make all other payments by check or via wire transfer at the paying agent described below, against surrender of the debt security. All payments by check will be made in next-day funds — i.e., funds that become available on the day after the check is cashed or wire transfer is completed.

Alternatively, if a non-global debt security has a principal amount of at least $1,000,000 (or the equivalent in another currency) and the holder asks us to do so, we or The Goldman Sachs Group, Inc. will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

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Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.

How We or The Goldman Sachs Group, Inc. Will Make Payments Due in Other Currencies

We or The Goldman Sachs Group, Inc. will follow the practice described in this subsection when paying amounts that are due in a specified currency other than U.S. dollars.

Payments on Global Debt Securities. We or The Goldman Sachs Group, Inc. will make payments on a global debt security in the applicable specified currency in accordance with the applicable policies as in effect from time to time of the depositary, which will be DTC, Euroclear or Clearstream. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities in global form.

Indirect owners of a global debt security denominated in a currency other than U.S. dollars should consult their banks or brokers for information on how to request payment in the specified currency in cases where holders have a right to do so.

Payments on Non-Global Debt Securities. Except as described in the last paragraph under this heading, we or The Goldman Sachs Group, Inc. will make payments on debt securities in non-global form in the applicable specified currency. We or The Goldman Sachs Group, Inc. will make these payments by wire transfer of immediately available funds to any account that is maintained in the applicable specified currency at a bank designated by the holder and is acceptable to us or The Goldman Sachs Group, Inc. and the trustee. To designate an account for wire payment, the holder must give the paying agent appropriate wire instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the regular record date. In the case of any other payment, the payment will be made only after the debt security is surrendered to the paying agent. Any instructions, once properly given, will remain in effect unless and until new instructions are properly given in the manner described above.

If a holder fails to give instructions as described above, we or The Goldman Sachs Group, Inc. will notify the holder at the address in the trustee’s records and will make the payment within five business days after the holder provides appropriate instructions. Any late payment made in these circumstances will be treated under the applicable debt indenture as if made on the due date, and no interest will accrue on the late payment from the due date to the date paid.

Although a payment on a debt security in non-global form may be due in a specified currency other than U.S. dollars, we or The Goldman Sachs Group, Inc. will make the payment in U.S. dollars if your prospectus supplement specifies that holders may ask us to do so and you make such a request. To request U.S. dollar payment in these circumstances, the holder must provide appropriate written notice to the trustee at least five business days before the next due date for which payment in U.S. dollars is requested. In the case of any interest payment due on an interest payment date, the request must be made by the person or entity who is the holder on the regular record date. Any request, once properly made, will remain in effect unless and until revoked by notice properly given in the manner described above.

Book-entry and other indirect owners of a debt security with a specified currency other than U.S. dollars should contact their banks or brokers for information about how to receive payments in the specified currency or in U.S. dollars.

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Conversion to U.S. Dollars. Unless otherwise indicated in your prospectus supplement, holders are not entitled to receive payments in U.S. dollars of an amount due in another currency, either on a global debt security or a non-global debt security.

If your prospectus supplement specifies that holders may request that we make payments in U.S. dollars of an amount due in another currency, the exchange rate agent described below will calculate the U.S. dollar amount the holder receives in the exchange rate agent’s discretion. A holder that requests payment in U.S. dollars will bear all associated currency exchange costs, which will be deducted from the payment.

When the Specified Currency Is Not Available. If we or The Goldman Sachs Group, Inc. is obligated to make any payment in a specified currency other than U.S. dollars, and the specified currency or any successor currency is not available to us or The Goldman Sachs Group, Inc. due to circumstances beyond our or its control — such as the imposition of exchange controls or a disruption in the currency markets — we or The Goldman Sachs Group, Inc. will be entitled to satisfy our obligation to make the payment in that specified currency by making the payment in U.S. dollars, on the basis of the exchange rate determined by the exchange rate agent described below, in its discretion.

The foregoing will apply to any debt security, whether in global or non-global form, and to any payment, including a payment at maturity. Any payment made under the circumstances and in a manner described above will not result in a default under any debt security or the applicable debt indenture.

Exchange Rate Agent. If we issue a debt security in a specified currency other than U.S. dollars, we will appoint a financial institution to act as the exchange rate agent and will name the institution initially appointed when the debt security is originally issued in the applicable prospectus supplement. We may select GS&Co. or another of our affiliates to perform this role. We may change the exchange rate agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change.

All determinations made by the exchange rate agent will be in its sole discretion unless we state in the applicable prospectus supplement that any determination requires our approval. In the absence of manifest error, those determinations will be conclusive for all purposes and binding on you and us, without any liability on the part of the exchange rate agent.

Payment When Offices Are Closed

Unless specified otherwise in the applicable prospectus supplement, if any payment is due on a debt security on a day that is not a business day, we or The Goldman Sachs Group, Inc. will make the payment on the next business day. Payments postponed to the next business day in this situation will be treated under the applicable debt indenture as if they were made on the original due date. Postponement of this kind will not result in a default under any debt security or the applicable debt indenture, and, unless otherwise specified on the applicable prospectus supplement, no interest will accrue on the postponed amount from the original due date to the next business day. The term business day has a special meaning, which we describe above under “— Payment and Record Dates for Interest”.

Paying Agent

We may appoint one or more financial institutions to act as our or The Goldman Sachs Group, Inc.’s paying agents, at whose designated offices debt securities in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. Initially, we have appointed the trustee, at its corporate trust office in New York City, as the paying agent. We must notify the trustee of changes in the paying agents.

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Unclaimed Payments

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us or The Goldman Sachs Group, Inc. for payment and not to the trustee, any other paying agent or anyone else.

Notices

Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

Guarantee by The Goldman Sachs Group, Inc.

The Goldman Sachs Group, Inc. will fully and unconditionally guarantee the payment of principal of, and any interest and premium on, the debt securities, when due and payable, whether at the stated maturity, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of the security, the relevant debt indenture and the applicable prospectus supplement accompanying this prospectus. The guarantee will remain in effect until the entire principal of, and interest and premium, if any, on, the debt securities has been paid in full or discharged in accordance with the provisions of the relevant indenture, or otherwise fully defeased by The Goldman Sachs Group, Inc.

Because The Goldman Sachs Group, Inc. is a holding company, its ability to perform its obligations on the guarantees endorsed on our debt securities will depend in part on its ability to participate in distributions of assets from its subsidiaries. We discuss these matters above under “Prospectus Summary — The Goldman Sachs Group, Inc. is a Holding Company”.

Guarantee of Debt Securities of GS Finance Corp. Issued under the Senior Debt Indentures

The guarantee by The Goldman Sachs Group, Inc. of our debt securities issued under either of the senior debt indentures will rank equally in right of payment with all senior indebtedness of The Goldman Sachs Group, Inc.

Guarantee of Debt Securities of GS Finance Corp. to Be Issued under the Subordinated Debt Indenture

The guarantee by The Goldman Sachs Group, Inc. of our debt securities to be issued under the subordinated debt indenture will be subordinate and junior in right of payment to all senior indebtedness of The Goldman Sachs Group, Inc. No payment of the principal of, or interest or premium on, such subordinated debt securities may be made by The Goldman Sachs Group, Inc. under the terms of the subordinated guarantee provision to be included in the subordinated debt indenture until all holders of senior indebtedness of The Goldman Sachs Group, Inc. have been paid, if any of the following occurs:

•	certain events of bankruptcy, insolvency or reorganization of The Goldman Sachs Group, Inc.;

•	any senior indebtedness of The Goldman Sachs Group, Inc. is not paid when due (after the expiration of any applicable grace period, if any) and that default continues without cure or waiver; or

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•	any other default has occurred and continues without cure or waiver (after the expiration of any applicable grace period, if any) pursuant to which the holders of senior indebtedness of The Goldman Sachs Group, Inc. are permitted to accelerate the maturity of such senior indebtedness.

Upon any distribution of our or The Goldman Sachs Group, Inc.’s assets to our or its creditors in connection with any insolvency, bankruptcy or similar proceeding, all principal of, and premium, if any, and interest due or to become due on all of its senior indebtedness must be paid in full before the holders of the subordinated debt securities are entitled to receive or retain any payment from such distribution.

The subordinated debt indenture will not limit the aggregate amount of senior indebtedness that may be issued.

Pursuant to the subordination provisions to be included in the subordinated debt indenture, any payment, which would otherwise (but for the subordination provisions) be payable in respect of the subordinated debt securities by us or The Goldman Sachs Group, Inc., will instead be paid directly to the holders of such senior indebtedness of us or The Goldman Sachs Group, Inc. (or our or its representative or trustee), as the case may be, in accordance with the priorities then existing among such holders until all such senior indebtedness has been paid in full before any payment or distribution is made to the holders of the subordinated debt securities. In the event that, notwithstanding such subordination provisions, any payment of any kind or character is made on the subordinated debt securities by us or The Goldman Sachs Group, Inc. before all such senior indebtedness is paid in full, the trustee or the holders of the subordinated debt securities receiving such payment will be required to pay over such payment or distribution to the holders of such senior indebtedness.

The subordinated debt indenture will provide that senior indebtedness will not be deemed to have been paid in full unless the holders thereof, as applicable, shall have received cash (or securities or other property satisfactory to such holders) in full payment of such senior indebtedness then outstanding. Upon the payment in full of all such senior indebtedness, the holders of the subordinated debt securities shall be subrogated to all the rights of any holders of such senior indebtedness to receive any further payments of us or The Goldman Sachs Group, Inc. applicable to such senior indebtedness until the subordinated debt securities shall have been paid in full, and such payments received by the holders of the subordinated debt securities, by reason of such subrogation, which otherwise would be paid or distributed to the holders of such senior indebtedness, shall, as between us or The Goldman Sachs Group, Inc., and its creditors other than the holders of senior indebtedness, on the one hand, and the holders of the subordinated debt securities on the other, be deemed to be a payment on account of such senior indebtedness, and not on account of the subordinated debt securities or the subordinated guarantee provision in the subordinated debt indenture.

The subordinated debt indenture will provide that no present or future holder of any senior indebtedness of us or The Goldman Sachs Group, Inc. will be prejudiced in the right to enforce subordination of the indebtedness under the subordinated debt indenture by any act or failure to act on the part of us or The Goldman Sachs Group, Inc.

Our Relationship With the Trustee

The Bank of New York Mellon has provided commercial banking and other services for The Goldman Sachs Group, Inc. and its affiliates in the past and may do so in the future. Among other things, The Bank of New York Mellon provides The Goldman Sachs Group, Inc. with a line of credit, holds debt securities issued by The Goldman Sachs Group, Inc. and serves as trustee or agent with regard to other debt obligations and warrants of The Goldman Sachs Group, Inc. or its subsidiaries.

The Bank of New York Mellon is initially serving as the trustee for the senior debt securities under the senior debt indentures. We and The Goldman Sachs Group, Inc. may also enter into supplemental indentures to

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the 2008 GSFC indenture with The Bank of New York Mellon, as trustee, under which our subordinated debt securities and warrants may be issued. Consequently, if the Bank of New York Mellon serves as trustee for all those securities and if an actual or potential event of default occurs with respect to any of these securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign under one or more of the indentures, and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded. Under the terms of the 2008 GSFC indenture, the trustee is deemed not to have a conflicting interest with respect to the 2007 GSFC indenture if an actual or potential event of default occurs with respect to senior debt securities issued under the 2008 GSFC indenture (provided that no subordinated debt securities are outstanding). Similarly, under the terms of the 2007 GSFC indenture, the trustee is deemed not to have a conflicting interest with respect to the 2008 GSFC indenture if an actual or potential event of default occurs with respect to senior debt securities issued under the 2007 GSFC indenture (provided that no subordinated debt securities are outstanding).

In addition, affiliates of the trustee have underwritten our securities from time to time in the past and may underwrite our securities from time to time in the future. The trustee may have to resign if a default occurs with respect to the debt securities within one year after any offering of our securities underwritten by an affiliate of the trustee, such as BNY Mellon Capital Markets, LLC, since the trustee would likely be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939. In that event, except in very limited circumstances, the trustee would be required to resign as trustee under one or more of the indentures and we would be required to appoint a successor trustee, unless the default is cured or waived within 90 days. In addition, the trustee can resign for any reason with 60 days’ notice, and we would be required to appoint a successor trustee. If the trustee resigns following a default or for any other reason, it may be difficult to identify and appoint a qualified successor trustee. The trustee will remain the trustee under the indenture until a successor is appointed. During the period of time until a successor is appointed, the trustee will have both (a) duties to noteholders under the indenture and (b) a conflicting interest under the indenture for purposes of the Trust Indenture Act.

Under the senior debt indentures, we are required to file with the trustee any information, documents and other reports, or summaries thereof, as may be required under the Trust Indenture Act, at the times and in the manner provided under the Trust Indenture Act. However, in case of documents filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, any such filing with the trustee need not be made until the 15th day after such filing is actually made with the SEC.

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DESCRIPTION OF WARRANTS WE MAY OFFER

Please note that in this section entitled “Description of Warrants We May Offer”, references to “we”, “our” and “us” refer only to GS Finance Corp. and not to The Goldman Sachs Group, Inc., and references to “The Goldman Sachs Group, Inc.” refer only to The Goldman Sachs Group, Inc. and not to its consolidated subsidiaries. Also, in this section, references to “holders” mean those who own warrants registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in warrants registered in street name or in warrants issued in book-entry form through one or more depositaries. Owners of beneficial interests in the warrants should read the section below entitled “Legal Ownership and Book-Entry Issuance”.

The Warrant Indenture

We may issue universal warrants under a supplemental indenture to be entered into at a later date among us, The Goldman Sachs Group, Inc., as guarantor, and a bank, trust company or other financial institution (which may include The Bank of New York Mellon), as trustee. The supplemental indenture will modify the 2008 GSFC indenture to provide for the issuance of such warrants under such indenture, and we refer to the supplemental indenture, together with the 2008 GSFC indenture, as the “warrant indenture”. We will file the warrant indenture, when executed, with the SEC as an exhibit to an amendment to the registration statement of which this prospectus is a part. See “Available Information” above for information on how to obtain a copy of the warrant indenture when it is filed. Warrants of this kind will not be secured by any of our property or assets or property or assets of The Goldman Sachs Group, Inc. or its subsidiaries. Thus, by owning warrants issued under the warrant indenture, you hold our unsecured obligations.

The warrants issued under the warrant indenture, and the guarantee endorsed thereon, will be our or The Goldman Sachs Group, Inc.’s contractual obligations and will rank equally with all of our or The Goldman Sachs Group, Inc.’s other unsecured contractual obligations and unsecured and unsubordinated debt. The indenture will not limit our ability to incur additional contractual obligations or debt.

The trustee under the warrant indenture will have two main roles:

•	First, the trustee can enforce your rights against us or The Goldman Sachs Group, Inc. if we or The Goldman Sachs Group, Inc. defaults. There will be some limitations on the extent to which the trustee acts on your behalf, which we describe below under “— Default, Remedies and Waiver of Default”.

•	Second, the trustee performs administrative duties for us, such as sending you payments and notices.

See “— Our Relationship With the Trustee” below for more information about the trustee.

We May Issue Many Series of Warrants

We may issue warrants that are universal warrants settled in cash. We may offer warrants together with our other warrants or debt securities or debt or equity securities of The Goldman Sachs Group, Inc. in the form of units, as summarized below in “Description of Units We May Offer”.

We have no restrictions on the number of warrants or number of distinct series of warrants we may issue. Unless otherwise indicated in your prospectus supplement, each series of warrants will be issued under a warrant indenture. This section summarizes terms to be included in the warrant indenture and terms of the warrants that apply generally to the warrants. We will describe the specific terms of your warrant in the applicable prospectus supplement. Those terms may vary from the terms described here.

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As you read this section, please remember that the specific terms of your warrant as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your warrant.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable indenture. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the warrant you purchase.

Universal Warrants

We may issue warrants, on terms to be determined at the time of sale whose cash value is determined by reference to the performance, level or value of, one or more of the following:

•	securities of one or more issuers, including our common stock or other securities described in this prospectus, the common or preferred stock or other securities of The Goldman Sachs Group, Inc. or debt or equity securities of third parties;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

•	one or more indices; and/or

•	one or more baskets of the items described above.

We refer to this type of warrant as a “universal warrant”. We refer to each property described above as a “warrant property”.

We may satisfy our obligations, if any, and the holder of universal warrants may satisfy its obligations, if any, with respect to any universal warrants by paying the cash value of the warrants determined by reference to the performance, level or value of the warrant property.

The applicable prospectus supplement will describe the amount in cash we may pay to satisfy our obligations, if any, and the amount in cash the holder of universal warrants may pay to satisfy its obligations, if any, with respect to any universal warrants.

General Terms of Warrants

Your prospectus supplement may contain, where applicable, the following information about your warrants:

•	the title and series of, the aggregate number of, and the original issue price of, the warrants;

•	the currency with which the warrants may be purchased;

•	the warrant indenture under which the warrants will be issued;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

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•	whether the warrants will be issued in global or non-global form or in any combination of these forms, although, in any case, the form of warrants included in a unit will correspond to the form of the unit and of any security included in that unit;

•	the identities of the trustee, any depositaries and any paying, transfer, calculation or other agents for the warrants;

•	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed;

•	whether the warrants are to be sold separately or with other securities, as part of units or otherwise;

•	the amount in cash or the method of determining the amount in cash payable upon exercise of each universal warrant; and

•	any other terms of the warrants.

If we issue warrants as part of a unit, the applicable prospectus supplement will specify whether the warrants will be separable from the other securities in the unit before the warrants’ expiration date. Warrants issued in a unit in the United States may not be so separated before the 91st day after the unit is issued.

No holder of the warrants will have any rights of a holder of the warrant property relating to the warrants.

An investment in warrants may involve special risks, including risks associated with indexed securities and currency-related risks if the warrants or the warrant property is linked to an index or is payable in or otherwise linked to a non-U.S. dollar currency. We describe some of these risks below under “Considerations Relating to Indexed Securities” and “Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency”.

Our affiliates may resell warrants in market-making transactions after their initial issuance. We discuss these transactions above under “Description of Debt Securities We May Offer — Information in Your Prospectus Supplement — Market-Making Transactions”.

We May Issue Many Series of Warrants Under the Warrant Indenture

We may issue many distinct series of warrants under the warrant indenture. This section summarizes terms of the warrants that apply generally to all series. The provisions of the warrant indenture allow us not only to issue warrants with terms different from those of warrants previously issued under the warrant indenture, but also to “reopen” a previously issued series of warrants and issue additional warrants of that series.

Amounts That We May Issue

The warrant indenture will not limit the aggregate number of warrants that we may issue or the number of series or the aggregate amount of any particular series. We may issue warrants and other securities at any time without your consent and without notifying you.

The warrant indenture and the warrants will not limit our ability to incur other contractual obligations or indebtedness or to issue other securities. Also, the terms of the warrants do not impose financial or similar restrictions on us except for The Goldman Sachs Group, Inc. as described below under “— Restriction on Liens”.

Expiration Date and Payment or Settlement Date

The term “expiration date” with respect to any warrant means the date on which the right to exercise the warrant expires. The term “payment or settlement date” with respect to any warrant means the date when any amount in cash with respect to that warrant becomes payable upon exercise or redemption of that warrant in accordance with its terms.

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This Section Is Only a Summary

The warrant indenture and its associated documents, including your warrant will contain the full legal text of the matters described in this section and your prospectus supplement. We will file a copy of the warrant indenture, when executed, with the SEC as an exhibit to our registration statement, of which this prospectus is a part. See “Available Information” above for information on how to obtain a copy of the warrant indenture when it is filed.

This section and your prospectus supplement summarize all the material terms of the warrant indenture and your warrant. They do not, however, describe every aspect of the warrant indenture and your warrant. For example, in this section and your prospectus supplement, we use terms that will be given special meaning in the warrant indenture, but we describe the meaning for only the more important of those terms.

Governing Law

The warrant indenture and the warrants will be governed by New York law.

Currency of Warrants

Amounts that become due and payable on your warrant may be payable in a currency, composite currency, basket of currencies or currency unit or units specified in your prospectus supplement. We refer to this currency, composite currency, basket of currencies or currency unit or units as a “specified currency”. The specified currency for your warrant will be U.S. dollars, unless your prospectus supplement states otherwise. You will have to pay for your warrant by delivering the requisite amount of the specified currency to GS&Co. or another firm that we name in your prospectus supplement, unless other arrangements have been made between you and us or you and that firm. We will make payments on your warrants in the specified currency, except as described below in “— Payment Mechanics for Warrants”. See “Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency” below for more information about risks of investing in warrants of this kind.

Mergers and Similar Transactions

We are, and The Goldman Sachs Group, Inc. is, generally permitted to merge or consolidate with another corporation or other entity. We are, and The Goldman Sachs Group, Inc. is, also permitted to sell our or its assets substantially as an entirety to another corporation or other entity. With regard to any warrant, however, we or The Goldman Sachs Group, Inc. may not take any of these actions unless all the following conditions are met:

•	If the successor entity in the transaction is not GS Finance Corp. or The Goldman Sachs Group, Inc., as the case may be, the successor entity must be organized as a corporation, partnership or trust and must expressly assume our or The Goldman Sachs Group, Inc.’s obligations under that warrant and the warrant indenture. The successor entity may be organized under the laws of any jurisdiction, whether in the United States or elsewhere.

•	Immediately after the transaction, no default under the warrant or the related guarantee has occurred and is continuing. For this purpose, “default under the warrant or the related guarantee” means an event of default with respect to that warrant or any event that would be an event of default with respect to that warrant or the related guarantee if the requirements for giving us or The Goldman Sachs Group, Inc. default notice and for our or The Goldman Sachs Group, Inc.’s default having to continue for a specific period of time were disregarded. We describe these matters below under “— Default, Remedies and Waiver of Default”.

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If the conditions described above are satisfied with respect to any warrant, neither we nor The Goldman Sachs Group, Inc. will need to obtain the approval of the holder of that warrant in order to merge or consolidate or to sell our or The Goldman Sachs Group, Inc.’s assets. Also, these conditions will apply only if we or The Goldman Sachs Group, Inc. wishes to merge or consolidate with another entity or sell our or The Goldman Sachs Group, Inc.’s assets substantially as an entirety to another entity. Neither we nor The Goldman Sachs Group, Inc. will need to satisfy these conditions if we or The Goldman Sachs Group, Inc. enters into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of us or The Goldman Sachs Group, Inc. but in which we or The Goldman Sachs Group, Inc. does not merge or consolidate and any transaction in which we or The Goldman Sachs Group, Inc. sells less than substantially all our or The Goldman Sachs Group, Inc.’s assets. While we are currently a wholly owned subsidiary of The Goldman Sachs Group, Inc., there is no requirement that we remain a subsidiary.

Also, if we or The Goldman Sachs Group, Inc. merges, consolidates or sells our or The Goldman Sachs Group, Inc.’s assets substantially as an entirety and the successor is a non-U.S. entity, neither we nor The Goldman Sachs Group, Inc. nor any successor would have any obligation to compensate you for any resulting adverse tax consequences relating to your warrants.

Restriction on Liens

In the warrant indenture, The Goldman Sachs Group, Inc. will promise, with respect to each series of warrants, not to create, assume, incur or guarantee any debt for borrowed money that is secured by a lien on the voting or profit participating equity ownership interests that, The Goldman Sachs Group, Inc. or any of its subsidiaries own in GS&Co., or in any subsidiary of The Goldman Sachs Group, Inc. that beneficially owns or holds, directly or indirectly, those interests in GS&Co., unless The Goldman Sachs Group, Inc. also secures the warrants of that series on an equal or priority basis with the other secured debt. The promise of The Goldman Sachs Group, Inc., however, is subject to an important exception: it may secure debt for borrowed money with liens on those interests without securing the warrants of any series if its board of directors determines that the liens do not materially detract from or interfere with the value or control of those interests as of the date of the determination.

Except as noted above, the warrant indenture will not restrict The Goldman Sachs Group, Inc.’s ability to put liens on its interests in its subsidiaries other than GS&Co., nor does the warrant indenture restrict The Goldman Sachs Group, Inc.’s ability to sell or otherwise dispose of its interests in any of The Goldman Sachs Group, Inc.’s subsidiaries, including GS&Co. In addition, the restriction on liens in the warrant indenture applies only to liens that secure debt for borrowed money. For example, liens imposed by operation of law, such as liens to secure statutory obligations for taxes or workers’ compensation benefits, or liens The Goldman Sachs Group, Inc. creates to secure obligations to pay legal judgments or surety bonds, would not be covered by this restriction.

Default, Remedies and Waiver of Default

You will have special rights if an event of default with respect to your warrant occurs and is continuing, as described in this subsection.

Events of Default

Unless your prospectus supplement says otherwise, when we refer to an event of default with respect to any warrant, we mean that, upon satisfaction by the holder of the warrant of all conditions precedent to our relevant obligation or covenant to be satisfied by the holder, any of the following occurs:

•	Except as otherwise provided in terms of the warrants, we or The Goldman Sachs Group, Inc. does not pay any amount in cash with respect to that warrant on the payment or settlement date in accordance with the terms of that warrant;

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•	We remain in breach of any other covenant we make in the warrant indenture for the benefit of the holder of that warrant for 60 days after we and The Goldman Sachs Group, Inc. receive a notice of default stating that we are in breach and requiring us to remedy the breach. The notice must be sent by the trustee or the holders of at least 25% in number of the relevant series of warrants;

•	We file for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to us occur. Those events must arise under U.S. federal or state law, unless we merge, consolidate or sell our assets as described above and the successor firm is a non-U.S. entity. If that happens, then those events must arise under U.S. federal or state law or the law of the jurisdiction in which the successor firm is legally organized;

•	Except as provided by the warrant indenture, the warrants and the related guarantee, the guarantee ceases to be effective, or a court finds the guarantee to be unenforceable or invalid, or The Goldman Sachs Group, Inc. denies its obligations as the guarantor; or

•	If the applicable prospectus supplement states that any additional event of default applies to the series, that event of default occurs.

Except as otherwise provided in the terms of the warrants, if we or The Goldman Sachs Group, Inc. do not pay any amount in cash when due with respect to a particular warrant of a series, as described in the first bullet point above, that failure to make a payment will not constitute an event of default with respect to any other warrant of the same series or any other series.

Unless your prospectus supplement says otherwise, events of bankruptcy, insolvency or reorganization relating to The Goldman Sachs Group, Inc. (the guarantor) will not constitute an event of default with respect to any warrant issued under the warrant indenture. Similarly, unless your prospectus supplement says otherwise, any breach of a covenant or warranty by The Goldman Sachs Group, Inc. under the warrant indenture (other than the breach of any covenant or warranty that is specified therein as an event of default) will not constitute an event of default or potential event of default. A breach of a covenant or warranty by The Goldman Sachs Group, Inc. (including, for example, a breach of The Goldman Sachs Group, Inc.’s covenants and warranties with respect to mergers and similar transactions or restrictions on liens, described above under “Mergers and Similar Transactions” and “Restriction on Liens”, respectively) will not have the potential to cause any of GSFC’s debt securities issued under the applicable indenture to be declared due and payable immediately. Under the warrant indenture, the trustee or you will need to wait until the earlier of the time that (i) GSFC itself becomes subject to certain events of bankruptcy, insolvency or reorganization or otherwise defaults on the terms of the warrants, (ii) The Goldman Sachs Group, Inc. otherwise defaults on the terms of the warrants and (iii) the payment or settlement date of the warrants occurs. The return you receive on any warrants issued under the warrant indenture may be significantly less than what you would have otherwise received had an event of default occurred as a result of certain events of bankruptcy, insolvency or reorganization relating to The Goldman Sachs Group, Inc. or as a result of the breach of a covenant or warranty by The Goldman Sachs Group, Inc.

Remedies If an Event of Default Occurs

If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the warrant indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

Except as described in the prior paragraph, the trustee will not be required to take any action under the warrant indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This is called an indemnity. If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in number of all warrants of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee with respect to that series. These majority holders may also direct the trustee in performing any other action under the warrant indenture with respect to the warrants of that series.

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Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to any warrant, all of the following must occur:

•	The holder of your warrant must give the trustee written notice that an event of default has occurred, and the event of default must not have been cured or waived;

•	The holders of not less than 25% in number of all warrants of your series must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;

•	The trustee must not have taken action for 60 days after the above steps have been taken; and

•	During those 60 days, the holders of a majority in number of the warrants of your series must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in number of the warrants of your series.

You will be entitled at any time to bring a lawsuit for the payment of any amount in cash due on your warrant on or after its payment or settlement date.

Waiver of Default

The holders of not less than a majority in number of the warrants of any series may waive a default for all warrants of that series. If this happens, the default will be treated as if it has not occurred. No one can waive a default in payment of any amount in cash due on any warrant, however, without the approval of the particular holder of that warrant.

We and The Goldman Sachs Group, Inc. Will Give the Trustee Information About Defaults Annually

We and The Goldman Sachs Group, Inc. will furnish to the trustee every year a written statement, respectively, of two of our or its officers certifying that to their knowledge we or The Goldman Sachs Group, Inc., as the case may be, is in compliance with the warrant indenture and the warrants issued under it, or else specifying any default under the warrant indenture.

Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee. Book-entry and other indirect owners are described below under “Legal Ownership and Book-Entry Issuance”.

Modification of the Warrant Indenture and Waiver of Covenants

There are three types of changes we and The Goldman Sachs Group, Inc. can make to the warrant indenture, the warrants and related guarantees of any series issued under that indenture.

Changes Requiring Each Holder’s Approval

First, there are changes that cannot be made without the approval of each holder of the warrants affected by the change. Here is a list of those types of changes:

•	change the exercise price of the warrants;

•	change the terms of any warrants with respect to the payment or settlement date of the warrants;

•	reduce the amount in cash payable upon the exercise of the warrants or any premium payable upon redemption of the warrants;

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•	change the currency of any payment on the warrants;

•	change the place of payment on the warrants;

•	permit redemption of the warrants if not previously permitted;

•	impair a holder’s right to exercise its warrants, or sue for payment of any amount in cash payable with respect to its warrants on or after the payment or settlement date or, in the case of redemption, the redemption date;

•	if any warrant provides that the holder may require us to repurchase the warrant, impair the holder’s right to require repurchase of the warrant;

•	reduce the percentage in number of the warrants of any one or more affected series, taken separately or together, as applicable, the approval of whose holders is needed to change the warrant indenture or those warrants;

•	reduce the percentage in number of the warrants of any one or more affected series, taken separately or together, as applicable, the consent of whose holders is needed to waive our compliance with the warrant indenture or to waive defaults; and

•	change the provisions of the warrant indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected warrant.

Changes Not Requiring Approval

The second type of change does not require any approval by holders of the warrants of an affected series. These changes are limited to clarifications and changes that would not adversely affect the warrants of that series in any material respect. Neither we nor The Goldman Sachs Group, Inc. needs any approval to make changes that affect only warrants to be issued under the warrant indenture after the changes take effect.

We and The Goldman Sachs Group, Inc. may also make changes or obtain waivers that do not adversely affect particular warrants, even if they affect other warrants. In those cases, neither we nor The Goldman Sachs Group, Inc. needs to obtain the approval of the holder of those warrants; we and The Goldman Sachs Group, Inc. need only obtain any required approvals from the holders of the affected warrants.

Changes Requiring Majority Approval

Any other change to the warrant indenture and the warrants issued under the warrant indenture would require the following approval:

•	If the change affects only the warrants of a particular series, it must be approved by the holders of a majority in number of the warrants of that series.

•	If the change affects the warrants of more than one series issued under the warrant indenture, it must be approved by the holders of a majority in number of all series affected by the change, with the warrants of all the affected series voting together as one class for this purpose.

In each case, the required approval must be given by written consent.

The same majority approval would be required for us to obtain a waiver of any of our covenants in the warrant indenture. Our covenants include the promises we and The Goldman Sachs Group, Inc. make about merging and, with respect to The Goldman Sachs Group, Inc., putting liens on its interests in GS&Co., which we describe above under “— Mergers and Similar Transactions” and “— Restriction on Liens”. If the holders approve a waiver of a covenant, neither we nor The Goldman Sachs Group, Inc. will have to comply with it. The

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holders, however, cannot approve a waiver of any provision in a particular warrant, or in the warrant indenture as it affects that warrant, that neither we nor The Goldman Sachs Group, Inc. can change without the approval of the holder of that warrant as described above in “— Changes Requiring Each Holder’s Approval”, unless that holder approves the waiver.

Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we and The Goldman Sachs Group, Inc. seek to change the warrant indenture or any warrants or request a waiver.

Special Rules for Action by Holders

When holders take any action under the warrant indenture, such as giving a notice of default, approving any change or waiver or giving the trustee an instruction, we will apply the following rules.

Only Outstanding Warrants Are Eligible

Only holders of outstanding warrants of the applicable series will be eligible to participate in any action by holders of warrants of that series. Also, we will count only outstanding warrants in determining whether the various percentage requirements for taking action have been met. For these purposes, the warrants will not be “outstanding” if:

•	they have been surrendered for cancellation;

•	they have been called for redemption;

•	we have deposited or set aside, in trust for its holder, an amount in cash for their payment or settlement; or

•	we or one of our affiliates, such as GS&Co., is the owner.

Determining Record Dates for Action by Holders

We or The Goldman Sachs Group, Inc. will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under the warrant indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we, The Goldman Sachs Group, Inc. or the trustee set a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We, The Goldman Sachs Group, Inc. or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global warrant may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global warrants may differ from those for other warrants.

Redemption

We will not be entitled to redeem your warrant before its expiration date unless your prospectus supplement specifies a redemption commencement date.

If your prospectus supplement specifies a redemption commencement date, it will also specify one or more redemption prices. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of warrants during those periods will apply.

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If your prospectus supplement specifies a redemption commencement date, your warrants will be redeemable at our option at any time on or after that date or at a specified time or times. If we redeem your warrants, we will do so at the specified redemption price. If different prices are specified for different redemption periods, the price we or The Goldman Sachs Group, Inc. pay will be the price that applies to the redemption period during which your warrant is redeemed.

If we exercise an option to redeem any warrant, we will give to the holder written notice of the redemption price of the warrant to be redeemed, not less than 30 days nor more than 60 days before the applicable redemption date or within any other period before the applicable redemption date specified in the applicable prospectus supplement. We will give the notice in the manner described below in “— Notices”.

We, The Goldman Sachs Group, Inc. or our or its affiliates may purchase warrants from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Warrants that we or they purchase may, at our discretion, be held, resold or canceled.

Form, Exchange and Transfer of Warrants

Each warrant will be issued in global — i.e., book-entry — form only, unless we say otherwise in the applicable prospectus supplement. Warrants in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the warrants represented by the global security. Those who own beneficial interests in a global warrant will do so through participants in the depositary’s clearing system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under “Legal Ownership and Book-Entry Issuance”.

If the warrants are issued as a registered global warrant, only the depositary — e.g., DTC, Euroclear and Clearstream — will be entitled to transfer and exchange the warrants as described in this subsection, since the depositary will be the sole holder of the warrant.

If any warrants cease to be issued in registered global form, they will be issued:

•	only in fully registered form; and

•	only in the denominations specified in your prospectus supplement.

Holders may exchange their warrants for warrants of smaller denominations or combined into fewer warrants of larger denominations, as long as the total number of warrants is not changed.

Holders may exchange or transfer their warrants at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated warrants at that office. We may appoint the trustee to act as our agent for registering warrants in the names of holders and transferring and replacing warrants. We may, without your approval, appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their warrants, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any warrants.

If we have the right to redeem, accelerate or settle any warrants before their expiration, and we exercise our right as to less than all those warrants, we may block the transfer or exchange of those warrants during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing or during any other period specified in the applicable prospectus supplement, in order to freeze the list of holders to

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prepare the mailing. We may also refuse to register transfers of or exchange any warrants selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any warrants being partially settled.

If we have designated additional transfer agents for your warrant, they will be named in your prospectus supplement. We may, without your approval, appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

The rules for exchange described above apply to exchange of warrants for other warrants of the same series and kind.

Payment Mechanics for Warrants

Who Receives Payment?

If money is due on the warrants at their payment or settlement date, we or The Goldman Sachs Group, Inc. will pay the amount to the holder of the warrant against surrender of the warrant at a proper place of payment or, in the case of a global warrant, in accordance with the applicable policies of the depositary, DTC, Euroclear or Clearstream, as applicable.

How We or The Goldman Sachs Group, Inc. Will Make Payments Due in U.S. Dollars

We or The Goldman Sachs Group, Inc. will follow the practice described in this subsection when paying amounts due in U.S. dollars. Payments of amounts due in other currencies will be made as described in the next subsection.

•	Payments on Global Warrants. We or The Goldman Sachs Group, Inc. will make payments on a global warrant in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we or The Goldman Sachs Group, Inc. will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global warrant. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described below in the section entitled “Legal Ownership and Book-Entry Issuance — What Is a Global Security?”.

•	Payments on Non-Global Warrants. We or The Goldman Sachs Group, Inc. will make payments on the warrants in non-global, registered form as follows. We or The Goldman Sachs Group, Inc. will make all payments by check at the paying agent described below, against surrender of the warrants. All payments by check will be made in next-day funds — i.e., funds that become available on the day after the check is cashed.

Alternatively, if a non-global warrant has an original issue price of at least $1,000,000 and the holder asks us to do so, we or The Goldman Sachs Group, Inc. will pay any amount that becomes due on the warrants by wire transfer of immediately available funds to an account at a bank in New York City, on the payment or settlement date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. Payment will be made only after the warrant is surrendered to the paying agent.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their warrants.

How We or The Goldman Sachs Group, Inc. Will Make Payments Due in Other Currencies

We or The Goldman Sachs Group, Inc. will follow the practice described in this subsection when paying amounts that are due in a specified currency other than U.S. dollars.

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Payments on Global Warrants. We or The Goldman Sachs Group, Inc. will make payments on a global warrant in the applicable specified currency in accordance with the applicable policies as in effect from time to time of the depositary, which may be DTC, Euroclear or Clearstream. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all warrants in global form.

Indirect owners of a global warrant denominated in a currency other than U.S. dollars should consult their banks or brokers for information on how to request payment in the specified currency in cases where holders have a right to do so.

Payments on Non-Global Warrants. Except as described in the last paragraph under this heading, we or The Goldman Sachs Group, Inc. will make payments on warrants in non-global form in the applicable specified currency. We or The Goldman Sachs Group, Inc. will make these payments by wire transfer of immediately available funds to any account that is maintained in the applicable specified currency at a bank designated by the holder and acceptable to us or The Goldman Sachs Group, Inc. and the trustee. To designate an account for wire payment, the holder must give the paying agent appropriate wire instructions at least five business days before the requested wire payment is due. The payment will be made only after the warrants are surrendered to the paying agent.

If a holder fails to give instructions as described above, we or The Goldman Sachs Group, Inc. will notify the holder at the address in the trustee’s records and will make the payment within five business days after the holder provides appropriate instructions. Any late payment made in these circumstances will be treated under the warrant indenture as if made on the payment or settlement date, and no interest will accrue on the late payment from the payment or settlement date to the date paid.

Although a payment on warrants in non-global form may be due in a specified currency other than U.S. dollars, we or The Goldman Sachs Group, Inc. will make the payment in U.S. dollars if your prospectus supplement specifies that holders may ask us to do so and you make such a request. To request U.S. dollar payment in these circumstances, the holder must provide appropriate written notice to the trustee at least five business days before the payment or settlement date for which payment in U.S. dollars is requested.

Book-entry and other indirect owners of a warrant with a specified currency other than U.S. dollars should contact their banks or brokers for information about how to receive payments in the specified currency or in U.S. dollars.

Conversion to U.S. Dollars. Unless otherwise indicated in your prospectus supplement, holders are not entitled to receive payments in U.S. dollars of an amount due in another currency, either on a global warrant or a non-global warrant.

If your prospectus supplement specifies that holders may request that we make payments in U.S. dollars of an amount due in another currency, the exchange rate agent described below will calculate the U.S. dollar amount the holder receives in the exchange rate agent’s discretion. A holder that requests payment in U.S. dollars will bear all associated currency exchange costs, which will be deducted from the payment.

When the Specified Currency Is Not Available. If we or The Goldman Sachs Group, Inc. is obligated to make any payment in a specified currency other than U.S. dollars, and the specified currency or any successor currency is not available to us or The Goldman Sachs Group, Inc. due to circumstances beyond our or its control — such as the imposition of exchange controls or a disruption in the currency markets — we or The Goldman Sachs Group, Inc. will be entitled to satisfy our obligation to make the payment in that specified currency by making the payment in U.S. dollars, on the basis of the exchange rate determined by the exchange rate agent described below, in its discretion.

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The foregoing will apply to any warrant, whether in global or non-global form, and to any payment, including a payment at the payment or settlement date. Any payment made under the circumstances and in a manner described above will not result in a default under any warrant or the warrant indenture.

Exchange Rate Agent. If we issue a warrant in a specified currency other than U.S. dollars, we will appoint a financial institution to act as the exchange rate agent and will name the institution initially appointed when the warrant is originally issued in the applicable prospectus supplement. We may select GS&Co. or another of our affiliates to perform this role. We may change the exchange rate agent from time to time after the original issue date of the warrant without your consent and without notifying you of the change.

All determinations made by the exchange rate agent will be in its sole discretion unless we state in the applicable prospectus supplement that any determination requires our approval. In the absence of manifest error, those determinations will be conclusive for all purposes and binding on you and us, without any liability on the part of the exchange rate agent.

Payment When Offices Are Closed

Unless otherwise specified in the applicable prospectus supplement, if any payment is due on a warrant on a day that is not a business day, we or The Goldman Sachs Group, Inc. will make the payment on the next day that is a business day. Payments postponed to the next business day in this situation will be treated under the warrant indenture as if they were made on the original payment or settlement date. Postponement of this kind will not result in a default under any warrant or the warrant indenture, and, unless otherwise specified in the applicable prospectus supplement, no interest will accrue on the postponed amount from the original payment or settlement date to the next day that is a business day.

The term “business day” means, for any warrant, a day that meets all the following applicable requirements:

•	for all warrants, is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City are authorized or obligated by law or executive order to close and that satisfies any other criteria specified in your prospectus supplement; and

•	if the warrant has a specified currency other than U.S. dollars or euros, is also a day on which banking institutions are not authorized or obligated by law, regulation or executive order to close in the principal financial center of the country issuing the specified currency.

Paying Agent

We may appoint one or more financial institutions to act as our or The Goldman Sachs Group, Inc.’s paying agents, at whose designated offices warrants in non-global entry form may be surrendered for payment at their payment or settlement date. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. We must notify the trustee of changes in the paying agents.

Unclaimed Payments

Regardless of who acts as paying agent, all amounts in cash paid by us to a paying agent that remain unclaimed at the end of two years after the amount is due to a holder will be repaid or redelivered to us or The Goldman Sachs Group, Inc. After that two-year period, the holder may look only to us or The Goldman Sachs Group, Inc. for payment of any amount in cash, and not to the trustee, any other paying agent or anyone else.

Notices

Notices to be given to holders of a global warrant will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of warrants not in global form

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will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

Guarantee by The Goldman Sachs Group, Inc.

The Goldman Sachs Group, Inc. will fully and unconditionally guarantee the payment on the warrants, when due and payable, upon the exercise of your warrants, call for redemption or otherwise, in accordance with the terms of the warrant, the warrant indenture and the applicable prospectus supplement accompanying this prospectus. The guarantee will remain in effect until the entire payment, if any, on the warrant has been paid in full or discharged in accordance with the provisions of the warrant indenture.

Because The Goldman Sachs Group, Inc. is a holding company, its ability to perform its obligations on the guarantees endorsed on the warrants will depend in part on its ability to participate in distributions of assets from its subsidiaries. We discuss these matters above under “Prospectus Summary — The Goldman Sachs Group, Inc. is a Holding Company”.

Our Relationship With the Trustee

The Bank of New York Mellon has provided commercial banking and other services for The Goldman Sachs Group, Inc. and its affiliates in the past and may do so in the future. Among other things, The Bank of New York Mellon provides The Goldman Sachs Group, Inc. with a line of credit, holds debt securities issued by The Goldman Sachs Group, Inc. and serves as trustee or agent with regard to other warrants and debt obligations of The Goldman Sachs Group, Inc. or its subsidiaries.

The Bank of New York Mellon is initially serving as the trustee for the senior debt securities under the senior debt indentures. We and The Goldman Sachs Group, Inc. may enter into supplemental indentures to the 2008 GSFC indenture with The Bank of New York Mellon, as trustee, under which our subordinated debt securities and warrants may be issued. Consequently, if The Bank of New York Mellon serves as trustee for all of those securities and if an actual or potential event of default occurs with respect to any of these securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign under one or more of the indentures, including the warrant indenture, and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded. Under the terms of the 2008 GSFC indenture, the trustee is deemed not to have a conflicting interest with respect to the 2007 GSFC indenture if an actual or potential event of default occurs with respect to the senior debt securities or warrants issued under the 2008 GSFC indenture (provided that no subordinated debt securities are outstanding). Similarly, under the terms of the 2007 GSFC indenture, the trustee is deemed not to have a conflicting interest with respect to the 2008 GSFC indenture if an actual or potential event of default occurs with respect to senior debt securities issued under the 2007 GSFC indenture (provided that no subordinated debt securities are outstanding).

In addition, affiliates of the trustee may underwrite our warrants from time to time in the future. The trustee may have to resign if a default occurs with respect to the warrants within one year after any offering of our warrants underwritten by an affiliate of the trustee, such as BNY Mellon Capital Markets, LLC, since the trustee would likely be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939. In that event, except in very limited circumstances, the trustee would be required to resign as trustee under one or more

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of the indentures and we would be required to appoint a successor trustee, unless the default is cured or waived within 90 days. In addition, the trustee can resign for any reason with 60 days’ notice, and we would be required to appoint a successor trustee. If the trustee resigns following a default or for any other reason, it may be difficult to identify and appoint a qualified successor trustee. The trustee will remain the trustee under the indenture until a successor is appointed. During the period of time until a successor is appointed, the trustee will have both (a) duties to noteholders under the indenture and (b) a conflicting interest under the indenture for purposes of the Trust Indenture Act.

Under the warrant indenture, we will be required to file with the trustee any information, documents and other reports, or summaries thereof, as may be required under the Trust Indenture Act, at the times and in the manner provided under the Trust Indenture Act. However, in case of documents filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, any such filing with the trustee will not need to be made until the 15th day after such filing is actually made with the SEC.

Calculation Agent

Calculations relating to warrants will be made by the calculation agent, an institution that we appoint as our agent for this purpose. That institution may include any affiliate of ours, such as GS&Co. The prospectus supplement for a particular warrant will name the institution that we have appointed to act as the calculation agent for that warrant as of its original issue date. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the warrant without your consent and without notifying you of the change.

The calculation agent’s determination of any amount in cash payable with respect to the warrants will be final and binding in the absence of manifest error.

All percentages resulting from any calculation relating to the warrants will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or .0987654) and 9.876545% (or .09876545) being rounded up to 9.87655% (or .0987655). All amounts used in or resulting from any calculation relating to the warrants will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

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DESCRIPTION OF UNITS WE MAY OFFER

Please note that in this section entitled “Description of Units We May Offer”, references to “we”, “our” and “us” refer only to GS Finance Corp. and not to The Goldman Sachs Group, Inc., and references to “The Goldman Sachs Group, Inc.” refer only to The Goldman Sachs Group, Inc. and not to its consolidated subsidiaries. Also, in this section, references to “holders” mean those who own units registered in their own names, on the books that we or our agent maintain for this purpose, and not those who own beneficial interests in units registered in street name or in units issued in book-entry form through one or more depositaries. Owners of beneficial interests in the units should read the section below entitled “Legal Ownership and Book-Entry Issuance”.

We may issue units comprised of one or more debt securities or warrants described in this prospectus or of the foregoing and debt or equity securities of The Goldman Sachs Group, Inc. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Debt Securities We May Offer” and “Description of Warrants We May Offer” will apply to the securities included in each unit, to the extent relevant. If a unit includes securities of The Goldman Sachs Group, Inc., such securities of The Goldman Sachs Group, Inc. will be described in a separate prospectus.

An investment in units may involve special risks, including risks associated with indexed securities and currency-related risks if the securities comprising the units are linked to an index or are payable in or otherwise linked to a non-U.S. dollar currency. We describe some of these risks below under “Considerations Relating to Indexed Securities” and “Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency”.

Our affiliates may resell units after their initial issuance in market-making transactions. We discuss these transactions above under “Description of Debt Securities We May Offer — Information in Your Prospectus Supplement — Market-Making Transactions”.

We May Issue Many Series of Units

We may issue units in such amounts and in as many distinct series as we wish. We may also “reopen” a previously issued series of units and issue additional units of that series. This section summarizes terms of the units that apply generally to all series. We describe other specific terms of your series in the applicable prospectus supplement accompanying this prospectus. Those terms may vary from the terms described here.

As you read this section, please remember that the specific terms of your units as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your units.

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When we refer to a series of units, we mean all units issued as part of the same series under the applicable unit agreement. We will identify the series of which your units are a part in your prospectus supplement. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the units you purchase.

Unit Agreements

The units will be issued under one or more unit agreements to be entered into among us, The Goldman Sachs Group, Inc., as guarantor, and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We may also choose to act as our own unit agent, and we may select GS&Co. or another of our affiliates to perform this role. We will identify the unit agreement under which your units will be issued and the unit agent under that agreement in your prospectus supplement. In some cases, we may issue units under one of our indentures. Securities included in a unit will be governed by their respective governing documents.

We will file the unit agreement, when executed, under which we issue your units with the SEC as an exhibit to an amendment to the registration statement of which this prospectus is a part. See “Available Information” above for information on how to obtain a copy of a unit agreement when it is filed.

General Provisions of a Unit Agreement

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement.

Enforcement of Rights

The unit agent under a unit agreement will act solely as our agent in connection with the units issued under that agreement. The unit agent will not assume any obligation or relationship of agency or trust for or with any holders of those units or of the securities comprising those units. The unit agent will not be obligated to take any action on behalf of those holders to enforce or protect their rights under the units or the included securities.

Except as described in the next paragraph, a holder of a unit may, without the consent of the unit agent or any other holder, enforce its rights as holder under any security included in the unit, in accordance with the terms of that security and the warrant indenture or unit agreement under which that security is issued. Those terms are described elsewhere in this prospectus under the sections relating to debt securities and warrants or the prospectus relating to the relevant debt or equity securities of The Goldman Sachs Group, Inc.

Notwithstanding the foregoing, a unit agreement may limit or otherwise affect the ability of a holder of units issued under that agreement to enforce its rights, including any right to bring a legal action, with respect to those units or any securities, other than debt securities and warrants issued under the warrant indenture, that are included in those units. Limitations of this kind will be described in the applicable prospectus supplement.

Modifications Without Consent of Holders

We, The Goldman Sachs Group, Inc. and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

•	to cure any ambiguity;

•	to cure, correct or supplement any defective or inconsistent provision; or

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•	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

Neither we nor The Goldman Sachs Group, Inc. needs any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, neither we nor The Goldman Sachs Group, Inc. needs to obtain the approval of the holder of the unaffected unit; we and The Goldman Sachs Group, Inc. need only obtain any required approvals from the holders of the affected units.

The foregoing applies also to any security issued under a unit agreement, as the governing document.

Modifications With Consent of Holders

Neither we nor The Goldman Sachs Group, Inc. may amend any particular unit or a unit agreement with respect to any particular unit unless we and The Goldman Sachs Group, Inc. obtain the consent of the holder of that unit, if the amendment would:

•	impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

•	reduce the percentage of outstanding units of any series or the consent of whose holders is required to amend that series, or the applicable unit agreement with respect to that series, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

•	If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series.

•	If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

In each case, the required approval must be given by written consent.

Unit Agreements Will Not Be Qualified Under Trust Indenture Act

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units; in such a case, if any of the component securities of the units are issued under a governing document qualified under the Trust Indenture Act, the holders will have the protections of the Trust Indenture Act with respect to such component securities as holders of such component securities.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

The unit agreements will not restrict our ability to merge or consolidate with, or sell our or its assets to, another corporation or other entity or to engage in any other transactions. If at any time we or The Goldman Sachs Group, Inc. merges or consolidates with, or sells our or its assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our or The Goldman Sachs Group, Inc.’s obligations under the unit agreements. We or The Goldman Sachs Group, Inc. will then be relieved of any further obligation under these agreements.

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The unit agreements will not include any restrictions on The Goldman Sachs Group, Inc.’s ability to put liens on its assets, including its interests in its subsidiaries other than GS&Co., nor will they restrict our or The Goldman Sachs Group, Inc.’s ability to sell our or its assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

The unit agreements and the units will be governed by New York law.

Form, Exchange and Transfer

Each unit will be issued in global — i.e., book-entry — form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s clearing system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under “Legal Ownership and Book-Entry Issuance”.

In addition, each unit will be issued in registered form.

Each unit and all securities comprising the unit will be issued in the same form.

If we issue any units in registered, non-global form, the following will apply to them.

The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

•	Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

•	Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

•	If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Payments and Notices

In making payments and giving notices with respect to our units, we will follow the procedures we plan to use with respect to our debt securities, where applicable. We describe those procedures above under “Description

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of Debt Securities We May Offer — Payment Mechanics for Debt Securities” and “Description of Debt Securities We May Offer — Notices”.

Guarantee by The Goldman Sachs Group, Inc.

The Goldman Sachs Group, Inc. will fully and unconditionally guarantee the payment on our own securities included in the units, when due and payable, upon maturity, exercise, call for redemption or otherwise, as the case may be, in accordance with the terms of our securities included in the units, the relevant indenture and the applicable prospectus supplement accompanying this prospectus. The guarantee will remain in effect until the entire payment, if any, on our securities included in the unit has been paid in full or discharged in accordance with the provisions of the relevant indenture.

Because The Goldman Sachs Group, Inc. is a holding company, its ability to perform its obligations on the guarantees endorsed on our securities included in the units will depend in part on its ability to participate in distributions of assets from its subsidiaries. We discuss these matters above under “Prospectus Summary — The Goldman Sachs Group, Inc. is a Holding Company”.

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GS FINANCE CORP.

Please note that in this section entitled “GS Finance Corp.”, references to “we”, “our” and “us” refer only to GS Finance Corp. and not to The Goldman Sachs Group, Inc., and references to “The Goldman Sachs Group, Inc.” refer only to The Goldman Sachs Group, Inc. and not to its consolidated subsidiaries.

General

GS Finance Corp. is a corporation formed under the Delaware General Corporation Law by filing a certificate of incorporation with the Secretary of State of the State of Delaware. GS Finance Corp. is a wholly owned subsidiary of The Goldman Sachs Group, Inc.

GS Finance Corp. was formed for the exclusive purpose of:

•	issuing its common stock to The Goldman Sachs Group, Inc.;

•	issuing its debt securities, warrants and units to the public;

•	lending the net proceeds from the offering of its securities to The Goldman Sachs Group, Inc. and/or its subsidiaries; and

•	engaging in any related or incidental activities.

The principal executive office of GS Finance Corp. is located at 200 West Street, New York, New York 10282.

Activities of GS Finance Corp.

GS Finance Corp.’s principal business objective is (i) to issue its debt securities, warrants and units to the public and (ii) to lend the net proceeds from the offering of its securities to The Goldman Sachs Group, Inc. and/or its subsidiaries.

As described in other sections of this prospectus, GS Finance Corp. will issue its securities pursuant to the 2007 GSFC indenture, the 2008 GSFC indenture, a subordinated debt indenture, a warrant indenture or one or more unit agreements, as the case may be. GS Finance Corp.’s debt securities, warrants and units will be fully and unconditionally guaranteed by The Goldman Sachs Group, Inc.

The Goldman Sachs Group, Inc. and GS Finance Corp. have entered into an intercompany loan agreement, pursuant to which The Goldman Sachs Group, Inc. promises to borrow, and GS Finance Corp. to lend, the net proceeds from the offering of GS Finance Corp.’s securities. GS Finance Corp. will receive payment from The Goldman Sachs Group, Inc. pursuant to the terms of the intercompany loan agreement and will use the proceeds to satisfy its obligation to the holders of securities of GS Finance Corp.

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Management of GS Finance Corp.

As of the date of this prospectus, the board of directors of GS Finance Corp. consists of four members, Steven M. Bunson, Jane M. Kelsey, Rajashree Datta and James J. White, Jr. The directors will serve until their successors are duly elected and qualified. GS Finance Corp. will have at least two officers. The names and titles of the current officers of GS Finance Corp. are set forth below:

Jane M. Kelsey	President and Assistant Treasurer
James J. White, Jr.	Vice President and Treasurer
Kenneth L. Josselyn	General Counsel and Secretary
Kevin F. Sullivan	Associate General Counsel and Assistant Secretary
Matthew E. Tropp	Associate General Counsel and Assistant Secretary
Steven M. Bunson	Assistant Secretary
Julie Abraham Hausen	Assistant Secretary
Getty Chin	Assistant Treasurer
Rajashree Datta	Assistant Treasurer
Tiffany Eng	Assistant Treasurer
Robert Ennis	Assistant Treasurer
Kirsten A. Frivold	Assistant Treasurer
Andreas Glaser	Assistant Treasurer
Amit D. Mehta	Assistant Treasurer
Amol S. Naik	Assistant Treasurer
Jill Parsons-Funk	Assistant Treasurer
Alexander E. Wolf	Assistant Treasurer
Jia Yi Xu	Assistant Treasurer
Gina M. Angelico	Controller and Principal Accounting Officer

All of the officers of GS Finance Corp. are also officers or employees of The Goldman Sachs Group, Inc. or its affiliates.

Ownership of GS Finance Corp.

Out of 100 shares of authorized common stock of GS Finance Corp., one share is currently issued and outstanding. The Goldman Sachs Group, Inc. is the sole shareholder of all currently issued and outstanding stock of GS Finance Corp.

Guarantee by The Goldman Sachs Group, Inc.

The debt securities, warrants and units issued by GS Finance Corp. will be fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. as described in this prospectus. We expect that the guarantee of securities of GS Finance Corp. other than subordinated debt securities will rank equally in right of payment with all senior indebtedness of The Goldman Sachs Group, Inc., whereas the guarantee of subordinated debt securities of GS Finance Corp. will be subordinate and junior in right of payment to all senior indebtedness of The Goldman Sachs Group, Inc. The terms of the guarantee may be provided in more detail in the applicable prospectus supplement.

Because The Goldman Sachs Group, Inc. is a holding company, its ability to perform its obligations on the guarantees endorsed on the debt securities, warrants or units issued by GS Finance Corp. depends in part on its ability to participate in distributions of assets from its subsidiaries. We discuss these matters above under “Prospectus Summary — The Goldman Sachs Group, Inc. is a Holding Company”.

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LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

In this section, we describe special considerations that will apply to registered securities issued in global —i.e., book-entry — form. First we describe the difference between legal ownership and indirect ownership of registered securities. Then we describe special provisions that apply to global securities.

Who Is the Legal Owner of a Registered Security?

Each debt security, warrant and unit in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. We refer to those who have securities registered in their own names, on the books that we or the trustee or other agent maintain for this purpose, as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect owners.

Book-Entry Owners

Each security will be issued in book-entry form only. This means securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Under each indenture, only the person in whose name a security is registered is recognized as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities.

Street Name Owners

In the future we may terminate a global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and we will make all payments on those securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

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Legal Holders

Our obligations, the obligations of The Goldman Sachs Group, Inc., as guarantor, as well as the obligations of the trustee under any indenture and the obligations, if any, of unit agents and any other third parties employed by us, the trustee or any of those agents, run only to the holders of the securities. Neither we nor The Goldman Sachs Group, Inc. has any obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form.

For example, once we or The Goldman Sachs Group, Inc. make a payment or give a notice to the holder, neither we nor The Goldman Sachs Group, Inc. has any further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we or The Goldman Sachs Group, Inc. wants to obtain the approval of the holders for any purpose — e.g., to amend the warrant indenture for a particular series of warrants or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture — we or The Goldman Sachs Group, Inc. would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders.

When we refer to “you” in this prospectus, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to “your securities” in this prospectus, we mean the securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	whether and how you can instruct it to exercise any rights under the securities;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

What Is a Global Security?

Each security will be issued in book-entry form only. Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called the “depositary” for that security. A security will usually have only one depositary but it may have more.

Each security will have one or more of the following as the depositaries:

•	The Depository Trust Company, New York, New York, which is known as “DTC”;

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•	a financial institution holding the securities on behalf of Euroclear Bank SA/NV, which is known as “Euroclear”;

•	a financial institution holding the securities on behalf of Clearstream Banking, société anonyme, which is known as “Clearstream”; and

•	any other clearing system or financial institution named in the applicable prospectus supplement.

The depositaries named above may also be participants in one another’s clearing systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, as DTC participants. The depositary or depositaries for your securities will be named in your prospectus supplement; if none is named, the depositary will be DTC.

A global security may represent one or any other number of individual securities. Generally, all securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple securities of the same kind, such as debt securities, that have different terms and are issued at different times. We call this kind of global security a master global security. Your prospectus supplement will not indicate whether your securities are represented by a master global security.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “— Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated”. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

The depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.

Special Considerations for Global Securities

As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depositary and those of the investor’s financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•	An investor cannot cause the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•	An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above under “— Who Is the Legal Owner of a Registered Security?”;

•	An investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

•	An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

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•	The depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time. We, the trustee and unit agents will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global security. We, the trustee and unit agents also do not supervise the depositary in any way;

•	The depositary will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

•	Financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. Neither we nor The Goldman Sachs Group, Inc. monitors or is responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated

If we issue any particular securities or series of securities in book-entry form but we choose to give the beneficial owners of those particular securities or series of securities the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for those securities or that series of securities and that owner’s bank, broker or other financial institution through which that owner holds its beneficial interest in the securities. For example, in the case of a global security representing debt securities, a beneficial owner will be entitled to obtain a non-global security representing its interest by making a written request to the transfer agent or other agent designated by us. If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the requested certificate. In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “— Who Is the Legal Owner of a Registered Security?”.

The special situations for termination of a global security are as follows:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 60 days;

•	if we notify the trustee or unit agent, as applicable, that we wish to terminate that global security; or

•	in the case of a global security representing debt securities or warrants issued under an indenture, if an event of default has occurred with regard to such securities and has not been cured or waived.

DTC’s current rules provide that it would notify its participants of a request by us to terminate a global security, but will only withdraw beneficial interests from the global security at the request of each DTC participant.

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If a global security is terminated, only the depositary, and not we, The Goldman Sachs Group, Inc., the trustee for any debt securities or warrants or the unit agent for any units, is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

Considerations Relating to Euroclear and Clearstream

Euroclear and Clearstream are securities clearing systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

Euroclear and Clearstream may be depositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC.

As long as any global security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those clearing systems could change their rules and procedures at any time. Neither we nor The Goldman Sachs Group, Inc. has any control over those systems or their participants, and neither we nor The Goldman Sachs Group, Inc. take any responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

Special Timing Considerations for Transactions in Euroclear and Clearstream

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those clearing systems only on days when those systems are open for business. These clearing systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these clearing systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

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CONSIDERATIONS RELATING TO FLOATING RATE DEBT SECURITIES

Regulation and Reform of “Benchmarks”, Including LIBOR, EURIBOR and Other Interest Rate, Equity, Foreign Exchange Rate and Other Types of Benchmarks May Cause such “Benchmarks” to Perform Differently Than in the Past, or to Disappear Entirely, or Have Other Consequences Which Cannot be Predicted

The London Interbank Offered Rate (“LIBOR”), the Euro Interbank Offered Rate (“EURIBOR”) and other interest rate, equity, foreign exchange rate and other types of indices which are deemed to be “benchmarks” are the subject of recent national, international and other regulatory guidance and proposals for reform. Some of these reforms are already effective while others are still to be implemented. These reforms may cause such “benchmarks” to perform differently than in the past, or to disappear entirely, or have other consequences which cannot be predicted. Any such consequence could have a material adverse effect on any notes linked to such a “benchmark”.

Any of the international, national or other proposals for reform or the general increased regulatory scrutiny of “benchmarks” could increase the costs and risks of administering or otherwise participating in the setting of a “benchmark” and complying with any such regulations or requirements. Such factors may have the effect of discouraging market participants from continuing to administer or contribute to certain “benchmarks”, trigger changes in the rules or methodologies used in certain “benchmarks” or lead to the disappearance of certain “benchmarks”. The disappearance of a “benchmark” or changes in the manner of administration of a “benchmark” could result in discretionary valuation by the calculation agent or other consequence in relation to notes linked to such “benchmark”. Any such consequence could have a material adverse effect on the value of and return on any such notes.

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CONSIDERATIONS RELATING TO INDEXED SECURITIES

We use the term “indexed securities” to mean any of the securities described in this prospectus, or any units that include securities, whose value is linked to an underlying asset or index or another property (including one or more securities or indices of securities). Indexed securities may present a high level of risk, and investors in certain indexed securities may lose their entire investment. In addition, the treatment of indexed securities for U.S. federal income tax purposes is often unclear due to the absence of any authority specifically addressing the issues presented by any particular indexed security. Thus, if you propose to invest in indexed securities, you should independently evaluate the federal income tax consequences of purchasing an indexed security that apply in your particular circumstances. You should also read “United States Taxation” below for a discussion of U.S. tax matters.

We May Engage in Hedging Activities that Could Adversely Affect an Indexed Security

In order to hedge an exposure on a particular indexed security, we may, directly or through our affiliates, enter into transactions involving the securities, commodities or currencies or other instruments or measures that underlie the index for that security, or derivative instruments, such as swaps, options or futures, on the index or any of its component items. By engaging in transactions of this kind, we could adversely affect the value of an indexed security. It is possible that we could achieve substantial returns from our hedging transactions while the value of the indexed security may decline.

We May Have Conflicts of Interest Regarding an Indexed Security

GS&Co. and our other affiliates may have conflicts of interest with respect to some indexed securities. GS&Co. and our other affiliates may engage in trading, including trading for hedging purposes, for their own accounts or for other accounts under their management, in indexed securities and in the securities, commodities or currencies or other instruments or measures on which the index is based or in other derivative instruments related to the index or its component items. These trading activities could adversely affect the value of indexed securities. We and our affiliates may also issue or underwrite securities or derivative instruments that are linked to the same index as one or more indexed securities. By introducing competing products into the marketplace in this manner, we could adversely affect the value of an indexed security.

GS&Co. or another of our affiliates may serve as calculation agent for the indexed securities and may have considerable discretion in calculating the amounts payable in respect of the securities. To the extent that GS&Co. or another of our affiliates calculates or compiles a particular index, it may also have considerable discretion in performing the calculation or compilation of the index. Exercising discretion in this manner could adversely affect the value of an indexed security based on the index or the rate of return on the security.

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CONSIDERATIONS RELATING TO SECURITIES DENOMINATED OR

PAYABLE IN OR LINKED TO A NON-U.S. DOLLAR CURRENCY

If you intend to invest in a non-U.S. dollar security — e.g., a security whose principal and/or interest is payable in a currency other than U.S. dollars or that may be settled by delivery of or reference to a non-U.S. dollar currency or property denominated in or otherwise linked to a non-U.S. dollar currency — you should consult your own financial and legal advisors as to the currency risks entailed by your investment. Securities of this kind may not be an appropriate investment for investors who are unsophisticated with respect to non-U.S. dollar currency transactions.

The information in this prospectus is directed primarily to investors who are U.S. residents. Investors who are not U.S. residents should consult their own financial and legal advisors about currency-related risks particular to their investment.

An Investment in a Non-U.S. Dollar Security Involves Currency-Related Risks

An investment in a non-U.S. dollar security entails significant risks that are not associated with a similar investment in a security that is payable solely in U.S. dollars and where settlement value is not otherwise based on a non-U.S. dollar currency. These risks include the possibility of significant changes in rates of exchange between the U.S. dollar and the various non-U.S. dollar currencies or composite currencies and the possibility of the imposition or modification of foreign exchange controls or other conditions by either the United States or non-U.S. governments. These risks generally depend on factors over which we have no control, such as economic and political events and the supply of and demand for the relevant currencies in the global markets.

Changes in Currency Exchange Rates Can Be Volatile and Unpredictable

Rates of exchange between the U.S. dollar and many other currencies have been highly volatile, and this volatility may continue and perhaps spread to other currencies in the future. Fluctuations in currency exchange rates could adversely affect an investment in a security denominated in, or whose value is otherwise linked to, a specified currency other than U.S. dollars. Depreciation of the specified currency against the U.S. dollar could result in a decrease in the U.S. dollar-equivalent value of payments on the security, including the principal payable at maturity or settlement value payable upon exercise. That in turn could cause the market value of the security to fall. Depreciation of the specified currency against the U.S. dollar could result in a loss to the investor on a U.S. dollar basis.

Exchange rates are the result of the supply of, and the demand for, the relevant currencies. Changes in exchange rates result over time, and may vary considerably during the life of an investment denominated in or otherwise relating to a foreign currency, from the interaction of many factors directly or indirectly affecting economic and political conditions in the country or area of the applicable currency, including economic and political developments in other countries.

Of particular importance to potential currency exchange risk are:

•	existing and expected rates of inflation;

•	existing and expected interest rate levels;

•	the balance of payments;

•	the extent of governmental surpluses or deficits in the relevant countries; and

•	other financial, economic, military and political factors.

All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the government of the applicable country and other countries important to international trade and finance.

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It has been reported that the U.K. Financial Conduct Authority and regulators from other countries, including the United States, are in the process of investigating the potential manipulation of published currency exchange rates. If such manipulation has occurred or is continuing, certain published exchange rates may have been, or may be in the future, artificially lower (or higher) than they would otherwise have been. Any such manipulation could have an adverse impact on any payments on, and the value of, an investment in a security denominated in, or whose value is otherwise linked to, a specified currency other than U.S. dollars, including the value of any such investment in the trading markets. In addition, we cannot predict whether any changes or reforms affecting the determination or publication of exchange rates or the supervision of currency trading will be implemented in connection with these investigations. Any such changes or reforms could also adversely impact any such investment.

Government Policy Can Adversely Affect Foreign Currency Exchange Rates and an Investment in a Non-U.S. Dollar Security

Foreign currency exchange rates can either float or be fixed by sovereign governments. From time to time, governments use a variety of techniques, such as intervention by a country’s central bank or imposition of regulatory controls or taxes, to affect the exchange rate of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing non-U.S. dollar securities is that their yields or payouts could be significantly and unpredictably affected by governmental actions. Even in the absence of governmental action directly affecting currency exchange rates, political or economic developments in the country issuing the specified currency for a non-U.S. dollar security or elsewhere could lead to significant and sudden changes in the exchange rate between the U.S. dollar and the specified currency. These changes could affect the value of the security as participants in the global currency markets move to buy or sell the specified currency or U.S. dollars in reaction to these developments.

Governments have imposed from time to time and may in the future impose exchange controls or other conditions, including taxes, with respect to the exchange or transfer of a specified currency that could affect exchange rates as well as the availability of a specified currency for a security at its maturity or on any other payment date. In addition, the ability of a holder to move currency freely out of the country in which payment in the currency is received or to convert the currency at a freely determined market rate could be limited by governmental actions.

Non-U.S. Dollar Securities May Permit Us to Make Payments in U.S. Dollars or Delay Payment If We Are Unable to Obtain the Specified Currency

Securities payable in a currency other than U.S. dollars may provide that, if the other currency is subject to convertibility, transferability, market disruption or other conditions affecting its availability at or about the time when a payment on the securities comes due because of circumstances beyond our control, we will be entitled to make the payment in U.S. dollars or delay making the payment. These circumstances could include the imposition of exchange controls or our inability to obtain the other currency because of a disruption in the currency markets. If we made payment in U.S. dollars, the exchange rate we would use would be determined in the manner described above under “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities — How We Will Make Payments Due in Other Currencies — When the Specified Currency Is Not Available”. A determination of this kind may be based on limited information and would involve significant discretion on the part of our exchange rate agent, which may be an affiliate of ours. As a result, the value of the payment in U.S. dollars an investor would receive on the payment date may be less than the value of the payment the investor would have received in the other currency if it had been available, or may be zero. In addition, a government may impose extraordinary taxes on transfers of a currency. If that happens we will be entitled to deduct these taxes from any payment on securities payable in that currency.

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We Will Not Adjust Non-U.S. Dollar Securities to Compensate for Changes in Foreign Currency Exchange Rates

Except as described above, we will not make any adjustment or change in the terms of a non-U.S. dollar security in the event of any change in foreign currency exchange rates for the relevant currency, whether in the event of any devaluation, revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting that currency, the U.S. dollar or any other currency. Consequently, investors in non-U.S. dollar securities will bear the risk that their investment may be adversely affected by these types of events.

In a Lawsuit for Payment on a Non-U.S. Dollar Security, an Investor May Bear Foreign Currency Exchange Risk

Our debt securities, warrants and units will be governed by New York law. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on a security denominated in a currency other than U.S. dollars would be required to render the judgment in the specified currency; however, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on a security denominated in a currency other than U.S. dollars, investors would bear currency exchange risk until judgment is entered, which could be a long time.

In courts outside of New York, investors may not be able to obtain judgment in a specified currency other than U.S. dollars. For example, a judgment for money in an action based on a non-U.S. dollar security in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of the currency in which any particular security is denominated into U.S. dollars will depend upon various factors, including which court renders the judgment.

Information About Foreign Currency Exchange Rates May Not Be Indicative of Future Performance

If we issue a non-U.S. dollar security, we may include in the applicable prospectus supplement a currency supplement that provides information about historical exchange rates for the relevant non-U.S. dollar currency or currencies. Any information about exchange rates that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in currency exchange rates that may occur in the future. That rate will likely differ from the exchange rate used under the terms that apply to a particular security.

Determinations Made by the Exchange Rate Agent

All determinations made by the exchange rate agent will be made in its sole discretion (except to the extent expressly provided in this prospectus or in the applicable prospectus supplement that any determination is subject to approval by The Goldman Sachs Group, Inc.). In the absence of manifest error, its determinations will be conclusive for all purposes and will bind all holders and us. The exchange rate agent will not have any liability for its determinations.

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UNITED STATES TAXATION

This section describes the material United States federal income tax consequences of owning certain of the debt securities we are offering. The material United States federal income tax consequences of owning the debt securities described below under “— Taxation of Debt Securities — United States Holders — Indexed and Other Debt Securities”, of owning securities that contain any material term not described in this prospectus or of owning warrants and units will be described in the applicable prospectus supplement. This section is the opinion of Sidley Austin llp and Sullivan & Cromwell LLP, United States tax counsel to GS Finance Corp. and The Goldman Sachs Group, Inc. It applies to you only if you hold your securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies;

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•	a bank;

•	a life insurance company;

•	a regulated investment company;

•	a tax-exempt organization;

•	a person that owns offered securities that are a hedge or that are hedged against interest rate or currency risks;

•	a person that purchases or sells the offered securities as part of a wash-sale for tax purposes;

•	a person that owns offered securities as part of a straddle or conversion transaction for tax purposes; or

•	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the debt securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the debt securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the debt securities.

Please consult your own tax advisor concerning the consequences of owning these securities in your particular circumstances under the Internal Revenue Code and the laws of any other taxing jurisdiction.

Taxation of Debt Securities

This subsection describes the material United States federal income tax consequences of owning, selling and disposing of the debt securities we are offering, other than the debt securities described below under “— United States Holders — Indexed and Other Debt Securities”, which will be described in the applicable prospectus supplement. It deals only with debt securities that are due to mature 30 years or less from the date on which they are issued. The United States federal income tax consequences of owning debt securities that are due to mature more than 30 years from their date of issue will be discussed in the applicable prospectus supplement.

The tax consequences of any particular debt security will depend on its terms, and any particular offering of debt securities may have features or terms that cause the United States federal income tax treatment of the debt

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securities to differ materially from the discussion below. An applicable prospectus supplement will discuss any material differences from the discussion below.

United States Holders

This subsection describes the tax consequences to a United States holder. You are a United States holder if you are a beneficial owner of a debt security and you are:

•	a citizen or resident of the United States;

•	a domestic corporation;

•	an estate whose income is subject to United States federal income tax regardless of its source; or

•	a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If you are not a United States holder, this subsection does not apply to you and you should refer to “— United States Alien Holders” below.

Payments of Interest

General

Except as described below in the case of interest on an original issue discount debt security that is not qualified stated interest, each as defined below under “— United States Holders — Original Issue Discount — General”, you will be taxed on any interest on your debt security, whether payable in U.S. dollars or a non-U.S. dollar currency, including a composite currency or basket of currencies other than U.S. dollars, as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

Non-U.S. Dollar Currency Debt Security — Cash Basis Taxpayers

If you are a taxpayer that uses the cash receipts and disbursements method of accounting for tax purposes and you receive an interest payment that is denominated in, or determined by reference to, a non-U.S. dollar currency, you must recognize income equal to the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Non-U.S. Dollar Currency Debt Security — Accrual Basis Taxpayers

If you are a taxpayer that uses an accrual method of accounting for tax purposes, you may determine the amount of income that you recognize with respect to an interest payment denominated in, or determined by reference to, a non-U.S. dollar currency by using one of two methods. Under the first method, you will determine the amount of income accrued based on the average exchange rate in effect during the interest accrual period or, with respect to an accrual period that spans two taxable years, that part of the period within the taxable year.

If you elect the second method, you would determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period, or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. Additionally, under this second method, if you receive a payment of interest within five business days of the last day of your accrual period or taxable year, you may instead translate the interest accrued into U.S. dollars at the exchange rate in effect on the day that you actually receive the interest payment. If you elect the second method, it will apply to all debt instruments that you hold at the beginning of the first taxable year to which the election applies and to all debt instruments that you subsequently acquire. You may not revoke this election without the consent of the United States Internal Revenue Service.

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When you actually receive an interest payment, including a payment attributable to accrued but unpaid interest upon the sale or retirement of your debt security, denominated in, or determined by reference to, a non-U.S. dollar currency for which you accrued an amount of income, you will recognize ordinary income or loss measured by the difference, if any, between the exchange rate that you used to accrue interest income and the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Original Issue Discount.

General

If you own a debt security, other than a short-term debt security with a term of one year or less, it will be treated as an original issue discount debt security if the amount by which the debt security’s stated redemption price at maturity exceeds its issue price is more than a de minimis amount. Generally, a debt security’s issue price will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A debt security’s stated redemption price at maturity is the total of all payments provided by the debt security that are not payments of qualified stated interest. Generally, an interest payment on a debt security is qualified stated interest if it is one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the debt security. There are special rules for variable rate debt securities that are discussed below under “— Variable Rate Debt Securities”.

In general, your debt security is not an original issue discount debt security if the amount by which its stated redemption price at maturity exceeds its issue price is less than the de minimis amount of 0.25 percent of its stated redemption price at maturity multiplied by the number of complete years to its maturity. Your debt security will have de minimis original issue discount if the amount of the excess is less than the de minimis amount. If your debt security has de minimis original issue discount, you must include the de minimis amount in income as stated principal payments are made on the debt security, unless you make the election described below under “— Election to Treat All Interest as Original Issue Discount”. You can determine the includible amount with respect to each such payment by multiplying the total amount of your debt security’s de minimis original issue discount by a fraction equal to:

•	the amount of the principal payment made

divided by:

•	the stated principal amount of the debt security.

Generally, if your original issue discount debt security matures more than one year from its date of issue, you must include original issue discount in income before you receive cash attributable to that income. The amount of original issue discount that you must include in income is calculated using a constant-yield method, and generally you will include increasingly greater amounts of original issue discount in income over the life of your debt security. More specifically, you can calculate the amount of original issue discount that you must include in income by adding the daily portions of original issue discount with respect to your original issue discount debt security for each day during the taxable year or portion of the taxable year that you hold your original issue discount debt security. You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the original issue discount allocable to that accrual period. You may select an accrual period of any length with respect to your original issue discount debt security and you may vary the length of each accrual period over the term of your original issue discount debt security. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the original issue discount debt security must occur on either the first or final day of an accrual period.

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You can determine the amount of original issue discount allocable to an accrual period by:

•	multiplying your original issue discount debt security’s adjusted issue price at the beginning of the accrual period by your debt security’s yield to maturity; and then

•	subtracting from this figure the sum of the payments of qualified stated interest on your debt security allocable to the accrual period.

You must determine the original issue discount debt security’s yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your original issue discount debt security’s adjusted issue price at the beginning of any accrual period by:

•	adding your original issue discount debt security’s issue price and any accrued original issue discount for each prior accrual period; and then

•	subtracting any payments previously made on your original issue discount debt security that were not qualified stated interest payments.

If an interval between payments of qualified stated interest on your original issue discount debt security contains more than one accrual period, then, when you determine the amount of original issue discount allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of original issue discount allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

The amount of original issue discount allocable to the final accrual period is equal to the difference between:

•	the amount payable at the maturity of your debt security, other than any payment of qualified stated interest; and

•	your debt security’s adjusted issue price as of the beginning of the final accrual period.

Acquisition Premium

If you purchase your debt security for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your debt security after the purchase date but is greater than the amount of your debt security’s adjusted issue price, as determined above under “— General”, the excess is acquisition premium. If you do not make the election described below under “— Election to Treat All Interest as Original Issue Discount”, then you must reduce the daily portions of original issue discount by a fraction equal to:

•	the excess of your adjusted basis in the debt security immediately after purchase over the adjusted issue price of the debt security divided by:

•	the excess of the sum of all amounts payable, other than qualified stated interest, on the debt security after the purchase date over the debt security’s adjusted issue price.

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Pre-Issuance Accrued Interest

An election may be made to decrease the issue price of your debt security by the amount of pre-issuance accrued interest if:

•	a portion of the initial purchase price of your debt security is attributable to pre-issuance accrued interest;

•	the first stated interest payment on your debt security is to be made within one year of your debt security’s issue date; and

•	the payment will equal or exceed the amount of pre-issuance accrued interest.

If this election is made, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on your debt security.

Debt Securities Subject to Contingencies Including Optional Redemption

Your debt security is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In such a case, you must determine the yield and maturity of your debt security by assuming that the payments will be made according to the payment schedule most likely to occur if:

•	the timing and amounts of the payments that comprise each payment schedule are known as of the issue date; and

•	one of such schedules is significantly more likely than not to occur.

If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, you must include income on your debt security in accordance with the general rules that govern contingent payment debt instruments. These rules will be discussed in the applicable prospectus supplement.

Notwithstanding the general rules for determining yield and maturity, if your debt security is subject to contingencies, and either you or we have an unconditional option or options that, if exercised, would require payments to be made on the debt security under an alternative payment schedule or schedules, then:

•	in the case of an option or options that we may exercise, we will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on your debt security; and

•	in the case of an option or options that you may exercise, you will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on your debt security.

If both you and we hold options described in the preceding sentence, those rules will apply to each option in the order in which they may be exercised. You may determine the yield on your debt security for the purposes of those calculations by using any date on which your debt security may be redeemed or repurchased as the maturity date and the amount payable on the date that you chose in accordance with the terms of your debt security as the principal amount payable at maturity.

If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of your debt security is repaid as a result of this change in circumstances and solely to determine the amount and accrual of original issue discount, you must redetermine the yield and maturity of your debt security by treating your debt security as having been retired and reissued on the date of the change in circumstances for an amount equal to your debt security’s adjusted issue price on that date.

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Election to Treat All Interest as Original Issue Discount

You may elect to include in gross income all interest that accrues on your debt security using the constant-yield method described above under “— General”, with the modifications described below. For purposes of this election, interest will include stated interest, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium, described below under “— Debt Securities Purchased at a Premium”, or acquisition premium.

If you make this election for your debt security, then, when you apply the constant-yield method:

•	the issue price of your debt security will equal your cost;

•	the issue date of your debt security will be the date you acquired it; and

•	no payments on your debt security will be treated as payments of qualified stated interest.

Generally, this election will apply only to the debt security for which you make it; however, if the debt security has amortizable bond premium, you will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that you hold as of the beginning of the taxable year to which the election applies or any taxable year thereafter. Additionally, if you make this election for a market discount debt security, as defined below under “— Market Discount”, you will be treated as having made the election discussed below under “— Market Discount” to include market discount in income currently over the life of all debt instruments having market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke any election to apply the constant-yield method to all interest on a debt security or the deemed elections with respect to amortizable bond premium or market discount debt securities without the consent of the United States Internal Revenue Service.

Variable Rate Debt Securities

Your debt security will be a variable rate debt security if:

•	your debt security’s issue price does not exceed the total non-contingent principal payments by more than the lesser of:

1.	.015 multiplied by the product of the total non-contingent principal payments and the number of complete years to maturity from the issue date; or

2.	15 percent of the total non-contingent principal payments; and

•	your debt security provides for stated interest, compounded or paid at least annually, only at:

1.	one or more qualified floating rates;

2.	a single fixed rate and one or more qualified floating rates;

3.	a single objective rate; or

4.	a single fixed rate and a single objective rate that is a qualified inverse floating rate; and

•	The value of any variable rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

Your debt security will have a variable rate that is a qualified floating rate if:

•	variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your debt security is denominated; or

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•	the rate is equal to such a rate either:

1.	multiplied by a fixed multiple that is greater than 0.65 but not more than 1.35; or

2.	multiplied by a fixed multiple greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate.

If your debt security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate.

Your debt security will not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are fixed throughout the term of the debt security or are not reasonably expected to significantly affect the yield on the debt security.

Your debt security will have a variable rate that is a single objective rate if:

•	the rate is not a qualified floating rate; and

•	the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party.

Your debt security will not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your debt security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of your debt security’s term.

An objective rate as described above is a qualified inverse floating rate if:

•	the rate is equal to a fixed rate minus a qualified floating rate and

•	the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

Your debt security will also have a single qualified floating rate or an objective rate if interest on your debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either:

•	the fixed rate and the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points; or

•	the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

In general, if your variable rate debt security provides for stated interest at a single qualified floating rate or objective rate, or one of those rates after a single fixed rate for an initial period of one year or less meeting one of the two requirements described above, all stated interest on your debt security is qualified stated interest. In this case, the amount of original issue discount, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, for any other objective rate, a fixed rate that reflects the yield reasonably expected for your debt security.

If your variable rate debt security does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate other than a single fixed rate

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for an initial period of one year or less meeting one of the two requirements described above, you generally must determine the interest and original issue discount accruals on your debt security by:

•	determining a fixed rate substitute for each variable rate provided under your variable rate debt security;

•	constructing the equivalent fixed rate debt instrument, using the fixed rate substitute described above;

•	determining the amount of qualified stated interest and original issue discount with respect to the equivalent fixed rate debt instrument; and

•	adjusting for actual variable rates during the applicable accrual period.

When you determine the fixed rate substitute for each variable rate provided under the variable rate debt security, you generally will use the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your debt security.

If your variable rate debt security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate other than at a single fixed rate for an initial period of one year or less meeting one of the two requirements described above, you generally must determine interest and original issue discount accruals by using the method described in the previous paragraph. However, your variable rate debt security will be treated, for purposes of the first three steps of the determination, as if your debt security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable rate debt security as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

Short-Term Debt Securities

In general, if you are an individual or other cash basis United States holder of a debt security with a fixed maturity of one year or less, a short-term debt security, you are not required to accrue original issue discount, as specially defined below for the purposes of this paragraph, for United States federal income tax purposes unless you elect to do so (although it is possible that you may be required to include any stated interest in income as you receive it). If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass-through entity, or a cash basis taxpayer who so elects, you will be required to accrue original issue discount on short-term debt securities on either a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to include original issue discount in income currently, any gain you realize on the sale or retirement of your short-term debt security will be ordinary income to the extent of the accrued original issue discount, which will be determined on a straight-line basis unless you make an election to accrue the original issue discount under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue original issue discount on your short-term debt securities, you will be required to defer deductions for interest on borrowings allocable to your short-term debt securities in an amount not exceeding the deferred income until the deferred income is realized.

When you determine the amount of original issue discount subject to these rules, you must include all interest payments on your short-term debt security, including stated interest, in your short-term debt security’s stated redemption price at maturity.

Non-U.S. Dollar Currency Original Issue Discount Debt Securities

If your original issue discount debt security is denominated in, or determined by reference to, a non-U.S. dollar currency, you must determine original issue discount for any accrual period on your original issue discount

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debt security in the non-U.S. dollar currency and then translate the amount of original issue discount into U.S. dollars in the same manner as stated interest accrued by an accrual basis United States holder, as described above under “— Taxation of Debt Securities — United States Holders — Payments of Interest”. You may recognize ordinary income or loss when you receive an amount attributable to original issue discount in connection with a payment of interest or the sale or retirement of your debt security.

Market Discount

You will be treated as if you purchased your debt security, other than a short-term debt security, at a market discount, and your debt security will be a market discount debt security if the difference between the debt security’s stated redemption price at maturity or, in the case of an original issue discount debt security, the debt security’s revised issue price, and the price you paid for your debt security is equal to or greater than 0.25 percent of your debt security’s stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the debt security’s maturity. To determine the revised issue price of your debt security for these purposes, you generally add any original issue discount that has accrued on your debt security to its issue price.

If your debt security’s stated redemption price at maturity or, in the case of an original issue discount debt security, its revised issue price, exceeds the price you paid for the debt security by less than 0.25 percent multiplied by the number of complete years to the debt security’s maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.

You must treat any gain you recognize on the maturity or disposition of your market discount debt security as ordinary income to the extent of the accrued market discount on your debt security. Alternatively, you may elect to include market discount in income currently over the life of your debt security. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the United States Internal Revenue Service. If you own a market discount debt security and do not make this election, you will generally be required to defer deductions for interest on borrowings allocable to your debt security in an amount not exceeding the accrued market discount on your debt security until the maturity or disposition of your debt security.

If you own a market discount debt security, the market discount would accrue on a straight-line basis unless an election is made to accrue market discount using a constant-yield method. If you make this election, it will apply only to the debt security with respect to which it is made and you may not revoke it. You will, however, not include accrued market discount in income unless you elect to do so as described above.

Debt Securities Purchased at a Premium

If you purchase your debt security for an amount in excess of its principal amount (or, in the case of an original issue discount debt security, in excess of its stated redemption price at maturity), you may elect to treat the excess as amortizable bond premium. If you make this election, you will reduce the amount required to be included in your income each accrual period with respect to interest on your debt security by the amount of amortizable bond premium allocable to that accrual period, based on your debt security’s yield to maturity. If the amortizable bond premium allocable to an accrual period exceeds your interest income from the debt securities for such accrual period, such excess is first allowed as a deduction to the extent of interest included in your income in respect of the debt securities in previous accrual periods and is then carried forward to your next accrual period. If the amortizable bond premium allocable and carried forward to the accrual period in which the debt securities are sold, retired or otherwise disposed of exceeds your interest income for such accrual period, you would be allowed an ordinary deduction equal to such excess. If your debt security is denominated in, or determined by reference to, a non-U.S. dollar currency, you will compute your amortizable bond premium in units of the non-U.S. dollar currency and your amortizable bond premium will reduce your interest income in

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units of the non-U.S. dollar currency. Gain or loss recognized that is attributable to changes in foreign currency exchange rates between the time your amortized bond premium offsets interest income and the time of the acquisition of your debt security is generally taxable as ordinary income or loss. If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke it without the consent of the United States Internal Revenue Service. See also “— Taxation of Debt Securities — United States Holders — Original Issue Discount — Election to Treat All Interest as Original Issue Discount”.

Purchase, Sale and Retirement of the Debt Securities

Your tax basis in your debt security will generally be the U.S. dollar cost, as defined below, of your debt security, adjusted by:

•	adding any original issue discount, market discount, de minimis original issue discount and de minimis market discount previously included in income with respect to your debt security; and then

•	subtracting any payments on your debt security that are not qualified stated interest payments and any amortizable bond premium to the extent that such premium either reduced interest income on your debt security or gave rise to a deduction on your debt security.

If you purchase your debt security with non-U.S. dollar currency, the U.S. dollar cost of your debt security will generally be the U.S. dollar value of the purchase price on the date of purchase. However, if you are a cash basis taxpayer, or an accrual basis taxpayer if you so elect, and your debt security is traded on an established securities market, as defined in the applicable U.S. Treasury regulations, the U.S. dollar cost of your debt security will be the U.S. dollar value of the purchase price on the settlement date of your purchase.

You will generally recognize gain or loss on the sale or retirement of your debt security equal to the difference between the amount you realize on the sale or retirement, excluding any amounts attributable to accrued but unpaid interest (which will be treated as interest payments), and your tax basis in your debt security. If your debt security is sold or retired for an amount in non-U.S. dollar currency, the amount you realize will be the U.S. dollar value of such amount on the date the notes are disposed of or retired, except that in the case of notes traded on an established securities market, as defined in the applicable U.S. Treasury regulations, a cash basis taxpayer, or an accrual basis taxpayer that so elects, will determine the amount realized based on the U.S. dollar value of the specified currency on the settlement date of the sale.

You will recognize capital gain or loss when you sell or retire your debt security, except to the extent:

•	described above under “— Taxation of Debt Securities — United States Holders — Original Issue Discount — Short-Term Debt Securities” or “— Market Discount”;

•	the rules governing contingent payment debt instruments apply; or

•	attributable to changes in exchange rates as described below.

Capital gain of a non-corporate United States holder is generally taxed at preferential rates where the property is held for more than one year.

You must treat any portion of the gain or loss that you recognize on the sale or retirement of a debt security as ordinary income or loss to the extent attributable to changes in exchange rates. However, you take exchange gain or loss into account only to the extent of the total gain or loss you realize on the transaction.

Exchange of Amounts in Other Than U.S. Dollars

If you receive non-U.S. dollar currency as interest on your debt security or on the sale or retirement of your debt security, your tax basis in the non-U.S. dollar currency will equal its U.S. dollar value when the interest is

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received or at the time of the sale or retirement. If you purchase non-U.S. dollar currency, you generally will have a tax basis equal to the U.S. dollar value of the non-U.S. dollar currency on the date of your purchase. If you sell or dispose of a non-U.S. dollar currency, including if you use it to purchase debt securities or exchange it for U.S. dollars, any gain or loss recognized generally will be ordinary income or loss.

Indexed and Other Debt Securities

The applicable prospectus supplement will discuss the material United States federal income tax rules with respect to contingent non-U.S. dollar currency debt securities, indexed debt securities (as described above under “Description of Debt Securities We May Offer — Indexed Debt Securities”), debt securities that are subject to the rules governing contingent payment debt instruments, renewable or extendible debt securities and any debt securities providing for the periodic payment of principal over the life of the debt security.

Medicare Tax

A United States holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) the United States holder’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of the United States holder’s modified gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). A United States holder’s net investment income generally includes its interest income and its net gains from the disposition of debt securities, unless such interest payments or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a United States holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the debt securities.

United States Alien Holders

This subsection describes the tax consequences to a United States alien holder. You are a United States alien holder if you are the beneficial owner of a debt security and are, for United States federal income tax purposes:

•	a nonresident alien individual;

•	a foreign corporation; or

•	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a debt security.

If you are a United States holder, this subsection does not apply to you.

This discussion assumes that the debt security is not subject to the rules of Section 871(h)(4)(A) of the Internal Revenue Code, relating to interest payments that are determined by reference to the income, profits, changes in the value of property or other attributes of the debtor or a related party. If this assumption is incorrect with respect to a particular debt security, the applicable prospectus supplement will discuss the material United States federal income tax consequences to a United States alien holder that holders such a debt security.

In addition, the discussion herein does not address the tax treatment of a debt security that is linked to the performance of a U.S. equity or an index or a basket that includes a U.S. equity. The applicable prospectus supplement will discuss the material United States federal income tax consequences to a United States alien holder that holds such a debt security.

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Under United States federal income and estate tax law, and subject to the discussion of FATCA withholding and backup withholding below, if you are a United States alien holder of a debt security:

•	we and other U.S. payors generally will not be required to deduct United States withholding tax from payments of principal, premium, if any, and interest, including original issue discount, to you if, in the case of payments of interest:

1.	you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

2.	you are not a controlled foreign corporation that is related to us through stock ownership;

3.	you are not a bank receiving interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of your trade or business;

4.	the U.S. payor does not have actual knowledge or reason to know that you are a United States person and:

a.	you have furnished to the U.S. payor a United States Internal Revenue Service Form W-8BEN or W-8BEN-E or an acceptable substitute form upon which you certify, under penalties of perjury, that you are not a United States person;

b.	in the case of payments made outside the United States to you at an offshore account (generally, an account maintained by you at a bank or other financial institution at any location outside the United States), you have furnished to the U.S. payor documentation that establishes your identity and your status as the beneficial owner of the payment for United States federal income tax purposes and as a person who is not a United States person;

c.	the U.S. payor has received a withholding certificate (furnished on an appropriate United States Internal Revenue Service Form W-8 or an acceptable substitute form) from a person claiming to be:

i.	a withholding foreign partnership (generally a foreign partnership that has entered into an agreement with the United States Internal Revenue Service to assume primary withholding responsibility with respect to distributions and guaranteed payments it makes to its partners);

ii.	a qualified intermediary (generally a non-United States financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the United States Internal Revenue Service); or

iii.	a U.S. branch of a non-United States bank or of a non-United States insurance company; and the withholding foreign partnership, qualified intermediary or U.S. branch has received documentation upon which it may rely to treat the payment as made to a person who is not a United States person that is, for United States federal income tax purposes, the beneficial owner of the payments on the debt securities in accordance with U.S. Treasury regulations (or, in the case of a qualified intermediary, in accordance with its agreement with the United States Internal Revenue Service);

d.	the U.S. payor receives a statement from a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business:

i.	certifying to the U.S. payor under penalties of perjury that a United States Internal Revenue Service Form W-8BEN or W-8BEN-E or an acceptable substitute form has been received from you by it or by a similar financial institution between it and you; and

ii.	to which is attached a copy of the United States Internal Revenue Service Form W-8BEN or W-8BEN-E or acceptable substitute form; or

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e.	the U.S. payor otherwise possesses documentation upon which it may rely to treat the payment as made to a person who is not a United States person that is, for United States federal income tax purposes, the beneficial owner of the payments on the debt securities in accordance with U.S. Treasury regulations; and

•	no deduction for any United States federal withholding tax will be made from any gain that you realize on the sale or exchange of your debt security.

Further, a debt security held by an individual who at death is not a citizen or resident of the United States will not be includible in the individual’s gross estate for United States federal estate tax purposes if:

•	the decedent did not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote at the time of death; and

•	the income on the debt security would not have been effectively connected with a U.S. trade or business of the decedent at the same time.

U.S. Treasury Regulations Requiring Disclosure of Reportable Transactions

U.S. Treasury regulations require United States taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds (a “Reportable Transaction”). Under these regulations, if the debt securities are denominated in a foreign currency, a United States holder (or a United States alien holder that holds the debt securities in connection with a U.S. trade or business) that recognizes a loss with respect to the debt securities that is characterized as an ordinary loss due to changes in currency exchange rates (under any of the rules discussed above) would be required to report the loss on United States Internal Revenue Service Form 8886 (Reportable Transaction Statement) if the loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of debt securities.

Backup Withholding and Information Reporting

United States Holders

In general, if you are a noncorporate United States holder, we and other payors are required to report to the United States Internal Revenue Service all payments of principal, any premium and interest on your debt security, and the accrual of original issue discount on an original issue discount debt security. In addition, we and other payors are required to report to the United States Internal Revenue Service any payment of proceeds of the sale of your debt security before maturity within the United States. Additionally, backup withholding will apply to any payments, including payments of original issue discount, if you fail to provide an accurate taxpayer identification number, or (in the case of interest payments) you are notified by the United States Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

United States Alien Holders

In general, if you are a United States alien holder, payments of principal, premium or interest, including original issue discount, made by us and other payors to you will not be subject to backup withholding and information reporting, provided that the certification requirements described above under “— Taxation of Debt Securities — United States Alien Holders” are satisfied or you otherwise establish an exemption. However, we and other payors are required to report payments of interest on your debt securities, including original issue discount, on United States Internal Revenue Service Form 1042-S even if the payments are not otherwise subject to information reporting requirements. In addition, payment of the proceeds from the sale of debt securities

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effected at a United States office of a broker will not be subject to backup withholding and information reporting provided that:

•	the broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the broker:

1.	an appropriate United States Internal Revenue Service Form W-8 or an acceptable substitute form upon which you certify, under penalties of perjury, that you are not a United States person; or

2.	other documentation upon which it may rely to treat the payment as made to a person who is not a United States person that is, for United States federal income tax purposes, the beneficial owner of the payment on the debt securities in accordance with U.S. Treasury regulations; or

•	you otherwise establish an exemption.

If you fail to establish an exemption and the broker does not possess adequate documentation of your status as a person who is not a United States person, the payments may be subject to information reporting and backup withholding. However, backup withholding will not apply with respect to payments made outside the United States to an offshore account maintained by you unless the broker has actual knowledge that you are a United States person.

In general, payment of the proceeds from the sale of debt securities effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States;

•	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address; or

•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations;

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of debt securities effected at a United States office of a broker) are met or you otherwise establish an exemption.

In addition, payment of the proceeds from the sale of debt securities effected at a foreign office of a broker will be subject to information reporting if the broker is:

•	a United States person;

•	a controlled foreign corporation for United States tax purposes;

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period; or

•	a foreign partnership, if at any time during its tax year:

1.	one or more of its partners are “U.S. persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership; or

2.	such foreign partnership is engaged in the conduct of a United States trade or business;

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of debt securities effected at a United States office of a broker) are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

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Foreign Account Tax Compliance Act (FATCA) Withholding

A U.S. law enacted in 2010 (commonly known as “FATCA”) could impose a withholding tax of 30% on interest income (including original issue discount) and other periodic payments on debt securities paid to you or any non-U.S. person or entity that receives such income (a “non-U.S. payee”) on your behalf, unless you and each such non-U.S. payee in the payment chain comply with the applicable information reporting, account identification, withholding, certification and other FATCA-related requirements. This withholding tax could also apply to all payments made upon maturity, redemption, sale or exchange of debt securities by a non-compliant payee. In the case of a payee that is a non-U.S. financial institution (for example, a clearing system, custodian, nominee or broker), withholding generally will not be imposed if the financial institution complies with the requirements imposed by FATCA to collect and report (to the U.S. or another relevant taxing authority) substantial information regarding such institution’s U.S. account holders (which would include some account holders that are non-U.S. entities but have U.S. owners). Other payees, including individuals, may be required to provide proof of tax residence or waivers of confidentiality laws and/or, in the case of non-U.S. entities, certification or information relating to their U.S. ownership.

Withholding may be imposed at any point in a chain of payments if the payee is not compliant. A chain may work as follows, for example: The payment is transferred through a paying agent to a clearing system, the clearing system makes a payment to each of the clearing system’s participants, and finally the clearing system participant makes a payment to a non-U.S. bank or broker through which you hold the debt securities, who credits the payment to your account. Accordingly, if you receive payments through a chain that includes one or more non-U.S. payees, such as a non-U.S. bank or broker, the payment could be subject to withholding if, for example, your non-U.S. bank or broker through which you hold the debt securities fails to comply with the FATCA requirements and is subject to withholding. This would be the case even if you would not otherwise have been directly subject to withholding.

A number of countries have entered into, and other countries are expected to enter into, agreements with the U.S. to facilitate the type of information reporting required under FATCA. While the existence of such agreements will not eliminate the risk that debt securities will be subject to the withholding described above, these agreements are expected to reduce the risk of the withholding for investors in (or investors that indirectly hold debt securities through financial institutions in) those countries.

The withholding tax described above could apply to all interest, including original issue discount, and other periodic payments on the debt securities. In addition, the withholding tax described above could apply to payments upon the maturity, redemption, sale or exchange of debt securities on or after January 1, 2019. We will not pay any additional amounts in respect of this withholding tax, so if this withholding applies, you will receive less than the amount that you would have otherwise received.

Depending on your circumstances, you may be entitled to a refund or credit in respect of some or all of this withholding. However, even if you are entitled to have any such withholding refunded, the required procedures could be cumbersome and significantly delay your receipt of any withheld amounts. You should consult your tax advisors regarding FATCA. You should also consult your bank or broker through which you would hold the debt securities about the likelihood that payments to it (for credit to you) may become subject to withholding in the payment chain.

In addition, your debt securities may also be subject to other U.S. withholding tax as described herein.

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PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

We may sell the securities from time to time in their initial offering as follows:

•	through agents;

•	to dealers or underwriters for resale;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

We may solicit offers to purchase securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. If required, the prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act of 1933 (the “Securities Act”).

From time to time, we may sell securities to one or more dealers acting as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those securities to the public.

We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we sell securities to underwriters, we may execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include any required information about underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

We may authorize underwriters, dealers and agents to solicit from third parties offers to purchase securities under contracts providing for payment and delivery on future dates. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers’ obligations, and will include any required information about commissions we may pay for soliciting these contracts.

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Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us, to indemnification by us or The Goldman Sachs Group, Inc., as applicable, against certain liabilities, including liabilities under the Securities Act.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for us, The Goldman Sachs Group, Inc. and our or its subsidiaries in the ordinary course of business. In addition, we expect to offer the securities to or through our affiliates, as underwriters, dealers or agents. Among our affiliates, GS&Co. may offer the securities for sale in the United States and Goldman Sachs International, Goldman Sachs (Asia) L.L.C. and Goldman Sachs (Singapore) Pte. may offer the securities for sale outside the United States. Our affiliates may also offer the securities in other markets through one or more selling agents, including one another.

GS&Co. is a subsidiary of The Goldman Sachs Group, Inc. and The Goldman Sachs Group, Inc. is our parent and the parent of GS&Co. FINRA Rule 5121 imposes certain requirements when a member of FINRA, such as GS&Co., distributes an affiliated company’s securities. GS&Co. has advised us and The Goldman Sachs Group, Inc. that each particular offering of securities in which it participates will comply with the applicable requirements of Rule 5121 or any successor FINRA rule.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Effective September 5, 2017, an amendment to Rule 15c6-1 will shorten the standard settlement cycle for such trades from three to two business days, unless the parties to any such trade expressly agree otherwise. Your prospectus supplement may provide that the original issue date for your securities may be more than three (or, after September 4, 2017, two) scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third (or, after September 4, 2017, second) business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three (or, after September 4, 2017, two) scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

Market-Making Resales by Affiliates

This prospectus may be used by GS&Co. in connection with offers and sales of the securities in market-making transactions. In a market-making transaction, GS&Co. may resell a security it acquires from other holders, after the original offering and sale of the security. Resales of this kind may occur in the open market or

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may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, GS&Co. may act as principal or agent, including as agent for the counterparty in a transaction in which GS&Co. acts as principal, or as agent for both counterparties in a transaction in which GS&Co. does not act as principal. GS&Co. may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Our other affiliates or other affiliates of The Goldman Sachs Group, Inc. may also engage in transactions of this kind and may use this prospectus for this purpose. These affiliates may include, among others, Goldman Sachs International, Goldman Sachs (Asia) L.L.C. and Goldman Sachs (Singapore) Pte.

The securities to be sold in market-making transactions include securities to be issued after the date of this prospectus, as well as securities previously issued.

We do not expect to receive any proceeds from market-making transactions. We do not expect that GS&Co. or any other affiliate that engages in these transactions will pay any proceeds from its market-making resales to us.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless we or our agent informs you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

Matters Relating to Initial Offering and Market-Making Resales

Each series (or tranche, in the case of senior debt securities issued under the 2007 GSFC indenture) of securities will be a new issue, and there will be no established trading market for any security prior to its original issue date. We may choose not to list any particular series (or any particular tranche, in the case of senior debt securities issued under the 2007 GSFC indenture) of securities on a securities exchange or quotation system. We have been advised by GS&Co. that it intends to make a market in the securities, and any underwriters to whom we sell securities for public offering may also make a market in those securities. However, neither GS&Co. nor any underwriter that makes a market is obligated to do so, and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for any of the securities.

Unless otherwise indicated in the applicable prospectus supplement or confirmation of sale, the purchase price of the securities will be required to be paid in immediately available funds in New York City.

In this prospectus, an offering of securities refers to the initial offering of the securities made in connection with their original issuance, and does not refer to any subsequent resales of securities in market-making transactions.

Conflicts of Interest

GS&Co. is an affiliate of GS Finance Corp. and The Goldman Sachs Group, Inc., and, as such, will have a “conflict of interest” in any offering of the securities within the meaning of FINRA Rule 5121. Consequently, any offering of the securities will be conducted in compliance with the provisions of Rule 5121. GS&Co. will not be permitted to sell securities in any offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

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EMPLOYEE RETIREMENT INCOME SECURITY ACT

This section is only relevant to you if you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh Plan) proposing to invest in the securities.

The U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the U.S. Internal Revenue Code of 1986, as amended (the “Code”), prohibit certain transactions (“prohibited transactions”) involving the assets of an employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code (including individual retirement accounts, Keogh plans and other plans described in Section 4975(e)(1) of the Code) (a “Plan”) and certain persons who are “parties in interest” (within the meaning of ERISA) or “disqualified persons” (within the meaning of the Code) with respect to the Plan; governmental plans may be subject to similar prohibitions unless an exemption applies to the transaction. The assets of a Plan may include assets held in the general account of an insurance company that are deemed “plan assets” under ERISA or assets of certain investment vehicles in which the Plan invests. Each of The Goldman Sachs Group, Inc. and certain of its affiliates may be considered a “party in interest” or a “disqualified person” with respect to many Plans, and, accordingly, prohibited transactions may arise if the securities are acquired by or on behalf of a Plan unless those securities are acquired and held pursuant to an available exemption. In general, available exemptions are: transactions effected on behalf of that Plan by a “qualified professional asset manager” (prohibited transaction exemption 84-14) or an “in-house asset manager” (prohibited transaction exemption 96-23), transactions involving insurance company general accounts (prohibited transaction exemption 95-60), transactions involving insurance company pooled separate accounts (prohibited transaction exemption 90-1), transactions involving bank collective investment funds (prohibited transaction exemption 91-38) and transactions with service providers under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code where the Plan receives no less and pays no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code). The person making the decision on behalf of a Plan or a governmental plan shall be deemed, on behalf of itself and the Plan, by purchasing and holding the securities, or exercising any rights related thereto, to represent that (a) the Plan will receive no less and pay no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code) in connection with the purchase and holding of the securities, (b) none of the purchase, holding or disposition of the securities or the exercise of any rights related to the securities will result in a non-exempt prohibited transaction under ERISA or the Code (or, with respect to a governmental plan, under any similar applicable law or regulation), and (c) neither The Goldman Sachs Group, Inc. nor any of its affiliates is a “fiduciary” (within the meaning of Section 3(21) of ERISA) or, with respect to a governmental plan, under any similar applicable law or regulation) with respect to the purchaser or holder in connection with such person’s acquisition, disposition or holding of the securities, or as a result of any exercise by The Goldman Sachs Group, Inc. or any of its affiliates of any rights in connection with the securities, and neither The Goldman Sachs Group, Inc. nor any of its affiliates has provided investment advice in connection with such person’s acquisition, disposition or holding of the securities.

If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh plan) and propose to invest in the securities described in this prospectus, you should consult your legal counsel.

VALIDITY OF THE SECURITIES AND GUARANTEES

The validity of the securities that may be issued after the date of this prospectus, including the guarantees endorsed thereon, other than the debt securities of the series entitled “Medium-Term Notes, Series E,” has been passed upon for us and The Goldman Sachs Group, Inc. by Sullivan & Cromwell LLP, New York, New York. The validity of the debt securities of the series entitled “Medium-Term Notes, Series E,” including the guarantees

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endorsed thereon, that may be issued after the date of this prospectus has been passed upon for us and The Goldman Sachs Group, Inc. by Sidley Austin LLP, New York, New York. The opinions of Sullivan & Cromwell LLP and Sidley Austin LLP were based on assumptions about future actions required to be taken by us, The Goldman Sachs Group, Inc. and the trustee in connection with the issuance and sale of the securities, about the specific terms of the securities and about other matters that may affect the validity of the securities but which could not be ascertained on the date of the relevant opinion.

Each of Sullivan & Cromwell LLP and Sidley Austin LLP has in the past represented and continues to represent Goldman Sachs on a regular basis and in a variety of matters. Sullivan & Cromwell LLP and Sidley Austin LLP also performed services for us and The Goldman Sachs Group, Inc. in connection with the offering of the securities described in this prospectus.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of The Goldman Sachs Group, Inc. incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The historical income statement data, balance sheet data and common share data set forth in “Selected Financial Data” as of and for the years ended December 31, 2016, December 31, 2015, December 31, 2014, December 31, 2013 and December 31, 2012 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

REVIEW OF UNAUDITED CONDENSED CONSOLIDATED FINANCIAL

STATEMENTS BY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

With respect to the unaudited condensed consolidated financial statements of The Goldman Sachs Group, Inc. for the three month periods ended March 31, 2017 and 2016, incorporated by reference in this prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated May 3, 2017 incorporated by reference in this prospectus states that they did not audit and they do not express an opinion on that unaudited condensed consolidated financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited condensed consolidated financial statements because that report is not a “report” or a “part” of the registration statements prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Securities Act of 1933.

CAUTIONARY STATEMENT PURSUANT TO THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

We have included or incorporated by reference in this prospectus statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but instead represent only our belief

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regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. It is possible that our actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements.

Information regarding important factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements is contained under “Risk Factors” in Part I, Item 1A of The Goldman Sachs Group, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated in this prospectus by reference (and in any of our annual reports for a subsequent fiscal year that are so incorporated). See “Available Information” above for information about how to obtain a copy of this annual report.

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We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

GS Finance Corp.

Debt Securities

Warrants

Units

guaranteed as described herein by

The Goldman Sachs

Group, Inc.

Goldman Sachs & Co. LLC

The Goldman Sachs Group, Inc. Guarantee of Specified Certificates of Deposit of Goldman Sachs Bank USA

Under an Amended and Restated General Guarantee Agreement dated November 21, 2011, The Goldman Sachs Group, Inc. has guaranteed various obligations of Goldman Sachs Bank USA, our banking subsidiary, including the certificates of deposit as specified below. In this prospectus, we refer to these specified certificates of deposit as the “specified CDs” and to our guarantee of the specified CDs under the guarantee agreement as “our guarantee”. We refer to the Amended and Restated General Guarantee Agreement, as it may be amended from time to time, as the “guarantee agreement”. Except as stated under “Scope of This Prospectus” below, this prospectus relates solely to our guarantee of the specified CDs. No other guarantees under the guarantee agreement, including guarantees of obligations other than the specified CDs, are covered by this prospectus. In addition, neither this prospectus nor the registration statement of which it forms a part covers the specified CDs. As described in “Scope of This Prospectus” and “Other Certificates of Deposit” below, we reserve the right to amend or terminate our guarantee or extend it to cover other obligations.

Under our guarantee, we have guaranteed the performance of all payment obligations of Goldman Sachs Bank USA under the specified CDs, on the terms set forth in the guarantee agreement. By a “specified CD” we mean a certificate of deposit issued or to be issued by Goldman Sachs Bank USA at any time and from time to time in the past or the future, provided, that, the confirmation of sale of such certificate of deposit, the disclosure statement or any other offering document relating to such certificate of deposit, the instrument governing such certificate of deposit (including any master certificate of deposit), or the books and records of Goldman Sachs Bank USA or its affiliates expressly states that the obligations of Goldman Sachs Bank USA under such certificate of deposit will be entitled to the benefit of our guarantee. Consequently, all other certificates of deposit issued or to be issued by Goldman Sachs Bank USA are not “specified CDs” and are not covered by our guarantee or the guarantee agreement. There is currently no limit on the amount of specified CDs that may be issued by Goldman Sachs Bank USA.

Goldman Sachs Bank USA may issue and sell the specified CDs to or through Goldman Sachs & Co. LLC and our other affiliates. All proceeds from the sale of the specified CDs, net of fees, commissions or discounts, will be received by Goldman Sachs Bank USA. We will receive no proceeds or any other compensation from any person in respect of our guarantee.

Our guarantee is not a bank deposit and is not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor is it an obligation of, or guaranteed by, a bank.

This prospectus relates solely to our guarantee of the specified CDs. Neither this prospectus nor the registration statement of which it forms a part covers the specified CDs.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of our guarantee or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

We may use this prospectus in the initial sales of specified CDs covered by our guarantee. In addition, Goldman Sachs & Co. LLC or any of our other affiliates may use this prospectus in market-making transactions in specified CDs covered by our guarantee after their initial sale. Unless the purchaser is informed otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Goldman Sachs & Co. LLC

Prospectus dated July 10, 2017.

AVAILABLE INFORMATION

The Goldman Sachs Group, Inc. is required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed.

We have filed a registration statement on Form S-3 with the SEC relating to our guarantee. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of The Goldman Sachs Group, Inc., please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the applicable contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.

The SEC’s rules allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to any of the SEC filings referenced in the list below. Any information referred to in this way in this prospectus or any prospectus supplement is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of our guarantee by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

The Goldman Sachs Group, Inc. incorporates by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(1)	Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (File No. 001-14965);

(2)	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017 (File No. 001-14965);

(3)	Current Reports on Form 8-K, dated December 31, 2016 and filed on January 6, 2017, dated and filed on January 18, 2017, dated and filed on January 19, 2017, dated January 17, 2017 and filed on January 20, 2017, dated January 22, 2017 and filed on January 24, 2017, dated and filed on January 26, 2017, dated and filed on February 16, 2017, dated March 1, 2017 and filed on March 7, 2017, dated March 11, 2017 and filed on March 13, 2017, dated and filed on March 27, 2017, dated and filed on April 18, 2017, dated and filed on April 26, 2017, dated and filed on April 28, 2017, dated and filed on May 23, 2017, dated and filed on June 5, 2017 and dated and filed on June 28, 2017 (File No. 001-14965); and

(4)	All documents filed by The Goldman Sachs Group, Inc. under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) on or after the date of this prospectus and before the termination of the offering of the guarantee under this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from Investor Relations, 200 West Street, New York, New York 10282, telephone (212) 902-0300.

If you purchase a specified CD, you are making an investment in both an instrument of Goldman Sachs Bank USA — the specified CDs — and a security of The Goldman Sachs Group, Inc. — our

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guarantee of the specified CDs. Thus you should consider carefully the applicable disclosure document relating to the specified CDs and this prospectus relating to our guarantee.

We describe the terms of our guarantee in this prospectus. We may file one or more prospectus supplements to this prospectus, which may amend or supplement the terms described herein. If the terms described in any such prospectus supplement are inconsistent with those described herein, the terms described in such prospectus supplement are controlling.

You should carefully read in their entirety this prospectus, any prospectus supplement to this prospectus, the documents incorporated by reference into this prospectus and any disclosure document relating to the specified CDs that you propose to buy, especially any description of investment risks that Goldman Sachs Bank USA may include in such disclosure document. In addition, because an investment in specified CDs includes an investment in our guarantee, you should carefully read the description of investment risks relating to an investment in the securities of The Goldman Sachs Group, Inc., including our guarantee, described under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated by reference into this prospectus.

When we refer to “Goldman Sachs” in this prospectus, we mean The Goldman Sachs Group, Inc., together with its consolidated subsidiaries and affiliates. References to “The Goldman Sachs Group, Inc.”, “we”, “our” or “us” refer only to The Goldman Sachs Group, Inc. and not to its consolidated subsidiaries. References to “GS Bank” mean Goldman Sachs Bank USA.

The Goldman Sachs Group, Inc.

The Goldman Sachs Group, Inc. is a leading global investment banking, securities and investment management firm that provides a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and individuals. Founded in 1869, the Firm is headquartered in New York and maintains offices in all major financial centers around the world. The Firm’s principal executive offices are located at 200 West Street, New York, New York 10282, telephone (212) 902-1000. The Goldman Sachs Group, Inc. is a bank holding company and a financial holding company regulated by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”). The Firm’s U.S. depository institution subsidiary, Goldman Sachs Bank USA, is a New York State-chartered bank.

WE ARE A HOLDING COMPANY

Because our assets consist principally of interests in the subsidiaries through which we conduct our businesses, our right to participate as an equity holder in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or otherwise, and thus the ability of our security holders to benefit from the distribution, is junior to the rights of creditors of the subsidiary, except to the extent that any claims we may have as a creditor of the subsidiary are recognized. In addition, dividends, loans and advances to us from some of our subsidiaries, including Goldman Sachs & Co. LLC (“GS&Co.”), are restricted by net capital requirements under the Exchange Act and under rules of securities exchanges and other regulatory bodies. Dividends, loans and advances to us from our banking subsidiaries, including GS Bank, are subject to regulatory restrictions under applicable federal and state banking laws and regulations. Furthermore, because some of our subsidiaries, including from time to time some of our principal operating subsidiaries, are partnerships in which we are a general partner or the sole limited partner, we may be liable for their obligations. We also guarantee many of the obligations of our subsidiaries. Any liability we may have for our subsidiaries’ obligations could reduce our assets that are available to satisfy our direct creditors, including investors in our securities.

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USE OF PROCEEDS

We will receive no proceeds or any other compensation from any person in connection with the issuance of our guarantee.

We were advised by GS Bank that it intends to use the net proceeds from the sales of the specified CDs in order to provide additional funds for its operations and for other general corporate purposes.

THE SPECIFIED CDS

Each specified CD will have such terms, including as to maturity, interest (if any) and other features, and will be offered and sold in such amount and upon such terms and conditions, as may be determined by GS Bank and described in a separate disclosure document or confirmation of sale prepared by GS Bank at or before the time of issue. In general, the specified CDs will represent deposit liabilities of GS Bank and will be insured by the FDIC to the extent provided by applicable law. However, the specific terms of the specified CDs, and of any FDIC insurance, may vary and you should read the applicable disclosure document or confirmation of sale for a description of the actual terms of any specified CD and of its offering and sale. The brief references to the specified CDs in this prospectus are qualified in their entirety by reference to the applicable disclosure document or confirmation of sale, and if there is any inconsistency between this prospectus and the applicable disclosure document or confirmation of sale with regard to the description of any specified CD, the latter shall control.

The specified CDs will be offered and sold without registration under the Securities Act of 1933 (the “Securities Act”) and will not have the protection of the Trust Indenture Act of 1939.

OUR GUARANTEE AND THE GUARANTEE AGREEMENT

Under the guarantee agreement, we unconditionally and, subject to the provisions thereof, irrevocably guarantee to each person (a “Party”) to whom GS Bank may owe any Obligations (as described below) from time to time, the complete payment when due, whether by acceleration or otherwise, of all payment obligations, whether now in existence or hereafter arising (other than non-recourse payment obligations), of GS Bank, including all payment obligations (other than non-recourse payment obligations) in connection with any deposit, loan or other instrument specified in the guarantee agreement (collectively, the “Obligations”), provided, however, that, with respect to any Party, “Obligations” does not include any payment obligations, whether now in existence or hereafter arising, of GS Bank arising under or in connection with any certificate of deposit of GS Bank unless the confirmation of sale of such certificate of deposit, the disclosure statement or any other offering document relating to such certificate of deposit, the instrument governing such certificate of deposit (including any master certificate of deposit), or the books and records of GS Bank or its affiliates expressly states that the obligations of GS Bank under such certificate of deposit will be entitled to the benefit of the guarantee.

Consequently, if the confirmation of sale of a certificate of deposit, the disclosure statement or any other offering document relating to a certificate of deposit, the instrument governing a certificate of deposit (including any master certificate of deposit), or the books and records of GS Bank or its affiliates does not expressly state that such certificate of deposit is entitled to the benefit of the guarantee, your certificate of deposit is not a specified CD and is not covered by our guarantee or the guarantee agreement, or by this prospectus or the registration statement of which it forms a part.

The guarantee agreement provides that we may amend or terminate the guarantee agreement as to one Party, all Parties or a group of specified Parties, and as to one Obligation, all Obligations or specified Obligations (including in each case with respect to the specified CDs), at any time if:

•	we issue a press release reported by the Dow Jones News Service, the Associated Press or a comparable national news service;

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•	we file an amended guarantee agreement or notice of termination on a current or periodic report under the Exchange Act; or

•	we provide a written notice signed by us,

in each case stating that we are so amending or terminating the guarantee agreement. Any such termination or amendment will be effective with respect to a Party on the opening of business on the fifth New York business day after the earliest of the issuance of such press release, the filing of such current or periodic report or the receipt of such written notice, as applicable. However, no such amendment or termination may adversely affect the rights of any Party relating to any Obligations incurred prior to the effectiveness of such amendment or termination. Any such amendment or termination may become effective as to one Party whether or not it becomes effective as to another Party. Our guarantee of the specified CDs is subject to these termination and amendment provisions.

The guarantee agreement further provides that we will not be liable to any Party for any amount in excess of the amount which GS Bank actually owes to such Party, and that we may assert any defense to payment available to GS Bank, other than those arising in a bankruptcy or insolvency proceeding. Upon payment of any Obligations owing to any Party, we will be subrogated to the rights of such Party against GS Bank to the extent of such payment, but we will not exercise those rights with respect to any Party until all due and unpaid Obligations to that Party have been paid in full. Once we may exercise those rights, such Party will be obligated to take at our expense such steps as we may reasonably request to implement such subrogation.

We may not assign our rights or delegate our obligations under the guarantee agreement with respect to any Party, in whole or in part, without the prior written consent of such Party. However, this prohibition on assignment or delegation is subject to an important exception. We may assign and delegate all of our rights and obligations under the guarantee agreement to any partnership, corporation, trust or other organization in any form that succeeds to all or substantially all of our assets and business and assumes such obligations by contract, operation of law or otherwise. Upon any such delegation and assumption of obligations, we will be relieved of and fully discharged from all obligations under the guarantee agreement, whether such obligations arose before or after such delegation and assumption.

For the purposes of the guarantee agreement, references above to “GS Bank” include any banking subsidiary of ours (whether now or hereafter formed) that succeeds to the business of GS Bank. Under the guarantee agreement, therefore, “Obligations” include the Obligations of any such successor.

The guarantee agreement is governed by New York law.

The guarantee agreement has not been and will not be qualified as an indenture, and there is not and will not be any trustee, qualified under the Trust Indenture Act with respect to the guarantee agreement or our guarantee of the specified CDs. Therefore, the beneficiaries of our guarantee of the specified CDs will not have the protection of the Trust Indenture Act with respect to our guarantee.

Our guarantee of the specified CDs is governed by and subject to the guarantee agreement, and any payments we may become obligated to make in respect of our guarantee will be made on the terms and as provided in the guarantee agreement. Please note that we or our agent may require any person claiming payment under our guarantee to provide evidence reasonably satisfactory to us or our agent that such person is a Party entitled to such payment under the guarantee agreement. We have filed the guarantee agreement with the SEC as exhibit 4.1 to our Current Report on Form 8-K, dated November 21, 2011, and we encourage you to read it carefully.

Because we are a holding company, our ability to perform our obligations under our guarantee will depend in part on our ability to participate in distributions of assets from our subsidiaries. We discuss these matters under “We Are a Holding Company” above.

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Considerations Relating to the Guarantee of the Specified CDs

In the event of a liquidation or other resolution of GS Bank and payment on the specified CDs by the FDIC under FDIC insurance, the FDIC will be subrogated to all rights of holders of the specified CDs against GS Bank under the specified CDs, including their rights against The Goldman Sachs Group, Inc. under the guarantee agreement, to the extent of such payment.

The specified CDs will be deposit liabilities of GS Bank, unconditionally and irrevocably guaranteed by The Goldman Sachs Group, Inc. pursuant to our guarantee. Except to the extent FDIC insurance is available from the FDIC, no entity other than GS Bank or The Goldman Sachs Group, Inc. will have any obligation, contingent or otherwise, to make any payments in respect of the specified CDs. Accordingly, GS Bank and The Goldman Sachs Group, Inc. will be dependent on their respective assets and earnings to generate the funds necessary to meet their respective obligations with respect to the specified CDs. If GS Bank’s and The Goldman Sachs Group, Inc.’s assets and earnings are not adequate, GS Bank and The Goldman Sachs Group, Inc. may be unable to make payments in respect of the specified CDs and you could lose that part of your deposit, if any, that is not covered by FDIC insurance.

SCOPE OF THIS PROSPECTUS

As indicated above, the guarantee agreement applies to a wide range of payment obligations of GS Bank. This prospectus, however, relates only to our guarantee of the specified CDs and not to any other obligations of GS Bank, including any other obligations of GS Bank covered by the guarantee, unless we amend or supplement this prospectus to provide otherwise.

As noted above, a certificate of deposit is a “specified CD” only if the confirmation of sale of such certificate of deposit, the disclosure statement or any other offering document relating to such certificate of deposit, the instrument governing such certificate of deposit (including any master certificate of deposit), or the books and records of GS Bank or its affiliates expressly states that the obligations of GS Bank under such certificate of deposit will be entitled to the benefit of the guarantee.

We reserve the right to amend or terminate the guarantee agreement with respect to the specified CDs, in whole or in any part (and with respect to some or all holders of the specified CDs), at any time in the future as permitted in the guarantee agreement. In the event that we terminate the guarantee agreement with respect to any specified CDs (or holders), this prospectus will not apply with respect to any offers or sales of those obligations made after the termination becomes effective (other than offers and sales to any holders as to whom the termination is not effective). However, absent effective termination of the guarantee agreement with respect to any specified CDs (or any particular holders), all offers and sales of those specified CDs, with our guarantee, (or all offers and sales to those holders, as the case may be) would be covered by this prospectus and the registration statement of which it forms a part.

OTHER CERTIFICATES OF DEPOSIT

Unless otherwise stated in an amendment or supplement to this prospectus, our guarantee will apply to the specified CDs of any banking subsidiary of ours (whether now or hereafter formed) that succeeds to the business of GS Bank. Therefore, unless otherwise so stated, in this prospectus references to GS Bank include any such successor and references to the specified CDs and our guarantee thereof include, respectively, the specified CDs of any such successor (whether issued before or after the succession) and our guarantee thereof under the guarantee agreement.

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PLAN OF DISTRIBUTION

Initial Offering and Sale of Specified CDs and Guarantee

We have been advised by GS Bank that the specified CDs, together with our guarantee, are being offered from time to time by GS&Co. and may also be offered by any of our other affiliates pursuant to brokerage agreements signed with GS Bank from time to time. GS&Co. and our other affiliates involved in the distribution of the specified CDs, and our guarantee, may be deemed to be “underwriters” as that term is defined in the Securities Act with respect to our guarantee. We refer to GS&Co. and any such other affiliates as the “distributors” in this prospectus.

The distributors may offer the specified CDs, with our guarantee, for sale at varying prices, including prevailing market prices at the time of sale or related or negotiated prices, or at fixed prices determined at the time of sale, either directly or through other institutions acting as selling agents. The distributors may offer the specified CDs as agents for GS Bank and will be compensated by GS Bank in the form of placement fees, commissions, purchase price discounts or similar arrangements and may reallow or otherwise pay some of this compensation to their selling agents, if any. The specified CDs will be offered for sale primarily in the United States but may also be offered outside the United States. The specified CDs are not required to be, and have not been, registered under the Securities Act. We have been advised by GS Bank that GS Bank may authorize the distributors and their agents to solicit from third parties offers to purchase the specified CDs providing for payment and issuance on future dates.

We have been advised by GS Bank that it may also solicit offers to purchase the specified CDs directly from the public from time to time.

We do not expect to pay any fees or other compensation to any distributor or selling agent in connection with the offering of specified CDs with our guarantee. In addition, we do not intend to charge any fees to or receive any other compensation from GS Bank or any other person in respect of our guarantee.

In connection with an offering, the distributors may purchase and sell specified CDs, together with our guarantee, in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the distributors of a greater number of specified CDs than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the specified CDs while an offering is in progress.

The distributors also may impose a penalty bid. This occurs when a particular distributor repays to the distributors a portion of the fees, commissions or discounts received by it because the distributors have repurchased specified CDs, together with our guarantee, sold by or for the account of that distributor in stabilizing or short-covering transactions.

These activities by the distributors may stabilize, maintain or otherwise affect the market price of the specified CDs. As a result, the price of the specified CDs may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the distributors at any time.

We reserve the right to amend or supplement this prospectus at any time to reflect the addition of one or more other financial institutions as distributors. Any such distributors and any selling agents, as well as their affiliates, may be customers of or lenders to, and may engage in transactions with and perform services (including investment banking, financial advisory and banking services) for, The Goldman Sachs Group, Inc. and its subsidiaries in the ordinary course of business. In connection with some of these transactions and services, these parties have in the past received, and may in the future receive, customary fees from us or our affiliates. As noted above, GS Bank expects to offer the specified CDs, together with our guarantee, to or through our affiliates, as distributors or selling agents. Among our affiliates, GS&Co. may offer the specified CDs, with our

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guarantee, for sale in the United States and Goldman Sachs International, Goldman Sachs (Asia) L.L.C. and Goldman Sachs (Singapore) Pte. may offer them for sale outside the United States. Our affiliates may also offer the specified CDs with our guarantee in other markets through one or more selling agents, including one another.

GS Bank has agreed (or will agree) to indemnify the distributors that have signed (or will sign) brokerage agreements against certain liabilities, which may include liabilities arising under the Securities Act.

Market-Making Resales by Affiliates

This prospectus may be used by GS&Co. and any of our other affiliates in connection with offers and sales of specified CDs, together with our guarantee, in market-making transactions. In a market-making transaction, GS&Co. or any such other affiliate may resell a specified CD with our guarantee that it acquires from other holders, after the original offering and sale of the specified CD. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, GS&Co. or such other affiliate may act as principal or agent, including as agent for the counterparty in a transaction in which the affiliate acts as principal, or as agent for both counterparties in a transaction in which the affiliate does not act as principal. GS&Co. or such other affiliate may receive compensation in the form of fees, commissions and discounts, including from both counterparties in some cases. In addition to GS&Co., our other affiliates who engage in transactions of this kind and may use this prospectus for this purpose include Goldman Sachs International, Goldman Sachs (Asia) L.L.C. and Goldman Sachs (Singapore) Pte.

In the event that GS Bank, GS&Co. or any other affiliate of GS Bank purchases specified CDs, with our guarantee, in the secondary market, these purchases may be subject to certain regulatory conditions, including, if GS Bank, GS&Co. or any other affiliate of GS Bank purchases specified CDs from a holder within six days after those specified CDs are initially issued, downward adjustments to the purchase price to be paid to the holder to account for early withdrawal penalties imposed by GS Bank pursuant to Regulation D of the Federal Reserve Board. Thus, if you sell a specified CD to GS Bank or any of its affiliates shortly after you purchase and pay for it, you may receive a reduced price for your specified CD.

We do not expect to pay or receive any fees or other compensation in respect of our guarantee in market-making transactions. We do not expect that GS&Co. or any of our other affiliates that engages in these transactions will pay any proceeds from its market-making resales to us.

If you purchase any specified CDs with our guarantee from us or any of our affiliates, you may assume that you are purchasing them in a market-making transaction, unless we or any of our affiliates (or any agent thereof) informs you in your confirmation of sale that the specified CDs and guarantee are being purchased in their original offering and sale.

Market for the Specified CDs

There is no established trading market for the specified CDs, together with our guarantee, and there is no assurance that any will develop. Neither we nor GS Bank intends to list the specified CDs or our guarantee on any securities exchange or trading facility. We have been advised by GS&Co. that it intends to make a market in the specified CDs and it is possible that our other affiliates involved in the distribution of the specified CDs may also do so. Neither GS&Co. nor any of our other affiliates, however, is obligated to do so and any one of them may discontinue market-making at any time without notice. No assurance can be given as to the liquidity or the trading market for the specified CDs.

Conflicts of Interest

GS&Co. is an affiliate of The Goldman Sachs Group, Inc. and, as such, will have a “conflict of interest” in any offering of the specified CDs with our guarantee within the meaning of FINRA Rule 5121. Consequently, any offering of the specified CDs with our guarantee will be conducted in compliance with the provisions of Rule 5121. GS&Co. will not be permitted to sell specified CDs with our guarantee in any offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

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EMPLOYEE RETIREMENT INCOME SECURITY ACT

This section is relevant to you only if you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh Plan) proposing to invest in the specified CDs with our guarantee.

The U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the U.S. Internal Revenue Code of 1986, as amended (the “Code”), prohibit certain transactions (“prohibited transactions”) involving the assets of an employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code (including individual retirement accounts, Keogh plans and other plans described in Section 4975(e)(1) of the Code) (a “Plan”) and certain persons who are “parties in interest” (within the meaning of ERISA) or “disqualified persons” (within the meaning of the Code) with respect to the Plan; governmental plans may be subject to similar prohibitions unless an exemption applies to the transaction. The assets of a Plan may include assets held in the general account of an insurance company that are deemed “plan assets” under ERISA or assets of certain investment vehicles in which the Plan invests. Each of The Goldman Sachs Group, Inc. and certain of its affiliates may be considered a “party in interest” or a “disqualified person” with respect to many Plans, and, accordingly, prohibited transactions may arise if the specified CDs, with our guarantee, are acquired by or on behalf of a Plan unless the specified CDs, with our guarantee, are acquired and held pursuant to an available exemption. In general, available exemptions are: transactions effected on behalf of that Plan by a “qualified professional asset manager” (prohibited transaction exemption 84-14) or an “in-house asset manager” (prohibited transaction exemption 96-23), transactions involving insurance company general accounts (prohibited transaction exemption 95-60), transactions involving insurance company pooled separate accounts (prohibited transaction exemption 90-1), transactions involving bank collective investment funds (prohibited transaction exemption 91-38) and transactions with service providers under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code where the Plan receives no less and pays no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code). A Plan should also consider whether its purchase, holdings and disposition of a specified CD is eligible to be covered under prohibited transaction exemption 81-8 (involving investments in certificates of deposit). The person making the decision on behalf of a Plan or a governmental plan shall be deemed, on behalf of itself and the plan, by purchasing and holding the specified CDs with our guarantee, or exercising any rights related thereto, to represent that (a) the plan will receive no less and pay no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code) in connection with the purchase and holding of the specified CDs with our guarantee, (b) none of the purchase, holding or disposition of the specified CDs with our guarantee or the exercise of any rights related to the specified CDs with our guarantee will result in a non-exempt prohibited transaction under ERISA or the Code (or, with respect to a governmental plan, under any similar applicable law or regulation), and (c) neither The Goldman Sachs Group, Inc. nor any of its affiliates is a “fiduciary” (within the meaning of Section 3(21) of ERISA (or any regulations thereunder) or, with respect to a governmental plan, under any similar applicable law or regulation) with respect to the purchaser or holder in connection with such person’s acquisition, disposition or holding of the specified CDs with our guarantee, or as a result of any exercise by The Goldman Sachs Group, Inc. or any of its affiliates of any rights in connection with the specified CDs with our guarantee, and neither The Goldman Sachs Group, Inc. nor any of its affiliates has provided investment advice in connection with such person’s acquisition, disposition or holding of the specified CDs with our guarantee.

If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh plan) and propose to invest in the specified CDs with our guarantee described in this prospectus, you should consult your legal counsel.

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VALIDITY OF OUR GUARANTEE

The validity of our guarantee has been passed upon for The Goldman Sachs Group, Inc. by Sullivan & Cromwell LLP, New York, New York. The opinion of Sullivan & Cromwell LLP was based on assumptions about the absence of future changes in law or the authorization of our guarantee and about other matters that may affect the validity of our guarantee but that could not be ascertained on the date of that opinion. Sullivan & Cromwell LLP has not passed upon the validity of the specified CDs.

Sullivan & Cromwell LLP has in the past represented and continues to represent Goldman Sachs on a regular basis and in a variety of matters, including offerings of our common stock, preferred stock and debt securities. Sullivan & Cromwell LLP also performed services for The Goldman Sachs Group, Inc. and GS Bank in connection with the issuance of our guarantee and the specified CDs.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of The Goldman Sachs Group, Inc. incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The historical income statement data, balance sheet data and common share data set forth in “Selected Financial Data” as of and for the years ended December 31, 2016, December 31, 2015, December 31, 2014, December 31, 2013 and December 31, 2012 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

REVIEW OF UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

BY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

With respect to the unaudited condensed consolidated financial statements of The Goldman Sachs Group, Inc. for the three month periods ended March 31, 2017 and 2016, incorporated by reference in this prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated May 3, 2017 incorporated by reference in this prospectus states that they did not audit and they do not express an opinion on that unaudited condensed consolidated financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited condensed consolidated financial statements because that report is not a “report” or a “part” of the registration statements prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Securities Act of 1933.

CAUTIONARY STATEMENT PURSUANT TO THE PRIVATE SECURITIES

LITIGATION REFORM ACT OF 1995

We have included or incorporated by reference in this prospectus statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of The Private Securities Litigation Reform

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Act of 1995. These forward-looking statements are not historical facts but instead represent only our belief regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. It is possible that our actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements.

Information regarding important factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements is contained under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated in this prospectus by reference (and in any of our annual or quarterly reports for a subsequent fiscal period that are so incorporated). See “Available Information” above for information about how to obtain a copy of this annual report.

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We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

The Goldman Sachs

Group, Inc.

Guarantee of

Specified Certificates of Deposit of

Goldman Sachs Bank USA

Goldman Sachs & Co. LLC

The Goldman Sachs Group, Inc. Guarantee of Notes and Deposit Notes of Goldman Sachs Bank USA

Under an Amended and Restated General Guarantee Agreement dated November 21, 2011, The Goldman Sachs Group, Inc. has guaranteed various obligations of Goldman Sachs Bank USA, our banking subsidiary, including notes and deposit notes to be issued by Goldman Sachs Bank USA at any time and from time to time. In this prospectus, we refer to these notes as the “notes” and these deposit notes as the “deposit notes”, and to our guarantee of the notes and deposit notes under the guarantee agreement as “our guarantee”. We refer to the Amended and Restated General Guarantee Agreement, as it may be amended from time to time, as the “guarantee agreement”. This prospectus relates solely to our guarantee of the notes and deposit notes. No other guarantees under the guarantee agreement, including guarantees of obligations other than the notes and deposit notes, are covered by this prospectus. In addition, neither this prospectus nor the registration statement of which it forms a part covers the notes and deposit notes. As described in “Scope of This Prospectus” below, we reserve the right to amend or terminate our guarantee or extend it to cover other obligations.

Under our guarantee, we have guaranteed the performance of all payment obligations of Goldman Sachs Bank USA under the notes and deposit notes, on the terms set forth in the guarantee agreement. Each note or deposit note will be issued with such terms and upon such conditions as may be determined by Goldman Sachs Bank USA in the future. There is currently no limit on the amount of notes or deposit notes that may be issued by Goldman Sachs Bank USA.

Goldman Sachs Bank USA may issue and sell the notes and deposit notes to or through Goldman Sachs & Co. LLC and our other affiliates. All proceeds from the sale of the notes and deposit notes, net of fees, commissions or discounts, will be received by Goldman Sachs Bank USA. We will receive no proceeds or any other compensation from any person in respect of our guarantee.

Our guarantee is not a bank deposit and is not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor is it an obligation of, or guaranteed by, a bank.

This prospectus relates solely to our guarantee of the notes and deposit notes. Neither this prospectus nor the registration statement of which it forms a part covers the notes or deposit notes.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of our guarantee or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

We may use this prospectus in the initial sales of notes and deposit notes covered by our guarantee. In addition, Goldman Sachs & Co. LLC or any of our other affiliates may use this prospectus in market-making transactions in notes and deposit notes covered by our guarantee after their initial sale. Unless the purchaser is informed otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Goldman Sachs & Co. LLC

Prospectus dated July 10, 2017.

AVAILABLE INFORMATION

The Goldman Sachs Group, Inc. is required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed.

We have filed a registration statement on Form S-3 with the SEC relating to our guarantee. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of The Goldman Sachs Group, Inc., please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the applicable contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.

The SEC’s rules allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to any of the SEC filings referenced in the list below. Any information referred to in this way in this prospectus or any prospectus supplement is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of our guarantee by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

The Goldman Sachs Group, Inc. incorporates by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(1)	Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (File No. 001-14965);

(2)	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017 (File No. 001-14965);

(3)	Current Reports on Form 8-K, dated December 31, 2016 and filed on January 6, 2017, dated and filed on January 18, 2017, dated and filed on January 19, 2017, dated January 17, 2017 and filed on January 20, 2017, dated January 22, 2017 and filed on January 24, 2017, dated and filed on January 26, 2017, dated and filed on February 16, 2017, dated March 1, 2017 and filed on March 7, 2017, dated March 11, 2017 and filed on March 13, 2017, dated and filed on March 27, 2017, dated and filed on April 18, 2017, dated and filed on April 26, 2017, dated and filed on April 28, 2017, dated and filed on May 23, 2017, dated and filed on June 5, 2017 and dated and filed on June 28, 2017 (File No. 001-14965); and

(4)	All documents filed by The Goldman Sachs Group, Inc. under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) on or after the date of this prospectus and before the termination of the offering of the guarantee under this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from Investor Relations, 200 West Street, New York, New York 10282, telephone (212) 902-0300.

If you purchase a note or deposit note, you are making an investment in both a security of Goldman Sachs Bank USA — the note or deposit note — and a security of The Goldman Sachs Group, Inc. — our

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guarantee of the note or deposit note. Thus you should consider carefully the applicable offering circular relating to the note or deposit note and this prospectus relating to our guarantee.

We describe the terms of our guarantee in this prospectus. We may file one or more prospectus supplements to this prospectus, which may amend or supplement the terms described herein. If the terms described in any such prospectus supplement are inconsistent with those described herein, the terms described in such prospectus supplement are controlling.

You should carefully read in their entirety this prospectus, any prospectus supplement to this prospectus, the documents incorporated by reference into this prospectus and any offering circular relating to the notes or deposit notes that you propose to buy, especially any description of investment risks that Goldman Sachs Bank USA may include in such offering circular. In addition, because an investment in notes and deposit notes includes an investment in our guarantee, you should carefully read the description of investment risks relating to an investment in the securities of The Goldman Sachs Group, Inc., including our guarantee, described under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated by reference into this prospectus.

When we refer to “Goldman Sachs” in this prospectus, we mean The Goldman Sachs Group, Inc., together with its consolidated subsidiaries and affiliates. References to “The Goldman Sachs Group, Inc.”, “we”, “our” or “us” refer only to The Goldman Sachs Group, Inc. and not to its consolidated subsidiaries. References to “GS Bank” mean Goldman Sachs Bank USA.

The Goldman Sachs Group, Inc.

The Goldman Sachs Group, Inc. is a leading global investment banking, securities and investment management firm that provides a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and individuals. Founded in 1869, the Firm is headquartered in New York and maintains offices in all major financial centers around the world. The Firm’s principal executive offices are located at 200 West Street, New York, New York 10282, telephone (212) 902-1000. The Goldman Sachs Group, Inc. is a bank holding company and a financial holding company regulated by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”). The Firm’s U.S. depository institution subsidiary, Goldman Sachs Bank USA, is a New York State-chartered bank.

WE ARE A HOLDING COMPANY

Because our assets consist principally of interests in the subsidiaries through which we conduct our businesses, our right to participate as an equity holder in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or otherwise, and thus the ability of our security holders to benefit from the distribution, is junior to the rights of creditors of the subsidiary, except to the extent that any claims we may have as a creditor of the subsidiary are recognized. In addition, dividends, loans and advances to us from some of our subsidiaries, including Goldman Sachs & Co. LLC (“GS&Co.”), are restricted by net capital requirements under the Exchange Act and under rules of securities exchanges and other regulatory bodies. Dividends, loans and advances to us from our banking subsidiaries, including GS Bank, are subject to regulatory restrictions under applicable federal and state banking laws and regulations. Furthermore, because some of our subsidiaries, including from time to time some of our principal operating subsidiaries, are partnerships in which we are a general partner or the sole limited partner, we may be liable for their obligations. We also guarantee many of the obligations of our subsidiaries. Any liability we may have for our subsidiaries’ obligations could reduce our assets that are available to satisfy our direct creditors, including investors in our securities.

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USE OF PROCEEDS

We will receive no proceeds or any other compensation from any person in connection with the issuance of our guarantee.

We were advised by GS Bank that it intends to use the net proceeds from the sales of the notes and deposit notes in order to provide additional funds for its operations and for other general corporate purposes.

THE NOTES AND DEPOSIT NOTES

The notes and deposit notes will be issued by GS Bank under one or more fiscal agency agreements from time to time in the future. Each note or deposit note will have such terms, including as to maturity, interest (if any) and other features, and will be offered and sold in such amount and upon such terms and conditions, as may be determined by GS Bank and described in a separate offering circular prepared by GS Bank at or before the time of issue. In general, the deposit notes will represent deposit liabilities of GS Bank and will be insured by the FDIC to the extent provided by applicable law, and the notes will be debt obligations of GS Bank and will not be insured. However, the specific terms of the notes and deposit notes, and of any FDIC insurance, may vary and you should read the applicable offering circular for a description of the actual terms of any note or deposit note and of its offering and sale. The brief references to the notes and deposit notes in this prospectus are qualified in their entirety by reference to the applicable offering circular, and if there is any inconsistency between this prospectus and the applicable offering circular with regard to the description of any note or deposit note, the latter shall control.

The notes and deposit notes will be offered and sold without registration under the Securities Act of 1933 (the “Securities Act”), in reliance on the exemption in Section  3(a)(2) of that Act, and will not have the protection of the Trust Indenture Act of 1939.

OUR GUARANTEE AND THE GUARANTEE AGREEMENT

Under the guarantee agreement, we unconditionally and, subject to the provisions thereof, irrevocably guarantee to each person (a “Party”) to whom GS Bank may owe any Obligations (as described below) from time to time, the complete payment when due, whether by acceleration or otherwise, of all payment obligations, whether now in existence or hereafter arising (other than non-recourse payment obligations), of GS Bank, including all payment obligations (other than non-recourse payment obligations) in connection with any deposit, loan or other instrument specified in the guarantee agreement (collectively, the “Obligations”), provided, however, that, with respect to any Party, “Obligations” does not include any payment obligations, whether now in existence or hereafter arising, of GS Bank arising under or in connection with any certificate of deposit of GS Bank unless the confirmation of sale of such certificate of deposit, the disclosure statement or any other offering document relating to such certificate of deposit, the instrument governing such certificate of deposit (including any master certificate of deposit), or the books and records of GS Bank or its affiliates expressly states that the obligations of GS Bank under such certificate of deposit will be entitled to the benefit of the guarantee.

The payment obligations of GS Bank in connection with the notes and the deposit notes are Obligations under the guarantee agreement.

Thus, as and to the extent provided in the guarantee agreement, we guarantee to each Party the complete payment when due of all payment obligations of GS Bank in connection with the notes and deposit notes. With respect to any note or deposit note, the Party entitled to the benefit of our guarantee of that instrument will be the person entitled to receive payment thereon, as provided in the terms of the instrument. Generally, the person entitled to receive payment will be the person in whose name the relevant note or deposit note is registered on the

4

books of GS Bank or its agent. In the case of any note or deposit note issued in book-entry form, the registered owner will be the depository or its nominee. You should read the applicable offering circular for information about these matters.

The guarantee agreement provides that we may amend or terminate the guarantee agreement as to one Party, all Parties or a group of specified Parties, and as to one Obligation, all Obligations or specified Obligations (including in each case with respect to the notes or deposit notes), at any time if:

•	we issue a press release reported by the Dow Jones News Service, the Associated Press or a comparable national news service;

•	we file an amended guarantee agreement or notice of termination on a current or periodic report under the Exchange Act; or

•	we provide a written notice signed by us,

in each case stating that we are so amending or terminating the guarantee agreement. Any such termination or amendment will be effective with respect to a Party on the opening of business on the fifth New York business day after the earliest of the issuance of such press release, the filing of such current or periodic report or the receipt of such written notice, as applicable. However, no such amendment or termination may adversely affect the rights of any Party relating to any Obligations incurred prior to the effectiveness of such amendment or termination. Any such amendment or termination may become effective as to one Party whether or not it becomes effective as to another Party. Our guarantee of the notes and deposit notes is subject to these termination and amendment provisions.

The guarantee agreement further provides that we will not be liable to any Party for any amount in excess of the amount which GS Bank actually owes to such Party, and that we may assert any defense to payment available to GS Bank, other than those arising in a bankruptcy or insolvency proceeding. Upon payment of any Obligations owing to any Party, we will be subrogated to the rights of such Party against GS Bank, to the extent of such payment, but we will not exercise those rights with respect to any Party until all due and unpaid Obligations to that Party have been paid in full. Once we may exercise those rights, such Party will be obligated to take at our expense such steps as we may reasonably request to implement such subrogation.

We may not assign our rights or delegate our obligations under the guarantee agreement with respect to any Party, in whole or in part, without the prior written consent of such Party. However, this prohibition on assignment or delegation is subject to an important exception. We may assign and delegate all of our rights and obligations under the guarantee agreement to any partnership, corporation, trust or other organization in any form that succeeds to all or substantially all of our assets and business and assumes such obligations by contract, operation of law or otherwise. Upon any such delegation and assumption of obligations, we will be relieved of and fully discharged from all obligations under the guarantee agreement, whether such obligations arose before or after such delegation and assumption.

For the purposes of the guarantee agreement, references above to “GS Bank” include any banking subsidiary of ours (whether now or hereafter formed) that succeeds to the business of GS Bank. Under the guarantee agreement, therefore, “Obligations” include the Obligations of any such successor.

The guarantee agreement is governed by New York law.

The guarantee agreement has not been and will not be qualified as an indenture, and there is not and will not be any trustee, qualified under the Trust Indenture Act with respect to the guarantee agreement or our guarantee of the notes and deposit notes. Therefore, the beneficiaries of our guarantee of the notes and deposit notes will not have the protection of the Trust Indenture Act with respect to our guarantee.

Our guarantee of the notes and deposit notes is governed by and subject to the guarantee agreement, and any payments we may become obligated to make in respect of our guarantee will be made on the terms and as

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provided in the guarantee agreement. Please note that we or our agent may require any person claiming payment under our guarantee to provide evidence reasonably satisfactory to us or our agent that such person is a Party entitled to such payment under the guarantee agreement. We have filed the guarantee agreement with the SEC as exhibit 4.1 to our Current Report on Form 8-K, dated November 21, 2011, and we encourage you to read it carefully.

Because we are a holding company, our ability to perform our obligations under our guarantee will depend in part on our ability to participate in distributions of assets from our subsidiaries. We discuss these matters under “We Are a Holding Company” above.

Considerations Relating to the Guarantee of the Deposit Notes

In the event of a liquidation or other resolution of GS Bank and payment on the deposit notes by the FDIC under FDIC insurance, the FDIC will be subrogated to all rights of holders of the deposit notes against GS Bank under the deposit notes, including their rights against The Goldman Sachs Group, Inc. under the guarantee agreement, to the extent of such payment.

The deposit notes will be deposit liabilities of GS Bank, unconditionally and irrevocably guaranteed by The Goldman Sachs Group, Inc. pursuant to our guarantee. Except to the extent FDIC insurance is available from the FDIC, no entity other than GS Bank or The Goldman Sachs Group, Inc. will have any obligation, contingent or otherwise, to make any payments in respect of the deposit notes. Accordingly, GS Bank and The Goldman Sachs Group, Inc. will be dependent on their respective assets and earnings to generate the funds necessary to meet their respective obligations with respect to the deposit notes. If GS Bank’s and The Goldman Sachs Group, Inc.’s assets and earnings are not adequate, GS Bank and The Goldman Sachs Group, Inc. may be unable to make payments in respect of the deposit notes and you could lose that part of your deposit, if any, that is not covered by FDIC insurance.

Considerations Relating to the Guarantee of the Notes

The notes will be liabilities of GS Bank, unconditionally and irrevocably guaranteed by The Goldman Sachs Group, Inc. pursuant to our guarantee. However, the notes will be general unsecured obligations, not deposit liabilities, of GS Bank and will not be insured by the FDIC. In the event of a liquidation or other resolution of GS Bank, the notes, as general obligations of GS Bank, will generally be subordinated in right of payment to the claims of deposit holders. No entity other than GS Bank or The Goldman Sachs Group, Inc. will have any obligation, contingent or otherwise, to make any payments in respect of the notes. Accordingly, GS Bank and The Goldman Sachs Group, Inc. will be dependent on their respective assets and earnings to generate the funds necessary to meet their respective obligations with respect to the notes. If GS Bank’s and The Goldman Sachs Group Inc.’s assets and earnings are not adequate, GS Bank and The Goldman Sachs Group, Inc. may be unable to make payments in respect of the notes and you could lose your entire investment in your note.

SCOPE OF THIS PROSPECTUS

As indicated above, the guarantee agreement applies to a wide range of payment obligations of GS Bank. This prospectus, however, relates only to our guarantee of the notes and deposit notes and not to any other obligations of GS Bank, including any other obligations of GS Bank covered by the guarantee, unless we amend or supplement this prospectus to provide otherwise.

We reserve the right to amend or terminate the guarantee agreement with respect to the notes or deposit notes, in whole or in any part (and with respect to some or all holders of the notes or deposit notes), at any time in the future as permitted in the guarantee agreement. In the event that we terminate the guarantee agreement with respect to any notes or deposit notes (or holders), this prospectus will not apply with respect to any offers or sales of those obligations made after the termination becomes effective (other than offers and sales to any holders as to whom the termination is not effective).

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PLAN OF DISTRIBUTION

Initial Offering and Sale of Notes and Deposit Notes with Guarantee

We have been advised by GS Bank that the notes or deposit notes, in each case together with our guarantee, may be initially offered from time to time as follows:

•	through agents;

•	to dealers or initial purchasers for resale;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

The notes or deposit notes, in each case together with our guarantee, which GS Bank distributes by any of these methods may be sold to the public, in one or more transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

The notes or deposit notes, in each case together with our guarantee, may be offered by GS&Co., any of our other affiliates or other firms, pursuant to distribution agreements signed with GS Bank and us from time to time. We refer to these firms as “agents”. The notes and deposit notes will be offered for sale primarily in the United States but may also be offered outside the United States. The notes and deposit notes are not required to be, and have not been, registered under the Securities Act.

The agents may offer the notes or deposit notes, in each case together with our guarantee, as agents for GS Bank or may purchase them for resale as principal, either on a firm-commitment or best-efforts basis, and will be compensated by GS Bank in the form of placement fees, commissions, purchase price discounts or similar arrangements. The agents may offer the notes or deposit notes either directly or through other institutions acting as selling agents, and may reallow or otherwise pay all or some of their compensation to their selling agents, if any.

We have been advised by GS Bank that it may also solicit offers to purchase the notes or deposit notes directly from the public from time to time.

We do not expect to pay any fees or other compensation to any agent in connection with the offering of notes or deposit notes with our guarantee. In addition, we do not intend to charge any fees to or receive any other compensation from GS Bank or any other person in respect of our guarantee.

Neither the notes nor the deposit notes are required to be or have been registered under the Securities Act. However, because our guarantee has been registered under the Securities Act, the agents may be deemed to be “underwriters”, and some of the compensation they receive in connection with the distribution of notes and deposit notes may be deemed to be “underwriters’ compensation” (as these terms are defined in the Securities Act), with respect to our guarantee.

In connection with an offering, the agents may purchase and sell notes or deposit notes, together with our guarantee, in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the agents of a greater number of notes or deposit notes than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes or deposit notes while an offering is in progress.

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The agents also may impose a penalty bid. This occurs when a particular agent repays to the agents a portion of the fees, commissions or discounts received by it because the agents have repurchased notes or deposit notes, together with our guarantee, sold by or for the account of that agent in stabilizing or short-covering transactions.

These activities by the agents may stabilize, maintain or otherwise affect the market price of the notes or deposit notes. As a result, the price of the notes or deposit notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the agents at any time.

We have been advised by GS Bank that it may authorize the agents and their selling agents to solicit from third parties offers to purchase the notes or deposit notes providing for payment and issuance on future dates.

The agents, as well as their affiliates, may be customers of or lenders to, and may engage in transactions with and perform services (including investment banking, financial advisory and banking services) for, The Goldman Sachs Group, Inc. and its subsidiaries in the ordinary course of business. In connection with some of these transactions and services, these parties have in the past received, and may in the future receive, customary fees from us or our affiliates. As noted above, GS Bank expects to offer the notes and deposit notes, together with our guarantee, to or through our affiliates, as agents or selling agents. Among our affiliates, GS&Co. may offer the notes and deposit notes, with our guarantee, for sale in the United States and Goldman Sachs International, Goldman Sachs (Asia) L.L.C. and Goldman Sachs (Singapore) Pte. may offer them for sale outside the United States. Our affiliates may also offer the notes and deposit notes in other markets through one or more selling agents, including one another.

We and GS Bank have agreed (or will agree) to indemnify the agents that have signed (or will sign) distribution agreements against certain liabilities, which may include liabilities arising under the Securities Act.

Market-Making Resales by Affiliates

This prospectus may be used by GS&Co. and any of our other affiliates in connection with offers and sales of notes and deposit notes, together with our guarantee, in market-making transactions. In a market-making transaction, GS&Co. or any such other affiliate may resell a note or deposit note that it acquires from other holders, after the original offering and sale of the note or deposit note. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, GS&Co. or such other affiliate may act as principal or agent, including as agent for the counterparty in a transaction in which the affiliate acts as principal, or as agent for both counterparties in a transaction in which the affiliate does not act as principal. GS&Co. or such other affiliate may receive compensation in the form of fees, commissions and discounts, including from both counterparties in some cases. In addition to GS&Co., our other affiliates who engage in transactions of this kind and may use this prospectus for this purpose include Goldman Sachs International, Goldman Sachs (Asia) L.L.C. and Goldman Sachs (Singapore) Pte.

In the event that GS Bank, GS&Co. or any other affiliate of GS Bank purchases deposit notes with our guarantee in the secondary market, these purchases may be subject to certain regulatory conditions, including, if GS Bank, GS&Co. or any other affiliate of GS Bank purchases deposit notes from a holder within six days after those deposit notes are initially issued, downward adjustments to the purchase price to be paid to the holder to account for early withdrawal penalties imposed by GS Bank pursuant to Regulation D of the Federal Reserve Board. Thus, if you sell a deposit note to GS Bank or any of its affiliates shortly after you purchase and pay for it, you may receive a reduced price for your deposit note.

We do not expect to pay or receive any fees or other compensation in respect of our guarantee in market-making transactions. We do not expect that GS&Co. or any of our other affiliates that engages in these transactions will pay any proceeds from its market-making resales to us.

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When you purchase any notes or deposit notes together with our guarantee, you may assume that you are purchasing them in a market-making transaction unless you are informed in your confirmation of sale that you are purchasing them in their original offering and sale.

Market for the Notes and Deposit Notes

There is no established trading market for the notes or deposit notes, in each case together with our guarantee, and there is no assurance that any will develop. Neither we nor GS Bank intends to list the notes, deposit notes or our guarantee on any securities exchange or trading facility. We have been advised by GS&Co. that it may make a market in the notes or deposit notes and it is possible that our other affiliates involved in the distribution of the notes or deposit notes may also do so. Neither GS&Co. nor any of our other affiliates, however, is obligated to do so and any one of them may discontinue market-making at any time without notice. No assurance can be given as to the liquidity or the trading market for the notes or deposit notes.

Conflicts of Interest

GS&Co. is an affiliate of The Goldman Sachs Group, Inc. and, as such, will have a “conflict of interest” in any offering of the notes or deposit notes within the meaning of FINRA Rule 5121. Consequently, any offering of the notes or deposit notes will be conducted in compliance with the provisions of Rule 5121. GS&Co. will not be permitted to sell notes or deposit notes with our guarantees in any offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

EMPLOYEE RETIREMENT INCOME SECURITY ACT

This section is relevant to you only if you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh Plan) proposing to invest in the notes or deposit notes, in each case with our guarantee.

The U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the U.S. Internal Revenue Code of 1986, as amended (the “Code”), prohibit certain transactions (“prohibited transactions”) involving the assets of an employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code (including individual retirement accounts, Keogh plans and other plans described in Section 4975(e)(1) of the Code) (a “Plan”) and certain persons who are “parties in interest” (within the meaning of ERISA) or “disqualified persons” (within the meaning of the Code) with respect to the Plan; governmental plans may be subject to similar prohibitions unless an exemption applies to the transaction. The assets of a Plan may include assets held in the general account of an insurance company that are deemed “plan assets” under ERISA or assets of certain investment vehicles in which the Plan invests. Each of The Goldman Sachs Group, Inc. and certain of its affiliates may be considered a “party in interest” or a “disqualified person” with respect to many Plans, and, accordingly, prohibited transactions may arise if the notes or deposit notes, in each case with our guarantee, are acquired by or on behalf of a Plan unless the notes or deposit notes are acquired and held pursuant to an available exemption. In general, available exemptions are: transactions effected on behalf of that Plan by a “qualified professional asset manager” (prohibited transaction exemption 84-14) or an “in-house asset manager” (prohibited transaction exemption 96-23), transactions involving insurance company general accounts (prohibited transaction exemption 95-60), transactions involving insurance company pooled separate accounts (prohibited transaction exemption 90-1), transactions involving bank collective investment funds (prohibited transaction exemption 91-38) and transactions with service providers under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code where the Plan receives no less and pays no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code). A Plan should also consider whether its purchase, holdings and disposition of a note or deposit note is eligible to be covered under prohibited transaction exemption 81-8 (involving investments in certificates of deposit). The

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person making the decision on behalf of a Plan or a governmental plan shall be deemed, on behalf of itself and the plan, by purchasing and holding the notes or deposit notes, or exercising any rights related thereto, to represent that (a) the plan will receive no less and pay no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code) in connection with the purchase and holding of the notes or deposit notes, (b) none of the purchase, holding or disposition of the notes or deposit notes, in each case with our guarantee, or the exercise of any rights related to the notes, the deposit notes or our guarantee will result in a non-exempt prohibited transaction under ERISA or the Code (or, with respect to a governmental plan, under any similar applicable law or regulation), and (c) neither The Goldman Sachs Group, Inc. nor any of its affiliates is a “fiduciary” (within the meaning of Section 3(21) of ERISA (or any regulations thereunder) or, with respect to a governmental plan, under any similar applicable law or regulation) with respect to the purchaser or holder in connection with such person’s acquisition, disposition or holding of the notes or deposit notes, in each case with our guarantee, or as a result of any exercise by The Goldman Sachs Group, Inc. or any of its affiliates of any rights in connection with the notes, the deposit notes or our guarantee, and neither The Goldman Sachs Group, Inc. nor any of its affiliates has provided investment advice in connection with such person’s acquisition, disposition or holding of the notes or the deposit notes, in each case with our guarantee.

If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh plan) and propose to invest in the notes or deposit notes, in each case with our guarantee, described in this prospectus, you should consult your legal counsel.

VALIDITY OF OUR GUARANTEE

The validity of our guarantee has been passed upon for The Goldman Sachs Group, Inc. by Sullivan & Cromwell LLP, New York, New York. The opinion of Sullivan & Cromwell LLP was based on assumptions about the absence of future changes in law or the authorization of our guarantee and about other matters that may affect the validity of our guarantee but that could not be ascertained on the date of that opinion.

Sullivan & Cromwell LLP has in the past represented and continues to represent Goldman Sachs on a regular basis and in a variety of matters, including offerings of our common stock, preferred stock and debt securities. Sullivan & Cromwell LLP also performed services for The Goldman Sachs Group, Inc. and GS Bank in connection with the issuance of our guarantee and the notes and deposit notes.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of The Goldman Sachs Group, Inc. incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The historical income statement data, balance sheet data and common share data set forth in “Selected Financial Data” as of and for the years ended December 31, 2016, December 31, 2015, December 31, 2014, December 31, 2013 and December 31, 2012 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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REVIEW OF UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS BY

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

With respect to the unaudited condensed consolidated financial statements of The Goldman Sachs Group, Inc. for the three month periods ended March 31, 2017 and 2016, incorporated by reference in this prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated May 3, 2017 incorporated by reference in this prospectus states that they did not audit and they do not express an opinion on that unaudited condensed consolidated financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited condensed consolidated financial statements because that report is not a “report” or a “part” of the registration statements prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Securities Act of 1933.

CAUTIONARY STATEMENT PURSUANT TO THE PRIVATE

SECURITIES LITIGATION REFORM ACT OF 1995

We have included or incorporated by reference in this prospectus statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but instead represent only our belief regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. It is possible that our actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements.

Information regarding important factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements is contained under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated in this prospectus by reference (and in any of our annual or quarterly reports for a subsequent fiscal period that are so incorporated). See “Available Information” above for information about how to obtain a copy of this annual report.

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We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

The Goldman Sachs

Group, Inc.

Guarantee

of Notes and Deposit Notes of Goldman Sachs Bank USA

Goldman Sachs & Co. LLC

Capital Securities of Goldman Sachs Capital VI Goldman Sachs Capital VII fully and unconditionally guaranteed as described herein by The Goldman Sachs Group, Inc.

Goldman Sachs Capital VI and Goldman Sachs Capital VII (each trust is referred to as an “Issuer Trust” and together as the “Issuer Trusts”) may offer and sell capital securities, in one or more offerings. Capital securities are preferred securities representing preferred beneficial interests in the applicable Issuer Trust. Pursuant to a guarantee agreement, The Goldman Sachs Group, Inc. will fully and unconditionally guarantee, on a subordinated basis, the payment of distributions on and the redemption price of the capital securities when due, to the extent that the Issuer Trust has funds legally and immediately available to pay them. Each Issuer Trust will use the net proceeds of the issuance and sale of its capital securities to purchase a series of corresponding subordinated debt securities of The Goldman Sachs Group, Inc. (the “corresponding subordinated debt securities”), which will be its sole assets.

This prospectus describes some of the general terms that may apply to the capital securities and the corresponding subordinated debt securities. The specific terms of any securities to be offered or purchased by any of the Issuer Trusts will be described in the applicable prospectus supplement to this prospectus.

The Issuer Trusts may offer and sell their capital securities to or through one or more underwriters, dealers and agents, including the firm named below, or directly to purchasers, on a continuous or delayed basis. The specific manner in which these securities may be offered will be described in the applicable prospectus supplement to this prospectus.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The capital securities and the corresponding subordinated debt securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Goldman Sachs may use this prospectus in the initial sale of the capital securities. In addition, Goldman Sachs & Co. LLC (“GS&Co.”) or any other affiliate of Goldman Sachs may use this prospectus in a market-making transaction in any of these or similar securities after its initial sale. Unless Goldman Sachs or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Goldman Sachs & Co. LLC

Prospectus dated July 10, 2017.

AVAILABLE INFORMATION

The Goldman Sachs Group, Inc. is required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed.

We have filed a registration statement on Form S-3 with the SEC relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of The Goldman Sachs Group, Inc., please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the applicable contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.

The SEC’s rules allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to any of the SEC filings referenced in the list below. Any information referred to in this way in this prospectus or the applicable prospectus supplement is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

The Goldman Sachs Group, Inc. incorporates by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(1)	Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (File No. 001-14965);

(2)	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017 (File No. 001-14965);

(3)	Current Reports on Form 8-K, dated December 31, 2016 and filed on January 6, 2017, dated and filed on January 18, 2017, dated and filed on January 19, 2017, dated January 17, 2017 and filed on January 20, 2017, dated January 22, 2017 and filed on January 24, 2017, dated and filed on January 26, 2017, dated and filed on February 16, 2017, dated March 1, 2017 and filed on March 7, 2017, dated March 11, 2017 and filed on March 13, 2017, dated and filed on March 27, 2017, dated and filed on April 18, 2017, dated and filed on April 26, 2017, dated and filed on April 28, 2017, dated and filed on May 23, 2017, dated and filed on June 5,2017 and dated and filed on June 28, 2017 (File No. 001-14965); and

(4)	All documents filed by The Goldman Sachs Group, Inc. under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) on or after the date of this prospectus and before the termination of the offering of securities under this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from Investor Relations, 200 West Street, New York, New York 10282, telephone (212) 902-0300.

No separate financial statements of any Issuer Trust are included in this prospectus. The Goldman Sachs Group, Inc. and the Issuer Trusts do not consider that such financial statements would be material to holders of

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the capital securities because each Issuer Trust is a special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the corresponding subordinated debt securities of The Goldman Sachs Group, Inc. and issuing the trust securities. Furthermore, taken together, The Goldman Sachs Group, Inc.’s obligations under each series of corresponding subordinated debt securities, the subordinated debt indenture under which the corresponding subordinated debt securities will be issued, the related trust agreement, the related expense agreement and the related guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related capital securities of an Issuer Trust. For a more detailed discussion, see “The Issuer Trusts”, “Description of Capital Securities and Related Instruments”, “Description of Capital Securities and Related Instruments — Corresponding Subordinated Debt Securities” and “Description of Capital Securities and Related Instruments — Guarantees and Expense Agreements” below. In addition, The Goldman Sachs Group, Inc. does not expect any of the Issuer Trusts to file reports under the Exchange Act with the SEC.

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SUMMARY INFORMATION

This summary highlights information contained elsewhere, or incorporated by reference in, this prospectus. This summary is not complete and does not contain all the information that you should consider before investing in the capital securities. You should read this entire prospectus carefully, including the documents incorporated by reference, which are described under “Available Information.” The following description sets forth general terms of the capital securities, the corresponding subordinated debt securities and the guarantees. The prospectus supplement will describe the particular terms of the securities being offered and the extent to which these general provisions may apply to those securities.

In this prospectus, references to “The Goldman Sachs Group, Inc.,” “we,” “our” and “us” refer only to The Goldman Sachs Group, Inc. and not to its consolidated subsidiaries. References to “Goldman Sachs” refer to The Goldman Sachs Group, Inc., together with its consolidated subsidiaries and affiliates. We refer to the Capital Securities as the “capital securities.”

The Goldman Sachs Group, Inc.

The Goldman Sachs Group, Inc. is a leading global investment banking, securities and investment management firm that provides a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and individuals. Founded in 1869, the Firm is headquartered in New York and maintains offices in all major financial centers around the world. The Firm’s principal executive offices are located at 200 West Street, New York, New York 10282, telephone (212) 902-1000. The Goldman Sachs Group, Inc. is a bank holding company and a financial holding company regulated by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”). The Firm’s U.S. depository institution subsidiary, Goldman Sachs Bank USA, is a New York State-chartered bank.

The Issuer Trusts

Each Issuer Trust is a Delaware statutory business trust created solely for the purpose of issuing capital securities to investors and trust common securities to us and investing the proceeds in an equivalent amount of our subordinated debt securities. The corresponding subordinated debt securities will be the sole assets of each Issuer Trust.

Each Issuer Trust’s business and affairs will be conducted by its trustees, each appointed by us as sponsor of the Issuer Trust. The trustees will be The Bank of New York Mellon, as the “property trustee,” BNY Mellon Trust of Delaware, as the “Delaware trustee,” and two individual trustees, or “administrative trustees,” who are employees or officers of or affiliated with us.

The Capital Securities

The Issuer Trusts may offer and sell capital securities, in one or more offerings. Capital securities represent preferred beneficial interests in the Issuer Trust that issues them. Each Issuer Trust will issue its capital securities under a trust agreement between it and The Bank of New York Mellon and others as Issuer Trust trustees.

Guarantees

Pursuant to the guarantee agreement for each Issuer Trust (each, a “guarantee”) executed by us for the benefit of the holders of capital securities of such Issuer Trust, The Goldman Sachs Group, Inc. will fully and unconditionally guarantee, on a subordinated basis, the payment of distributions on and the redemption price of the capital securities when due, to the extent that the Issuer Trust has funds legally and immediately available to pay them. See “Description of Capital Securities and Related Instruments — Guarantees and Expense Agreements” below for further details.

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Corresponding Subordinated Debt Securities

Concurrently with the issuance of each Issuer Trust’s capital securities, the Issuer Trust will invest the proceeds thereof and the consideration paid by us for the trust common securities of the Issuer Trust in the series of corresponding subordinated debt securities issued by us to the Issuer Trust. See “Description of Capital Securities and Related Instruments — Corresponding Subordinated Debt Securities” below.

Book-Entry Issuance Only

The capital securities will be issued only in book-entry form — i.e., as global securities registered in the name of The Depository Trust Company (“DTC”), New York, New York, or its nominee. The sale of the senior guaranteed securities will settle in immediately available funds through DTC. You will not be permitted to withdraw the capital securities from DTC except in the limited situations described under “Legal Ownership and Book-Entry Issuance — What is a Global Security? — Special Situations When a Global Security Will Be Terminated.”

Investors may hold interests in a global security through organizations that participate, directly or indirectly, in the DTC system. Those organizations include Euroclear and Clearstream, Luxembourg. See “Legal Ownership and Book-Entry Issuance” below for additional information about indirect ownership of interests in the capital securities.

When we refer to “you” in this prospectus, we mean those who invest in the securities being offered by this prospectus and the applicable prospectus supplement, whether they are the holders or only indirect owners of those securities. When we refer to “your securities” in this prospectus, we mean the securities in which you will hold a direct or indirect interest.

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USE OF PROCEEDS

Each Issuer Trust will use the proceeds from any offering of capital securities to purchase corresponding subordinated debt securities issued by us. We expect to use the net proceeds from the sale of the subordinated debt securities to the Issuer Trusts to provide additional funds for our operations and for other general corporate purposes.

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THE ISSUER TRUSTS

Please note that in this section entitled “The Issuer Trusts”, references to The Goldman Sachs Group, Inc., “we”, “our” and “us” refer only to The Goldman Sachs Group, Inc. and not to its consolidated subsidiaries.

The following description summarizes the formation, purposes and material terms of each Issuer Trust. This description is followed by descriptions of:

•	the capital securities to be issued by each Issuer Trust;

•	the subordinated debt securities to be issued by us to each Issuer Trust, and the subordinated debt indenture under which they will be issued;

•	our guarantees for the benefit of the holders of the capital securities; and

•	the relationship among the capital securities, the corresponding subordinated debt securities, the expense agreements and the guarantees.

Each Issuer Trust is a statutory business trust created under Delaware law pursuant to:

•	a trust agreement executed by us, as depositor of the Issuer Trust, and the Delaware trustee of such Issuer Trust; and

•	a certificate of trust filed with the Delaware Secretary of State.

Before trust securities are issued, the trust agreement for the relevant Issuer Trust will be amended and restated in its entirety substantially in the form filed (or to be filed) with our SEC registration statement. The trust agreements will be qualified as indentures under the Trust Indenture Act of 1939.

Each Issuer Trust may offer to the public, from time to time, preferred securities representing preferred beneficial interests in the applicable Issuer Trust, which we call “capital securities”. In addition to capital securities offered to the public, each Issuer Trust will sell common securities representing common beneficial interests in such Issuer Trust to The Goldman Sachs Group, Inc., and we call these securities “trust common securities”. All of the trust common securities of each Issuer Trust will be owned by us. The trust common securities and the capital securities are also referred to together as the “trust securities”.

Each Issuer Trust exists for the exclusive purposes of:

•	issuing and selling its trust securities;

•	using the proceeds from the sale of these trust securities to acquire corresponding subordinated debt securities from us; and

•	engaging in only those other activities necessary or incidental to these purposes (for example, registering the transfer of the trust securities).

When any Issuer Trust sells trust securities, it will use the money it receives to buy a series of our subordinated debt securities, which we call the “corresponding subordinated debt securities” for those trust securities. The payment terms of the corresponding subordinated debt securities will be substantially the same as the terms of that Issuer Trust’s capital securities, which we call the “related capital securities”.

Each Issuer Trust will own only the applicable series of corresponding subordinated debt securities. The only source of funds for each Issuer Trust will be the payments it receives from us on the corresponding subordinated debt securities. Each Issuer Trust will use these funds to make any cash payments due to holders of its capital securities.

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Each Issuer Trust will also be a party to an expense agreement with The Goldman Sachs Group, Inc. Under the terms of the expense agreement, the Issuer Trust will have the right to be reimbursed by us for certain expenses.

The trust common securities of an Issuer Trust will rank equally, and payments on them will be made pro rata, with the capital securities of that Issuer Trust, except that upon the occurrence and continuance of an event of default under a trust agreement of such Issuer Trust resulting from an event of default under the subordinated debt indenture, our rights, as holder of the trust common securities, to payment in respect of distributions and payments upon liquidation or redemption will be subordinated to the rights of the holders of the capital securities of that Issuer Trust. See “Description of Capital Securities and Related Instruments — Subordination of Trust Common Securities”. We will acquire trust common securities in an aggregate liquidation amount greater than or equal to 3% of the total capital of each Issuer Trust. The prospectus supplement relating to any capital securities will contain the details of the cash distributions to be made periodically.

Under certain circumstances, we may redeem the corresponding subordinated debt securities that we sold to an Issuer Trust. If this happens, the Issuer Trust will redeem a like amount of the capital securities that it sold to the public and the trust common securities that it sold to us.

Under certain circumstances, we may dissolve an Issuer Trust and cause the corresponding subordinated debt securities to be distributed to the holders of the related capital securities. If this happens, owners of the related capital securities will no longer have any interest in such Issuer Trust and will own only the corresponding subordinated debt securities we issued to the Issuer Trust.

Unless otherwise specified in the applicable prospectus supplement:

•	each Issuer Trust will have a term of approximately 31 years from the date it issues its trust securities, but may terminate earlier as provided in the applicable trust agreement;

•	each Issuer Trust’s business and affairs will be conducted by its trustees;

•	the trustees will be appointed by us as holder of the trust common securities;

•	the trustees for each Issuer Trust will be The Bank of New York Mellon, as property trustee, and BNY Mellon Trust of Delaware, as Delaware trustee, and two individual administrative trustees who are employees or officers of The Goldman Sachs Group, Inc. or an affiliate of ours. These trustees are also referred to as the “Issuer Trust trustees”. The Bank of New York Mellon, as property trustee, will act as sole indenture trustee under each trust agreement for purposes of compliance with the Trust Indenture Act. The Bank of New York Mellon will also act as trustee under the guarantees and the subordinated debt indenture. See “Description of Capital Securities and Related Instruments — Guarantees and Expense Agreements” and “Description of Capital Securities and Related Instruments —Corresponding Subordinated Debt Securities” below;

•	if an event of default under the trust agreement for an Issuer Trust has occurred and is continuing, the holders of a majority in liquidation amount of the related capital securities will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee for such Issuer Trust;

•	under all circumstances, only the holder of the trust common securities has the right to vote to appoint, remove or replace the administrative trustees;

•	the duties and obligations of each Issuer Trust trustee are governed by the applicable trust agreement; and

•	we will pay all fees and expenses related to each Issuer Trust and the offering of the capital securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of each Issuer Trust.

The principal executive office of each Issuer Trust is 200 West Street, New York, NY 10282, and the telephone number for each is (212) 902-1000.

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DESCRIPTION OF THE CAPITAL SECURITIES AND RELATED INSTRUMENTS

Please note that in this section entitled “Description of Capital Securities and Related Instruments”, references to “The Goldman Sachs Group, Inc.”, “we”, “our” and “us” refer only to The Goldman Sachs Group, Inc. and not to its consolidated subsidiaries. Also, in this section, references to “holders” mean those who own capital securities registered in their own names, on the books that the Issuer Trust or property trustee maintains for this purpose, and not those who own beneficial interests in capital securities registered in street name or in capital securities issued in book-entry form through one or more depositaries. Owners of beneficial interest in the capital securities should read the section below entitled “Legal Ownership and Book-Entry Issuance”.

General

Pursuant to the terms of the trust agreement for each Issuer Trust, each Issuer Trust will sell capital securities to the public and trust common securities to us. The capital securities represent preferred beneficial interests in the Issuer Trust that sold them. Holders of the capital securities will be entitled to receive distributions and amounts payable on redemption or liquidation ahead of holders of the trust common securities. A more complete discussion appears below under the heading “— Subordination of Trust Common Securities”. Holders of the capital securities will also be entitled to other benefits as described in the corresponding trust agreement.

Each of the Issuer Trusts is a legally separate entity and the assets of one are not available to satisfy the obligations of any of the others.

The capital securities of an Issuer Trust will rank on a parity, and payments on them will be made pro rata, with the trust common securities of that Issuer Trust except as described under “— Subordination of Trust Common Securities”. Legal title to the corresponding subordinated debt securities will be held and administered by the property trustee in trust for the benefit of the holders of the related capital securities and trust common securities.

The trustees for each Issuer Trust will be The Bank of New York Mellon, as property trustee, and BNY Mellon Trust of Delaware, as Delaware trustee, and two individual administrative trustees who are employees or officers of us or our affiliates.

Each guarantee agreement executed by us for the benefit of the holders of an Issuer Trust’s capital securities will be a guarantee on a subordinated basis with respect to the related capital securities but will not guarantee payment of distributions or amounts payable on redemption or liquidation of such capital securities when the related Issuer Trust does not have funds on hand available to make such payments. See “— Guarantees and Expense Agreements” below.

Each Issuer Trust May Issue Series of Capital Securities With Different Terms

Each Issuer Trust may issue one distinct series of capital securities. This section summarizes terms of the securities that apply generally to all series of capital securities. The provisions of the trust agreements allow the Issuer Trusts to issue series of capital securities with terms different from one another. We describe most of the financial and other specific terms of your series in the prospectus supplement accompanying this prospectus. Those terms may vary from the terms described here.

As you read this section, please remember that the specific terms of your capital security as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your capital security.

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When we refer to a series of capital securities, we mean a series issued under the applicable trust agreement. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the capital security you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

Amounts That We May Issue

The trust agreements do not limit the aggregate amount of capital securities that may be issued or the aggregate amount of any particular series. We and the Issuer Trusts may issue capital securities and other securities at any time without your consent and without notifying you.

The trust agreements and the capital securities do not limit our ability to incur indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the capital securities.

In the future, we may form additional trusts or other entities similar to the Issuer Trusts, and those other entities could issue securities similar to the trust securities described in this section. In that event, we may issue subordinated debt securities under the subordinated debt indenture to those other issuer entities and guarantees under a guarantee agreement with respect to the securities they issue. We may also enter into expense agreements with those other issuers. The subordinated debt securities and guarantees we issue (and expense agreements we enter into) in those cases would be similar to those described in this prospectus, with such modifications as may be described in the applicable prospectus supplement.

Distributions

Distributions on the capital securities will be cumulative, will accumulate from the original issue date (unless otherwise specified in your prospectus supplement) and will be payable on the dates specified in your prospectus supplement. In the event that any date on which distributions on the capital securities are payable is not a business day, payment of that distribution will be made on the next business day (and without any interest or other payment in connection with this delay) except that, if the next business day falls in the next calendar year, payment of the distribution will be made on the immediately preceding business day, in either case with the same force and effect as if made on the original distribution date. Each date on which distributions are payable in accordance with the previous sentence is referred to as a “distribution date”. The term “business day” means, for any capital security, any Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law or executive order to close and that satisfies any other criteria specified in your prospectus supplement.

Each Issuer Trust’s capital securities represent preferred beneficial interests in the applicable Issuer Trust, and the distributions on each capital security will be payable at a rate specified in your prospectus supplement. Unless your prospectus supplement provides that the amount of distributions payable for any period will be computed on a different basis, the amount of distributions payable for any period will be computed on the basis of 30/360 (ISDA) as follows:

[360 × (Y2 - Y1)] + [30 × (M2 - M1)] + (D2 - D1)

360

where:

•	“Y1” is the year, expressed as a number, in which the first day of the period falls;

•	“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the period falls;

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•	“M1” is the calendar month, expressed as a number, in which the first day of the period falls;

•	“M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the period falls;

•	“D1” is the first calendar day, expressed as a number, of the period, unless such number would be 31, in which case D1 will be 30; and

•	“D2 ” is the calendar day, expressed as a number, immediately following the last day included in the period, unless such number would be 31 and D1 is greater than 29, in which case D2 will be 30.

Distributions to which holders of capital securities are entitled will accumulate additional distributions at the rate per annum if and as specified in your prospectus supplement. The term “distributions” as used in this summary includes these additional distributions unless otherwise stated.

If an extension period occurs with respect to the corresponding subordinated debt securities, distributions on the related capital securities will be correspondingly deferred (but would continue to accumulate additional distributions at the rate per annum set forth in the prospectus supplement for the capital securities). See “—Corresponding Subordinated Debt Securities — Option to Defer Interest Payments” below.

The revenue of each Issuer Trust available for distribution to holders of its capital securities will be limited to payments under the corresponding subordinated debt securities which the Issuer Trust will acquire with the proceeds from the issuance and sale of its trust securities. See “— Corresponding Subordinated Debt Securities”. If we do not make interest payments on the corresponding subordinated debt securities, the property trustee will not have funds available to pay distributions on the related capital securities. The payment of distributions (if and to the extent the Issuer Trust has funds legally available for the payment of distributions and cash sufficient to make payments) is guaranteed by us as described below under the heading “— Guarantees and Expense Agreements”.

Distributions on the capital securities will be payable to the holders of capital securities as they appear on the register of the Issuer Trust at the close of business on the relevant record dates, which, as long as the capital securities remain in book-entry form, will be one business day prior to the relevant distribution date. Subject to any applicable laws and regulations and the provisions of the applicable trust agreement, each such payment will be made as described under the heading “Legal Ownership and Book-Entry Issuance”. In the event any capital securities are not in book-entry form, the relevant record date for such capital securities will be the date 15 days prior to the relevant distribution date (whether or not a business day).

Redemption or Exchange

Mandatory Redemption

Upon the repayment or redemption, in whole or in part, of any corresponding subordinated debt securities, whether at their stated maturity or before their stated maturity as provided in the subordinated debt indenture, the proceeds from the repayment or redemption will be applied by the property trustee to redeem a like amount (as defined below) of the capital securities, upon not less than 30 nor more than 60 days’ notice before the applicable redemption date, at the redemption price specified in your prospectus supplement. If less than all of any series of corresponding subordinated debt securities are to be repaid or redeemed on a redemption date, then the proceeds from the repayment or redemption will be allocated pro rata to the redemption of the related capital securities and the trust common securities based upon the relative liquidation amounts of these classes. The amount of premium, if any, paid by us upon the redemption of all or any part of any series of any corresponding subordinated debt securities to be repaid or redeemed on a redemption date will be allocated to the redemption pro rata of the related capital securities and the trust common securities. The redemption price will be payable on each redemption date only to the extent that the Issuer Trust has funds then on hand and available in the payment account for the payment of the redemption price.

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We will have the right to redeem any series of corresponding subordinated debt securities:

•	on or after such date as may be specified in the applicable prospectus supplement, in whole at any time or in part from time to time;

•	at any time, in whole (but not in part), upon the occurrence of a tax event or an investment company event (as defined below); or

•	as may be otherwise specified in the applicable prospectus supplement.

Tax Event. A “tax event” means the receipt by the Issuer Trust of an opinion of counsel to the effect that, as a result of any tax change, there is more than an insubstantial risk that any of the following will occur:

•	the Issuer Trust is, or will be within 90 days after the date of the opinion of counsel, subject to U.S. federal income tax on income received or accrued on the corresponding subordinated debt securities;

•	interest payable by us on the corresponding subordinated debt securities is not, or within 90 days after the opinion of counsel will not be, deductible by us, in whole or in part, for U.S. federal income tax purposes; or

•	the Issuer Trust is, or will be within 90 days after the date of the opinion of counsel, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

As used above, the term “tax change” means any of the following:

•	any amendment to or change (including any announced prospective change) in the laws or any regulations under the laws of the United States or of any political subdivision or taxing authority of or in the United States, if the amendment or change is effective on or after the date the capital securities are issued; or

•	any official administrative pronouncement, including any private letter ruling, technical advice memorandum, field service advice, regulatory procedure, notice or announcement (including any notice or announcement of intent to adopt any procedures or regulations) or action or any judicial decision interpreting or applying such laws or regulations, whether or not the pronouncement, action or decision is issued to or in connection with a proceeding involving us or the Issuer Trust or is subject to review or appeal, if the pronouncement, action or decision is announced or occurs on or after the date of the issuance of the capital securities.

Investment Company Event. An “investment company event” means the receipt by the Issuer Trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws or any regulations under the laws of the United States or of any political subdivision or governmental agency or regulatory authority of or in the United States, or as a result of any official administrative pronouncement, including any interpretation, release, no-action letter, regulatory procedure, notice or announcement (including any notice or announcement of an intent to adopt any interpretation, procedures or regulations) or action or any judicial decision interpreting or applying such laws or regulations, whether or not the pronouncement, action or decision is issued to or in connection with a proceeding involving us or the Issuer Trust or is subject to review or appeal, which amendment or change is effective, or which pronouncement, action or decision is announced or occurs, on or after the date of the issuance of the capital securities, there is more than an insubstantial risk that the Issuer Trust is or will be considered an “investment company” that is required to be registered under the Investment Company Act.

Like Amount and Liquidation Amount. “Like amount” means, with respect to a redemption of any series of trust securities, trust securities of that series having a liquidation amount equal to the principal amount of corresponding subordinated debt securities to be contemporaneously redeemed in accordance with the subordinated debt indenture, the proceeds of which will be used to pay the redemption price of the trust securities. “Liquidation amount” means the stated amount per trust security as set forth in the applicable prospectus supplement.

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Tax Event or Investment Company Event Redemption

If a tax event or investment company event (or any other event specified in your prospectus supplement) in respect of a series of capital securities and trust common securities has occurred and is continuing, we have the right to redeem the corresponding subordinated debt securities in whole (but not in part) and thereby cause a mandatory redemption of the capital securities and trust common securities in whole (but not in part) at the redemption price within 90 days following the occurrence of the tax event or investment company event (or other specified event). If a tax event or investment company event (or other specified event) has occurred and is continuing in respect of a series of capital securities and trust common securities and we do not elect to redeem the corresponding subordinated debt securities and thereby cause a mandatory redemption of the capital securities or to dissolve and liquidate the related Issuer Trust and cause the corresponding subordinated debt securities to be distributed to holders of the capital securities and trust common securities in liquidation of the Issuer Trust as described below, such capital securities will remain outstanding and additional sums (as defined below) may be payable on the corresponding subordinated debt securities.

The term “additional sums” means the additional amounts as may be necessary in order that the amount of distributions then due and payable by an Issuer Trust on the outstanding capital securities and trust common securities of the Issuer Trust will not be reduced as a result of any additional taxes, duties and other governmental charges to which the Issuer Trust has become subject as a result of a tax event.

After the liquidation date fixed for any distribution of corresponding subordinated debt securities for any series of related capital securities:

•	the series of related capital securities will no longer be deemed to be outstanding;

•	the depositary or its nominee, as the record holder of the related capital securities, will receive a registered global certificate or certificates representing the corresponding subordinated debt securities to be delivered upon the distribution; and

•	any certificates representing the related capital securities not held by the depositary or its nominee will be deemed to represent the corresponding subordinated debt securities having a principal amount equal to the stated liquidation amount of the related capital securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on the related capital securities until the certificates are presented to the administrative trustees or their agent for transfer or reassurance.

Any distribution of corresponding subordinated debt securities to holders of related capital securities will be made to the applicable recordholders as they appear on the register for the related capital securities on the relevant record date, which will be one business day prior to the liquidation date. In the event that any related capital securities are not in book-entry form, the relevant record date will be a date 15 days prior to the liquidation date (whether or not a business day), as specified in the applicable prospectus supplement.

There can be no assurance as to the market prices for the related capital securities or the corresponding subordinated debt securities that may be distributed in exchange for related capital securities if a dissolution and liquidation of an Issuer Trust were to occur. Accordingly, the related capital securities that an investor may purchase, or the corresponding subordinated debt securities that the investor may receive on dissolution and liquidation of an Issuer Trust, may trade at a discount to the price that the investor paid to purchase the related capital securities being offered in connection with this prospectus.

Redemption Procedures

Capital securities redeemed on each redemption date will be redeemed at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding subordinated debt securities. Redemptions of the capital securities will be made and the redemption price will be payable on each redemption date only to the extent that the related Issuer Trust has funds on hand available for the payment of the redemption price. See also “— Subordination of Trust Common Securities” below.

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If the property trustee gives a notice of redemption in respect of any capital securities, then, while such capital securities are in book-entry form, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the property trustee will deposit irrevocably with the depositary funds sufficient to pay the applicable redemption price and will give the depositary irrevocable instructions and authority to pay the redemption price to the holders of the capital securities. See “Legal Ownership and Book-Entry Issuance” below. If the capital securities are no longer in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the capital securities funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to the holders upon surrender of their certificates evidencing the capital securities. Notwithstanding the above, distributions payable on or prior to the redemption date for any capital securities called for redemption will be payable to the holders of the capital securities on the relevant record dates for the related distribution dates. If notice of redemption has been given and funds deposited as required, then upon the date of the deposit, all rights of the holders of the capital securities so called for redemption will cease, except the right of the holders of the capital securities to receive the redemption price and any distribution payable in respect of the capital securities on or prior to the redemption date, but without interest on the redemption price, and the capital securities will cease to be outstanding. In the event that any date fixed for redemption of capital securities is not a business day, then payment of the redemption price will be made on the next business day (and without any interest or other payment in connection with this delay) except that, if the next business day falls in the next calendar year, payment of the redemption price will be made on the immediately preceding business day, in either case with the same force and effect as if made on the original date. In the event that payment of the redemption price in respect of capital securities called for redemption is improperly withheld or refused and not paid either by an Issuer Trust or by us pursuant to the related guarantee as described below under “— Guarantees and Expense Agreements”, distributions on the capital securities will continue to accumulate at the then applicable rate from the redemption date originally established by the Issuer Trust for the capital securities to the date the redemption price is actually paid, in which case the date the redemption price is actually paid will be the date fixed for redemption for purposes of calculating the redemption price.

We or our affiliates may at any time and from time to time purchase outstanding capital securities by tender, in the open market or by private agreement.

Payment of the redemption price on the capital securities and any distribution of corresponding subordinated debt securities to holders of capital securities will be made to the applicable record holders as they appear on the register for the capital securities on the relevant record date, which, as long as the capital securities remain in book-entry form, will be the business day prior to the relevant redemption date or liquidation date, as applicable; provided, however, that in the event that the capital securities are not in book-entry form, the relevant record date for the capital securities will be a date at least 15 calendar days prior to the redemption date or liquidation date, as applicable, as specified in the applicable prospectus supplement.

If less than all of the capital securities and trust common securities issued by an Issuer Trust are to be redeemed on a redemption date, then the aggregate liquidation amount of the capital securities and trust common securities to be redeemed will be allocated pro rata to the capital securities and the trust common securities based upon the relative liquidation amounts of these classes. The particular capital securities to be redeemed will be selected on a pro rata basis not more than 60 days prior to the applicable redemption date by the property trustee from the outstanding capital securities not previously called for redemption, by a customary method that the property trustee deems fair and appropriate and which may provide for the selection for redemption of portions (equal to $1,000 or an integral multiple of $1,000 in excess thereof, unless a different amount is specified in the applicable prospectus supplement) of the liquidation amount of capital securities of a denomination larger than $1,000 (or another denomination as specified in the applicable prospectus supplement). The property trustee will promptly notify the securities registrar in writing of the capital securities selected for redemption and, in the case of any capital securities selected for partial redemption, the liquidation amount to be redeemed. For all purposes of each trust agreement, unless the context otherwise requires, all provisions relating to the redemption of capital securities will relate, in the case of any capital securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of capital securities which has been or is to be redeemed.

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If we exercise an option to redeem any capital securities, the property trustee will give to the holders written notice of the aggregate liquidation amount of capital securities to be redeemed, not less than 30 nor more than 60 days before the applicable redemption date. The property trustee will give the notice in the manner described below in “— Notices”.

Unless we default in payment of the redemption price on the corresponding subordinated debt securities interest will cease to accrue on the subordinated debt securities or portions thereof (and distributions will cease to accrue on the related capital securities or portions thereof) called for redemption on and after the redemption date.

Distribution of Corresponding Subordinated Debt Securities

We have the right at any time to dissolve any Issuer Trust and, after satisfaction of the liabilities of creditors of the Issuer Trust as provided by applicable law, cause to be distributed in respect of each series of capital securities and trust common securities issued by the Issuer Trust, to the holders of such trust securities, a like amount of the corresponding subordinated debt securities in liquidation of the Issuer Trust.

The term “like amount” means, with respect to a distribution of corresponding subordinated debt securities to holders of any series of trust securities in connection with a dissolution or liquidation of the related Issuer Trust, corresponding subordinated debt securities having a principal amount equal to the liquidation amount of the trust securities in respect of which the distribution is made.

If we or any of our affiliates acquire capital securities, we may exchange them for a like amount of corresponding subordinated debt securities at any time.

Subordination of Trust Common Securities

Payment of distributions on, and the redemption price of, each Issuer Trust’s capital securities and trust common securities, as applicable, will be made pro rata based on the liquidation amount of the capital securities and trust common securities; provided, however, that if on any distribution date, redemption date or liquidation date an event of default under the subordinated debt indenture has occurred and is continuing as a result of any failure by us to pay any amounts in respect of the subordinated debt securities when due, no payment of any distribution on, or redemption price of, or liquidation distribution in respect of, any of the Issuer Trust’s trust common securities, and no other payment on account of the redemption, liquidation or other acquisition of the trust common securities, will be made unless payment in full in cash of all accumulated and unpaid distributions on all of the Issuer Trust’s outstanding capital securities for all distribution periods terminating on or prior to that date, or in the case of payment of the redemption price the full amount of the redemption price on all of the Issuer Trust’s outstanding capital securities then called for redemption, or in the case of payment of the liquidation distribution the full amount of the liquidation distribution on all of the Issuer Trust’s outstanding capital securities, has been made or provided for, and all funds available to the property trustee must first be applied to the payment in full in cash of all distributions on, or the redemption price of, the Issuer Trust’s outstanding capital securities then due and payable.

In the case of any event of default under the applicable trust agreement resulting from an event of default under the subordinated debt indenture, we as holder of the Issuer Trust’s trust common securities will have no right to act with respect to the event of default until the effect of all events of default with respect to such Issuer Trust’s capital securities have been cured, waived or otherwise eliminated. Until any events of default under the applicable trust agreement with respect to the applicable capital securities have been cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of these capital securities and not on behalf of us as holder of the Issuer Trust’s trust common securities, and only these holders of the capital securities will have the right to direct the property trustee to act on their behalf.

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Liquidation Distribution Upon Dissolution

Pursuant to the relevant trust agreement, each Issuer Trust will dissolve on the first to occur of:

•	the expiration of its term;

•	certain events of bankruptcy, dissolution or liquidation of the holder of its trust common securities;

•	the distribution of a like amount of the corresponding subordinated debt securities to the holders of its trust securities, if we have given written direction to the property trustee to terminate the Issuer Trust. Such written direction by us is optional and solely within our discretion;

•	redemption of all of such Issuer Trust’s capital securities as described above under “— Redemption or Exchange — Mandatory Redemption”; and

•	the entry of an order for the dissolution of such Issuer Trust by a court of competent jurisdiction.

If an early termination occurs as described in the first, second, third and fifth bullet points above, the relevant Issuer Trust will be liquidated by the related Issuer Trust trustees as expeditiously as the Issuer Trust trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, to the holders of the trust securities a like amount of the corresponding subordinated debt securities in exchange for their trust securities, unless the distribution is determined by the property trustee not to be practical, in which event the holders will be entitled to receive out of the assets of the Issuer Trust available for distribution to holders, after satisfaction of liabilities to creditors of such Issuer Trust as provided by applicable law, an amount equal to, in the case of holders of capital securities, the aggregate of the liquidation amount plus accrued and unpaid distributions to the date of payment (an amount referred to as the “liquidation distribution”). If the liquidation distribution can be paid only in part because the Issuer Trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by the Issuer Trust on its capital securities will be paid on a pro rata basis. The holder of the Issuer Trust’s trust common securities will be entitled to receive distributions upon any liquidation pro rata with the holders of its capital securities, except that if an event of default under the subordinated debt indenture has occurred and is continuing as a result of any failure by us to pay any amounts in respect of the corresponding subordinated debt securities when due, the related capital securities will have a priority over the related trust common securities.

Events of Default; Notice

The following events will be “events of default” with respect to each series of capital securities issued under a trust agreement by an Issuer Trust:

•	any event of default under the subordinated debt indenture, as described below, with respect to the corresponding subordinated debt securities has occurred and is continuing;

•	default for 30 days by the Issuer Trust in the payment of any distribution on any capital security of such series or any common trust security of the Issuer Trust;

•	default by the Issuer Trust in the payment of the redemption price of any capital security of such series or any common trust security of such Issuer Trust;

•	failure by the Issuer Trust trustees to perform any other covenant or warranty in the trust agreement for 60 days after the holders of at least 25% in aggregate liquidation amount of the outstanding capital securities of such series give written notice to us and the Issuer Trust trustees; or

•	bankruptcy, insolvency or reorganization of the property trustee and the failure by us to appoint a successor property trustee within 90 days.

When we refer to an “event of default under the subordinated debt indenture”, we mean any of the following:

•	We do not pay the principal or any premium on any debt security of that series on the due date;

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•	We do not pay interest on any debt security of that series within 30 days after the due date;

•	We do not deposit a sinking fund payment with regard to any debt security of that series on the due date, but only if the payment is required under provisions described in the applicable prospectus supplement;

•	We remain in breach of any covenant we make in the debt indenture for the benefit of the relevant series, for 60 days after we receive a notice of default stating that we are in breach and requiring us to remedy the breach. The notice must be sent by the trustee or the holders of at least 10% in principal amount of the relevant series of debt securities then outstanding;

•	We file for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to The Goldman Sachs Group, Inc. occur. Those events must arise under U.S. federal or state law, unless we merge, consolidate or sell our assets as described above and the successor firm is a non-U.S. entity. If that happens, then those events must arise under U.S. federal or state law or the law of the jurisdiction in which the successor firm is legally organized; or

•	If the applicable prospectus supplement states that any additional event of default applies to the series, that event of default occurs.

Within five business days after the occurrence of any event of default with respect to a series of capital securities actually known to the property trustee, the property trustee will transmit notice of the event of default to the holders of such capital securities, the administrative trustees and us, as depositor, unless the event of default has been cured or waived.

We, as depositor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the relevant trust agreement.

If an event of default under the subordinated debt indenture has occurred and is continuing with respect to a series of corresponding subordinated debt securities, the series of related capital securities will have a preference over the related trust common securities of the relevant Issuer Trust as described above. See “— Liquidation Distribution Upon Dissolution” above. The existence of an event of default does not entitle the holders of capital securities to accelerate the maturity of the capital securities.

Whenever we refer to an event of default under the subordinated debt indenture in connection with any series of capital securities, we mean such an event of default with respect to the corresponding subordinated debt securities.

Removal of Issuer Trust Trustees

Unless an event of default under the subordinated debt indenture has occurred and is continuing, any Issuer Trust trustee may be removed at any time by the holder of the Issuer Trust’s trust common securities. If an event of default under the subordinated debt indenture has occurred and is continuing with respect to a series of capital securities, the property trustee and the Delaware trustee may be removed under the applicable trust agreement by the holders of a majority in liquidation amount of the outstanding capital securities of such series. In no event will the holders of the capital securities have the right to vote to appoint, remove or replace the administrative trustees. Such voting rights are vested exclusively in us as the holder of the trust common securities. No resignation or removal of an Issuer Trust trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable trust agreement.

Co-Trustees and Separate Property Trustee

Unless an event of default under the subordinated debt indenture has occurred and is continuing, at any time or from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any

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jurisdiction in which any part of the trust property may at the time be located, we, as the holder of the trust common securities, and the administrative trustees will have power to appoint one or more persons either to act as a co-trustee, jointly with the property trustee, of all or any part of the trust property, or to act as separate trustee of any trust property, in either case with the powers specified in the instrument of appointment, and to vest in the person or persons in this capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable trust agreement. In case an event of default under the subordinated debt indenture has occurred and is continuing, the property trustee alone will have power to make this appointment.

Merger or Consolidation of Issuer Trust Trustees

Any person into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which the trustee will be a party, or any person succeeding to all or substantially all the corporate trust business of the trustee, will automatically become the successor of the trustee under each trust agreement, provided the person is otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Issuer Trusts

An Issuer Trust may not merge, consolidate or amalgamate with or into or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other person, except as described below or as described above under “— Liquidation Distribution Upon Dissolution”. An Issuer Trust may, at our request, with the consent of the holders of a majority in liquidation amount of the outstanding capital securities issued by the Issuer Trust (voting together as a single class), merge, consolidate or amalgamate with or into, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized under the laws of any state, provided that:

•	the successor entity either:

•	expressly assumes all of the obligations of the Issuer Trust with respect to its outstanding capital securities; or

•	substitutes for the outstanding capital securities of the Issuer Trust other securities having substantially the same terms as the capital securities (referred to as the “successor securities”) so long as the successor securities rank the same as the capital securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

•	we expressly appoint a trustee of the successor entity possessing the same powers and duties as property trustee as the holder of the corresponding subordinated debt securities;

•	the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the outstanding capital securities of the Issuer Trust to be downgraded by any nationally recognized statistical rating organization which assigns ratings to the capital securities;

•	the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the outstanding capital securities of the Issuer Trust (including any successor securities) in any material respect (other than in connection with any distribution of the holders’ interests in the successor entity).

•	the successor entity has a purpose substantially identical to that of the Issuer Trust;

•	prior to the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, we have received an opinion from counsel to the Issuer Trust to the effect that:

•	the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the outstanding capital securities of the Issuer Trust (including any successor securities) in any material respect; and

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•	following the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer Trust nor the successor entity will be required to register as an investment company under the Investment Company Act of 1940; and

•	we or any permitted successor or assignee owns all of the trust common securities of the successor entity and guarantees the obligations of the successor entity under the successor securities at least to the extent provided by the related guarantee.

Notwithstanding the foregoing, an Issuer Trust will not, except with the consent of holders of 100% in liquidation amount of the related capital securities (voting together as a single class), merge, consolidate or amalgamate with or into, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity, or permit any other entity to consolidate, amalgamate or merge with or into or replace it, if such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease would cause the Issuer Trust or the successor entity to be classified as an association taxable as a corporation or as other than a grantor trust for U.S. federal income tax purposes.

There are no provisions that afford holders of any capital securities protection in the event of a sudden and dramatic decline in our credit quality resulting from any highly leveraged transaction, takeover, merger, recapitalization or similar restructuring or change in control of The Goldman Sachs Group, Inc., nor are there any provisions that require the repurchase of any capital securities upon a change in control of The Goldman Sachs Group, Inc.

The subordinated debt indenture does not restrict The Goldman Sachs Group, Inc.’s ability to participate in a merger or other business combination or any other transaction, except to the limited extent described below under “— Corresponding Subordinated Debt Securities — Mergers and Similar Transactions”.

Voting Rights; Amendment of Each Trust Agreement

Except as provided below and under “— Guarantees and Expense Agreements — Amendments and Assignment” below and as otherwise required by law and the applicable trust agreement, the holders of the capital securities will have no voting rights or the right to in any manner otherwise control the administration, operation or management of the relevant Issuer Trust.

Each trust agreement may be amended from time to time by us, without the consent of the holders of the capital securities:

•	to cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, which will not be inconsistent with the other provisions of the trust agreement; or

•	to modify, eliminate or add to any provisions of the trust agreement as necessary to ensure that the relevant Issuer Trust:

•	will be classified for U.S. federal income tax purposes as a grantor trust or as other than an association taxable as a corporation at all times that any trust securities are outstanding;

•	will not be required to register as an “investment company” under the Investment Company Act; or

•	for any other particular reason that may be specified in the applicable prospectus supplement;

provided that:

•	no such amendment will adversely affect in any material respect the rights of the holders of the outstanding capital securities issued under the trust agreement; and

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•	any such amendment will become effective when notice of the amendment is given to the holders of trust securities issued under the trust agreement.

Each trust agreement may be amended by us with:

•	the consent of holders representing at least a majority (based upon liquidation amounts) of the outstanding capital securities issued under the trust agreement (voting together as a single class); and

•	receipt by the Issuer Trust trustees of an opinion of counsel to the effect that the amendment or the exercise of any power granted to the Issuer Trust trustees in accordance with the amendment will not cause the Issuer Trust to be taxable as a corporation or affect the Issuer Trust’s status as a grantor trust for U.S. federal income tax purposes or the Issuer Trust’s exemption from status as an “investment company” under the Investment Company Act, provided that, without the consent of the holder of each affected capital security issued under the trust agreement, the trust agreement may not be amended to:

•	reduce the amount or change the timing of any distribution on the capital security required to be made as of a specified due date; or

•	restrict the right of the holder of the capital security to institute suit for the enforcement of any such payment on or after such date.

So long as any corresponding subordinated debt securities are held by the Issuer Trust, the property trustee will not:

•	direct the time, method and place of conducting any proceeding for any remedy available to the subordinated debt trustee, or executing any trust or power conferred on the property trustee with respect to the corresponding subordinated debt securities;

•	waive any past default with respect to the corresponding subordinated debt securities that is waivable under the subordinated debt indenture;

•	exercise any right to rescind or annul a declaration that the principal of all the corresponding subordinated debt securities will be due and payable; or

•	consent to any modification or termination of the corresponding subordinated debt securities or the subordinated debt indenture with respect to those debt securities, where this consent is required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding capital securities of the Issuer Trust (voting together as a single class);

provided, however, that where a consent under the subordinated debt indenture would require the consent of each holder of corresponding subordinated debt securities affected, no such consent will be given by the property trustee without the prior consent of the holder of each related capital security affected. The Issuer Trust trustees will not revoke any action previously authorized or approved by a vote of the holders of the relevant capital securities except by subsequent vote of the holders of those capital securities. The property trustee will notify each holder of capital securities of any notice of default with respect to the corresponding subordinated debt securities. In addition to obtaining the foregoing approvals of the holders of the capital securities, prior to taking any of the foregoing actions, the Issuer Trust trustees will obtain an opinion of counsel to the effect that:

•	the Issuer Trust will not be classified as an association taxable as a corporation for U.S. federal income tax purposes on account of the action; and

•	the action would not cause the Issuer Trust to be classified as other than a grantor trust for U.S. federal income tax purposes.

Any required approval of holders of capital securities may be given at a meeting of holders of capital securities convened for that purpose or pursuant to written consent. The administrative trustees or, at the written

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request of the administrative trustees, the property trustee will cause a notice of any meeting at which holders of capital securities are entitled to vote, to be given to each holder of record of capital securities in the manner set forth in each trust agreement.

No vote or consent of the holders of capital securities will be required for an Issuer Trust to redeem and cancel its capital securities in accordance with the applicable trust agreement.

Notwithstanding that holders of capital securities are entitled to vote or consent under any of the circumstances described above, any of the capital securities that are owned by us, the Issuer Trust trustees or any affiliate of us or any Issuer Trust trustees, will, for purposes of that vote or consent, be treated as if they were not outstanding.

Global Capital Securities

Unless otherwise set forth in the applicable prospectus supplement, any capital securities will be represented by fully registered global certificates issued as global capital securities that will be deposited with, or on behalf of, a depositary with respect to that series instead of paper certificates issued to each individual holder. The depositary arrangements that will apply, including the manner in which principal of and premium, if any, and interest on capital securities and other payments will be payable are discussed in more detail below under the heading “Legal Ownership and Book-Entry Issuance”.

Payment and Paying Agency

Payments in respect of capital securities will be made in accordance with the applicable policies of DTC as described under “Legal Ownership and Book-Entry Issuance”. If any capital securities are not represented by global certificates, payments will be made by check mailed to the holder entitled to them at his or her address shown on the property trustee’s records as of the close of business on the regular record date. Unless otherwise specified in the applicable prospectus supplement, the paying agent will initially be the property trustee and any co-paying agent chosen by the property trustee and reasonably acceptable to the administrative trustees and us. The paying agent will be permitted to resign as paying agent upon 30 days’ written notice to the property trustee and us. In the event that the property trustee is no longer the paying agent, the administrative trustees will appoint a successor (which will be a bank or trust company acceptable to the administrative trustees and us) to act as paying agent.

Registrar and Transfer Agent

Unless otherwise specified in the applicable prospectus supplement, the property trustee will act as registrar and transfer agent for the capital securities.

Registration of transfers of capital securities will be effected without charge by or on behalf of each Issuer Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Issuer Trusts will not be required to register or cause to be registered the transfer of their capital securities after the capital securities have been called for redemption.

Information Concerning the Property Trustee

The property trustee, other than during the occurrence and continuance of an event of default, undertakes to perform only those duties specifically set forth in each trust agreement and, after an event of default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the applicable trust agreement at the request of any holder of capital securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred as a result. If no event of

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default has occurred and is continuing and the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable trust agreement or is unsure of the application of any provision of the applicable trust agreement, and the matter is not one on which holders of capital securities are entitled under the trust agreement to vote, then the property trustee will take such action as is directed by us and if not so directed, will take such action as it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Miscellaneous

The administrative trustees are authorized and directed to conduct the affairs of and to operate the Issuer Trusts in such a way that no Issuer Trust will be (1) deemed to be an “investment company” required to be registered under the Investment Company Act or (2) classified as an association taxable as a corporation or as other than a grantor trust for U.S. federal income tax purposes and so that the corresponding subordinated debt securities will be treated as indebtedness of The Goldman Sachs Group, Inc. for U.S. federal income tax purposes. In addition, we and the administrative trustees are authorized to take any action not inconsistent with applicable law, the certificate of trust of each Issuer Trust or each trust agreement, that we and the administrative trustees determine in their discretion to be necessary or desirable for such purposes as long as such action does not materially adversely affect the interests of the holders of the related capital securities.

Holders of the capital securities have no preemptive or similar rights.

No Issuer Trust may borrow money or issue debt or mortgage or pledge any of its assets.

Corresponding Subordinated Debt Securities

The corresponding subordinated debt securities may be issued in one or more series under the Subordinated Debt Indenture, dated as of February 20, 2004, as amended and supplemented (the “subordinated debt indenture”), between us and The Bank of New York Mellon, as trustee. Each series will be a series of subordinated debt securities having the terms described in this section, with such modifications as are described in the applicable prospectus supplement.

Concurrently with the issuance of each Issuer Trust’s capital securities, the Issuer Trust will invest the proceeds thereof and the consideration paid by us for the trust common securities of the Issuer Trust in the series of corresponding subordinated debt securities issued by us to the Issuer Trust. Each series of corresponding subordinated debt securities will be in the principal amount equal to the aggregate stated liquidation amount of the related capital securities and the trust common securities of the Issuer Trust and will rank on a parity with all other series of corresponding subordinated debt securities (but junior to most of our other debt) unless otherwise provided in the applicable prospectus supplement. See “— Subordination” below. Holders of the related capital securities for a series of corresponding subordinated debt securities will have the rights in connection with modifications of the subordinated debt indenture or upon the occurrence of events of default under the subordinated debt indenture, as described under “— Modification of the Subordinated Debt Indenture” below, unless provided otherwise in the prospectus supplement for such related capital securities.

We have agreed in the subordinated debt indenture, as to each series of corresponding subordinated debt securities, that if and so long as:

•	the Issuer Trust of the related series of trust securities is the holder of all the corresponding subordinated debt securities;

•	a tax event in respect of such Issuer Trust has occurred and is continuing;

•	no event of default under the subordinated debt indenture has occurred and is continuing; and

•	we do not elect to redeem the related capital securities;

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we will pay to the Issuer Trust additional sums (as defined under “— Redemption or Exchange”). We also have agreed, as to each series of corresponding subordinated debt securities:

•	to maintain directly or indirectly 100% ownership of the trust common securities of the Issuer Trust to which the corresponding subordinated debt securities have been issued, provided that certain successors which are permitted under the subordinated debt indenture may succeed to our ownership of the trust common securities;

•	not to voluntarily terminate, wind up or liquidate any Issuer Trust, except:

•	in connection with a distribution of corresponding subordinated debt securities to the holders of the capital securities in exchange for their capital securities upon liquidation of the Issuer Trust (which we may effect in our discretion); or

•	in connection with certain mergers, consolidations or amalgamations permitted by the related trust agreement; and

•	to use our reasonable efforts, consistent with the terms and provisions of the related trust agreement, to cause the Issuer Trust to be classified as a grantor trust and not as an association taxable as a corporation for U.S. federal income tax purposes.

Each series of corresponding subordinated debt securities will be issued to and initially held by the relevant Issuer Trust (or property trustee on its behalf), in non-global (i.e., non-book entry) form. Unless and until the corresponding subordinated debt securities are distributed to the holders of the related capital securities in exchange for the latter, the relevant Issuer Trust (or property trustee) will be the sole holder of those debt securities for all purposes of the subordinated debt indenture, and the holders of the related capital securities will not have any ownership right, direct or indirect, with respect to those debt securities. Upon a distribution of this kind, the sole holder of those corresponding subordinated debt securities will be the relevant depositary, if the corresponding subordinated debt securities are distributed in book-entry form, or the former holders of the related capital securities who receive them in the distribution, if the corresponding subordinated debt securities are not distributed in book-entry form. See also “Legal Ownership and Book-Entry Issuance” below.

Option to Defer Interest Payments

If provided in the applicable prospectus supplement, so long as no event of default under the subordinated debt indenture has occurred and is continuing, we will have the right at any time and from time to time during the term of any series of subordinated debt securities to defer payment of interest for up to the number of consecutive interest payment periods that is specified in the applicable prospectus supplement, referred to as an “extension period”, subject to the terms, conditions and covenants, if any, specified in the prospectus supplement, provided that the extension period may not extend beyond the stated maturity of the applicable series of subordinated debt securities. Prior to the termination of any applicable extension period, we may further defer the payment of interest (subject to the terms, conditions and covenants, if any, specified in the prospectus supplement), but not beyond the specified number of interest payment periods or the stated maturity of the corresponding subordinated debt securities.

As a consequence of any such deferral, distributions on the capital securities would be deferred and would not result in any default (but would continue to accumulate additional distributions at the rate per annum described in the prospectus supplement for the capital securities) by the Issuer Trust of the capital securities during the extension period. During any applicable extension period, we may not, and may not permit any subsidiary to:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock; or

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•	make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any of our debt securities that rank on a parity in all respects with or junior in interest in all respects to the corresponding subordinated debt securities;

•	make any guarantee payments with respect to any guarantee by us of debt securities of any of our subsidiaries that rank on a parity in all respects with or junior in interest in all respects to the corresponding subordinated debt securities;

in each case, other than:

•	repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of our capital stock (or securities convertible into or exercisable for our capital stock) as consideration in an acquisition transaction entered into prior to the applicable extension period;

•	as a result of any exchange or conversion of any class or series of our capital stock (or any capital stock of a subsidiary of ours) for any class or series of our capital stock or of any class or series of our indebtedness for any class or series of our capital stock;

•	the purchase of fractional interests in shares of our capital stock in accordance with the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

•	any declaration of a dividend in connection with any stockholders’ rights plan, or the issuance of rights, stock or other property under any stockholders’ rights plan, or the redemption or repurchase of rights in accordance with any stockholders’ rights plan;

•	any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of the warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks on a parity with or junior to such stock; or

•	any payments under any guarantees relating to any capital securities.

Mergers and Similar Transactions

We are generally permitted to merge or consolidate with another corporation or other entity. We are also permitted to sell our assets substantially as an entirety to another corporation or other entity. With regard to any series of corresponding subordinated debt securities, however, we may not take any of these actions unless all the following conditions are met:

•	If the successor entity in the transaction is not The Goldman Sachs Group, Inc., the successor entity must be organized as a corporation, partnership or trust and must expressly assume our obligations under the corresponding subordinated debt securities of that series and the underlying subordinated debt indenture with respect to that series. The successor entity may be organized under the laws of any jurisdiction, whether in the United States or elsewhere.

•	Immediately after the transaction, no default under the corresponding subordinated debt securities of that series has occurred and is continuing. For this purpose, “default under the corresponding subordinated debt securities of that series” means an event of default with respect to that series or any event that would be an event of default with respect to that series if the requirements for giving us default notice and for our default having to continue for a specific period of time were disregarded. We describe these matters above under “— Events of Default; Notice”.

If the conditions described above are satisfied with respect to the corresponding subordinated debt securities of any series, we will not need to obtain the approval of the holders of those corresponding subordinated debt

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securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell our assets substantially as an entirety to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of The Goldman Sachs Group, Inc. but in which we do not merge or consolidate and any transaction in which we sell less than substantially all our assets.

Also, if we merge, consolidate or sell our assets substantially as an entirety and the successor is a non-U.S. entity, neither we nor any successor would have any obligation to compensate the holder of corresponding subordinated debt securities for any resulting adverse tax consequences relating to corresponding subordinated debt securities.

Subordination

The corresponding subordinated debt securities will be subject to the provisions in the subordinated debt indenture that may prohibit us from making payments on the subordinated debt securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our senior indebtedness, as defined in the subordinated debt indenture, including all debt securities we have issued and will issue under either of the senior debt indentures and all warrants we will issue under the warrant indenture. The subordinated debt indenture defines “senior indebtedness” as all indebtedness and obligations of, or guaranteed or assumed by, The Goldman Sachs Group, Inc. for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, whether existing now or in the future, and all amendments, renewals, extensions, modifications and refundings of any indebtedness or obligations of that kind. Senior debt excludes the subordinated debt securities and any other indebtedness or obligations specifically designated as being subordinate, or not superior, in right of payment to the subordinated debt securities.

However, the definition of “senior indebtedness” will be modified as provided in the applicable prospectus supplement. As a result of this modified definition of senior indebtedness, the corresponding subordinated debt securities may be subordinated and junior in right of payment to most of our indebtedness, including our senior debt, our subordinated debt securities that are not issued to the Issuer Trusts and most of our other subordinated debt. The subordinated debt indenture does not limit our ability to incur additional indebtedness of any kind, including additional senior indebtedness. We expect from time to time to incur additional indebtedness constituting senior indebtedness.

Modification of the Subordinated Debt Indenture

As long as corresponding subordinated debt securities are held by or on behalf of an Issuer Trust, no modification may be made that adversely affects the holders of such series of capital securities in any material respect, and no termination of the subordinated debt indenture may occur, and no waiver of any event of default under the subordinated debt indenture with respect to such series of capital securities may be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation amount of all outstanding capital securities of such series affected, unless and until the principal of the corresponding subordinated debt securities and all accrued and unpaid interest have been paid in full and certain other conditions have been satisfied. If a consent under the subordinated debt indenture would require the consent of each holder of a series of corresponding subordinated debt securities, no such consent will be given by the property trustee without the prior consent of each holder of capital securities of the related series affected.

The following modifications and amendments to the subordinated debt indenture require the consent of each holder of outstanding corresponding subordinated debt securities of a series (and thus require the consent of each holder of capital securities of an Issuer Trust holding such corresponding subordinated debt securities):

•	a change in the stated maturity date of any payment of principal or interest, or a reduction in the principal amount thereof or the rate of interest thereon;

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•	a reduction in or change in the manner of calculating payments due on the corresponding subordinated debt securities;

•	a change in the circumstances in which redemption of the corresponding subordinated debt securities will be permitted;

•	a change in the place of payment or currency in which any payment on the corresponding subordinated debt securities is payable;

•	a limitation of a holder’s right to sue us for the enforcement of payments due on the corresponding subordinated debt securities;

•	a reduction in the percentage of outstanding corresponding subordinated debt securities of a series required to consent to a modification or amendment of the subordinated debt indenture or required to consent to a waiver of compliance with certain provisions of the subordinated debt indenture or certain defaults under the subordinated indenture;

•	a reduction in the requirements contained in the subordinated debt indenture for quorum or voting; and

•	a modification of any of the foregoing requirements contained in the subordinated debt indenture.

We and the trustee under the subordinated debt indenture may, without the consent of any holder of corresponding subordinated debt securities of a series (and thus without the consent of any holder of capital securities of a Trust holding such notes), amend or modify the subordinated debt indenture for the purposes of:

•	evidencing the succession of another corporation to us, and the assumption by such successor of our covenants contained in the subordinated debt indenture and the corresponding subordinated debt securities;

•	adding covenants from us for the benefit of the holders of the corresponding subordinated debt securities or surrendering any of our rights or powers under the subordinated debt indenture;

•	adding any additional events of default for the corresponding subordinated debt securities;

•	evidencing and providing for the acceptance of appointment under the subordinated debt indenture by a successor trustee with respect to the corresponding subordinated debt securities;

•	curing any ambiguity, correcting or supplementing any provision in the subordinated debt indenture that may be defective or inconsistent with any other provision therein or making any other provision with respect to matters or questions arising under the subordinated debt indenture that shall not be inconsistent with any provision therein, provided that such other provisions shall not adversely affect the interests of the holders of the corresponding subordinated debt securities in any material respect or if the corresponding subordinated debt securities are beneficially owned by an Issuer Trust and for so long as any of the capital securities of the Issuer Trust shall remain outstanding the holders of those securities;

•	adding to, changing or eliminating any provision of the subordinated indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act, provided that such action shall not adversely affect the interest of the holders of the corresponding subordinated debt securities in any material respect; or

•	conforming the terms of the subordinated debt indenture and the corresponding subordinated debt securities to the description of the corresponding subordinated debt securities elsewhere in this prospectus or the applicable prospectus supplement, in the manner provided in the subordinated debt indenture.

Any other change to the subordinated debt indenture and corresponding subordinated debt securities of a series would require the approval of the holders of a majority in principal amount of the corresponding

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subordinated debt securities of that series (and thus a majority in liquidation amount of the capital securities of the Issuer Trust holding the corresponding subordinated debt securities of that series). The same majority approval would be required for us to obtain a waiver of any of our covenants in the subordinated debt indenture.

We may not amend the subordinated debt indenture to alter the subordination of any outstanding corresponding subordinated debt securities without the written consent of each holder of senior indebtedness then outstanding who would be adversely affected. In addition, we may not modify the subordination provisions of the subordinated debt indenture in a manner that would adversely affect the corresponding subordinated debt securities of any one or more series then outstanding in any material respect, without the consent of the holders of a majority in aggregate principal amount of the corresponding subordinated debt securities of that series then outstanding.

Enforcement of Certain Rights by Holders of Capital Securities

If an event of default with respect to a series of corresponding subordinated debt securities has occurred and is continuing and the event is attributable to our failure to pay interest or principal on the corresponding subordinated debt securities on the date the interest or principal is due and payable (and after a 30-day grace period for interest defaults), a holder of the related capital securities may institute a legal proceeding directly against us for enforcement of payment to that holder of the principal of or interest on corresponding subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the related capital securities of that holder (a “direct action”). We may not amend the subordinated debt indenture to remove this right to bring a direct action without the prior written consent of the holders of all of the related capital securities outstanding and affected. We will have the right under the subordinated debt indenture to set-off any payment made to a holder of the related capital securities by us in connection with a direct action.

The holders of at least 25% in aggregate liquidation amount of any series of outstanding capital securities may, by giving notice in writing to us and the subordinated debt trustee, accelerate the corresponding subordinated debt securities with respect to such series upon the occurrence and during the continuance of an event of default under the subordinated debt indenture with respect to such subordinated debt securities (other than an event of default arising from our filing for bankruptcy or the occurrence of other events of bankruptcy, insolvency or reorganization relating to us), if the holders of the corresponding subordinated debt securities or the subordinated debt trustee have not done so. See “— Events of Default; Notice” above for a description of the events of default under the subordinated debt indenture.

The holders of a majority in liquidation amount of all outstanding capital securities of a series may, on behalf of all holders of that series, waive any past default under the subordinated debt indenture with respect to the corresponding subordinated debt securities, except any default in the payment of principal, premium or interest with respect to those debt securities or a non-payment default with respect to a provision of that subordinated debt indenture that cannot be modified without the consent of the holder of each of those debt securities affected.

The holders of related capital securities will not be able to exercise directly any remedies or take any action available to the holders of the corresponding subordinated debt securities other than those set forth in the three preceding paragraphs.

Interest Payment Dates and Record Dates

The provisions relating to interest payment dates and record dates in respect of the corresponding subordinated debt securities will be amended to be consistent with corresponding provisions relating to the capital securities, as set forth in the applicable prospectus supplement.

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Guarantees and Expense Agreements

The following description summarizes the material provisions of the guarantees and the agreements as to expenses and liabilities. This description is not complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of each guarantee and each expense agreement, including the definitions therein, and the Trust Indenture Act. The form of the guarantee and the expense agreement have been filed as an exhibit to our registration statement. Reference in this summary to capital securities means the capital securities issued by the related Issuer Trust to which a guarantee or expense agreement relates. Whenever particular defined terms of the guarantees or expense agreements are referred to in this prospectus or in a prospectus supplement, those defined terms are incorporated in this prospectus or the prospectus supplement by reference.

The Guarantees

A guarantee will be executed and delivered by us at the same time each Issuer Trust issues its capital securities. Each guarantee is for the benefit of the holders from time to time of the capital securities. The Bank of New York Mellon will act as indenture trustee (referred to below as the “guarantee trustee”) under each guarantee for the purposes of compliance with the Trust Indenture Act and each guarantee will be qualified as an indenture under the Trust Indenture Act. The guarantee trustee will hold each guarantee for the benefit of the holders of the related Issuer Trust’s capital securities.

We will irrevocably and unconditionally agree to pay in full on a subordinated basis, to the extent described below, the guarantee payments (as defined below) to the holders of the capital securities, as and when due, regardless of any defense that the Issuer Trust may have or assert other than the defense of payment. The following payments or distributions with respect to the capital securities, to the extent not paid by or on behalf of the related Issuer Trust (referred to as the “guarantee payments”), will be subject to the related guarantee:

•	any accumulated and unpaid distributions required to be paid on the capital securities, to the extent that the Issuer Trust has funds legally and immediately available to pay them;

•	any redemption price required to be paid on the capital securities, to the extent that the Issuer Trust has funds legally and immediately available to pay it; and

•	upon a voluntary or involuntary termination, winding up or liquidation of the Issuer Trust (unless the corresponding subordinated debt securities are distributed to holders of such capital securities in exchange for their capital securities), the lesser of:

•	the liquidation distribution for the capital securities; and

•	the amount of assets of the Issuer Trust remaining available for distribution to holders of capital securities after satisfaction of liabilities to creditors of the Issuer Trust as required by applicable law.

Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of the applicable capital securities or by causing the Issuer Trust to pay these amounts to the holders.

Each guarantee will be an irrevocable and unconditional guarantee on a subordinated basis of the related Issuer Trust’s obligations under the capital securities, but will apply only to the extent that the related Issuer Trust has funds sufficient to make such payments, and is not a guarantee of collection. See “— Status of the Guarantees” below.

If and to the extent we do not make payments on the corresponding subordinated debt securities held by the Issuer Trust, the Issuer Trust will not be able to make payments on the capital securities and will not have funds available to do so. Each guarantee constitutes an unsecured obligation of ours and will rank subordinate and junior in right of payment to all of our senior indebtedness. See “— Status of the Guarantees” below. Because we

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are a holding company, our right to participate in any distribution of assets of any subsidiary upon such subsidiary’s liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent we may ourselves be recognized as a creditor of that subsidiary. Accordingly, our obligations under the guarantees will be effectively subordinated to all existing and future liabilities of our subsidiaries, and claimants should look only to our assets for payments. Except as otherwise provided in the applicable prospectus supplement, the guarantees do not limit the incurrence or issuance of other secured or unsecured debt of ours, including senior indebtedness, whether under the subordinated debt indenture, any other existing debt indenture or any other indenture that we may enter into in the future or otherwise.

We have, through the applicable guarantee, the applicable trust agreement, the applicable series of corresponding subordinated debt securities, the subordinated debt indenture and the applicable expense agreement, taken together, fully, irrevocably and unconditionally guaranteed all of the Issuer Trust’s obligations under the related capital securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes a guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of an Issuer Trust’s obligations under its capital securities. See “Relationship Among the Capital Securities and the Related Instruments” below.

Status of the Guarantees

Each guarantee will constitute an unsecured obligation of ours and will be subordinated in right of payment to all of our senior indebtedness in the same manner as the corresponding subordinated debt securities. See “Corresponding Subordinated Debt Securities — Subordination” above.

Each guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity). Each guarantee will be held for the benefit of the holders of the related capital securities. Each guarantee will not be discharged except by payment of the guarantee payments in full to the extent not paid by the Issuer Trust or upon distribution to the holders of the capital securities of the corresponding subordinated debt securities. None of the guarantees places a limitation on the amount of additional senior indebtedness that may be incurred by us. We expect from time to time to incur additional indebtedness constituting senior indebtedness.

Amendments and Assignment

Except with respect to any changes which do not materially adversely affect the material rights of holders of the related capital securities (in which case no vote of the holders will be required), no guarantee may be amended without the prior approval of the holders of a majority of the related outstanding capital securities. The manner of obtaining any such approval will be as described above under “— Voting Rights; Amendment of Each Trust Agreement”. All guarantees and agreements contained in each guarantee will bind our successors, assigns, receivers, trustees and representatives and will inure to the benefit of the holders of the related capital securities then outstanding. We may not assign our obligations under the guarantees except in connection with a consolidation, merger or amalgamation, or sale of all or substantially all our assets, involving us that is permitted under the terms of the subordinated debt indenture.

Events of Default

An event of default under each guarantee will occur upon our failure to perform any of our payment obligations under the guarantee or to perform any non-payment obligations if this non-payment default remains unremedied for 30 days. The holders of a majority of the related capital securities then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee.

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We, as guarantor, are required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the guarantee.

Information Concerning the Guarantee Trustee

The guarantee trustee, other than during the occurrence and continuance of a default by us in performance of any guarantee, undertakes to perform only those duties specifically set forth in each guarantee and, after default with respect to any guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee is under no obligation to exercise any of the powers vested in it by any guarantee at the request of any holder of any capital securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred as a result.

Termination of the Guarantees

Each guarantee will terminate and be of no further force and effect upon:

•	the guarantee payments having been paid in full by us, the trust or both; or

•	the distribution of corresponding subordinated debt securities to the holders of the related capital securities in exchange for their capital securities.

Each guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related capital securities must restore payment of any sums paid under the capital securities or the guarantee in connection with a bankruptcy, insolvency, or similar proceeding involving the Issuer Trust.

Governing Law

Each guarantee will be governed by and construed in accordance with the laws of the State of New York.

The Expense Agreements

Pursuant to the expense agreement that will be entered into by us under each trust agreement, we will irrevocably and unconditionally guarantee to each person or entity to whom the Issuer Trust becomes indebted or liable the full payment of any costs, expenses or liabilities of the Issuer Trust, other than obligations of the Issuer Trust to pay to the holders of any capital securities or other similar interests in the Issuer Trust the amounts owed to holders pursuant to the terms of the capital securities or other similar interests, as the case may be. The expense agreement will be enforceable by third parties.

Our obligations under each expense agreement will be subordinated in right of payment to the same extent as each guarantee. Our obligations under each expense agreement will be subject to provisions regarding amendment, termination, assignment, succession and governing law similar to those applicable to each guarantee.

Relationship Among the Capital Securities and the Related Instruments

The following description of the relationship among the capital securities, the corresponding subordinated debt securities, the relevant expense agreement and the relevant guarantee is not complete and is subject to, and is qualified in its entirety by reference to, each trust agreement, the subordinated debt indenture and the form of guarantee, each of which is incorporated as an exhibit to our SEC registration statement, and the Trust Indenture Act.

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Full and Unconditional Guarantee

Payments of distributions and other amounts due on the capital securities (to the extent the related Issuer Trust has funds available for the payment of such distributions) are irrevocably guaranteed by us as described above under “— Guarantees and Expense Agreements — The Guarantees”. Taken together, our obligations under each series of corresponding subordinated debt securities, the subordinated debt indenture, the related trust agreement, the related expense agreement, and the related guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related capital securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes a guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer Trust’s obligations under the related capital securities. If and to the extent that we do not make payments on any series of corresponding subordinated debt securities, the Issuer Trust will not pay distributions or other amounts due on its related capital securities. The guarantees do not cover payment of any amounts when the related Issuer Trust does not have sufficient funds to pay such amounts. In such an event, the remedy of a holder of any capital securities is to institute a legal proceeding directly against us pursuant to the terms of the subordinated debt indenture for enforcement of our obligations under the corresponding subordinated debt securities. Our obligations under each guarantee are subordinate and junior in right of payment to all of our senior indebtedness.

If we make payment on the corresponding subordinated debt securities and the relevant Issuer Trust has funds available to make payments on its related capital securities but fails to do so, a holder of such capital securities may begin a legal proceeding against us to enforce our obligations under the related guarantee to make these payments or to cause the Issuer Trust to make these payments. In the event an Issuer Trust receives payments on the corresponding subordinated debt securities, but these funds are available for payment on the related capital securities only after claims made by creditors of the trust are paid, we would be obligated under the related expense agreement to pay those claims.

Sufficiency of Payments

As long as payments of interest and other payments are made when due on each series of corresponding subordinated debt securities, such payments will be sufficient to cover distributions and other payments due on the related capital securities, primarily because:

•	the aggregate principal amount of each series of corresponding subordinated debt securities will be equal to the sum of the aggregate stated liquidation amount of the related capital securities and related trust common securities;

•	the interest rate and interest and other payment dates on each series of corresponding subordinated debt securities will match the distribution rate and distribution and other payment dates for the related capital securities;

•	we will pay, under the related expense agreement, for all and any costs, expenses and liabilities of the Issuer Trust except the Issuer Trust’s obligations to holders of its capital securities under the capital securities; and

•	each trust agreement provides that the Issuer Trust will not engage in any activity that is inconsistent with the limited purposes of such Issuer Trust.

Notwithstanding anything to the contrary in the subordinated debt indenture, we have the right to set-off any payment we are otherwise required to make under the subordinated debt indenture with a payment we make under the related guarantee.

Enforcement Rights of Holders of Capital Securities

A holder of any related capital security may, to the extent permissible under applicable law, institute a legal proceeding directly against us to enforce its rights under the subordinated debt indenture or the related guarantee without first instituting a legal proceeding against the guarantee trustee, the related Issuer Trust or any other person or entity.

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A default or event of default under any of our senior indebtedness would not constitute a default or event of default with respect to any series of capital securities or the corresponding subordinated debt securities. In the event of payment defaults under, or acceleration of, or defaults that permit acceleration of, our senior indebtedness, or acceleration of the corresponding subordinated debt securities, the subordination provisions of the subordinated debt indenture provide that no payments may be made in respect of the corresponding subordinated debt securities until the senior indebtedness has been paid in full or any payment default has been cured or waived.

Limited Purpose of Issuer Trusts

Each Issuer Trust’s capital securities evidence a preferred and undivided beneficial interest in the Issuer Trust, and each Issuer Trust exists for the sole purpose of issuing its capital securities and trust common securities and investing the proceeds thereof in corresponding subordinated debt securities and engaging in only those other activities necessary or incidental thereto. A principal difference between the rights of a holder of a capital security and a holder of the corresponding subordinated debt security is that a holder of a corresponding subordinated debt security is entitled to receive from us the principal amount of and interest accrued on corresponding subordinated debt securities held, while a holder of capital securities is entitled to receive distributions from the Issuer Trust (or from us under the applicable guarantee) if and to the extent the Issuer Trust has funds available for the payment of such distributions.

Rights Upon Dissolution

Upon any voluntary or involuntary dissolution of any Issuer Trust (except in connection with the redemption of all capital securities), the holders of the related capital securities will be entitled to receive a like amount of corresponding subordinated debt securities in exchange for their capital securities, subject to prior satisfaction of liabilities to creditors of the trust. If the property trustee determines that a distribution of subordinated debt securities is not practical, the holders of capital securities will be entitled to receive a liquidation distribution out of the assets held by the trust after satisfaction of those liabilities. See “— Liquidation Distribution Upon Dissolution” above. Upon any voluntary or involuntary liquidation or bankruptcy of ours, the property trustee, as holder of the corresponding subordinated debt securities, would be a subordinated creditor of ours, subordinated in right of payment to all senior indebtedness as set forth in the subordinated debt indenture, but entitled to receive payment in full of principal and interest, before any stockholders of ours receive payments or distributions. Since we are the guarantor under each guarantee and have agreed, under the related expense agreement, to pay for all costs, expenses and liabilities of each Issuer Trust (other than the Issuer Trust’s obligations to the holders of its capital securities), the positions of a holder of such capital securities and a holder of such corresponding subordinated debt securities relative to other creditors and to our stockholders in the event of our liquidation or bankruptcy are expected to be substantially the same.

Notices

Notices to be given to holders of a global capital security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of any capital securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

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LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

In this section, we describe special considerations that will apply to registered securities issued in global —i.e., book-entry — form. First we describe the difference between legal ownership and indirect ownership of registered securities. Then we describe special provisions that apply to global securities.

Who Is the Legal Owner of a Registered Security?

Each capital security in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. We refer to those who have capital securities registered in their own names, on the books that we or the trustee maintain for this purpose, as the “holders” of those capital securities. These persons are the legal holders of the capital securities. We refer to those who, indirectly through others, own beneficial interests in capital securities that are not registered in their own names as indirect owners of those capital securities. As we discuss below, indirect owners are not legal holders, and investors in capital securities issued in book-entry form or in street name will be indirect owners.

Book-Entry Owners

The Issuer Trusts will issue each capital security in book-entry form only. This means capital securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the capital securities on behalf of themselves or their customers.

For capital securities issued in global form, the relevant Issuer Trust will recognize only the depositary as the holder of the capital securities and the Issuer Trust will make all payments on the capital securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the capital securities.

As a result, investors will not own capital securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the capital securities are issued in global form, investors will be indirect owners, and not holders, of the securities.

Street Name Owners

In the future an Issuer Trust may terminate a global security and issue capital securities in non-global form. In that case, investors may choose to hold their capital securities in their own names or in street name. Capital securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those capital securities through an account he or she maintains at that institution.

For capital securities held in street name, the relevant Issuer Trust will recognize only the intermediary banks, brokers and other financial institutions in whose names the capital securities are registered as the holders of those capital securities and the Issuer Trust will make all payments on those capital securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold capital securities in street name will be indirect owners, not holders, of those securities.

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Legal Holders

Our obligations, the obligations of the Issuer Trusts, as well as the obligations of the trustee under the indenture and any other third parties employed by us or the trustee, run only to the holders of the capital securities. Neither we nor the Issuer Trusts have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a capital security or has no choice because the relevant Issuer Trust is issuing the capital securities only in global form.

For example, once an Issuer Trust makes a payment or gives a notice to the holder, the Issuer Trust has no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if the Issuer Trust wants to obtain the approval of the holders for any purpose — e.g., to amend the amended and restated trust declaration or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture — the Issuer Trust would seek the approval only from the holders, and not the indirect owners, of the capital securities. Whether and how the holders contact the indirect owners is up to the holders.

Special Considerations for Indirect Owners

If you hold capital securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you capital securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the capital securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the capital securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

What Is a Global Security?

The Issuer Trusts will issue each capital security in book-entry form only. Each capital security issued in book-entry form will be represented by a global security that the relevant Issuer Trust deposits with and registers in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that the Issuer Trust selects for any capital security for this purpose is called the “depositary” for that capital security. The initial depositary will be The Depository Trust Company, New York, New York, which is known as “DTC.”

Investors may also hold beneficial interests in a global security through Euroclear Bank SA/NV, which is known as “Euroclear” or Clearstream Banking, société anonyme, which is known as “Clearstream,” as DTC participants.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “— Special Situations When a Global Security Will Be Terminated.” If termination occurs, the relevant Issuer Trust may issue the capital securities through another book-entry clearing system or the capital securities may no longer be held through any book-entry clearing system.

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The depositary, or its nominee, will be the sole registered owner and holder of all capital securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose capital security is represented by a global security will not be a holder of the capital security, but only an indirect owner of an interest in the global security.

Special Considerations for Global Securities

As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depositary and those of the investor’s financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. The Issuer Trusts do not recognize this type of investor or any intermediary as a holder of capital securities and instead deal only with the depositary that holds the global security.

Because the capital securities will be issued only in the form of a global security, an investor should be aware of the following:

•	An investor cannot cause the capital securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the capital securities, except in the special situations we describe below;

•	An investor will be an indirect holder and must look to his or her own bank or broker for payments on the capital securities and protection of his or her legal rights relating to the capital securities, as we describe above under “— Who Is the Legal Owner of a Registered Security?”;

•	An investor may not be able to sell interests in the capital securities to some insurance companies and other institutions that are required by law to own securities in non-book-entry form;

•	An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the capital securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	The depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time. We, the Issuer Trusts and the trustees will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global security. We, the Issuer Trusts and the trustees also do not supervise the depositary in any way;

•	The depositary will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

•	Financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the global securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, will require those who purchase and sell interests in that global security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. The Issuer Trusts do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

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Special Situations When a Global Security Will Be Terminated

In a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the capital securities it represented. After that exchange, the choice of whether to hold the capital securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “— Who Is the Legal Owner of a Registered Security?”.

The special situations for termination of a global security are as follows:

•	if the depositary notifies us and the Issuer Trust that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 60 days;

•	if we notify the depositary that we wish to terminate that global security and we do not appoint another institution to act as depositary within 60 days; or

•	if an event of default has occurred with regard to the corresponding subordinated debt securities under the indenture and has not been cured or waived.

DTC’s current rules provide that it would notify its participants of a request by us or the Issuer Trust to terminate a global security, but will only withdraw beneficial interests from the global security at the request of each DTC participant.

If a global security is terminated, only the depositary, and not we, the Issuer Trust or the trustees is responsible for deciding the names of the institutions in whose names the capital securities represented by the global security will be registered and, therefore, who will be the holders of those capital securities.

Considerations Relating to Euroclear and Clearstream

Euroclear and Clearstream are securities clearing systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

Euroclear and Clearstream may be depositaries for a global security. In addition, Euroclear and Clearstream may hold interests in a global security as participants in DTC.

As long as any global security is held by Euroclear or Clearstream as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the capital securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those clearing systems could change their rules and procedures at any time. Neither we nor the Issuer Trust have control over those systems or their participants, and neither we nor the Issuer Trust take responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

Special Timing Considerations for Transactions in Euroclear and Clearstream

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any capital securities held through those clearing systems only on days when those systems are open for business. Those clearing systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

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In addition, because of time-zone differences, U.S. investors who hold their interests in the capital securities through these clearing systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

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CONSIDERATIONS RELATING TO CAPITAL SECURITIES

An investment in the capital securities involves a number of risks. You should carefully review the following risk factors and the other information contained in this prospectus, in the applicable prospectus supplement to this prospectus, and in the documents incorporated by reference in this prospectus, including the description of investment risks relating to an investment in the securities of The Goldman Sachs Group, Inc. described under “Risk Factors” in Part I, Item IA or our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, before deciding whether this investment is suitable for you.

You Are Making an Investment Decision With Regard to the Subordinated Debt Securities

As Well As the Capital Securities

Each Issuer Trust will rely on the payments it receives on the corresponding subordinated debt securities to fund all payments on its capital securities. In addition, each Issuer Trust may distribute the corresponding subordinated debt securities in exchange for its capital securities upon its dissolution and liquidation. Accordingly, you should carefully review the information in this prospectus regarding both of these securities.

Payments on the Capital Securities Are Dependent on Our Payments

on the Subordinated Debt Securities

The ability of the Issuer Trusts timely to pay distributions on the capital securities and to pay the liquidation amount is dependent upon our making the related payments on the subordinated debt securities when due.

If we default on our obligation to pay principal of or any premium or interest on the corresponding subordinated debt securities, the Issuer Trusts will not have sufficient funds to pay distributions or the liquidation amount on the related capital securities. As a result, you will not be able to rely upon the guarantee for payment of these amounts. You or the property trustee of the Issuer Trust may, however, sue us to enforce the rights of such trust under the corresponding subordinated debt securities. For more information, please refer to “Description of Capital Securities and Related Instruments — Corresponding Subordinated Debt Securities —Enforcement of Certain Rights by Holders of Capital Securities” and “Description of Capital Securities and Related Instruments — Relationship Among the Capital Securities and the Related Instruments — Enforcement Rights of Holders of Capital Securities” above.

Our Obligations Will Be Deeply Subordinated, and We Will Pay

Our Other Debt Obligations Before We Pay You

Our obligations under the guarantee and under the corresponding subordinated debt securities will be unsecured and rank subordinate and junior in right of payment to all of our senior indebtedness, which includes nearly all of our existing and future indebtedness (including any subordinated debt securities not issued to the Issuer Trusts and other subordinated debt). This means that we cannot make any payments on the subordinated debt securities or under the guarantee if certain events of default have occurred under our senior indebtedness. In the event of our bankruptcy or liquidation, our assets must be used to pay off our senior debt in full before any payments may be made on the subordinated debt securities or under the guarantee.

Neither the subordinated debt indenture governing the corresponding subordinated debt securities nor the trust agreement and the guarantee relating to the capital securities will place any limitation on the nature or amount of additional indebtedness that we, or our subsidiaries, may incur in the future.

The Subordinated Debt Securities and the Guarantee Will Be Effectively Subordinated

to the Obligations of Our Subsidiaries

We are a holding company that conducts substantially all of our operations through subsidiaries. As a result, our ability to make payments on the subordinated debt securities and the guarantees will depend primarily upon

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the receipt of dividends and other distributions from our subsidiaries. Many of our subsidiaries, including our broker-dealer, bank and insurance subsidiaries, are subject to laws that restrict dividend payments or authorize regulatory bodies to block or reduce the flow of funds from those subsidiaries to us. Restrictions or regulatory action of that kind could impede access to funds that we need to make payments on our obligations, including debt obligations. Furthermore, we have guaranteed the payment obligations of GS&Co., Goldman Sachs Bank USA and Goldman Sachs Bank (Europe) PLC, our regulated Irish Bank, subject to certain exceptions, and have pledged significant assets to Goldman Sachs Bank USA to support our obligations to it. These guarantees may require us to provide substantial funds or assets to our subsidiaries or their creditors and counterparties at a time when we are in need of liquidity to fund our own obligations. In addition, our right to participate in any distribution of assets from any subsidiary, upon the subsidiary’s liquidation or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent that we are recognized as a creditor of that subsidiary. As a result, the subordinated debt securities and the guarantees will be effectively subordinated to all existing and future liabilities of our subsidiaries. You should look only to the assets of The Goldman Sachs Group, Inc. as the source of payment for the subordinated debt securities and the guarantees.

Our Ability to Make Distributions on or Redeem the Capital Securities Is Restricted

Federal banking authorities will have the right to examine the trust and its activities because it is our subsidiary. Under certain circumstances, including any determination that our relationship to the Issuer Trusts would result in an unsafe and unsound banking practice, these banking authorities have the authority to issue orders which could restrict the trust’s ability to make distributions on or to redeem the capital securities.

Holders Should Not Expect Us to Redeem the Corresponding

Subordinated Debt Securities on Any Particular Date

By their terms, the corresponding subordinated debt securities may be redeemed by us at our option, either in whole or in part, at any time or upon the occurrence of a tax event or investment company event as described under “Description of Capital Securities and Related Instruments — Redemption or Exchange”. Any decision we may make at any time to propose a redemption of the corresponding subordinated debt securities will depend, among other things, upon our evaluation of the overall level and quality of our capital components, considered in light of our risk exposures, earnings and growth strategy, as well as general market conditions at such time. Our right to redeem the corresponding subordinated debt securities is subject to an important limitation as described below. Accordingly, investors should not expect us to redeem the corresponding subordinated debt securities on any particular date.

We may not redeem the corresponding subordinated debt securities without having received the prior approval of the Federal Reserve Board under the current capital guidelines applicable to us. We cannot assure you that the Federal Reserve Board will approve any redemption of the corresponding subordinated debt securities that we may propose. We understand that the factors the Federal Reserve Board will consider in evaluating a proposed redemption by a bank holding company include, among other things, the capital plans and stress tests submitted by the bank holding company, the bank holding company’s ability to meet and exceed minimum regulatory capital ratios under stressed scenarios, its expected sources and uses of capital over the planning horizon (generally a period of two years) under baseline and stressed scenarios, and any potential impact of changes to its business plan and activities on its capital adequacy and liquidity, although the Federal Reserve Board may change these factors at any time.

If we are unable to redeem the corresponding subordinated debt securities, we will be unable to redeem the capital securities. Accordingly, there could be circumstances where we would wish to redeem or repurchase some or all of the capital securities or the corresponding subordinated debt securities and sufficient cash is available for that purpose, but we are restricted from doing so because we have not been able to obtain approval from the Federal Reserve Board.

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The Guarantees Only Guarantee Payments on the Capital Securities

if the Issuer Trusts Have Cash Available

If we fail to make payments on the subordinated debt securities, the Issuer Trusts will be unable to make the related distribution, redemption or liquidation payments on the capital securities to you. In those circumstances, you cannot rely on the guarantees for payments of those amounts. Instead, if we are in default under the subordinated debt securities, you may rely on the property trustee of the applicable Issuer Trust to enforce the Issuer Trust’s rights under the subordinated debt securities or you may directly sue us or seek other remedies to collect your pro rata share of the payments owed.

You Will Not Receive Timely Distributions If We Elect to Defer Payments

Unless otherwise provided in the applicable prospectus supplement, we may defer the payment of interest on the corresponding subordinated debt securities at any time up to a number of consecutive interest periods that is specified in the applicable prospectus supplement, provided that (1) no such extension period may extend beyond the stated maturity date and (2) we are not in default under the subordinated debt indenture with respect to the corresponding subordinated debt securities (unless our default has not ripened into a formal “event of default”). If there is a deferral, the Issuer Trust also will defer distributions on the related capital securities. Before any extension period ends, we may elect to extend the period further.

At the end of any extension period and upon the payment of all interest then accrued and unpaid, we may elect to begin a new extension period. There is no limitation on the number of extension periods. Deferrals of payments during an extension period will not result in a default or event of default. For further information on our option to defer payments, see “Description of Capital Securities and Related Instruments — Corresponding Subordinated Debt Securities — Option to Defer Interest Payments” above.

If We Elect to Defer Interest Payments, You Will Have to Include Interest in Your Taxable Income

Before You Receive the Money

During an extension period, you would be required to accrue interest income for U.S. federal income tax purposes on your proportionate share of the corresponding subordinated debt securities held by an Issuer Trust, even if you are a cash basis taxpayer. As a result, you would need to include this income in your gross income for U.S. federal income tax purposes in advance of the receipt of cash. You also would not receive the cash related to any accrued and unpaid interest income from the trust if you dispose of the capital securities prior to the record date for the payment of distributions. For further information, see “United States Taxation — Interest Income and Original Issue Discount” and “United States Taxation — Sale or Redemption of Capital Securities” below.

The Market Price of the Capital Securities May Not Reflect Unpaid Interest, and You May Suffer a Loss If You Sell Them While Interest Remains Unpaid

Because of our right to defer interest payments on the corresponding subordinated debt securities, the market price of the related capital securities may be more volatile than the market prices of similar securities that do not have this feature. We currently do not intend to exercise our right to defer payments of interest on the subordinated debt securities. However, if we exercise our right to defer, the market price of the capital securities may decline. Accordingly, the capital securities that you purchase, whether in an offering made pursuant to a prospectus supplement or in the secondary market, or the subordinated debt securities that you may receive on liquidation of the trust, may trade at a discount to the price that you paid.

If you dispose of your capital securities before the record date for the payment of a distribution, then you will not receive that distribution. However, you will be required to include accrued but unpaid interest on the corresponding subordinated debt securities through the date of the sale as ordinary income for U.S. federal income tax purposes and to add the amount of the accrued but unpaid interest to your tax basis in the capital

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securities. Your increased tax basis in the capital securities will increase the amount of any capital loss that you may have otherwise realized on the sale. In general, an individual taxpayer may offset only $3,000 of capital losses against ordinary income during any year. For further information on tax consequences, see “United States Taxation — Sale or Redemption of Capital Securities” below.

We May Redeem the Corresponding Subordinated Debt Securities Upon the Occurrence of

Specified Tax or Regulatory Events

We may redeem the corresponding subordinated debt securities in whole at any time within 90 days following the occurrence of specified tax or regulatory events, including:

•	any change in tax laws or regulations (or any official interpretation) that poses a substantial risk that the related capital securities might lose their special tax treatment; and

•	any change in laws or regulations (or any official interpretation) that poses a substantial risk that the relevant Issuer Trust is or will be considered an “investment company” that is required to be registered under the Investment Company Act.

If we redeem the corresponding subordinated debt securities, the Issuer Trust will be required to redeem the related capital securities. Unless your prospectus supplement says otherwise, you may not receive any premium upon redemption, and you may not be able to invest the redemption proceeds at a rate of return that equals or is higher than the rate on your capital securities.

For further information on redemption, see “Description of Capital Securities and Related Instruments —Redemption or Exchange” above.

Each Issuer Trust May Distribute the Subordinated Debt Securities In Exchange For the Capital

Securities, Which Could Affect the Market Price and Could Be a Taxable Event

We may dissolve any Issuer Trust at any time. After satisfying its liabilities to its creditors, the Issuer Trust may distribute the corresponding subordinated debt securities to the holders of the related capital securities. For further information, see “Description of Capital Securities and Related Instruments — Liquidation Distribution Upon Dissolution” above.

We cannot predict the market prices for capital securities or for subordinated debt securities that may be distributed in exchange for capital securities. Accordingly, the capital securities, or the subordinated debt securities that you may receive on liquidation of an Issuer Trust, may trade at a discount to the price that you paid to purchase the capital securities.

Under current U.S. federal income tax law and assuming, as we expect, that the amended and restated trust agreement for the relevant Issuer Trust will contain substantially identical terms as the form of amended and restated trust agreement attached as an exhibit to our registration statement filed with the SEC, and the relevant Issuer Trust will not be classified as an association taxable as a corporation, you will not be taxed if we dissolve the trust and the trust distributes subordinated debt securities to you. However, if an Issuer Trust were to become taxed on the income received or accrued on the corresponding subordinated debt securities due to a tax event, both you and the Issuer Trust might be taxed on a distribution of the corresponding subordinated debt securities by the trust. For further information, see “United States Taxation — Distribution of Subordinated Debt Securities to Holders of Capital Securities Upon Liquidation of the Issuer Trusts” below.

Investors Will Not Control the Administration of the Issuer Trusts

and Will Have Limited Voting Rights

We will hold all the common securities of each Issuer Trust. These securities give us the right to control nearly all aspects of the administration, operation or management of the Issuer Trust, including selection and

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removal of the administrative trustees. The capital securities, on the other hand, will generally have no voting rights. You will be able to vote only on matters relating to the modification of the terms of your capital securities or the corresponding subordinated debt securities, the acceleration of payments on those securities and waivers of related past defaults as described in this prospectus. For further information, see “Description of Capital Securities and Related Instruments — Voting Rights; Amendment of Each Trust Agreement” above.

Listing of the Capital Securities, If Any, Does Not Guarantee Their Liquidity or Full Value

We may apply to list a series of capital securities on the NYSE or another exchange, but are not required to do so. If listed, trading in a series of capital securities on the NYSE is expected to commence within 30 days after the initial delivery of the series. Although we expect the underwriters to make a market in the capital securities prior to commencement of trading on the NYSE, they are not obligated to do so. They may also discontinue these market-making activities at any time without notice. We cannot assure the liquidity of the trading market for the capital securities.

The capital securities may trade at prices that do not fully reflect the value of accrued and unpaid interest with respect to the corresponding subordinated debt securities. See “United States Taxation — Interest Income and Original Issue Discount” and “— Sale or Redemption of Capital Securities” below for a discussion of the United States federal income tax consequences that may result from a taxable disposition of the capital securities.

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UNITED STATES TAXATION

This section describes the material United States federal income tax consequences of the purchase, ownership and disposition of certain capital securities that the Issuer Trusts are offering. The material United States federal income tax consequences of owning capital securities that contain, or that represent any corresponding subordinated debt security that contains, any material term not described in this prospectus will be described in the applicable prospectus supplement. This section is the opinion of Sullivan & Cromwell LLP, United States tax counsel to The Goldman Sachs Group, Inc.

The following discussion of the material U.S. federal income tax consequences to the purchase, ownership and disposition of capital securities only addresses the tax consequences to a holder that acquires capital securities on their original issue date at their original offering price and holds the capital securities as a capital asset for tax purposes.

This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies;

•	a trader in securities that elects to use a mark-to-market method of accounting for your capital securities holdings;

•	a bank;

•	a life insurance company;

•	a thrift institution;

•	a regulated investment company;

•	a tax-exempt organization;

•	a person that owns capital securities that are a hedge or that are hedged against interest rate or currency risks;

•	a person that purchases or sells the capital securities as part of a wash-sale for tax purposes;

•	a person that owns offered capital securities as part of a straddle or conversion transaction for tax purposes; or

•	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the capital securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the capital securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the capital securities.

This summary does not apply if the corresponding subordinated debt securities or capital securities:

•	are issued with more than a de minimis amount of original issue discount or are issued for a price in excess of the principal amount of the capital securities;

•	mature 1 year or less than or more than 30 years after the issue date;

•	are denominated or pay principal, premium, if any, or interest in a currency other than U.S. dollars;

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•	pay principal, premium, if any, or interest based on an index or indices;

•	allow for deferral of interest for more than 5 years’ worth of consecutive interest periods;

•	contain any obligation or right of us or a holder to convert or exchange the corresponding subordinated debt securities into other securities or properties of Goldman Sachs;

•	contain any obligation or right of Goldman Sachs to redeem, purchase or repay the corresponding subordinated debt securities (other than a redemption of the outstanding corresponding subordinated debt securities at a price equal to (1) 100% of the principal amount of the corresponding subordinated debt securities being redeemed, plus (2) accrued but unpaid interest, plus, if applicable, (3) a premium or make-whole amount determined by a quotation agent, equal to the sum of the present value of scheduled payments of principal and interest from the issue date of the corresponding subordinated debt securities to their redemption date, discounted at a rate equal to a U.S. treasury rate plus some fixed amount or amounts); or

•	contain any other material provision described only in the prospectus supplement.

The material U.S. federal income tax consequences of the purchase, ownership and disposition of capital securities in a trust owning the underlying corresponding subordinated debt securities that contain these terms will be described in the applicable prospectus supplement.

The authorities on which this discussion is based are subject to various interpretations, and it is therefore possible that the federal income tax treatment of the purchase, ownership and disposition of capital securities may differ from the treatment described below.

Please consult your own tax advisor concerning the consequences of owning the capital securities in your particular circumstances under the Internal Revenue Code and the laws of any other taxing jurisdiction.

Classification of the Issuer Trusts

Under current law and assuming full compliance with the terms of an amended trust agreement substantially in the form attached to this prospectus as an exhibit and the indenture, each Issuer Trust will not be taxable as a corporation for U.S. federal income tax purposes. As a result, you will be required to include in your gross income your proportional share of the interest income, including original issue discount, paid or accrued on the corresponding subordinated debt securities, whether or not the trust actually distributes cash to you.

United States Holders

This subsection describes the tax consequences to a United States holder. A holder of capital securities is a United States holder if such holder is a beneficial owner of a capital security and is:

•	a citizen or resident of the United States,

•	a domestic corporation,

•	an estate whose income is subject to United States federal income tax regardless of its source, or

•	a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If you are not a United States holder, this subsection does not apply to you and you should refer to “—United States Alien Holders” below

Interest Income and Original Issue Discount

Under Treasury regulations, an issuer and the Internal Revenue Service will ignore a “remote” contingency that stated interest will not be timely paid when determining whether a corresponding subordinated debt security

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is issued with original issue discount. On the date of this prospectus, we currently believe that the likelihood of exercising our option to defer interest payments is remote because we would be prohibited from making certain distributions on our capital stock and payments on our indebtedness if we exercise that option. Accordingly, we currently believe that the corresponding subordinated debt securities will not be considered to be issued with original issue discount at the time of their original issuance. However, if our belief changes on the date any capital security is issued, we will describe the relevant U.S. federal income tax consequences in the applicable prospectus supplement.

Under these regulations, if we were to exercise our option to defer any payment of interest, the corresponding subordinated debt securities would at that time be treated as issued with original issue discount, and all stated interest on the corresponding subordinated debt securities would thereafter be treated as original issue discount as long as the corresponding subordinated debt securities remained outstanding. In that event, all of your taxable interest income on the corresponding subordinated debt securities would be accounted for as original issue discount on an economic accrual basis regardless of your method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, you would be required to include original issue discount in gross income even though we would not make any actual cash payments during an extension period.

These regulations have not been addressed in any rulings or other interpretations by the Internal Revenue Service, and it is possible that the Internal Revenue Service could take a position contrary to the interpretation in this prospectus.

Because income on the capital securities will constitute interest or original issue discount, corporate U.S. holders of the capital securities will not be entitled to a dividends-received deduction for any income taken into account on the capital securities.

Moreover, because income on the capital securities will constitute interest or original issue discount, U.S. holders of the capital securities will not be entitled to the preferential tax rate generally applicable to payments of dividends.

In the rest of this discussion, we assume that unless and until we exercise our option to defer any payment of interest, the corresponding subordinated debt securities will not be treated as issued with original issue discount, and whenever we use the term interest, it also includes income in the form of original issue discount.

Distribution of Corresponding Subordinated Debt Securities to Holders of Capital Securities Upon Liquidation of the Issuer Trusts

If the applicable Issuer Trust distributes the subordinated debentures as described above under the caption “Description of Capital Securities and Related Instruments — Liquidation Distribution Upon Dissolution”, you will receive directly your proportional share of the corresponding subordinated debt securities previously held indirectly through the trust. Under current law, you will not be taxed on the distribution and your holding period and aggregate tax basis in your corresponding subordinated debt securities will be equal to the holding period and aggregate tax basis you had in your capital securities before the distribution. If, however, the trust were to become taxed on the income received or accrued on the corresponding subordinated debt securities due to a tax event, the trust might be taxed on a distribution of corresponding subordinated debt securities to you, and you might recognize gain or loss as if you had exchanged your capital securities for the corresponding subordinated debt securities you received upon the liquidation of the trust. You will include interest in income in respect of corresponding subordinated debt securities received from the trust in the manner described above under “—Taxation of Capital Securities — Interest Income and Original Issue Discount”.

Sale or Redemption of Capital Securities

If you sell your capital securities, including through a redemption for cash, you will recognize gain or loss equal to the difference between your adjusted tax basis in your capital securities and the amount you realize on

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the sale of your capital securities. Assuming that we do not exercise our option to defer payment of interest on the corresponding subordinated debt securities, your adjusted tax basis in your capital securities generally will be the price you paid for your capital securities.

If the corresponding subordinated debt securities are deemed to be issued with original issue discount as a result of an actual deferral of interest payments, your adjusted tax basis in your capital securities generally will be the price you paid for your capital securities, increased by original issue discount previously includible in your gross income to the date of disposition and decreased by distributions or other payments you received on your capital securities since and including the date of the first extension period. This gain or loss generally will be capital gain or loss, except to the extent any amount that you realize is treated as a payment of accrued interest on your proportional share of the corresponding subordinated debt securities required to be included in income. Capital gain of a non-corporate United States holder is generally taxed at preferential rates where the property is held for more than one year.

If we exercise our option to defer any payment of interest on the corresponding subordinated debt securities, our capital securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying corresponding subordinated debt securities. If you sell your capital securities before the record date for the payment of distributions, you will not receive payment of a distribution for the period before the sale. However, you will be required to include accrued but unpaid interest on the corresponding subordinated debt securities through the date of the sale as ordinary income for U.S. federal income tax purposes and to add the amount of accrued but unpaid interest to your tax basis in the capital securities. Your increased tax basis in the capital securities will increase the amount of any capital loss that you may have otherwise realized on the sale. In general, an individual taxpayer may offset only $3,000 of capital losses against regular income during any year.

Medicare Tax

A U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) the U.S. holder’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of the U.S. holder’s modified gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). A holder’s net investment income generally includes its interest income and its net gains from the disposition of capital securities, unless such interest payments or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the capital securities.

United States Alien Holders

This subsection describes the U.S. federal income tax consequences to a United States alien holder. You are a United States alien holder if you are the beneficial owner of a capital security and are, for U.S. federal income tax purposes:

•	a nonresident alien individual,

•	a foreign corporation, or

•	an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from a capital security.

This subsection does not apply to a United States holder. In addition, the discussion herein does not address the tax treatment in respect of a subordinated debt security that is linked to the performance of a U.S. equity or an index or a basket that includes a U.S. equity. The applicable prospectus supplement will discuss the material United States federal income tax consequences to a United States alien holder in respect of such a debt security.

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U.S. Federal Withholding Tax

Under U.S. federal income tax law, and subject to the discussion of FATCA and backup withholding below, if you are a United States alien holder of a capital security:

•	U.S. payors generally will not be required to deduct U.S. withholding tax from distributions on your capital securities if:

1.	you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote,

2.	you are not a controlled foreign corporation that is related to us through stock ownership, and

3.	the U.S. payor does not have actual knowledge or reason to know that you are a United States person and:

i.	you have furnished to the U.S. payor an Internal Revenue Service Form W-8BEN or W-8BEN-E or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person,

ii.	you have furnished to the U.S. payor an Internal Revenue Service Form W-8ECI or an acceptable substitute form upon which you certify, under penalties of perjury, that such payments are effectively connected with your trade or business in the United States,

iii.	in the case of payments made outside the United States to you at an offshore account (generally, an account maintained by you at a bank or other financial institution at any location outside the United States), you have furnished to the U.S. payor documentation that establishes your identity and your status as the beneficial owner of the payment for U.S. federal income tax purposes and as a non-United States person,

iv.	the U.S. payor has received a withholding certificate (furnished on an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form) from a person claiming to be:

a.	a withholding foreign partnership (generally a foreign partnership that has entered into an agreement with the Internal Revenue Service to assume primary withholding responsibility with respect to distributions and guaranteed payments it makes to its partners),

b.	a qualified intermediary (generally a non-United States financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the Internal Revenue Service), or

c.	a U.S. branch of a non-United States bank or of a non-United States insurance company,

and the withholding foreign partnership, qualified intermediary or U.S. branch, as applicable, has received documentation upon which it may rely to treat the payment as made to a non-United States person that is, for U.S. federal income tax purposes, the beneficial owner of the payment on the capital securities in accordance with U.S. Treasury regulations (or, in the case of a qualified intermediary, in accordance with its agreement with the Internal Revenue Service),

v.	the U.S. payor receives a statement from a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business,

a.	certifying to the U.S. payor under penalties of perjury that an Internal Revenue Service Form W-8BEN or W-8BEN-E or an acceptable substitute form has been received from you by it or by a similar financial institution between it and you, and

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b.	to which is attached a copy of the Internal Revenue Service Form W-8BEN or W-8BEN-E acceptable substitute form, or

vi.	the U.S. payor otherwise possesses documentation upon which it may rely to treat the payment as made to a non-United States person that is, for U.S. federal income tax purposes, the beneficial owner of the payment on the capital securities in accordance with U.S. Treasury regulations; and

•	no deduction for any U.S. federal withholding tax will be made from any gain that you realize on the sale or exchange of your capital security.

If you cannot satisfy the requirements described above, distributions on your capital securities that are attributable to interest or original issue discount will be subject to a 30% U.S. federal withholding tax unless a tax treaty applies. If a tax treaty applies, you may be eligible for a reduction of or exemption from U.S. federal withholding tax. To claim any exemption from or reduction in the 30% withholding tax, you must provide a properly executed Internal Revenue Service Form W-8BEN or W-BEN-E or an acceptable substitute form claiming a reduction of or an exemption from withholding tax under an applicable tax treaty.

U.S. Federal Income Tax

If you are engaged in a trade or business in the U.S. (and, if a tax treaty applies, maintain a permanent establishment within the U.S.) and receive a distribution on a capital security that is effectively connected with the conduct of such trade or business (and, if a tax treaty applies, attributable to such permanent establishment) you will be subject to U.S. federal income tax on such distribution on a net income basis in generally the same manner as a United States holder. In addition, in certain circumstances, if you are a foreign corporation, you may be subject to a 30% (or, if a tax treaty applies, such lower rate as provided) branch profits tax.

You will not be subject to U.S. federal income tax on any gain realized on the sale or exchange of the capital security, unless:

•	such gain is effectively connected with the conduct of your trade or business in the United States (and, where an applicable tax treaty so provides, is also attributable to a U.S. permanent establishment maintained by you); or

•	you are an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

Foreign Account Tax Compliance

A U.S. law enacted in 2010 (commonly known as “FATCA”) could impose a withholding tax of 30% on interest income (including original issue discount) and other periodic payments on capital securities paid to you or any non-U.S. person or entity that receives such income (a “non-U.S. payee”) on your behalf, unless you and each such non-U.S. payee in the payment chain comply with the applicable information reporting, account identification, withholding, certification and other FATCA-related requirements. This withholding tax could also apply to all payments made upon maturity, redemption, or sale of certain capital securities by a non-compliant payee. In the case of a payee that is a non-U.S. financial institution (for example, a clearing system, custodian, nominee or broker), withholding generally will not be imposed if the financial institution complies with the requirements imposed by FATCA to collect and report (to the U.S. or another relevant taxing authority) substantial information regarding such institution’s U.S. account holders (which would include some account holders that are non-U.S. entities but have U.S. owners). Other payees, including individuals, may be required to provide proof of tax residence or waivers of confidentiality laws and/or, in the case of non-U.S. entities, certification or information relating to their U.S. ownership.

Withholding may be imposed at any point in a chain of payments if the payee is not compliant. A chain may work as follows, for example: The payment is transferred through a paying agent to a clearing system, the

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clearing system makes a payment to each of the clearing system’s participants, and finally the clearing system participant makes a payment to a non-U.S. bank or broker through which you hold the capital securities, who credits the payment to your account.

Accordingly, if you receive payments through a chain that includes one or more non-U.S payees, such as a non-U.S. bank or broker, the payment could be subject to withholding if, for example, your non-U.S. bank or broker through which you hold the capital securities fails to comply with the FATCA requirements and is subject to withholding. This would be the case even if you would not otherwise have been directly subject to withholding.

Backup Withholding Tax and Information Reporting

In general, if you are a noncorporate United States holder, we and other payors are required to report to the Internal Revenue Service all distributions on your capital securities. In addition, we and other payors are required to report to the Internal Revenue Service any payment of proceeds of the sale of your capital securities before maturity within the United States. Additionally, backup withholding would apply to any payments on your capital securities if you fail to provide an accurate taxpayer identification number, or (in the case of distributions attributable to interest or original issue discount) you are notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

In general, if you are a United States alien holder, we and other payors are required to report distributions attributable to interest or original issue discount on your capital securities on Internal Revenue Service Form 1042-S. Payments on your capital securities would otherwise not be subject to information reporting and backup withholding, provided that the certification requirements described above under “— United States Alien Holders” are satisfied or you otherwise establish an exemption. In addition, payment of the proceeds from the sale of capital securities effected at a United States office of a broker will not be subject to backup withholding and information reporting if (i) the payor or broker does not have actual knowledge or reason to know that you are a United States person and (ii) you have furnished to the payor or broker an appropriate Internal Revenue Service Form W-8, an acceptable substitute form or other documentation upon which it may rely to treat the payment as made to a non-United States person.

In general, payment of the proceeds from the disposition of capital securities effected at a foreign office of a broker will not be subject to information reporting or back withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

Any amounts withheld from you under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability, provided the required information is furnished to the Internal Revenue Service.

A number of countries have entered into, and other countries are expected to enter into, agreements with the U.S. to facilitate the type of information reporting required under FATCA. While the existence of such agreements will not eliminate the risk that capital securities will be subject to the withholding described above, these agreements are expected to reduce the risk of the withholding for investors in (or investors that indirectly hold capital securities through financial institutions in) those countries.

The withholding tax described above could apply to all interest and other periodic payments on the capital securities. In addition, the withholding tax described above could apply to payments upon the maturity, redemption or sale of certain capital securities on or after January 1, 2019. We will not pay any additional amounts in respect of this withholding tax, so if this withholding applies, you will receive less than the amount that you would have otherwise received.

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Depending on your circumstances, you may be entitled to a refund or credit in respect of some or all of this withholding. However, even if you are entitled to have any such withholding refunded, the required procedures could be cumbersome and significantly delay your receipt of any withheld amounts. You should consult your own tax advisors regarding FATCA. You should also consult your bank or broker through which you would hold the capital securities about the likelihood that payments to it (for credit to you) may become subject to withholding in the payment chain.

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VALIDITY OF THE SECURITIES

The validity of the capital securities has been passed upon for The Goldman Sachs Group, Inc. and the Issuer Trusts by Richards, Layton & Finger, P.A., Wilmington, Delaware. The opinion of Richards, Layton & Finger, P.A. was based on assumptions about future actions required to be taken by The Goldman Sachs Group, Inc., the Issuer Trusts and the trustees in connection with the issuance and sale of the capital securities, about the specific terms of the capital securities and about other matters that may affect the validity of the capital securities but which could not be ascertained on the date of that opinion.

The validity of the guarantees and the corresponding subordinated debt securities has been passed upon for The Goldman Sachs Group, Inc. by Sullivan & Cromwell LLP, New York, New York. The opinion of Sullivan & Cromwell LLP was based on assumptions about future actions required to be taken by The Goldman Sachs Group, Inc. and the trustees in connection with the issuance and sale of these securities, about the specific terms of these securities and about other matters that may affect the validity of these securities but which could not be ascertained on the date of that opinion.

Each of Sullivan & Cromwell LLP and Richards, Layton & Finger, P.A. has in the past represented and continues to represent Goldman Sachs on a regular basis and in a variety of matters. Sullivan & Cromwell LLP also performed services for The Goldman Sachs Group, Inc. in connection with the offering of the securities described in this prospectus. Richards, Layton & Finger, P.A. also performed services for The Goldman Sachs Group, Inc. in connection with the offering of capital securities described in this prospectus.

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EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of The Goldman Sachs Group, Inc. incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The historical income statement data, balance sheet data and common share data set forth in “Selected Financial Data” as of and for the years ended December 31, 2016, December 31, 2015, December 31, 2014, December 31, 2013 and December 31, 2012 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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REVIEW OF UNAUDITED CONDENSED CONSOLIDATED FINANCIAL

STATEMENTS BY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

With respect to the unaudited condensed consolidated financial statements of The Goldman Sachs Group, Inc. for the three month periods ended March 31, 2017 and 2016, incorporated by reference in this prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated May 3, 2017 incorporated by reference in this prospectus states that they did not audit and they do not express an opinion on that unaudited condensed consolidated financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited condensed consolidated financial statements because that report is not a “report” or a “part” of the registration statements prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Securities Act of 1933.

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CAUTIONARY STATEMENT PURSUANT TO THE PRIVATE

SECURITIES LITIGATION REFORM ACT OF 1995

We have included or incorporated by reference in this prospectus statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but instead represent only our belief regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. It is possible that our actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements.

Information regarding important factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements is contained under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated in this prospectus by reference (and in any of our annual reports for a subsequent fiscal year that are so incorporated). See “Available Information” above for information about how to obtain a copy of this annual report.

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We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

The Goldman Sachs

Group, Inc.

Capital Securities

of

Goldman Sachs Capital VI

Goldman Sachs Capital VII

fully and unconditionally

guaranteed by

The Goldman Sachs

Group, Inc.

Goldman Sachs & Co. LLC

Capital Securities of Goldman Sachs Capital I (with a liquidation amount of $1,000 per security) fully and unconditionally guaranteed, to the extent described herein, by The Goldman Sachs Group, Inc.

The capital securities were issued on February 20, 2004 by Goldman Sachs Capital I, a Delaware statutory trust, which we refer to as the Issuer Trust. We, The Goldman Sachs Group, Inc., own all of the outstanding trust common securities of the Issuer Trust, and fully and unconditionally guarantee, on a junior subordinated basis, payment of amounts due on the capital securities to the extent described in this prospectus. Capital securities are preferred securities representing preferred beneficial interests in the Issuer Trust. The sole assets of the Issuer Trust are $1,360,445,000 aggregate principal amount of 6.345% subordinated debt securities due February 15, 2034 of the Goldman Sachs Group, Inc.

Distributions on the capital securities are cumulative and will be payable semi-annually in arrears on February 15 and August 15 of each year to the extent the Issuer Trust receives payment on our subordinated debt securities. Distributions on the capital securities may be deferred for up to 10 consecutive semi-annual periods at a time. The capital securities may be redeemed at any time at a redemption price that includes a make-whole amount as described in this prospectus.

Your investment in the capital securities involves risks. You should read “Risk Factors of the Capital Securities” beginning on page 9 before buying the capital securities, so that you may better understand those risks.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Goldman Sachs & Co. LLC (“GS&Co.”) or any other affiliate of The Goldman Sachs Group, Inc. may use this prospectus in a market-making transaction in the capital securities. We will not receive any proceeds from such market-making transactions.

Goldman Sachs & Co. LLC

Prospectus dated July 10, 2017.

AVAILABLE INFORMATION

The Goldman Sachs Group, Inc. is required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed.

We have filed a registration statement on Form S-3 with the SEC relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of The Goldman Sachs Group, Inc., please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the applicable contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.

The SEC’s rules allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to any of the SEC filings referenced in the list below. Any information referred to in this way in this prospectus is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

The Goldman Sachs Group, Inc. incorporates by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(1)	Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (File No. 001-14965);

(2)	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017 (File No. 001-14965);

(3)	Current Reports on Form 8-K dated December 31, 2016 and filed on January 6, 2017, dated and filed on January 18, 2017, dated and filed on January 19, 2017, dated January 17, 2017 and filed on January 20, 2017, dated January 22, 2017 and filed on January 24, 2017, dated and filed on January 26, 2017, dated and filed on February 16, 2017, dated March 1, 2017 and filed on March 7, 2017, dated March 11, 2017 and filed on March 13, 2017, dated and filed on March 27, 2017, dated and filed on April 18, 2017, dated and filed on April 26, 2017, dated and filed on April 28, 2017, dated and filed on May 23, 2017, dated and filed on June 5, 2017 and dated and filed on June 28, 2017 (File No. 001-14965); and

(4)	All documents filed by The Goldman Sachs Group, Inc. under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) on or after the date of this prospectus and before the termination of the offering of securities under this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from Investor Relations, 200 West Street, New York, New York 10282, telephone (212) 902-0300.

No separate financial statements of the Issuer Trust are included in this prospectus. The Goldman Sachs Group, Inc. and the Issuer Trust do not consider that such financial statements would be material to holders of the

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capital securities because the Issuer Trust is a special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the corresponding subordinated debt securities of The Goldman Sachs Group, Inc. and issuing the trust securities. Furthermore, taken together, The Goldman Sachs Group, Inc.’s obligations under the corresponding subordinated debt securities, the subordinated debt indenture under which the corresponding subordinated debt securities was issued, the amended and restated trust agreement, the expense agreement and the guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the capital securities of the Issuer Trust. For a more detailed discussion, see “The Issuer Trust”, “Description of Capital Securities and Related Instruments”, “Description of Capital Securities and Related Instruments — Corresponding Subordinated Debt Securities” and “Description of Capital Securities and Related Instruments — Guarantee and Expense Agreement” below. In addition, The Goldman Sachs Group, Inc. does not expect the Issuer Trust to file reports under the Exchange Act with the SEC.

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SUMMARY INFORMATION

This summary highlights information contained elsewhere, or incorporated by reference in, this prospectus. This summary is not complete and does not contain all the information that you should consider before investing in the capital securities. You should read this entire prospectus carefully, including the documents incorporated by reference, which are described under “Available Information.”

In this prospectus, references to “The Goldman Sachs Group, Inc.,” “we,” “our” and “us” refer only to The Goldman Sachs Group, Inc. and not to its consolidated subsidiaries. References to “Goldman Sachs” refer to The Goldman Sachs Group, Inc., together with its consolidated subsidiaries and affiliates. We refer to the Capital Securities as the “capital securities.” Also, references to “holders” of the capital securities mean The Depository Trust Company or its nominee and not indirect owners who own beneficial interests in capital securities through participants in The Depository Trust Company or other entities unless otherwise stated. Please review the special considerations that apply to indirect owners in this prospectus, under “Legal Ownership and Book-Entry Issuance”.

The Goldman Sachs Group, Inc.

The Goldman Sachs Group, Inc. is a leading global investment banking, securities and investment management firm that provides a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and individuals. Founded in 1869, the Firm is headquartered in New York and maintains offices in all major financial centers around the world. The Firm’s principal executive offices are located at 200 West Street, New York, New York 10282, telephone (212) 902-1000. The Goldman Sachs Group, Inc. is a bank holding company and a financial holding company regulated by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”). The Firm’s U.S. depository institution subsidiary, Goldman Sachs Bank USA, is a New York State-chartered bank. The capital securities and the corresponding subordinated debt securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

The Issuer Trust

Goldman Sachs Capital I is a Delaware statutory trust that was created in 2004 solely for the purpose of issuing capital securities to investors and trust common securities to us and investing the aggregate proceeds in an equivalent amount of our subordinated debt securities. The subordinated debt securities described below that are held by the Issuer Trust are the sole assets of the Issuer Trust.

The principal executive office of the Issuer Trust is c/o The Goldman Sachs Group, Inc., 200 West Street, New York, New York 10282, and the Issuer Trust’s telephone number is (212) 902-1000.

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The Capital Securities

Each capital security represents an undivided preferred beneficial interest in the assets of the Issuer Trust.

Liquidation Amount	$1,000 per capital security.

Issuer Trust Assets	Approximately $1.36 billion aggregate principal amount of 6.345% junior subordinated debentures due February 15, 2034 of the Goldman Sachs Group, Inc., which we refer to as the “corresponding subordinated debt securities” or the “subordinated debt securities”, with interest rate, distribution, redemption and liquidation terms that correspond to the terms of the capital securities. See “Description of Capital Securities and Related Instruments — Corresponding Subordinated Debt Securities” below.

Distributions	The Issuer Trust will pass through to the holders of its capital securities as distributions the interest payments it receives from us on the corresponding subordinated debt securities. Distributions on the capital securities are cumulative and will be payable semi -annually in arrears at the annual rate of 6.345% on February 15 and August 15 of each year. When we say that distributions on the capital securities are cumulative, we mean that if distributions are deferred or otherwise not paid, they will accumulate until paid out. The amount of distributions payable for any period will be computed on a 30/360 (ISDA) basis as described below under “Description of the Capital Securities and Related Instruments — Distributions”.

Deferral of Distributions; Certain Tax Consequences	Unless an event of default under the subordinated debt indenture with respect to the subordinated debt securities has occurred and is continuing, we may, on one or more occasions, defer interest payments on those debt securities for up to 10 consecutive semi-annual periods. However, during any such extension period, we and our subsidiaries, subject to limited exceptions, may not declare or pay any dividends on, or redeem, purchase, acquire or make a liquidation or guarantee payment with respect to, any shares of our capital stock or any of our debt that ranks junior to or pari passu with the corresponding subordinated debt securities. A deferral of interest payments cannot extend beyond the maturity date of the corresponding subordinated debt securities, which is February 15, 2034. If we defer interest payments, the Issuer Trust also will defer the payment of distributions on the capital securities. During any extension period, your distribution will continue to accrue, and interest on the unpaid distributions will continue to compound, semi-annually. During any extension period, you will be required to accrue interest income and include it in your gross income for U.S. federal income tax purposes, even if you are a cash basis taxpayer. Permitted deferrals of interest payments and distributions will not result in a default or event of default.

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Ranking	Except as described below under “Description of the Capital Securities — General”, the capital securities of the Issuer Trust will rank (i) equally, and payments on them will be made pro rata, with the trust common securities of the Issuer Trust, (ii) junior to all of our senior indebtedness (and most of our senior subordinated debt) and (iii) senior to our common stock. However, the capital securities will rank senior to the trust common securities as to payment if and so long as we fail to make a principal or interest payment on the corresponding subordinated debt securities when due. Neither the capital securities, the corresponding subordinated debt securities nor the guarantee will contain any terms that will limit our ability to incur additional indebtedness, including indebtedness that would rank senior in priority of payment to the corresponding subordinated debt securities and the guarantee.

Optional Redemption	We may redeem the capital securities, in whole at any time or in part from time to time, provided that no partial redemption may occur when distributions are deferred.

In addition, we may elect to redeem the capital securities, in whole but not in part, at any time upon the occurrence of:

•	changes in U.S. income tax laws or regulations that could have adverse tax consequences for us or the Issuer Trust; or

•	changes in laws or regulations that pose more than an insubstantial risk that the Issuer Trust will be required to register as an “investment company” under the Investment Company Act of 1940.

In each case, the redemption price will include a make-whole amount as described below under “Description of the Capital Securities — Redemption or Exchange” plus accumulated and unpaid distributions to the redemption date. The make-whole amount will be smaller if the redemption is due to a tax or regulatory event than if it is not. Our right to redeem the corresponding subordinated debt securities and therefore the Issuer Trust’s ability to redeem the capital securities is subject to regulatory approval as described under “Description of the Capital Securities — Redemption or Exchange”

Liquidation Distribution	We may dissolve the Issuer Trust at any time.

If we dissolve the Issuer Trust, the Issuer Trust will distribute the corresponding subordinated debt securities to holders in exchange for the capital securities. Under certain circumstances, the holders of capital securities may be entitled to receive an amount equal to the aggregate of the liquidation amount plus any accrued and unpaid distributions. In all cases, however, distributions will be made only to the extent of the Issuer Trust’s assets that are available after satisfaction of all liabilities to creditors, if any.

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Voting Rights	Holders of the capital securities will have only limited voting rights and, except upon the occurrence of certain events described in this prospectus, will not be entitled to vote.

FDIC	The capital securities and the corresponding subordinated debt securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Guarantee

The guarantee agreement executed by us for the benefit of the holders of the capital securities will be subordinated with respect to the capital securities but will not guarantee payment of distributions or amounts payable on redemption or liquidation of such capital securities when the Issuer Trust does not have funds available to make such payments. See “Description of Capital Securities and Related Instruments — Guarantee and Expense Agreement” below for further details.

Structure of the Issuer Trust

•    Upon initial issuance of the capital securities and trust common securities in 2004, the Issuer Trust used the proceeds received from investors to purchase the corresponding subordinated debt securities. During 2014 and the first quarter of 2015, approximately one-half of the corresponding subordinated debt, capital securities and trust common securities were redeemed, and approximately 1.32 billion liquidation amount of capital securities and 40.8 million liquidation amount of trust common securities remain outstanding.

• We make semi-annual interest payments on the corresponding subordinated debt securities to the Issuer Trust.
• The Issuer Trust uses the semi-annual interest payments it receives from us to pay the semi-annual distributions to the holders of the capital securities.
• We will guarantee, on a subordinated basis, payments of amounts due on the capital securities to the extent provided under “Description of Guarantee”.
See “Relationship Among the Capital Securities and the Related Instruments” below.

Book-Entry Issuance Only

The capital securities will be issued only in book-entry form — i.e., as global securities registered in the name of The Depository Trust Company (“DTC”), New York, New York, or its nominee. The sale of the senior guaranteed securities will settle in immediately available funds through DTC. You will not be permitted to withdraw the capital securities from DTC except in the limited situations described under “Legal Ownership and Book-Entry Issuance — What is a Global Security? — Special Situations When a Global Security Will Be Terminated.”

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Investors may hold interests in a global security through organizations that participate, directly or indirectly, in the DTC system. Those organizations include Euroclear and Clearstream, Luxembourg. See “Legal Ownership and Book-Entry Issuance” below for additional information about indirect ownership of interests in the capital securities.

When we refer to “you” in this prospectus, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to “your securities” in this prospectus, we mean the securities in which you will hold a direct or indirect interest.

Use of Proceeds

Neither we nor the Issuer Trust will receive any proceeds from market-making transactions in the capital securities.

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RISK FACTORS OF THE CAPITAL SECURITIES

An investment in the capital securities involves a number of risks. You should carefully review the following risk factors and the other information contained in this prospectus and in the documents incorporated by reference in this prospectus, including the description of investment risks relating to an investment in the securities of The Goldman Sachs Group, Inc. described under “Risk Factors” in Part I, Item IA or our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, before deciding whether this investment is suitable for you.

You Are Making an Investment Decision With Regard to the Subordinated Debt Securities

As Well As the Capital Securities

The Issuer Trust relies on the payments it receives on the corresponding subordinated debt securities to fund all payments on its capital securities. In addition, the Issuer Trust may distribute the corresponding subordinated debt securities in exchange for its capital securities upon its dissolution and liquidation. Accordingly, you should carefully review the information in this prospectus regarding both of these securities.

Payments on the Capital Securities Are Dependent on Our Payments

on the Subordinated Debt Securities

The ability of the Issuer Trust timely to pay distributions on the capital securities and to pay the liquidation amount is dependent upon our making the related payments on the subordinated debt securities when due.

If we default on our obligation to pay principal of or any premium or interest on the corresponding subordinated debt securities, the Issuer Trust will not have sufficient funds to pay distributions or the liquidation amount on the related capital securities. As a result, you will not be able to rely upon the guarantee for payment of these amounts. You or the property trustee of the Issuer Trust may, however, sue us to enforce the rights of the Issuer Trust under the corresponding subordinated debt securities. For more information, please refer to “Description of Capital Securities and Related Instruments — Corresponding Subordinated Debt Securities —Enforcement of Certain Rights by Holders of Capital Securities” and “Description of Capital Securities and Related Instruments — Relationship Among the Capital Securities and the Related Instruments — Enforcement Rights of Holders of Capital Securities” below.

Our Obligations Will Be Deeply Subordinated, and We Will Pay

Our Other Debt Obligations Before We Pay You

Our obligations under the guarantee and under the corresponding subordinated debt securities are unsecured and rank subordinate and junior in right of payment to all of our senior indebtedness, which includes nearly all of our existing and future indebtedness (including any subordinated debt securities not issued to the Issuer Trust and other subordinated debt). This means that we cannot make any payments on the subordinated debt securities or under the guarantee if certain events of default have occurred under our senior indebtedness. In the event of our bankruptcy or liquidation, our assets must be used to pay off our senior debt and any secured debt in full before any payments may be made on the subordinated debt securities or under the guarantee.

Neither the subordinated debt indenture governing the corresponding subordinated debt securities nor the amended and restated trust agreement and the guarantee relating to the capital securities places any limitation on the nature or amount of additional indebtedness that we, or our subsidiaries, may incur in the future.

The Subordinated Debt Securities and the Guarantee Will Be Effectively Subordinated

to the Obligations of Our Subsidiaries

We are a holding company that conducts substantially all of our operations through subsidiaries. As a result, our ability to make payments on the subordinated debt securities and the guarantees will depend primarily upon

9

the receipt of dividends and other distributions from our subsidiaries. Many of our subsidiaries, including our broker-dealer, bank and insurance subsidiaries, are subject to laws that restrict dividend payments or authorize regulatory bodies to block or reduce the flow of funds from those subsidiaries to us. Restrictions or regulatory action of that kind could impede access to funds that we need to make payments on our obligations, including debt obligations. Furthermore, we have guaranteed the payment obligations of GS&Co., Goldman Sachs Bank USA and Goldman Sachs Bank (Europe) PLC, our regulated Irish Bank, subject to certain exceptions, and have pledged significant assets to Goldman Sachs Bank USA to support our obligations to it. These guarantees may require us to provide substantial funds or assets to our subsidiaries or their creditors and counterparties at a time when we are in need of liquidity to fund our own obligations. In addition, our right to participate in any distribution of assets from any subsidiary, upon the subsidiary’s liquidation or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent that we are recognized as a creditor of that subsidiary. As a result, the subordinated debt securities and the guarantees will be effectively subordinated to all existing and future liabilities of our subsidiaries. You should look only to the assets of The Goldman Sachs Group, Inc. as the source of payment for the subordinated debt securities and the guarantees.

Holders Should Not Expect Us to Redeem the Corresponding Subordinated Debt Securities on Any Particular Date

By their terms, the corresponding subordinated debt securities may be redeemed by us at our option, either in whole or in part, at any time or upon the occurrence of a tax event or investment company event as described below under “Description of Capital Securities and Related Instruments — Corresponding Subordinated Debt Securities — Redemption and Exchange”.    Any decision we may make at any time to propose a redemption of the corresponding subordinated debt securities will depend, among other things, upon our evaluation of the overall level and quality of our capital components, considered in light of our risk exposures, earnings and growth strategy, as well as general market conditions at such time. Our right to redeem the corresponding subordinated debt securities is subject to an important limitation as described below. Accordingly, investors should not expect us to redeem the corresponding subordinated debt securities on any particular date.

We may not redeem the corresponding subordinated debt securities without having received the prior approval of the Federal Reserve Board under the current capital guidelines applicable to us. We cannot assure you that the Federal Reserve Board will approve any redemption of the corresponding subordinated debt securities that we may propose. We understand that the factors the Federal Reserve Board will consider in evaluating a proposed redemption by a bank holding company include, among other things, the capital plans and stress tests submitted by the bank holding company, the bank holding company’s ability to meet and exceed minimum regulatory capital ratios under stressed scenarios, its expected sources and uses of capital over the planning horizon (generally a period of two years) under baseline and stressed scenarios, and any potential impact of changes to its business plan and activities on its capital adequacy and liquidity, although the Federal Reserve Board may change these factors at any time.

If we are unable to redeem the corresponding subordinated debt securities, the Issuer Trust will be unable to redeem the capital securities. Accordingly, there could be circumstances where we would wish to redeem or repurchase some or all of the corresponding subordinated debt securities or the Issuer Trust wishes us to do so in order for it to redeem the capital securities, and sufficient cash is available for that purpose, but we are restricted from doing so because we have not been able to obtain approval from the Federal Reserve Board.

The Guarantee Only Guarantees Payments on the Capital Securities

if the Issuer Trust Has Cash Available

If we fail to make payments on the subordinated debt securities, the Issuer Trust will be unable to make the related distribution, redemption or liquidation payments on the capital securities to you. In those circumstances, you cannot rely on the guarantee for payments of those amounts. Instead, if we are in default under the subordinated debt securities, you may rely on the property trustee of the Issuer Trust to enforce the trust’s rights

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under the subordinated debt securities or you may directly sue us or seek other remedies to collect your pro rata share of the payments owed.

You Will Not Receive Timely Distributions If We Elect to Defer Payments

We may defer the payment of interest on the corresponding subordinated debt securities at any time up to 10 consecutive semi-annual periods, provided that (1) no such extension period may extend beyond the stated maturity date and (2) we are not in default under the subordinated debt indenture with respect to the corresponding subordinated debt securities (unless our default has not ripened into a formal “event of default”). If there is a deferral, the Issuer Trust also will defer distributions on the related capital securities. Before any extension period ends, we may elect to extend the period further.

At the end of any extension period and upon the payment of all interest then accrued and unpaid, we may elect to begin a new extension period. There is no limitation on the number of extension periods. Deferrals of payments during an extension period will not result in a default or event of default. For further information on our option to defer payments, see “Description of Capital Securities and Related Instruments — Corresponding Subordinated Debt Securities — Option to Defer Interest Payments” above.

If We Elect to Defer Interest Payments, You Will Have to Include Interest in Your Taxable Income

Before You Receive the Money

During an extension period, you would be required to accrue interest income for U.S. federal income tax purposes on your proportionate share of the corresponding subordinated debt securities held by the Issuer Trust, even if you are a cash basis taxpayer. As a result, you would need to include this income in your gross income for U.S. federal income tax purposes in advance of the receipt of cash. You also would not receive the cash related to any accrued and unpaid interest income from the trust if you dispose of the capital securities prior to the record date for the payment of distributions. For further information, see “United States Taxation — Interest Income and Original Issue Discount” and “United States Taxation — Sale or Redemption of Capital Securities” below.

The Market Price of the Capital Securities May Not Reflect Unpaid Interest, and You May Suffer a

Loss If You Sell Them While Interest Remains Unpaid

Because of our right to defer interest payments on the corresponding subordinated debt securities, the market price of the related capital securities may be more volatile than the market prices of similar securities that do not have this feature. If we exercise our right to defer, the market price of the capital securities may decline. Accordingly, the capital securities that you purchase r in the secondary market, or the subordinated debt securities that you may receive on liquidation of the trust, may trade at a discount to the price that you paid.

If you dispose of your capital securities before the record date for the payment of a distribution, then you will not receive that distribution. However, you will be required to include accrued but unpaid interest on the corresponding subordinated debt securities through the date of the sale as ordinary income for U.S. federal income tax purposes and to add the amount of the accrued but unpaid interest to your tax basis in the capital securities. Your increased tax basis in the capital securities will increase the amount of any capital loss that you may have otherwise realized on the sale. In general, an individual taxpayer may offset only $3,000 of capital losses against ordinary income during any year. For further information on tax consequences, see “United States Taxation — Sale or Redemption of Capital Securities” below.

We May Redeem the Corresponding Subordinated Debt Securities Upon the Occurrence of

Specified Tax or Regulatory Events

We may redeem the corresponding subordinated debt securities in whole at any time within 90 days following the occurrence of specified tax or regulatory events, including:

•	any change in tax laws or regulations (or any official interpretation) that poses a substantial risk that the related capital securities might lose their special tax treatment; and

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•	any change in laws or regulations (or any official interpretation) that poses a substantial risk that the Issuer Trust is or will be considered an “investment company” that is required to be registered under the Investment Company Act of 1940.

If we redeem the corresponding subordinated debt securities, the Issuer Trust will be required to redeem the related capital securities. Also, the redemption price we will pay upon a redemption on any particular date will be lower if the redemption is due to a tax or regulatory event, as described above, than if it is not.

For further information on redemption, see “Description of Capital Securities and Related Instruments —Redemption or Exchange” below.

The Issuer Trust May Distribute the Subordinated Debt Securities In Exchange For the Capital

Securities, Which Could Affect the Market Price and Could Be a Taxable Event

We may dissolve the Issuer Trust at any time. After satisfying its liabilities to its creditors, the Issuer Trust may distribute the corresponding subordinated debt securities to the holders of the related capital securities. For further information, see “Description of Capital Securities and Related Instruments — Liquidation Distribution Upon Dissolution” above.

We cannot predict the market prices for capital securities or for subordinated debt securities that may be distributed in exchange for capital securities. Accordingly, the capital securities, or the subordinated debt securities that you may receive on liquidation of the Issuer Trust, may trade at a discount to the price that you paid to purchase the capital securities.

Under current U.S. federal income tax law and the amended and restated trust agreement attached as an exhibit to our registration statement filed with the SEC, the Issuer Trust is not classified as an association taxable as a corporation, you will not be taxed if we dissolve the trust and the trust distributes subordinated debt securities to you. However, if the Issuer Trust were to become taxed on the income received or accrued on the corresponding subordinated debt securities due to a tax event, both you and the Issuer Trust might be taxed on a distribution of the corresponding subordinated debt securities by the trust. For further information, see “United States Taxation — Distribution of Subordinated Debt Securities to Holders of Capital Securities Upon Liquidation of the Issuer Trust” below.

Investors Do Not Control the Administration of the Issuer Trust

and Have Limited Voting Rights

We hold all the common securities of the Issuer Trust. These securities give us the right to control nearly all aspects of the administration, operation or management of the Issuer Trust, including selection and removal of the administrative trustees. The capital securities, on the other hand, generally have no voting rights. You will be able to vote only on matters relating to the modification of the terms of your capital securities or the corresponding subordinated debt securities, the acceleration of payments on those securities and waivers of related past defaults as described in this prospectus. For further information, see “Description of Capital Securities and Related Instruments — Voting Rights; Amendment of Each Trust Agreement” below.

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THE ISSUER TRUST

Please note that in this section entitled “The Issuer Trust”, references to The Goldman Sachs Group, Inc., “we”, “our” and “us” refer only to The Goldman Sachs Group, Inc. and not to its consolidated subsidiaries.

The following description summarizes the formation, purposes and material terms of the Issuer Trust. This description is followed by descriptions of:

•	the capital securities issued by the Issuer Trust;

•	the corresponding subordinated debt securities issued by us to the Issuer Trust, and the subordinated debt indenture under which they were issued;

•	our guarantees for the benefit of the holders of the capital securities; and

•	the relationship among the capital securities, the corresponding subordinated debt securities, the expense agreement and the guarantee.

The Issuer Trust is a statutory business trust created under Delaware law pursuant to:

•	a trust agreement executed as of January 20, 2004 by us, as depositor of the Issuer Trust, and the Delaware trustee of the Issuer Trust, as amended and restated on February 20, 2004 (we refer to this agreement as so amended and restated as the “trust agreement”); and

•	a certificate of trust filed with the Delaware Secretary of State on January 21, 2004.

On February 20, 2004, the Issuer Trust issued to investors the preferred securities representing preferred beneficial interests in the Issuer Trust described in this prospectus, which we call “capital securities”. In addition to capital securities issued to the public, the Issuer Trust issued common securities representing common beneficial interests in the Issuer Trust to The Goldman Sachs Group, Inc., and we call these securities “trust common securities”. All of the trust common securities of the Issuer Trust are owned by us. The trust common securities and the capital securities are also referred to together as the “trust securities”.

The trust agreement provides that Issuer Trust exists for the exclusive purposes of:

•	issuing and selling its trust securities;

•	using the proceeds from the sale of these trust securities to acquire corresponding subordinated debt securities from us; and

•	engaging in only those other activities necessary or incidental to these purposes (for example, registering the transfer of the trust securities).

When the Issuer Trust sold the trust securities in 2004, it used the proceeds it received to buy a series of our subordinated debt securities, which are described further below. The payment terms of the corresponding subordinated debt securities were substantially the same as the terms of the Issuer Trust’s capital securities. As described above in the summary, approximately half of the capital securities and trust common securities as well as the corresponding subordinated debt securities were redeemed during 2014 and the first quarter of 2015.

The Issuer Trust owns only the corresponding subordinated debt securities. The only source of funds for the Issuer Trust is the payments it receives from us on the corresponding subordinated debt securities. The Issuer Trust uses these funds to make any cash payments due to holders of its capital securities.

The Issuer Trust is also a party to an expense agreement with The Goldman Sachs Group, Inc. Under the terms of the expense agreement, the Issuer Trust has the right to be reimbursed by us for certain expenses.

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The trust common securities of the Issuer Trust rank equally, and payments on them will be made pro rata, with the capital securities of the Issuer Trust, except that upon the occurrence and continuance of an event of default under the trust agreement resulting from an event of default under the subordinated debt indenture, our rights, as holder of the trust common securities, to payment in respect of distributions and payments upon liquidation or redemption are subordinated to the rights of the holders of the capital securities of the Issuer Trust. See “Description of Capital Securities and Related Instruments — Subordination of Trust Common Securities”. We currently hold trust common securities in an aggregate liquidation amount of approximately $40.8 million.

Under certain circumstances, we may redeem the corresponding subordinated debt securities that we sold to the Issuer Trust. If this happens, the Issuer Trust will redeem a like amount of the capital securities that it sold to the public and the trust common securities that it sold to us.

Under certain circumstances, we may dissolve the Issuer Trust and cause the corresponding subordinated debt securities to be distributed to the holders of the related capital securities. If this happens, owners of the related capital securities will no longer have any interest in the trust and will own only the corresponding subordinated debt securities we issued to the Issuer Trust.

Pursuant to the trust agreement:

•	the Issuer Trust has a term of approximately 31 years from the date it issued its trust securities (February 20, 2004), but may terminate earlier as provided in the applicable trust agreement;

•	the Issuer Trust’s business and affairs are conducted by its trustees;

•	the trustee has been appointed by us as holder of the trust common securities;

•	the trustee for the Issuer Trust is The Bank of New York Mellon, as property trustee, and BNY Mellon Trust of Delaware, as Delaware trustee, and three individual administrative trustees who are employees or officers of The Goldman Sachs Group, Inc. or an affiliate of ours. These trustees are also referred to as the “Issuer Trust trustees”. The Bank of New York Mellon, as property trustee, acts as sole indenture trustee under the trust agreement for purposes of compliance with the Trust Indenture Act of 1939. The Bank of New York Mellon also acts as trustee under the guarantees and the subordinated debt indenture. See “Description of Capital Securities and Related Instruments — Guarantee and Expense Agreement” and “Description of Capital Securities and Related Instruments — Corresponding Subordinated Debt Securities” below;

•	if an event of default under the trust agreement for the Issuer Trust resulting from an event of default under the subordinated debt indenture with respect to the corresponding subordinated debt securities has occurred and is continuing, the holders of a majority in liquidation amount of the related capital securities will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee of the Issuer Trust;

•	under all circumstances, only the holder of the trust common securities has the right to vote to appoint, remove or replace the administrative trustees;

•	the duties and obligations of the Issuer Trust trustee are governed by the trust agreement; and

•	we will pay all fees and expenses related to the Issuer Trust and the offering of the capital securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Issuer Trust.

The Issuer Trust is a “finance subsidiary” of us within the meaning of Rule 3-10 of Regulation S-X under the Securities Act of 1933.

The principal executive office of the Issuer Trust is 200 West Street, New York, NY 10282, and the telephone number for each is (212) 902-1000.

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DESCRIPTION OF THE CAPITAL SECURITIES AND RELATED INSTRUMENTS

Please note that in this section entitled “Description of Capital Securities and Related Instruments”, references to “The Goldman Sachs Group, Inc.”, “we”, “our” and “us” refer only to The Goldman Sachs Group, Inc. and not to its consolidated subsidiaries. Also, in this section, references to “holders” mean those who own capital securities registered in their own names, on the books that the Issuer Trust or property trustee maintains for this purpose, and not those who own beneficial interests in capital securities registered in street name or in capital securities issued in book-entry form through one or more depositaries. Owners of beneficial interest in the capital securities should read the section below entitled “Legal Ownership and Book-Entry Issuance”.

General

The trust agreement authorizes the administrative trustees to issue the capital securities and the trust common securities. The trust agreement was qualified as an indenture under the Trust Indenture Act of 1939. The terms of the capital securities include those in the trust agreement and those made part of the trust agreement by the Trust Indenture Act of 1939. You should read the following description together with the trust agreement to help you understand the terms of the capital securities. A form of the trust agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

The Issuer Trust’s only assets are the corresponding subordinated debt securities, which were issued under the subordinated debt indenture. The capital securities represent undivided preferred beneficial interests in the Issuer Trust’s assets. All of the trust common securities are owned, directly or indirectly, by us. The trust common securities rank equally, and payments will be made on the trust common securities on a pro rata basis, with the capital securities except as described under “— Subordination of Trust Common Securities”. The trust agreement does not permit the Issuer Trust to issue the capital securities and trust common securities or to incur any debt.

The trustees for the Issuer Trust are The Bank of New York Mellon, as property trustee, and The Bank of New York Mellon (Delaware), as Delaware trustee, and three individual administrative trustees who are employees or officers of us or our affiliates.

The guarantee agreement executed by us for the benefit of the holders of the Issuer Trust’s capital securities is a guarantee on a subordinated basis with respect to the related capital securities but does not guarantee payment of distributions or amounts payable on redemption or liquidation of such capital securities when the Issuer Trust does not have funds on hand available to make such payments. See “— Guarantee and Expense Agreement” below.

Distributions

Distributions on the capital securities are cumulative and accrue from February 20, 2004 at the annual rate of 6.345% of the liquidation amount of each capital security. When we say that distributions on the capital securities are cumulative, we mean that if distributions are deferred or otherwise not paid, they will accumulate until paid out. Distributions will be payable semi-annually in arrears on February 15 and August 15 of each year to holders of the capital securities. Distributions not paid when due for more than one semi-annual payment period will themselves accumulate interest (to the extent legally permitted) at the annual rate of 6.345% compounded semi-annually. The Issuer Trust computes the amount of distributions payable for any period on the basis of 30/360 (ISDA) as follows:

[360 × (Y2–Y1)] + [30 × (M2–M1)] + (D2–D1)

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where:

•	“Y1” is the year, expressed as a number, in which the first day of the period falls;

•	“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the period falls;

•	“M1” is the calendar month, expressed as a number, in which the first day of the period falls;

•	“M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the period falls;

•	“D1” is the first calendar day, expressed as a number, of the period, unless such number would be 31, in which case D1 will be 30; and

•	“D2 ” is the calendar day, expressed as a number, immediately following the last day included in the period, unless such number would be 31 and D1 is greater than 29, in which case D2 will be 30.

In the event that any date on which distributions on the capital securities are payable is not a business day, payment of that distribution will be made on the next business day (and without any interest or other payment in connection with this delay) except that, if the next business day falls in the next calendar year, payment of the distribution will be made on the immediately preceding business day, in either case with the same force and effect as if made on the original distribution date. Each date on which distributions are payable in accordance with the previous sentence is referred to as a “distribution date”. The term “business day” means, for any capital security, any Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law or executive order to close.

The term “distributions” includes any semi-annual payments made on the capital securities and trust common securities, any deferred distribution and any payments that accumulate on distributions not paid on the applicable distribution date, all as further described below.

If an extension period occurs with respect to the corresponding subordinated debt securities, distributions on the related capital securities will be correspondingly deferred (but would continue to accumulate additional distributions at the annual rate of 6.345%). See “— Corresponding Subordinated Debt Securities —Option to Defer Interest Payments” below.

The revenue of the Issuer Trust available for distribution to holders of its capital securities is limited to payments under the corresponding subordinated debt securities . See “— Corresponding Subordinated Debt Securities”. If we do not make interest payments on the corresponding subordinated debt securities, the property trustee will not have funds available to pay distributions on the capital securities. The payment of distributions (if and to the extent the Issuer Trust has funds legally available for the payment of distributions and cash sufficient to make payments) is guaranteed by us as described below under the heading “— Guarantee and Expense Agreement”.

Distributions on the capital securities will be payable to the holders of capital securities as they appear on the register of the Issuer Trust at the close of business on the relevant record dates, which, as long as the capital securities remain in book-entry form, will be one business day prior to the relevant distribution date. Subject to any applicable laws and regulations and the provisions of the trust agreement, each such payment will be made as described under the heading “Legal Ownership and Book-Entry Issuance”. In the event any capital securities are not in book-entry form, the relevant record date for such capital securities will be the date 15 days prior to the relevant distribution date (whether or not a business day).

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Redemption or Exchange

Mandatory Redemption

The capital securities have no stated maturity but must be redeemed upon the maturity of the corresponding subordinated debt securities or their earlier redemption. The corresponding subordinated debt securities will mature on February 15, 2034. Any redemption of capital securities must occur as described in this section.

If we repay or redeem the corresponding subordinated debt securities at any time, the Issuer Trust will be obligated to redeem a like amount of capital securities and trust common securities. The redemption of the capital securities will occur on the redemption date, which means the date on which payment of the principal of those subordinated debt securities becomes due under the subordinated debt indenture. The redemption price for the capital securities will be the total liquidation amount of the capital securities being redeemed, plus

•	accumulated but unpaid distributions up to and including the redemption date; and

•	the related amount of the make-whole amount, if any, in excess of the total liquidation amount of the capital securities being redeemed, paid by us on the concurrent redemption of the corresponding subordinated debt securities.

•	We may redeem the corresponding subordinated debt securities before their stated maturity as follows:

•	in whole at any time or in part from time to time, provided that no partial redemption may occur during an extension period; or

•	in whole at any time within 90 days after the occurrence of a tax event or investment company event.

If we elect to redeem the corresponding subordinated debt securities, we will do so at the relevant redemption price. The redemption price for the corresponding subordinated debt securities will equal the greater of:

•	100% of the principal amount of the corresponding subordinated debt securities being redeemed, and

•	the make-whole amount, if any, as determined by the quotation agent, equal to the sum of the present values of scheduled payments of principal and interest from the redemption date to February 15, 2034 on the corresponding subordinated debt securities being redeemed, discounted to the redemption date on a semi-annual basis at a discount rate equal to the treasury rate (as described below) plus a spread of 0.50%, in the case of a redemption after the occurrence of a tax event or investment company event, or plus a spread of 0.20%, in the case of any other redemption, plus, in either case, accrued and unpaid interest on the corresponding subordinated debt securities being redeemed.

Because the spread percentage will be higher for a redemption after a tax event or investment company event than for a redemption in other circumstances, the make-whole amount (and thus the redemption price) we will pay to redeem your capital securities will be lower if the redemption is due to an event of this kind than if it is not.

The “quotation agent” will initially be GS&Co. However, if GS&Co. ceases to be a primary U.S. Government securities dealer in New York City, we will replace them with another primary U.S. Government securities dealer.

If less than all of the corresponding subordinated debt securities are redeemed or repaid, then the aggregate liquidation amount of the trust securities to be redeemed will be allocated approximately 3% to the trust common securities and 97% to the capital securities, except in the case of an event of default as a result of any failure by us to make any payments on the corresponding subordinated debt securities when due after any applicable grace period (in which case 100% will be allocated to the capital securities). See “Description of Capital Securities and Related Instruments — Subordination of Trust Common Securities” below.

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The Issuer Trust cannot redeem less than all of the capital securities unless all accrued and unpaid distributions on the capital securities and trust common securities have been paid on or before the redemption date.

Tax Event. A “tax event” means the receipt by the Issuer Trust of an opinion of counsel to the effect that, as a result of any tax change, there is more than an insubstantial risk that any of the following will occur:

•	the Issuer Trust is, or will be within 90 days after the date of the opinion of counsel, subject to U.S. federal income tax on income received or accrued on the corresponding subordinated debt securities;

•	interest payable by us on the corresponding subordinated debt securities is not, or within 90 days after the opinion of counsel will not be, deductible by us, in whole or in part, for U.S. federal income tax purposes; or

•	the Issuer Trust is, or will be within 90 days after the date of the opinion of counsel, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

As used above, the term “tax change” means any of the following:

•	any amendment to or change (including any announced prospective change) in the laws or any regulations under the laws of the United States or of any political subdivision or taxing authority of or in the United States, if the amendment or change is effective on or after the date the capital securities are issued; or

•	any official administrative pronouncement, including any private letter ruling, technical advice memorandum, field service advice, regulatory procedure, notice or announcement (including any notice or announcement of intent to adopt any procedures or regulations) or action or any judicial decision interpreting or applying such laws or regulations, whether or not the pronouncement, action or decision is issued to or in connection with a proceeding involving us or the Issuer Trust or is subject to review or appeal, if the pronouncement, action or decision is announced or occurs on or after the date of the issuance of the capital securities.

Investment Company Event. An “investment company event” means the receipt by the Issuer Trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws or any regulations under the laws of the United States or of any political subdivision or governmental agency or regulatory authority of or in the United States, or as a result of any official administrative pronouncement, including any interpretation, release, no-action letter, regulatory procedure, notice or announcement (including any notice or announcement of an intent to adopt any interpretation, procedures or regulations) or action or any judicial decision interpreting or applying such laws or regulations, whether or not the pronouncement, action or decision is issued to or in connection with a proceeding involving us or the Issuer Trust or is subject to review or appeal, which amendment or change is effective, or which pronouncement, action or decision is announced or occurs, on or after the date of the issuance of the capital securities, there is more than an insubstantial risk that the Issuer Trust is or will be considered an “investment company” that is required to be registered under the Investment Company Act of 1940.

For purposes of determining the make-whole amount, the “treasury rate” will be:

•	the yield, under the heading which represents the average for the week immediately prior to the date of calculation, appearing in the most recently published statistical release appearing on the website of the Board of Governors of the Federal Reserve System or in another recognized electronic source, in each case as determined by the quotation agent in its sole discretion, and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity, for the maturity most closely corresponding to the time period from the redemption date to February 15, 2034, or if no maturity is within three months before or after this time period, yields for the two published maturities most closely corresponding to this time period will be determined and the treasury rate will be interpolated or extrapolated from those yields on a straight-line basis, rounding to the nearest month; or

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•	if the release or any successor release is not published during the week preceding the calculation date or does not contain such yields, the annual rate equal to the semi-annual equivalent yield to maturity of the comparable treasury issue (as described below), calculated using a price for the comparable treasury issue, expressed as a percentage of its principal amount, equal to the comparable treasury price (as described below) for the redemption date. The treasury rate will be calculated on the third business day preceding the redemption date.

The “comparable treasury issue”, with respect to any redemption date, will be the U.S. Treasury security selected by the quotation agent as having a maturity comparable to the time period from the redemption date to February 15, 2034 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to this time period. If no U.S. Treasury security has a maturity which is within a period from three months before to three months after February 15, 2034, the two most closely corresponding U.S. Treasury securities will be used as the comparable treasury issue, and the treasury rate will be interpolated or extrapolated on a straight-line basis, rounding to the nearest month using such securities.

The “comparable treasury price”, with respect to any redemption date, will be (1) the average of five reference treasury dealer quotations (as described below) for such redemption date, after excluding the highest and lowest of such reference treasury dealer quotations, or (2) if the subordinated debt trustee obtains fewer than five such reference treasury dealer quotations, the average of all such quotations.

The “reference treasury dealer quotations” means, with respect to each reference treasury dealer (as described below) and any redemption date, the average, as determined by the subordinated debt trustee, of the bid and ask prices for the comparable treasury issue, expressed in each case as a percentage of its principal amount, quoted in writing to the subordinated debt trustee by such reference treasury dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

The “reference treasury dealer” will be (1) the quotation agent or (2) any other primary U.S. Government securities dealer selected by the quotation agent after consultation with us.

“Like amount” means, with respect to a redemption of any trust securities, trust securities having a liquidation amount equal to the principal amount of subordinated debt securities to be contemporaneously redeemed in accordance with the subordinated debt indenture, the proceeds of which will be used to pay the redemption price of the trust securities. “Liquidation amount” means the stated amount per trust security of $1,000.

Redemption Procedures

Holders will receive at least 30 days’, but not more than 60 days’, written notice before any redemption of capital securities. If there are accumulated and unpaid distributions on the capital securities that have not been paid on or before the redemption date, the Issuer Trust cannot redeem less than all of the capital securities.

If (1) the Issuer Trust gives irrevocable notice of redemption of the capital securities, and (2) we have paid to the property trustee a sufficient amount of cash in connection with the related redemption or maturity of the corresponding subordinated debt securities, then on the redemption date, the property trustee will irrevocably deposit with DTC funds sufficient to pay the redemption price for the capital securities being redeemed. The Issuer Trust will also give DTC irrevocable instructions and authority to pay the redemption amount in immediately available funds to the beneficial owners of the global securities representing the capital securities. Distributions to be paid on or before the redemption date for any capital securities called for redemption will be payable to the holders on the record dates for the related dates of distribution.

Once notice of redemption is given and funds are irrevocably deposited, distributions on the capital securities will cease to accumulate immediately prior to the close of business on the redemption date and all rights of the holders of the capital securities called for redemption will cease, except for the right to receive the redemption amount (but without interest on such redemption amount).

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If any redemption date is not a business day, then the redemption amount will be payable on the next business day (and without any interest, additional distributions or other payment in respect of any such delay). However, if payment on the next business day causes payment of the redemption amount to be in the next calendar year, then payment will be on the preceding business day.

If payment of the redemption amount for any capital securities called for redemption is improperly withheld or refused and not paid either by the Issuer Trust or by us under the guarantee, distributions on the capital securities will continue to accumulate at the applicable rate from the original redemption date scheduled to the actual date of payment. In this case, the actual payment date will be considered the redemption date for purposes of calculating the amount to be redeemed and the redemption price.

If less than all of the capital securities are redeemed, the capital securities will be redeemed pro rata in accordance with DTC’s applicable policies.

We or our affiliates may at any time and from time to time purchase outstanding capital securities by tender, in the open market or by private agreement.

Distribution of Corresponding Subordinated Debt Securities

We will have the right at any time to cause the dissolution of the Issuer Trust and cause the corresponding subordinated debt securities to be distributed pro rata to the holders of the capital securities and trust common securities. If the corresponding subordinated debt securities are distributed to the holders of the capital securities, we will use our best efforts to cause the corresponding subordinated debt securities to be listed on any exchange on which the capital securities are then listed.

After the date for any distribution of corresponding subordinated debt securities upon dissolution of the Issuer Trust:

•	the capital securities will no longer be deemed to be outstanding;

•	DTC or its nominee, as record holder of the capital securities, will receive a registered global certificate or certificates representing the corresponding subordinated debt securities to be delivered upon such distribution; and

•	any certificates representing capital securities or trust common securities not held by DTC or its nominee will be deemed to represent corresponding subordinated debt securities having an aggregate principal amount equal to the aggregate liquidation amount of, with an interest rate identical to the distribution rate of, and accumulated and unpaid interest equal to accumulated and unpaid distributions on, such capital securities until such certificates are presented to the Issuer Trust or its agent for transfer or reissuance.

There can be no assurance as to the market prices for either the capital securities or the corresponding subordinated debt securities that may be distributed in exchange for the capital securities if the Issuer Trust were to dissolve or liquidate. This means that the capital securities that an investor may purchase in the secondary market, or the corresponding subordinated debt securities that an investor may receive if the Issuer Trust were to dissolve or liquidate, may trade at a discount to the price that the investor paid to purchase the capital securities in the secondary market. See “Risk Factors — The Issuer Trust May Distribute the Corresponding Subordinated Debt Securities in Exchange for the Capital Securities, Which Could Affect the Market Price and Could Be a Taxable Event”, in this prospectus.

Subordination of Trust Common Securities

Payment of distributions on, and the redemption price of, the Issuer Trust’s capital securities and trust common securities, as applicable, will be made pro rata based on the liquidation amount of the capital securities

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and trust common securities; provided, however, that if on any distribution date, redemption date or liquidation date an event of default under the subordinated debt indenture has occurred and is continuing as a result of any failure by us to pay any amounts in respect of the corresponding subordinated debt securities when due, no payment of any distribution on, or redemption price of, or liquidation distribution in respect of, any of the Issuer Trust’s trust common securities, and no other payment on account of the redemption, liquidation or other acquisition of the trust common securities, will be made unless payment in full in cash of all accumulated and unpaid distributions on all of the Issuer Trust’s outstanding capital securities for all distribution periods terminating on or prior to that date, or in the case of payment of the redemption price the full amount of the redemption price on all of the Issuer Trust’s outstanding capital securities then called for redemption, or in the case of payment of the liquidation distribution the full amount of the liquidation distribution on all of the Issuer Trust’s outstanding capital securities, has been made or provided for, and all funds available to the property trustee must first be applied to the payment in full in cash of all distributions on, or the redemption price of, the Issuer Trust’s outstanding capital securities then due and payable.

Liquidation Distribution Upon Dissolution

Pursuant to the trust agreement, the Issuer Trust will dissolve on the first to occur of:

•	the expiration of its term of approximately 31 years;

•	certain events of bankruptcy, dissolution or liquidation of the holder of its trust common securities;

•	the distribution of a like amount of the corresponding subordinated debt securities to the holders of its capital securities, if we have given written direction to the property trustee to terminate the Issuer Trust. Such written direction by us is optional and solely within our discretion;

•	redemption of all of the Issuer Trust’s capital securities as described above under “— Redemption or Exchange — Mandatory Redemption”; and

•	the entry of an order for the dissolution of the Issuer Trust by a court of competent jurisdiction.

We refer to any of these events as a “dissolution event”.

Upon the occurrence of a dissolution event, the holders of capital securities will be entitled to receive out of the Issuer Trust’s assets, after satisfaction of liabilities to creditors, if any, distributions in an amount equal to the aggregate of the liquidation amount of $1,000 per capital security plus accumulated and unpaid distributions thereon to the payment date. However, such holders will not receive this distribution if the Issuer Trust instead distributes on a ratable basis to the holders of the capital securities subordinated debt securities in an aggregate principal amount equal to the aggregate liquidation amount of, with an interest rate equal to the distribution rate of, and bearing accrued and unpaid interest in an amount equal to accrued and unpaid distributions on, such capital securities.

If this distribution can be paid only in part because the Issuer Trust has insufficient assets available to pay in full the aggregate distribution, then the amounts payable directly by the Issuer Trust on the capital securities will be paid on a ratable basis. The holder of the trust common securities will be entitled to receive distributions upon any such dissolution event on a ratable basis with the holders of the capital securities, except that if a trust event of default resulting from a debenture event of default has occurred and is continuing, the capital securities will have a preference over the trust common securities with regard to such distributions.

Events of Default; Notice

The following events will be “events of default” with respect to the capital securities issued under the trust agreement by the Issuer Trust:

•	any event of default under the subordinated debt indenture, as described below, with respect to the corresponding subordinated debt securities has occurred and is continuing;

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•	default for 30 days by the Issuer Trust in the payment of any distribution on any capital security of such series or any common trust security of the Issuer Trust;

•	default by the Issuer Trust in the payment of the redemption price of any capital security or common trust security of the Issuer Trust;

•	failure by the Issuer Trust trustees to perform any other covenant or warranty in the trust agreement for 60 days after the holders of at least 25% in aggregate liquidation amount of the outstanding capital securities give written notice of the default to us and the Issuer Trust trustees; or

•	bankruptcy, insolvency or reorganization of the property trustee and the failure by us to appoint a successor property trustee within 90 days.

When we refer to an “event of default under the subordinated debt indenture”, we mean any of the following:

•	We do not pay the principal or any premium on any subordinated debt security on the due date;

•	We do not pay interest on any subordinated debt security within 30 days after the due date;

•	We remain in breach of any covenant we make in the subordinated debt indenture for the benefit of the corresponding subordinated debt securities, for 60 days after we receive a notice of default stating that we are in breach and requiring us to remedy the breach. The notice must be sent by the subordinated debt trustee or the holders of at least 10% in principal amount of the corresponding subordinated debt securities then outstanding; or

•	We file for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to The Goldman Sachs Group, Inc. occur. Those events must arise under U.S. federal or state law, unless we merge, consolidate or sell our assets as described above and the successor firm is a non-U.S. entity. If that happens, then those events must arise under U.S. federal or state law or the law of the jurisdiction in which the successor firm is legally organized.

Within five business days after the occurrence of any event of default with respect to the capital securities actually known to the property trustee, the property trustee will transmit notice of the event of default to the holders of such capital securities, the administrative trustees and us, as depositor, unless the event of default has been cured or waived.

We, as depositor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the trust agreement.

If an event of default under the subordinated debt indenture has occurred and is continuing with respect to a series of corresponding subordinated debt securities, the series of related capital securities will have a preference over the related trust common securities of the Issuer Trust as described above. See “— Liquidation Distribution Upon Dissolution” above. The existence of an event of default does not entitle the holders of capital securities to accelerate the maturity of the capital securities.

Whenever we refer to an event of default under the subordinated debt indenture in connection with the capital securities, we mean such an event of default with respect to the corresponding subordinated debt securities.

Removal of Issuer Trust Trustees

Unless an event of default under the subordinated debt indenture has occurred and is continuing, the Issuer Trust trustee may be removed at any time by the holder of the Issuer Trust’s trust common securities. If an event

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of default under the subordinated debt indenture has occurred and is continuing with respect to a series of capital securities, the property trustee and the Delaware trustee may be removed under the trust agreement by the holders of a majority in liquidation amount of the outstanding capital securities of such series. In no event will the holders of the capital securities have the right to vote to appoint, remove or replace the administrative trustees. Such voting rights are vested exclusively in us as the holder of the trust common securities. No resignation or removal of the Issuer Trust trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the trust agreement.

Co-Trustees and Separate Property Trustee

Unless an event of default under the subordinated debt indenture has occurred and is continuing, at any time or from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act of 1939 or of any jurisdiction in which any part of the trust property may at the time be located, we, as the holder of the trust common securities, and the administrative trustees will have power to appoint one or more persons either to act as a co-trustee, jointly with the property trustee, of all or any part of the trust property, or to act as separate trustee of any trust property, in either case with the powers specified in the instrument of appointment, and to vest in the person or persons in this capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the trust agreement. In case an event of default under the subordinated debt indenture has occurred and is continuing, the property trustee alone will have power to make this appointment.

Merger or Consolidation of Issuer Trust Trustees

Any person into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which the trustee will be a party, or any person succeeding to all or substantially all the corporate trust business of the trustee, will automatically become the successor of the trustee under each trust agreement, provided the person is otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Issuer Trust

The Issuer Trust may not merge, consolidate or amalgamate with or into or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other person, except as described below or as described above under “— Liquidation Distribution Upon Dissolution”. The Issuer Trust may, at our request, with the consent of the holders of a majority in liquidation amount of the outstanding capital securities issued by the Issuer Trust (voting together as a single class), merge, consolidate or amalgamate with or into, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized under the laws of any state, provided that:

•	the successor entity either:

•	expressly assumes all of the obligations of the Issuer Trust with respect to its outstanding capital securities; or

•	substitutes for the outstanding capital securities of the Issuer Trust other securities having substantially the same terms as the capital securities (referred to as the “successor securities”) so long as the successor securities rank the same as the capital securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

•	we expressly appoint a trustee of the successor entity possessing the same powers and duties as property trustee as the holder of the corresponding subordinated debt securities;

•	the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the outstanding capital securities of the Issuer Trust to be downgraded by any nationally recognized statistical rating organization which assigns ratings to the capital securities;

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•	the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the outstanding capital securities of the Issuer Trust (including any successor securities) in any material respect (other than in connection with any distribution of the holders’ interests in the successor entity).

•	the successor entity has a purpose substantially identical to that of the Issuer Trust;

•	prior to the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, we have received an opinion from counsel to the Issuer Trust to the effect that:

•	the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the outstanding capital securities of the Issuer Trust (including any successor securities) in any material respect; and

•	following the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer Trust nor the successor entity will be required to register as an investment company under the Investment Company Act of 1940; and

•	we or any permitted successor or assignee owns all of the trust common securities of the successor entity and guarantees the obligations of the successor entity under the successor securities at least to the extent provided by the guarantee.

Notwithstanding the foregoing, the Issuer Trust will not, except with the consent of holders of 100% in liquidation amount of the capital securities (voting together as a single class), merge, consolidate or amalgamate with or into, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity, or permit any other entity to consolidate, amalgamate or merge with or into or replace it, if such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease would cause the Issuer Trust or the successor entity to be classified as an association taxable as a corporation or as other than a grantor trust for U.S. federal income tax purposes.

There are no provisions that afford holders of any capital securities protection in the event of a sudden and dramatic decline in our credit quality resulting from any highly leveraged transaction, takeover, merger, recapitalization or similar restructuring or change in control of The Goldman Sachs Group, Inc., nor are there any provisions that require the repurchase of any capital securities upon a change in control of The Goldman Sachs Group, Inc.

The subordinated debt indenture does not restrict The Goldman Sachs Group, Inc.’s ability to participate in a merger or other business combination or any other transaction, except to the limited extent described below under “— Corresponding Subordinated Debt Securities — Mergers and Similar Transactions”.

Voting Rights; Amendment of the Trust agreement

Except as provided below and under “— Guarantee and Expense Agreement — Amendments and Assignment” below and as otherwise required by law and the applicable trust agreement, the holders of the capital securities will have no voting rights or the right to in any manner otherwise control the administration, operation or management of the Issuer Trust.

The trust agreement may be amended from time to time by us, without the consent of the holders of the capital securities:

•	to cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, which will not be inconsistent with the other provisions of the trust agreement; or

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•	to modify, eliminate or add to any provisions of the trust agreement as necessary to ensure that the Issuer Trust:

•	will be classified for U.S. federal income tax purposes as a grantor trust or as other than an association taxable as a corporation at all times that any capital securities are outstanding; or

•	will not be required to register as an “investment company” under the Investment Company Act of 1940; or

provided that:

•	no such amendment will adversely affect in any material respect the rights of the holders of the outstanding capital securities issued under the trust agreement; and

•	any such amendment will become effective when notice of the amendment is given to the holders of capital securities issued under the trust agreement.

The trust agreement may be amended by us with:

•	the consent of holders representing at least a majority (based upon liquidation amounts) of the outstanding capital securities issued under the trust agreement (voting together as a single class); and

•	receipt by the Issuer Trust trustees of an opinion of counsel to the effect that the amendment or the exercise of any power granted to the Issuer Trust trustees in accordance with the amendment will not cause the Issuer Trust to be taxable as a corporation or affect the Issuer Trust’s status as a grantor trust for U.S. federal income tax purposes or the Issuer Trust’s exemption from status as an “investment company” under the Investment Company Act of 1940, provided that, without the consent of the holder of each affected capital security issued under the trust agreement, the trust agreement may not be amended to:

•	reduce the amount or change the timing of any distribution on such capital security or otherwise adversely affect the amount of any distribution required to be made in respect of such capital security when due and payable; or

•	restrict the right of the holder of the capital security to institute suit for the enforcement of any such payment on or after such date.

So long as the corresponding subordinated debt securities are held by the Issuer Trust, the property trustee will not:

•	direct the time, method and place of conducting any proceeding for any remedy available to the subordinated debt trustee, or executing any trust or power conferred on the property trustee with respect to the corresponding subordinated debt securities;

•	waive any past default with respect to the corresponding subordinated debt securities that is waivable under the subordinated debt indenture;

•	exercise any right to rescind or annul a declaration that the principal of all the corresponding subordinated debt securities will be due and payable; or

•	consent to any amendment, modification or termination of the corresponding subordinated debt securities or the subordinated debt indenture with respect to those debt securities, where this consent is required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding capital securities of the Issuer Trust (voting together as a single class);

provided, however, that where a consent under the subordinated debt indenture would require the consent of each holder of the corresponding subordinated debt securities affected, no such consent will be given by the property

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trustee without the prior consent of the holder of each related capital security affected. The Issuer Trust trustees will not revoke any action previously authorized or approved by a vote of the holders of the capital securities except by subsequent vote of the holders of those capital securities. The property trustee will notify each holder of capital securities of any notice of default with respect to the corresponding subordinated debt securities. In addition to obtaining the foregoing approvals of the holders of the capital securities, prior to taking any of the foregoing actions, the Issuer Trust trustees will obtain an opinion of counsel to the effect that:

•	the Issuer Trust will not be classified as an association taxable as a corporation for U.S. federal income tax purposes on account of the action; and

•	the action would not cause the Issuer Trust to be classified as other than a grantor trust for U.S. federal income tax purposes.

Any required approval of holders of capital securities may be given at a meeting of holders of capital securities convened for that purpose or pursuant to written consent. The administrative trustees or, at the written request of the administrative trustees, the property trustee will cause a notice of any meeting at which holders of capital securities are entitled to vote, to be given to each holder of record of capital securities in the manner set forth in the trust agreement.

No vote or consent of the holders of capital securities will be required for the Issuer Trust to redeem and cancel its capital securities in accordance with the trust agreement.

Notwithstanding that holders of capital securities are entitled to vote or consent under any of the circumstances described above, any of the capital securities that are owned by us, the Issuer Trust trustees or any affiliate of us or the Issuer Trust trustees, will, for purposes of that vote or consent, be treated as if they were not outstanding.

Global Capital Securities

The capital securities will be represented by fully registered global certificates issued as global capital securities that will be deposited with, or on behalf of, a depositary with respect to that series instead of paper certificates issued to each individual holder. The depositary arrangements that will apply, including the manner in which principal of and premium, if any, and interest on capital securities and other payments will be payable are discussed in more detail below under the heading “Legal Ownership and Book-Entry Issuance”.

Payment and Paying Agency

Payments in respect of capital securities will be made in accordance with the applicable policies of DTC as described under “Legal Ownership and Book-Entry Issuance”. If any capital securities are not represented by global certificates, payments will be made by check mailed to the holder entitled to them at his or her address shown on the property trustee’s records as of the close of business on the regular record date. The paying agent will initially be the property trustee and any co-paying agent chosen by the property trustee and reasonably acceptable to the administrative trustees and us. The paying agent will be permitted to resign as paying agent upon 30 days’ written notice to the property trustee and us. In the event that the property trustee is no longer the paying agent, the administrative trustees will appoint a successor (which will be a bank or trust company acceptable to the administrative trustees and us) to act as paying agent.

Registrar and Transfer Agent

The property trustee will act as registrar and transfer agent for the capital securities.

Registration of transfers of capital securities will be effected without charge by or on behalf of the Issuer Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Issuer Trust will not be required to register or cause to be registered the transfer of their capital securities after the capital securities have been called for redemption.

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Information Concerning the Property Trustee

The property trustee, other than during the occurrence and continuance of an event of default, undertakes to perform only those duties specifically set forth in the trust agreement and, after an event of default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the trust agreement at the request of any holder of capital securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred as a result. If no event of default has occurred and is continuing and the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in the trust agreement or is unsure of the application of any provision of the trust agreement, and the matter is not one on which holders of capital securities are entitled under the trust agreement to vote, then the property trustee will take such action as is directed by us and if not so directed, will take such action as it deems advisable and in the best interests of the holders of the capital securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Miscellaneous

The administrative trustees are authorized and directed to conduct the affairs of and to operate the Issuer Trust in such a way that the Issuer Trust will not be (1) deemed to be an “investment company” required to be registered under the Investment Company Act of 1940 or (2) classified as an association taxable as a corporation or as other than a grantor trust for U.S. federal income tax purposes and so that the corresponding subordinated debt securities will be treated as indebtedness of The Goldman Sachs Group, Inc. for U.S. federal income tax purposes. In addition, we and the administrative trustees are authorized to take any action not inconsistent with applicable law, the certificate of trust of the Issuer Trust or the trust agreement, that we and the administrative trustees determine in their discretion to be necessary or desirable for such purposes as long as such action does not materially adversely affect the interests of the holders of the capital securities.

Holders of the capital securities have no preemptive or similar rights.

The Issuer Trust may not borrow money or issue debt or mortgage or pledge any of its assets.

Corresponding Subordinated Debt Securities

The 6.345% Junior Subordinated Debentures Due February 15, 2034, which we refer to in this prospectus as the “junior subordinated debentures”, were issued under the Subordinated Debt Indenture, dated as of February 20, 2004, as amended and supplemented by the Supplemental Indenture, dated as of February 20, 2004 (the “subordinated debt indenture”), between us and The Bank of New York Mellon, as trustee. The junior subordinated debentures are a separate series of our subordinated debt securities and constitute the “corresponding subordinated debt securities” with respect to the capital securities of the Issuer Trust.

We have agreed in the subordinated debt indenture, as to the corresponding subordinated debt securities, that if and so long as:

•	the Issuer Trust of the capital securities is the holder of all the corresponding subordinated debt securities;

•	a tax event in respect of the Issuer Trust has occurred and is continuing;

•	no event of default under the subordinated debt indenture has occurred and is continuing; and

•	we do not elect to redeem the related capital securities;

we will pay to the Issuer Trust additional sums (as defined under “— Redemption or Exchange”). We also have agreed, as to the corresponding subordinated debt securities:

•	to maintain directly or indirectly 100% ownership of the trust common securities of the Issuer Trust to which the corresponding subordinated debt securities have been issued, provided that certain

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successors which are permitted under the subordinated debt indenture may succeed to our ownership of the trust common securities;

•	not to voluntarily terminate, wind up or liquidate the Issuer Trust, except:

•	in connection with a distribution of the corresponding subordinated debt securities to the holders of the capital securities in exchange for their capital securities upon liquidation of the Issuer Trust (which we may effect in our discretion); or

•	in connection with certain mergers, consolidations or amalgamations permitted by the trust agreement; and

•	to use our reasonable efforts, consistent with the terms and provisions of the trust agreement, to cause the Issuer Trust to be classified as a grantor trust and not as an association taxable as a corporation for U.S. federal income tax purposes.

The corresponding subordinated debt securities were issued to and initially held by the Issuer Trust (or property trustee on its behalf), in non-global (i.e., non-book entry) form. Unless and until the corresponding subordinated debt securities are distributed to the holders of the related capital securities in exchange for the latter, the Issuer Trust (or property trustee) will be the sole holder of those debt securities for all purposes of the subordinated debt indenture, and the holders of the related capital securities will not have any ownership right, direct or indirect, with respect to those debt securities. Upon a distribution of this kind, the sole holder of those corresponding subordinated debt securities will be the relevant depositary, if the corresponding subordinated debt securities are distributed in book-entry form, or the former holders of the capital securities who receive them in the distribution, if the corresponding subordinated debt securities are not distributed in book-entry form. See also “Legal Ownership and Book-Entry Issuance” below.

Option to Defer Interest Payments

If we are not in default under the subordinated debt indenture, we may, on one or more occasions, defer the payment of interest on the corresponding subordinated debt securities for up to 10 consecutive semi-annual periods, which we refer to in each case as an “extension period”. Because interest payments on the corresponding subordinated debt securities fund distributions on the capital securities, semi-annual distributions on the capital securities will be deferred during any extension period. During an extension period, the amount of distributions due to you on the capital securities will accumulate and these deferred distributions will accrue additional distributions (to the extent legally permitted) at the annual rate of 6.345% compounded semi -annually from the relevant payment date for the distributions.

We may not defer interest payments for any period of time:

•	that exceeds 10 consecutive semi-annual periods with respect to each extension period; or

•	that extends beyond the maturity date of the corresponding subordinated debt securities on February 15, 2034.

During any extension period, neither we nor any of our subsidiaries may:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock; or

•	make any payment of principal of or interest or premium, if any, on, or repay, repurchase or redeem, any of our debt securities that rank on a parity in all respects with or junior in interest in all respects to the corresponding subordinated debt securities; or

•	make any guarantee payment regarding any guarantee by us of debt securities of any of our subsidiaries if such guarantee ranks on a parity in all respects with or junior in interest in all respects to the corresponding subordinated debt securities,

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in each case, other than:

•	repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of our capital stock (or securities convertible into or exercisable for our capital stock) as consideration in an acquisition transaction entered into prior to the applicable extension period;

•	as a result of any exchange or conversion of any class or series of our capital stock (or any capital stock of a subsidiary of ours) for any class or series of our capital stock or of any class or series of our indebtedness for any class or series of our capital stock;

•	the purchase of fractional interests in shares of our capital stock in accordance with the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

•	any declaration of a dividend in connection with any stockholders’ rights plan, or the issuance of rights, stock or other property under any stockholders’ rights plan, or the redemption or repurchase of rights in accordance with any stockholders’ rights plan;

•	any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of the warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks on a parity with or junior to such stock; and

•	payments under the guarantee, which is described under “Description of the Capital Securities and Related Instruments — Guarantee and Expense Agreement — The Guarantee”.

Prior to the termination of any extension period, we may further extend the payment of interest, provided that the extension period complies with the conditions above. Upon the termination of an extension period and the payment of all amounts then due under the subordinated debt indenture, we may elect to begin a new extension period as long as we comply with the above conditions. There may be more than one extension period prior to the maturity of the corresponding subordinated debt securities. Deferral of interest payments during an extension period is not an event of default under the subordinated debt indenture or the trust agreement.

If we elect to defer interest payments as described above, you will receive notice as described under “—Option to Extend Interest Payment Date” below. There is no limitation on the number of times that we may elect to defer interest payments and begin an extension period. If we elect to defer interest payments, you will be required to accrue and recognize income (in the form of original issue discount) for U.S. federal income tax purposes regardless of your actual receipt of the distributions, subject to any changes in the United States federal income tax laws.

Mergers and Similar Transactions

We are generally permitted to merge or consolidate with another corporation or other entity. We are also permitted to sell our assets substantially as an entirety to another corporation or other entity. With regard to the corresponding subordinated debt securities, however, we may not take any of these actions unless all the following conditions are met:

•	If the successor entity in the transaction is not The Goldman Sachs Group, Inc., the successor entity must be organized as a corporation, partnership or trust and must expressly assume our obligations under the corresponding subordinated debt securities and the underlying subordinated debt indenture with respect to that series. The successor entity may be organized under the laws of any jurisdiction, whether in the United States or elsewhere.

•	Immediately after the transaction, no default under the corresponding subordinated debt securities debenture has occurred and is continuing. For this purpose, “default under the corresponding

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subordinated debt securities” means an event of default with respect to the corresponding subordinated debt securities or any event that would be an event of default with respect to the corresponding subordinated debt securities if the requirements for giving us default notice and for our default having to continue for a specific period of time were disregarded. We describe these matters above under “—Events of Default; Notice”.

If the conditions described above are satisfied with respect to the corresponding subordinated debt securities, we will not need to obtain the approval of the holders of the corresponding subordinated debt securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell our assets substantially as an entirety to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of The Goldman Sachs Group, Inc. but in which we do not merge or consolidate and any transaction in which we sell less than substantially all our assets.

Also, if we merge, consolidate or sell our assets substantially as an entirety and the successor is a non-U.S. entity, neither we nor any successor would have any obligation to compensate the holder of the corresponding subordinated debt securities for any resulting adverse tax consequences relating to the corresponding subordinated debt securities.

Subordination

The corresponding subordinated debt securities are subject to the provisions in the subordinated debt indenture that may prohibit us from making payments on the corresponding subordinated debt securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our senior indebtedness, as defined in the subordinated debt indenture, including all debt securities we have issued and will issue under either of the senior debt indentures and all warrants we will issue under the warrant indenture. The subordinated debt indenture defines “senior indebtedness” as all indebtedness and obligations of, or guaranteed or assumed by, The Goldman Sachs Group, Inc. for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, whether existing now or in the future, and all amendments, renewals, extensions, modifications and refundings of any indebtedness or obligations of that kind. Senior debt excludes the corresponding subordinated debt securities and any other indebtedness or obligations specifically designated as being subordinate, or not superior, in right of payment to the corresponding subordinated debt securities.

As used in this section, the term “senior indebtedness” means (1) senior debt (as described below), but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business, and (2) the allocable amounts of senior subordinated debt (as described below). For this purpose, accrued liabilities arising in the ordinary course of business do not include indebtedness for money borrowed.

“Senior debt” means any obligation of The Goldman Sachs Group, Inc. to its creditors, whether now outstanding or subsequently incurred, other than any obligation as to which, in the instrument creating or evidencing the obligation or pursuant to which the obligation is outstanding, it is provided that the obligation is not senior debt; provided that senior debt does not include senior subordinated debt or junior subordinated debt.

“Senior subordinated debt” means any obligation of The Goldman Sachs Group, Inc. to its creditors, whether now outstanding or subsequently incurred, as to which, in the instrument creating or evidencing the obligation or pursuant to which the obligation is outstanding, it is provided that the obligation is subordinate and junior in right of payment to senior debt pursuant to subordination provisions (including the definition of senior debt) that are not substantially similar to those applicable to the junior subordinated debentures (provided that the obligation is not subordinate and junior in right of payment to junior subordinated debt).

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“Junior subordinated debt” means any obligation of The Goldman Sachs Group, Inc. to its creditors, whether now outstanding or subsequently incurred, as to which, in the instrument creating or evidencing the obligation or pursuant to which the obligation is outstanding, it is provided that the obligation is subordinated and junior in right of payment to senior indebtedness pursuant to subordination provisions (including the definition of senior indebtedness) substantially similar to those applicable to the junior subordinated debentures. “Junior subordinated debt” includes the junior subordinated debentures.

“Allocable amounts”, when used with respect to any senior subordinated debt, means the amount necessary to pay all principal of and premium and interest, if any, on such senior subordinated debt in full less, if applicable, any portion of such amount which would have been paid to, and retained by, the holders of such senior subordinated debt (whether as a result of the receipt of payments by the holders of such senior subordinated debt from The Goldman Sachs Group, Inc., the trustee in respect thereof or any other obligor thereon or from any holders of, or trustee in respect of, other indebtedness that is subordinate and junior in right of payment to such senior subordinated debt pursuant to any provision of such indebtedness for the payment over of amounts received on account of such indebtedness to the holders of such senior subordinated debt) but for the fact that such senior subordinated debt is subordinate or junior in right of payment to trade accounts payable or accrued liabilities arising in the ordinary course of business.

The definition of senior indebtedness that applies with respect to the junior subordinated debentures may be different from the definition that applies to other subordinated debt securities issued under the subordinated debt indenture or with respect to any other subordinated indebtedness that we have incurred or may incur in the future.

Because of the definition of senior indebtedness, the junior subordinated debentures will be subordinated in right of payment to virtually all our obligations to our creditors, including most of those that may be subordinated to other obligations, except for trade accounts payable and accrued liabilities arising in the ordinary course of business, the junior subordinated debentures and any comparable series of debentures that we may offer in the future.

Option to Extend Interest Payment Date

If no debenture event of default has occurred or is continuing with respect to the corresponding subordinated debt securities, we may, on one or more occasions, defer interest payments on corresponding subordinated debt securities for up to 10 consecutive semi-annual periods, referred to as an “extension period”. An extension period may not extend beyond the maturity of corresponding subordinated debt securities on February 15, 2034, and may not end on a date other than an interest payment date. No interest will be due and payable on the corresponding subordinated debt securities until the end of the extension period unless corresponding subordinated debt securities are redeemed prior to such time. This applies to any interest that may become due and payable, but as to which the 30-day grace period has not ended, before the extension period begins. Deferral of interest during an extension period will not result in any default or event of default in respect of the corresponding subordinated debt securities or the capital securities.

If the property trustee is the only registered holder of the corresponding subordinated debt securities, we will give the administrative trustees, the property trustee and the subordinated debt trustee notice if we decide to defer interest payments on the corresponding subordinated debt securities as specified in the terms of the corresponding subordinated debt securities. The administrative trustees will then notify the holders of the capital securities of our decision to defer interest payments on the corresponding subordinated debt securities. If the property trustee is not the only registered holder of the corresponding subordinated debt securities, we will notify holders of corresponding subordinated debt securities and the subordinated debt trustee of our election to defer interest payments on the corresponding subordinated debt securities. There is no limitation on the number of times that we may elect to begin an extension period, so long as we are not in default under the subordinated debt indenture. For more information on our option to extend any interest payment period on the corresponding subordinated debt securities and the relation of such extension to payment of distributions on the capital securities, see “Description of the Capital Securities and Related Instruments — Distributions” above.

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Redemption

We may redeem the junior subordinated debentures before their maturity:

•	in whole at any time, or in part from time to time, provided that no partial redemption may occur during an extension period, or

•	in whole, but not in part, within 90 days after the occurrence of a tax event or investment company event,

in each case at a redemption price as described above under “Description of the Capital Securities —Redemption or Exchange”.

In the event of a tax event, we will pay any and all taxes, duties, assessments or governmental charges that may be owed by the Issuer Trust to the United States or any other taxing authority.

Additional Amounts

If a tax event has occurred while the property trustee holds any corresponding subordinated debt securities and the Issuer Trust is required to pay any taxes, duties, assessments or governmental charges of whatever nature, other than withholding taxes, imposed by the United States, or any other taxing authority, then we will be required to pay additional amounts on the corresponding subordinated debt securities. The amount of any additional amounts will be an amount sufficient so that the net amounts received and retained by the Issuer Trust after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts the Issuer Trust would have received had no such taxes, duties, assessments or other governmental charges been imposed. This means that the Issuer Trust will be in the same position it would have been if it did not have to pay such taxes, duties, assessments or other charges.

Modification of the Subordinated Debt Indenture

As long as corresponding subordinated debt securities are held by or on behalf of the Issuer Trust, no modification may be made that adversely affects the holders of such series of capital securities in any material respect, and no termination of the subordinated debt indenture may occur, and no waiver of any event of default under the subordinated debt indenture with respect to such series of capital securities may be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation amount of all outstanding capital securities of such series affected, unless and until the principal of the corresponding subordinated debt securities and all accrued and unpaid interest have been paid in full and certain other conditions have been satisfied. If a consent under the subordinated debt indenture would require the consent of each holder of a series of corresponding subordinated debt securities, no such consent will be given by the property trustee without the prior consent of each holder of the capital securities affected.

The following modifications and amendments to the subordinated debt indenture require the consent of each holder of outstanding corresponding subordinated debt securities of a series (and thus require the consent of each holder of capital securities of the Issuer Trust holding such corresponding subordinated debt securities):

•	a change in the stated maturity date of any payment of principal or interest, or a reduction in the principal amount thereof or the rate of interest thereon;

•	a reduction in or change in the manner of calculating payments due on the corresponding subordinated debt securities;

•	a change in the circumstances in which redemption of the corresponding subordinated debt securities will be permitted;

•	a change in the place of payment or currency in which any payment on the corresponding subordinated debt securities is payable;

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•	a limitation of a holder’s right to sue us for the enforcement of payments due on the corresponding subordinated debt securities;

•	a reduction in the percentage of outstanding corresponding subordinated debt securities of a series required to consent to a modification or amendment of the subordinated debt indenture or required to consent to a waiver of compliance with certain provisions of the subordinated debt indenture or certain defaults under the subordinated indenture;

•	a reduction in the requirements contained in the subordinated debt indenture for quorum or voting; and

•	a modification of any of the foregoing requirements contained in the subordinated debt indenture.

We and the trustee under the subordinated debt indenture may, without the consent of any holder of corresponding subordinated debt securities of a series (and thus without the consent of any holder of capital securities of a Trust holding such notes), amend or modify the subordinated debt indenture for the purposes of:

•	evidencing the succession of another corporation to us, and the assumption by such successor of our covenants contained in the subordinated debt indenture and the corresponding subordinated debt securities;

•	adding covenants from us for the benefit of the holders of the corresponding subordinated debt securities or surrendering any of our rights or powers under the subordinated debt indenture;

•	adding any additional events of default for the corresponding subordinated debt securities;

•	evidencing and providing for the acceptance of appointment under the subordinated debt indenture by a successor trustee with respect to the corresponding subordinated debt securities;

•	curing any ambiguity, correcting or supplementing any provision in the subordinated debt indenture that may be defective or inconsistent with any other provision therein or making any other provision with respect to matters or questions arising under the subordinated debt indenture that shall not be inconsistent with any provision therein, provided that such other provisions shall not adversely affect the interests of the holders of the corresponding subordinated debt securities in any material respect or if the corresponding subordinated debt securities are beneficially owned by the Issuer Trust and for so long as any of the capital securities of the Issuer Trust shall remain outstanding the holders of those securities;

•	adding to, changing or eliminating any provision of the subordinated indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act of 1939, provided that such action shall not adversely affect the interest of the holders of the corresponding subordinated debt securities in any material respect; or

•	conforming the terms of the subordinated debt indenture and the corresponding subordinated debt securities to the description of the corresponding subordinated debt securities elsewhere in this prospectus in the manner provided in the subordinated debt indenture.

Any other change to the subordinated debt indenture and corresponding subordinated debt securities of a series would require the approval of the holders of a majority in principal amount of the corresponding subordinated debt securities of that series (and thus a majority in liquidation amount of the capital securities of the Issuer Trust holding the corresponding subordinated debt securities of that series). The same majority approval would be required for us to obtain a waiver of any of our covenants in the subordinated debt indenture.

We may not amend the subordinated debt indenture to alter the subordination of any outstanding corresponding subordinated debt securities without the written consent of each holder of senior indebtedness then outstanding who would be adversely affected. In addition, we may not modify the subordination provisions of the subordinated debt indenture in a manner that would adversely affect the corresponding subordinated debt securities of any one or more series then outstanding in any material respect, without the consent of the holders of a majority in aggregate principal amount of the corresponding subordinated debt securities of that series then outstanding.

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Enforcement of Certain Rights by Holders of Capital Securities

If an event of default with respect to a series of corresponding subordinated debt securities has occurred and is continuing and the event is attributable to our failure to pay interest or principal on the corresponding subordinated debt securities on the date the interest or principal is due and payable (and after a 30-day grace period for interest defaults), a holder of the related capital securities may institute a legal proceeding directly against us for enforcement of payment to that holder of the principal of or interest on corresponding subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the related capital securities of that holder (a “direct action”). We may not amend the subordinated debt indenture to remove this right to bring a direct action without the prior written consent of the holders of all of the related capital securities outstanding and affected. We will have the right under the subordinated debt indenture to set-off any payment made to a holder of the related capital securities by us in connection with a direct action.

The holders of at least 25% in aggregate liquidation amount of any series of outstanding capital securities may, by giving notice in writing to us and the subordinated debt trustee, accelerate the corresponding subordinated debt securities with respect to such series upon the occurrence and during the continuance of an event of default under the subordinated debt indenture with respect to such subordinated debt securities (other than an event of default arising from our filing for bankruptcy or the occurrence of other events of bankruptcy, insolvency or reorganization relating to us), if the holders of the corresponding subordinated debt securities or the subordinated debt trustee have not done so. See “— Events of Default; Notice” above for a description of the events of default under the subordinated debt indenture.

The holders of a majority in liquidation amount of all outstanding capital securities of a series may, on behalf of all holders of that series, waive any past default under the subordinated debt indenture with respect to the corresponding subordinated debt securities, except any default in the payment of principal, premium or interest with respect to those debt securities or a non-payment default with respect to a provision of that subordinated debt indenture that cannot be modified without the consent of the holder of each of those debt securities affected.

The holders of related capital securities will not be able to exercise directly any remedies or take any action available to the holders of the corresponding subordinated debt securities other than those set forth in the three preceding paragraphs.

Guarantee and Expense Agreement

The following description summarizes the material provisions of the guarantee and the agreement as to expenses and liabilities. This description is not complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the guarantee and the expense agreement, including the definitions therein, and the Trust Indenture Act of 1939. The form of the guarantee and the expense agreement have been filed as an exhibit to our registration statement. Reference in this summary to capital securities means the capital securities issued by the Issuer Trust. Whenever particular defined terms of the guarantee or expense agreements are referred to in this prospectus, those defined terms are incorporated in this prospectus by reference.

The Guarantee

The guarantee was executed and delivered by us at the same time the Issuer Trust issued its capital securities. The guarantee is for the benefit of the holders from time to time of the capital securities. The Bank of New York Mellon will act as indenture trustee (referred to below as the “guarantee trustee”) under the guarantee for the purposes of compliance with the Trust Indenture Act of 1939 and the guarantee is qualified as an indenture under the Trust Indenture Act of 1939. The guarantee trustee holds the guarantee for the benefit of the holders of the Issuer Trust’s capital securities.

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We irrevocably and unconditionally agree to pay in full on a subordinated basis, to the extent described below, the guarantee payments (as defined below) to the holders of the capital securities, as and when due, regardless of any defense that the Issuer Trust may have or assert other than the defense of payment. The following payments or distributions with respect to the capital securities, to the extent not paid by or on behalf of the Issuer Trust (referred to as the “guarantee payments”), will be subject to the guarantee:

•	any accumulated and unpaid distributions required to be paid on the capital securities, to the extent that the Issuer Trust has funds legally and immediately available to pay them;

•	any redemption price required to be paid on the capital securities, to the extent that the Issuer Trust has funds legally and immediately available to pay it; and

•	upon a voluntary or involuntary termination, winding up or liquidation of the Issuer Trust (unless the corresponding subordinated debt securities are distributed to holders of the capital securities in exchange for their capital securities), the lesser of:

•	the aggregate of the $1,000 liquidation amount and all accumulated and unpaid distributions on the capital securities to the date of payment, to the extent the Issuer Trust has funds available to make the payment; and

•	the amount of assets of the Issuer Trust remaining available for distribution to holders of capital securities after satisfaction of liabilities to creditors of the Issuer Trust as required by applicable law.

Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of the applicable capital securities or by causing the Issuer Trust to pay these amounts to the holders.

The guarantee is an irrevocable and unconditional guarantee on a subordinated basis of the Issuer Trust’s obligations under the capital securities, but will apply only to the extent that the Issuer Trust has funds sufficient to make such payments, and is not a guarantee of collection. If we do not pay any amounts on the corresponding subordinated debt securities, holders of the capital securities will have to rely on the enforcement by the property trustee of the trustee’s rights as registered holder of the corresponding subordinated debt securities, or proceed directly against us for payment of any amounts due on the capital securities. See “— Status of the Guarantee” below.

If and to the extent we do not make payments on the corresponding subordinated debt securities held by the Issuer Trust, the Issuer Trust will not be able to make payments on the capital securities and will not have funds available to do so. The guarantee constitutes an unsecured obligation of ours and will rank subordinate and junior in right of payment to all of our senior indebtedness. See “— Status of the Guarantee” below. Because we are a holding company, our right to participate in any distribution of assets of any subsidiary upon such subsidiary’s liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent we may ourselves be recognized as a creditor of that subsidiary. Accordingly, our obligations under the guarantee will be effectively subordinated to all existing and future liabilities of our subsidiaries, and claimants should look only to our assets for payments. The guarantee does not limit the incurrence or issuance of other secured or unsecured debt of ours, including senior indebtedness, whether under the subordinated debt indenture, any other existing debt indenture or any other indenture that we may enter into in the future or otherwise.

We have, through the guarantee, the trust agreement, the corresponding subordinated debt securities, the subordinated debt indenture and the applicable expense agreement, taken together, fully, irrevocably and unconditionally guaranteed all of the Issuer Trust’s obligations under the capital securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes a guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer Trust’s obligations under its capital securities. See “Relationship Among the Capital Securities and the Related Instruments” below.

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Status of the Guarantee

The guarantee constitutes an unsecured obligation of ours and is subordinated in right of payment to all of our senior indebtedness in the same manner as the corresponding subordinated debt securities. See “Corresponding Subordinated Debt Securities — Subordination” above.

The guarantee constitutes a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity). The guarantee is held for the benefit of the holders of the capital securities. The guarantee will not be discharged except by payment of the guarantee payments in full to the extent not paid by the Issuer Trust or upon distribution to the holders of the capital securities of the corresponding subordinated debt securities. The guarantee does not place a limitation on the amount of additional senior indebtedness that may be incurred by us. We expect from time to time to incur additional indebtedness constituting senior indebtedness.

Amendments and Assignment

Except with respect to any changes which do not materially adversely affect the material rights of holders of the capital securities (in which case no vote of the holders will be required), no guarantee may be amended without the prior approval of the holders of a majority of the related outstanding capital securities. The manner of obtaining any such approval will be as described above under “— Voting Rights; Amendment of The Trust agreement”. All guarantees and agreements contained in the guarantee will bind our successors, assigns, receivers, trustees and representatives and will inure to the benefit of the holders of the capital securities then outstanding. We may not assign our obligations under the guarantees except in connection with a consolidation, merger or amalgamation, or sale of all or substantially all of our assets, involving us that is permitted under the terms of the subordinated debt indenture.

Events of Default

An event of default under the guarantee will occur upon our failure to perform any of our payment obligations under the guarantee or to perform any non-payment obligations if this non-payment default remains unremedied for 30 days. The holders of a majority of the capital securities then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee.

We, as guarantor, are required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the guarantee.

Information Concerning the Guarantee Trustee

The guarantee trustee, other than during the occurrence and continuance of a default by us in performance of any guarantee, undertakes to perform only those duties specifically set forth in the guarantee and, after default with respect to any guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the guarantee at the request of any holder of the capital securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred as a result.

Termination of the Guarantee

The guarantee will terminate and be of no further force and effect upon:

•	the guarantee payments having been paid in full by us, the trust or both; or

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•	the distribution of corresponding subordinated debt securities to the holders of the related capital securities in exchange for their capital securities.

The guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the capital securities must restore payment of any sums paid under the capital securities or the guarantee in connection with a bankruptcy, insolvency, or similar proceeding involving the Issuer Trust.

Governing Law

The guarantee will be governed by and construed in accordance with the laws of the State of New York.

The Expense Agreement

Pursuant to the expense agreement that was entered into by us under the trust agreement, we irrevocably and unconditionally guarantee to each person or entity to whom the Issuer Trust becomes indebted or liable the full payment of any costs, expenses or liabilities of the Issuer Trust, other than obligations of the Issuer Trust to pay to the holders of any capital securities or other similar interests in the Issuer Trust the amounts owed to holders pursuant to the terms of the capital securities or other similar interests, as the case may be. The expense agreement will be enforceable by third parties.

Our obligations under the expense agreement are subordinated in right of payment to the same extent as the guarantee. Our obligations under the expense agreement are subject to provisions regarding amendment, termination, assignment, succession and governing law similar to those applicable to the guarantee.

Relationship Among the Capital Securities and the Related Instruments

The following description of the relationship among the capital securities, the corresponding subordinated debt securities, the expense agreement and the guarantee is not complete and is subject to, and is qualified in its entirety by reference to, the trust agreement, the subordinated debt indenture, which is incorporated as an exhibit to our SEC registration statement, and the Trust Indenture Act of 1939.

Full and Unconditional Guarantee

Payments of distributions and other amounts due on the capital securities (to the extent the Issuer Trust has funds available for the payment of such distributions) are irrevocably guaranteed by us as described above under “— Guarantee and Expense Agreement — The Guarantee”. Taken together, our obligations under the corresponding subordinated debt securities, the subordinated debt indenture, the trust agreement, the expense agreement, and the guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the capital securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes a guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer Trust’s obligations under the capital securities. If and to the extent that we do not make payments on the corresponding subordinated debt securities, the Issuer Trust will not pay distributions or other amounts due on its capital securities. The guarantee does not cover payment of any amounts when the Issuer Trust does not have sufficient funds to pay such amounts. In such an event, the remedy of a holder of any capital securities is to institute a legal proceeding directly against us pursuant to the terms of the subordinated debt indenture for enforcement of our obligations under the corresponding subordinated debt securities. Our obligations under the guarantee are subordinate and junior in right of payment to all of our senior indebtedness.

If we make payment on the corresponding subordinated debt securities and the Issuer Trust has funds available to make payments on its capital securities but fails to do so, a holder of such capital securities may begin a legal proceeding against us to enforce our obligations under the guarantee to make these payments or to

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cause the Issuer Trust to make these payments. In the event the Issuer Trust receives payments on the corresponding subordinated debt securities, but these funds are available for payment on the capital securities only after claims made by creditors of the trust are paid, we would be obligated under the expense agreement to pay those claims.

Sufficiency of Payments

As long as payments of interest and other payments are made when due on the corresponding subordinated debt securities, such payments will be sufficient to cover distributions and other payments due on the capital securities, primarily because:

•	the aggregate principal amount of the corresponding subordinated debt securities will be equal to the sum of the aggregate stated liquidation amount of the capital securities and trust common securities;

•	the interest rate and interest and other payment dates on the corresponding subordinated debt securities will match the distribution rate and distribution and other payment dates for the capital securities;

•	we will pay, under the expense agreement, for all and any costs, expenses and liabilities of the Issuer Trust except the Issuer Trust’s obligations to holders of its capital securities under the capital securities; and

•	the trust agreement provides that the Issuer Trust will not engage in any activity that is inconsistent with the limited purposes of the Issuer Trust.

Notwithstanding anything to the contrary in the subordinated debt indenture, we have the right to set-off any payment we are otherwise required to make under the subordinated debt indenture with a payment we make under the guarantee.

Enforcement Rights of Holders of Capital Securities

A holder of any capital security may, to the extent permissible under applicable law, institute a legal proceeding directly against us to enforce its rights under the subordinated debt indenture or the guarantee without first instituting a legal proceeding against the guarantee trustee, the Issuer Trust or any other person or entity.

A default or event of default under any of our senior indebtedness would not constitute a default or event of default with respect to any capital securities or the corresponding subordinated debt securities. In the event of payment defaults under, or acceleration of, or defaults that permit acceleration of, our senior indebtedness, or acceleration of the corresponding subordinated debt securities, the subordination provisions of the subordinated debt indenture provide that no payments may be made in respect of the corresponding subordinated debt securities until the senior indebtedness has been paid in full or any payment default has been cured or waived.

Limited Purpose of the Issuer Trust

The Issuer Trust’s capital securities evidence a preferred and undivided beneficial interest in the Issuer Trust, and the Issuer Trust exists for the sole purpose of issuing its capital securities and trust common securities and investing the proceeds thereof in corresponding subordinated debt securities and engaging in only those other activities necessary or incidental thereto. A principal difference between the rights of a holder of a capital security and a holder of the corresponding subordinated debt security is that a holder of a corresponding subordinated debt security is entitled to receive from us the principal amount of and interest accrued on corresponding subordinated debt securities held, while a holder of capital securities is entitled to receive distributions from the Issuer Trust (or from us under the guarantee) if and to the extent the Issuer Trust has funds available for the payment of such distributions.

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Rights Upon Dissolution

Upon any voluntary or involuntary dissolution of the Issuer Trust (except in connection with the redemption of all capital securities), the holders of the capital securities will be entitled to receive a like amount of corresponding subordinated debt securities in exchange for their capital securities, subject to prior satisfaction of liabilities to creditors of the trust. If the property trustee determines that a distribution of subordinated debt securities is not practical, the holders of capital securities will be entitled to receive a liquidation distribution out of the assets held by the trust after satisfaction of those liabilities. See “— Liquidation Distribution Upon Dissolution” above. Upon any voluntary or involuntary liquidation or bankruptcy of ours, the property trustee, as holder of the corresponding subordinated debt securities, would be a subordinated creditor of ours, subordinated in right of payment to all senior indebtedness as set forth in the subordinated debt indenture, but entitled to receive payment in full of principal and interest, before any stockholders of ours receive payments or distributions. Since we are the guarantor under the guarantee and have agreed, under the expense agreement, to pay for all costs, expenses and liabilities of the Issuer Trust (other than the Issuer Trust’s obligations to the holders of its capital securities), the positions of a holder of the capital securities and a holder of the corresponding subordinated debt securities relative to other creditors and to our stockholders in the event of our liquidation or bankruptcy are expected to be substantially the same.

Notices

Notices to be given to holders of a global capital security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of any capital securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

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LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

In this section, we describe special considerations that will apply to registered securities issued in global —i.e., book-entry — form. First we describe the difference between legal ownership and indirect ownership of registered securities. Then we describe special provisions that apply to global securities.

Who Is the Legal Owner of a Registered Security?

Each capital security in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. We refer to those who have capital securities registered in their own names, on the books that we or the trustee maintain for this purpose, as the “holders” of those capital securities. These persons are the legal holders of the capital securities. We refer to those who, indirectly through others, own beneficial interests in capital securities that are not registered in their own names as indirect owners of those capital securities. As we discuss below, indirect owners are not legal holders, and investors in capital securities issued in book-entry form or in street name will be indirect owners.

Book-Entry Owners

The Issuer Trust will issue each capital security in book-entry form only. This means capital securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the capital securities on behalf of themselves or their customers.

For capital securities issued in global form, the Issuer Trust will recognize only the depositary as the holder of the capital securities and the Issuer Trust will make all payments on the capital securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the capital securities.

As a result, investors will not own capital securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the capital securities are issued in global form, investors will be indirect owners, and not holders, of the securities.

Street Name Owners

In the future the Issuer Trust may terminate a global security and issue capital securities in non-global form. In that case, investors may choose to hold their capital securities in their own names or in street name. Capital securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those capital securities through an account he or she maintains at that institution.

For capital securities held in street name, the Issuer Trust will recognize only the intermediary banks, brokers and other financial institutions in whose names the capital securities are registered as the holders of those capital securities and the Issuer Trust will make all payments on those capital securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold capital securities in street name will be indirect owners, not holders, of those securities.

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Legal Holders

Our obligations, the obligations of the Issuer Trust, as well as the obligations of the trustee under the indenture and any other third parties employed by us or the trustee, run only to the holders of the capital securities. Neither we nor the Issuer Trust have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a capital security or has no choice because the Issuer Trust is issuing the capital securities only in global form.

For example, once the Issuer Trust makes a payment or gives a notice to the holder, the Issuer Trust has no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if the Issuer Trust wants to obtain the approval of the holders for any purpose — e.g., to amend the amended and restated trust declaration or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture — the Issuer Trust would seek the approval only from the holders, and not the indirect owners, of the capital securities. Whether and how the holders contact the indirect owners is up to the holders.

Special Considerations for Indirect Owners

If you hold capital securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you capital securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the capital securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the capital securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

What Is a Global Security?

The Issuer Trust will issue each capital security in book-entry form only. Each capital security issued in book-entry form will be represented by a global security that the Issuer Trust deposits with and registers in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that the Issuer Trust selects for any capital security for this purpose is called the “depositary” for that capital security. The initial depositary will be The Depository Trust Company, New York, New York, which is known as “DTC.”

Investors may also hold beneficial interests in a global security through Euroclear Bank SA/NV, which is known as “Euroclear” or Clearstream Banking, société anonyme, which is known as “Clearstream,” as DTC participants.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “— Special Situations When a Global Security Will Be Terminated.” If termination occurs, the Issuer Trust may issue the capital securities through another book-entry clearing system or the capital securities may no longer be held through any book-entry clearing system.

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The depositary, or its nominee, will be the sole registered owner and holder of all capital securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose capital security is represented by a global security will not be a holder of the capital security, but only an indirect owner of an interest in the global security.

Special Considerations for Global Securities

As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depositary and those of the investor’s financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. The Issuer Trust do not recognize this type of investor or any intermediary as a holder of capital securities and instead deal only with the depositary that holds the global security.

Because the capital securities will be issued only in the form of a global security, an investor should be aware of the following:

•	An investor cannot cause the capital securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the capital securities, except in the special situations we describe below;

•	An investor will be an indirect holder and must look to his or her own bank or broker for payments on the capital securities and protection of his or her legal rights relating to the capital securities, as we describe above under “— Who Is the Legal Owner of a Registered Security?”;

•	An investor may not be able to sell interests in the capital securities to some insurance companies and other institutions that are required by law to own securities in non-book-entry form;

•	An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the capital securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	The depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time. We, the Issuer Trust and the trustees will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global security. We, the Issuer Trust and the trustees also do not supervise the depositary in any way;

•	The depositary will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

•	Financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the global securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, will require those who purchase and sell interests in that global security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. The Issuer Trust do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

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Special Situations When a Global Security Will Be Terminated

In a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the capital securities it represented. After that exchange, the choice of whether to hold the capital securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “— Who Is the Legal Owner of a Registered Security?”.

The special situations for termination of a global security are as follows:

•	if the depositary notifies us and the Issuer Trust that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 60 days;

•	if we notify the depositary that we wish to terminate that global security and we do not appoint another institution to act as depositary within 60 days; or

•	if an event of default has occurred with regard to the corresponding subordinated debt securities under the indenture and has not been cured or waived.

DTC’s current rules provide that it would notify its participants of a request by us or the Issuer Trust to terminate a global security, but will only withdraw beneficial interests from the global security at the request of each DTC participant.

If a global security is terminated, only the depositary, and not we, the Issuer Trust or the trustees is responsible for deciding the names of the institutions in whose names the capital securities represented by the global security will be registered and, therefore, who will be the holders of those capital securities.

Considerations Relating to Euroclear and Clearstream

Euroclear and Clearstream are securities clearing systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

Euroclear and Clearstream may be depositaries for a global security. In addition, Euroclear and Clearstream may hold interests in a global security as participants in DTC.

As long as any global security is held by Euroclear or Clearstream as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the capital securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those clearing systems could change their rules and procedures at any time. Neither we nor the Issuer Trust have control over those systems or their participants, and neither we nor the Issuer Trust take responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

Special Timing Considerations for Transactions in Euroclear and Clearstream

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any capital securities held through those clearing systems only on days when those systems are open for business. Those clearing systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

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In addition, because of time-zone differences, U.S. investors who hold their interests in the capital securities through these clearing systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

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UNITED STATES TAXATION

This section describes the material United States federal income tax consequences to the purchase, ownership and disposition of the capital securities. The following discussion only addresses the tax consequences to a holder that holds the capital securities as a capital asset for tax purposes.

This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies;

•	a trader in securities that elects to use a mark-to-market method of accounting for your capital securities holdings;

•	a bank;

•	a life insurance company;

•	a thrift institution;

•	a regulated investment company;

•	a tax-exempt organization;

•	a person that owns offered capital securities that are a hedge or that are hedged against interest rate or currency risks;

•	a person that purchases or sells the offered capital securities as part of a wash-sale for tax purposes;

•	a person that owns offered capital securities as part of a straddle or conversion transaction for tax purposes; or

•	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the capital securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the capital securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the capital securities.

The authorities on which this discussion is based are subject to various interpretations, and it is therefore possible that the federal income tax treatment of the purchase, ownership and disposition of capital securities may differ from the treatment described below.

Please consult your own tax advisor concerning the consequences of owning the capital securities in your particular circumstances under the Internal Revenue Code and the laws of any other taxing jurisdiction.

Classification of the Issuer Trust

Under current law and the trust agreement, the Issuer Trust will not be taxable as a corporation for U.S. federal income tax purposes. As a result, you will be treated as purchasing and owning an undivided beneficial ownership interest in the corresponding subordinated debt securities, and you will be required to take into account your pro rata share of all the items of income, gain, loss, or deduction of the Issuer Trust corresponding to the capital securities you own.

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United States Holders

This subsection describes the tax consequences to a United States holder. A holder of capital securities is a United States holder if such holder is a beneficial owner of a capital security and is:

•	a citizen or resident of the United States,

•	a domestic corporation,

•	an estate whose income is subject to United States federal income tax regardless of its source, or

•	a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If you are not a United States holder, this subsection does not apply to you and you should refer to “— United States Alien Holders” below

Interest Income

Subject to the discussion below under “— Capital Securities Purchased at a Premium,” and provided we will not we exercise our option to defer any payment of interest, you will be taxed on interest on your capital securities as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes. If the capital securities are purchased between interest payment dates, and as a result a portion of the purchase price is attributable to accrued but unpaid interest, the receipt of interest corresponding to the accrued but unpaid interest at the time of purchase will not be includible in income but will instead reduce your tax basis in your capital securities. As discussed above, the capital securities could conceivably be treated as “contingent payment debt instruments.” In such a case, cash-basis holders would include interest in income as it accrues.

Market Discount

You will be treated as if you purchased your capital securities at a market discount if the difference between the liquidation value of the capital securities, and the price you paid for your capital securities is equal to or greater than 0.25 percent of the liquidation value of the capital securities, multiplied by the number of complete years to the corresponding subordinated debt securities’ maturity.

If the liquidation value of your capital securities exceeds the price you paid for the capital securities by less than 0.25 percent multiplied by the number of complete years to the corresponding subordinated debt securities’ maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.

You must treat any gain you recognize on the retirement or disposition of your capital security as ordinary income to the extent of the accrued market discount on your capital security. Alternatively, you may elect to include market discount in income currently over the life of capital security. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the United States Internal Revenue Service. If you do not make this election, you will generally be required to defer deductions for interest on borrowings allocable to your capital security in an amount not exceeding the accrued market discount on your capital security until the retirement or disposition of your capital security.

The market discount would accrue on a straight-line basis unless an election is made to accrue market discount using a constant-yield method. If you make this election, it will apply only to the debt security with respect to which it is made and you may not revoke it. You will, however, not include accrued market discount in income unless you elect to do so as described above.

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Capital Securities Purchased at a Premium

If you purchased the capital securities at a price which exceeds the liquidation amount of the capital securities, you may elect to treat such excess as “amortizable bond premium.” If you make this election, you will reduce the amount required to be included in income each accrual period with respect to interest on the capital security by the amount of amortizable bond premium allocable to that accrual period, based on the capital security’s yield to maturity. If the amortizable bond premium allocable to an accrual period exceeds your interest income from the capital securities for such accrual period, such excess is first allowed as a deduction to the extent of interest included in your income in respect of the capital securities in previous accrual periods and is then carried forward to your next accrual period. If the amortizable bond premium allocable and carried forward to the accrual period in which the capital securities are sold, retired or otherwise disposed of exceeds your interest income for such accrual period, you would be allowed an ordinary deduction equal to such excess. If you make an election to amortize bond premium, such election will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke the election without the consent of the Internal Revenue Service. Generally, if you purchase the capital securities at a premium and do not make this election, you will not be permitted to reduce the interest income on the capital securities by the amount of the amortizable bond premium and you may have a capital loss at maturity of the capital securities. The ability to deduct capital losses is subject to significant limitations.

Distribution of Subordinated Debt Securities to Holders of Capital Securities Upon Liquidation of the Issuer Trust

If the Issuer Trust distributes the corresponding subordinated debt securities as described above under the caption “Description of Capital Securities and Related Instruments — Liquidation Distribution Upon Dissolution”, you will receive directly your proportional share of the corresponding subordinated debt securities previously held indirectly through the trust. Under current law, you will not be taxed on the distribution and your holding period and aggregate tax basis in your corresponding subordinated debt securities will be equal to the holding period and aggregate tax basis you had in your capital securities before the distribution. If, however, the trust were to become taxed on the income received or accrued on the subordinated debt securities due to a tax event, the trust might be taxed on a distribution of corresponding subordinated debt securities to you, and you might recognize gain or loss as if you had exchanged your capital securities for the corresponding subordinated debt securities you received upon the liquidation of the trust. You will include interest in income in respect of corresponding subordinated debt securities received from the trust in the manner described above under “—Taxation of Capital Securities — Interest Income”.

Sale or Redemption of Capital Securities

If you sell your capital securities, including through a redemption for cash, you will recognize gain or loss equal to the difference between your adjusted tax basis in your capital securities and the amount you realize on the sale of your capital securities. Assuming that we do not exercise our option to defer payment of interest on the corresponding subordinated debt securities, your adjusted tax basis in your capital securities generally will be the price you paid for your capital securities, adjusted by: (a) adding any market discount previously included in income with respect to your capital securities, and then (b) subtracting any payments on your capital securities (other than qualified stated interest on the corresponding subordinated debt securities) or amortizable bond premium to the extent that such premium either reduced interest income on your capital securities or gave rise to a deduction on your capital securities.

If the corresponding subordinated debt securities are deemed to be issued with original issue discount as a result of an actual deferral of interest payments, your adjusted tax basis in your capital securities generally will be the price you paid for your capital securities, adjusted by (a) adding any original issue discount or market discount previously includible in income with respect to your capital securities, and then (b) subtracting any

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payments on your capital securities (other than qualified stated interest on the corresponding subordinated debt securities) or amortizable bond premium applied to reduce interest on your capital securities. This gain or loss generally will be capital gain or loss, except to the extent any amount that you realize is treated as a payment of accrued interest on your proportional share of the corresponding subordinated debt securities required to be included in income or attributable to OID or market discount, as discussed above. Capital gain of a non-corporate United States holder is generally taxed at preferential rates where the property is held for more than one year.

If we exercise our option to defer any payment of interest on the corresponding subordinated debt securities, our capital securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying corresponding subordinated debt securities. If you sell your capital securities before the record date for the payment of distributions, you will not receive payment of a distribution for the period before the sale. However, you will be required to include accrued but unpaid interest on the corresponding subordinated debt securities through the date of the sale as ordinary income for U.S. federal income tax purposes and to add the amount of accrued but unpaid interest to your tax basis in the capital securities, as discussed above. Your increased tax basis in the capital securities will increase the amount of any capital loss that you may have otherwise realized on the sale. In general, an individual taxpayer may offset only $3,000 of capital losses against regular income during any year.

Medicare Tax

A U.S. person that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) the U.S. person’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of the U.S. person’s modified gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). A holder’s net investment income generally includes its interest income and its net gains from the disposition of capital securities, unless such interest payments or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. person that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the capital securities.

United States Alien Holders

This subsection describes the U.S. federal income tax consequences to a United States alien holder. You are a United States alien holder if you are the beneficial owner of a capital security and are, for U.S. federal income tax purposes:

•	a nonresident alien individual,

•	a foreign corporation, or

•	an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from a capital security.

This subsection does not apply to a United States holder.

U.S. Federal Withholding Tax

Under U.S. federal income tax law, and subject to the discussion of backup withholding below, if you are a United States alien holder of a capital security:

•	we and other U.S. payors generally will not be required to deduct U.S. withholding tax from payments of principal and interest to you if, in the case of payments of interest or market discount:

1.	you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote,

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2.	you are not a controlled foreign corporation that is related to us through stock ownership, and

3.	the U.S. payor does not have actual knowledge or reason to know that you are a United States person and:

i.	you have furnished to the U.S. payor an Internal Revenue Service Form W-8BEN or W-8BEN-E or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person,

ii.	you have furnished to the U.S. payor an Internal Revenue Service Form W-8ECI or an acceptable substitute form upon which you certify, under penalties of perjury, that such payments are effectively connected with your trade or business in the United States,

iii.	in the case of payments made outside the United States to you at an offshore account (generally, an account maintained by you at a bank or other financial institution at any location outside the United States), you have furnished to the U.S. payor documentation that establishes your identity and your status as the beneficial owner of the payment for U.S. federal income tax purposes and as a non-United States person,

iv.	the U.S. payor has received a withholding certificate (furnished on an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form) from a person claiming to be:

a.	a withholding foreign partnership (generally a foreign partnership that has entered into an agreement with the Internal Revenue Service to assume primary withholding responsibility with respect to distributions and guaranteed payments it makes to its partners),

b.	a qualified intermediary (generally a non-United States financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the Internal Revenue Service), or

c.	a U.S. branch of a non-United States bank or of a non-United States insurance company,

and the withholding foreign partnership, qualified intermediary or U.S. branch, as applicable, has received documentation upon which it may rely to treat the payment as made to a non-United States person that is, for U.S. federal income tax purposes, the beneficial owner of the payment on the capital securities in accordance with U.S. Treasury regulations (or, in the case of a qualified intermediary, in accordance with its agreement with the Internal Revenue Service),

v.	the U.S. payor receives a statement from a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business,

a.	certifying to the U.S. payor under penalties of perjury that an Internal Revenue Service Form W-8BEN or W-8BEN-E or an acceptable substitute form has been received from you by it or by a similar financial institution between it and you, and

b.	to which is attached a copy of the Internal Revenue Service Form W-8BEN or W-8BEN-E acceptable substitute form, or

vi.	the U.S. payor otherwise possesses documentation upon which it may rely to treat the payment as made to a non-United States person that is, for U.S. federal income tax purposes, the beneficial owner of the payment on the capital securities in accordance with U.S. Treasury regulations; and

•	no deduction for any U.S. federal withholding tax will be made from any gain that you realize on the sale or exchange of your capital security.

If you cannot satisfy the requirements described above, payments of interest generally will be subject to a 30% U.S. federal withholding tax unless a tax treaty applies. If a tax treaty applies, you may be eligible for a

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reduction of or exemption from U.S. federal withholding tax. To claim any exemption from or reduction in the 30% withholding tax, you must provide a properly executed Internal Revenue Service Form W-8BEN or W-BEN-E or an acceptable substitute form claiming a reduction of or an exemption from withholding tax under an applicable tax treaty.

U.S. Federal Income Tax

If you are engaged in a trade or business in the U.S. (and, if a tax treaty applies, maintain a permanent establishment within the U.S.) and receive interest on a capital security that is effectively connected with the conduct of such trade or business (and, if a tax treaty applies, attributable to such permanent establishment) you will be subject to U.S. federal income tax on such interest on a net income basis in generally the same manner as a United States holder. In addition, in certain circumstances, if you are a foreign corporation, you may be subject to a 30% (or, if a tax treaty applies, such lower rate as provided) branch profits tax.

You will not be subject to U.S. federal income tax on any gain realized on the sale or exchange of the capital security, unless:

•	such gain is effectively connected with the conduct of your trade or business in the United States (and, where an applicable tax treaty so provides, is also attributable to a U.S. permanent establishment maintained by you); or

•	you are an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

Backup Withholding Tax and Information Reporting

In general, if you are a noncorporate United States holder, we and other payors are required to report to the Internal Revenue Service all payments of principal, and premium and interest income on your capital securities. In addition, we and other payors are required to report to the Internal Revenue Service any payment of proceeds of the sale of your capital securities before maturity within the United States. Additionally, backup withholding would apply to any payments if you fail to provide an accurate taxpayer identification number, or (in the case of interest payments) you are notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

In general, if you are a United States alien holder, we and other payors are required to report payments of interest on your capital securities on Internal Revenue Service Form 1042-S. Payments of principal, premium or interest, including OID, made by us and other payors to you would otherwise not be subject to information reporting and backup withholding, provided that the certification requirements described above under “— United States Alien Holders” are satisfied or you otherwise establish an exemption. In addition, payment of the proceeds from the sale of capital securities effected at a United States office of a broker will not be subject to backup withholding and information reporting if (i) the payor or broker does not have actual knowledge or reason to know that you are a United States person and (ii) you have furnished to the payor or broker an appropriate Internal Revenue Service Form W-8, an acceptable substitute form or other documentation upon which it may rely to treat the payment as made to a non-United States person.

In general, payment of the proceeds from the disposition of capital securities effected at a foreign office of a broker will not be subject to information reporting or back withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

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Any amounts withheld from you under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability, provided the required information is furnished to the Internal Revenue Service.

It is anticipated that the Issuer Trust or its paying agent will report income on the capital securities to the Internal Revenue Service and to you on Form 1099 by January 31 following each calendar year.

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REVIEW OF UNAUDITED CONDENSED CONSOLIDATED FINANCIAL

STATEMENTS BY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

With respect to the unaudited condensed consolidated financial statements of The Goldman Sachs Group, Inc. for the three month periods ended March 31, 2017 and 2016, incorporated by reference in this prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated May 3, 2017 incorporated by reference in this prospectus states that they did not audit and they do not express an opinion on that unaudited condensed consolidated financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited condensed consolidated financial statements because that report is not a “report” or a “part” of the registration statements prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Securities Act of 1933.

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CAUTIONARY STATEMENT PURSUANT TO THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

We have included or incorporated by reference in this prospectus statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but instead represent only our belief regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. It is possible that our actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements.

Information regarding important factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements is contained under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated in this prospectus by reference (and in any of our annual reports for a subsequent fiscal year that are so incorporated). See “Available Information” above for information about how to obtain a copy of this annual report.

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We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

The Goldman Sachs

Group, Inc.

Capital Securities

of

Goldman Sachs Capital I

fully and unconditionally guaranteed by

The Goldman Sachs

Group, Inc.

Goldman Sachs & Co. LLC

Normal Automatic Preferred Enhanced Capital
Securities of

Goldman Sachs Capital II

and

Goldman Sachs Capital III

(with a liquidation amount of $1,000 per security)

fully and unconditionally guaranteed, to the extent described herein, by

The Goldman Sachs Group, Inc.

The Normal Automatic Preferred Enhanced Capital Securities (“APEX”) are beneficial interests in Goldman Sachs Capital II (“Capital II”) and Goldman Sachs Capital III (“Capital III”), each a Delaware statutory trust (a “Trust”). Capital II holds 7,667.48 shares of our Perpetual Non-Cumulative Preferred Stock, Series E (“Series E”) and Capital III holds 1,615.04 shares of our Perpetual Non-Cumulative Preferred Stock, Series F (“Series F” and, together with Series E, the “Preferred”), each having a liquidation preference of $100,000 per share. Your financial entitlements as a holder of Capital II’s APEX generally correspond to Capital II’s financial entitlements with respect to 1/100th of a share of Series E and your financial entitlements as a holder of Capital III’s APEX generally correspond to Capital III’s financial entitlements with respect to 1/100th of a share of Series F. We, The Goldman Sachs Group, Inc., own all of the outstanding Common Securities of each Trust, and fully and unconditionally guarantee, on a junior subordinated basis, payment of amounts due on its APEX to the extent described in this prospectus.

Dividends accrue on the Preferred at a rate per annum equal to the greater of (x) three-month LIBOR for the related dividend period plus 0.765% (in the case of Series E) or 0.77% (in the case of Series F) and (y) 4.000%, and are payable quarterly on each March 1, June 1, September 1 and December 1 (or if any such date is not a business day, on the next business day) to the extent declared by our board of directors (or a duly authorized committee thereof). Accordingly, distributions on each Trust’s APEX are non-cumulative and shall be payable at the same rates and on the same dates on the liquidation amount on its APEX to the extent dividends are declared on the Preferred it holds.

Each Trust’s APEX are perpetual and are redeemable only to the extent we redeem the Preferred it holds. We may redeem the Series E or the Series F at any time in whole or in part at a redemption price equal to their liquidation amount plus the amount of any dividends declared thereon and not paid prior to the redemption date, subject to the prior approval of the Board of Governors of the Federal Reserve System and our commitments under the Replacement Capital Covenants described in this prospectus. For a further discussion on redemption and the regulatory and contractual limits thereon, see “Description of the Preferred — Redemption” below.

Capital II’s APEX are listed on the New York Stock Exchange under the symbol “GS/43PE” and Capital III’s APEX are listed on the New York Stock exchange under the symbol “GS/43PF”.

Your investment in APEX involves risks. You should read “Risk Factors” beginning on page 9 before buying APEX, so that you may better understand those risks.

Goldman Sachs & Co. LLC (“GS&Co.”) and our other affiliates may use this prospectus in market-making transactions in the APEX. Unless you are otherwise informed in the confirmation of sale, this prospectus is being used in a market-making transaction. We will not receive any proceeds from such market-making transactions.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Goldman Sachs & Co. LLC

Prospectus dated July 10, 2017.

SUMMARY INFORMATION

This summary highlights information contained elsewhere, or incorporated by reference in, this prospectus. This summary is not complete and does not contain all the information that you should consider before investing in APEX. You should read this entire prospectus carefully, including the documents incorporated by reference, which are described under “Where can I find additional information?”

References to “Goldman Sachs” in this prospectus mean The Goldman Sachs Group, Inc., together with its consolidated subsidiaries and affiliates; references to “GS Group,” “we,” “our” or similar terms mean The Goldman Sachs Group, Inc.; and references to “holders” of APEX mean The Depository Trust Company or its nominee and not indirect owners who own beneficial interests in APEX through participants in The Depository Trust Company or other entities unless otherwise stated. Please review the special considerations that apply to indirect owners in this prospectus under “Legal Ownership and Book-Entry Issuance.”

The Goldman Sachs Group, Inc.

The Goldman Sachs Group, Inc. is a leading global investment banking, securities and investment management firm that provides a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and individuals. Founded in 1869, the Firm is headquartered in New York and maintains offices in all major financial centers around the world. The Firm’s principal executive offices are located at 200 West Street, New York, New York 10282, telephone (212) 902-1000. The Goldman Sachs Group, Inc. is a bank holding company and a financial holding company regulated by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”). The Firm’s U.S. depository institution subsidiary, Goldman Sachs Bank USA, is a New York State-chartered bank.

The Trusts

Goldman Sachs Capital II and Goldman Sachs Capital III, or the “Trusts,” are Delaware statutory trusts organized under Delaware law by the trustees and us. The business and affairs of each trust are conducted by its trustees, each appointed by us as sponsor of the Trust. The trustees for each Trust are The Bank of New York Mellon, as the “Property Trustee,” BNY Mellon Trust of Delaware, as the “Delaware Trustee,” and two or more individual trustees, or “administrative trustees,” who are employees or officers of or affiliated with us.

The principal executive office of each Trust is c/o The Goldman Sachs Group, Inc., 200 West Street, New York, New York 10282, and the Trusts’ telephone number is (212) 902-1000.

Book-Entry Issuance Only

The APEX are issued only in book-entry form — i.e., as global securities registered in the name of The Depository Trust Company (“DTC”), New York, New York, or its nominee. Any sale of APEX will settle in immediately available funds through DTC. You will not be permitted to withdraw APEX from DTC except in the limited situations described under “Legal Ownership and Book-Entry Issuance — What is a Global Security? — Special Situations When a Global Security Will Be Terminated.”

Investors may hold interests in a global security through organizations that participate, directly or indirectly, in the DTC system. Those organizations include Euroclear and Clearstream, Luxembourg. See “Legal Ownership and Book-Entry Issuance” below for additional information about indirect ownership of interests in the APEX.

When we refer to “you” in this prospectus, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to “your securities” in this prospectus, we mean the securities in which you will hold a direct or indirect interest.

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Questions and Answers

This summary includes questions and answers that highlight selected information from this prospectus to help you understand APEX and the Preferred.

What are APEX?

The APEX and the Common Securities of each Trust represent beneficial interests in that Trust. As of the date of this prospectus, Capital II’s assets consist solely of shares of Series E and Capital III’s assets consist solely of shares of Series F.

Each holder of APEX has a beneficial interest in the relevant Trust but does not own any specific shares of the Preferred held by that Trust. However, the Trust Agreement under which each Trust operates defines the financial entitlements of its APEX in a manner that causes those financial entitlements to correspond to the financial entitlements of that Trust in the Preferred it holds. Accordingly, each APEX of Capital II corresponds to 1/100th of a share of Series E held by Capital II and each APEX of Capital III corresponds to 1/100th of a share of Series F held by Capital III.

The CUSIPs are 381427AA1 for Capital II’s APEX and 38144QAA7 for Capital III’s APEX.

What are the basic terms of the Preferred?

Each Trust makes distributions on its APEX out of the dividends, if any, declared by GS Group’s board of directors (or a duly authorized committee of the board) on the Preferred it holds.

Dividend Rate. Any dividends on the Preferred are calculated at a rate per annum that resets quarterly (which is determined on the second London business day prior to the reset date) and equals the greater of (i) three-month LIBOR for the related Dividend Period plus 0.765% (in the case of Series E) or 0.77% (in the case of Series F) and (ii) 4.000%. Dividends are calculated on the basis of a 360-day year and the actual number of days in the Dividend Period elapsed.

Dividend Payment Dates. The Dividend Payment Dates for the Preferred, or “Dividend Payment Dates,” are March 1, June 1, September 1 and December 1 of each year (or if any such day is not a business day, the following business day).

Declaration of Dividends. Holders of the Preferred are entitled to receive non-cumulative cash dividends, only when, as and if declared by GS Group’s board of directors (or a duly authorized committee of the board), payable at the applicable dividend rate applied to the liquidation preference per share.

Redemption. Series E and Series F are redeemable on any date (but subject to the limitations described below under “Replacement Capital Covenants”) at GS Group’s option, in whole or in part, at a redemption price equal to $100,000 per share plus any declared and unpaid dividends, without regard to any undeclared dividends. The Preferred is not subject to any sinking fund or other obligation of GS Group to redeem, repurchase or retire the Preferred. The Trust holding the series of Preferred redeemed shall redeem its APEX upon the redemption of such Preferred as described in “What is the maturity of the APEX, and may a Trust redeem its APEX?” below.

Our right to redeem or repurchase the Preferred is subject to important limitations, including the following:

•	Redemption of the Preferred is subject to certain legal, regulatory and other restrictions described under “Description of the Preferred — Redemption” below.

•	We have made covenants in favor of certain debtholders limiting, among other things, our right to redeem or repurchase the Preferred, as described under “What is the maturity of the APEX, and may a Trust redeem its APEX?” below.

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See “Risk Factors — Holders Should Not Expect GS Group to Redeem the Preferred on Any Particular Date” below.

Ranking. Shares of the Preferred rank senior to our common stock, equally with our previously issued Floating Rate Non-Cumulative Preferred Stock, Series A, $25,000 liquidation preference per share (“Series A”), 6.20% Non-Cumulative Preferred Stock, Series B, $25,000 liquidation preference per share (“Series B”), Floating Rate Non-Cumulative Preferred Stock, Series C, $25,000 liquidation preference per share (“Series C”), Floating Rate Non-Cumulative Preferred Stock, Series D, $25,000 liquidation preference per share (“Series D”), 5.95% Non-Cumulative Preferred Stock, Series I, $25,000 liquidation preference per share (“Series I”) and 5.50% Fixed-to-Floating Non-Cumulative Preferred Stock, Series J, $25,000 liquidation preference per share (“Series J”), 6.375% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series K, $25,000 liquidation preference per share (“Series K”), 5.70% Fixed-to-Floating Non-Cumulative Preferred Stock, Series L, $25,000 liquidation preference per share (“Series L”), 5.375% Fixed-to-Floating Non-Cumulative Preferred Stock, Series M, $25,000 liquidation preference per share (“Series M”), 6.30% Non-Cumulative Preferred Stock, Series N, $25,000 liquidation preference per share (“Series N”), 5.30% Fixed-to-Floating Non-Cumulative Preferred Stock, Series O, $25,000 liquidation preference per share (“Series O” and, together with the Series A, Series B, Series C, Series D, Series E, Series F, Series I, Series J, Series K, Series L, Series M and Series N, the “Authorized Preferred”), and at least equally with each other series of our preferred stock we may issue (except for any senior series that may be issued with the requisite consent of the holders of the Preferred), with respect to the payment of dividends and distributions upon liquidation, dissolution or winding-up. We are generally able to pay dividends and distributions upon liquidation, dissolution or winding-up only out of lawfully available funds for such payment (i.e., after taking account of all indebtedness and other non-equity claims).

Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding-up of GS Group, holders of the Preferred are entitled to receive out of assets of GS Group available for distribution to stockholders, before any distribution of assets is made to holders of our common stock or of any other shares of our stock ranking junior as to such a distribution to the Preferred, a liquidating distribution in the amount of $100,000 per share plus any declared and unpaid dividends, without accumulation of any undeclared dividends. Distributions are made only to the extent of GS Group’s assets that are available after satisfaction of all liabilities to creditors, if any (pro rata as to the Preferred and any other shares of our stock ranking equally as to such distribution).

Voting Rights. Holders of the Preferred have no voting rights, except as described under “Description of the Preferred — Voting Rights” on page 32. Holders of APEX must act through the Property Trustee to exercise any voting rights.

Maturity. The Preferred do not have any maturity date, and GS Group is not required to redeem the Preferred. Accordingly, the Preferred will remain outstanding indefinitely, unless and until GS Group decides to redeem it. There are regulatory and other restrictions on the right of GS Group to redeem the Preferred. See “Risk Factors — Holders Should Not Expect GS Group to Redeem the Preferred on Any Particular Date” below.

Preemptive Rights. Holders of the Preferred have no preemptive rights.

What distributions or payments are made to holders of the APEX?

Each Trust makes distributions on its APEX only when and to the extent it has funds on hand available to make such distributions from receipt of dividends on the Preferred it holds. Similarly, if we exercise our right to pay partial dividends or skip dividends on the corresponding Preferred, the applicable Trust will pay partial or skip corresponding distributions on its APEX.

The distribution dates for APEX, which we call “Distribution Dates,” are each March 1, June 1, September 1 and December 1 (or, if any such day is not a business day, the next business day). A “Distribution

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Period” is each period of time beginning on a Distribution Date and continuing to but not including the next succeeding Distribution Date for such series. Distributions are calculated on the basis of a 360-day year and the number of days actually elapsed in the Distribution Period.

Distributions on APEX are payable on a non-cumulative basis on each Distribution Date at a rate per annum equal to the greater of (i) three-month LIBOR for such Distribution Period plus 0.765% (in the case of Capital II’s APEX) or 0.77% (in the case of Capital III’s APEX) and (ii) 4.000%.

When can a Trust not make distributions on its APEX?

Each Trust makes distributions on its APEX only to the extent it has received payments on the Preferred it holds. Accordingly, each Trust will not make distributions on its APEX whenever we do not make dividend payments on the Preferred it holds.

In the event dividends are not declared by GS Group’s board of directors (or a duly authorized committee of the board) on the Preferred for payment on any Dividend Payment Date, then such dividends shall not be cumulative and shall cease to accrue and be payable. If our board of directors (or a duly authorized committee of the board) has not declared a dividend before the Dividend Payment Date for any Dividend Period, we will have no obligation to pay dividends accrued on the Preferred for such Dividend Period after the Dividend Payment Date for that Dividend Period, whether or not dividends on the Preferred are declared for any future Dividend Period. So long as any Preferred remains outstanding, no dividend shall be paid or declared on our common stock or any of our other stock ranking junior to the Preferred (other than a dividend payable solely in common stock or in other stock ranking junior to the Preferred), and no common stock or other stock ranking junior to the Preferred shall be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than as a result of a reclassification of such junior stock for or into other junior stock, or the exchange or conversion of one share of junior stock for or into another share of such junior stock), during a Dividend Period, unless the full dividends for the latest completed Dividend Period on all outstanding shares of the Preferred have been declared and paid, or declared and a sum sufficient for the payment thereof has been set aside. However, the foregoing provision shall not restrict the ability of GS&Co., or any of our other affiliates, to engage in any market-making transactions in our junior stock in the ordinary course of business.

When dividends are not paid in full upon the Preferred and any shares of other classes or series of our securities that rank equally with the Preferred (in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of GS Group) for a Dividend Period, all dividends declared with respect to the Preferred and all such equally ranking securities for such Dividend Period shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends per share on the Preferred for such Dividend Period and all such equally ranking securities for such Dividend Period bear to each other.

Subject to the foregoing, such dividends (payable in cash, stock or otherwise) as may be determined by GS Group’s board of directors (or a duly authorized committee of the board) may be declared and paid on our common stock and any other stock ranking equally with or junior to the Preferred from time to time out of any funds legally available for such payment, and the Preferred shall not be entitled to participate in any such dividend.

What is the maturity of the APEX, and may a Trust redeem its APEX?

The APEX have no stated maturity. A Trust must redeem its APEX upon redemption of the Preferred it holds. The redemption price of each APEX will equal the redemption price of the corresponding assets. The redemption price of the Preferred is described under “What are the basic terms of the Preferred? — Redemption” above. The Property Trustee will give not less than 30 days’ nor more than 60 days’ notice of redemption by mail to holders of the APEX.

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Are there limitations on our or a Trust’s right to redeem or repurchase the APEX?

We have entered into Replacement Capital Covenants, or “Replacement Capital Covenants,” relating to the APEX and the Preferred that each Trust purchased. The Replacement Capital Covenants only benefit holders of Covered Debt, as defined in “Replacement Capital Covenants” below, and are not enforceable by holders of APEX or the Preferred. However, the Replacement Capital Covenants could preclude us from repurchasing APEX or the Preferred at a time we might otherwise wish to repurchase APEX or redeem or repurchase shares of the Preferred. If notice of redemption of any Preferred has been given and if the funds necessary for the redemption have been set aside by us for the benefit of the holders of any shares of the Preferred so called for redemption, then, from and after the redemption date, those shares shall no longer be deemed outstanding and all rights of the holders of those shares (including the right to receive any dividends) will terminate, except the right to receive the redemption price.

In the Replacement Capital Covenants, we covenant not to redeem or purchase APEX or the Preferred prior to June 1, 2022 (in the case of Capital II) or September 4, 2022 (in the case of Capital III), except in either case to the extent that the applicable redemption or purchase price does not exceed: (i) 133.33% of the aggregate amount of (A) net cash proceeds we or our subsidiaries have received from the issuance and sale of common stock of GS Group and rights to acquire common stock of GS Group and (B) the market value of common stock of GS Group that we or our subsidiaries have delivered or issued as consideration for property or assets in an arm’s length transaction or in connection with the conversion of any convertible or exchangeable securities, other than securities for which we have received equity credit from a nationally recognized rating agency, plus (ii) 100% of the aggregate net cash proceeds we or our subsidiaries have received from the issuance of certain other specified securities that have equity-like characteristics that satisfy the requirements of the Replacement Capital Covenant, in each case, since October 17, 2012 (without counting any proceeds received more than once for purposes of these limitations).

Additionally, any redemption or repurchase of the APEX is subject to prior approval of the Federal Reserve. See “What are the basic terms of the Preferred? — Redemption” above concerning limitations on our right to redeem or repurchase shares of the Preferred.

Each Trust is required to redeem its APEX upon redemption of the Preferred it holds out of the redemption proceeds.

When can a Trust be dissolved?

A Trust may only be dissolved upon a bankruptcy, dissolution or liquidation of GS Group, the redemption of all of its APEX in accordance with the provisions of its Trust Agreement or the entry of an order for the dissolution of the Trust by a court of competent jurisdiction. Upon the dissolution, after satisfaction of liabilities of creditors of a Trust, holders of its APEX will generally receive the either the Preferred the Trust held or depositary receipts in respect of their beneficial interests in the Preferred, and its APEX will no longer be deemed to be outstanding.

What is the extent of our Guarantees?

Pursuant to a guarantee, or “Guarantee,” that we have executed and delivered for the benefit of holders of the APEX of each Trust, we irrevocably guarantee, on a junior subordinated basis, the payment in full of the following:

•	any unpaid distributions required to be paid on such APEX, to the extent dividends have been declared on the Preferred held by such Trust and such Trust has funds available to make the payment;

•	the redemption price for any APEX called for redemption, to the extent such Trust has funds available to make the payment; and

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•	upon a voluntary or involuntary dissolution, winding up or liquidation of such Trust, other than in connection with a distribution of the Preferred it holds to the holders of its APEX, the lesser of:

•	the aggregate of the liquidation amount and all unpaid distributions on the APEX to the date of payment, to the extent such Trust has funds available to make the payment; and

•	the amount of assets of such Trust remaining available for distribution to holders of its APEX upon liquidation of such Trust.

Our obligations under each Guarantee are unsecured, are subordinated to and junior in right of payment to all of our secured and senior and subordinated debt and rank on a parity with any other similar guarantees we may issue in the future.

The APEX and the Guarantees do not limit our ability or the ability of our subsidiaries to incur additional indebtedness, including indebtedness that ranks senior to or equally with the Guarantees. The Guarantees, when taken together with our obligations under the Trust Agreements, including the obligations to pay costs, expenses, debts and liabilities of the Trusts, other than liabilities with respect to the Trusts’ securities, have the effect of providing a full and unconditional guarantee by GS Group to pay amounts due on the APEX.

What are the U.S. federal income tax consequences related to the APEX?

If you purchase APEX in a market-making transaction after the date of this prospectus, we will treat you for U.S. federal income tax purposes as having acquired an interest in the Preferred held by the applicable Trust. Assuming full compliance with the terms of its Trust Agreement, a Trust will not be classified as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, and each Trust intends to treat itself as one or more grantor trusts or agency arrangements for U.S. federal income tax purposes. Accordingly, for U.S. federal income tax purposes, we will treat each holder of the APEX of a Trust as purchasing and owning a beneficial interest in the Preferred. held by such Trust.

What are our expected uses of proceeds from transactions in the APEX?

Neither we nor the Trusts will receive any proceeds from market-making transactions in the APEX or the Preferred.

Where can I find additional information?

The Goldman Sachs Group, Inc. is required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

We have filed a registration statement on Form S-3 with the SEC relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of GS Group, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the applicable contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.

The SEC’s rules allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to any of the SEC filings referenced in the list below.

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Any information referred to in this way in this prospectus or the applicable prospectus is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

The Goldman Sachs Group, Inc. incorporates by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(1)	Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (File No. 001-14965);

(2)	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017 (File No. 001-14965);

(3)	Current Reports on Form 8-K, dated December 31, 2016 and filed on January 6, 2017, dated and filed on January 18, 2017, dated and filed on January 19, 2017, dated January 17, 2017 and filed on January 20, 2017, dated January 22, 2017 and filed on January 24, 2017, dated and filed on January 26, 2017, dated and filed on February 16, 2017, dated March 1, 2017 and filed on March 7, 2017, dated March 11, 2017 and filed on March 13, 2017, dated and filed on March 27, 2017, dated and filed on April 18, 2017, dated and filed on April 26, 2017, dated and filed on April 28, 2017, dated and filed on May 23, 2017, dated and filed on June 5, 2017 and dated and filed on June 28, 2017 (File No. 001-14965); and

(4)	All documents filed by The Goldman Sachs Group, Inc. under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) on or after the date of this prospectus and before the termination of the offering of securities under this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from Investor Relations, 200 West Street, New York, New York 10282, telephone (212) 902-0300.

No separate financial statements of the Trusts are included in this prospectus. GS Group and the Trusts do not consider that such financial statements would be material to holders of the APEX because each Trust is a special purpose entity, has no independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the corresponding Preferred and issuing its APEX and Common Securities. Furthermore, taken together, GS Group’s obligations under the related trust agreement, expense agreement and guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the APEX. For a more detailed discussion, see “The Trusts,” “Description of the APEX,” “Description of the APEX — Guarantees and Expense Agreements” below. In addition, the Trusts do not file reports under the Exchange Act with the SEC.

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RISK FACTORS

An investment in APEX is subject to the risks described below. You should carefully review the following risk factors and other information contained in this prospectus before deciding whether this investment is suited to your particular circumstances. In addition, because each APEX represents a beneficial interest in the applicable Trust, you are also making an investment decision with regard to the Preferred, as well as our Guarantee of the Trust’s obligations. You should carefully review all the information in this prospectus about all of these securities.

We Guarantee Distributions on the APEX Only If the Trust Has Cash Available

If you hold any APEX, we will guarantee you, on an unsecured and junior subordinated basis, the payment of the following:

•	any accumulated and unpaid distributions required to be paid on the APEX, to the extent the Trust has funds available to make the payment;

•	the redemption price for any APEX called for redemption, to the extent the Trust has funds available to make the payment; and

•	upon a voluntary or involuntary dissolution, winding up or liquidation of the Trust, other than in connection with a distribution of corresponding assets to holders of APEX, the lesser of:

•	the aggregate of the stated liquidation amount and all declared and unpaid distributions on the APEX to the date of payment, to the extent the Trust has funds available to make the payment; and

•	the amount of assets of the Trust remaining available for distribution to holders of the APEX upon liquidation of the Trust.

If we do not declare dividends on the Preferred held by a Trust, the Trust will not have sufficient funds to make the related distribution on its APEX. The Guarantee does not cover payments on the APEX when the Trust does not have sufficient funds to make them. Our obligations under the Guarantee are unsecured and are subordinated to and junior in right of payment to all of our secured and senior indebtedness, and rank on a parity with any similar guarantees issued by us in the future.

The Secondary Market for the APEX May Be Illiquid

Although the APEX are listed on the New York Stock Exchange under the symbols “GS/43PE” and “GS/43PF”, we can give you no assurance as to the liquidity of any market for the APEX or that any such liquidity that may exist will continue.

As APEX may only be held or transferred in amounts having an aggregate liquidation amount of at least $1,000, the trading market for APEX may be less active than markets for securities that may be held or transferred in smaller denominations and may be less liquid.

In Purchasing APEX, You Are Making an Investment Decision with Regard to the Preferred

The APEX represent beneficial interests in the applicable Trust corresponding to 1/100th of a share of the Preferred it holds for each $1,000 liquidation amount of APEX. Each Trust relies solely on the payments it receives on the Preferred it holds to fund all payments on its APEX. Accordingly, you should carefully review the information in this prospectus regarding the Preferred.

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The Preferred is Equity and is Subordinate to Our Existing and Future Indebtedness

Shares of the Preferred are equity interests in GS Group and do not constitute indebtedness. As such, shares of the Preferred rank junior to all indebtedness and other non-equity claims on GS Group with respect to assets available to satisfy claims on GS Group, including in a liquidation of GS Group. Additionally, unlike indebtedness, where principal and interest would customarily be payable on specified due dates, in the case of preferred stock like the Preferred, (1) dividends are payable only if declared by our board of directors (or a duly authorized committee of the board), (2) as a corporation, we are subject to restrictions on payments of dividends and redemption price out of lawfully available funds, and (3) as a bank holding company, our ability to declare and pay dividends is subject to the oversight of the Federal Reserve Board. If we defer interest on any outstanding debt securities, we would not be permitted to pay dividends on any of our capital stock, including the Preferred, during the deferral period.

Holders Should Not Expect GS Group to Redeem the Preferred on Any Particular Date

The Preferred is a perpetual equity security. The Preferred has no maturity or mandatory redemption date and is not redeemable at the option of investors. By its terms, the Preferred may be redeemed by us at our option, either in whole or in part, at any time. Any decision we may make at any time to propose a redemption of the Preferred will depend, among other things, upon our evaluation of the overall level and quality of our capital components, considered in light of our risk exposures, earnings and growth strategy, as well as general market conditions at such time. Our right to redeem the Preferred is subject to two important limitations as described below. Accordingly, investors should not expect us to redeem the Preferred on any particular date.

We may not redeem shares of the Preferred without having received the prior approval of the Federal Reserve Board under the current capital guidelines applicable to us. We cannot assure you that the Federal Reserve Board will approve any redemption of the Preferred that we may propose. We understand that the factors the Federal Reserve Board will consider in evaluating a proposed redemption by a bank holding company include, among other things, the capital plans and stress tests submitted by the bank holding company, the bank holding company’s ability to meet and exceed minimum regulatory capital ratios under stressed scenarios, its expected sources and uses of capital over the planning horizon (generally a period of two years) under baseline and stressed scenarios, and any potential impact of changes to its business plan and activities on its capital adequacy and liquidity, although the Federal Reserve Board may change these factors at any time.

Second, in connection with the initial issuance of the APEX, we entered into Replacement Capital Covenants that limit our right to repurchase the APEX and to redeem or repurchase the Preferred. In the Replacement Capital Covenant, we covenant to redeem or repurchase the APEX prior to June 1, 2022 (in the case of Capital II’s APEX and the Series E) or September 4, 2022 (in the case of Capital III’s APEX and the Series F) only if and to the extent that the total repurchase price is equal to or less than designated percentages of the net cash proceeds that we or our subsidiaries have received since October 17, 2012 from the issuance of our common stock, certain qualifying perpetual non-cumulative preferred stock satisfying the requirements of the Replacement Capital Covenants or certain other securities that qualify under current regulatory conditions.

Our ability to raise proceeds from qualifying securities will depend on, among other things, market conditions as well as the acceptability to prospective investors of the terms of such qualifying securities. Accordingly, there could be circumstances where we would wish to redeem or repurchase some or all of the APEX or the Preferred and sufficient cash is available for that purpose, but we are restricted from doing so because we have not been able to obtain proceeds from qualifying securities sufficient for that purpose.

The Trusts May Not Receive Dividends on the Preferred

Dividends on the Preferred are discretionary and non-cumulative. Consequently, if our board of directors (or a duly authorized committee of the board) does not authorize and declare a dividend for any dividend period,

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holders of the Preferred will not be entitled to receive any such dividend, and such unpaid dividend will cease to accrue and be payable. We will have no obligation to pay dividends accrued for a dividend period after the dividend payment date for such period if our board of directors (or a duly authorized committee of the board) has not declared such dividend before the related dividend payment date, whether or not dividends are declared for any subsequent dividend period with respect to the Authorized Preferred or any other preferred stock we may issue.

In addition, if we fail to comply, or if and to the extent such act would cause us to fail to comply, with applicable laws, rules and regulations (including applicable capital adequacy guidelines), we may not declare, pay or set aside for payment dividends on the Preferred. As a result, if payment of dividends on the Preferred for any Dividend Period would cause us to fail to comply with any applicable law, rule or regulation, we will not declare or pay a dividend for such dividend period. In such a case, holders of the APEX will not be entitled to receive any distribution for that Distribution Period, and the unpaid dividend will cease to accrue and be payable.

If we are not paying full dividends on any outstanding parity stock, we will not be able to pay full dividends on the Preferred. When dividends are not paid in full on the Preferred and any shares of parity stock for a dividend period, all dividends declared with respect to shares of the Preferred and all parity stock for such dividend period shall be declared pro rata so that the respective amounts of such dividends bear the same ratio to each other as all accrued but unpaid dividends per share on the shares of the Preferred for such dividend period and all parity stock for such dividend period bear to each other. Therefore, if we are not paying full dividends on any outstanding parity stock, we will not be able to pay full dividends on the Preferred.

Investors Do Not Control the Administration of the Trusts and Have Limited Voting Rights

We hold all the Common Securities of each Trust. These securities give us the right to control nearly all aspects of the administration, operation or management of the Trusts, including selection and removal of the administrative trustees. The APEX, on the other hand, generally have no voting rights. You will be able to vote only on matters relating to the modification of the terms of your APEX. For further information, see “Description of the APEX — Voting Rights; Amendment of Each Trust Agreement” below.

We Are a Holding Company and Are Dependent on Our Subsidiaries to Meet Our Obligations and Provide Funds for Payment of Dividends to Our Stockholders

We are a holding company and, therefore, depend on dividends, distributions and other payments from our subsidiaries to fund dividend payments and payments on our obligations. Many of our subsidiaries, including our broker-dealer, bank and insurance subsidiaries, are subject to laws that restrict dividend payments or authorize regulatory bodies to block or reduce the flow of funds from those subsidiaries to us. Restrictions or regulatory action of that kind could impede access to funds that we need to fund dividend payments and payments on our obligations. Because some of our subsidiaries, including from time to time some of our principal operating subsidiaries, are partnerships in which we are a general partner or the sole limited partner, we may be liable for their obligations. We also guarantee many of the obligations of our subsidiaries. Any liability we may have for our subsidiaries’ obligations could reduce our assets that are available to satisfy our direct creditors or fund dividend payments. See “Business — Regulation” in Part I, Item 1 of our Annual Report on Form 10-K for our most recent fiscal year for a further discussion of regulatory restrictions.

Increased Regulatory Oversight and Changes in the Method Pursuant to Which the LIBOR Rates Are Determined May Adversely Affect the Value of the Preferred and the APEX

In September 2012, the U.K. government published the results of its review of LIBOR (commonly referred to as the “Wheatley Review”). The Wheatley Review made a number of recommendations for changes with respect to LIBOR including the introduction of statutory regulation of LIBOR, the transfer of responsibility for LIBOR from the BBA to an independent administrator, changes to the method of compilation of lending rates

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and new regulatory oversight and enforcement mechanisms for rate-setting. Based on the Wheatley Review, final rules for the regulation and supervision of LIBOR by the Financial Conduct Authority (the “FCA”) were published and came into effect on April 2, 2013 (the “FCA Rules”). In particular, the FCA Rules include requirements that (1) an independent LIBOR administrator monitor and survey LIBOR submissions to identify breaches of practice standards and/or potentially manipulative behavior, and (2) firms submitting data to LIBOR establish and maintain a clear conflicts of interest policy and appropriate systems and controls. In addition, in response to the Wheatley Review recommendations, ICE Benchmark Administration Limited (the “ICE Administration”) has been appointed as the independent LIBOR administrator, effective February 1, 2014.

It is not possible to predict the effect of the FCA Rules, any changes in the methods pursuant to which the LIBOR rates are determined and any other reforms to LIBOR that will be enacted in the U.K. and elsewhere, which may adversely affect the trading market for LIBOR-based securities. In addition, any changes announced by the FCA, the ICE Administration or any other successor governance or oversight body, or future changes adopted by such body, in the method pursuant to which the LIBOR rates are determined may result in a sudden or prolonged increase or decrease in the reported LIBOR rates. If that were to occur and to the extent that the value of your securities is affected by reported LIBOR rates, the level of distributions (if dividends on the Preferred are authorized and declared) and the value of the securities may be affected. Further, uncertainty as to the extent and manner in which the Wheatley Review recommendations will continue to be adopted and the timing of such changes may adversely affect the current trading market for LIBOR-based securities and the value of your APEX or the Preferred, as applicable.

General Market Conditions and Unpredictable Factors Could Adversely Affect Market Prices for the APEX

There can be no assurance about the market prices for the APEX. Several factors, many of which are beyond our control, influence the market value of the APEX. Factors that might influence the market value of the APEX include:

•	whether dividends have been declared and are likely to be declared on the Preferred from time to time;

•	our operating performance, financial condition and prospects, or the operating performance, financial condition and prospects of our competitors;

•	our creditworthiness;

•	the ratings given to our securities by credit rating agencies, including any ratings given to the Preferred;

•	changes in interest rates;

•	the market for similar securities; and

•	economic, financial, geopolitical, regulatory or judicial events that affect us or the financial markets generally.

Accordingly, any APEX that an investor purchases in the secondary market may trade at a discount to the price that the investor paid.

Holders of the Preferred Have Limited Voting Rights

Holders of the Preferred have no voting rights with respect to matters that generally require the approval of voting shareholders. However, holders of the Preferred have the right to vote as a class on certain fundamental matters that may affect the preference or special rights of the Preferred, as described under “Description of the Preferred — Voting Rights” below. In addition, if dividends on the Preferred have not been declared or paid for dividend periods equal to at least 18 months, whether or not for consecutive dividend periods, holders of the

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outstanding shares of the Preferred, together with holders of any other series of our preferred stock ranking equal with the Preferred with similar voting rights, are entitled to vote for the election of two additional directors, subject to the terms and to the limited extent described under “Description of the Preferred — Voting Rights” below. Holders of APEX must act through the trustee to exercise any voting rights in respect of the Preferred. The Preferred places no restrictions on our business or operations or on our ability to incur indebtedness or engage in any transactions, subject only to the limited voting rights referred to above.

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THE TRUSTS

Please note that in this section entitled “The Trusts,” references to The Goldman Sachs Group, Inc., “we,” “our” and “us” refer only to The Goldman Sachs Group, Inc. and not to its consolidated subsidiaries.

This summary, together with the summary of some of the provisions of the related documents described below, contains a description of the material terms of the Trusts but is not necessarily complete. We refer you to the documents referred to in the following description, copies of which are available upon request from us as described under “Summary — Where can I find additional information?” above.

Each Trust is a statutory trust organized under Delaware law pursuant to a Trust Agreement, signed by us, as sponsor of the Trust, the Delaware Trustee, the Property Trustee and the administrative trustees and the filing of a certificate of trust with the Delaware Secretary of State.

We refer to each Trust Agreement, as so amended and restated, as a “Trust Agreement.” Each Trust Agreement is qualified as an indenture under the Trust Indenture Act of 1939, as amended, or “Trust Indenture Act.”

The Trusts are used solely for the following purposes:

•	issuing the APEX and the Common Securities;

•	holding shares of the Preferred; and

•	engaging in other activities that are directly related to the activities described above.

We own all of the Common Securities, either directly or indirectly. The Common Securities rank equally with the APEX and the Trusts make payment on their Trust securities pro rata, except that if we pay less than the full dividend on or redemption price of the Preferred on any Distribution Date or Redemption Date, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise are subordinated to the rights of the holders of the APEX. We hold Common Securities of each Trust in an aggregate liquidation amount equal to $10,000.

The Trust’s business and affairs are conducted by its trustees, each appointed by us as sponsor of the Trust. The trustees are The Bank of New York Mellon, as the property trustee, or “Property Trustee,” and BNY Mellon Trust of Delaware, as the Delaware trustee, or “Delaware Trustee,” and two or more individual trustees, or “administrative trustees,” who are employees or officers of or affiliated with us. The Property Trustee act as sole trustee under each Trust Agreement for purposes of compliance with the Trust Indenture Act and also acts as trustee under the Guarantee. See “Description of the Guarantee” below.

The Property Trustee and/or the Delaware Trustee may be removed or replaced for cause by the holders of a majority in liquidation amount of the APEX. In addition, the holders of a majority in liquidation amount of the APEX are entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee if we have failed to declare and pay dividends on the Preferred held by the Trust for six or more consecutive quarters.

The right to vote to appoint, remove or replace the administrative trustees is vested exclusively in the holders of the Common Securities, and in no event will the holders of the APEX have such right.

The Trust is a “finance subsidiary” of us within the meaning of Rule 3-10 of Regulation S-X under the Securities Act of 1933, or “Securities Act.” As a result, no separate financial statements of the Trust are included in this prospectus, and the Trusts do not file reports with the SEC under the Securities Exchange Act of 1934, or “Exchange Act.”

Each Trust is perpetual, but may be dissolved earlier as provided in its Trust Agreement.

We pay all fees and expenses related to the Trusts.

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DESCRIPTION OF THE APEX

The following is a brief description of the terms of the APEX and of the Trust Agreements under which they are issued. It does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the Trust Agreements, copies of which are available upon request from us as described under “Summary — Where can I find additional information?” above.

General

The APEX are securities of each Trust and are issued pursuant to the applicable trust agreement among The Goldman Sachs Group, Inc., The Bank of New York Mellon, BNY Mellon Trust of Delaware, the administrative trustees and the several holders of the relevant Trust securities (each, a “Trust Agreement”). The Property Trustee, The Bank of New York Mellon, acts as indenture trustee for the APEX under the Trust Agreement for purposes of compliance with the provisions of the Trust Indenture Act. Each APEX has a liquidation amount of $1,000.

The terms of the APEX of each Trust include those stated in the Trust Agreement for such Trust, including any amendments thereto and those made part of the Trust Agreement by the Trust Indenture Act and the Delaware Statutory Trust Act.

In addition to the APEX, each Trust Agreement authorizes the administrative trustees of the Trust to issue the Common Securities on behalf of the Trust. We own, directly or indirectly, all of the Common Securities. The Common Securities rank on a parity, and payments upon redemption, liquidation or otherwise are made on a proportionate basis, with the APEX except as set forth below under “— Ranking of Common Securities.” The Trust Agreements do not permit the Trust to issue any securities other than the Common Securities and the APEX or to incur any indebtedness.

Under the Trust Agreement, the Property Trustee on behalf of the relevant Trust holds the Preferred for the benefit of the holders of its APEX and Common Securities.

The payment of distributions out of money held by a Trust, and payments upon redemption of the APEX or liquidation of the Trust, are guaranteed by us to the extent described under “Description of the Guarantee.” Each Guarantee, when taken together with our obligations under the applicable Trust Agreement, including our obligations to pay costs, expenses, debts and liabilities of the Trust, other than with respect to its Common Securities and APEX, has the effect of providing a full and unconditional guarantee of amounts due on the APEX. The Bank of New York Mellon, as the Guarantee Trustee, holds the Guarantee for the benefit of the holders of the APEX. The Guarantees do not cover payment of distributions when the Trusts do not have sufficient available funds to pay those distributions.

When we use the term “holder” in this prospectus with respect to a registered APEX, we mean the person in whose name such APEX is registered in the security register. The APEX are held in book-entry form only, as described under “Book-Entry System” below except in the circumstances described in that section, and are held in the name of DTC or its nominee.

Capital II’s APEX are listed on the New York Stock Exchange under the symbol “GS/43PE” and Capital III’s APEX are listed on the New York Stock Exchange under the symbol “GS/43PF”.

Your financial entitlements as a holder of APEX generally correspond to the applicable Trust’s financial entitlements as a holder of the Preferred. The corresponding asset for each APEX is a 1/100th, or $1,000, interest in one share of Preferred held by the Trust. Each Trust will pass through to you amounts that it receives on the corresponding assets for the APEX as distributions on, or the liquidation preference of, APEX.

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Holders of a Trust’s APEX are be entitled to receive distributions corresponding to non-cumulative dividends on the Preferred held by the Trust. These cash dividends are payable if, as and when declared by our board of directors, on the Dividend Payment Dates, which are: quarterly in arrears on each March 1, June 1, September 1 and December 1 (or if such day is not a business day, the next business day).

Assuming that we do not elect to pay partial dividends or to skip dividends on the Preferred, holders of APEX will receive distributions on the $1,000 liquidation amount per APEX at a rate per annum equal to the greater of (x) three-month LIBOR for the related distribution period plus 0.765% (in the case of Capital II’s APEX) or 0.77% (in the case of Capital III’s APEX) and (y) 4.000%, payable quarterly on each March 1, June 1, September 1 and December 1 (or if any such date is not a business day, on the next business day).

Dividends are calculated on the basis of a 360-day year and the number of days actually elapsed in the dividend period. Distributions on the APEX and dividends on the Preferred are non-cumulative.

The Bank of New York Mellon acts as registrar and transfer agent, or “Transfer Agent,” for the APEX. If The Bank of New York Mellon should resign or be removed, we or the Trust will designate a successor and the term “Transfer Agent” as used in this prospectus will refer to that successor. A “business day” as used in this section means any day other than a Saturday, Sunday or any other day on which banking institutions and trust companies in New York, New York or Wilmington, Delaware are permitted or required by any applicable law to close.

Each Trust must make distributions on its APEX on each Distribution Date to the extent that it has funds available therefor. A Trust’s funds available for distribution to you as a holder of its APEX will be limited to payments received from us on the Preferred held by the Trust. We guarantee the payment of distributions on the APEX out of moneys held by each Trust to the extent of available Trust funds, as described under “Description of the Guarantee” below.

Distributions on the APEX are payable to holders as they appear in the security register of the Trust on the relevant record dates. The record dates are the fifteenth calendar day immediately preceding the next succeeding Distribution Date. Distributions are paid through the Property Trustee or paying agent, who hold amounts received in respect of the Preferred for the benefit of the holders of the APEX. Subject to any applicable laws and regulations and the provisions of the Trust Agreement, each distribution will be made as described in the section entitled “Book-Entry System” below.

For more information about dividends on the Preferred, see “Description of the Preferred — Dividends” below.

Agreed Tax Treatment of the APEX

As a beneficial owner of APEX, by acceptance of the beneficial interest therein, you will be deemed to have agreed, for all U.S. federal income tax purposes:

•	to treat yourself as the owner of a 1/100th interest in a share of the relevant Preferred; and

•	to treat the Trust as one or more grantor trusts or agency arrangements.

Mandatory Redemption of APEX upon Redemption of the Preferred

The APEX have no stated maturity but must be redeemed on the date we redeem the Preferred, and the Property Trustee or paying agent will apply the proceeds from such repayment or redemption to redeem a like amount, as defined below, of the APEX. The Preferred is perpetual but we may redeem it on any Dividend Payment Date, subject to certain limitations. See “Description of the Preferred — Redemption” and

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“Replacement Capital Covenants” below. The redemption price per APEX will equal the redemption price of the Preferred. See “Description of the Preferred — Redemption” below. If notice of redemption of any Preferred has been given and if the funds necessary for the redemption have been set aside by us for the benefit of the holders of any shares of the Preferred so called for redemption, then, from and after the redemption date, those shares shall no longer be deemed outstanding and all rights of the holders of those shares (including the right to receive any dividends) will terminate, except the right to receive the redemption price.

If less than all of the shares of the Preferred held by the Trust are to be redeemed on a redemption date, then the proceeds from such redemption will be allocated pro rata to the redemption of the APEX and the Common Securities, except as set forth below under “— Ranking of Common Securities.”

The term “like amount” as used above means APEX having a liquidation amount equal to that portion of the liquidation amount of the Preferred to be contemporaneously redeemed, the proceeds of which will be used to pay the redemption price of such APEX.

Distributions to be paid on or before the redemption date for any APEX called for redemption will be payable to the holders as of the record dates for the related dates of distribution. If the APEX called for redemption are no longer in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the APEX funds sufficient to pay the applicable redemption price and will give such paying agent irrevocable instructions and authority to pay the redemption price to the holders thereof upon surrender of their certificates evidencing the APEX.

If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit:

•	all rights of the holders of such APEX called for redemption will cease, except the right of the holders of such APEX to receive the redemption price and any distribution payable in respect of the APEX on or prior to the redemption date, but without interest on such redemption price; and

•	the APEX called for redemption will cease to be outstanding. If any redemption date is not a business day, then the redemption amount will be payable on the next business day (and without any interest or other payment in respect of any such delay). However, if payment on the next business day causes payment of the redemption amount to be in the next calendar month, then payment will be on the preceding business day.

If payment of the redemption amount for the Preferred held by a Trust called for redemption is improperly withheld or refused and accordingly the redemption amount of the Trust’s APEX is not paid either by the Trust or by us under the applicable Guarantee, then dividends on the Preferred called for redemption will continue to accrue and distributions on such series of APEX called for redemption will continue to accumulate at the applicable rate then borne by such APEX from the original redemption date scheduled to the actual date of payment. In this case, the actual payment date will be considered the redemption date for purposes of calculating the redemption amount.

Redemptions of the APEX will require prior approval of the Federal Reserve Board.

We will not exercise our option to redeem any shares of the Preferred without obtaining the approval of the Federal Reserve Board (or any successor appropriate federal banking agency) as required by applicable law. Unless the Federal Reserve Board (or any successor appropriate federal banking agency) authorizes us to do otherwise in writing, we will redeem the Preferred only if it is replaced with other tier 1 capital that is not a restricted core capital element (e.g., common stock or another series of noncumulative perpetual preferred stock). We also must comply with the Replacement Capital Covenants described in this prospectus.

If less than all of the outstanding shares of the Preferred held by a Trust are to be redeemed on a redemption date, then the aggregate liquidation amount of APEX and Common Securities of that Trust to be redeemed shall

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be allocated pro rata to the APEX and Common Securities based upon the relative liquidation amounts of such series, except as set forth below under “— Ranking of Common Securities.” The Property Trustee will select the particular APEX to be redeemed on a pro rata basis not more than 60 days before the redemption date from the outstanding APEX not previously called for redemption by any method the Property Trustee deems fair and appropriate, or if the APEX are in book-entry only form, in accordance with the procedures of DTC. The Property Trustee shall promptly notify the Transfer Agent in writing of the APEX selected for redemption and, in the case of any APEX selected for redemption in part, the liquidation amount to be redeemed.

For all purposes of the Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of APEX shall relate, in the case of any APEX redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of APEX that has been or is to be redeemed. If less than all of the APEX, the APEX held through the facilities of DTC will be redeemed pro rata in accordance with DTC’s internal procedures. See “Book-Entry System” below.

Liquidation Distribution upon Dissolution

Pursuant to each Trust Agreement, the applicable Trust shall dissolve on the first to occur of:

•	certain events of bankruptcy, dissolution or liquidation of GS Group;

•	redemption of all of its APEX as described above; and

•	the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

Except as set forth in the next paragraph, if an early dissolution occurs as a result of certain events of bankruptcy, dissolution or liquidation of GS Group, the Property Trustee and the administrative trustees will liquidate the Trust as expeditiously as they determine possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to each holder of its APEX a like amount of the Preferred held by the Trust as of the date of such distribution. Except as set forth in the next paragraph, if an early dissolution occurs as a result of the entry of an order for the dissolution of the Trust by a court of competent jurisdiction, the Property Trustee will liquidate the Trust as expeditiously as it determines to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to each holder of its APEX a like amount of the Preferred held by the Trust as of the date of such distribution. The Property Trustee shall give notice of liquidation to each holder of APEX at least 30 days and not more than 60 days before the date of liquidation.

If, whether because of an order for dissolution entered by a court of competent jurisdiction or otherwise, the Property Trustee determines that distribution of the Preferred in the manner provided above is not possible, or if the early dissolution occurs as a result of the redemption of all the APEX, the Property Trustee shall liquidate the property of the Trust and wind up its affairs. In that case, upon the winding up of the Trust, except with respect to an early dissolution that occurs as a result of the redemption of all the APEX, the holders will be entitled to receive out of the assets of the Trust available for distribution to holders and after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the aggregate liquidation amount per Trust security plus accrued and unpaid distributions to the date of payment. If, upon any such winding up, the Trust has insufficient assets available to pay in full such aggregate liquidation distribution, then the amounts payable directly by the Trust on its Trust securities shall be paid on a pro rata basis, except as set forth above under “— Ranking of Common Securities.”

The term “like amount” as used above means Preferred having a liquidation preference equal to the liquidation amount of the APEX of the holder to whom such Preferred would be distributed.

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Distribution of Trust Assets

Upon liquidation of a Trust other than as a result of an early dissolution upon the redemption of all the APEX and after satisfaction of the liabilities of creditors of the Trust as provided by applicable law, the assets of the Trust will be distributed to the holders of such Trust securities in exchange therefor.

After the liquidation date fixed for any distribution of assets of the Trust:

•	the APEX will no longer be deemed to be outstanding;

•	DTC or its nominee, as the record holder of the APEX, will receive a registered global certificate or certificates representing the Preferred to be delivered upon such distribution;

•	any certificates representing the APEX not held by DTC or its nominee will be deemed to represent shares of the Preferred having a Liquidation Preference equal to the APEX until such certificates are so surrendered for transfer and reissuance; and

•	all rights of the holders of the APEX will cease, except the right to receive Preferred upon such surrender.

Since each APEX corresponds to 1/100th of a share of Preferred, holders of APEX may receive fractional shares of the Preferred or depositary shares representing the Preferred upon this distribution.

Ranking of Common Securities

If on any Distribution Date a Trust does not have funds available from dividends on the Preferred it holds to make full distributions on its APEX and Common Securities, then the available funds from dividends on the Preferred it holds shall be applied first to make distributions then due on its APEX on a pro rata basis on such Distribution Date up to the amount of such distributions corresponding to dividends on the Preferred (or if less, the amount of the corresponding distributions that would have been made on the APEX had we paid a full dividend on the Preferred) before any such amount is applied to make a distribution on the Trust’s Common Securities on such Distribution Date.

If on any date where APEX and Common Securities must be redeemed because we are redeeming Preferred and a Trust does not have funds available from our redemption of the Preferred it holds to pay the full redemption price then due on all of its outstanding APEX and Common Securities to be redeemed, then (i) the available funds shall be applied first to pay the redemption price on the APEX to be redeemed on such redemption date and (ii) Common Securities shall be redeemed only to the extent funds are available for such purpose after the payment of the full redemption price on the APEX to be redeemed.

If an early dissolution event occurs in respect of a Trust, no liquidation distributions shall be made on its Common Securities until full liquidation distributions have been made on its APEX.

In the case of any event of default under the Trust Agreement of a Trust resulting from our failure to comply in any material respect with any of our obligations as issuer of the Preferred held by the Trust, including obligations set forth in our restated certificate of incorporation, as amended, or “restated certificate of incorporation,” or arising under applicable law, we, as holder of its Common Securities, will be deemed to have waived any right to act with respect to any such event of default under the Trust Agreement until the effect of all such events of default with respect to its APEX have been cured, waived or otherwise eliminated. Until all events of default under the Trust Agreement have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of its APEX and not on our behalf, and only the holders of its APEX will have the right to direct the Property Trustee to act on their behalf.

Events of Default; Notice

Any one of the following events constitutes an event of default under a Trust Agreement, or a “Trust Event of Default,” regardless of the reason for such event of default and whether it shall be voluntary or involuntary or

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be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

•	the failure to comply in any material respect with our obligations as issuer of the Preferred, under our restated certificate of incorporation, or those of the Trust, or arising under applicable law;

•	the default by the Trust in the payment of any distribution on any Trust security of the Trust when such becomes due and payable, and continuation of such default for a period of 30 days;

•	the default by the Trust in the payment of any redemption price of any Trust security of the Trust when such becomes due and payable;

•	the failure to perform or the breach, in any material respect, of any other covenant or warranty of the trustees in the Trust Agreement for 90 days after the defaulting trustee or trustees have received written notice of the failure to perform or breach in the manner specified in such Trust Agreement; or

•	the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and our failure to appoint a successor Property Trustee within 90 days.

Within 30 days after any Trust Event of Default with respect to a Trust actually known to the Property Trustee occurs, the Property Trustee will transmit notice of such Trust Event of Default to the holders of its APEX and to the administrative trustees, unless such Trust Event of Default shall have been cured or waived. We, as sponsor, and the administrative trustees are required to file annually with the Property Trustee a certificate as to whether or not we or they are in compliance with all the conditions and covenants applicable to us and to them under the Trust Agreement.

Removal of Trustees

The Property Trustee and/or the Delaware Trustee of a Trust may be removed at any time by the holder of its Common Securities. In no event will the holders of its APEX have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in us, as the holder of its Common Securities. No resignation or removal of a trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

Co-Trustees and Separate Property Trustee

Unless an event of default under the Indenture shall have occurred and be continuing, at any time or from time to time, for the purpose of meeting the legal requirements of any jurisdiction in which any part of the Trust property may at the time be located, we, as the holder of the Common Securities, and the administrative trustees shall have the power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such Trust property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of such Trust Agreement.

Merger or Consolidation of Trustees

Any person into which the Property Trustee or the Delaware Trustee, if not a natural person, may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which such trustee shall be a party, or any person succeeding to all or substantially all the corporate trust business of such trustee, shall be the successor of such trustee under each Trust Agreement, provided that such person shall be otherwise qualified and eligible.

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Mergers, Consolidations, Amalgamations or Replacements of a Trust

A Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to us or any other person, except as described below or as otherwise described in its Trust Agreement. A Trust may, at our request, with the consent of the administrative trustees but without the consent of the holders of its APEX, the Property Trustee or the Delaware Trustee, merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized as such under the laws of any state if:

•	such successor entity either:

•	expressly assumes all of the obligations of the Trust with respect to its APEX, or

•	substitutes for its APEX other securities having substantially the same terms as its APEX, or the “Successor Securities,” so long as the Successor Securities rank the same as its APEX in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

•	a trustee of such successor entity possessing the same powers and duties as the Property Trustee is appointed to hold the Preferred then held by or on behalf of the Property Trustee;

•	such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause its APEX, including any Successor Securities, to be downgraded by any nationally recognized statistical rating organization;

•	such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of its APEX, including any Successor Securities, in any material respect;

•	such successor entity has purposes substantially identical to those of the Trust;

•	prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Property Trustee has received an opinion from counsel to the Trust experienced in such matters to the effect that:

•	such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of its APEX, including any Successor Securities, in any material respect, and

•	following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, or “Investment Company Act”;

•	the Trust has received an opinion of counsel experienced in such matters that such merger, consolidation, amalgamation, conveyance, transfer or lease will not cause the Trust or the successor entity to be classified as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes; and

•	we or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee.

Notwithstanding the foregoing, a Trust may not, except with the consent of holders of 100% in liquidation amount of its APEX, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified as other than one or more grantor trusts or agency arrangements or to be classified as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

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Voting Rights; Amendment of a Trust Agreement

Except as provided herein and under “Description of the Guarantee — Amendments and Assignment” below and as otherwise required by law and the Trust Agreement, the holders of a Trust’s APEX have no voting rights or control over the administration, operation or management of the Trust or the obligations of the parties to its Trust Agreement, including in respect of the Preferred held by the Trust. Under the Trust Agreement, however, the Property Trustee is required to obtain their consent before exercising some of its rights in respect of these securities.

Trust Agreement. We and the administrative trustees may amend a Trust’s Trust Agreement without the consent of the holders of its APEX, the Property Trustee or the Delaware Trustee, unless in the case of the first two bullets below such amendment will materially and adversely affect the interests of any holder of APEX or the Property Trustee or the Delaware Trustee or impose any additional duty or obligation on the Property Trustee or the Delaware Trustee, to:

•	cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, which may not be inconsistent with the other provisions of the Trust Agreement;

•	modify, eliminate or add to any provisions of the Trust Agreement to such extent as shall be necessary to ensure that the Trust will be classified for U.S. federal income tax purposes as one or more grantor trusts or agency arrangements and not as an association or a publicly traded partnership taxable as a corporation at all times that any Trust securities are outstanding, or to ensure that the Trust will not be required to register as an “investment company” under the Investment Company Act;

•	provide that certificates for the APEX may be executed by an administrative trustee by facsimile signature instead of manual signature, in which case such amendment(s) shall also provide for the appointment by us of an authentication agent and certain related provisions; or

•	require that holders that are not U.S. persons for U.S. federal income tax purposes irrevocably appoint a U.S. person to exercise any voting rights to ensure that the Trust will not be treated as a foreign trust for U.S. federal income tax purposes.

Any such amendment shall become effective when notice thereof is given to the Property Trustee, the Delaware Trustee and the holders of the APEX.

We and the administrative trustees may generally amend a Trust’s Trust Agreement with:

•	the consent of holders representing not less than a majority, based upon liquidation amounts, of its APEX; and

•	receipt by the administrative trustees of the Trust of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the administrative trustees of the Trust or the administrative trustees in accordance with such amendment will not affect the Trust’s status as one or more grantor trusts or agency arrangements for U.S. federal income tax purposes or affect the Trust’s exemption from status as an “investment company” under the Investment Company Act.

However, without the consent of each affected holder of Trust securities, a Trust Agreement may not be amended to:

•	change the amount or timing, or otherwise adversely affect the amount, of any distribution required to be made in respect of Trust securities as of a specified date; or

•	restrict the right of a holder of Trust securities to institute a suit for the enforcement of any such payment on or after such date.

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Preferred Stock. So long as Preferred is held by the Property Trustee on behalf of a Trust, the trustees of the Trust will not waive any rights in respect of the Preferred without obtaining the prior approval of the holders of at least a majority in liquidation amount of its APEX then outstanding. The trustees of the Trust shall also not consent to any amendment to the Trust’s or our governing documents that would change the dates on which dividends are payable or the amount of such dividends, without the prior written consent of each holder of APEX. In addition to obtaining the foregoing approvals from holders, the administrative trustees shall obtain, at our expense, an opinion of counsel to the effect that such action shall not cause the Trust to be taxable as a corporation or classified as a partnership for U.S. federal income tax purposes.

General. Any required approval of holders of APEX may be given at a meeting of holders convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each record holder in the manner set forth in the Trust Agreement.

No vote or consent of the holders of APEX will be required for a Trust to redeem and cancel the APEX in accordance with a Trust Agreement.

Notwithstanding that holders of the APEX are entitled to vote or consent under any of the circumstances described above, any of the APEX that are owned by us or our affiliates or the trustees outstanding.

Payment and Paying Agent

Payments on the APEX shall be made to DTC, which shall credit the relevant accounts on the applicable Distribution Dates. If any APEX are not held by DTC, such payments shall be made by check mailed to the address of the holder as such address shall appear on the register.

The paying agent is The Bank of New York Mellon and any co-paying agent chosen by the Property Trustee and acceptable to us and to the administrative trustees. The paying agent shall be permitted to resign as paying agent upon 30 days’ written notice to the administrative trustees and to the Property Trustee. In the event that The Bank of New York Mellon shall no longer be the paying agent, the Property Trustee will appoint a successor to act as paying agent, which will be a bank or trust company acceptable to the administrative trustees and to us.

Registrar and Transfer Agent

The Bank of New York Mellon acts as registrar and transfer agent, or “Transfer Agent,” for the APEX.

Registration of transfers of APEX are effected without charge by or on behalf of each Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. Neither a Trust nor the Transfer Agent shall be required to register the transfer of or exchange any Trust security during a period beginning at the opening of business 15 days before the day of selection for redemption of Trust securities and ending at the close of business on the day of mailing of notice of redemption or to transfer or exchange any Trust security so selected for redemption in whole or in part, except, in the case of any Trust security to be redeemed in part, any portion thereof not to be redeemed.

Any APEX can be exchanged for other APEX of the same Trust so long as such other APEX are denominated in authorized denominations and have the same aggregate liquidation amount and same terms as the APEX that were surrendered for exchange. The APEX may be presented for registration of transfer, duly endorsed or accompanied by a satisfactory written instrument of transfer, at the office or agency maintained by us for that purpose in a place of payment. There is no service charge for any registration of transfer or exchange of the APEX, but we may require holders to pay any tax or other governmental charge payable in connection with a transfer or exchange of the APEX. We may at any time rescind the designation or approve a change in the location of any office or agency, in addition to the security registrar, designated by us where holders can surrender the APEX for registration of transfer or exchange. However, each Trust is required to maintain an office or agency in each place of payment for the APEX.

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Information Concerning the Property Trustee

Other than during the occurrence and continuance of a Trust Event of Default, the Property Trustee undertakes to perform only the duties that are specifically set forth in the Trust Agreement. After a Trust Event of Default, the Property Trustee must exercise the same degree of care and skill as a prudent individual would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of APEX unless it is offered indemnity satisfactory to it by such holder against the costs, expenses and liabilities that might be incurred. If no Trust Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative courses of action, construe ambiguous provisions in the Trust Agreement or is unsure of the application of any provision of the Trust Agreement, and the matter is not one upon which holders of APEX are entitled under the Trust Agreement to vote, then the Property Trustee will take any action that we direct. If we do not provide direction, the Property Trustee may take any action that it deems advisable and in the interests of the holders of the Trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

We and our affiliates may maintain certain accounts and other banking relationships with the Property Trustee and its affiliates in the ordinary course of business.

Trust Expenses

Pursuant to each Trust Agreement, we, as sponsor, agree to pay:

•	all debts and other obligations of the Trust (other than with respect to its APEX);

•	all costs and expenses of the Trust, including costs and expenses relating to the organization of the Trust, the fees, expenses and indemnities of the trustees and the cost and expenses relating to the operation of the Trust; and

•	any and all taxes and costs and expenses with respect thereto, other than U.S. withholding taxes, to which the Trust might become subject.

Governing Law

Each Trust Agreement is governed by and construed in accordance with the laws of the State of Delaware.

Miscellaneous

The administrative trustees are authorized and directed to conduct the affairs of and to operate each Trust in such a way that it will not be required to register as an “investment company” under the Investment Company Act or characterized as other than one or more grantor trusts or agency arrangements for U.S. federal income tax purposes.

In this regard, we and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of a Trust or its Trust Agreement, that we and the administrative trustees determine to be necessary or desirable to achieve such end, as long as such action does not materially and adversely affect the interests of the holders of the APEX.

Holders of the APEX have no preemptive or similar rights. The APEX are not convertible into or exchangeable for our common stock or preferred stock.

Subject to the Replacement Capital Covenants and any applicable rules of the Federal Reserve Board (or any successor appropriate federal banking agency), we or our affiliates may from time to time purchase any of the APEX that are then outstanding by tender, in the open market or by private agreement.

The Trust may not borrow money or issue debt or mortgage or pledge any of its assets.

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DESCRIPTION OF THE GUARANTEES

The following is a brief description of the terms of the Guarantee. The description does not purport to be complete in all respects and is subject to and qualified in its entirety by reference to the Guarantee, copies of which are available upon request from us as described under “Summary — Where can I find additional information?” above.

General

The following payments on each Trust’s APEX, also referred to as the “guarantee payments,” if not fully paid by the Trust, will be paid by us under a guarantee, or “Guarantee,” that we have executed and delivered for the benefit of the holders of such APEX. Pursuant to each Guarantee, we irrevocably and unconditionally agree to pay in full the guarantee payments, without duplication:

•	any accumulated and unpaid distributions required to be paid on the APEX, to the extent the Trust has funds available to make the payment;

•	the redemption price for any APEX called for redemption, to the extent the Trust has funds available to make the payment; and

•	upon a voluntary or involuntary dissolution, winding up or liquidation of the Trust, other than in connection with a distribution of a like amount of corresponding assets to the holders of the APEX, the lesser of:

•	the aggregate of the liquidation amount and all accumulated and unpaid distributions on the APEX to the date of payment, to the extent the Trust has funds available to make the payment; and

•	the amount of assets of the Trust remaining available for distribution to holders of the APEX upon liquidation of the Trust.

Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of the APEX or by causing the Trust to pay the amounts to the holders.

If we do not make a regular dividend payment on the Preferred held by a Trust, the Trust will not have sufficient funds to make the related payments on the relevant series of APEX. The Guarantee does not cover payments on the APEX when the Trust does not have sufficient funds to make these payments. Because we are a holding company, our rights to participate in the assets of any of our subsidiaries upon the subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. The Guarantee does not limit the incurrence or issuance by us of other secured or unsecured indebtedness.

Each Guarantee is qualified as an indenture under the Trust Indenture Act. The Bank of New York Mellon acts as “Guarantee Trustee” for each Guarantee for purposes of compliance with the provisions of the Trust Indenture Act. The Guarantee Trustee holds each Guarantee for the benefit of the holders of APEX.

Effect of the Guarantees

Each Guarantee, when taken together with our obligations and the Trust’s obligations under the Trust Agreement, including the obligations to pay costs, expenses, debts and liabilities of the applicable Trust, other than with respect to its Trust securities, has the effect of providing a full and unconditional guarantee, on a subordinated basis, of payments due on its APEX.

We have also agreed separately to irrevocably and unconditionally guarantee the obligations of each Trust with respect to its Common Securities to the same extent as the Guarantee.

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Status of the Guarantees

Each Guarantee is unsecured and ranks:

•	subordinate and junior in right of payment to all our senior and subordinated debt; and

•	equally with any of our other present or future obligations that by their terms rank pari passu with such Guarantee.

Each Guarantee constitutes a guarantee of payment and not of collection, which means that the guaranteed party may sue the guarantor to enforce its rights under the Guarantee without suing any other person or entity. Each Guarantee is held for the benefit of the holders of APEX. Each Guarantee will be discharged only by payment of the guarantee payments in full to the extent not paid by the applicable Trust. To the fullest extent permitted by applicable law, each holder of APEX has the right to institute a proceeding directly against us for enforcement of the rights of a holder of Preferred to the extent of an interest in the Preferred corresponding to the aggregate liquidation amount of such holder’s APEX.

Amendments and Assignment

A Guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the applicable outstanding APEX. No vote is required, however, for any changes that do not adversely affect the rights of holders of APEX in any material respect. All guarantees and agreements contained in the Guarantee bind our successors, assignees, receivers, trustees and representatives and are for the benefit of the holders of the applicable APEX then outstanding.

Termination of the Guarantees

A Guarantee will terminate:

•	upon full payment of the redemption price of all applicable APEX; or

•	upon full payment of the amounts payable in accordance with the Trust Agreement upon liquidation of the Trust.

A Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of APEX must restore payment of any sums paid under the APEX or the Guarantee.

Events of Default

An event of default under a Guarantee will occur if we fail to perform any payment obligation or if we fail to perform any other obligation under the Guarantee and such default remains unremedied for 30 days.

The holders of a majority in liquidation amount of the applicable APEX have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of a Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. Any holder of APEX may institute a legal proceeding directly against us to enforce the Guarantee Trustee’s rights and our obligations under a Guarantee, without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

As guarantor, we are required to file annually with the Guarantee Trustee a certificate as to whether or not we are in compliance with all applicable conditions and covenants under the Guarantee.

Information Concerning the Guarantee Trustee

Prior to the occurrence of an event of default relating to a Guarantee, the Guarantee Trustee is required to perform only the duties that are specifically set forth in the Guarantees. Following the occurrence of an event of

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default, the Guarantee Trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Provided that the foregoing requirements have been met, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantees at the request of any holder of APEX, unless offered indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred thereby.

We and our affiliates may maintain certain accounts and other banking relationships with the Guarantee Trustee and its affiliates in the ordinary course of business.

Governing Law

The Guarantees are governed by, and construed in accordance with, the laws of the State of New York.

Limited Purpose of Trust

The Trust securities evidence beneficial interests in the Trust. A principal difference between the rights of a holder of a Trust security and a holder of Preferred is that a holder of Preferred would be entitled to receive from the issuer the dividends, redemption payments and payment upon liquidation in respect of Preferred while a holder of Trust securities is entitled to receive distributions from a Trust, or from us under a Guarantee, if and to the extent the Trust has funds available for the payment of such distributions.

Rights upon Dissolution

Upon any voluntary or involuntary dissolution of the Trust, holders of each series of APEX will receive the distributions described under “Description of the APEX — Liquidation Distribution upon Dissolution” above. Upon any voluntary or involuntary liquidation or bankruptcy of GS Group, the holders of the Preferred would be preferred shareholders of GS Group, entitled to the preferences upon liquidation described under “Description of the Preferred” below. Since we are the guarantor under the Guarantee and have agreed to pay for all costs, expenses and liabilities of the Trust, other than the Trust’s obligations to the holders of the Trust securities, the positions of a holder of APEX relative to other creditors and to our shareholders in the event of liquidation or bankruptcy are expected to be substantially the same as if that holder held the corresponding assets of the Trust directly.

DESCRIPTION OF THE PREFERRED

The following is a brief description of the terms of the Preferred held by the relevant Trust. This summary does not purport to be complete in all respects and is subject to and qualified in its entirety by reference to our restated certificate of incorporation, as amended, including the certificate of designations with respect to the Preferred, copies of which are available upon request from us as described under “Summary — Where can I find additional information?” above.

General

Our authorized capital stock includes 150,000,000 shares of preferred stock, par value $0.01 per share (including the Preferred). We have 420,282 shares of perpetual non-cumulative preferred stock (designated in thirteen separate series), with a liquidation preference of $25,000 per share (except for two series that have a liquidation preference of $100,000), issued as of the date of this prospectus.

Shares of the Preferred rank senior to our common stock, equally with our Outstanding Preferred, and at least equally with each other series of our preferred stock we may issue (except for any senior series that may be

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issued with the requisite consent of the holders of the Preferred), with respect to the payment of dividends and distributions upon liquidation, dissolution or winding-up. The Preferred is fully paid and nonassessable, which means that its holders have paid their purchase price in full and that we may not ask them to surrender additional funds. Holders of the Preferred do not have preemptive or subscription rights to acquire more preferred stock of GS Group. The Preferred is not be convertible into, or exchangeable for, shares of any other class or series of stock or other securities of GS Group. The Preferred has no stated maturity and is not subject to any sinking fund or other obligation of GS Group to redeem or repurchase the Preferred.

Our authorized capital stock includes 150,000,000 shares of preferred stock, par value $0.01 per share, 50,000 shares of which are designated as Series A, 50,000 shares of which are designated as Series B, 25,000 shares of which are designated as Series C, 60,000 of which are designated as Series D, 17,500.1 of which are designated as Series E, 5,000 of which are designated as Series F, 34,500 of which are designated as Series I, 46,000 of which are designated as Series J, 32,200 of which are designated as Series K, 52,000 of which are designated as Series L, 80,000 of which are designated as Series M, 31,050 of which are designated as Series N, and 26,000 of which are designated as Series O. We have 29,999 shares of Series A, 32,000 shares of Series B, 8,000 shares of Series C, 53,999 shares of Series D, 7,667 shares of Series E, 1,615 shares of Series F, 34,000 shares of Series I, 40,000 shares of Series J, 28,000 shares of Series K, 52,000 shares of Series L, 80,000 shares of Series M, 27,000 shares of Series N and 26,000 shares of Series O outstanding as of the date of this prospectus.

The Preferred has a fixed liquidation preference of $100,000 per share. If we liquidate, dissolve or wind up our affairs, holders of the Preferred will be entitled to receive, out of our assets that are available for distribution to shareholders, an amount per share equal to the liquidation preference per share, plus any declared and unpaid dividends, without regard to any undeclared dividends.

Unless the Trust is dissolved prior to the redemption of the Preferred, holders of APEX will not receive shares of the Preferred, and their interest in the Preferred will be represented by their APEX. If the Trust is dissolved, we may elect to distribute depositary shares representing the Preferred instead of fractional shares. Since the Preferred is held by the Property Trustee, holders of APEX are only able to exercise voting or other rights with respect to the Preferred through the Property Trustee.

Dividends

Dividends on shares of the Preferred are not be mandatory. Holders of the Preferred are entitled to receive, when, as and if declared by our board of directors (or a duly authorized committee of the board), out of funds legally available for the payment of dividends under Delaware law, non-cumulative cash dividends from the date of their issuance. These dividends are payable on March 1, June 1, September 1 and December 1 of each year (each, a “Dividend Payment Date”), with respect to the Dividend Period, or portion thereof, ending on the day preceding the respective Dividend Payment Date, at a rate per annum equal to the greater of (x) three-month LIBOR for the related distribution period plus 0.765% (in the case of the Series E) or 0.77% (in the case of the Series F) and (y) 4.000%.

Dividends are payable to holders of record of the Preferred as they appear on our books on the applicable record date, which shall be the 15th calendar day before that Dividend Payment Date or such other record date fixed by our board of directors (or a duly authorized committee of the board) that is not more than 60 nor less than 10 days prior to such dividend payment date (each, a “Dividend Record Date”). These Dividend Record Dates apply regardless of whether a particular Dividend Record Date is a business day.

A “Dividend Period” is the period from and including a Dividend Payment Date to but excluding the next Dividend Payment Date. If any that would otherwise be a Dividend Payment Date is not a business day, then the next business day will be the applicable Dividend Payment Date.

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The amount of dividends payable per share of the Preferred on each Dividend Payment Date are calculated by multiplying the per annum Dividend Rate in effect for that Dividend Period by a fraction, the numerator of which is the actual number of days in that Dividend Period and the denominator of which is 360, and multiplying the rate obtained by $100,000.

For any Dividend Period, LIBOR shall be determined by GS&Co., as calculation agent for the Preferred, on the second London business day immediately preceding the first day of such Dividend Period, as the case may be, in the following manner:

•	LIBOR will be the offered rate per annum for three-month deposits in U.S. dollars, beginning on the first day of such period, as that rate appears on Reuters Screen LIBOR01 (or any successor or replacement page) as of 11:00 A.M., London time, on the second London business day immediately preceding the first day of such Dividend Period or Interest Period, as the case may be.

•	If the rate described above does not appear on Reuters Screen LIBOR01 (or any successor or replacement page), LIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., London time, on the second London business day immediately preceding the first day of such Dividend Period or Interest Period, as the case may be, at which deposits of the following kind are offered to prime banks in the London interbank market by four major banks in that market selected by the calculation agent: three-month deposits in U.S. dollars, beginning on the first day of such Dividend Period or Interest Period, as the case may be, and in a Representative Amount. The calculation agent will request the principal London office of each of these banks to provide a quotation of its rate. If at least two quotations are provided, LIBOR for the second London business day immediately preceding the first day of such Dividend Period or Interest Period, as the case may be, will be the arithmetic mean of the quotations.

•	If fewer than two quotations are provided as described above, LIBOR for the second London business day immediately preceding the first day of such Dividend Period or Interest Period, as the case may be, will be the arithmetic mean of the rates for loans of the following kind to leading European banks quoted, at approximately 11:00 A.M. New York City time on the second London business day immediately preceding the first day of such Dividend Period or Interest Period, as the case may be, by three major banks in New York City selected by the calculation agent: three-month loans of U.S. dollars, beginning on the first day of such Dividend Period, and in a Representative Amount.

•	If fewer than three banks selected by the calculation agent are quoting as described above, LIBOR for the new Dividend Period will be LIBOR in effect for the prior Dividend Period or Interest Period, as the case may be.

The calculation agent’s determination of any dividend rate, and its calculation of the amount of dividends for any Dividend Period, will be on file at our principal offices, will be made available to any stockholder upon request and will be final and binding in the absence of manifest error.

In this subsection, we use several terms that have special meanings relevant to calculating LIBOR. We define these terms as follows:

The term “Representative Amount” means an amount that, in the calculation agent’s judgment, is representative of a single transaction in the relevant market at the relevant time.

“Reuters Screen LIBOR01 Page” means the display designated on Thomson Reuters Eikon (or such other page as may replace that page on that service or such other service as may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for U.S. Dollar deposits).

The term “business day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York City generally are authorized or obligated by law or executive order to close.

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The term “London business day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is a day on which dealings in U.S. dollars are transacted in the London interbank market. If we determine not to pay any dividend or a full dividend, we will provide prior written notice to the Property Trustee, who will notify holders of APEX, and the administrative trustees.

Dividends on the Preferred are not cumulative. Accordingly, if the board of directors of GS Group (or a duly authorized committee of the board) does not declare a dividend on the Preferred payable in respect of any Dividend Period before the related Dividend Payment Date, such dividend will not accrue and we will have no obligation to pay a dividend for that Dividend Period on the Dividend Payment Date or at any future time, whether or not dividends on the Preferred are declared for any future Dividend Period.

So long as any share of Preferred remains outstanding, no dividend shall be paid or declared on our common stock or any other shares of our Junior Stock (as defined below) (other than a dividend payable solely in Junior Stock), and no common stock or other Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into other Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock and other than through the use of the proceeds of a substantially contemporaneous sale of Junior Stock), during a Dividend Period, unless the full dividends for the latest completed Dividend Period on all outstanding shares of Preferred have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside). However, the foregoing provision shall not restrict the ability of GS&Co., or any of our other affiliates, to engage in any market-making transactions in our Junior Stock in the ordinary course of business.

As used in this prospectus, “Junior Stock” means any class or series of stock of GS Group that ranks junior to the Preferred either as to the payment of dividends or as to the distribution of assets upon any liquidation, dissolution or winding up of GS Group’s Junior Stock includes GS Group’s common stock.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside) on any Dividend Payment Date (or, in the case of Parity Stock, as defined below, having Dividend Payment Dates different from the Dividend Payment Dates pertaining to the Preferred, on a Dividend Payment Date falling within the related Dividend Period for the Preferred) in full upon the Preferred and any shares of Parity Stock, all dividends declared upon the Preferred and all such equally ranking securities payable on such Dividend Payment Date (or, in the case of parity stock having dividend payment dates different from the dividend payment dates pertaining to the Preferred, on a dividend payment date falling within the related Dividend Period for the Preferred) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends per share on the Preferred and all Parity Stock payable on such Dividend Payment Date (or, in the case of parity stock having dividend payment dates different from the dividend payment dates pertaining to the Preferred, on a dividend payment date falling within the related Dividend Period for the Preferred) bear to each other.

As used in this prospectus, “Parity Stock” means any other class or series of stock of GS Group that ranks equally with the Preferred in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of GS Group. Parity Stock includes the Authorized Preferred.

Subject to the foregoing, such dividends (payable in cash, stock or otherwise) as may be determined by our board of directors (or a duly authorized committee of the board) may be declared and paid on our common stock and any other stock ranking equally with or junior to the Preferred from time to time out of any funds legally available for such payment, and the shares of the Preferred shall not be entitled to participate in any such dividend.

Redemption

The Preferred may be redeemed (but subject to the limitations described below under “Replacement Capital Covenants” and applicable regulatory limits) in whole or in part, at our option. Any such redemption will be at a

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cash redemption price of $100,000 per share, plus any declared and unpaid dividends including, without regard to any undeclared dividends. Holders of Preferred have no right to require the redemption or repurchase of the Preferred. If notice of redemption of any Preferred has been given and if the funds necessary for the redemption have been set aside by us for the benefit of the holders of any shares of the Preferred so called for redemption, then, from and after the redemption date, those shares shall no longer be deemed outstanding and all rights of the holders of those shares (including the right to receive any dividends) will terminate, except the right to receive the redemption price.

If fewer than all of the outstanding shares of the Preferred are to be redeemed, the shares to be redeemed will be selected either pro rata from the holders of record of shares of the Preferred in proportion to the number of shares held by those holders or by lot or in such other manner as our board of directors or a committee thereof may determine to be fair and equitable.

We will mail notice of every redemption of Preferred by first class mail, postage prepaid, addressed to the holders of record of the Preferred to be redeemed at their respective last addresses appearing on our books. This mailing will be at least 30 days and not more than 60 days before the date fixed for redemption (provided that if the Preferred is held in book-entry form through DTC, we may give this notice in any manner permitted by DTC). Any notice mailed or otherwise given as provided in this paragraph will be conclusively presumed to have been duly given, whether or not the holder receives this notice, and failure duly to give this notice by mail or otherwise, or any defect in this notice or in the mailing or provision of this notice, to any holder of Preferred designated for redemption will not affect the redemption of any other Preferred. If we redeem the Preferred, the Trust, as holder of the Preferred, will redeem the corresponding APEX as described under “Description of the APEX — Mandatory Redemption of APEX upon Redemption of Preferred.”

Each notice shall state:

•	the redemption date;

•	the number of shares of the Preferred to be redeemed and, if less than all shares of the Preferred held by the holder are to be redeemed, the number of shares to be redeemed from the holder;

•	the redemption price; and

•	the place or places where the Preferred is to be redeemed.

Our right to redeem the Preferred once issued is subject to two important limitations. First, any redemption of the Preferred is subject to prior approval of the Federal Reserve Board (or any successor banking agency). Second, we have entered into Replacement Capital Covenants, described under “Replacement Capital Covenants” below, relating to the APEX and the Preferred. The Replacement Capital Covenant only benefits holders of Covered Debt, as defined below, and is not enforceable by holders of APEX or the Preferred. However, the Replacement Capital Covenants could preclude us from repurchasing APEX or redeeming or repurchasing shares of the Preferred at a time we might otherwise wish to do so.

Liquidation Rights

Upon any voluntary or involuntary liquidation, dissolution or winding up of GS Group, holders of the Preferred are entitled to receive out of assets of GS Group available for distribution to stockholders, after satisfaction of liabilities to creditors, if any, before any distribution of assets is made to holders of common stock or of any of our other shares of stock ranking junior as to such a distribution to the shares of the Preferred, a liquidating distribution in the amount of $100,000 per share, plus declared and unpaid dividends, without accumulation of any undeclared dividends. Holders of the Preferred are not entitled to any other amounts from us after they have received their full liquidation preference.

In any such distribution, if the assets of GS Group are not sufficient to pay the liquidation preferences in full to all holders of the Preferred and all holders of any other shares of our stock ranking equally as to such

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distribution with the Preferred, the amounts paid to the holders of the Preferred and to the holders of all such other stock will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders. In any such distribution, the “liquidation preference” of any holder of preferred stock means the amount payable to such holder in such distribution, including any declared but unpaid dividends (and any unpaid, accrued cumulative dividends in the case of any holder of stock on which dividends accrue on a cumulative basis). If the liquidation preference has been paid in full to all holders of Authorized Preferred and any other shares of our stock ranking equally as to the liquidation distribution, the holders of our other stock shall be entitled to receive all remaining assets of GS Group according to their respective rights and preferences.

For purposes of this section, the merger or consolidation of GS Group with any other entity, including a merger or consolidation in which the holders of Preferred receive cash, securities or property for their shares, or the sale, lease or exchange of all or substantially all of the assets of GS Group for cash, securities or other property shall not constitute a liquidation, dissolution or winding up of GS Group.

Voting Rights

Except as provided below, the holders of the Preferred have no voting rights.

Whenever dividends on any shares of the Preferred shall have not been declared and paid for a period the equivalent of six or more dividend payments, whether or not consecutive, equivalent to at least 18 months Dividend Periods (a “Nonpayment”), the holders of such shares, voting together as a class with holders of any and all other series of voting preferred stock (as defined below) then outstanding, will be entitled to vote for the election of a total of two additional members of our board of directors (the “Preferred Stock Directors”), provided that the election of any such director shall not cause us to violate the corporate governance requirement of the New York Stock Exchange (or any other exchange on which our securities may be listed) that listed companies must have a majority of independent directors and provided further that our board of directors shall at no time include more than two Preferred Stock Directors. In that event, the number of directors on our board of directors shall automatically increase by two, and the new directors shall be elected at a special meeting called at the request of the holders of record of at least 20% of the of record of at least 20% of the Preferred or of any other series of voting preferred stock (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), and at each subsequent annual meeting. These voting rights will continue until dividends on the shares of the Preferred and any such series of voting preferred stock for at least one year four Dividend Periods, whether or not consecutive, following the Nonpayment shall have been fully paid (or declared and a sum sufficient for the payment of such dividends shall have been set aside for payment).

As used in this prospectus, “voting preferred stock” means any other class or series of preferred stock of GS Group ranking equally with the Preferred either as to dividends or the distribution of assets upon liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable. Voting preferred stock includes the Authorized Preferred to the extent their like voting rights are exercisable at such time. Whether a plurality, majority or other portion of the shares of the Preferred and any other voting preferred stock have been voted in favor of any matter shall be determined by reference to the liquidation amounts of the shares voted.

If and when dividends for at least four Dividend Periods, whether or not consecutive, following a Nonpayment have been paid in full (or declared and a sum sufficient for such payment shall have been set aside), the holders of the Preferred shall be divested of the foregoing voting rights (subject to revesting in the event of each subsequent Nonpayment) and, if such voting rights for all other holders of voting preferred stock have terminated, the term of office of each Preferred Stock Director so elected shall terminate and the number of directors on the board of directors shall automatically decrease by two. In determining whether dividends have been paid for at least four Dividend Periods, whether or not consecutive, we may take account of any dividend

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we elect to pay for a Dividend Period after the regular dividend date for that period has passed. Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Preferred when they have the voting rights described above (voting together as a class with all series of voting preferred stock then outstanding). So long as a Nonpayment shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election after a Nonpayment) may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of the Preferred and all voting preferred stock when they have the voting rights described above (voting together as a class). The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

So long as any shares of the Preferred remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of the Preferred and all other series of voting preferred stock entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing or at a meeting:

•	amend or alter the provisions of GS Group’s restated certificate of incorporation or the certificate of designations of the Preferred so as to authorize or create, or increase the authorized amount of, any class or series of stock ranking senior to the Preferred with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of GS Group;

•	amend, alter or repeal the provisions of GS Group’s restated certificate of incorporation or the certificate of designation of the Preferred so as to materially and adversely affect the special rights, preferences, privileges and voting powers of the Preferred, taken as a whole; or

•	consummate a binding share exchange or reclassification involving the Preferred or a merger or consolidation of GS Group with another entity, unless in each case (i) the shares of the Preferred remain outstanding or, in the case of any such merger or consolidation with of Preferred remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (ii) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Preferred, taken as a whole;

provided, however, that any increase in the amount of the authorized or issued Authorized Preferred or Preferred or other authorized preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock ranking equally with and/or junior to the Preferred with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon liquidation, dissolution or winding up of GS Group will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Preferred.

If an amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above would adversely affect one or more but not all series of voting preferred stock (including the Preferred for this purpose), then only the series affected and entitled to vote shall vote as a class in lieu of all such series of preferred stock.

Without the consent of the holders of the Preferred, so long as such action does not adversely affect the rights, preferences, privileges and voting powers of the Preferred, we may amend, alter, supplement or repeal any terms of the Preferred:

•	to cure any ambiguity, or to cure, correct or supplement any provision contained in the certificate of designations for the Preferred that may be defective or inconsistent; or

•	to make any provision with respect to matters or questions arising with respect to the Preferred that is not inconsistent with the provisions of the certificate of designations.

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The foregoing voting provisions do not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of the Preferred shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by us for the benefit of the holders of the Preferred to effect such redemption.

Form

The Preferred are issued only in fully registered form. Other than the fractional shares currently held by each Trust, no fractional shares will be issued unless a Trust is dissolved and we deliver the shares, rather than depositary receipts representing the shares, to the registered holders of its APEX. If a Trust is dissolved and depositary receipts or shares of the Preferred held by the Trust are distributed to holders of its APEX, we would intend to distribute them in book-entry form only and the procedures governing holding and transferring beneficial interests in the Preferred, and the circumstances in which holders of beneficial interests will be entitled to receive certificates evidencing their shares or depositary receipts, will be as described under “Book-Entry System” below. If we determine to issue depositary shares representing fractional interests in the Preferred, each depositary share will be represented by a depositary receipt. In such an event, the Preferred represented by the depositary shares will be deposited under a deposit agreement among GS Group, a depositary and the holders from time to time of the depositary receipts representing depositary shares. Subject to the terms and conditions of any deposit agreement, each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of a share of the Preferred represented by such depositary share, to all the rights applicable fraction of a share of the Preferred represented by such depositary share, to all the rights and preferences of the Preferred represented thereby (including dividends, voting, redemption and liquidation rights).

Title

We, the transfer agent and registrar for the Preferred held by a Trust, and any of their or our agents may treat the registered owner of the Preferred, which shall be the Property Trustee unless and until the Trust is dissolved, as the absolute owner of that stock, whether or not any payment for the Preferred shall be overdue and despite any notice to the contrary, for any purpose.

Transfer Agent and Registrar

If a Trust is dissolved and shares of the Preferred held by the Trust or depositary receipts representing the Preferred are distributed to holders of APEX, we may appoint a transfer agent, registrar, calculation agent, redemption agent and dividend disbursement agent for the Preferred. The registrar for the Preferred will send notices to shareholders of any meetings at which holders of the Preferred have the right to vote on any matter.

REPLACEMENT CAPITAL COVENANTS

The following is a brief description of the terms of the replacement capital covenants. It does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the replacement capital covenant, copies of which are available upon request from us as described under “Summary — Where can I find additional information?”

We have entered into Replacement Capital Covenants (each, a “Replacement Capital Covenant”) relating to the APEX and the Preferred. The Replacement Capital Covenants only benefit holders of Covered Debt, as defined below, and are not enforceable by holders of APEX or the Preferred.

However, the Replacement Capital Covenants could preclude us from redeeming or repurchasing the APEX or the Preferred at a time we might otherwise wish to do so.

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In the Replacement Capital Covenants, we covenant not to redeem or purchase APEX or shares of the Preferred prior to June 1, 2022 (in the case of Capital II’s APEX and the Series E) or September 4, 2022 (in the case of Capital III’s APEX and the Series F), except in either case to the extent that the applicable redemption or purchase price does not exceed:

•	133.33% of the aggregate amount of (A) net cash proceeds that we or our subsidiaries have received from the issuance and sale of common stock of GS Group and rights to acquire common stock of GS Group and (B) the market value of common stock of GS Group that we or our subsidiaries have delivered or issued as consideration for property or assets in an arm’s-length transaction or in connection with the conversion of any convertible or exchangeable securities, other than securities for which we have received equity credit from a nationally recognized rating agency, plus

•	100% of the aggregate net cash proceeds that we or our subsidiaries have received from the issuance of certain other specified securities that have equity-like characteristics that satisfy the requirements of the Replacement Capital Covenants, in each case since October 17, 2012 (without counting any proceeds received more than once for purposes of these limitations).

Our ability to raise proceeds from qualifying securities will depend on, among other things, market conditions as well as the acceptability to prospective investors of the terms of such qualifying securities.

Our covenants in the Replacement Capital Covenants run in favor of persons that buy, hold or sell our indebtedness during the period that such indebtedness is “Covered Debt,” which is currently comprised of our 6.345% Junior Subordinated Debentures due February 15, 2034, which have CUSIP No. 38143VAA7. Other debt will replace our Covered Debt under the Replacement Capital Covenants on the earlier to occur of:

•	the date two years prior to the maturity of the existing Covered Debt; or

•	the date of a redemption or repurchase of the existing Covered Debt in an amount such that the outstanding principal amount of the existing Covered Debt is or will become less than $100 million.

The Replacement Capital Covenants do not apply to the purchase of the APEX or the Preferred by any subsidiary of ours in connection with any market-making or other secondary market activities.

The Replacement Capital Covenants are subject to various additional terms and conditions and this description is subject to and qualified in its entirety by reference to the Replacement Capital Covenants, copies of which are available upon request from us. We may amend or supplement the Replacement Capital Covenants with the consent of the holders of a majority by principal amount of the debt that at the time of the amendment or supplement is the Covered Debt, provided that no such consent shall be required if (i) such amendment or supplement eliminates common stock and rights to acquire common stock as replacement capital securities if, after the date of the Replacement Capital Covenants, an accounting standard or interpretive guidance of an existing accounting standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards in the United States becomes effective such that there is more than an insubstantial risk that failure to eliminate common stock and rights to acquire common stock as replacement capital securities would result in a reduction in our earnings per share as calculated in accordance with generally accepted accounting principles in the United States, (ii) such amendment or supplement is not adverse to the holders of the Covered Debt, and an officer of GS Group has delivered to the holders of the then-effective series of Covered Debt a written certificate stating that, in his or her determination, such amendment or supplement is not adverse to the holders of the Covered Debt, or (iii) the effect of such amendment or supplement is solely to impose additional restrictions on, or eliminate certain of, the types of securities qualifying as replacement capital securities (other than the securities covered by clause (i) above), and an officer of GS Group has delivered to the holders of the then effective series of Covered Debt a written certificate to that effect. The Replacement Capital Covenants may be terminated if the holders of at least a majority by principal amount of the Covered Debt so

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agree, or if we no longer have outstanding any long-term indebtedness that qualifies as Covered Debt, without regard to whether such indebtedness is rated by a nationally recognized statistical rating organization.

In addition, any redemption of the Preferred is subject to prior approval of the Federal Reserve Board.

Subject to the limitations described above and the terms of any outstanding debt instruments, and, any preferred stock ranking senior to the Preferred, we or our affiliates may from time to time purchase any outstanding APEX by tender, in the open market or by private agreement.

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UNITED STATES TAXATION

The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership and disposition of APEX. This summary deals only with beneficial owner of an APEX (each a “U.S. holder”) that is:

•	a citizen or resident of the United States;

•	a corporation (or other entity that is treated as a corporation for U.S. federal tax income purposes) created or organized in or under the laws of the United States or any State thereof (including the District of Columbia);

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if a court within the United States is able to exercise primary supervision over its administration, and one or more U.S. persons (as determined for U.S. federal income tax purposes) have the authority to control all of its substantial decisions.

An Owner of an APEX that is not a U.S. holder may be subject to withholding tax with respect to distributions on its APEX and should consult its tax advisor regarding the tax consequences of its ownership of APEX. This summary addresses only U.S. holders that own APEX as capital assets. This summary does not discuss all of the tax consequences that may be relevant to particular investors or to investors subject to special treatment under the U.S. federal income tax laws, such as:

•	securities or currency dealers or brokers, or traders in securities electing mark-to-market treatment;

•	banks, thrifts, or other financial institutions;

•	insurance companies, regulated investment companies or real estate investment trusts;

•	small business investment companies or S corporations;

•	investors that hold their APEX through a partnership or other entity that is treated as a partnership for U.S. federal income tax purposes;

•	persons whose functional currency is not the U.S. dollar;

•	retirement plans or other tax-exempt entities, or persons holding the APEX in tax-deferred or tax-advantaged accounts;

•	investors holding APEX as part of a “straddle,” a “wash sale” or a “conversion transaction” for U.S. federal income tax purposes or investors holding APEX that are a hedge or that are hedged against interest rate or currency risks, or as part of some other integrated investment; or

•	investors subject to the alternative minimum tax.

This section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

The authorities on which this discussion is based are subject to various interpretations, and it is therefore possible that the federal income tax treatment of the purchase, ownership and disposition of APEX may differ from the treatment described below.

Please consult your own tax advisor concerning the consequences of owning the APEX in your particular circumstances under the Internal Revenue Code and the laws of any other taxing jurisdiction.

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Classification of the Trusts

In the opinion of Sullivan & Cromwell LLP, the Trusts will not be classified as associations or publicly traded partnerships taxable as corporations for U.S. federal income tax purposes assuming full compliance with the terms of their respective Trust Agreements. The Trusts treat themselves as one or more grantor trusts or agency arrangements. By purchasing an APEX, you will agree to treat the applicable Trust as one or more grantor trusts or agency arrangements. Under this treatment, for U.S. federal income tax purposes, you will be treated as purchasing and owning an undivided beneficial ownership interest in the Preferred, and will be required to take into account your pro rata share of all the items of income, gain, loss, or deduction of the applicable Trust corresponding to the APEX you own. The character of the income included by you as a holder of APEX generally will reflect the character of the applicable Trust’s income. In addition, upon a sale, exchange or other taxable disposition of a APEX, you will be treated as having sold, exchanged or disposed of your pro rata interest in the Preferred, and must allocate the proceeds realized from the disposition among such assets in proportion to their respective fair market values at the time of the disposition.

Taxation of an APEX

Each APEX is treated for U.S. federal income tax purposes as an undivided beneficial ownership interest in the corresponding 1/100th interest in a share of Preferred. Your aggregate initial U.S. federal income tax basis in your interest in the Preferred should equal the purchase price you paid for the APEX.

Distribution on the APEX. Any distribution on the APEX (corresponding to any distribution on the Preferred) that we pay out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) will constitute a dividend and will be includible in income by you when received by the Trust. Any such dividend will be eligible for the dividends-received deduction if you are an otherwise qualifying corporate U.S. holder that meets the holding period and other requirements for the dividends-received deduction. Dividends paid to non-corporate U.S. holders are generally subject to a preferential federal income tax rate if the holder holds its interest in the APEX for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date and meets certain other requirements. Distributions in excess of our current and accumulated earnings and profits are treated first as a non-taxable return of capital to the extent of your basis in the APEX, and then as capital gain.

Redemption of Preferred; Disposition of APEX. Subject to the discussion below regarding certain redemptions, upon a redemption by us of the Preferred or a disposition of APEX corresponding to the Preferred, you generally will recognize capital gain or loss equal to the difference between the amount realized and your adjusted tax basis in your interest in the APEX. Your adjusted tax basis in the APEX at the time of any such redemption or disposition should generally equal your initial tax basis in the APEX at the time of purchase, reduced by the amount of any cash distributions that are not treated as dividends, and with respect to corporate holders, by certain distributions treated as “extraordinary dividends”. Such capital gain or loss generally will be long-term capital gain or loss if you held the APEX for more than one year. The deductibility of capital losses is subject to limitations.

Under certain circumstances, an amount paid to you in connection with a redemption of the Preferred may be treated as a distribution (taxed in the manner described under “— Dividends on the Preferred” above) as opposed to an amount realized on the redemption of the Preferred if, immediately following the redemption, you own directly or indirectly (taking into account applicable constructive ownership rules) shares of any other class of our stock. If you own (or are deemed to own) shares of any other class of our stock, you should consult your own tax advisor regarding the consequences of receiving a payment in connection with a redemption of the Preferred.

Dissolution of a Trust

Under certain circumstances, we may dissolve a Trust and distribute the Preferred to the holders of APEX. A distribution of Preferred to you as a holder of APEX upon the dissolution of a Trust will not be a taxable event

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to you for U.S. federal income tax purposes, and your tax basis in shares of the Preferred received generally will be the same as your tax basis in your interest in the related Trust. Your holding period in Preferred generally would include your holding period in the related APEX.

Medicare Tax

A U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) the U.S. holder’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of the U.S. holder’s modified gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). A holder’s net investment income generally includes its dividend income and its net gains from the disposition of APEX corresponding to the Preferred, unless such dividend payments or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the APEX.

Backup Withholding Tax and Information Reporting

In general, if you are a U.S. holder, we will be required to report the payment of dividends on your APEX to the Internal Revenue Service unless you are a corporation or other exempt U.S. holder. Backup withholding will apply to payments of dividends to you unless you are an exempt U.S. holder or you furnish your taxpayer identification number in the manner prescribed in applicable regulations, certify that such number is correct, certify as to no loss of exemption from backup withholding and meet certain other conditions.

In general, payment of the proceeds from the disposition of APEX to or through the U.S. office of a broker is subject to information reporting and backup withholding unless you establish an exemption from information reporting and backup withholding. Payment of the proceeds from the disposition of APEX effected at a foreign office of a broker will not be subject to information reporting or back withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States

Any amounts withheld from you under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability, provided the required information is furnished to the Internal Revenue Service.

Foreign Account Tax Compliance

A U.S. law enacted in 2010 (commonly known as “FATCA”) could impose a withholding tax of 30% on dividend income and other periodic payments on APEX paid to you or any non-U.S. person or entity that receives such income (a “non-U.S. payee”) on your behalf, unless you and each such non-U.S. payee in the payment chain comply with the applicable information reporting, account identification, withholding, certification and other FATCA-related requirements. This withholding tax could also apply to all payments made upon maturity, redemption, or sale of certain APEX by a non-compliant payee. In the case of a payee that is a non-U.S. financial institution (for example, a clearing system, custodian, nominee or broker), withholding generally will not be imposed if the financial institution complies with the requirements imposed by FATCA to collect and report (to the U.S. or another relevant taxing authority) substantial information regarding such institution’s U.S. account holders (which would include some account holders that are non-U.S. entities but have

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U.S. owners). Other payees, including individuals, may be required to provide proof of tax residence or waivers of confidentiality laws and/or, in the case of non-U.S. entities, certification or information relating to their U.S. ownership.

Withholding may be imposed at any point in a chain of payments if the payee is not compliant. A chain may work as follows, for example: The payment is transferred through a paying agent to a clearing system, the clearing system makes a payment to each of the clearing system’s participants, and finally the clearing system participant makes a payment to a non-U.S. bank or broker through which you hold the APEX, who credits the payment to your account.

Accordingly, if you receive payments through a chain that includes one or more non-U.S. payees, such as a non-U.S. bank or broker, the payment could be subject to withholding if, for example, your non-U.S. bank or broker through which you hold the APEX fails to comply with the FATCA requirements and is subject to withholding. This would be the case even if you would not otherwise have been directly subject to withholding.

A number of countries have entered into, and other countries are expected to enter into, agreements with the U.S. to facilitate the type of information reporting required under FATCA. While the existence of such agreements will not eliminate the risk that APEX will be subject to the withholding described above, these agreements are expected to reduce the risk of the withholding for investors in (or investors that indirectly hold APEX through financial institutions in) those countries.

The withholding tax described above could apply to all dividends on the APEX. In addition, the withholding tax described above could apply to payments upon the maturity, redemption or sale of the APEX payments that are not treated as dividends for United States federal income tax purposes, in each case paid on or after January 1, 2019. We will not pay any additional amounts in respect of this withholding tax, so if this withholding applies, you will receive less than the amount that you would have otherwise received.

Depending on your circumstances, you may be entitled to a refund or credit in respect of some or all of this withholding. However, even if you are entitled to have any such withholding refunded, the required procedures could be cumbersome and significantly delay your receipt of any withheld amounts. You should consult your own tax advisors regarding FATCA. You should also consult your bank or broker through which you would hold the APEX about the likelihood that payments to it (for credit to you) may become subject to withholding in the payment chain.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

Please note that in this prospectus, references to “holders” mean those who own securities registered in their own names, on the books that we or the depositary maintain for this purpose, and not indirect holders who own beneficial interests in depositary shares registered in street name or issued in book-entry form through The Depositary Trust Company.

The Depository Trust Company, which we refer to along with its successors in this capacity as “DTC,” acts as securities depositary for the APEX. The APEX are issued only as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One or more fully registered global security certificates, representing the total aggregate number of each series of APEX, are issued and deposited with DTC and bear a legend regarding the restrictions on exchanges and registration of transfer referred to below. In the event a Trust is dissolved prior to the redemption of the Preferred it holds, one or more fully registered global security certificates, representing the total aggregate number of shares of the Preferred, or if we issue depositary receipts to evidence the Preferred in such circumstances, the total aggregate number of depositary receipts, will be issued and deposited with DTC and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

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Beneficial owners of securities other than DTC or its nominees will not be recognized by the relevant registrar, transfer agent, paying agent or trustee as registered holders of the securities entitled to the benefits of the Trust Agreement and the Guarantee or the Indenture or in the case of the Preferred, entitled to the rights of holders thereof under our restated certificate of incorporation. Beneficial owners that are not participants are permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

Ownership of beneficial interests in the global security certificates is limited to participants or persons that may hold beneficial interests through institutions that have accounts with DTC or its nominee. Ownership of beneficial interests in global security certificates is shown only on, and the transfer of those ownership interests are effected only through, records maintained by DTC or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges, redemptions and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by DTC from time to time.

None of us, the trustees of a Trust, a Guarantee Trustee, or any agent for us or any of them, has any responsibility or liability for any aspect of DTC’s or any direct or indirect participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of DTC’s records or any direct or indirect participant’s records relating to these beneficial ownership interests.

DTC has advised us that it will take any action permitted to be taken by a registered holder of any securities under a Trust Agreement, Guarantee or our restated certificate of incorporation, only at the direction of one or more participants to whose accounts with DTC the relevant securities are credited.

The information in this section concerning DTC and its book-entry system has been obtained from sources that we and the trustees of the Trust believe to be accurate, but we assume no responsibility for the accuracy thereof. None of us, a Trust, the trustees of a Trust, any registrar and transfer agent, any paying agent or any agent of any of us or them, has any responsibility or liability for any aspect of DTC’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Below, we describe special considerations that apply to registered securities issued in global — i.e., book-entry — form. First we describe the difference between legal ownership and indirect ownership of registered securities. Then we describe special provisions that apply to global securities.

Who Is the Legal Owner of a Registered Security?

Each APEX is represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of APEX. We refer to those who have APEX registered in their own names, on the books that we or the trustee maintain for this purpose, as the “holders” of those APEX. These persons are the legal holders of the APEX. We refer to those who, indirectly through others, own beneficial interests in APEX that are not registered in their own names as indirect owners of those APEX. As we discuss below, indirect owners are not legal holders, and investors in APEX issued in book-entry form or in street name are indirect owners.

Book-Entry Owners

The APEX are issued in book-entry form only. This means APEX are represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the APEX on behalf of themselves or their customers.

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For APEX issued in global form, the relevant Trust recognizes only the depositary as the holder of the APEX and the Trust makes all payments on the APEX to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the APEX.

As a result, investors do not own APEX directly. Instead, they own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the APEX are issued in global form, investors are indirect owners, and not holders, of the securities.

Street Name Owners

In the future a Trust may terminate a global security and issue APEX in non-global form. In that case, investors may choose to hold their APEX in their own names or in street name. APEX held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those APEX through an account he or she maintains at that institution.

For APEX held in street name, the relevant Trust will recognize only the intermediary banks, brokers and other financial institutions in whose names the APEX are registered as the holders of those APEX and the Trust will make all payments on those APEX to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold APEX in street name will be indirect owners, not holders, of those APEX.

Legal Holders

Our obligations, the obligations of the Trusts, as well as the obligations of the trustees under the Trust Agreements and any other third parties employed by us or the trustees, run only to the holders of the APEX. Neither we nor the Trusts have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a APEX or has no choice because the relevant Trust is issuing the APEX only in global form.

For example, once a Trust makes a payment or gives a notice to the holder, the Trust has no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if the Trust wants to obtain the approval of the holders for any purpose — e.g., to amend the amended and restated trust declaration or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture — the Trust would seek the approval only from the holders, and not the indirect owners, of the APEX. Whether and how the holders contact the indirect owners is up to the holders.

Special Considerations for Indirect Owners

If you hold APEX through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you APEX registered in your own name so you can be a holder, if that is permitted in the future;

42

•	how it would exercise rights under the APEX if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the APEX are in book-entry form, how the depositary’s rules and procedures will affect these matters.

What Is a Global Security?

The APEX are issued in book-entry form only. Each APEX issued in book-entry form are represented by a global security that the relevant Trust deposits with and registers in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that the Trust selects for any APEX for this purpose is called the “depositary” for that APEX. The initial depositary is The Depository Trust Company, New York, New York, which is known as “DTC.”

Investors may also hold beneficial interests in a global security through Euroclear Bank SA/NV, which is known as “Euroclear” or Clearstream Banking, société anonyme, which is known as “Clearstream,” as DTC participants.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “— Special Situations When a Global Security Will Be Terminated.” If termination occurs, the relevant Trust may issue the APEX through another book-entry clearing system or the APEX may no longer be held through any book-entry clearing system.

The depositary, or its nominee, is the sole registered owner and holder of all APEX represented by a global security, and investors are permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose APEX is represented by a global security is not a holder of the APEX, but only an indirect owner of an interest in the global security.

Special Considerations for Global Securities

As an indirect owner, an investor’s rights relating to a global security are governed by the account rules of the depositary and those of the investor’s financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. The Trusts do not recognize this type of investor or any intermediary as a holder of APEX and instead deal only with the depositary that holds the global security.

Because the APEX are issued only in the form of a global security, an investor should be aware of the following:

•	An investor cannot cause the APEX to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the APEX, except in the special situations we describe below;

•	An investor is an indirect holder and must look to his or her own bank or broker for payments on the APEX and protection of his or her legal rights relating to the APEX, as we describe above under “—Who Is the Legal Owner of a Registered Security?”;

•	An investor may not be able to sell interests in the APEX to some insurance companies and other institutions that are required by law to own securities in non-book-entry form;

•	An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the APEX must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

43

•	The depositary’s policies govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time. We, the Trusts and the trustees have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global security. We, the Trusts and the trustees also do not supervise the depositary in any way;

•	The depositary requires that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

•	Financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the global securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, requires those who purchase and sell interests in that global security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. The Trusts do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the APEX it represented. After that exchange, the choice of whether to hold the APEX directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “— Who Is the Legal Owner of a Registered Security?”

The special situations for termination of a global security are as follows:

•	if the depositary notifies us and the Trust that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 60 days;

•	if we notify the depositary that we wish to terminate that global security and we do not appoint another institution to act as depositary within 60 days; or

•	if an event of default has occurred with regard to the corresponding subordinated debt securities under the indenture and has not been cured or waived.

DTC’s current rules provide that it would notify its participants of a request by us or the Trust to terminate a global security, but will only withdraw beneficial interests from the global security at the request of each DTC participant.

If a global security is terminated, only the depositary, and not we, the Trust or the trustees is responsible for deciding the names of the institutions in whose names the APEX represented by the global security will be registered and, therefore, who will be the holders of those APEX.

Considerations Relating to Euroclear and Clearstream

Euroclear and Clearstream are securities clearing systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

44

Euroclear and Clearstream may be depositaries for a global security. In addition, Euroclear and Clearstream may hold interests in a global security as participants in DTC.

As long as any global security is held by Euroclear or Clearstream as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the APEX made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those clearing systems could change their rules and procedures at any time. Neither we nor the Trust have control over those systems or their participants, and neither we nor the Trust take responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

Special Timing Considerations for Transactions in Euroclear and Clearstream

Investors are able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any APEX held through those clearing systems only on days when those systems are open for business. Those clearing systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the APEX through these clearing systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

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REVIEW OF UNAUDITED CONDENSED CONSOLIDATED FINANCIAL

STATEMENTS BY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

With respect to the unaudited condensed consolidated financial statements of The Goldman Sachs Group, Inc. for the three month periods ended March 31, 2017 and 2016, incorporated by reference in this prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated May 3, 2017 incorporated by reference in this prospectus states that they did not audit and they do not express an opinion on that unaudited condensed consolidated financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited condensed consolidated financial statements because that report is not a “report” or a “part” of the registration statements prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Securities Act of 1933.

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CAUTIONARY STATEMENT PURSUANT TO THE PRIVATE

SECURITIES LITIGATION REFORM ACT OF 1995

We have included or incorporated by reference in this prospectus statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but instead represent only our belief regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. It is possible that our actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements.

Information regarding important factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements is contained under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated in this prospectus by reference (and in any of our annual reports for a subsequent fiscal year that are so incorporated). See “Summary — Where Can I Find Additional Information” above for information about how to obtain a copy of this annual report.

47

We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

The Goldman Sachs

Group, Inc.

Normal Automatic Preferred Enhanced Capital Securities

of

Goldman Sachs Capital II

Goldman Sachs Capital III

fully and unconditionally

guaranteed by

The Goldman Sachs

Group, Inc.

Goldman Sachs & Co. LLC

PART II

Information Not Required in Prospectus

Item 14.	Other Expenses of Issuance and Distribution.

The following is a statement of the expenses (all of which are estimated other than the SEC registration fees) to be incurred by The Goldman Sachs Group, Inc. in connection with the distribution of the securities registered under this Registration Statement:

Amount to be paid
SEC registration fees	$4,229,515.00
Legal fees and expenses	596,000.00
Fees and expenses of qualification under state securities laws (including legal fees)	0.00
Accounting fees and expenses	15,000.00
Printing fees	225,000.00
Rating agency fees	4,800,000.00
Trustee’s fees and expenses	10,500.00

Total	$9,876,015.00

*	This includes (i) $3,070,515 of fees carried forward pursuant to Rule 415(a)(6) and (ii) $1,159,000 of filing fees paid pursuant to Rule 457(o). Other filing fees are deferred in accordance with Rules 456(b) and 457(r).

This Registration Statement relates to an unspecified aggregate initial offering price or number of the securities of each class identified in the fee table on the cover page of this Registration Statement. Because these aggregate amounts are not known, the estimates provided above relate to the expenses of filing this Registration Statement. This expense estimate will appear with respect to each particular offering of securities in the 424(b) filing relating to such securities.

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee of or agent to The Goldman Sachs Group, Inc. or GS Finance Corp. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise. Section 6.4 of The Goldman Sachs Group, Inc.’s by-laws provides for indemnification by The Goldman Sachs Group, Inc. of any person who is or was a director or officer (as such term is defined in the by-laws) of The Goldman Sachs Group, Inc., or is or was a member of the Shareholders’ Committee acting pursuant to the Amended and Restated Shareholders’ Agreement (as described in Exhibit 10.6 to the Annual Report on Form 10-K of The Goldman Sachs Group, Inc. for the fiscal year ended December 31, 2014). The by-laws also provide that The Goldman Sachs Group, Inc. shall advance expenses to a director or officer and, if reimbursement of such expenses is demanded in advance of the final disposition of the matter with respect to which such demand is being made, upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that the director or officer is not entitled to be indemnified by The Goldman Sachs Group, Inc. To the extent authorized from time to time by the board of directors of The Goldman Sachs Group, Inc., The Goldman Sachs Group, Inc. may provide to any one or more persons, including without limitation any one or more employees or other agents of The Goldman Sachs Group, Inc., or one or more directors, officers, employees and other agents of any subsidiary or any other enterprise, rights of indemnification and to receive payment or reimbursement of expenses, including attorneys’ fees, with any such rights subject to the terms, conditions and limitations established pursuant to a resolution by the board of directors of The Goldman Sachs Group, Inc. The by-laws do not limit the power of The Goldman Sachs Group, Inc. or its board of directors to provide other indemnification and expense reimbursement rights to directors, officers, employees, agents and other persons otherwise than pursuant to the by-laws. The Goldman Sachs Group, Inc. has entered into agreements with certain directors, officers and employees who are asked to serve in specified capacities at subsidiaries and other entities.

The Goldman Sachs Group, Inc. has entered into an agreement that provides indemnification to its directors and officers and to the directors and certain officers of the general partner of The Goldman Sachs Group, L.P. (predecessor to The Goldman Sachs Group, Inc.), members of its Management Committee or its Partnership Committee or the former Executive Committee of The Goldman Sachs Group, L.P. and all other persons requested or authorized by The Goldman Sachs Group, Inc.’s board of directors or the board of directors of the general partner of The Goldman Sachs Group, L.P. to take actions on behalf of The Goldman Sachs Group, Inc., The Goldman Sachs Group, L.P. or the general partner of The Goldman Sachs Group, L.P. in connection with the plan of incorporation and certain registration statements for all losses, damages, costs and expenses incurred by the indemnified person arising out of the relevant registration statements or the transactions contemplated by the plan of incorporation. The Goldman Sachs Group, Inc. has also entered into a similar indemnification agreement with its directors, some of its officers and all other persons requested or authorized by The Goldman Sachs Group, Inc.’s board of directors or any committee thereof to take actions on behalf of The Goldman Sachs Group, Inc. or as an attorney-in-fact in connection with this Registration Statement, certain other registration statements and certain unregistered offerings of securities. These agreements are in addition to The Goldman Sachs Group, Inc.’s indemnification obligations under its by-laws.

In addition, Section 6.4 of GS Finance Corp.’s by-laws provides for indemnification by GS Finance Corp. of any director, officer or employee (as such term is defined in the by-laws) of GS Finance Corp. or, at the request of GS Finance Corp., who is or was serving as a director, officer or employee of any other enterprise, to the fullest extent permitted by law. The by-laws also provide that GS Finance Corp. shall promptly pay or reimburse expenses to a director, officer or employee upon receipt of an undertaking by or on behalf of such director, officer or employee to repay such amount if it is ultimately determined that the director, officer or employee is not entitled to be indemnified by GS Finance Corp. The by-laws do not limit the power of GS Finance Corp. or its board of directors to provide other indemnification and expense reimbursement rights to directors, officers, employees, agents and other persons otherwise than pursuant to the by-laws.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payments of unlawful dividends or unlawful stock purchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit. Both The Goldman Sachs Group, Inc.’s restated certificate of incorporation and GS Finance Corp.’s certificate of incorporation provide for such limitation of liability.

Policies of insurance are maintained by The Goldman Sachs Group, Inc. under which its directors and officers and those of GS Finance Corp. are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been such directors or officers.

The Amended and Restated Trust Agreements for the Issuer Trusts provide that, to the fullest extent permitted by applicable law, the applicable Issuer Trust will indemnify and hold harmless each Issuer Trustee or any of their respective affiliates, any officer, director, shareholder, employee, representative or agent of any

Issuer Trustee, any paying agent and any employee or agent of any Issuer Trust or its affiliates (each, an “Indemnified Person”) against any liability, costs and expenses (including reasonable attorneys’ fees) by reason of the creation, operation or termination of the applicable Issuer Trust or any act or omission performed or omitted by such Indemnified Person in good faith on behalf of such Issuer Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by the Amended and Restated Trust Agreement, except for any liability arising out of negligence, bad faith or willful misconduct on the part of any such Indemnified Person or Persons.

Item 16. Exhibits.

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

1.1	Form of Amended and Restated Distribution Agreement for Medium-Term Notes, Series B of The Goldman Sachs Group, Inc.	**

1.2	Form of Amended and Restated Distribution Agreement for Medium-Term Notes, Series D of The Goldman Sachs Group, Inc.	**

1.3	Form of Amended and Restated Distribution Agreement for Medium-Term Notes, Series N of The Goldman Sachs Group, Inc.	**

1.4	Distribution Agreement, dated as of February 14, 2006, for warrants of The Goldman Sachs Group, Inc.	Exhibit 1.4 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 3 to Registration Statement on Form S-3 (No. 333-130074), filed on March 1, 2006.

1.5	Form of Underwriting Agreement for senior debt securities of The Goldman Sachs Group, Inc., issued under the Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee.	**

1.6	Form of Underwriting Agreement for senior debt securities of The Goldman Sachs Group, Inc., issued under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	**

1.7	Form of Underwriting Agreement for subordinated debt securities of The Goldman Sachs Group, Inc.	**

1.8	Form of Underwriting Agreement for warrants of The Goldman Sachs Group, Inc.	*

1.9	Form of Underwriting Agreement for purchase contracts of The Goldman Sachs Group, Inc.	*

1.10	Form of Underwriting Agreement for units of The Goldman Sachs Group, Inc.	*

1.11	Form of Underwriting Agreement for preferred stock and depositary shares of The Goldman Sachs Group, Inc.	**

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

1.12	Form of Underwriting Agreement for capital securities.	Exhibit 1.8 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-105242), filed on January 30, 2004.

1.13	Form of Amended and Restated Distribution Agreement for Medium-Term Notes, Series A of GS Finance Corp.	**

1.14	Form of Amended and Restated Distribution Agreement for Medium-Term Notes, Series E of GS Finance Corp.	**

1.15	Form of Distribution Agreement for warrants of GS Finance Corp.	*

1.16	Form of Underwriting Agreement for senior debt securities of GS Finance Corp., issued under the Senior Debt Indenture, dated as of December 4, 2007, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee.	*

1.17	Form of Underwriting Agreement for senior debt securities of GS Finance Corp., issued under the Senior Debt Indenture, dated as of October 10, 2008, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee.	*

1.18	Form of Underwriting Agreement for subordinated debt securities of GS Finance Corp.	*

1.19	Form of Underwriting Agreement for warrants of GS Finance Corp.	*

1.20	Form of Underwriting Agreement for units of GS Finance Corp.	*

1.21	Form of Brokerage Agreement relating to Guaranteed Certificates of Deposit of Goldman Sachs Bank USA (or any successor thereto or any other banking subsidiary of The Goldman Sachs Group, Inc.).	Exhibit 1.20 to Post-Effective Amendment No. 1 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-154173), filed on October 21, 2008.

1.22	Form of Distribution Agreement relating to Guaranteed Deposit Notes of Goldman Sachs Bank USA (or any successor thereto or any other banking subsidiary of The Goldman Sachs Group, Inc.).	Exhibit 1.21 to Post-Effective Amendment No. 2 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-154173), filed on March 19, 2009.

1.23	Form of Distribution Agreement relating to Notes of Goldman Sachs Bank USA (or any successor thereto or any other banking subsidiary of The Goldman Sachs Group, Inc.).	*

2.1	Amended and Restated Plan of Incorporation of The Goldman Sachs Group, L.P.	Exhibit 2.1 to Amendment No. 2 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-1 (No. 333-74449), filed on April 30, 1999.

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

2.2	Certificate of Incorporation of GS Finance Corp.	Exhibit 2.5 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 10 to Registration Statement on Form S-3 (No. 333-130074), filed on December 4, 2007.

4.1	Specimen of certificate representing The Goldman Sachs Group, Inc.’s common stock, par value $0.01 per share.	Exhibit 4.1 to Post-Effective Amendment No. 3 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-154173), filed on April 6, 2009.

4.2	Restated Certificate of Incorporation of The Goldman Sachs Group, Inc., including Certificates of Designations relating to Preferred Stock Series A, B, C, D, E, F, I, J, K, L, M, N and O.	Exhibit 3.1 to The Goldman Sachs Group, Inc.’s Quarterly Report on Form 10-Q (No. 001-14965) for the quarterly period ended June 30, 2016, filed on August 4, 2016 (SEC Accession No. 0001193125-16-670394).

4.3	Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee, with respect to senior debt securities of The Goldman Sachs Group, Inc.	Exhibit 6 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (No. 001-14965), filed on June 29, 1999 (SEC Accession No. 0000950123-99-006065).

4.4	Form of Senior Debt Indenture (which became the Senior Debt Indenture, dated as of July 16, 2008), between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee, with respect to senior debt securities of The Goldman Sachs Group, Inc.	Exhibit 4.82 to Post-Effective Amendment No. 11 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-130074), filed on July 17, 2008.

4.5	Subordinated Debt Indenture, dated as of February 20, 2004, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee, with respect to subordinated debt securities of The Goldman Sachs Group, Inc.	Exhibit 4.2 to The Goldman Sachs Group, Inc.’s Annual Report on Form 10-K (No. 001-14965) for the fiscal year ended November 28, 2003, filed on February 24, 2004 (SEC Accession No. 0000950123-04-002239).

4.6	Certificate of Trust of Goldman Sachs Capital I.	Exhibit 4.10 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.7	Amended and Restated Trust Agreement of Goldman Sachs Capital I, dated as of February 20, 2004.	Exhibit 4.2 to The Goldman Sachs Group, Inc.’s Quarterly Report on Form 10-Q (No. 001-14965) for the quarterly period ended February 27, 2004, filed on April 6, 2004 (SEC Accession No. 0000950123-04-004278).

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.8	Agreement as to Expenses and Liabilities for Goldman Sachs Capital I.	Exhibit 4.3 to The Goldman Sachs Group, Inc.’s Quarterly Report on Form 10-Q (No. 001-14965) for the quarterly period ended February 27, 2004, filed on April 6, 2004.

4.9	Guarantee Agreement for Goldman Sachs Capital I.	Exhibit 4.4 to The Goldman Sachs Group, Inc.’s Quarterly Report on Form 10-Q (No. 001-14965) for the quarterly period ended February 27, 2004, filed on April 6, 2004.

4.10	Certificate of Trust of Goldman Sachs Capital IV, renamed Goldman Sachs Capital II.	Exhibit 4.16 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.11	Second Amended and Restated Trust Agreement for Goldman Sachs Capital IV (now known as Goldman Sachs Capital II), dated as of March 23, 2016.	Exhibit 4.1 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (No. 001-14965), filed on March 23, 2016 (SEC Accession No. 0001193125-16-515160).

4.12	Guarantee Agreement for Goldman Sachs Capital II (formerly known as Goldman Sachs Capital IV), dated as of March 23, 2016.	Exhibit 4.3 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (No. 001-14965), filed on March 23, 2016.

4.13	Certificate of Trust of Goldman Sachs Capital V, renamed Goldman Sachs Capital III.	Exhibit 4.17 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.14	Second Amended and Restated Trust Agreement for Goldman Sachs Capital V (now known as Goldman Sachs Capital III), dated as of March 23, 2016.	Exhibit 4.2 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (No. 001-14965), filed on March 23, 2016.

4.15	Guarantee Agreement for Goldman Sachs Capital III (formerly known as Goldman Sachs Capital V), dated as of March 23, 2016.	Exhibit 4.4 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (No. 001-14965), filed on March 23, 2016.

4.16	Certificate of Trust of Goldman Sachs Capital VI.	Exhibit 4.19 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.17	Form of Amended and Restated Trust Agreement for Goldman Sachs Capital VI.	Exhibit 4.10 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.18	Trust Agreement of Goldman Sachs Capital VI.	Exhibit 4.20 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.19	Form of Agreement as to Expenses and Liabilities for Goldman Sachs Capital VI.	Exhibit 4.25 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.20	Form of Guarantee Agreement for Goldman Sachs Capital VI.	Exhibit 4.30 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.21	Certificate of Trust of Goldman Sachs Capital VII.	**

4.22	Form of Amended and Restated Trust Agreement for Goldman Sachs Capital VII.	**

4.23	Trust Agreement for Goldman Sachs Capital VII.	**

4.24	Form of Agreement as to Expenses and Liabilities for Goldman Sachs Capital VII.	**

4.25	Form of Guarantee Agreement for Goldman Sachs Capital VII.	**

4.26	Warrant Indenture, dated as of February 14, 2006, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee, with respect to warrants of The Goldman Sachs Group, Inc.	Exhibit 4.34 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 3 to Registration Statement on Form S-3 (No. 333-130074), filed on March 1, 2006.

4.27	Form of Debt Warrant Agreement for warrants of The Goldman Sachs Group, Inc. sold attached to debt securities of The Goldman Sachs Group, Inc.	*

4.28	Form of Debt Warrant Agreement for warrants of The Goldman Sachs Group, Inc. sold alone.	*

4.29	Deposit Agreement, dated as of October 21, 2005, between The Goldman Sachs Group, Inc. and JP Morgan Chase Bank, N.A., including form of depositary receipt.	Exhibit 5 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (No. 001-14965), filed on October 28, 2005 (SEC Accession No. 0000950123-05-012765).

4.30	Letter Agreement, dated as of October 18, 2012, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon.	Exhibit 5 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (No. 001-14965), filed on October 24, 2012 (SEC Accession No. 0001193125-12-432663).

4.31	Form of Unit Agreement of The Goldman Sachs Group, Inc., including form of unit certificate.	*

4.32	Form of Unit Agreement Without Holders’ Obligation of The Goldman Sachs Group, Inc.	*

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.33	Form of senior debt securities of The Goldman Sachs Group, Inc., issued under the Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee (included in Exhibit 4.3).

4.34	Form of senior debt securities of The Goldman Sachs Group, Inc. issued under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee (included in Exhibit 4.4).

4.35	Form of floating rate senior debt security issued under the Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	Exhibit 4.45 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-154173), filed on October 10, 2008.

4.36	Form of floating rate senior debt security issued under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	**

4.37	Form of fixed rate senior debt security issued under the Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	Exhibit 4.55 to Post-Effective Amendment No. 2 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-130074), filed on February 3, 2006.

4.38	Form of fixed rate senior debt security issued under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	**

4.39	Form of fixed/floating rate senior debt security issued under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	**

4.40	Form of subordinated debt securities of The Goldman Sachs Group, Inc.	**

4.41	Form of Floating Rate Medium-Term Note, Series B, of The Goldman Sachs Group, Inc.	Exhibit 4.50 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-154173), filed on October 10, 2008.

4.42	Form of Floating Rate Medium-Term Note, Series D, of The Goldman Sachs Group, Inc.	Exhibit 4.45 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-198735), filed on September 15, 2014.

4.43	Form of Floating Rate Medium-Term Note, Series N, of The Goldman Sachs Group, Inc.	**

4.44	Form of Fixed Rate Medium-Term Note, Series B, of The Goldman Sachs Group, Inc.	Exhibit 4.4 to Post-Effective Amendment No. 1 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-1 (No. 333-75321), filed on July 1, 1999.

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.45	Form of Fixed Rate Medium-Term Note, Series D, of The Goldman Sachs Group, Inc.	Exhibit 4.47 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-198735), filed on September 15, 2014.

4.46	Form of Fixed Rate Medium-Term Note, Series N, of The Goldman Sachs Group, Inc.	**

4.47	Form of Mandatory Exchangeable Medium-Term Note, Series B, of The Goldman Sachs Group, Inc.	Exhibit 4.5 to Post-Effective Amendment No. 1 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-1 (No. 333-75321), filed on July 1, 1999.

4.48	Form of Mandatory Exchangeable Medium-Term Note, Series D, of The Goldman Sachs Group, Inc.	Exhibit 4.86 to Post-Effective Amendment No. 11 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-130074), filed on July 17, 2008.

4.49	Form of Exchangeable Medium-Term Note, Series B, of The Goldman Sachs Group, Inc.	Exhibit 4.6 to Post-Effective Amendment No. 1 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-1 (No. 333-75321), filed on July 1, 1999.

4.50	Form of Exchangeable Medium-Term Note, Series D, of The Goldman Sachs Group, Inc.	Exhibit 4.87 to Post-Effective Amendment No. 11 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-130074), filed on July 17, 2008.

4.51	Form of Exchange Traded Note, Series B, of The Goldman Sachs Group, Inc.	Exhibit 99.2 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (File No. 001-14965), filed on June 26, 2007 (SEC Accession No. 0000891092-07-002589).

4.52	Form of Index-Linked Medium-Term Note, Series D, of The Goldman Sachs Group, Inc.	Exhibit 4.88 to Post-Effective Amendment No. 11 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-130074), filed on July 17, 2008.

4.53	Form of Index-Linked Medium-Term Note, Series N, of The Goldman Sachs Group, Inc.	Exhibit 4.3 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (No. 001-14965), filed on January 19, 2017.

4.54	Specimen Master Medium-Term Note, Series B, dated September 19, 2011, of The Goldman Sachs Group, Inc.	Exhibit 4.53 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-176914), filed on September 19, 2011.

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.55	Specimen Master Medium-Term Note, Series D, dated September 15, 2014, of The Goldman Sachs Group, Inc.	Exhibit 4.55 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-198735), filed on September 15, 2014.

4.56	Specimen Master Medium-Term Note, Series N, dated July 10, 2017, of The Goldman Sachs Group, Inc.	**

4.57	Form of put warrant of The Goldman Sachs Group, Inc. (included in Exhibit 4.26).

4.58	Form of call warrant of The Goldman Sachs Group, Inc. (included in Exhibit 4.26).

4.59	Form of universal warrant of The Goldman Sachs Group, Inc.	Exhibit 4.57 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 7 to Registration Statement on Form S-3 (No. 333-130074), filed on February 20, 2007.

4.60	Form of Prepaid Purchase Contract of The Goldman Sachs Group, Inc.	*

4.61	Form of Non-Prepaid Purchase Contract (Issuer Sale) of The Goldman Sachs Group, Inc. (to be included in Exhibit 4.32).

4.62	Form of Non-Prepaid Purchase Contract (Issuer Purchase) of The Goldman Sachs Group, Inc. (to be included in Exhibit 4.32).

4.63	Form of Capital Securities of the Issuer Trusts (included in Declarations of Trust).

4.64	Senior Debt Indenture, dated as of December 4, 2007, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee, with respect to senior debt securities of GS Finance Corp.	Exhibit 4.69 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 10 to Registration Statement on Form S-3 (No. 333-130074), filed on December 4, 2007.

4.65	Senior Debt Indenture, dated as of October 10, 2008, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee, with respect to senior debt securities of GS Finance Corp.	Exhibit 4.70 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-154173), filed on October 10, 2008.

4.66	First Supplemental Indenture, dated as of February 20, 2015, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee, with respect to senior debt securities of GS Finance Corp.	Exhibit 4.7 to The Goldman Sachs Group, Inc.’s Annual Report on Form 10-K (No. 001-14965) for the year ended December 31, 2014, filed on February 23, 2015 (SEC Accession No. 0001193125-15-056785).

4.67	Form of Unit Agreement of GS Finance Corp., including form of units.	*

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.68	Form of Unit Agreement Without Holders’ Obligation of GS Finance Corp.	*

4.69	Form of senior debt securities of GS Finance Corp., issued under the Senior Debt Indenture, dated as of December 4, 2007, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee (included in Exhibit 4.64).

4.70	Form of senior debt securities of GS Finance Corp., issued under the Senior Debt Indenture, dated as of October 10, 2008, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee (included in Exhibit 4.65).

4.71	Form of Floating Rate Medium-Term Note, Series A, of GS Finance Corp.	Exhibit 4.75 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-154173), filed on October 10, 2008.

4.72	Form of Floating Rate Medium-Term Note, Series E, of GS Finance Corp.	**

4.73	Form of Fixed Rate Medium-Term Note, Series A, of GS Finance Corp.	Exhibit 4.76 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 10 to Registration Statement on Form S-3 (No. 333-130074), filed on December 4, 2007.

4.74	Form of Fixed Rate Medium-Term Note, Series E, of GS Finance Corp.	**

4.75	Form of Index-Linked Medium-Term Note, Series A, of GS Finance Corp.	Exhibit 4.77 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 10 to Registration Statement on Form S-3 (No. 333-130074), filed on December 4, 2007.

4.76	Form of Index-Linked Medium-Term Note, Series E, of GS Finance Corp.	Exhibit 4.80 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-154173), filed on October 10, 2008.

4.77	Specimen Master Medium-Term Note, Series E, dated July 10, 2017, of GS Finance Corp.	**

4.78	Form of guarantee, issued under the Senior Debt Indenture, dated as of December 4, 2007, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee, by The Goldman Sachs Group, Inc. of senior debt securities of GS Finance Corp. (included in Exhibit 4.64).

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.79	Form of guarantee, issued under the Senior Debt Indenture, dated as of October 10, 2008, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee, by The Goldman Sachs Group, Inc. of senior debt securities of GS Finance Corp. (included in Exhibit 4.65).

4.80	Amended and Restated General Guarantee Agreement, dated November 21, 2011, made by The Goldman Sachs Group, Inc. relating to certain obligations of Goldman Sachs Bank USA.	Exhibit 4.1 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (No. 001-14965), dated and filed on November 21, 2011 (SEC Accession No. 0001193125-11-318556).

4.81	Supplemental Indenture, dated as of February 20, 2004, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, with respect to the junior subordinated debentures of The Goldman Sachs Group, Inc.	Exhibit 4.1 to The Goldman Sachs Group, Inc.’s Quarterly Report on Form 10-Q (No. 001-14965) for the quarterly period ended February 27, 2004, filed on April 6, 2004.

4.82	Second Supplemental Indenture, dated as of May 15, 2007, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, with respect to the junior subordinated notes of The Goldman Sachs Group, Inc.	Exhibit 99.4 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (No. 001-14965), filed on May 17, 2007.

4.83	Third Supplemental Indenture, dated as of May 15, 2007, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, with respect to the junior subordinated notes of The Goldman Sachs Group, Inc.	Exhibit 99.4 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (No. 001-14965), filed on May 17, 2007.

4.84	Fourth Supplemental Indenture, dated as of February 6, 2012, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, with respect to the junior subordinated notes of The Goldman Sachs Group, Inc.	Exhibit 4.92 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-176914), filed on February 16, 2012.

4.85	Fifth Supplemental Indenture, dated as of February 6, 2012, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, with respect to the junior subordinated notes of The Goldman Sachs Group, Inc.	Exhibit 4.93 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-176914), filed on February 16, 2012.

4.86	Sixth Supplemental Indenture, dated as of March 9, 2012, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, with respect to the junior subordinated notes of The Goldman Sachs Group, Inc.	Exhibit 4.1 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (No. 001-14965), filed on March 9, 2012 (SEC Accession No. 0001193125-12-107133).

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.87	Seventh Supplemental Indenture, dated as of July 20, 2012, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, with respect to the junior subordinated notes of The Goldman Sachs Group, Inc.	Exhibit 4.1 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (No. 001-14965), filed on July 20, 2012 (SEC Accession No. 0001193125-12-308986).

4.88	Ninth Supplemental Subordinated Indenture, dated as of May 20, 2015, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, with respect to the subordinated notes of The Goldman Sachs Group, Inc.	Exhibit 4.1 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (No. 001-14965), filed on May 22, 2015 (SEC Accession No. 0001193125-15-198785).

4.89	Tenth Supplemental Subordinated Indenture, dated as of July 7, 2017, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, with respect to the subordinated notes of The Goldman Sachs Group, Inc.	**

4.90	Fourth Supplemental Senior Debt Indenture, dated as of December 31, 2016, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee, with respect to the senior notes of The Goldman Sachs Group, Inc.	Exhibit 4.1 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (No. 001-14965), filed on January 6, 2017 (SEC Accession No. 0001193125-17-004649).

5.1	Opinion of Richards, Layton & Finger, P.A. as to the validity of the capital securities and the formation of the Issuer Trust with respect to Goldman Sachs Capital VI and Goldman Sachs Capital VII.	**

5.2	Opinion of Sullivan & Cromwell LLP relating to (i) debt securities, warrants, purchase contracts, units, preferred stock and depositary shares of The Goldman Sachs Group, Inc., and capital securities of Goldman Sachs Capital VI and Goldman Sachs Capital VII and guarantees thereof of The Goldman Sachs Group, Inc. and (ii) debt securities, warrants and units of GS Finance Corp. and guarantees thereof of The Goldman Sachs Group, Inc.	**

5.3	Opinion of Sullivan & Cromwell LLP relating to the Guarantees by The Goldman Sachs Group, Inc. of specified certificates of deposit of Goldman Sachs Bank USA.	**

5.4	Opinion of Sullivan & Cromwell LLP relating to the Guarantee by The Goldman Sachs Group, Inc. of Notes and Deposit Notes of Goldman Sachs Bank USA.	**

5.5	Opinion of Sidley Austin LLP as to the legality of certain debt securities of The Goldman Sachs Group, Inc.	**

5.6	Opinion of Sidley Austin LLP as to the legality of certain debt securities of GS Finance Corp. and guarantees thereof of The Goldman Sachs Group, Inc.	**

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

8.1	Tax Opinion of Sullivan & Cromwell LLP relating to (i) debt securities, warrants, purchase contracts, units, preferred stock, depositary shares and common stock of The Goldman Sachs Group, Inc., (ii) debt securities, warrants and units of GS Finance Corp. and guarantees thereof of The Goldman Sachs Group, Inc., and (iii) capital securities of Goldman Sachs Capital VI and Goldman Sachs Capital VII and guarantees thereof of The Goldman Sachs Group, Inc.	**

8.2	Tax Opinion of Sidley Austin LLP relating to certain debt securities, warrants, purchase contracts, units, preferred stock and depositary shares of The Goldman Sachs Group, Inc.	**

8.3	Tax Opinion of Sidley Austin LLP relating to debt securities, warrants and units of GS Finance Corp. and guarantees thereof of The Goldman Sachs Group, Inc.	**

12.1	Statement regarding Computation of Ratios of Earnings to Fixed Charges and Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends.	Exhibit 12.1 to The Goldman Sachs Group, Inc.’s Quarterly Report on Form 10-Q (No. 001-14965) for the quarterly period ended March 31, 2017, filed on May 4, 2017 (SEC Accession No. 0001193125-17-156659).

15.1	Letter regarding Unaudited Interim Financial Information.	**

23.1	Consent of Independent Registered Public Accounting Firm.	**

23.2	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.1 above).

23.3	Consents of Sullivan & Cromwell LLP (included in Exhibits 5.2, 5.3, 5.4 and 8.1 above).

23.4	Consents of Sidley Austin LLP (included in Exhibits 5.5, 5.6, 8.2 and 8.3 above).

24.1	Powers of Attorney (included on signature pages).	**

25.1	Statement of Eligibility of The Bank of New York Mellon as senior debt trustee under the Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	**

25.2	Statement of Eligibility of The Bank of New York Mellon as senior debt trustee under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	**

25.3	Statement of Eligibility of The Bank of New York Mellon as subordinated debt trustee under the Subordinated Debt Indenture, dated as of February 20, 2004, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	**

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

25.4	Statement of Eligibility of The Bank of New York Mellon, as warrant trustee, with respect to the Warrant Indenture dated as of February 14, 2016 between The Goldman Sachs Group, Inc. and The Bank of New York Mellon.	**

25.5	Statement of Eligibility of The Bank of New York Mellon to act as property trustee under the Amended and Restated Trust Agreement of Goldman Sachs Capital I, dated as of February 20, 2004.	**

25.6	Statement of Eligibility of The Bank of New York Mellon to act as property trustee under the Second Amended and Restated Trust Agreement for Goldman Sachs Capital IV (now known as Goldman Sachs Capital II), dated as of March 23, 2016.	**

25.7	Statement of Eligibility of The Bank of New York Mellon to act as property trustee under the Second Amended and Restated Trust Agreement for Goldman Sachs Capital V (now known as Goldman Sachs Capital III), dated as of March 23, 2016.	**

25.8	Statement of Eligibility of The Bank of New York Mellon to act as property trustee under the Form of Amended and Restated Trust Agreement of Goldman Sachs Capital VI.	**

25.9	Statement of Eligibility of The Bank of New York Mellon to act as property trustee under the Form of Amended and Restated Trust Agreement of Goldman Sachs Capital VII.	**

25.10	Statement of Eligibility of The Bank of New York Mellon as guarantee trustee under the Guarantee Agreement relating to the capital securities of Goldman Sachs Capital I.	**

25.11	Statement of Eligibility of The Bank of New York Mellon as guarantee trustee under the Guarantee Agreement relating to the capital securities of Goldman Sachs Capital II.	**

25.12	Statement of Eligibility of The Bank of New York Mellon as guarantee trustee under the Guarantee Agreement relating to the capital securities of Goldman Sachs Capital III.	**

25.13	Statement of Eligibility of The Bank of New York Mellon as guarantee trustee under the Form of Guarantee Agreement relating to the capital securities of Goldman Sachs Capital VI.	**

25.14	Statement of Eligibility of The Bank of New York Mellon as guarantee trustee under the Form of Guarantee Agreement relating to the capital securities of Goldman Sachs Capital VII.	**

25.15	Statement of Eligibility of The Bank of New York Mellon as senior debt trustee under the Senior Debt Indenture, dated as of December 4, 2007, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee.	**

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

25.16	Statement of Eligibility of The Bank of New York Mellon as senior debt trustee under the Senior Debt Indenture, dated as of October 10, 2008, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee.	**

*	To be filed as an exhibit to a Current Report on Form 8-K, Quarterly Report on Form 10-Q or Annual Report on Form 10-K, or a Post-Effective Amendment to this Registration Statement on Form S-3 and incorporated herein by reference.
**	Filed herewith.

Item 17.	Undertakings.

Each of the undersigned Registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by The Goldman Sachs Group, Inc. pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of such undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of such undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned Registrant or used or referred to by such undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about such undersigned Registrant or its securities provided by or on behalf of such undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by such undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of The Goldman Sachs Group, Inc.’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of a Registrant pursuant to the foregoing provisions, or otherwise, such Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, The Goldman Sachs Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 10th day of July, 2017.

THE GOLDMAN SACHS GROUP, INC.

By:	/s/ R. MARTIN CHAVEZ
Name: R. Martin Chavez
Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the individuals whose signature appears below constitutes and appoints Lloyd C. Blankfein, David M. Solomon, Harvey M. Schwartz, R. Martin Chavez, Gregory K. Palm, and Robin A. Vince, and each of them (so long as each such individual is an employee of The Goldman Sachs Group, Inc. or an affiliate of The Goldman Sachs Group, Inc.), his or her true and lawful attorney-in-fact and agent, with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 10th day of July, 2017.

Title	Signature

Director, Chairman and Chief Executive Officer (Principal Executive Officer)	/s/ LLOYD C. BLANKFEIN Lloyd C. Blankfein

Director	/s/ M. MICHELE BURNS M. Michele Burns

Director	/s/ MARK A. FLAHERTY Mark A. Flaherty

Director	/s/ WILLIAM W. GEORGE William W. George

Director	/s/ JAMES A. JOHNSON James A. Johnson

Director	/s/ ELLEN J. KULLMAN Ellen J. Kullman

Title	Signature

Director	/s/ LAKSHMI N. MITTAL Lakshmi N. Mittal

Director	/s/ ADEBAYO O. OGUNLESI Adebayo O. Ogunlesi

Director	/s/ PETER OPPENHEIMER Peter Oppenheimer

Director	/s/ DAVID A. VINIAR David A. Viniar

Director	/s/ MARK O. WINKELMAN Mark O. Winkelman

Chief Financial Officer (Principal Financial Officer)	/s/ R. MARTIN CHAVEZ R. Martin Chavez

Principal Accounting Officer	/s/ BRIAN J. LEE Brian J. Lee

Pursuant to the requirements of the Securities Act of 1933, as amended, Goldman Sachs Capital I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 10th day of July, 2017.

GOLDMAN SACHS CAPITAL I

By:	The Goldman Sachs Group, Inc.,
as Depositor

By:	/s/ ROBIN A. VINCE
Name: Robin A. Vince
Title: Authorized Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, Goldman Sachs Capital II (formerly known as Goldman Sachs Capital IV) certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 10th day of July, 2017.

GOLDMAN SACHS CAPITAL II

By:	The Goldman Sachs Group, Inc.,
as Depositor

By:	/s/ ROBIN A. VINCE
Name: Robin A. Vince
Title: Authorized Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, Goldman Sachs Capital III (formerly known as Goldman Sachs Capital V) certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 10th day of July, 2017.

GOLDMAN SACHS CAPITAL III

By:	The Goldman Sachs Group, Inc.,
as Depositor

By:	/s/ ROBIN A. VINCE
Name: Robin A. Vince
Title: Authorized Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, Goldman Sachs Capital VI certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 10th day of July, 2017.

GOLDMAN SACHS CAPITAL VI

By:	The Goldman Sachs Group, Inc.,
as Depositor

By:	/s/ ROBIN A. VINCE
Name: Robin A. Vince
Title: Authorized Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, Goldman Sachs Capital VII certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 10th day of July, 2017.

GOLDMAN SACHS CAPITAL VII

By:	The Goldman Sachs Group, Inc.,
as Depositor

By:	/s/ ROBIN A. VINCE
Name: Robin A. Vince
Title: Authorized Officer

Pursuant to the requirements of the Securities Act of 1933, GS Finance Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 10th day of July, 2017.

GS FINANCE CORP.

By:	/s/ JANE KELSEY
Name: Jane Kelsey
Title: President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the individuals whose signature appears below constitutes and appoints Jane Kelsey, Steven M. Bunson and Rajashree Datta, and each of them (so long as each such individual is an employee of GS Finance Corp. or an affiliate of GS Finance Corp.), his or her true and lawful attorney-in-fact and agent, with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 10th day of July, 2017.

Title	Signature

Director, President (Principal Executive Officer)	/s/ JANE KELSEY
Jane Kelsey

Director	/s/ STEVEN M. BUNSON
Steven M. Bunson

Director (Principal Financial Officer)	/s/ RAJASHREE DATTA
Rajashree Datta

Director	/s/ JAMES J. WHITE, JR.
James J. White, Jr.

Principal Accounting Officer	/s/ GINA ANGELICO
Gina Angelico

INDEX TO EXHIBITS

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

1.1	Form of Amended and Restated Distribution Agreement for Medium-Term Notes, Series B of The Goldman Sachs Group, Inc.	**

1.2	Form of Amended and Restated Distribution Agreement for Medium-Term Notes, Series D of The Goldman Sachs Group, Inc.	**

1.3	Form of Amended and Restated Distribution Agreement for Medium-Term Notes, Series N of The Goldman Sachs Group, Inc.	**

1.4	Distribution Agreement, dated as of February 14, 2006, for warrants of The Goldman Sachs Group, Inc.	Exhibit 1.4 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 3 to Registration Statement on Form S-3 (No. 333-130074), filed on March 1, 2006.

1.5	Form of Underwriting Agreement for senior debt securities of The Goldman Sachs Group, Inc., issued under the Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee.	**

1.6	Form of Underwriting Agreement for senior debt securities of The Goldman Sachs Group, Inc., issued under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	**

1.7	Form of Underwriting Agreement for subordinated debt securities of The Goldman Sachs Group, Inc.	**

1.8	Form of Underwriting Agreement for warrants of The Goldman Sachs Group, Inc.	*

1.9	Form of Underwriting Agreement for purchase contracts of The Goldman Sachs Group, Inc.	*

1.10	Form of Underwriting Agreement for units of The Goldman Sachs Group, Inc.	*

1.11	Form of Underwriting Agreement for preferred stock and depositary shares of The Goldman Sachs Group, Inc.	**

1.12	Form of Underwriting Agreement for capital securities.	Exhibit 1.8 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-105242), filed on January 30, 2004.

1.13	Form of Amended and Restated Distribution Agreement for Medium-Term Notes, Series A of GS Finance Corp.	**

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

1.14	Form of Amended and Restated Distribution Agreement for Medium-Term Notes, Series E of GS Finance Corp.	**

1.15	Form of Distribution Agreement for warrants of GS Finance Corp.	*

1.16	Form of Underwriting Agreement for senior debt securities of GS Finance Corp., issued under the Senior Debt Indenture, dated as of December 4, 2007, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee.	*

1.17	Form of Underwriting Agreement for senior debt securities of GS Finance Corp., issued under the Senior Debt Indenture, dated as of October 10, 2008, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee.	*

1.18	Form of Underwriting Agreement for subordinated debt securities of GS Finance Corp.	*

1.19	Form of Underwriting Agreement for warrants of GS Finance Corp.	*

1.20	Form of Underwriting Agreement for units of GS Finance Corp.	*

1.21	Form of Brokerage Agreement relating to Guaranteed Certificates of Deposit of Goldman Sachs Bank USA (or any successor thereto or any other banking subsidiary of The Goldman Sachs Group, Inc.).	Exhibit 1.20 to Post-Effective Amendment No. 1 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-154173), filed on October 21, 2008.

1.22	Form of Distribution Agreement relating to Guaranteed Deposit Notes of Goldman Sachs Bank USA (or any successor thereto or any other banking subsidiary of The Goldman Sachs Group, Inc.).	Exhibit 1.21 to Post-Effective Amendment No. 2 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-154173), filed on March 19, 2009.

1.23	Form of Distribution Agreement relating to Notes of Goldman Sachs Bank USA (or any successor thereto or any other banking subsidiary of The Goldman Sachs Group, Inc.).	*

2.1	Amended and Restated Plan of Incorporation of The Goldman Sachs Group, L.P.	Exhibit 2.1 to Amendment No. 2 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-1 (No. 333-74449), filed on April 30, 1999.

2.2	Certificate of Incorporation of GS Finance Corp.	Exhibit 2.5 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 10 to Registration Statement on Form S-3 (No. 333-130074), filed on December 4, 2007.

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.1	Specimen of certificate representing The Goldman Sachs Group, Inc.’s common stock, par value $0.01 per share.	Exhibit 4.1 to Post-Effective Amendment No. 3 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-154173), filed on April 6, 2009.

4.2	Restated Certificate of Incorporation of The Goldman Sachs Group, Inc., including Certificates of Designations relating to Preferred Stock Series A, B, C, D, E, F, I, J, K, L, M, N and O.	Exhibit 3.1 to The Goldman Sachs Group, Inc.’s Quarterly Report on Form 10-Q (No. 001-14965) for the quarterly period ended June 30, 2016, filed on August 4, 2016 (SEC Accession No. 0001193125-16-670394).

4.3	Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee, with respect to senior debt securities of The Goldman Sachs Group, Inc.	Exhibit 6 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (No. 001-14965), filed on June 29, 1999 (SEC Accession No. 0000950123-99-006065).

4.4	Form of Senior Debt Indenture (which became the Senior Debt Indenture, dated as of July 16, 2008), between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee, with respect to senior debt securities of The Goldman Sachs Group, Inc.	Exhibit 4.82 to Post-Effective Amendment No. 11 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-130074), filed on July 17, 2008.

4.5	Subordinated Debt Indenture, dated as of February 20, 2004, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee, with respect to subordinated debt securities of The Goldman Sachs Group, Inc.	Exhibit 4.2 to The Goldman Sachs Group, Inc.’s Annual Report on Form 10-K (No. 001-14965) for the fiscal year ended November 28, 2003, filed on February 24, 2004 (SEC Accession No. 0000950123-04-002239).

4.6	Certificate of Trust of Goldman Sachs Capital I.	Exhibit 4.10 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.7	Amended and Restated Trust Agreement of Goldman Sachs Capital I, dated as of February 20, 2004.	Exhibit 4.2 to The Goldman Sachs Group, Inc.’s Quarterly Report on Form 10-Q (No. 001-14965) for the quarterly period ended February 27, 2004, filed on April 6, 2004 (SEC Accession No. 0000950123-04-004278).

4.8	Agreement as to Expenses and Liabilities for Goldman Sachs Capital I.	Exhibit 4.3 to The Goldman Sachs Group, Inc.’s Quarterly Report on Form 10-Q (No. 001-14965) for the quarterly period ended February 27, 2004, filed on April 6, 2004.

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.9	Guarantee Agreement for Goldman Sachs Capital I.	Exhibit 4.4 to The Goldman Sachs Group, Inc.’s Quarterly Report on Form 10-Q (No. 001-14965) for the quarterly period ended February 27, 2004, filed on April 6, 2004.

4.10	Certificate of Trust of Goldman Sachs Capital IV, renamed Goldman Sachs Capital II.	Exhibit 4.16 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-112367), filed on January 30, 2004.

4.11	Second Amended and Restated Trust Agreement for Goldman Sachs Capital IV (now known as Goldman Sachs Capital II), dated as of March 23, 2016.	Exhibit 4.1 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (No. 001-14965), filed on March 23, 2016 (SEC Accession No. 0001193125-16-515160).

4.12	Guarantee Agreement for Goldman Sachs Capital II (formerly known as Goldman Sachs Capital IV), dated as of March 23, 2016.	Exhibit 4.3 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (No. 001-14965), filed on March 23, 2016.

4.13	Certificate of Trust of Goldman Sachs Capital V, renamed Goldman Sachs Capital III.	Exhibit 4.17 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.14	Second Amended and Restated Trust Agreement for Goldman Sachs Capital V (now known as Goldman Sachs Capital III), dated as of March 23, 2016.	Exhibit 4.2 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (No. 001-14965), filed on March 23, 2016.

4.15	Guarantee Agreement for Goldman Sachs Capital III (formerly known as Goldman Sachs Capital V), dated as of March 23, 2016.	Exhibit 4.4 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (No. 001-14965), filed on March 23, 2016.

4.16	Certificate of Trust of Goldman Sachs Capital VI.	Exhibit 4.19 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.17	Form of Amended and Restated Trust Agreement for Goldman Sachs Capital VI.	Exhibit 4.10 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.18	Trust Agreement of Goldman Sachs Capital VI.	Exhibit 4.20 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.19	Form of Agreement as to Expenses and Liabilities for Goldman Sachs Capital VI.	Exhibit 4.25 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.20	Form of Guarantee Agreement for Goldman Sachs Capital VI.	Exhibit 4.30 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-122977), filed on February 24, 2005.

4.21	Certificate of Trust of Goldman Sachs Capital VII.	**

4.22	Form of Amended and Restated Trust Agreement for Goldman Sachs Capital VII.	**

4.23	Trust Agreement for Goldman Sachs Capital VII.	**

4.24	Form of Agreement as to Expenses and Liabilities for Goldman Sachs Capital VII.	**

4.25	Form of Guarantee Agreement for Goldman Sachs Capital VII.	**

4.26	Warrant Indenture, dated as of February 14, 2006, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee, with respect to warrants of The Goldman Sachs Group, Inc.	Exhibit 4.34 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 3 to Registration Statement on Form S-3 (No. 333-130074), filed on March 1, 2006.

4.27	Form of Debt Warrant Agreement for warrants of The Goldman Sachs Group, Inc. sold attached to debt securities of The Goldman Sachs Group, Inc.	*

4.28	Form of Debt Warrant Agreement for warrants of The Goldman Sachs Group, Inc. sold alone.	*

4.29	Deposit Agreement, dated as of October 21, 2005, between The Goldman Sachs Group, Inc. and JP Morgan Chase Bank, N.A., including form of depositary receipt.	Exhibit 5 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (No. 001-14965), filed on October 28, 2005 (SEC Accession No. 0000950123-05-012765).

4.30	Letter Agreement, dated as of October 18, 2012, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon.	Exhibit 5 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (No. 001-14965), filed on October 24, 2012 (SEC Accession No. 0001193125-12-432663).

4.31	Form of Unit Agreement of The Goldman Sachs Group, Inc., including form of unit certificate.	*

4.32	Form of Unit Agreement Without Holders’ Obligation of The Goldman Sachs Group, Inc.	*

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.33	Form of senior debt securities of The Goldman Sachs Group, Inc., issued under the Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee (included in Exhibit 4.3).

4.34	Form of senior debt securities of The Goldman Sachs Group, Inc. issued under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee (included in Exhibit 4.4).

4.35	Form of floating rate senior debt security issued under the Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	Exhibit 4.45 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-154173), filed on October 10, 2008.

4.36	Form of floating rate senior debt security issued under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	**

4.37	Form of fixed rate senior debt security issued under the Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	Exhibit 4.55 to Post-Effective Amendment No. 2 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-130074), filed on February 3, 2006.

4.38	Form of fixed rate senior debt security issued under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	**

4.39	Form of fixed/floating rate senior debt security issued under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	**

4.40	Form of subordinated debt securities of The Goldman Sachs Group, Inc.	**

4.41	Form of Floating Rate Medium-Term Note, Series B, of The Goldman Sachs Group, Inc.	Exhibit 4.50 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-154173), filed on October 10, 2008.

4.42	Form of Floating Rate Medium-Term Note, Series D, of The Goldman Sachs Group, Inc.	Exhibit 4.45 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-198735), filed on September 15, 2014.

4.43	Form of Floating Rate Medium-Term Note, Series N, of The Goldman Sachs Group, Inc.	**

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.44	Form of Fixed Rate Medium-Term Note, Series B, of The Goldman Sachs Group, Inc.	Exhibit 4.4 to Post-Effective Amendment No. 1 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-1 (No. 333-75321), filed on July 1, 1999.

4.45	Form of Fixed Rate Medium-Term Note, Series D, of The Goldman Sachs Group, Inc.	Exhibit 4.47 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-198735), filed on September 15, 2014.

4.46	Form of Fixed Rate Medium-Term Note, Series N, of The Goldman Sachs Group, Inc.	**

4.47	Form of Mandatory Exchangeable Medium-Term Note, Series B, of The Goldman Sachs Group, Inc.	Exhibit 4.5 to Post-Effective Amendment No. 1 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-1 (No. 333-75321), filed on July 1, 1999.

4.48	Form of Mandatory Exchangeable Medium-Term Note, Series D, of The Goldman Sachs Group, Inc.	Exhibit 4.86 to Post-Effective Amendment No. 11 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-130074), filed on July 17, 2008.

4.49	Form of Exchangeable Medium-Term Note, Series B, of The Goldman Sachs Group, Inc.	Exhibit 4.6 to Post-Effective Amendment No. 1 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-1 (No. 333-75321), filed on July 1, 1999.

4.50	Form of Exchangeable Medium-Term Note, Series D, of The Goldman Sachs Group, Inc.	Exhibit 4.87 to Post-Effective Amendment No. 11 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-130074), filed on July 17, 2008.

4.51	Form of Exchange Traded Note, Series B, of The Goldman Sachs Group, Inc.	Exhibit 99.2 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (File No. 001-14965), filed on June 26, 2007 (SEC Accession No. 0000891092-07-002589).

4.52	Form of Index-Linked Medium-Term Note, Series D, of The Goldman Sachs Group, Inc.	Exhibit 4.88 to Post-Effective Amendment No. 11 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-130074), filed on July 17, 2008.

4.53	Form of Index-Linked Medium-Term Note, Series N, of The Goldman Sachs Group, Inc.	Exhibit 4.3 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (No. 001-14965), filed on January 19, 2017.

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.54	Specimen Master Medium-Term Note, Series B, dated September 19, 2011, of The Goldman Sachs Group, Inc.	Exhibit 4.53 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-176914), filed on September 19, 2011.

4.55	Specimen Master Medium-Term Note, Series D, dated September 15, 2014, of The Goldman Sachs Group, Inc.	Exhibit 4.55 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-198735), filed on September 15, 2014.

4.56	Specimen Master Medium-Term Note, Series N, dated July 10, 2017, of The Goldman Sachs Group, Inc.	**

4.57	Form of put warrant of The Goldman Sachs Group, Inc. (included in Exhibit 4.26).

4.58	Form of call warrant of The Goldman Sachs Group, Inc. (included in Exhibit 4.26).

4.59	Form of universal warrant of The Goldman Sachs Group, Inc.	Exhibit 4.57 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 7 to Registration Statement on Form S-3 (No. 333-130074), filed on February 20, 2007.

4.60	Form of Prepaid Purchase Contract of The Goldman Sachs Group, Inc.	*

4.61	Form of Non-Prepaid Purchase Contract (Issuer Sale) of The Goldman Sachs Group, Inc. (to be included in Exhibit 4.32).

4.62	Form of Non-Prepaid Purchase Contract (Issuer Purchase) of The Goldman Sachs Group, Inc. (to be included in Exhibit 4.32).

4.63	Form of Capital Securities of the Issuer Trusts (included in Declarations of Trust).

4.64	Senior Debt Indenture, dated as of December 4, 2007, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee, with respect to senior debt securities of GS Finance Corp.	Exhibit 4.69 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 10 to Registration Statement on Form S-3 (No. 333-130074), filed on December 4, 2007.

4.65	Senior Debt Indenture, dated as of October 10, 2008, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee, with respect to senior debt securities of GS Finance Corp.	Exhibit 4.70 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-154173), filed on October 10, 2008.

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.66	First Supplemental Indenture, dated as of February 20, 2015, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee, with respect to senior debt securities of GS Finance Corp.	Exhibit 4.7 to The Goldman Sachs Group, Inc.’s Annual Report on Form 10-K (No. 001-14965) for the year ended December 31, 2014, filed on February 23, 2015 (SEC Accession No. 0001193125-15-056785).

4.67	Form of Unit Agreement of GS Finance Corp., including form of units.	*

4.68	Form of Unit Agreement Without Holders’ Obligation of GS Finance Corp.	*

4.69	Form of senior debt securities of GS Finance Corp., issued under the Senior Debt Indenture, dated as of December 4, 2007, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee (included in Exhibit 4.64).

4.70	Form of senior debt securities of GS Finance Corp., issued under the Senior Debt Indenture, dated as of October 10, 2008, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee (included in Exhibit 4.65).

4.71	Form of Floating Rate Medium-Term Note, Series A, of GS Finance Corp.	Exhibit 4.75 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-154173), filed on October 10, 2008.

4.72	Form of Floating Rate Medium-Term Note, Series E, of GS Finance Corp.	**

4.73	Form of Fixed Rate Medium-Term Note, Series A, of GS Finance Corp.	Exhibit 4.76 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 10 to Registration Statement on Form S-3 (No. 333-130074), filed on December 4, 2007.

4.74	Form of Fixed Rate Medium-Term Note, Series E, of GS Finance Corp.	**

4.75	Form of Index-Linked Medium-Term Note, Series A, of GS Finance Corp.	Exhibit 4.77 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 10 to Registration Statement on Form S-3 (No. 333-130074), filed on December 4, 2007.

4.76	Form of Index-Linked Medium-Term Note, Series E, of GS Finance Corp.	Exhibit 4.80 to The Goldman Sachs Group, Inc.’s Registration Statement on Form S-3 (No. 333-154173), filed on October 10, 2008.

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.77	Specimen Master Medium-Term Note, Series E, dated July 10, 2017, of GS Finance Corp.	**

4.78	Form of guarantee, issued under the Senior Debt Indenture, dated as of December 4, 2007, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee, by The Goldman Sachs Group, Inc. of senior debt securities of GS Finance Corp. (included in Exhibit 4.64).

4.79	Form of guarantee, issued under the Senior Debt Indenture, dated as of October 10, 2008, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee, by The Goldman Sachs Group, Inc. of senior debt securities of GS Finance Corp. (included in Exhibit 4.65).

4.80	Amended and Restated General Guarantee Agreement, dated November 21, 2011, made by The Goldman Sachs Group, Inc. relating to certain obligations of Goldman Sachs Bank USA.	Exhibit 4.1 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (No. 001-14965), dated and filed on November 21, 2011 (SEC Accession No. 0001193125-11-318556).

4.81	Supplemental Indenture, dated as of February 20, 2004, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, with respect to the junior subordinated debentures of The Goldman Sachs Group, Inc.	Exhibit 4.1 to The Goldman Sachs Group, Inc.’s Quarterly Report on Form 10-Q (No. 001-14965) for the quarterly period ended February 27, 2004, filed on April 6, 2004.

4.82	Second Supplemental Indenture, dated as of May 15, 2007, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, with respect to the junior subordinated notes of The Goldman Sachs Group, Inc.	Exhibit 99.4 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (No. 001-14965), filed on May 17, 2007.

4.83	Third Supplemental Indenture, dated as of May 15, 2007, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, with respect to the junior subordinated notes of The Goldman Sachs Group, Inc.	Exhibit 99.4 to The Goldman Sachs Group, Inc.’s Registration Statement on Form 8-A (No. 001-14965), filed on May 17, 2007.

4.84	Fourth Supplemental Indenture, dated as of February 6, 2012, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, with respect to the junior subordinated notes of The Goldman Sachs Group, Inc.	Exhibit 4.92 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-176914), filed on February 16, 2012.

4.85	Fifth Supplemental Indenture, dated as of February 6, 2012, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, with respect to the junior subordinated notes of The Goldman Sachs Group, Inc.	Exhibit 4.93 to The Goldman Sachs Group, Inc.’s Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-176914), filed on February 16, 2012.

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.86	Sixth Supplemental Indenture, dated as of March 9, 2012, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, with respect to the junior subordinated notes of The Goldman Sachs Group, Inc.	Exhibit 4.1 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (No. 001-14965), filed on March 9, 2012 (SEC Accession No. 0001193125-12-107133).

4.87	Seventh Supplemental Indenture, dated as of July 20, 2012, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, with respect to the junior subordinated notes of The Goldman Sachs Group, Inc.	Exhibit 4.1 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (No. 001-14965), filed on July 20, 2012 (SEC Accession No. 0001193125-12-308986).

4.88	Ninth Supplemental Subordinated Indenture, dated as of May 20, 2015, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, with respect to the subordinated notes of The Goldman Sachs Group, Inc.	Exhibit 4.1 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (No. 001-14965), filed on May 22, 2015 (SEC Accession No. 0001193125-15-198785).

4.89	Tenth Supplemental Subordinated Indenture, dated as of July 7, 2017, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, with respect to the subordinated notes of The Goldman Sachs Group, Inc.	**

4.90	Fourth Supplemental Senior Debt Indenture, dated as of December 31, 2016, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee, with respect to the senior notes of The Goldman Sachs Group, Inc.	Exhibit 4.1 to The Goldman Sachs Group, Inc.’s Current Report on Form 8-K (No. 001-14965), filed on January 6, 2017 (SEC Accession No. 0001193125-17-004649).

5.1	Opinion of Richards, Layton & Finger, P.A. as to the validity of the capital securities and the formation of the Issuer Trust with respect to Goldman Sachs Capital VI and Goldman Sachs Capital VII.	**

5.2	Opinion of Sullivan & Cromwell LLP relating to (i) debt securities, warrants, purchase contracts, units, preferred stock and depositary shares of The Goldman Sachs Group, Inc., and capital securities of Goldman Sachs Capital VI and Goldman Sachs Capital VII and guarantees thereof of The Goldman Sachs Group, Inc. and (ii) debt securities, warrants and units of GS Finance Corp. and guarantees thereof of The Goldman Sachs Group, Inc.	**

5.3	Opinion of Sullivan & Cromwell LLP relating to the Guarantees by The Goldman Sachs Group, Inc. of specified certificates of deposit of Goldman Sachs Bank USA.	**

5.4	Opinion of Sullivan & Cromwell LLP relating to the Guarantee by The Goldman Sachs Group, Inc. of Notes and Deposit Notes of Goldman Sachs Bank USA.	**

5.5	Opinion of Sidley Austin LLP as to the legality of certain debt securities of The Goldman Sachs Group, Inc.	**

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

5.6	Opinion of Sidley Austin LLP as to the legality of certain debt securities of GS Finance Corp. and guarantees thereof of The Goldman Sachs Group, Inc.	**

8.1	Tax Opinion of Sullivan & Cromwell LLP relating to (i) debt securities, warrants, purchase contracts, units, preferred stock, depositary shares and common stock of The Goldman Sachs Group, Inc., (ii) debt securities, warrants and units of GS Finance Corp. and guarantees thereof of The Goldman Sachs Group, Inc., and (iii) capital securities of Goldman Sachs Capital VI and Goldman Sachs Capital VII and guarantees thereof of The Goldman Sachs Group, Inc.	**

8.2	Tax Opinion of Sidley Austin LLP relating to certain debt securities, warrants, purchase contracts, units, preferred stock and depositary shares of The Goldman Sachs Group, Inc.	**

8.3	Tax Opinion of Sidley Austin LLP relating to debt securities, warrants and units of GS Finance Corp. and guarantees thereof of The Goldman Sachs Group, Inc.	**

12.1	Statement regarding Computation of Ratios of Earnings to Fixed Charges and Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends.	Exhibit 12.1 to The Goldman Sachs Group, Inc.’s Quarterly Report on Form 10-Q (No. 001-14965) for the quarterly period ended March 31, 2017, filed on May 4, 2017 (SEC Accession No. 0001193125-17-156659).

15.1	Letter regarding Unaudited Interim Financial Information.	**

23.1	Consent of Independent Registered Public Accounting Firm.	**

23.2	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.1 above).

23.3	Consents of Sullivan & Cromwell LLP (included in Exhibits 5.2, 5.3, 5.4 and 8.1 above).

23.4	Consents of Sidley Austin LLP (included in Exhibits 5.5, 5.6, 8.2 and 8.3 above).

24.1	Powers of Attorney (included on signature pages).	**

25.1	Statement of Eligibility of The Bank of New York Mellon as senior debt trustee under the Indenture, dated as of May 19, 1999, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	**

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

25.2	Statement of Eligibility of The Bank of New York Mellon as senior debt trustee under the Senior Debt Indenture, dated as of July 16, 2008, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	**

25.3	Statement of Eligibility of The Bank of New York Mellon as subordinated debt trustee under the Subordinated Debt Indenture, dated as of February 20, 2004, between The Goldman Sachs Group, Inc. and The Bank of New York Mellon, as trustee.	**

25.4	Statement of Eligibility of The Bank of New York Mellon, as warrant trustee, with respect to the Warrant Indenture dated as of February 14, 2016 between The Goldman Sachs Group, Inc. and The Bank of New York Mellon.	**

25.5	Statement of Eligibility of The Bank of New York Mellon to act as property trustee under the Amended and Restated Trust Agreement of Goldman Sachs Capital I, dated as of February 20, 2004.	**

25.6	Statement of Eligibility of The Bank of New York Mellon to act as property trustee under the Second Amended and Restated Trust Agreement for Goldman Sachs Capital IV (now known as Goldman Sachs Capital II), dated as of March 23, 2016.	**

25.7	Statement of Eligibility of The Bank of New York Mellon to act as property trustee under the Second Amended and Restated Trust Agreement for Goldman Sachs Capital V (now known as Goldman Sachs Capital III), dated as of March 23, 2016.	**

25.8	Statement of Eligibility of The Bank of New York Mellon to act as property trustee under the Form of Amended and Restated Trust Agreement of Goldman Sachs Capital VI.	**

25.9	Statement of Eligibility of The Bank of New York Mellon to act as property trustee under the Form of Amended and Restated Trust Agreement of Goldman Sachs Capital VII.	**

25.10	Statement of Eligibility of The Bank of New York Mellon as guarantee trustee under the Guarantee Agreement relating to the capital securities of Goldman Sachs Capital I.	**

25.11	Statement of Eligibility of The Bank of New York Mellon as guarantee trustee under the Guarantee Agreement relating to the capital securities of Goldman Sachs Capital II.	**

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

25.12	Statement of Eligibility of The Bank of New York Mellon as guarantee trustee under the Guarantee Agreement relating to the capital securities of Goldman Sachs Capital III.	**

25.13	Statement of Eligibility of The Bank of New York Mellon as guarantee trustee under the Form of Guarantee Agreement relating to the capital securities of Goldman Sachs Capital VI.	**

25.14	Statement of Eligibility of The Bank of New York Mellon as guarantee trustee under the Form of Guarantee Agreement relating to the capital securities of Goldman Sachs Capital VII.	**

25.15	Statement of Eligibility of The Bank of New York Mellon as senior debt trustee under the Senior Debt Indenture, dated as of December 4, 2007, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee.	**

25.16	Statement of Eligibility of The Bank of New York Mellon as senior debt trustee under the Senior Debt Indenture, dated as of October 10, 2008, among GS Finance Corp., The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee.	**

*	To be filed as an exhibit to a Current Report on Form 8-K, Quarterly Report on Form 10-Q or Annual Report on Form 10-K, or a Post-Effective Amendment to this Registration Statement on Form S-3 and incorporated herein by reference.
**	Filed herewith.